SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-1

                         Initial Registration Statement

                                     Under

                           The Securities Act of 1933

                         American Enterprise MVA Account
               (Exact name of registrant as specified in charter)

                                     Indiana
             ------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                       63
             -------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   94-2786905
           ----------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                 829 AXP Financial Center, Minneapolis, MN 55474
                                 (612) 671-3131
        -----------------------------------------------------------------

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Mary Ellyn Minenko, Counsel
             50607 AXP Financial Center, Minneapolis, Minnesota 55474
                                 (612) 671-3678
         --------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

It is proposed that this filing become effective on July 23, 2001.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                  [X]

Pursuant to Rule 429 under the Securities Act, the prospectuses contained herein also relate to and constitute a post-effective amendment to Securities Act Registration Statement No. 333-86297.


                                           Calculation of Registration Fee

Title of each class of    Amount to be           Proposed maximum        Proposed maximum       Amount of
securities to be          registered             offering price per      aggregate offering   registration fee
registered                                       unit                    price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Interests in the          $350,000,000*                                  $350,000,000*          $87,500*
Guarantee Period
Accounts of the Wells
Fargo Advantage(SM)
Variable Annuity, the
Wells Fargo Advantage(SM)
Builder Variable Annuity,
the American Express
Signature Variable
Annuity(R), the American
Express(R) Signature One
Variable Annuity and
the American Express New
Solutions(SM) Variable
Annuity Contracts


* The difference between the $60,359,712 of securities registered on Securities Act Registration Statement No. 333-86297, (for which a registration fee of $16,780 and was paid) and the dollar amount of securities sold thereunder is carried forward on this Registration Statement pursuant to Rule 429 of the Securities Act.

                       Registration Statement on Form S-1

                              Cross-Reference Sheet
                     Pursuant to Regulation S-K, Item 501(b)

Form S-1 Item Number and Caption                     Located in Prospectus

1.       Forepart of the Registration
         Statement and Outside Front
         Cover Page of Prospectus                    Outside Front Cover

2.       Inside Front and Outside Back
         Cover Pages of Prospectus                   Table of Contents

3.       Summary Information, Risk Factors
         and Ratio of Earnings to Fixed
         Charges                                     Summary or, as to ratio of
                                                     earnings to fixed charges,
                                                     Not Applicable

4.       Use of Proceeds                             The variable accounts; The
                                                     fixed accounts

5.       Determination of Offering Price             Not Applicable

6.       Dilution                                    Not Applicable

7.       Selling Security Holders                    Not Applicable

8.       Plan of Distribution                        Distribution of Contracts

9.       Description of Securities to Be Registered  The variable accounts;
                                                     The fixed accounts

10.      Interests of Named Experts and Counsel      Not Applicable

11.      Information with Respect to the Registrant  About American Enterprise
                                                     Life; Additional
                                                     Information about American
                                                     Enterprise Life

12.      Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities                             See Item 14 in Part II

                                     PART I.

                       INFORMATION REQUIRED IN PROSPECTUS

Attached are the following prospectuses containing information for the American Enterprise MVA Account:

        American Express New Solutions(SM) Variable Annuity
        American Express Signature Variable Annuity(R)
        American Express(R) Signature One Variable Annuity
        Wells Fargo Advantage(SM) Builder Variable Annuity
        Wells Fargo Advantage(SM) Variable Annuity

                                                               American Express
                                                              New Solutions (SM)
                                                                Variable Annuity

Issued by:
American Enterprise Life Insurance Company

Prospectus


July 23, 2001


FOR CONTRACTS PURCHASED IN PENNSYLVANIA: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY.

FOR CONTRACTS PURCHASED IN ALL OTHER STATES: INDIVIDUAL OR GROUP FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY.

American Enterprise Variable Annuity Account

Issued by: American Enterprise Life Insurance Company (American Enterprise Life)
           829 AXP Financial Center
           Minneapolis, MN 55474
           Telephone: (800) 333-3437

This prospectus contains information that you should know before investing. You also will receive the prospectuses for:

o  American Express(R) Variable Portfolio Funds
o  AIM Variable Insurance Funds
o  Alliance Variable Products Series Fund
o  Evergreen Variable Annuity Trust
o  Fidelity Variable Insurance Products - Service Class
o  Franklin(R)Templeton(R)Variable Insurance Products Trust (FTVIPT) - Class 2
o  MFS(R)Variable Insurance TrustSM
o  Putnam Variable Trust - IB Shares

Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits which we may reverse up to the maximum withdrawal charge under certain circumstances. Expense charges for contracts with purchase payment credits may be higher than expenses for contracts without such credits. The amount of the credit may be more than offset by any additional fees and charges associated with the credit.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC's Internet site at (http://www.sec.gov).

Variable annuities are complex investment vehicles. Before you invest, be sure to ask your sales representative about the variable annuity's features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

American Enterprise Life offers several different annuities which your sales representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

Table of Contents


Key Terms                                                               3
The Contract in Brief                                                   4
Expense Summary                                                         6
Condensed Financial Information (Unaudited)                            27
Financial Statements                                                   33
Performance Information                                                33
The Variable Account and the Funds                                     34
The Fixed Accounts                                                     39
Buying Your Contract                                                   42
Charges                                                                44
Valuing Your Investment                                                48
Making the Most of Your Contract                                       49
Withdrawals                                                            53
Changing Ownership                                                     53
Benefits in Case of Death                                              54
Optional Benefits                                                      55
The Annuity Payout Period                                              63
Taxes                                                                  65
Voting Rights                                                          66
Substitution of Investments                                            67
About the Service Providers                                            67
Additional Information About American Enterprise Life                  68
Directors and Executive Officers                                       72
Experts                                                                73
American Enterprise Life Insurance Company Financial Information       74
Appendix A: Expense Examples for the Performance Credit Rider          91
Appendix B: Performance Credit Rider Adjusted Partial Withdrawal      103
Table of Contents of the Statement of Additional Information          105


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2 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

Close of business: When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.

Contract: A deferred annuity contract, or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed accounts*: The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will receive a Market Value Adjustment, which may result in a gain or loss of principal.

* Not available under contracts purchased in Pennsylvania. The Guarantee Period Accounts are not available under contracts purchased in Maryland.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

Guarantee Period: The number of years that a guaranteed interest rate is credited.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its Guarantee Period.

Owner (you, your): The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on total net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

o Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)
o Roth IRAs under Section 408A of the Code
o Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date you add a rider to the contract.

Valuation date: Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

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                 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 3

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity or life insurance contract.

Most annuities have a tax-deferred feature. So do many retirement plans under the Internal Revenue Code. As a result, when you use an annuity to fund a retirement plan that is tax deferred, your annuity will not provide any necessary or additional tax deferral for that retirement plan. But annuities do have features other than tax deferral that may help you reach your retirement goals. You should consult your tax advisor prior to making a purchase for an explanation of the tax implications to you.

Free look period: You may return your contract to your sales representative or to our office within the time stated on the first page of your contract and receive a full refund of the contract value, less any purchase payment credits up to the maximum withdrawal charges. (See "Buying Your Contract -- Purchase Payment Credits.") However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

Accounts: Currently, you may allocate your purchase payments among any or all of:


o the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. 34)
o the fixed accounts,* which earn interest at rates that we adjust periodically. Some states restrict the amount you can allocate to these accounts. (p. 39)


* Not available under contracts issued in Pennsylvania. The Guarantee Period Accounts are not available under contracts issued in Maryland.


Buying your contract: Your sales representative will help you complete and submit an application. Applications are subject to acceptance at our office. You may buy a nonqualified annuity or a qualified annuity. After your initial purchase payment, you have the option of making additional purchase payments in the future. Some states have time limitations for making additional payments. (p. 42)


o  Minimum initial purchase payments:
     If paying by Systematic Investment Plan:
       $50 initial payment.
       $50 for additional payments.
     If paying by any other method:
       $5,000 initial payment for contracts issued in South Carolina, Texas and Washington.
       $2,000 initial payment for contracts issued in all other states.
       $100 for additional payments.
o  Maximum total purchase payments (without prior approval): $1,000,000
o Purchase payments are limited and you may not make purchase payments after the first contract anniversary for contracts issued in Maryland.



Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the accounts. Fixed account transfers are subject to special restrictions. (p. 51)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 591/2) and may have other tax consequences; also, certain restrictions apply. (p. 53)

Changing ownership: You may change ownership of a nonqualified annuity by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. 53)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (p. 54)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (p. 55)


--------------------------------------------------------------------------------
4 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Annuity payouts: You can apply your contract value to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the tax-deferred retirement plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. 63)

Taxes: Generally, your contract grows tax deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (p. 65)

Charges: We assess certain charges in connection with your contract (p. 44):


o  $40 annual contract administrative charge;
o a 0.15% variable account administrative charge (if you allocate money to one or more subaccounts);
o a 0.85% mortality and expense risk fee (if you allocate money to one or more subaccounts) for qualified annuities;
o a 1.10% mortality and expense risk fee (if you allocate money to one or more subaccounts) for nonqualified annuities;
o if you select the Maximum Anniversary Value (MAV) Death Benefit Rider(1), an additional 0.10% mortality and expense risk fee (if you allocate money to one or more subaccounts);
o if you select the Guaranteed Minimum Income Benefit Rider(2) (GMIB), an annual fee (currently 0.30%) based on the adjusted contract value;
o if you select the Performance Credit Rider(2) (PCR), an annual fee of 0.15% of the contract value;
o if you select the Benefit Protector(SM) Death Benefit Rider(3) (Benefit Protector), an annual fee of 0.25% of the contract value;
o if you select the Benefit Protector(SM) Plus Death Benefit Rider(3) (Benefit Protector Plus), an annual fee of 0.40% of the contract value;
o  withdrawal charge;
o any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when you make a total withdrawal or when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a total withdrawal); and
o  the operating expenses of the funds in which the subaccounts invest.

(1) Available if both you and the annuitant are 79 or younger at contract issue. May not be available in all states.
(2) You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is available if the annuitant is 75 or younger at contract issue. If you select the GMIB you must select the MAV rider.

(3) Available if you and the annuitant are 75 or younger at contract issue. These riders will not be available until Aug. 15, 2001, and they may not be available in all states.


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                 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 5



Expense Summary

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses for each fund.

CONTRACT OWNER EXPENSES
Withdrawal charge (contingent deferred sales charge as a percentage of purchase payment withdrawn)

          Years from purchase                 Withdrawal charge
            payment receipt                      percentage

                  1                                  8%
                  2                                  8
                  3                                  7
                  4                                  7
                  5                                  6
                  6                                  5
                  7                                  3
                  Thereafter                         0

A withdrawal charge also applies to payouts under certain annuity payout plans
(see "Charges -- Withdrawal charge" and "The Annuity Payout Period -- Annuity payout plans").

Annual contract administrative charge:                                 $40*

* We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

Guaranteed Minimum Income Benefit Rider (GMIB) fee:                   0.30%
(As a percentage of the adjusted contract value charged annually at the contract anniversary. This is an optional expense.)

Performance Credit Rider (PCR) fee:                                   0.15%
(As a percentage of the contract value charged annually at the contract anniversary. This is an optional expense.)

Benefit Protector(SM) Death Benefit Rider (Benefit Protector) fee:      0.25%
(As a percentage of the contract value charged annually at the contract anniversary. This is an optional expense.)

Benefit Protector(SM) Plus Death Benefit Rider
(Benefit Protector Plus) fee:                                         0.40%
(As a percentage of the contract value charged annually at the contract anniversary. This is an optional expense.)

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average subaccount value.)

You can choose the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

                                                              Qualified Annuities     Non-Qualified Annuities

   Variable account administrative charge:                           0.15%                    0.15%
   Mortality and expense risk fee:                                   0.85                     1.10
   Maximum Anniversary Value Death Benefit Rider (MAV) fee:          0.10                     0.10
                                                                     ----                     ----
     (As part of the mortality and expense risk fee. This is an optional expense.)
   Total annual variable account expenses
   without the optional MAV fee:                                     1.00%                    1.25%
   Total annual variable account expense
   with the optional MAV fee:                                        1.10%                    1.35%

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6 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS




Annual operating expenses of the funds (after fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

                                                           Management    12b-1      Other
                                                              fees       fees     expenses     Total
AXP(R)Variable Portfolio -
   Cash Management Fund                                       .51%       .13%       .04%       .68%(1)
   Federal Income Fund                                        .61        .13        .13        .87(2)
   Managed Fund                                               .59        .13        .03        .75(1)
   New Dimensions Fund(R)                                     .60        .13        .05        .78(1)
   S&P 500 Index Fund                                         .28        .13        .07        .48(2)
   Small Cap Advantage Fund                                   .75        .13        .31       1.19(2)
AIM V.I.
   Capital Appreciation Fund                                  .61         --        .21        .82(3)
   Dent Demographic Trends Fund                               .72         --        .78       1.50(4)
   Value Fund                                                 .61         --        .23        .84(3)
Alliance VP
   Growth & Income Portfolio (Class B)                        .63        .25        .07        .95(5)
   Premier Growth Portfolio (Class B)                        1.00        .25        .05       1.30(5)
   Technology Portfolio (Class B)                             .99        .25        .07       1.31(5)
Evergreen VA
   Global Leaders Fund                                        .87         --        .14       1.01(6)
   Growth and Income Fund                                     .87         --        .14       1.01(6)
   Masters Fund                                               .87         --        .14       1.01(6)
   Omega Fund                                                 .52         --        .16        .68(6)
   Small Cap Value Fund                                       .87         --        .15       1.02(6)
   Strategic Income Fund                                      .55         --        .29        .84(6)
Fidelity VIP
   III Mid Cap Portfolio (Service Class)                      .57        .10        .17        .84(7)
   Contrafund(R)Portfolio (Service Class)                     .57        .10        .09        .76(7)
   High Income Portfolio (Service Class)                      .58        .10        .10        .78(7)
Franklin Templeton VIP Trust
   Franklin Small Cap Fund - Class 2                          .49        .25        .28       1.02(8),(9),(10)
   Mutual Shares Securities Fund - Class 2                    .60        .25        .20       1.05(8)
   Templeton Developing Markets Securities Fund - Class 2    1.25        .25        .31       1.81(8)
   Templeton International Securities Fund - Class 2          .67        .25        .20       1.12(8)
MFS(R)
   Investors Growth Stock Series - Service Class
   (previously MFS(R)Growth Series)                           .75        .20        .16       1.11(11),(12)
   New Discovery Series - Service Class                       .90        .20        .16       1.26(11),(12)
   Total Return Series - Service Class                        .75        .20        .15       1.10(11)
Putnam Variable Trust
   Putnam VT Growth and Income Fund - Class IB Shares         .46        .25        .04        .75(13)
   Putnam VT International New Opportunities Fund -
   Class IB Shares                                           1.00        .25        .21       1.46(13)
   Putnam VT Vista Fund - Class IB Shares                     .60        .25        .07        .92(13)

  (1) The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 2000.
  (2) The fund's expense figures are based on actual expenses, after fee waivers and expense reimbursements, for the fiscal year ending Aug. 31, 2000.
      Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be 0.15% and 0.89% for AXP Variable Portfolio - Federal
      Income Fund, 1.16% and 1.57% for AXP Variable Portfolio - S&P 500 Index
      Fund and 0.55% and 1.43% for AXP Variable Portfolio - Small Cap Advantage
      Fund.
  (3) Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 2000.
  (4) Expenses are after fee waivers and have been restated to reflect current fees. The investment advisor has agreed to waive fees and/or reimburse expenses (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to limit total annual fund operating expenses to 1.50% of average daily net assets until Dec. 31, 2001. Total annual fund operating expenses before waivers were 1.63%.

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                 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 7


  (5) Figures in "Management Fees," "12b-1 Fees." "Other Expenses" and "Total" are based on actual expenses for the fiscal period ended Dec. 31, 2000. Absent fee waivers and expense reimbursements "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" would be 1.00%, 0.25%, 0.08% and 1.33% for Alliance VP Technology Portfolio (Class B).
  (6) From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense rations. The Fund's investment advisor may cease these waivers or reimbursement at any time. Without fee waivers and expense reimbursements, "Other Expenses" and "Total" would be 0.29% and 1.16% for Evergreen VA Global Leaders Fund, 0.20% and 1.07% for Evergreen VA Growth and Income Fund, 0.25% and 1.12% for Evergreen VA Masters Fund, and 0.27% and 1.14% for Evergreen Small Cap Value Fund.
  (7) There were no reimbursement or expense reductions for the period ended Dec. 31, 2000. Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. See the accompanying fund prospectus for details.
  (8) The Fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the Fund's prospectus.
  (9) Total annual Fund operating expenses differ from the ratio of expenses to average net assets shown in the Financial Highlights table included in the Fund's Annual Report to Shareholders for the fiscal year ended Dec. 31, 2000 because they have been restated due to a new management agreement effective May 1, 2000.
 (10) The manager has agreed in advance to make an estimated reduction of 0.04% in its fee to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and an order of the Securities and Exchange Commission. Absent this reduction, "Management Fees" and "Total" would have been 0.53% and 1.06% for Franklin Small Cap Fund - Class 2.
 (11) Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Net Expenses" would be lower for certain series and would equal: 1.10% for Investors Growth Stock Series, 1.25% for New Discovery Series, and 1.09% for Total Return Series.
 (12) MFS has contractually agreed, subject to reimbursement, to bear the series' expenses such that "Other Expenses" (after taking into account the expense offset arrangement described above), do not exceed the following percentages of the average daily net assets of the series during the fiscal year 0.15% for the Investors Growth Stock Series and the New Discovery Series. Without this agreement, "Other" and "Total Expenses" would be 0.17% and 1.12% for Investors Growth Stock Series and 0.19% and 1.29% for New Discovery Series. These contractual fee arrangements will continue until at least May 1, 2002, unless changed with the consent of the board of trustees which oversees the series.
 (13) Restated to reflect an increase in 12b-1 fees currently payable to Putnam Investment Management, LLC ("Putnam Management"). The Trustees currently limit payments on Class IB Shares to 0.25% of average net assets. Actual 12b-1 fees during the most recent fiscal year were 0.15% of average net assets.

--------------------------------------------------------------------------------
8 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Examples*: In order to provide a more meaningful discussion about the contract and its options, we provide expense examples for each fund showing every available optional contract feature combination. These examples assume that applicable fund fee waivers and/or expense reimbursements will continue for the periods shown. First we show the expenses for a nonqualified annuity assuming selection of the optional Maximum Anniversary Value Death Benefit (MAV) Rider. Under each fund you will find an example showing: 1) the contract with no additional riders, 2) the contract with selection of the optional Benefit ProtectorSM Death Benefit Rider, 3) the contract with selection of the optional Benefit Protector(SM) Plus Death Benefit Rider, 4) the contract with selection of the optional Guaranteed Minimum Income Benefit (GMIB) Rider, 5) the contract with selection of the optional GMIB and Benefit Protector(SM) Death Benefit riders, and 6) the contract with selection of the optional GMIB and Benefit ProtectorSM Plus Death Benefit riders. Next we show expenses for a nonqualifed annuity assuming selection of the Return of Purchase Payment Death Benefit
(ROP). Under each fund you will find an example showing: 1) the contract with no additional riders, 2) the contract with selection of the optional Benefit ProtectorSM Death Benefit Rider, and 3) the contract with selection of the optional Benefit Protector(SM) Plus Death Benefit Rider. We follow this information with expenses for a qualified annuity and selection of the MAV Rider and then with expenses for a qualified annuity and selection of the ROP death benefit. For information on expenses associated with selection of the Performance Credit Rider, please see Appendix A.




You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Maximum Anniversary Value Death Benefit Rider assuming a 5% annual return and ...



                                                                                         no withdrawal or selection
                                                      a total withdrawal at the       of an annuity payout plan at the
                                                       end of each time period             end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years


AXP(R) Variable Portfolio - Cash Management Fund
   contract with no additional riders            $100.98  $134.79  $171.18  $239.45  $20.98   $64.79  $111.18  $239.45
   optional Benefit Protector                     103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   optional Benefit Protector Plus                105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   optional GMIB                                  104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
   optional GMIB and Benefit Protector            106.62   151.74   199.47   296.02   26.62    81.74   139.47   296.02
   optional GMIB and Benefit Protector Plus       108.16   156.33   207.07   310.92   28.16    86.33   147.07   310.92
AXP(R) Variable Portfolio - Federal Income Fund
   contract with no additional riders             102.93   140.67   181.02   259.34   22.93    70.67   121.02   259.34
   optional Benefit Protector                     105.49   148.36   193.86   284.95   25.49    78.36   133.86   284.95
   optional Benefit Protector Plus                107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
   optional GMIB                                  106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   optional GMIB and Benefit Protector            108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
   optional GMIB and Benefit Protector Plus       110.10   162.12   216.63   329.48   30.10    92.12   156.63   329.48
AXP(R) Variable Portfolio - Managed Fund
   contract with no additional riders             101.70   136.96   174.81   246.82   21.70    66.96   114.81   246.82
   optional Benefit Protector                     104.26   144.67   187.72   272.74   24.26    74.67   127.72   272.74
   optional Benefit Protector Plus                105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
   optional GMIB                                  104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
   optional GMIB and Benefit Protector            107.34   153.88   203.02   303.00   27.34    83.88   143.02   303.00
   optional GMIB and Benefit Protector Plus       108.87   158.47   210.60   317.80   28.87    88.47   150.60   317.80
AXP(R)Variable Portfolio - New Dimensions Fund(R)
   contract with no additional riders             102.01   137.89   176.37   249.96   22.01    67.89   116.37   249.96
   optional Benefit Protector                     104.57   145.60   189.26   275.80   24.57    75.60   129.26   275.80
   optional Benefit Protector Plus                106.11   150.21   196.92   291.00   26.11    80.21   136.92   291.00
   optional GMIB                                  105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   optional GMIB and Benefit Protector            107.64   154.80   204.54   305.98   27.64    84.80   144.54   305.98
   optional GMIB and Benefit Protector Plus       109.18   159.38   212.11   320.73   29.18    89.38   152.11   320.73


--------------------------------------------------------------------------------
                 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 9


You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Maximum Anniversary Value Death Benefit Rider assuming a 5% annual return and ... (continued)

                                                                                         no withdrawal or selection
                                                      a total withdrawal at the       of an annuity payout plan at the
                                                       end of each time period             end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

AXP(R) Variable Portfolio - S&P 500 Index Fund
   contract with no additional riders            $ 98.93  $128.58  $160.73  $218.10  $18.93  $ 58.58  $100.73  $218.10
   optional Benefit Protector                     101.49   136.34   173.78   244.72   21.49    66.34   113.78   244.72
   optional Benefit Protector Plus                103.03   140.98   181.54   260.38   23.03    70.98   121.54   260.38
   optional GMIB                                  102.01   137.89   176.37   249.96   22.01    67.89   116.37   249.96
   optional GMIB and Benefit Protector            104.57   145.60   189.26   275.80   24.57    75.60   129.26   275.80
   optional GMIB and Benefit Protector Plus       106.11   150.21   196.92   291.00   26.11    80.21   136.92   291.00
AXP(R) Variable Portfolio - Small Cap Advantage Fund
   contract with no additional riders             106.21   150.51   197.43   292.01   26.21    80.51   137.43   292.01
   optional Benefit Protector                     108.77   158.16   210.10   316.82   28.77    88.16   150.10   316.82
   optional Benefit Protector Plus                110.31   162.73   217.63   331.41   30.31    92.73   157.63   331.41
   optional GMIB                                  109.28   159.69   212.61   321.71   29.28    89.69   152.61   321.71
   optional GMIB and Benefit Protector            111.85   167.29   225.12   345.78   31.85    97.29   165.12   345.78
   optional GMIB and Benefit Protector Plus       113.38   171.83   232.56   359.94   33.38   101.83   172.56   359.94
AIM V.I. Capital Appreciation Fund
   contract with no additional riders             102.42   139.12   178.44   254.14   22.42    69.12   118.44   254.14
   optional Benefit Protector                     104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   optional Benefit Protector Plus                106.52   151.43   198.96   295.02   26.52    81.43   138.96   295.02
   optional GMIB                                  105.49   148.36   193.86   284.95   25.49    78.36   133.86   284.95
   optional GMIB and Benefit Protector            108.05   156.02   206.56   309.93   28.05    86.02   146.56   309.93
   optional GMIB and Benefit Protector Plus       109.59   160.60   214.12   324.63   29.59    90.60   154.12   324.63
AIM V.I. Dent Demographic Trends Fund
   contract with no additional riders             109.39   159.99   213.12   322.68   29.39    89.99   153.12   322.68
   optional Benefit Protector                     111.95   167.59   225.62   346.73   31.95    97.59   165.62   346.73
   optional Benefit Protector Plus                113.49   172.13   233.06   360.88   33.49   102.13   173.06   360.88
   optional GMIB                                  112.46   169.10   228.10   351.47   32.46    99.10   168.10   351.47
   optional GMIB and Benefit Protector            115.02   176.65   240.45   374.81   35.02   106.65   180.45   374.81
   optional GMIB and Benefit Protector Plus       116.56   181.17   247.79   388.54   36.56   111.17   187.79   388.54
AIM V.I. Value Fund
   contract with no additional riders             102.62   139.74   179.47   256.22   22.62    69.74   119.47   256.22
   optional Benefit Protector                     105.18   147.44   192.33   281.91   25.18    77.44   132.33   281.91
   optional Benefit Protector Plus                106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
   optional GMIB                                  105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
   optional GMIB and Benefit Protector            108.26   156.63   207.58   311.90   28.26    86.63   147.58   311.90
   optional GMIB and Benefit Protector Plus       109.80   161.21   215.13   326.57   29.80    91.21   155.13   326.57
Alliance VP Growth & Income Portfolio (Class B)
   contract with no additional riders             103.75   143.13   185.15   267.60   23.75    73.13   125.15   267.60
   optional Benefit Protector                     106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   optional Benefit Protector Plus                107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
   optional GMIB                                  106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
   optional GMIB and Benefit Protector            109.39   159.99   213.12   322.68   29.39    89.99   153.12   322.68
   optional GMIB and Benefit Protector Plus       110.92   164.55   220.63   337.18   30.92    94.55   160.63   337.18


--------------------------------------------------------------------------------
10 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS




You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ... (continued)


                                                                                         no withdrawal or selection
                                                      a total withdrawal at the       of an annuity payout plan at the
                                                       end of each time period             end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Alliance VP Premier Growth Portfolio (Class B)
   contract with no additional riders            $107.34  $153.88  $203.02  $303.00  $27.34  $ 83.88  $143.02  $303.00
   optional Benefit Protector                     109.90   161.51   215.63   327.54   29.90    91.51   155.63   327.54
   optional Benefit Protector Plus                111.44   166.07   223.13   341.97   31.44    96.07   163.13   341.97
   optional GMIB                                  110.41   163.03   218.13   332.37   30.41    93.03   158.13   332.37
   optional GMIB and Benefit Protector            112.97   170.62   230.58   356.19   32.97   100.62   170.58   356.19
   optional GMIB and Benefit Protector Plus       114.51   175.15   237.99   370.19   34.51   105.15   177.99   370.19
Alliance VP Technology Portfolio (Class B)
   contract with no additional riders             107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional Benefit Protector                     110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
   optional Benefit Protector Plus                111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
   optional GMIB                                  110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34
   optional GMIB and Benefit Protector            113.08   170.92   231.08   357.13   33.08   100.92   171.08   357.13
   optional GMIB and Benefit Protector Plus       114.61   175.45   238.48   371.12   34.61   105.45   178.48   371.12
Evergreen VA Global Leaders Fund
   contract with no additional riders             104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector                     106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   optional Benefit Protector Plus                108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   optional GMIB                                  107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional GMIB and Benefit Protector            110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
   optional GMIB and Benefit Protector Plus       111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
Evergreen VA Growth and Income Fund
   contract with no additional riders             104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector                     106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   optional Benefit Protector Plus                108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   optional GMIB                                  107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional GMIB and Benefit Protector            110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
   optional GMIB and Benefit Protector Plus       111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
Evergreen VA Masters Fund
   contract with no additional riders             104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector                     106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   optional Benefit Protector Plus                108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   optional GMIB                                  107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional GMIB and Benefit Protector            110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
   optional GMIB and Benefit Protector Plus       111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
Evergreen VA Omega Fund
   contract with no additional riders             100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   optional Benefit Protector                     103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   optional Benefit Protector Plus                105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   optional GMIB                                  104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
   optional GMIB and Benefit Protector            106.62   151.74   199.47   296.02   26.62    81.74   139.47   296.02
   optional GMIB and Benefit Protector Plus       108.16   156.33   207.07   310.92   28.16    86.33   147.07   310.92


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 11





You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ... (continued)

                                                                                         no withdrawal or selection
                                                      a total withdrawal at the       of an annuity payout plan at the
                                                       end of each time period             end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Evergreen VA Small Cap Value Fund
   contract with no additional riders            $104.47  $145.29  $188.74  $274.78  $24.47   $75.29  $128.74  $274.78
   optional Benefit Protector                     107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
   optional Benefit Protector Plus                108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
   optional GMIB                                  107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   optional GMIB and Benefit Protector            110.10   162.12   216.63   329.48   30.10    92.12   156.63   329.48
   optional GMIB and Benefit Protector Plus       111.64   166.68   224.13   343.88   31.64    96.68   164.13   343.88
Evergreen VA Strategic Income Fund
   contract with no additional riders             102.62   139.74   179.47   256.22   22.62    69.74   119.47   256.22
   optional Benefit Protector                     105.18   147.44   192.33   281.91   25.18    77.44   132.33   281.91
   optional Benefit Protector Plus                106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
   optional GMIB                                  105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
   optional GMIB and Benefit Protector            108.26   156.63   207.58   311.90   28.26    86.63   147.58   311.90
   optional GMIB and Benefit Protector Plus       109.80   161.21   215.13   326.57   29.80    91.21   155.13   326.57
Fidelity VIP III Mid Cap Portfolio (Service Class)
   contract with no additional riders             102.62   139.74   179.47   256.22   22.62    69.74   119.47   256.22
   optional Benefit Protector                     105.18   147.44   192.33   281.91   25.18    77.44   132.33   281.91
   optional Benefit Protector Plus                106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
   optional GMIB                                  105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
   optional GMIB and Benefit Protector            108.26   156.63   207.58   311.90   28.26    86.63   147.58   311.90
   optional GMIB and Benefit Protector Plus       109.80   161.21   215.13   326.57   29.80    91.21   155.13   326.57
Fidelity VIP Contrafund(R)Portfolio (Service Class)
   contract with no additional riders             101.80   137.27   175.33   247.87   21.80    67.27   115.33   247.87
   optional Benefit Protector                     104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector Plus                105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional GMIB                                  104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   optional GMIB and Benefit Protector            107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional GMIB and Benefit Protector Plus       108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
Fidelity VIP High Income Portfolio (Service Class)
   contract with no additional riders             102.01   137.89   176.37   249.96   22.01    67.89   116.37   249.96
   optional Benefit Protector                     104.57   145.60   189.26   275.80   24.57    75.60   129.26   275.80
   optional Benefit Protector Plus                106.11   150.21   196.92   291.00   26.11    80.21   136.92   291.00
   optional GMIB                                  105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   optional GMIB and Benefit Protector            107.64   154.80   204.54   305.98   27.64    84.80   144.54   305.98
   optional GMIB and Benefit Protector Plus       109.18   159.38   212.11   320.73   29.18    89.38   152.11   320.73
FTVIPT Franklin Small Cap Fund - Class 2
   contract with no additional riders             104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   optional Benefit Protector                     107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
   optional Benefit Protector Plus                108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
   optional GMIB                                  107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   optional GMIB and Benefit Protector            110.10   162.12   216.63   329.48   30.10    92.12   156.63   329.48
   optional GMIB and Benefit Protector Plus       111.64   166.68   224.13   343.88   31.64    96.68   164.13   343.88


--------------------------------------------------------------------------------
12 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS





You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

FTVIPT Mutual Shares Securities Fund - Class 2
   contract with no additional riders            $104.77  $146.21  $190.28  $277.84  $24.77  $ 76.21  $130.28  $277.84
   optional Benefit Protector                     107.34   153.88   203.02   303.00   27.34    83.88   143.02   303.00
   optional Benefit Protector Plus                108.87   158.47   210.60   317.80   28.87    88.47   150.60   317.80
   optional GMIB                                  107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
   optional GMIB and Benefit Protector            110.41   163.03   218.13   332.37   30.41    93.03   158.13   332.37
   optional GMIB and Benefit Protector Plus       111.95   167.59   225.62   346.72   31.95    97.59   165.62   346.73
FTVIPT Templeton Developing Markets Securities Fund - Class 2
   contract with no additional riders             112.56   169.41   228.60   352.42   32.56    99.41   168.60   352.42
   optional Benefit Protector                     115.13   176.96   240.94   375.73   35.13   106.96   180.94   375.73
   optional Benefit Protector Plus                116.66   181.47   248.28   389.45   36.66   111.47   188.28   389.45
   optional GMIB                                  115.64   178.46   243.39   380.33   35.64   108.46   183.39   380.33
   optional GMIB and Benefit Protector            118.20   185.96   255.57   402.95   38.20   115.96   195.57   402.95
   optional GMIB and Benefit Protector Plus       119.74   190.45   262.82   416.25   39.74   120.45   202.82   416.25
FTVIPT Templeton International Securities Fund - Class 2
   contract with no additional riders             105.49   148.36   193.86   284.95   25.49    78.36   133.86   284.95
   optional Benefit Protector                     108.05   156.02   206.56   309.93   28.05    86.02   146.56   309.93
   optional Benefit Protector Plus                109.59   160.60   214.12   324.63   29.59    90.60   154.12   324.63
   optional GMIB                                  108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
   optional GMIB and Benefit Protector            111.13   165.16   221.63   339.10   31.13    95.16   161.63   339.10
   optional GMIB and Benefit Protector Plus       112.67   169.71   229.09   353.36   32.67    99.71   169.09   353.36
MFS(R)Investors Growth Stock Series - Service Class
(previously named MFS(R)Growth Series)
   contract with no additional riders             105.39   148.06   193.35   283.94   25.39    78.06   133.35   283.94
   optional Benefit Protector                     107.95   155.72   206.06   308.95   27.95    85.72   146.06   308.95
   optional Benefit Protector Plus                109.49   160.29   213.62   323.65   29.49    90.29   153.62   323.65
   optional GMIB                                  108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   optional GMIB and Benefit Protector            111.03   164.86   221.13   338.14   31.03    94.86   161.13   338.14
   optional GMIB and Benefit Protector Plus       112.56   169.41   228.60   352.42   32.56    99.41   168.60   352.42
MFS(R) New Discovery Series - Service Class
   contract with no additional riders             106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   optional Benefit Protector                     109.49   160.29   213.62   323.65   29.49    90.29   153.62   323.65
   optional Benefit Protector Plus                111.03   164.86   221.13   338.14   31.03    94.86   161.13   338.14
   optional GMIB                                  110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
   optional GMIB and Benefit Protector            112.56   169.41   228.60   352.42   32.56    99.41   168.60   352.42
   optional GMIB and Benefit Protector Plus       114.10   173.94   236.02   366.48   34.10   103.94   176.02   366.48
MFS(R) Total Return Series - Service Class
   contract with no additional riders             105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
   optional Benefit Protector                     107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
   optional Benefit Protector Plus                109.39   159.99   213.12   322.68   29.39    89.99   153.12   322.68
   optional GMIB                                  108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
   optional GMIB and Benefit Protector            110.92   164.55   220.63   337.18   30.92    94.55   160.63   337.18
   optional GMIB and Benefit Protector Plus       112.46   169.10   228.10   351.47   32.46    99.10   168.10   351.47


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 13





You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ... (continued)



                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Putnam VT Growth and Income Fund - Class IB Shares
   contract with no additional riders            $101.70  $136.96  $174.81  $246.82  $21.70  $ 66.96  $114.81  $246.82
   optional Benefit Protector                     104.26   144.67   187.72   272.74   24.26    74.67   127.72   272.74
   optional Benefit Protector Plus                105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
   optional GMIB                                  104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
   optional GMIB and Benefit Protector            107.34   153.88   203.02   303.00   27.34    83.88   143.02   303.00
   optional GMIB and Benefit Protector Plus       108.87   158.47   210.60   317.80   28.87    88.87   150.60   317.80
Putnam VT International New Opportunities Fund - Class IB Shares
   contract with no additional riders             108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   optional Benefit Protector                     111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
   optional Benefit Protector Plus                113.08   170.92   231.08   357.13   33.08   100.92   171.08   357.13
   optional GMIB                                  112.05   167.89   226.12   347.68   32.05    97.89   166.12   347.68
   optional GMIB and Benefit Protector            114.61   175.45   238.48   371.12   34.61   105.45   178.48   371.12
   optional GMIB and Benefit Protector Plus       116.15   179.96   245.83   384.90   36.15   109.96   185.83   384.90
Putnam VT Vista Fund - Class IB Shares
   contract with no additional riders             103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   optional Benefit Protector                     106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   optional Benefit Protector Plus                107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   optional GMIB                                  106.52   151.43   198.96   295.02   26.52    81.43   138.96   295.02
   optional GMIB and Benefit Protector            109.08   159.08   211.61   319.75   29.08    89.08   151.61   319.75
   optional GMIB and Benefit Protector Plus       110.62   163.64   219.13   334.30   30.62    93.64   159.13   334.30


--------------------------------------------------------------------------------
14 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS


You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the Return of Purchase Payment death benefit assuming a 5% annual return and ...


                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

AXP(R) Variable Portfolio - Cash Management Fund
   contract with no additional riders            $ 99.96  $131.69  $165.96  $228.83  $19.96   $61.69  $105.96  $228.83
   optional Benefit Protector                     102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   optional Benefit Protector Plus                104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
AXP(R) Variable Portfolio - Federal Income Fund
   contract with no additional riders             101.90   137.58   175.85   248.92   21.90    67.58   115.85   248.92
   optional Benefit Protector                     104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   optional Benefit Protector Plus                106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
AXP(R) Variable Portfolio - Managed Fund
   contract with no additional riders             100.67   133.86   169.61   236.27   20.67    63.86   109.61   236.27
   optional Benefit Protector                     103.24   141.59   182.57   262.45   23.24    71.59   122.57   262.45
   optional Benefit Protector Plus                104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
AXP(R)Variable Portfolio - New Dimensions Fund(R)
   contract with no additional riders             100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   optional Benefit Protector                     103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   optional Benefit Protector Plus                105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
AXP(R) Variable Portfolio - S&P 500 Index Fund
   contract with no additional riders              97.91   125.46   155.47   207.27   17.91    55.46    95.47   207.27
   optional Benefit Protector                     100.47   133.24   168.57   234.15   20.47    63.24   108.57   234.15
   optional Benefit Protector Plus                102.01   137.89   176.37   249.96   22.01    67.89   116.37   249.96
AXP(R) Variable Portfolio - Small Cap Advantage Fund
   contract with no additional riders             105.18   147.44   192.33   281.91   25.18    77.44   132.33   281.91
   optional Benefit Protector                     107.75   155.11   205.05   306.97   27.75    85.11   145.05   306.97
   optional Benefit Protector Plus                109.28   159.69   212.61   321.71   29.28    89.69   152.61   321.71
AIM V.I. Capital Appreciation Fund
   contract with no additional riders             101.39   136.03   173.26   243.67   21.39    66.03   113.26   243.67
   optional Benefit Protector                     103.95   143.75   186.17   269.66   23.95    73.75   126.17   269.66
   optional Benefit Protector Plus                105.49   148.36   193.86   284.95   25.49    78.36   133.86   284.95
AIM V.I. Dent Demographic Trends Fund
   contract with no additional riders             108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
   optional Benefit Protector                     110.92   164.55   220.63   337.18   30.92    94.55   160.63   337.18
   optional Benefit Protector Plus                112.46   169.10   228.10   351.47   32.46    99.10   168.10   351.47
AIM V.I. Value Fund
   contract with no additional riders             101.60   136.65   174.29   245.77   21.60    66.65   114.29   245.77
   optional Benefit Protector                     104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   optional Benefit Protector Plus                105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
Alliance VP Growth & Income Portfolio (Class B)
   contract with no additional riders             102.72   140.05   179.99   257.26   22.72    70.05   119.99   257.26
   optional Benefit Protector                     105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
   optional Benefit Protector Plus                106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
Alliance VP Premier Growth Portfolio (Class B)
   contract with no additional riders             106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   optional Benefit Protector                     108.87   158.47   210.60   317.80   28.87    88.47   150.60   317.80
   optional Benefit Protector Plus                110.41   163.03   218.13   332.37   30.41    93.03   158.13   332.37

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 15




You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the Return of Purchase Payment death benefit assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Alliance VP Technology Portfolio (Class B)
   contract with no additional riders            $106.41  $151.13  $198.45  $294.02  $26.41   $81.13  $138.45  $294.02
   optional Benefit Protector                     108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   optional Benefit Protector Plus                110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34
Evergreen VA Global Leaders Fund
   contract with no additional riders             103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   optional Benefit Protector                     105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional Benefit Protector Plus                107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
Evergreen VA Growth and Income Fund
   contract with no additional riders             103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   optional Benefit Protector                     105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional Benefit Protector Plus                107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
Evergreen VA Masters Fund
   contract with no additional riders             103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   optional Benefit Protector                     105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional Benefit Protector Plus                107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
Evergreen VA Omega Fund
   contract with no additional riders              99.96   131.69   165.96   228.83   19.96    61.69   105.96   228.83
   optional Benefit Protector                     102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   optional Benefit Protector Plus                104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
Evergreen VA Small Cap Value Fund
   contract with no additional riders             103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   optional Benefit Protector                     106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   optional Benefit Protector Plus                107.54   154.49   204.03   304.99   27.54    84.48   144.03   304.99
Evergreen VA Strategic Income Fund
   contract with no additional riders             101.60   136.65   174.29   245.77   21.60    66.65   114.29   245.77
   optional Benefit Protector                     104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   optional Benefit Protector Plus                105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
Fidelity VIP III Mid Cap Portfolio (Service Class)
   contract with no additional riders             101.60   136.65   174.29   245.77   21.60    66.65   114.29   245.77
   optional Benefit Protector                     104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   optional Benefit Protector Plus                105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
Fidelity VIP Contrafund(R)Portfolio (Service Class)
   contract with no additional riders             100.78   134.17   170.14   237.33   20.78    64.17   110.14   237.33
   optional Benefit Protector                     103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   optional Benefit Protector Plus                104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
Fidelity VIP High Income Portfolio (Service Class)
   contract with no additional riders             100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   optional Benefit Protector                     103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   optional Benefit Protector Plus                105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
FTVIPT Franklin Small Cap Fund - Class 2
   contract with no additional riders             103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   optional Benefit Protector                     106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   optional Benefit Protector Plus                107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99


--------------------------------------------------------------------------------
16 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS




You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the Return of Purchase Payment death benefit assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

FTVIPT Mutual Shares Securities Fund - Class 2
   contract with no additional riders            $103.75  $143.13  $185.15  $267.60  $23.75  $ 73.13  $125.15  $267.60
   optional Benefit Protector                     106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   optional Benefit Protector Plus                107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
FTVIPT Templeton Developing Markets Securities Fund - Class 2
   contract with no additional riders             111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
   optional Benefit Protector                     114.10   173.94   236.02   366.48   34.10   103.94   176.02   366.48
   optional Benefit Protector Plus                115.64   178.46   243.39   380.33   35.64   108.46   183.39   380.33
FTVIPT Templeton International Securities Fund - Class 2
   contract with no additional riders             104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   optional Benefit Protector                     107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
   optional Benefit Protector Plus                108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
MFS(R)Investors Growth Stock Series - Service Class
(previously named MFS(R)Growth Series)
   contract with no additional riders             104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector                     106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   optional Benefit Protector Plus                108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
MFS(R) New Discovery Series - Service Class
   contract with no additional riders             105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional Benefit Protector                     108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   optional Benefit Protector Plus                110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
MFS(R) Total Return Series - Service Class
   contract with no additional riders             104.26   144.67   187.72   272.74   24.26    74.67   127.72   272.74
   optional Benefit Protector                     106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
   optional Benefit Protector Plus                108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
Putnam VT Growth and Income Fund - Class IB Shares
   contract with no additional riders             100.67   133.86   169.61   236.27   20.67    63.86   109.61   236.27
   optional Benefit Protector                     103.24   141.59   182.57   262.45   23.24    71.59   122.57   262.45
   optional Benefit Protector Plus                104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
Putnam VT International New Opportunities Fund - Class IB Shares
   contract with no additional riders             107.95   155.72   206.06   308.95   27.95    85.72   146.06   308.95
   optional Benefit Protector                     110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34
   optional Benefit Protector Plus                112.05   167.89   226.12   347.68   32.05    97.89   166.12   347.68
Putnam VT Vista Fund - Class IB Shares
   contract with no additional riders             102.42   139.12   178.44   254.14   22.42    69.12   118.44   254.14
   optional Benefit Protector                     104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   optional Benefit Protector Plus                106.52   151.43   198.96   295.02   26.52    81.43   138.96   295.02


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 17




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ...

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

AXP(R) Variable Portfolio - Cash Management Fund
   contract with no additional riders            $ 98.42  $127.02  $158.10  $212.70  $18.42   $57.02  $ 98.10  $212.70
   optional Benefit Protector                     100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   optional Benefit Protector Plus                102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   optional GMIB                                  101.49   136.34   173.78   244.72   21.49    66.34   113.78   244.72
   optional GMIB and Benefit Protector            104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
   optional GMIB and Benefit Protector Plus       105.59   148.67   194.37   285.96   25.59    78.67   134.37   285.96
AXP(R) Variable Portfolio - Federal Income Fund
   contract with no additional riders             100.37   132.93   168.02   233.09   20.37    62.93   108.05   233.09
   optional Benefit Protector                     102.93   140.67   181.02   259.34   22.93    70.67   121.02   259.34
   optional Benefit Protector Plus                104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   optional GMIB                                  103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   optional GMIB and Benefit Protector            106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   optional GMIB and Benefit Protector Plus       107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
AXP(R) Variable Portfolio - Managed Fund
   contract with no additional riders              99.14   129.20   161.78   220.26   19.14    59.20   101.78   220.26
   optional Benefit Protector                     101.70   136.96   174.81   246.82   21.70    66.96   114.81   246.82
   optional Benefit Protector Plus                103.24   141.59   182.57   262.45   23.24    71.59   122.57   262.45
   optional GMIB                                  102.21   138.50   177.40   252.05   22.21    68.50   117.40   252.05
   optional GMIB and Benefit Protector            104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
   optional GMIB and Benefit Protector Plus       106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
AXP(R)Variable Portfolio - New Dimensions Fund(R)
   contract with no additional riders              99.44   130.13   163.35   223.48   19.44    60.13   103.35   223.48
   optional Benefit Protector                     102.01   137.89   176.37   249.96   22.01    67.89   116.37   249.96
   optional Benefit Protector Plus                103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   optional GMIB                                  102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   optional GMIB and Benefit Protector            105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   optional GMIB and Benefit Protector Plus       106.62   151.74   199.47   296.02   26.62    81.74   139.47   296.02
AXP(R) Variable Portfolio - S&P 500 Index Fund
   contract with no additional riders              96.37   120.78   147.54   190.82   16.37    50.78    87.54   190.82
   optional Benefit Protector                      98.93   128.58   160.73   218.10   18.93    58.58   100.73   218.10
   optional Benefit Protector Plus                100.47   133.24   168.57   234.15   20.47    63.24   108.57   234.15
   optional GMIB                                   99.44   130.13   163.35   223.48   19.44    60.13   103.35   223.48
   optional GMIB and Benefit Protector            102.01   137.89   176.37   249.96   22.01    67.89   116.37   249.96
   optional GMIB and Benefit Protector Plus       103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
AXP(R) Variable Portfolio - Small Cap Advantage Fund
   contract with no additional riders             103.65   142.83   184.63   266.57   23.65    72.83   124.63   266.57
   optional Benefit Protector                     106.21   150.51   197.43   292.01   26.21    80.51   137.43   292.01
   optional Benefit Protector Plus                107.75   155.11   205.05   306.97   27.75    85.11   145.05   306.97
   optional GMIB                                  106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
   optional GMIB and Benefit Protector            109.28   159.69   212.61   321.71   29.28    89.69   152.61   321.71
   optional GMIB and Benefit Protector Plus       110.82   164.25   220.13   336.22   30.82    94.25   160.13   336.22



--------------------------------------------------------------------------------
18 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

AIM V.I. Capital Appreciation Fund
   contract with no additional riders            $ 99.85  $131.38  $165.44  $227.76  $19.85  $ 61.38  $105.44  $227.76
   optional Benefit Protector                     102.42   139.12   178.44   254.14   22.42    69.12   118.44   254.14
   optional Benefit Protector Plus                103.95   143.75   186.17   269.66   23.95    73.75   126.17   269.66
   optional GMIB                                  102.93   140.67   181.02   259.34   22.93    70.67   121.02   259.34
   optional GMIB and Benefit Protector            105.49   148.36   193.86   284.95   25.49    78.36   133.86   284.95
   optional GMIB and Benefit Protector Plus       107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
AIM V.I. Dent Demographic Trends Fund
   contract with no additional riders             106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
   optional Benefit Protector                     109.39   159.99   213.12   322.68   29.39    89.99   153.12   322.68
   optional Benefit Protector Plus                110.92   164.55   220.63   337.18   30.92    94.55   160.63   337.18
   optional GMIB                                  109.90   161.51   215.63   327.54   29.90    91.51   155.63   327.54
   optional GMIB and Benefit Protector            112.46   169.10   228.10   351.47   32.46    99.10   168.10   351.47
   optional GMIB and Benefit Protector Plus       114.00   173.64   235.52   365.55   34.00   103.64   175.52   365.55
AIM V.I. Value Fund
   contract with no additional riders             100.06   132.00   166.48   229.89   20.06    62.00   106.48   229.89
   optional Benefit Protector                     102.62   139.74   179.47   256.22   22.62    69.74   119.47   256.22
   optional Benefit Protector Plus                104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   optional GMIB                                  103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
   optional GMIB and Benefit Protector            105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
   optional GMIB and Benefit Protector Plus       107.23   153.58   202.51   302.01   27.23    83.52   142.51   302.01
Alliance VP Growth & Income Portfolio (Class B)
   contract with no additional riders             101.19   135.41   172.22   241.56   21.19    65.41   112.22   241.56
   optional Benefit Protector                     103.75   143.13   185.15   267.60   23.75    73.13   125.15   267.60
   optional Benefit Protector Plus                105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
   optional GMIB                                  104.26   144.67   187.72   272.74   24.26    74.67   127.72   272.74
   optional GMIB and Benefit Protector            106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
   optional GMIB and Benefit Protector Plus       108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
Alliance VP Premier Growth Portfolio (Class B)
   contract with no additional riders             104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
   optional Benefit Protector                     107.34   153.88   203.02   303.00   27.34    83.88   143.02   303.00
   optional Benefit Protector Plus                108.87   158.47   210.60   317.80   28.87    88.47   150.60   317.80
   optional GMIB                                  107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
   optional GMIB and Benefit Protector            110.41   163.03   218.13   332.37   30.41    93.03   158.13   332.37
   optional GMIB and Benefit Protector Plus       111.95   167.59   225.62   346.73   31.95    97.59   165.62   346.73
Alliance VP Technology Portfolio (Class B)
   contract with no additional riders             104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   optional Benefit Protector                     107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional Benefit Protector Plus                108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   optional GMIB                                  107.95   155.72   206.06   308.95   27.95    85.72   146.06   308.95
   optional GMIB and Benefit Protector            110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34
   optional GMIB and Benefit Protector Plus       112.05   167.89   226.12   347.68   32.05    97.89   166.12   347.68


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 19




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Evergreen VA Global Leaders Fund
   contract with no additional riders            $101.80  $137.27  $175.33  $247.87  $21.80   $67.27  $115.33  $247.87
   optional Benefit Protector                     104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector Plus                105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional GMIB                                  104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   optional GMIB and Benefit Protector            107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional GMIB and Benefit Protector Plus       108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
Evergreen VA Growth and Income Fund
   contract with no additional riders             101.80   137.27   175.33   247.87   21.80    67.27   115.33   247.87
   optional Benefit Protector                     104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector Plus                105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional GMIB                                  104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   optional GMIB and Benefit Protector            107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional GMIB and Benefit Protector Plus       108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
Evergreen VA Masters Fund
   contract with no additional riders             101.80   137.27   175.33   247.87   21.80    67.27   115.33   247.87
   optional Benefit Protector                     104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector Plus                105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional GMIB                                  104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   optional GMIB and Benefit Protector            107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional GMIB and Benefit Protector Plus       108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
Evergreen VA Omega Fund
   contract with no additional riders              98.42   127.02   158.10   212.70   18.42    57.02    98.10   212.70
   optional Benefit Protector                     100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   optional Benefit Protector Plus                102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   optional GMIB                                  101.49   136.34   173.78   244.72   21.49    66.34   113.78   244.72
   optional GMIB and Benefit Protector            104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
   optional GMIB and Benefit Protector Plus       105.59   148.67   194.37   285.96   25.59    78.67   134.37   285.96
Evergreen VA Small Cap Value Fund
   contract with no additional riders             101.90   137.58   175.85   248.92   21.90    67.58   115.85   248.92
   optional Benefit Protector                     104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   optional Benefit Protector Plus                106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   optional GMIB                                  104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   optional GMIB and Benefit Protector            107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   optional GMIB and Benefit Protector Plus       109.08   159.08   211.61   319.75   29.08    89.08   151.61   319.75
Evergreen VA Strategic Income Fund
   contract with no additional riders             100.06   132.00   166.48   229.89   20.06    62.00   106.48   229.89
   optional Benefit Protector                     102.62   139.74   179.47   256.22   22.62    69.74   119.47   256.22
   optional Benefit Protector Plus                104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   optional GMIB                                  103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
   optional GMIB and Benefit Protector            105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
   optional GMIB and Benefit Protector Plus       107.23   153.58   202.51   302.01   27.23    83.58   142.51   302.01

--------------------------------------------------------------------------------
20 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Fidelity VIP III Mid Cap Portfolio (Service Class)
   contract with no additional riders            $100.06  $132.00  $166.48  $229.89  $20.06  $ 62.00  $106.48  $229.89
   optional Benefit Protector                     102.62   139.74   179.47   256.22   22.62    69.74   119.47   256.22
   optional Benefit Protector Plus                104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   optional GMIB                                  103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
   optional GMIB and Benefit Protector            105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
   optional GMIB and Benefit Protector Plus       107.23   153.58   202.51   302.01   27.23    83.58   142.51   302.01
Fidelity VIP Contrafund(R)Portfolio (Service Class)
   contract with no additional riders              99.24   129.51   162.30   221.33   19.24    59.51   102.30   221.33
   optional Benefit Protector                     101.80   137.27   175.33   247.87   21.80    67.27   115.33   247.87
   optional Benefit Protector Plus                103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   optional GMIB                                  102.31   138.81   177.92   253.10   22.31    68.81   117.92   253.10
   optional GMIB and Benefit Protector            104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   optional GMIB and Benefit Protector Plus       106.41   151.13   198.45   294.02   26.41    81.13   138.45   294.02
Fidelity VIP High Income Portfolio (Service Class)
   contract with no additional riders              99.44   130.13   163.35   223.48   19.44    60.13   103.35   223.48
   optional Benefit Protector                     102.01   137.89   176.37   249.96   22.01    67.89   116.37   249.96
   optional Benefit Protector Plus                103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   optional GMIB                                  102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   optional GMIB and Benefit Protector            105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   optional GMIB and Benefit Protector Plus       106.62   151.74   199.47   296.02   26.62    81.74   139.47   296.02
FTVIPT Franklin Small Cap Fund - Class 2
   contract with no additional riders             101.90   137.58   175.85   248.92   21.90    67.58   115.85   248.92
   optional Benefit Protector                     104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   optional Benefit Protector Plus                106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   optional GMIB                                  104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   optional GMIB and Benefit Protector            107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   optional GMIB and Benefit Protector Plus       109.08   159.08   211.61   319.75   29.08    89.08   151.61   319.75
FTVIPT Mutual Shares Securities Fund - Class 2
   contract with no additional riders             102.21   138.50   177.40   252.05   22.21    68.50   117.40   252.05
   optional Benefit Protector                     104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
   optional Benefit Protector Plus                106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   optional GMIB                                  105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
   optional GMIB and Benefit Protector            107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
   optional GMIB and Benefit Protector Plus       109.39   159.99   213.12   322.68   29.39    89.99   153.12   322.68
FTVIPT Templeton Developing Markets Securities Fund - Class 2
   contract with no additional riders             110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
   optional Benefit Protector                     112.56   169.41   228.60   352.42   32.56    99.41   168.60   352.42
   optional Benefit Protector Plus                114.10   173.94   236.02   366.48   34.10   103.94   176.02   366.48
   optional GMIB                                  113.08   170.92   231.08   357.13   33.08   100.92   171.08   357.13
   optional GMIB and Benefit Protector            115.64   178.46   243.39   380.33   35.64   108.46   183.39   380.33
   optional GMIB and Benefit Protector Plus       117.18   182.97   250.71   393.97   37.18   112.97   190.71   393.97

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 21




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

FTVIPT Templeton International Securities Fund - Class 2
   contract with no additional riders            $102.93  $140.67  $181.02  $259.34  $22.93  $ 70.67  $121.02  $259.34
   optional Benefit Protector                     105.49   148.36   193.86   284.95   25.49    78.39   133.86   284.95
   optional Benefit Protector Plus                107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
   optional GMIB                                  106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   optional GMIB and Benefit Protector            108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
   optional GMIB and Benefit Protector Plus       110.10   162.12   216.63   329.48   30.10    92.12   156.63   329.48
MFS(R)Investors Growth Stock Series - Service Class
(previously named MFS(R)Growth Series)
   contract with no additional riders             102.83   140.36   180.51   258.30   22.83    70.36   120.51   258.30
   optional Benefit Protector                     105.39   148.06   193.35   283.94   25.39    78.06   133.35   283.94
   optional Benefit Protector Plus                106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   optional GMIB                                  105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional GMIB and Benefit Protector            108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   optional GMIB and Benefit Protector Plus       110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
MFS(R) New Discovery Series - Service Class
   contract with no additional riders             104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector                     106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   optional Benefit Protector Plus                108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   optional GMIB                                  107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   optional GMIB and Benefit Protector            110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
   optional GMIB and Benefit Protector Plus       111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
MFS(R) Total Return Series - Service Class
   contract with no additional riders             102.72   140.05   179.99   257.26   22.72    70.05   119.99   257.26
   optional Benefit Protector                     105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
   optional Benefit Protector Plus                106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
   optional GMIB                                  105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
   optional GMIB and Benefit Protector            108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
   optional GMIB and Benefit Protector Plus       109.90   161.51   215.63   327.54   29.90    91.51   155.63   327.54
Putnam VT Growth and Income Fund - Class IB Shares
   contract with no additional riders              99.14   129.20   161.78   220.26   19.14    59.20   101.78   220.26
   optional Benefit Protector                     101.70   136.96   174.81   246.82   21.70    66.96   114.81   246.82
   optional Benefit Protector Plus                103.24   141.59   182.57   262.45   23.24    71.59   122.57   262.45
   optional GMIB                                  102.21   138.50   177.40   252.05   22.21    68.50   117.40   252.05
   optional GMIB and Benefit Protector            104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
   optional GMIB and Benefit Protector Plus       106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
Putnam VT International New Opportunities Fund - Class IB Shares
   contract with no additional riders             106.41   151.13   198.45   294.02   26.41    81.13   138.45   294.02
   optional Benefit Protector                     108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   optional Benefit Protector Plus                110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34
   optional GMIB                                  109.49   160.29   213.62   323.65   29.49    90.29   153.62   323.65
   optional GMIB and Benefit Protector            112.05   167.89   226.12   347.68   32.05    97.89   166.12   347.68
   optional GMIB and Benefit Protector Plus       113.59   172.43   233.55   361.81   33.59   102.43   173.55   361.81

--------------------------------------------------------------------------------
22 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Maximum Anniversary Value Death Benefit
Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Putnam VT Vista Fund - Class IB Shares
   contract with no additional riders            $100.88  $134.48  $170.66  $238.39  $20.88   $64.48  $110.66  $238.39
   optional Benefit Protector                     103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   optional Benefit Protector Plus                104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   optional GMIB                                  103.95   143.75   186.17   269.66   23.95    73.75   126.17   269.66
   optional GMIB and Benefit Protector            106.52   151.43   198.96   295.02   26.52    81.43   138.96   295.02
   optional GMIB and Benefit Protector Plus       108.05   156.02   206.56   309.93   28.05    86.02   146.56   309.93

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 23




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the Return of Purchase Payment death benefit assuming a 5% annual return and ...

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

AXP(R) Variable Portfolio - Cash Management Fund
   contract with no additional riders            $ 97.39  $123.90  $152.83  $201.82  $17.39   $53.90  $ 92.83  $201.82
   optional Benefit Protector                      99.96   131.69   165.96   228.83   19.96    61.69   105.96   228.83
   optional Benefit Protector Plus                101.49   136.34   173.78   244.72   21.49    66.34   113.78   244.72
AXP(R) Variable Portfolio - Federal Income Fund
   contract with no additional riders              99.34   129.82   162.82   222.40   19.34    59.82   102.82   222.40
   optional Benefit Protector                     101.90   137.58   175.85   248.92   21.90    67.58   115.85   248.92
   optional Benefit Protector Plus                103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
AXP(R) Variable Portfolio - Managed Fund
   contract with no additional riders              98.11   126.09   156.52   209.45   18.11    56.09    96.52   209.45
   optional Benefit Protector                     100.67   133.86   169.61   236.27   20.67    63.86   109.61   236.27
   optional Benefit Protector Plus                102.21   138.50   177.40   252.05   22.21    68.50   117.40   252.05
AXP(R)Variable Portfolio - New Dimensions Fund(R)
   contract with no additional riders              98.42   127.02   158.10   212.70   18.42    57.02    98.10   212.70
   optional Benefit Protector                     100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   optional Benefit Protector Plus                102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
AXP(R) Variable Portfolio - S&P 500 Index Fund
   contract with no additional riders              95.34   117.65   142.23   179.72   15.34    47.65    82.23   179.72
   optional Benefit Protector                      97.91   125.46   155.47   207.27   17.91    55.46    95.47   207.27
   optional Benefit Protector Plus                 99.44   130.13   163.35   223.48   19.44    60.13   103.35   223.48
AXP(R) Variable Portfolio - Small Cap Advantage Fund
   contract with no additional riders             102.62   139.74   179.47   256.22   22.62    69.74   119.47   256.22
   optional Benefit Protector                     105.18   147.44   192.33   281.91   25.18    77.44   132.33   281.91
   optional Benefit Protector Plus                106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
AIM V.I. Capital Appreciation Fund
   contract with no additional riders              98.83   128.27   160.20   217.20   18.83    58.27   100.20   217.02
   optional Benefit Protector                     101.39   136.03   173.26   243.67   21.39    66.03   113.26   243.67
   optional Benefit Protector Plus                102.93   140.67   181.02   259.34   22.93    70.67   121.02   259.34
AIM V.I. Dent Demographic Trends Fund
   contract with no additional riders             105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
   optional Benefit Protector                     108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
   optional Benefit Protector Plus                109.90   161.51   215.63   327.54   29.90    91.51   155.63   327.54
AIM V.I. Value Fund
   contract with no additional riders              99.03   128.89   161.25   219.18   19.03    58.89   101.25   219.18
   optional Benefit Protector                     101.60   136.65   174.29   245.77   21.60    66.65   114.29   245.77
   optional Benefit Protector Plus                103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
Alliance VP Growth & Income Portfolio (Class B)
   contract with no additional riders             100.16   132.31   167.01   230.96   20.16    62.31   107.01   230.96
   optional Benefit Protector                     102.72   140.05   179.99   257.26   22.72    70.05   119.99   257.26
   optional Benefit Protector Plus                104.26   144.67   187.72   272.74   24.26    74.67   127.72   272.74
Alliance VP Premier Growth Portfolio (Class B)
   contract with no additional riders             103.75   143.13   185.15   267.60   23.75    73.13   125.15   267.60
   optional Benefit Protector                     106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   optional Benefit Protector Plus                107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96

--------------------------------------------------------------------------------
24 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the Return of Purchase Payment death benefit assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Alliance VP Technology Portfolio (Class B)
   contract with no additional riders            $103.85  $143.44  $185.66  $268.63  $23.85   $73.44  $125.66  $268.63
   optional Benefit Protector                     106.41   151.13   198.45   294.02   26.41    81.13   138.45   294.02
   optional Benefit Protector Plus                107.95   155.72   206.06   308.95   27.95    85.72   146.06   308.95
Evergreen VA Global Leaders Fund
   contract with no additional riders             100.78   134.17   170.14   237.33   20.78    64.17   110.14   237.33
   optional Benefit Protector                     103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   optional Benefit Protector Plus                104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
Evergreen VA Growth and Income Fund
   contract with no additional riders             100.78   134.17   170.14   237.33   20.78    64.17   110.14   237.33
   optional Benefit Protector                     103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   optional Benefit Protector Plus                104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
Evergreen VA Masters Fund
   contract with no additional riders             100.78   134.17   170.14   237.33   20.78    64.17   110.14   237.33
   optional Benefit Protector                     103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   optional Benefit Protector Plus                104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
Evergreen VA Omega Fund
   contract with no additional riders              97.39   123.90   152.83   201.82   17.39    53.90    92.83   201.82
   optional Benefit Protector                      99.96   131.69   165.96   228.83   19.96    61.69   105.96   228.83
   optional Benefit Protector Plus                101.49   136.34   173.78   244.72   21.49    66.34   113.78   244.72
Evergreen VA Small Cap Value Fund
   contract with no additional riders             100.88   134.48   170.66   238.39   20.88    64.48   110.66   238.39
   optional Benefit Protector                     103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   optional Benefit Protector Plus                104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
Evergreen VA Strategic Income Fund
   contract with no additional riders              99.03   128.89   161.25   219.18   19.03    58.89   101.25   219.18
   optional Benefit Protector                     101.60   136.65   174.29   245.77   21.60    66.65   114.29   245.77
   optional Benefit Protector Plus                103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
Fidelity VIP III Mid Cap Portfolio (Service Class)
   contract with no additional riders              99.03   128.89   161.25   219.18   19.03    58.89   101.25   219.18
   optional Benefit Protector                     101.60   136.65   174.29   245.77   21.60    66.65   114.29   245.77
   optional Benefit Protector Plus                103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
Fidelity VIP Contrafund(R)Portfolio (Service Class)
   contract with no additional riders              98.21   126.40   157.05   210.53   18.21    56.40    97.05   210.53
   optional Benefit Protector                     100.78   134.17   170.14   237.33   20.78    64.17   110.14   237.33
   optional Benefit Protector Plus                102.31   138.81   177.92   253.10   22.31    68.81   117.92   253.10
Fidelity VIP High Income Portfolio (Service Class)
   contract with no additional riders              98.42   127.02   158.10   212.70   18.42    57.02    98.10   212.70
   optional Benefit Protector                     100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   optional Benefit Protector Plus                102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
FTVIPT Franklin Small Cap Fund - Class 2
   contract with no additional riders             100.88   134.48   170.66   238.39   20.88    64.48   110.66   238.39
   optional Benefit Protector                     103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   optional Benefit Protector Plus                104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 25




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the Return of Purchase Payment death benefit assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

FTVIPT Mutual Shares Securities Fund - Class 2
   contract with no additional riders            $101.19  $135.41  $172.22  $241.56  $21.19  $ 65.41  $112.22  $241.56
   optional Benefit Protector                     103.75   143.13   185.15   267.60   23.75    73.13   125.15   267.60
   optional Benefit Protector Plus                105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
FTVIPT Templeton Developing Markets Securities Fund - Class 2
   contract with no additional riders             108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   optional Benefit Protector                     111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
   optional Benefit Protector Plus                113.08   170.92   231.08   357.13   33.08   100.92   171.08   357.13
FTVIPT Templeton International Securities Fund - Class 2
   contract with no additional riders             101.90   137.58   175.85   248.92   21.90    67.58   115.85   248.92
   optional Benefit Protector                     104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   optional Benefit Protector Plus                106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
MFS(R)Investors Growth Stock Series - Service Class
(previously named MFS(R)Growth Series)
   contract with no additional riders             101.80   137.27   175.33   247.87   21.80    67.27   115.33   247.87
   optional Benefit Protector                     104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   optional Benefit Protector Plus                105.90   149.59   195.90   288.90   25.90    79.59   135.90   288.99
MFS(R) New Discovery Series - Service Class
   contract with no additional riders             103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   optional Benefit Protector                     105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   optional Benefit Protector Plus                107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
MFS(R) Total Return Series - Service Class
   contract with no additional riders             101.70   136.96   174.81   246.82   21.70    66.96   114.81   246.82
   optional Benefit Protector                     104.26   144.67   187.72   272.74   24.26    74.67   127.72   272.74
   optional Benefit Protector Plus                105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
Putnam VT Growth and Income Fund - Class IB Shares
   contract with no additional riders              98.11   126.09   156.52   209.45   18.11    56.09    96.52   209.45
   optional Benefit Protector                     100.67   133.86   169.61   236.27   20.67    63.86   109.61   236.27
   optional Benefit Protector Plus                102.21   138.50   177.40   252.05   22.21    68.50   117.40   252.05
Putnam VT International New Opportunities Fund - Class IB Shares
   contract with no additional riders             105.39   148.06   193.35   283.94   25.39    78.06   133.35   283.94
   optional Benefit Protector                     107.95   155.72   206.06   308.95   27.95    85.72   146.06   308.95
   optional Benefit Protector Plus                109.49   160.29   213.62   323.65   29.49    90.29   153.62   323.65
Putnam VT Vista Fund - Class IB Shares
   contract with no additional riders              99.85   131.38   165.44   227.76   19.85    61.38   105.44   227.76
   optional Benefit Protector                     102.42   139.12   178.44   254.14   22.42    69.12   118.44   254.14
   optional Benefit Protector Plus                103.95   143.75   186.17   269.66   23.95    73.75   126.17   269.66

* In these examples, the $40 contract administrative charge is approximated as a 0.017% charge based on our estimated average contract size. Premium taxes imposed by some state and local governments are not reflected in these tables. We entered into certain arrangements under which we are compensated by the funds' advisors and/or distributors for the administrative services we provide to the funds.

You should not consider these examples as representations of past or future expenses. Actual expenses may be more or less than those shown.

--------------------------------------------------------------------------------
26 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS



Condensed Financial Information

(Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the highest (1.35%) and lowest (1.00%) total annual variable account expense combinations. The SAI contains tables that give per-unit information about the financial history of each subaccount. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of this prospectus.

Year ended Dec. 31,                                                                                                 2000     1999

Subaccount UCMG1(1) (Investing in shares of AXP(R)Variable Portfolio - Cash Management Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.03       --
Number of accumulation units outstanding at end of period (000 omitted)                                               53       --
Ratio of operating expense to average net assets                                                                   1.00%       --
Simple yield(2)                                                                                                    4.94%       --
Compound yield(2)                                                                                                  5.07%       --

Subaccount UCMG4(1) (Investing in shares of AXP(R)Variable Portfolio - Cash Management Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.03       --
Number of accumulation units outstanding at end of period (000 omitted)                                              618       --
Ratio of operating expense to average net assets                                                                   1.35%       --
Simple yield(2)                                                                                                    4.58%       --
Compound yield(2)                                                                                                  4.69%       --

Subaccount UFIF1(1),(3) (Investing in shares of AXP(R)Variable Portfolio - Federal Income Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.06       --
Number of accumulation units outstanding at end of period (000 omitted)                                               --       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UFIF4(1) (Investing in shares of AXP(R)Variable Portfolio - Federal Income Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.06       --
Number of accumulation units outstanding at end of period (000 omitted)                                               34       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UMGD1(1),(3) (Investing in shares of AXP(R)Variable Portfolio - Managed Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.98       --
Number of accumulation units outstanding at end of period (000 omitted)                                               --       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UMGD4(1) (Investing in shares of AXP(R)Variable Portfolio - Managed Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.98       --
Number of accumulation units outstanding at end of period (000 omitted)                                                3       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UNDM1(1),(3) (Investing in shares of AXP(R)Variable Portfolio - New Dimensions Fund(R))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.92       --
Number of accumulation units outstanding at end of period (000 omitted)                                               --       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UNDM4(1) (Investing in shares of AXP(R)Variable Portfolio - New Dimensions Fund(R))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.92       --
Number of accumulation units outstanding at end of period (000 omitted)                                               32       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount USPF1(1) (Investing in shares of AXP(R) Variable Portfolio - S&P 500 Index Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.92       --
Number of accumulation units outstanding at end of period (000 omitted)                                                7       --
Ratio of operating expense to average net assets                                                                   1.00%       --

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 27



Year ended Dec. 31,                                                                                                 2000     1999

Subaccount USPF4(1) (Investing in shares of AXP(R) Variable Portfolio - S&P 500 Index Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.92       --
Number of accumulation units outstanding at end of period (000 omitted)                                              110       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount USCA1(1) (Investing in shares of AXP(R)Variable Portfolio - Small Cap Advantage Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.04       --
Number of accumulation units outstanding at end of period (000 omitted)                                                2       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount USCA4(1) (Investing in shares of AXP(R)Variable Portfolio - Small Cap Advantage Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.04       --
Number of accumulation units outstanding at end of period (000 omitted)                                               --       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UCAP1(1) (Investing in shares of AIM V.I. Capital Appreciation Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.91       --
Number of accumulation units outstanding at end of period (000 omitted)                                               12       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UCAP4(1) (Investing in shares of AIM V.I. Capital Appreciation Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.90       --
Number of accumulation units outstanding at end of period (000 omitted)                                              311       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UDDT1(1) (Investing in shares of AIM V.I. Dent Demographic Trends Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.87       --
Number of accumulation units outstanding at end of period (000 omitted)                                               12       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UDDT4(1) (Investing in shares of AIM V.I. Dent Demographic Trends Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.86       --
Number of accumulation units outstanding at end of period (000 omitted)                                              145       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UVAL1(1) (Investing in shares of AIM V.I. Value Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.89       --
Number of accumulation units outstanding at end of period (000 omitted)                                               56       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UVAL4(1) (Investing in shares of AIM V.I. Value Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.89       --
Number of accumulation units outstanding at end of period (000 omitted)                                              623       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UGIP1(1) (Investing in shares of Alliance VP Growth & Income Portfolio (Class B))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.97       --
Number of accumulation units outstanding at end of period (000 omitted)                                               31       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UGIP4(1) (Investing in shares of Alliance VP Growth & Income Portfolio (Class B))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.97       --
Number of accumulation units outstanding at end of period (000 omitted)                                              292       --
Ratio of operating expense to average net assets                                                                   1.35%       --

--------------------------------------------------------------------------------
28 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS



Year ended Dec. 31,                                                                                                 2000     1999

Subaccount UPRG1(1) (Investing in shares of Alliance VP Premier Growth Portfolio (Class B))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.80       --
Number of accumulation units outstanding at end of period (000 omitted)                                               47       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UPRG4(1) (Investing in shares of Alliance VP Premier Growth Portfolio (Class B))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.80       --
Number of accumulation units outstanding at end of period (000 omitted)                                              700       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UTEC1(1) (Investing in shares of Alliance VP Technology Portfolio (Class B))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.69       --
Number of accumulation units outstanding at end of period (000 omitted)                                               44       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UTEC4(1) (Investing in shares of Alliance VP Technology Portfolio (Class B))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.69       --
Number of accumulation units outstanding at end of period (000 omitted)                                              456       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UEGL1(1) (Investing in shares of Evergreen VA Global Leaders Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.98       --
Number of accumulation units outstanding at end of period (000 omitted)                                                8       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UEGL4(1) (Investing in shares of Evergreen VA Global Leaders Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.97       --
Number of accumulation units outstanding at end of period (000 omitted)                                                4       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UEGI1(1) (Investing in shares of Evergreen VA Growth and Income Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.04       --
Number of accumulation units outstanding at end of period (000 omitted)                                               25       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UEGI4(1) (Investing in shares of Evergreen VA Growth and Income Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.04       --
Number of accumulation units outstanding at end of period (000 omitted)                                                6       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UEMS1(1) (Investing in shares of Evergreen VA Masters Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.98       --
Number of accumulation units outstanding at end of period (000 omitted)                                               30       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UEMS4(1) (Investing in shares of Evergreen VA Masters Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.98       --
Number of accumulation units outstanding at end of period (000 omitted)                                               61       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UEOM1(1) (Investing in shares of Evergreen VA Omega Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.82       --
Number of accumulation units outstanding at end of period (000 omitted)                                               97       --
Ratio of operating expense to average net assets                                                                   1.00%       --

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 29



Year ended Dec. 31,                                                                                                 2000     1999

Subaccount UEOM4(1) (Investing in shares of Evergreen VA Omega Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.82       --
Number of accumulation units outstanding at end of period (000 omitted)                                              703       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UESC1(1) (Investing in shares of Evergreen VA Small Cap Value Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.17       --
Number of accumulation units outstanding at end of period (000 omitted)                                               10       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UESC4(1) (Investing in shares of Evergreen VA Small Cap Value Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.17       --
Number of accumulation units outstanding at end of period (000 omitted)                                                7       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UESI1(1),(3) (Investing in shares of Evergreen VA Strategic Income Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.04       --
Number of accumulation units outstanding at end of period (000 omitted)                                               --       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UESI4(1) (Investing in shares of Evergreen VA Strategic Income Fund)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.04       --
Number of accumulation units outstanding at end of period (000 omitted)                                               --       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UMDC1(1) (Investing in shares of Fidelity VIP III Mid Cap Portfolio (Service Class))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.21       --
Number of accumulation units outstanding at end of period (000 omitted)                                               23       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UMDC4(1) (Investing in shares of Fidelity VIP III Mid Cap Portfolio (Service Class))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.21       --
Number of accumulation units outstanding at end of period (000 omitted)                                              222       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UCOF1(1) (Investing in shares of Fidelity VIP Contrafund(R)Portfolio (Service Class))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.97       --
Number of accumulation units outstanding at end of period (000 omitted)                                                4       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UCOF4(1) (Investing in shares of Fidelity VIP Contrafund(R)Portfolio (Service Class))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.97       --
Number of accumulation units outstanding at end of period (000 omitted)                                              191       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UHIP1(1) (Investing in shares of Fidelity VIP High Income Portfolio (Service Class))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.83       --
Number of accumulation units outstanding at end of period (000 omitted)                                                4       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UHIP4(1) (Investing in shares of Fidelity VIP High Income Portfolio (Service Class))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.82       --
Number of accumulation units outstanding at end of period (000 omitted)                                               50       --
Ratio of operating expense to average net assets                                                                   1.35%       --

--------------------------------------------------------------------------------
30 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS



Year ended Dec. 31,                                                                                                 2000     1999

Subaccount USMC1(1) (Investing in shares of FTVIPT Franklin Small Cap Fund - Class 2)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.90       --
Number of accumulation units outstanding at end of period (000 omitted)                                               52       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount USMC4(1) (Investing in shares of FTVIPT Franklin Small Cap Fund - Class 2)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.90       --
Number of accumulation units outstanding at end of period (000 omitted)                                              349       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UMSS1(1) (Investing in shares of FTVIPT Mutual Shares Securities Fund - Class 2)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.09       --
Number of accumulation units outstanding at end of period (000 omitted)                                               21       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UMSS4(1) (Investing in shares of FTVIPT Mutual Shares Securities Fund - Class 2)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.09       --
Number of accumulation units outstanding at end of period (000 omitted)                                               15       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UDMS1(1),(3) (Investing in shares of FTVIPT Templeton Developing Markets Securities Fund - Class 2)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.87       --
Number of accumulation units outstanding at end of period (000 omitted)                                               --       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UDMS4(1) (Investing in shares of FTVIPT Templeton Developing Markets Securities Fund - Class 2)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.87       --
Number of accumulation units outstanding at end of period (000 omitted)                                                7       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UINT1(1) (Investing in shares of FTVIPT Templeton International Securities Fund - Class 2)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.02       --
Number of accumulation units outstanding at end of period (000 omitted)                                               22       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UINT4(1) (Investing in shares of FTVIPT Templeton International Securities Fund - Class 2)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.02       --
Number of accumulation units outstanding at end of period (000 omitted)                                               53       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UGRS1(1) (Investing in shares of MFS(R)Investors Growth Stock Series - Service Class(4))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.95       --
Number of accumulation units outstanding at end of period (000 omitted)                                                3       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UGRS4(1) (Investing in shares of MFS(R)Investors Growth Stock Series - Service Class(4))
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.95       --
Number of accumulation units outstanding at end of period (000 omitted)                                              187       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UNDS1(1) (Investing in shares of MFS(R)New Discovery Series - Service Class)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.01       --
Number of accumulation units outstanding at end of period (000 omitted)                                               27       --
Ratio of operating expense to average net assets                                                                   1.00%       --

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 31



Year ended Dec. 31,                                                                                                 2000     1999

Subaccount UNDS4(1) (Investing in shares of MFS(R)New Discovery Series - Service Class)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.01       --
Number of accumulation units outstanding at end of period (000 omitted)                                               76       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UTRS1(1) (Investing in shares of MFS(R)Total Return Series - Service Class)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.12       --
Number of accumulation units outstanding at end of period (000 omitted)                                               45       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UTRS4(1) (Investing in shares of MFS(R)Total Return Series - Service Class)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.11       --
Number of accumulation units outstanding at end of period (000 omitted)                                              141       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UGIN1(1),(3) (Investing in shares of Putnam VT Growth and Income Fund - Class IB Shares)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.07       --
Number of accumulation units outstanding at end of period (000 omitted)                                               --       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UGIN4(1) (Investing in shares of Putnam VT Growth and Income Fund - Class IB Shares)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $1.07       --
Number of accumulation units outstanding at end of period (000 omitted)                                               17       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UINO1(1) (Investing in shares of Putnam VT International New Opportunities Fund - Class IB Shares)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.76       --
Number of accumulation units outstanding at end of period (000 omitted)                                               63       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UINO4(1) (Investing in shares of Putnam VT International New Opportunities Fund - Class IB Shares)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.76       --
Number of accumulation units outstanding at end of period (000 omitted)                                              155       --
Ratio of operating expense to average net assets                                                                   1.35%       --

Subaccount UVIS1(1) (Investing in shares of Putnam VT Vista Fund - Class IB Shares)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.92       --
Number of accumulation units outstanding at end of period (000 omitted)                                               35       --
Ratio of operating expense to average net assets                                                                   1.00%       --

Subaccount UVIS4(1) (Investing in shares of Putnam VT Vista Fund - Class IB Shares)
Accumulation unit value at beginning of period                                                                     $1.00       --
Accumulation unit value at end of period                                                                           $0.92       --
Number of accumulation units outstanding at end of period (000 omitted)                                              487       --
Ratio of operating expense to average net assets                                                                   1.35%       --

(1)  Operations commenced on May 30, 2000.
(2) Net of annual contract administrative charge and mortality and expense risk fee.
(3)  The subaccount had no contract activity as of Dec. 31, 2000.
(4)  Previously named MFS(R)Growth Series.

--------------------------------------------------------------------------------
32 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Financial Statements

You can find the audited financial statements of the subaccounts with financial history in the SAI. You can find our audited financial statements later in this prospectus.

Performance Information

Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in funds. We also show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.

We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.

Total return figures do not reflect any purchase payment credits or performance credits.


We may show total return quotations by means of schedules, charts or graphs. Total return figures reflect deduction of the following charges:


o  contract administrative charge,

o  variable account administrative charge,


o  applicable mortality and expense risk fee,

o  Maximum Anniversary Value Death Benefit Rider fee,

o  Guaranteed Minimum Income Benefit Rider fee,

o  Benefit Protector(SM) Plus Death Benefit Rider fee, and


o withdrawal charge (assuming a withdrawal at the end of the illustrated period).


We may also show optional total return quotations that reflect deduction of the Performance Credit Rider fee and/or the Benefit Protector(SM) Death Benefit Rider fee.

We also show optional total return quotations that do not reflect deduction of the withdrawal charge (assuming no withdrawal), or fees for any of the optional features.


Average annual total return is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

Cumulative total return is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

Annualized simple yield (for subaccounts investing in money market funds) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

Annualized compound yield (for subaccounts investing in money market funds) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than the simple yield because of the compounding effect of the assumed reinvestment.

Annualized yield (for subaccounts investing in income funds) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 33



The Variable Account and the Funds

You may allocate payments to any or all of the subaccounts of the variable account that invest in shares of the following funds:

--------------- ---------------- ---------------------------------------- ----------------------------------
Subaccount      Investing In     Investment Objectives and Policies       Investment Advisor or Manager
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UCMG1 UCMG2     AXP(R)Variable   Objective: maximum current income        IDS Life Insurance Company (IDS
UCMG4 PCMG1     Portfolio -      consistent with liquidity and            Life), investment manager;
                Cash             stability of principal. Invests in       American Express Financial
                Management Fund  money market securities.                 Corporation (AEFC), investment
                                                                          advisor.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UFIF1 UFIF2     AXP(R)Variable   Objective: a high level of current       IDS Life, investment manager;
UFIF3 UFIF4     Portfolio -      income and safety of principal           AEFC, investment advisor.
                Federal Income   consistent with an investment in U.S.
                Fund             government and government agency
                                 securities. Invests primarily in debt
                                 obligations issued or guaranteed as to
                                 principal and interest by the U.S.
                                 government, its agencies or
                                 instrumentalities.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UMGD1 UMGD2     AXP(R)Variable   Objective: maximum total investment      IDS Life, investment manager;
UMGD4 PMGD1     Portfolio -      return through a combination of          AEFC, investment advisor.
                Managed          Fund capital growth and current income.
                                 Invests primarily in a combination of
                                 common and preferred stocks, convertible
                                 securities, bonds and other debt
                                 securities.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UNDM1 UNDM2     AXP(R)Variable   Objective: long-term growth of           IDS Life, investment manager;
UNDM4 PNDM1     Portfolio -      capital. Invests primarily in common     AEFC, investment advisor.
                New Dimensions   stocks of U.S. and foreign companies
                Fund(R)          showing potential for significant
                                 growth.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
USPF1 USPF2     AXP(R)Variable   Objective: long-term capital             IDS Life, investment manager;
USPF3 USPF4     Portfolio -      appreciation. Invests primarily in       AEFC, investment advisor.
                S&P 500 Index    securities that are expected to
                Fund             provide investment results that
                                 correspond to the performance of the
                                 S&P 500 Index.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
USCA1 USCA2     AXP(R)Variable   Objective: long-term capital growth.     IDS Life, investment manager;
USCA4 PSCA1     Portfolio -      Invests primarily in equity securities   AEFC, investment advisor;
                Small Cap        of small companies that are often        Kenwood Capital Management LLC,
                Advantage Fund   included in the S&P SmallCap 600         sub-investment advisor.
                                 Index or the Russell 2000 Index.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UCAP1 UCAP2     AIM V.I.         Objective: growth of capital. Invests    A I M Advisors, Inc.
UCAP4 PCAP1     Capital          mainly in common stocks of companies
                Appreciation     likely to benefit from new or
                Fund             innovative products, services or
                                 processes as well as those with
                                 above-average growth and excellent
                                 prospects for future growth.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UDDT1 UDDT2     AIM V.I. Dent    Objective: long term growth of           A I M Advisors, Inc.
UDDT3 UDDT4     Demographic      capital. Seeks to meet its objective
                Trends           Fund by investing in securities of
                                 companies that are likely to benefit
                                 from changing demographic, economic,
                                 and lifestyle trends.
--------------- ---------------- ---------------------------------------- ----------------------------------

--------------------------------------------------------------------------------
34 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS




--------------- ---------------- ---------------------------------------- ----------------------------------
Subaccount      Investing In     Investment Objectives and Policies       Investment Advisor or Manager
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UVAL1 UVAL2     AIM V.I. Value   Objective: long-term growth of capital   A I M Advisors, Inc.
UVAL4 PVAL1     Fund             with income as a secondary objective.
                                 Invests primarily in equity securities
                                 judged to be undervalued relative to
                                 the investment advisor's appraisal of
                                 the current or projected earnings of
                                 the companies issuing the securities,
                                 or relative to current market values
                                 of assets owned by the companies
                                 issuing the securities, or relative
                                 to the equity market generally.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UGIP1 UGIP2     Alliance VP      Objective: reasonable current income     Alliance Capital Management, L.P.
UGIP3 UGIP4     Growth &         and reasonable appreciation. Invests
                Income           primarily in dividend-paying common
                Portfolio        stocks of good quality.
                (Class B)
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UPRG1 UPRG2     Alliance VP      Objective: long-term growth of capital   Alliance Capital Management, L.P.
UPRG3 UPRG4     Premier Growth   by pursuing aggressive investment
                Portfolio        policies. Invests primarily in equity
                (Class B)        securities of a limited number of
                                 large, carefully selected,
                                 high-quality U.S. companies that are
                                 judged likely to achieve superior
                                 earnings growth.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UTEC1 UTEC2     Alliance VP      Objective: growth of capital. Current    Alliance Capital Management, L.P.
UTEC3 UTEC4     Technology       income is only an incidental
                Portfolio        consideration. Invests primarily in
                (Class B)        securities of companies expected to
                                 benefit from technological advances
                                 and improvements.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UEGL1 UEGL2     Evergreen VA     Objective: long-term capital growth.     Evergreen Investment Management
UEGL3 UEGL4     Global Leaders   Invests primarily in a diversified       Company, LLC
                Fund             portfolio of equity securities of
                                 companies located in the world's major
                                 industrialized countries. The Fund
                                 will make investments in no less than
                                 three countries, which may include the
                                 U.S., but may invest more than 25% of
                                 its total assets in one country.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UEGI1 UEGI2     Evergreen VA     Objective: capital growth in the value   Evergreen Investment Management
UEGI3 UEGI4     Growth and       of its shares and current income.        Company, LLC
                Income           Fund Invests in primarily common stocks
                                 of mid-sized U.S. companies. The Fund's
                                 stock selection is based on a
                                 diversified style of equity management
                                 that allows it to invest in both value
                                 and growth oriented equity securities.
--------------- ---------------- ---------------------------------------- ----------------------------------

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 35




--------------- ---------------- ---------------------------------------- ----------------------------------
Subaccount      Investing In     Investment Objectives and Policies       Investment Advisor or Manager
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UEMS1 UEMS2     Evergreen VA     Objective: long-term capital growth.     Evergreen Investment Management,
UEMS3 UEMS4     Masters Fund     The portfolio's assets are invested on   investment advisor; Evergreen
                                 an approximately equal basis among the   Investment Management Company,
                                 following four styles, each              LLC, MFS Institutional Advisors
                                 implemented by a different               Inc., OppenheimerFunds, Inc. and
                                 sub-investment advisor: 1) equity        Putnam Investment Management,
                                 securities of U.S. and foreign           Inc. sub-investment advisors.
                                 companies that are temporarily
                                 undervalued; 2) equity securities
                                 expected to show growth above that of
                                 the overall economy and inflation;
                                 3) blended growth and value-oriented
                                 strategy focusing on foreign and
                                 domestic large-cap equity securities;
                                 and 4) growth oriented strategy
                                 focusing on large-cap equity
                                 securities of U.S. and foreign issuers.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UEOM1 UEOM2     Evergreen VA     Objective: long-term capital growth.     Evergreen Investment Management
UEOM3 UEOM4     Omega Fund       Invests primarily in common stocks of    Company, LLC
                                 U.S. companies across all market
                                 capitalizations.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UESC1 UESC2     Evergreen VA     Objective: current income and capital    Evergreen Investment Management
UESC3 UESC4     Small Cap        growth. Invests primarily in equity      Company, LLC
                Value            Fund securities of small U.S. companies
                                 (less than $1.5 billion in market
                                 capitalization). The Fund's equity
                                 securities will include common stocks
                                 and securities convertible into
                                 common stock.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UESI1 UESI2     Evergreen VA     Objective: high current income from      Evergreen Investment Management
UESI3 UESI4     Strategic        interest on debt securities with a       Company, LLC
                Income           Fund secondary objective of potential
                                 for growth of capital. Invests primarily
                                 in domestic high-yield, high-risk bonds
                                 and debt securities of foreign
                                 governments and corporations.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UMDC1 UMDC2     Fidelity VIP     Objective: long-term growth of           FMR investment manager; FMR U.K.
UMDC4 PMDC1     III Mid Cap      capital. Invests primarily in medium     and FMR Far East, sub-investment
                Portfolio        market capitalization common stocks.     advisors.
                (Service Class)
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UCOF1 UCOF2     Fidelity VIP     Objective: long-term capital             FMR Investment manager; FMR U.K.
UCOF3 UCOF4     Contrafund(R)    appreciation. Invests primarily in       and FMR Far East, sub-investment
                Portfolio        common stocks of foreign and domestic    advisors.
                (Service Class)  companies whose value is not fully
                                 recognized by the public.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UHIP1 UHIP2     Fidelity VIP     Objective: high level of current         FMR Investment manager; FMR U.K.
UHIP3 UHIP4     High Income      income while also considering growth     and FMR Far East, sub-investment
                Portfolio        of capital. Invests primarily in         advisors.
                (Service Class)  foreign and domestic issued
                                 income-producing debt securities,
                                 preferred stocks and convertible
                                 securities, with an emphasis on
                                 lower-quality debt securities.
                                 Invests in companies in troubled or
                                 uncertain financial condition.
--------------- ---------------- ---------------------------------------- ----------------------------------

--------------------------------------------------------------------------------
36 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS




--------------- ---------------- ---------------------------------------- ----------------------------------
Subaccount      Investing In     Investment Objectives and Policies       Investment Advisor or Manager
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
USMC1 USMC2     FTVIPT           Objective: long-term capital growth.     Franklin Advisers, Inc.
USMC4 PSMC1     Franklin Small   Invests primarily in equity securities
                Cap Fund -       of U.S. small capitalization (small
                Class 2          cap) companies with market cap values
                                 not exceeding (i) $1.5 billion, or (ii)
                                 the highest market cap value in the
                                 Russell 2000(R) Index, whichever is
                                 greater, at the time of purchase.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UMSS1 UMSS2     FTVIPT Mutual    Objective: capital appreciation, with    Franklin Mutual Advisers, LLC
UMSS4 PMSS1     Shares           income as a secondary goal. Invests
                Securities       primarily in equity securities of
                Fund - Class 2   companies that the manager believes
                                 are available at market prices less
                                 than their value based on certain
                                 recognized or objective
                                 criteria (intrinsic value).
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UDMS1 UDMS2     FTVIPT           Objective: long-term capital             Templeton Asset Management Ltd.
UDMS3 UDMS4     Templeton        appreciation. Invests primarily in
                Developing       emerging markets equity securities.
                Markets
                Securities
                Fund - Class 2
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UINT1 UINT2     FTVIPT           Objective: long-term capital growth.     Templeton Investment Counsel, LLC
UINT3 UINT4     Templeton        Invests primarily in equity securities
                International    of companies located outside the U.S.,
                Securities       including those in emerging markets.
                Fund - Class 2
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UGRS1 UGRS2     MFS(R)Investors  Objective: long-term growth of capital   MFS Investment Management(R)
UGRS3 UGRS4     Growth Stock     and future income. Invests at least
                Series -         80% of its total assets in common
                Service Class    stocks and related securities of
                (previously      companies which MFS believes offer
                MFS(R) Growth    better than average prospects for
                Series)          long-term growth.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UNDS1 UNDS2     MFS(R)New        Objective: capital appreciation.         MFS Investment Management(R)
UNDS4 PSND1     Discovery        Invests primarily in equity securities
                Series -         of emerging growth companies.
                Service Class
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UTRS1 UTRS2     MFS(R)Total      Objective: above-average income          MFS Investment Management(R)
UTRS4 PSTR1     Return Series    consistent with the prudent employment
                - Service Class  of capital, with growth of capital and
                                 income as a secondary objective.
                                 Invests primarily in a combination of
                                 equity and fixed income securities.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UGIN1 UGIN2     Putnam VT        Objective: capital growth and current    Putnam Investment Management, LLC
UGIN4 PGIN1     Growth and       income. Invests mainly in common
                Income Fund -    stocks of U.S. companies with a focus
                Class IB Shares  on value stocks that offer the
                                 potential for capital growth, current
                                 income, or both.
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UINO1 UINO2     Putnam VT        Objective: long-term capital             Putnam Investment Management, LLC
UINO3 UINO4     International    appreciation by investing in common
                New              stocks of companies outside the U.S.
                Opportunities    that Putnam Investment Management, LLC
                Fund - Class     (Putnam Management) believes are
                IB Shares        fast-growing and whose earnings are
                                 likely to increase over time.
--------------- ---------------- ---------------------------------------- ----------------------------------

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 37




--------------- ---------------- ---------------------------------------- ----------------------------------
Subaccount      Investing In     Investment Objectives and Policies       Investment Advisor or Manager
--------------- ---------------- ---------------------------------------- ----------------------------------
--------------- ---------------- ---------------------------------------- ----------------------------------
UVIS1 UVIS2     Putnam VT        Objective: capital appreciation.         Putnam Investment Management, LLC
UVIS3 UVIS4     Vista Fund -     Invests mainly in common stocks of
                Class IB Shares  mid-sized U.S. companies with a focus
                                 on growth stocks.
--------------- ---------------- ---------------------------------------- ----------------------------------

A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses are also available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the boards of directors or trustees of the appropriate funds will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds' prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

--------------------------------------------------------------------------------
38 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

The Fixed Accounts

The fixed accounts are not available for contracts issued in Pennsylvania.

GUARANTEE PERIOD ACCOUNTS (GPAS)
The GPAs are not available for contracts issued in Maryland. Any reference in this prospectus to the GPAs, and any contract features or benefits associated with the GPAs are deleted for contracts issued in Maryland.

You may allocate purchase payments to one or more of the GPAs with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Some states also restrict the amount you can allocate to these accounts.

Each GPA pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The minimum guaranteed interest rate on the GPAs is 3%.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing American Enterprise Life annuities, product design, competition and American Enterprise Life's revenues and other expenses. We cannot predict nor can we guarantee future guaranteed interest rates above the 3% rate.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company.

We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

o Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
o Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies -- Standard & Poor's, Moody's Investors Service or Fitch (formerly Duff & Phelps) -- or are rated in the two highest grades by the National Association of Insurance Commissioners;
o Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and
o Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 39

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as "early withdrawals" in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA.

Before we look at the MVA formula, it may help to look in a general way at how comparing your GPA's guaranteed rate and the rate for a new GPA affects the MVA.

Relationship between your GPA's guaranteed rate and the new GPA for the same time as the Guarantee Period remaining on your GPA:

                 If your GPA rate is:                The MVA is:

         Less than the new GPA rate + 0.10%           Negative
         Equal to the new GPA rate + 0.10%            Zero
         Greater than the new GPA rate + 0.10%        Positive


General Examples


 Assume:

o You purchase a contract and allocate part of your purchase payment to the ten-year GPA.
o We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.
o After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. We add 0.10% to the 5.0% rate to get 5.10%. Your GPA's 4.5% rate is less than the 5.10% rate and, as reflected in the table above, the MVA will be negative.

Example 2: Remember again that your GPA is earning 4.5%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. We add 0.10% to the 4.0% rate to get 4.10%. In this example, since your GPA's 4.5% rate is greater than the 4.10% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations:

The precise MVA formula we apply is as follows:

                                    1 + i     to the power of n/12
   EARLY WITHDRAWAL AMOUNT x [( ------------ )- 1] = MVA
                                1 + j + .001

   Where   i = rate earned in the GPA from which amounts are being transferred or withdrawn.
           j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.
           n = number of months remaining in the current Guarantee Period
               (rounded up).

--------------------------------------------------------------------------------
40 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Examples


Using assumptions similar to those we used in the examples above:

o You purchase a contract and allocate part of your purchase payment to the ten-year GPA.
o We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.
o After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. Using the formula above, we determine the MVA as follows:

                   1.045      to the power of 84/12
   $1,000 x [( -------------- )- 1] = -$39.28
               1 + .05 + .001

In this example, the MVA is a negative $39.28.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. Using the formula above, we determine the MVA as follows:

                    1.045      to the power of 84/12
   $1,000 x [( -------------- )- 1] = $27.21
               1 + .04 + .001

In this example, the MVA is a positive $27.21.

Please note that when you allocate your purchase payment to the ten-year GPA and you have begun your fourth contract year at the beginning of the Guarantee Period, your withdrawal charge percentage is 7%. (See "Charges -- Withdrawal Charge.") We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for the annual contract administrative charge, to amounts we pay as death claims or to automatic transfers from the two-year Guarantee Period Account. In some states, the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT


You may also allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing American Enterprise Life annuities, product design, competition, and American Enterprise Life's revenues and expenses.


We will credit an interest rate bonus of 1% over our current interest crediting rate on each new purchase payment you make to the one-year fixed account. This 1% interest rate bonus will apply for a one-year period that begins on the date you make that purchase payment. At the end of the one-year period, we will change the interest rate that applies to that purchase payment as described above and we will no longer credit the 1% interest rate bonus. The 1% interest rate bonus may be more than offset by higher fees and charges (especially the withdrawal charge) associated with the bonus or by the withdrawal charges of another annuity contract you are replacing. Transfers or other allocations into the one-year fixed account are not eligible for the interest rate bonus.

Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)

--------------------------------------------------------------------------------
AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 41

Buying Your Contract

Your sales representative will help you complete and submit an application and send it along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you apply, you may select (if available in your state):

o the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest(1);
o  how you want to make purchase payments;
o  the optional Maximum Anniversary Value Death Benefit Rider(2);
o  an optional Guaranteed Minimum Income Benefit Rider(3);
o  the optional Performance Credit Rider(3);
o  the optional Benefit Protector(SM) Death Benefit Rider(4);
o  the optional Benefit Protector(SM) Plus Death Benefit Rider(4); and
o  a beneficiary.

(1) Fixed accounts are not available under contracts issued in Pennsylvania. Guarantee Period Accounts are not available under contracts issued in Maryland.
(2) Available if both you and the annuitant are 79 or younger at contract issue. May not be available in all states.
(3) You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is available if the annuitant is 75 or younger at contact issue. If you select the GMIB you must select the MAV rider.


(4) Available if you and the annuitant are 75 or younger at contract issue. These riders will be available until Aug. 15, 2001 and they may not be available in all states.


The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed accounts and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts are scheduled to begin on the retirement date. When we process your application, we will establish the retirement date to the maximum age or date described below. You can also select a date within the maximum limits. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

o  no earlier than the 30th day after the contract's effective date; and
o no later than the annuitant's 85th birthday or the tenth contract anniversary, if purchased after age 75.

For qualified annuities (except Roth IRAs), to avoid IRS penalty taxes, the retirement date generally must be:

o  on or after the date the annuitant reaches age 591/2; and
o for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 701/2.

If you take the minimum IRA distribution as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.

BENEFICIARY
We will pay your named beneficiary the death benefit if it becomes payable before the retirement date (while the contract is in force and before annuity payouts begin). If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)

--------------------------------------------------------------------------------
42 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

PURCHASE PAYMENTS
For contracts issued in Maryland, purchase payments are limited and may not be made after the first contract anniversary.

Minimum purchase payments:
   If paying by SIP(1):             $50 initial payment.
                                    $50 for additional payments.
   If paying by any other method:   $5,000 initial payment for contracts issued
                                    in South Carolina, Texas and Washington.
                                    $2,000 initial payment for contracts issued in all other states.
                                    $100 for additional payments.

(1) Payments made using SIP must total $2,000 before you can make partial withdrawals.

Maximum total allowable purchase payments(2) (without prior approval):
$1,000,000

(2) This limit applies in total to all American Enterprise Life annuities you own. We reserve the right to increase the maximum limit. For qualified annuities, the tax-deferred retirement plan's or the Code's limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

1 By letter:

Send your check along with your name and contract number to:
American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

2 By SIP:

Contact your sales representative to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
You will generally receive a purchase payment credit with any payment you make to your contract that brings your total net payment (total payments less total withdrawals) to $100,000 or more.

We apply a credit to your contract of 1% of your current payment. If you make any additional payments that cause the contract to be eligible for the credit, we will add credits to your prior purchase payments (less total withdrawals). We apply this credit immediately. We allocate the credit to the fixed accounts and subaccounts in the same proportions as your purchase payment.

We fund the credit from our general account. We do not consider credits to be "investments" for income tax purposes. (See "Taxes.")

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to "Contingent events" (see "Charges -- Contingent events"), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available because of lower distribution and other expenses associated with larger sized contracts and through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 43

Charges

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed accounts in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE


We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. For qualified contracts, this fee totals 0.85% of their average daily net assets on an annual basis. For non-qualified contracts, this fee totals 1.10% of their average daily net assets on an annual basis. This fee covers the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. If you choose the optional Maximum Anniversary Value Death Benefit Rider, we will charge an additional fee (see "Maximum Anniversary Value Death Benefit Rider Fee" below). These fees do not apply to the fixed accounts. We cannot increase these fees.


Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

o first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
o then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.


MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT RIDER FEE


We charge a fee for this optional feature only if you select it(1). If selected, we apply this fee daily to the subaccounts as part of the mortality and expense risk fee. It is reflected in the unit values of the subaccounts, and it totals 0.10% of their average daily net assets on an annual basis. We cannot increase this fee.

(1) Available if both you and the annuitant are 79 or younger at contract issue. May not be available in all states.

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44 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE
We charge a fee (currently 0.30%) based on the adjusted contract value for this optional feature only if you select it(2). If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB fee, adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the GMIB fee on new contracts up to a maximum of 0.75%.

We calculate the fee as follows: 0.30% x (CV + ST - FAV)

   CV  = contract value on the contract anniversary
   ST  = transfers from the subaccounts to the fixed accounts made six months before the contract anniversary.
   FAV = the value of your fixed accounts on the contract anniversary.

The result of ST - FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts and not on the fixed accounts.

Example:

o You purchase the contract with a payment of $50,000 on Jan. 1, 2001 and allocate all of your payment to the subaccounts.
o On Sept. 1, 2001 your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.
o On Jan. 1, 2002 (the first contract anniversary) the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.
o  The GMIB fee percentage is 0.30%.

We calculate the charge for the GMIB as follows:
   Contract value on the contract anniversary:                           $73,250
   plus transfers from the subaccounts to the fixed accounts
    in the six months before the contract anniversary:                   +15,000
   minus the value of the fixed accounts on the contract anniversary:    -15,250
                                                                         -------
                                                                         $73,000
The GMIB fee charged to you: 0.30% x $73,000 =                           $   219

PERFORMANCE CREDIT RIDER (PCR) FEE
We charge a fee of 0.15% of your contract value for this optional feature if you select it(2). If selected, we deduct the fee from your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion as your interest bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the PCR fee, adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.

(2) You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is available if the annuitant is 75 or younger at contract issue. If you select the GMIB you must select the MAV rider.

Benefit Protector(SM) DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it(3). If selected, we deduct 0.25% of your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

When annuity payouts begin, or if you terminate the contract for any reason other than death, we will deduct this fee, adjusted for the number of calendar days coverage was in place. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits. We can increase this fee on new contracts up to a maximum of 0.75%.

Benefit Protector(SM) PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it(3). If selected, we deduct 0.40% of your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

When annuity payouts begin, or if you terminate the contract for any reason other than death, we will deduct this fee, adjusted for the number of calendar days coverage was in place. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits. We can increase this fee on new contracts up to a maximum of 1.25%.


(3) Available if you and the annuitant are 75 or younger at contract issue. These riders will not be available until Aug. 15, 2001 and they may not be available in all states.


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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 45

WITHDRAWAL CHARGE
If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within seven years before withdrawal. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts -- Market Value Adjustments (MVA).")

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1. First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary's contract value. (We consider your initial purchase payment to be the prior anniversary's contract value during the first contract year.) We do not assess a withdrawal charge on this amount.

2. Next, we withdraw contract earnings, if any, that are greater than the annual 10% free withdrawal amount described in number one above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

    NOTE: We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed accounts.

3. Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4. Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period shown in your contract. We withdraw these payments on a first-in, first-out (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn:

             Years from purchase              Withdrawal charge
               payment receipt                 payment receipt

                      1                               8%
                      2                               8
                      3                               7
                      4                               7
                      5                               6
                      6                               5
                      7                               3
                      Thereafter                      0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

Example: Assume you requested a withdrawal of $1,000 and there is a withdrawal charge of 7%. The total amount we actually deduct from your contract is $1,075.26. We determine this amount as follows:

             Amount requested          $1,000
         ------------------------  or  ------  =  $1,075.26
         1.00 - withdrawal charge        .93

By applying the 7% withdrawal charge to $1,075.26, the withdrawal charge is $75.26. We pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

Withdrawal charge under Annuity Payout Plan E -- Payouts for a specified period:
Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. With a qualified annuity, the discount rate we use in the calculation will be 4.86% if the assumed investment rate is 3.5% and 6.36% if the assumed investment rate is 5%. With a nonqualified annuity, the discounted rate we use in the calculation will be 5.11% if the assumed investment rate is 3.5% and 6.61% if the assumed investment rate is 5%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment rate minus the present value of the remaining payouts using the discount rate. The withdrawal charge will not be greater than 9% of the amount available for payouts under the plan.

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46 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Withdrawal charge calculation example:

The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

o The contract date is Jan. 1, 2001 with a contract year of Jan. 1 through Dec. 31 and with an anniversary date of Jan. 1 each year; and
o  We received these payments
   -- $10,000 Jan. 1, 2001;
   -- $8,000 Feb. 28, 2008;
   -- $6,000 Feb. 20, 2009; and
o You withdraw the contract for its total withdrawal value of $38,101 on Aug. 5, 2011 and made no other withdrawals during that contract year; and
o  The prior anniversary Jan. 1, 2010 contract value was $38,488.

Withdrawal Charge     Explanation
     $  0             $3,848.80 is 10% of the prior anniversary's contract
                      value withdrawn without withdrawal charge; and
        0             $10,252.20 is contract earnings in excess of the 10% free
                      withdrawal amount withdrawn without withdrawal charge; and
        0             $10,000 Jan. 1, 2001 payment was received seven or more
                      years before withdrawal and is withdrawn without
                      withdrawal charge; and
      560             $8,000 Feb. 28, 2008 payment is in its fourth year from
                      receipt, withdrawn with a 7% withdrawal charge; and
      420             $6,000 Feb. 20, 2009 payment is in its third year from
      ---             receipt withdrawn with a 7% withdrawal charge.
     $980

Waiver of withdrawal charges
We do not assess withdrawal charges for:

o  withdrawals of any contract earnings;
o withdrawals of amounts totaling up to 10% of your prior contract anniversary's contract value to the extent it exceeds contract earnings;
o required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);
o  contracts settled using an annuity payout plan;
o withdrawals made as a result of one of the "Contingent events"* described below to the extent permitted by state law (see your contract for additional conditions and restrictions);
o  amounts we refund to you during the free look period;* and
o  death benefits.*

* However, we will reverse certain purchase payment credits up to the maximum withdrawal charge. (See "Buying Your Contract -- Purchase Payment Credits.")

Contingent events
o Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.
o To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 47

Valuing Your Investment

We value your accounts as follows:

FIXED ACCOUNTS(1)
We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

o the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts(2);
o  plus any purchase payment credits allocated to the fixed accounts;
o  plus interest credited;
o minus the sum of amounts withdrawn after the MVA (including any applicable withdrawal charges) and amounts transferred out;
o  minus any prorated contract administrative charge;
o minus any prorated portion of the Guaranteed Minimum Income Benefit Rider fee (if applicable);
o  minus any prorated portion of the Performance Credit Rider (if applicable);
o minus any prorated portion of the Benefit Protector(SM) Death Benefit Rider fee (if applicable); and
o minus any prorated portion of the Benefit Protector(SM) Plus Death Benefit Rider fee (if applicable).

(1) Fixed accounts are not available under contracts issued in Pennsylvania.
(2) Guarantee Period Accounts are not available under contracts issued in Maryland.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, or the Guaranteed Minimum Income Benefit Rider fee, or the Performance Credit Rider fee, we subtract a certain number of accumulation units from your contract.

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: to calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.

We determine the net investment factor by:

o adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
o  dividing that sum by the previous adjusted net asset value per share; and
o subtracting the percentage factor representing the mortality and expense risk fee, the variable account administrative charge, and the Maximum Anniversary Value Death Benefit Rider fee (if applicable) from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

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48 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS



Factors that affect subaccount accumulation units: accumulation units may change in two ways-- in number and in value.

The number of accumulation units you own may fluctuate due to:

o  additional purchase payments you allocate to the subaccounts;
o  any purchase payment credits allocated to the subaccounts;
o  transfers into or out of the subaccounts;
o  partial withdrawals;
o  withdrawal charges;
o  prorated portions of the contract administrative charge;
o  prorated portions of the Guaranteed Minimum Income Benefit Rider fee
   (if applicable);
o  prorated portions of the Performance Credit Rider fee (if applicable);
o  prorated portions of the Benefit Protector(SM) Death Benefit Rider fee
   (if applicable); and/or
o  prorated portions of the Benefit Protector(SM) Plus Death Benefit Rider fee
   (if applicable).

Accumulation unit values will fluctuate due to:

o  changes in funds' net asset value;
o  dividends distributed to the subaccounts;
o  capital gains or losses of funds;
o  fund operating expenses; and/or
o mortality and expense risk fee, the variable account administrative charge, the Maximum Anniversary Value Death Benefit Rider fee (if applicable).

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING


Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Account (without a MVA) to one or more subaccounts. The three to ten year Guarantee Period Accounts are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.


This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

By investing an equal number                                                                    Number
of dollars each ...                                           Amount          Accumulation     of units
                                            Month            invested          unit value      purchased

                                             Jan               $100               $20             5.00
you automatically buy                        Feb                100                18             5.56
more units when the                          Mar                100                17             5.88
per unit market price is low ...             Apr                100                15             6.67
                                             May                100                16             6.25
                                             Jun                100                18             5.56
and fewer units                              Jul                100                17             5.88
when the per unit                            Aug                100                19             5.26
market price is high                         Sept               100                21             4.76
                                             Oct                100                20             5.00

You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 49

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment and any applicable purchase payment credit to a six-month or twelve-month Special DCA account.

(1) "Net contract value" equals your current contract value plus any new purchase payment and purchase payment credit. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, purchase payment credits, withdrawal requests and exchange requests submitted with your application.

You may only allocate a new purchase payment of at least $10,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into the other accounts you selected over the time period you selected (either six or twelve months).

We credit interest to each Special DCA account at rates that generally are higher than those we credit to the one-year fixed account and the two-year Guarantee Period Account. We will change the interest rate on each Special DCA account from time to time at our discretion. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment and purchase payment credit, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

Once you establish a Special DCA account, you cannot allocate additional purchase payments to it. However, you may establish another new Special DCA account and allocate new purchase payments to it when we change the interest rates we offer on these accounts. If you are funding a Special DCA account come from multiple sources, we apply each purchase payment and purchase payment credit to the account and credit interest on that purchase payment and purchase payment credit on the date we receive it. This means that all purchase payments and purchase payment credits may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments and purchase payment credits were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your sales representative.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset-rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

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50 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

TRANSFERRING BETWEEN ACCOUNTS
You may transfer contract value from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the fixed accounts.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the Guarantee Period Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.

We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners. These modifications could include, but not be limited to:

o  requiring a minimum time period between each transfer;
o not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or
o limiting the dollar amount that a contract owner may transfer at any one time.

For information on transfers after annuity payouts begin, see "Transfer policies" below.

Transfer policies

o Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.
o You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.
o You may transfer contract values from a Guarantee Period Account any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.
o If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.
o We will not accept requests for transfers from the one-year fixed account at any other time.
o Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.
o Once annuity payouts begin, you may not make any transfers to the Guarantee Period Accounts.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 51

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

1 By letter:

Send your name, contract number, Social Security Number or Taxpayer Identification Number and signed request for a transfer or withdrawal to:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

2 By automated transfers and automated partial withdrawals:

Your sales representative can help you set up automated transfers or partial withdrawals among your subaccounts or fixed accounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

o Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.
o Automated withdrawals may be restricted by applicable law under some contracts.
o You may not make additional purchase payments if automated partial withdrawals are in effect.
o Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

3 By phone:

Call between 8 a.m. and 7 p.m. Central time:
(800) 333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                 Contract value or entire account balance

Withdrawals:               $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

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52 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For full withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges -- Withdrawal Charge") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period -- Annuity Payout Plans").

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.

RECEIVING PAYMENT By regular or express mail:

o  payable to owner;
o  mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

   -- the withdrawal amount includes a purchase payment check that has not cleared;
   -- the NYSE is closed, except for normal holiday and weekend closings; -- trading on the NYSE is restricted, according to SEC rules;
   -- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or -- the SEC permits us to delay payment for the protection of security holders.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 53

Benefits in Case of Death

We will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. We will base the benefit paid on the death benefit coverage you selected when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENT DEATH BENEFIT (ROP)
We require this option if either you or the annuitant are 80 or older. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of the following less any purchase payment credits added to the contract in the last 12 months:

1. contract value; or
2. total purchase payments plus purchase payments credits minus adjusted partial withdrawals.

                                             PW x DB
Death benefit adjusted partial withdrawals = -------
                                               CV

   PW = the partial withdrawal including any applicable withdrawal charge or
        MVA.
   DB = the death benefit on the date of (but prior to) the partial withdrawal. CV = contract value on the date of (but prior to) the partial withdrawal.

Example:

o  You purchase the contract with a payment of $25,000 on Jan. 1, 2001.
o  On Jan. 1, 2002 you make an additional purchase payment of $5,000.
o On March 1, 2002 the contract value falls to $28,000. You take a $1,500 partial withdrawal leaving a contract value of $26,500.
o  On March 1, 2003 the contract value falls to $25,000.

We calculate the ROP death benefit on March 1, 2003 as follows:

Contract value at death:                                              $25,000.00
                                                                      ==========

Purchase payments and purchase payment credits minus adjusted partial withdrawals:

   Total purchase payments and purchase payment credits:              $30,000.00
   minus ROP adjusted partial withdrawals calculated as:

    1,500 x 30,000
    -------------- =                                                   -1,607.14
        28,000

   for a death benefit of:                                            $28,392.86
                                                                      ==========

The ROP death benefit calculated as the greatest of
these two values:                                                     $28,392.86

If you die before your retirement date: When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities: If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

o the beneficiary asks us in writing within 60 days after we receive proof of death; and
o payouts begin no later than one year after your death, or other date as permitted by the Code; and
o the payout period does not extend beyond the beneficiary's life or life expectancy.

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54 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Qualified annuities: The IRS has issued proposed regulations which will affect distributions from your qualified annuity. These are proposed regulations that may take effect Jan. 1, 2002. The information below is an explanation based on existing law. Contact your tax advisor if you have any questions as to the impact of the new proposed rules on your situation.

If your spouse is the sole beneficiary, your spouse may keep the contract as owner until the date on which the annuitant would have reached age 70 1/2, or any other date permitted by the Code. The contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

o the beneficiary asks us in writing within 60 days after we receive proof of death; and
o  payouts begin no later than one year following the year of your death; and
o the payout period does not extend beyond the beneficiary's life or life expectancy.

Optional Benefits

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT RIDER
The MAV rider is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see "Charges"). The MAV rider does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your sales representative whether or not the MAV rider is appropriate for your situation.

If the MAV rider is available in your state and both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV rider to your contract at the time of purchase. Once you select the MAV rider you may not cancel it. You must select the MAV rider if you choose to add the Guaranteed Minimum Income Benefit Rider to your contract.

The MAV rider provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following amounts less any purchase payment credits added in the last 12 months:

1. contract value;
2. total purchase payments plus purchase payment credits minus adjusted partial withdrawals; or
3. the maximum anniversary value immediately preceding the date of death plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): This is the greatest of your contract values on any contract anniversary plus subsequent purchase payments and purchase payment credits minus adjusted partial withdrawals. We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary's MAV to the current contract value and we reset the MAV if the current contract value is higher. We stop resetting the MAV after you or the annuitant reach age
81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 55

Example:

o  You purchase the contract with a payment of $20,000 on Jan. 1, 2001.
o On Jan. 1, 2002 (the first contract anniversary) the contract value grows to $24,000.
o On March 1, 2002 the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit on March 1, 2002 as follows:

Contract value at death:                                              $20,500.00
                                                                      ==========
Purchase payments minus adjusted partial withdrawals:
   Total purchase payments:                                           $20,000.00
   minus the death benefit adjusted partial withdrawals,

                   $1,500 x $20,000                                    -1,363.64
    calculated as: ---------------- =                                  ---------
                       $22,000

   for a death benefit of:                                            $18,636.36
                                                                      ==========

The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:
   Greatest of your contract anniversary contract values:             $24,000.00
   plus purchase payments made since that anniversary:                     +0.00
   minus the death benefit adjusted partial withdrawals,

                   $1,500 x $24,000                                    -1,636.36
    calculated as: ---------------- =                                  ---------
                       $22,000

   for a death benefit of:                                            $22,363.64
                                                                      ==========
The MAV death benefit, calculated as the greatest of these
three values, which is the MAV:                                       $22,363.64

BENEFIT PROTECTOR(SM) DEATH BENEFIT RIDER (BENEFIT PROTECTOR)


This rider will not be available until Aug. 15, 2001.


The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see "Charges"). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. Be sure to discuss with your sales representative whether or not the Benefit Protector is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. Generally, you must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available under a nonqualified annuity contract. You may not select this rider if you select the Benefit Protector Plus Rider. We reserve the right to discontinue offering the Benefit Protector for new contracts.

In some instances the rider effective date for the Benefit Protector may be after we issue the contract according to terms determined by us and at our sole discretion.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

o  the applicable death benefit,

PLUS

o 40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or
o 15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

--------------------------------------------------------------------------------
56 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS



Terminating the Benefit Protector:

o  You may terminate the rider within 30 days of the first rider anniversary.
o You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.
o The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.


If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will substitute this new contract value on the date of death for "purchase payments not previously withdrawn" used in calculating earnings at death. Your spouse has the option of discontinuing the Benefit Protector within 30 days of the date of death.


For an example of how we calculate the death benefit under the Benefit
Protector, please see the example in the Benefit Protector(SM) Plus Death Benefit
Rider below.

NOTE: For special tax considerations associated with the Benefit Protector, see
"Taxes."

BENEFIT PROTECTOR(SM) PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)


This rider will not be available until Aug. 15, 2001.


The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see "Charges"). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your sales representative whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available under nonqualified annuities purchased through a transfer or exchange. You may not select this rider if you select the Benefit Protector Rider. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

o  the benefits payable under the Benefit Protector described above,

PLUS

o a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

                     Percentage if you and the annuitant are                Percentage if you or the annuitant are
Contract year       under age 70 on the rider effective date                70 or older on the rider effective date

One and Two                            0%                                                      0%
Three and Four                        10%                                                   3.75%
Five or more                          20%                                                    7.5%

Terminating the Benefit Protector Plus:

o  You may terminate the rider within 30 days of the first rider anniversary.
o You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.
o The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

o  the applicable death benefit PLUS

                  If you and the annuitant are under                         If you or the annuitant are age 70
Contract year     age 70 on the rider effective date, add...                 or older on the rider effective date, add...

      1           Zero                                                       Zero
      2           40% x earnings at death (see above)                        15% x earnings at death
  3 & 4           40% x (earnings at death + 25% of initial                  15% x (earnings at death + 25% of initial
                  purchase payment*)                                         purchase payment*)
     5+           40% x (earnings at death + 50% of initial                  15% x (earnings at death + 50% of initial
                  purchase payment*)                                         purchase payment*)

* Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 57

Example of the Benefit Protector and Benefit Protector Plus:

o You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and you and the annuitant are under age 70. We add a $1,000 credit to your contract. You select the MAV rider.
o On July 1, 2001 the contract value grows to $105,000. The death benefit on July 1, 2001 equals MAV rider, which is the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so neither the Benefit Protector nor the Benefit Protector Plus provides any additional benefit at this time.
o On Jan. 1, 2002 the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time. The death benefit on Jan. 1, 2002 equals:

   MAV rider (contract value):                                          $110,000
   plus the Benefit Protector benefit which equals 40% of earnings at death (MAV rider minus payments not
    previously withdrawn):
    0.40 x ($110,000 - $100,000) =                                        +4,000
                                                                           -----
   Total death benefit of:                                              $114,000

o On Jan. 1, 2003 the contract value falls to $105,000. The death benefit on Jan. 1, 2003 equals:

   MAV rider (MAV):                                                     $110,000
   plus the Benefit Protector benefit (40% of earnings at death):
    0.40 x ($110,000 - $100,000) =                                        +4,000
   plus the Benefit Protector Plus which in the third contract year equals 10% of purchase payments made within 60 days of contract
    issue and not previously withdrawn: 0.10 x $100,000 =                +10,000
                                                                          ------
   Total death benefit of:                                              $124,000


o On Feb. 1, 2003 the contract value remains at $105, 000 and you request a partial withdrawal, including the applicable 7% withdrawal charge, of $50,000. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary's contract value). The remainder of the withdrawal is subject to an 7% withdrawal charge because your payment is two years old, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 - $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit on Feb. 1, 2003 equals:


   MAV rider (MAV adjusted for partial withdrawals):                     $57,619
   plus the Benefit Protector benefit (40% of earnings at death):
    0.40 x ($57,619 - $55,000) =                                          +1,048
   plus the Benefit Protector Plus which in the third contract year equals 10% of purchase payments made within 60 days of contract
    issue and not previously withdrawn: 0.10 x $55,000 =                  +5,500
                                                                           -----
   Total death benefit of:                                               $64,167

o On Jan. 1, 2004 the contract value falls $40,000. The death benefit on Jan. 1, 2004 equals the death benefit paid on Feb. 1, 2003. The reduction in contract value has no effect.

o On Jan. 1, 2010 the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit on Jan. 1, 2010 equals:

   MAV rider (contract value):                                          $200,000
   plus the Benefit Protector (40% of earnings at death, up to a maximum of 100% of purchase payments not previously
    withdrawn that are one or more years old)                            +55,000
   plus the Benefit Protector Plus which after the fourth contract year equals 20% of purchase payments made within 60 days of
    contract issue and not previously withdrawn: 0.20 x $55,000 =        +11,000
                                                                          ------
   Total death benefit of:                                              $266,000

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58 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

o On July 1, 2010 you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on either the Benefit Protector or Benefit Protector Plus values. The death benefit on July 1, 2010 equals:

   MAV rider (contract value less any purchase payment credits
    added in the last 12 months):                                       $249,500
   plus the Benefit Protector (40% of earnings at death, up to a maximum of 100% of purchase payments not previously
    withdrawn that are one or more years old)                            +55,000
   plus the Benefit Protector Plus which after the fourth contract year equals 20% of purchase payments made within 60 days of
    contract issue and not previously withdrawn: 0.20 x $55,000 =        +11,000
                                                                          ------
   Total death benefit of:                                              $315,500

o On July 1, 2011 the contract value remains $250,000 and the "new" purchase payment is one year old. The value of the Benefit Protector changes but value of the Benefit Protector Plus remains constant. The death benefit on July 1, 2011 equals:

   MAV rider (contract value):                                          $250,000
   plus the Benefit Protector benefit which equals 40% of earnings at death (MAV rider minus payments not
    previously withdrawn):
    0.40 x ($250,000 - $105,000) =                                       +58,000
   plus the Benefit Protector Plus which after the fourth contract year equals 20% of purchase payments made within 60 days of
    contract issue and not previously withdrawn: 0.20 x $55,000 =        +11,000
                                                                          ------
   Total death benefit of:                                              $319,000


If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see "Benefits in Case of Death").


NOTE: For special tax considerations associated with the Benefit Protector Plus, see "Taxes."

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

o  you must hold the GMIB for 7 years,
o  the GMIB terminates after the annuitant's 86th birthday,
o  you can only exercise the GMIB within 30 days after a contract anniversary,
o the MAV we use in the GMIB benefit base to calculate annuity payouts under the GMIB is limited after age 81, and
o  the additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your sales representative.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this benefit to your contract for an additional annual charge (see "Charges"). You cannot select the GMIB if you add the Performance Credit Rider to your contract. You must elect the GMIB along with the MAV rider at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB at the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount you allocate to subaccounts investing in the AXP(R) Variable Portfolio - Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 59

Exercising the GMIB:

o you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.
o  the annuitant on the retirement date must be between 50 and 86 years old.
o you can only take an annuity payout under one of the following annuity payout plans:
   -- Plan A - Life Annuity -- no refund
   -- Plan B - Life Annuity with ten years certain
   -- Plan D - Joint and last survivor life annuity -- no refund
o  you may change the annuitant for the payouts.

The GMIB guarantees a minimum amount of fixed annuity lifetime income or a minimum first year variable annuity payout. We calculate fixed annuity payouts and first year variable annuity payouts using the guaranteed annuity purchase rates stated in Table B of the contract. After the first year, lifetime income variable annuity payouts will depend on the investment performance of the subaccounts you select. The payouts will be higher if your investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates that are more conservative than the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you may elect the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

GMIB benefit base: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:

1. contract value;
2. total purchase payments and purchase payment credits minus adjusted partial withdrawals; or
3. the MAV at the last contract anniversary plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary.

Keep in mind that the MAV is limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits you make in the five years before you exercise the GMIB. We would do so only if such payments and credits total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we subtract each payment and purchase payment credit adjusted for market value from the contract value and the MAV.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value and the MAV as:

   PMT x CVG
   ---------
      ECV

   PMT = each purchase payment and purchase payment credit made in the five years before you exercise the GMIB.
   CVG = current contract value at the time you exercise the GMIB.
   ECV = the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

Terminating the GMIB:

o  You may terminate the rider within 30 days after the first rider anniversary.
o  You may terminate the rider any time after the seventh rider anniversary.
o  The rider will terminate on the date:
   -- you make a full withdrawal from the contract;
   -- a death benefit is payable; or
   -- you choose to begin taking annuity payouts under the regular contract provisions.
o The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

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60 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS



Example:

o You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and we add a $1,000 purchase payment credit to your contract. You allocate all your purchase payments and purchase payment credits to the subaccounts.
o  There are no additional purchase payments and no partial withdrawals.
o Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract                                                                GMIB
anniversary   Contract value       Purchase payments     MAV        benefit base

  1              $107,000              $101,000       $107,000
  2               125,000               101,000        125,000
  3               132,000               101,000        132,000
  4               150,000               101,000        150,000
  5                85,000               101,000        150,000
  6               120,000               101,000        150,000
  7               138,000               101,000        150,000        $150,000
  8               152,000               101,000        152,000         152,000
  9               139,000               101,000        152,000         152,000
 10               126,000               101,000        152,000         152,000
 11               138,000               101,000        152,000         152,000
 12               147,000               101,000        152,000         152,000
 13               163,000               101,000        163,000         163,000
 14               159,000               101,000        163,000         163,000
 15               215,000               101,000        215,000         215,000

NOTE: The MAV is limited after age 81, but, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity options) would be:

                                                                         Minimum Guaranteed Monthly Income
Contract                                              Plan A -           Plan B -           Plan D - joint and
anniversary            GMIB                        life annuity--    life annuity with      last survivor life
at exercise        benefit base                       no refund      ten years certain      annuity-- no refund

 10              $152,000 (MAV)                      $  791.92          $  770.64                $630.80
 15               215,000 (Contract Value = MAV)      1,281.40           1,221.20                 991.15

The payouts above are shown at guaranteed annuity rates stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract.
The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract                                              Plan A -           Plan B -           Plan D - joint and
anniversary                                        life annuity--    life annuity with      last survivor life
at exercise       Contract value                      no refund      ten years certain      annuity-- no refund

 10                 $126,000                         $  656.46          $  638.82                $522.90
 15                  215,000                          1,281.40           1,221.20                 991.15

At the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payouts will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 61

PERFORMANCE CREDIT RIDER (PCR)
The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the tenth rider anniversary (see below). This is an optional benefit you may select for an additional charge (see "Charges"). The PCR does not provide any additional benefit before the tenth rider anniversary and it may not be appropriate for issue ages 75 or older due to this required holding period. Be sure to discuss with your sales representative whether or not the PCR is appropriate for your situation.

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot select the PCR if you select the GMIB.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR at the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year's purchase payments and purchase payment credits.

Investment selection under the PCR: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the aggregate amount in your fixed accounts and amounts you allocate to subaccounts investing in the AXP(R) Variable Portfolio - Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.

Target value: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year's purchase payments and purchase payment credits minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 7.2%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary's target value and any additional purchase payments and purchase payment credits minus the target value adjusted partial withdrawals at an annual effective rate of 7.2%.

                                            PW x TV
Target value adjusted partial withdrawals = -------
                                              CV

   PW = the partial withdrawal including any applicable withdrawal charge or
        MVA.
   TV = the target value on the date of (but prior to) the partial withdrawal. CV = contract value on the date of (but prior to) the partial withdrawal.

Exercising the PCR: We will inform you if your contract value did not meet or exceed the target value after your tenth rider anniversary. If your contract value is less than the target value on the tenth rider anniversary you can choose either of the following benefits:

Option A) You may choose to accept a PCR credit to your contract equal to:

   5% x (PP - PCRPW - PP5)

   PP    = total purchase payments and purchase payment credits.
   PCRPW = PCR adjusted partial withdrawals. The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the tenth year rider anniversary).
   PP5   = purchase payments and purchase payment credits made in the prior five years.

         We apply the PCR credit to your contract on the tenth rider anniversary and allocate it among the fixed accounts and subaccounts according to your current asset allocation.

Option B) You may choose to begin receiving annuity payouts (only with lifetime income plans; you may not choose Annuity Payout Plan E) within 60 days of the tenth rider anniversary and receive an additional 5% PCR credit (for a total PCR credit of 10%) as calculated in (a).

We will assume that you have elected Option A unless we receive your request to begin a lifetime annuity payout plan within 60 days after the tenth rider anniversary.

If you select Option A, we will restart the ten-year calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year's payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each ten-year period as described above.

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62 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

PCR reset: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year's payments and credits for the calculating the target value and any applicable PCR credit. If you select Option A, the next ten-year calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

Terminating the PCR:

o You may terminate the PCR within 30 days following the first rider anniversary.
o You may terminate the PCR within 30 days following the later of the tenth rider anniversary or the last rider reset date.
o  The PCR will terminate on the date:
   -- you make a full withdrawal from the contract, -- that a death benefit is payable, or -- you choose to begin taking annuity payouts.

Example:

o You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and we add a $1,000 purchase payment credit to the contract
o  There are no additional purchase payments and no partial withdrawals
o  On Jan. 1, 2011, the contract value is $200,000
o We determine the target value on Jan. 1, 2011 as our purchase payments and credits accumulated at an annual effective rate of 7.2% = $101,000 x (1.072) to power of 10 = $101,000 x 2.00423 = $202,427.

   Your contract value ($200,000) is less than the target value ($202,427). Assuming you select Option A, we add a PCR credit to your contract calculated as follows:

   5% x (PP - TVPW - PP5) = 1.05 x ($101,000 - 0 - 0) = $5,050.

   After application of the PCR credit, your total contract value on Jan. 1, 2011 would be $205,050.

o On Feb. 1, 2011, the contract value grows to $210,000 and you choose to begin receiving annuity payouts under a lifetime income plan. We would now add another PCR credit to your contract. Because you have not made any additional purchase payments or partial withdrawals the amount of this new credit is the same as the PCR credit we added to your contract on Jan. 1, 2011 ($5,050). After adding this new PCR credit to your contract, your total contract value would be $215,050 and we would use this amount to your monthly annuity payout amount.
o If on Feb. 1, 2011, you had elected not to receive annuity payouts, the PCR ten-year calculation period would restart on Jan. 1, 2011 with the target values first year's payments equal to $205,050. We would make the next PCR credit determination on Jan. 1, 2021.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

Amounts of fixed and variable payouts depend on:

o the annuity payout plan you select;
o the annuitant's age and, in most cases, sex;
o the annuity table in the contract; and
o the amounts you allocated to the accounts at settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 63

ANNUITY TABLES
The annuity tables in your contract show the amount of the monthly payouts for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.)

Table B shows the minimum amount of each fixed payout. Amounts in Table B are based on the guaranteed annual effective interest rate shown in your contract. We declare current payout rates that we use in determining the actual amount of your fixed payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

Table A shows the amount of the first monthly variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using Table A results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

o Plan A - Life annuity -- no refund: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.
o Plan B - Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.
o Plan C - Life annuity -- installment refund: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.
o Plan D - Joint and last survivor life annuity -- no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.
o Plan E - Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation will vary between 4.86% and 6.61% depending on the mortality and expense risk charge and the applicable assumed investment rate. (See "Charges -- Withdrawal charge under Annuity Payout Plan E.") You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes.")

Annuity payout plan requirements for qualified annuities: If you purchased a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan that complies with your contract and with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing required minimum distributions if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

o in equal or substantially equal payments over a period not longer than the life of the annuitant or over the life of the annuitant and designated beneficiary; or
o in equal or substantially equal payments over a period not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and designated beneficiary; or
o over a period certain not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

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64 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Generally, under current law, your contract has a tax-deferral feature. This means any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income normally are taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.

Annuity payouts under nonqualified annuities: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.

Qualified annuities: When you use your contract to fund a retirement plan that is already tax deferred under the Code, the contract will not provide any necessary or additional tax deferral for the retirement plan.

Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement or consult a tax advisor for more information about your distribution rules.

Annuity payouts under qualified annuities (except Roth IRAs): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

Purchase payment credits and PCR credits: These are considered earnings and are taxed accordingly.

Withdrawals: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 591/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you withdraw your contract before your plan specifies that you can receive payouts.

Death benefits to beneficiaries under nonqualified annuities: The death benefit under a contract is not tax exempt. Any amount your beneficiary receives that represents previously deferred earnings within the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments.

Death benefits to beneficiaries under qualified annuities: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he or she receives the payments. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met.

Special considerations if you select either the Benefit Protector(SM) or the Benefit Protector(SM) Plus Death Benefit Riders: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report the benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Annuities owned by corporations, partnerships or trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax-deferred.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 65

Penalties: If you receive amounts from your contract before reaching age 591/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

o  because of your death;
o  because you become disabled (as defined in the Code);
o if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary); or
o if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities).

For IRAs, other exceptions may apply if you make withdrawals from your contract before age 59 1/2.

Withholding, generally: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full withdrawal), we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

Some states also impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

Transfer of ownership of a nonqualified annuity: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

Collateral assignment of a nonqualified annuity: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

o the reserve held in each subaccount for your contract; divided by
o the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

--------------------------------------------------------------------------------
66 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

o  laws or regulations change;
o  the existing funds become unavailable; or
o  in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute the funds currently listed in this prospectus for other funds.

We may also:

o  add new subaccounts;
o  combine any two or more subaccounts;
o  make additional subaccounts investing in additional funds;
o  transfer assets to and from the subaccounts or the variable account; and
o  eliminate or close any subaccounts.

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

About the Service Providers

PRINCIPAL UNDERWRITER
American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its offices are located at 70100 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company, a financial services company headquartered in New York City.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American Enterprise Life.

ISSUER
American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC.

American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Its administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Its statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

American Enterprise Life pays cash compensation to the broker-dealers and insurance agencies who have entered into distribution agreements with American Enterprise Life and AEFA for the sale of contracts. This compensation will not result in any charge to contract owners or to the variable account in addition to the charges described in this prospectus. This cash compensation will not be more than 9.0% of the purchase payments it receives on the contracts. From time to time and in accordance with applicable laws and regulations we will pay or permit other promotional incentives, in cash or credit or other compensation.

LEGAL PROCEEDINGS
A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of the suits, Richard W. and Elizabeth J. Thoresen v. American Express Financial Corporation, American Centurion Life Assurance Company, American Enterprise Life Insurance Company, American Partners Life Insurance Company, IDS Life Insurance Company and IDS Life Insurance Company of New York, which was commenced in Minnesota state court on Oct. 13, 1998. The action was brought by individuals who purchased an annuity in a qualified plan. They allege that the sale of annuities in tax-deferred contributory retirement investment plans (e.g., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount, including restitution of allegedly lost investment earnings and restoration of contract values.

In January 2000, AEFC reached an agreement in principle to settle the three class-action lawsuits described above. It is expected the settlement will provide $215 million of benefits to more than two million participants and for release by class members of all insurance and annuity market conduct claims dating back to 1985.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 67

In August, 2000 an action entitled Lesa Benacquisto, Daniel Benacquisto, Richard Thoresen, Elizabeth Thoresen, Arnold Mork, Isabella Mork, Ronald Melchert and Susan Melchert v. American Express Financial Corporation, American Express Financial Advisors, American Centurion Life Assurance Company, American Enterprise Life Insurance Company, American Partners Life Insurance Company, IDS Life Insurance Company and IDS Life Insurance Company of New York was commenced in the United States District Court for the District of Minnesota. The complaint put at issue various alleged sales practices and misrepresentations and allegations of violations of federal laws.

In September, 2000 the plaintiffs filed a consolidated complaint in State Court alleging the same claims as the previous actions.

On Oct. 2, 2000 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota entered an order conditionally certifying a class for settlement purposes, preliminarily approving the class settlement, directing the issuance of a class notice to the class and scheduling a hearing to determine the fairness of settlement for March, 2001.

On March 6, 2001 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota heard oral arguments on plaintiffs' motions for final approval of the class action settlement. Six motions to intervene were filed together with objections to the proposed settlement. We are awaiting a final order from the court.

Additional Information About American Enterprise Life

SELECTED FINANCIAL DATA
The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.


                                       Three months ended                                Years ended Dec. 31
(thousands)                   March 31, 2001       March 31, 2000     2000         1999         1998         1997         1996

Net investment income           $   69,460           $   77,586    $  299,759   $  322,746   $  340,219   $  332,268   $  271,719
Net loss on investments            (18,542)              (2,425)          469        6,565       (4,788)        (509)      (5,258)
Other                                3,765                2,289        12,248        8,338        7,662        6,329        5,753
Total revenues                  $   54,863           $   77,450    $  312,476   $  337,649   $  343,093   $  338,088   $  272,214
Income before income taxes      $  (11,624)          $    9,978    $   38,452   $   50,662   $   36,421   $   44,958   $   35,735
Net income                      $   (7,637)          $    6,332    $   24,365   $   33,987   $   22,026   $   28,313   $   22,823
Total assets                    $4,617,668           $4,532,394    $4,652,221   $4,603,343   $4,885,621   $4,973,413   $4,425,837


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS


Three Months Ended March 31, 2001 Compared to Three Months Ended March 31, 2000:

Net loss was $7.6 million in the first quarter of 2001, compared to net income of $6.3 million in the first quarter of 2000. Loss before income taxes totaled
$11.6 million in the first quarter 2001, compared with income of $10.0 million in the first quarter of 2000. This decline primarily reflects a net pre-tax loss of $18.5 from the write-down and sale of certain high-yield securities.

Total investment contract deposits received increased to $202 million in the first quarter of 2001, compared with $67 million in the first quarter of 2000.
This increase is primarily due to an increase in variable annuity deposits received from sales.

Total revenues decreased to $54.9 million in the first quarter of 2001, compared with $77.5 million in the first quarter of 2000. The decrease is primarily due to net realized losses on investments and decreases in net investment income.
Net investment income, the largest component of revenues, decreased 10% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $1.7 million in the first quarter of 2001, compared with $1.5 million in the first quarter of 2000, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 175% to $2.2 million in the first quarter of 2001, compared with $.8 million in the first quarter of 2000, reflecting an increase in separate account assets.

Net realized loss on investments was $18.5 million in the first quarter of 2001, compared with a net loss of $2.4 million in the first quarter of 2000. The increase in net realized losses was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 1% to $66.5 million in the first quarter of 2001, compared with $67.5 million in 2000. The largest component of expenses, interest credited on investment contracts, decreased $6.6 million to $42.5 million in the first quarter of 2001, compared to $49.1 in the first quarter of 2000, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $12.2 million, compared to $10.7 million in the first quarter of 2000. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 55% to $11.9 million in the first quarter of 2001, compared to $7.7 million in the first quarter of 2000. This increase is mainly due to higher technology costs related to growth initiatives.

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68 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Three Months Ended March 31, 2000 Compared to Three Months Ended March 31, 1999:

Net income decreased 2% to $6.3 million in the first quarter of 2000, compared to $6.5 million in the first quarter of 1999. Earnings decline resulted primarily from weak equity markets and narrower spreads on the investment portfolio.

Total investment contract deposits received decreased to $67 million in the first quarter of 2000, compared with $71 million in the first quarter of 1999. This decrease is primarily due to a decrease in variable annuity deposits in 2000.

Total revenues decreased to $77.5 million in the first quarter of 2000, compared with $78.3 million in the first quarter of 1999. The decrease is primarily due to a decrease in net investment income. Net investment income, the largest component of revenues, decreased 4% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 25% to $1.5 million in the first quarter of 2000, compared with $1.2 million in the first quarter of 1999, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 60% to $.8 million in the first quarter of 2000, compared with $.5 million in the first quarter of 1999, this reflects the increase in separate account assets.

Net realized loss on investments was $2.4 million in the first quarter of 2000, compared with a net loss of $3.8 million in 1999. The net realized loss was primarily due to losses on the sale and writedown of fixed maturity investments.

Total benefits and expenses decreased 1% to $67.5 million in the first quarter of 2000, compared with $68.3 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased $3.2 million to $49.1 million for the first quarter of 2000, compared to $52.3 million in the first quarter of 1999. This reflects a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $10.7 million, compared to $9.2 million in the first quarter of 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 15% to $7.7 million in the first quarter of 2000, compared to $6.7 million in the first quarter of 1999. This increase is mainly due to higher technology costs related to growth initiatives.

Dec. 31, 2000 Compared to Dec. 31, 1999:


Net income decreased 29% to $24 million in 2000, compared to $34 million in 1999. Income before income taxes totaled $38 million in 2000, compared with $51 million in 1999. The decrease was primarily the result of lower net investment income of $300 million in 2000, compared with $323 million in 1999.

Total investment contract deposits received increased to $721 million in 2000, compared with $336 million in 1999. This increase is primarily due to an increase in variable annuity deposits in 2000.

Total revenues decreased to $312 million in 2000, compared with $338 million in 1999. The decrease is primarily due to decreases in net investment income and net realized gains on investments. Net investment income, the largest component of revenues, decreased 7% from the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $6.9 million in 2000, compared with $6.1 million in 1999, reflecting an increase in annuity withdrawal charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 135% to $5.4 million in 2000, compared with $2.3 million in 1999, this reflects the increase in separate account assets.

Net realized gain on investments was $0.5 million in 2000, compared with $6.6 million in 1999. The decrease in net realized gains was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 5% to $274 million in 2000, compared with $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $191 million, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $48 million, compared to $43 million in 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses remained steady at $35 million in 2000.


Dec. 31, 1999 Compared to Dec. 31, 1998:


Net income increased 54% to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5% from the prior year, reflecting decreases in investments owned and investment yields.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 69

Contractholder charges decreased 5% to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77% to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46% to $35 million in 1999, compared to $24 million in 1998. This increase primarily reflects technology costs related to growth initiatives.

Risk Management
The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

American Enterprise Life primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. American Enterprise Life does not invest in securities to generate trading profits.

American Enterprise Life has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.

The negative effect on American Enterprise Life's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at Dec. 31, 2000, would be approximately $4.6 million.

Liquidity and Capital Resources
The liquidity requirements of American Enterprise Life are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

American Enterprise Life has an available line of credit with AEFC aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at Dec. 31, 2000. At Dec. 31, 2000, outstanding reverse repurchase agreements totaled $25 million.

At Dec. 31, 2000, investments in fixed maturities comprised 80% of American Enterprise Life's total invested assets. Of the fixed maturity portfolio, approximately 30% is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At Dec. 31, 2000, approximately 15% of American Enterprise Life's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. American Enterprise Life has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

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70 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

At Dec. 31, 2000, net unrealized depreciation on fixed maturities held to maturity included $10.7 million of gross unrealized appreciation and $17.8 million of gross unrealized depreciation. Net unrealized depreciation on fixed maturities available for sale included $30.2 million of gross unrealized appreciation and $125.6 million of gross unrealized depreciation.

At Dec. 31, 2000, American Enterprise Life had an allowance for losses for mortgage loans totaling $3.3 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. American Enterprise Life established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. American Enterprise Life has also estimated the potential effect of future assessments on American Enterprise Life's financial position and results of operations and has established a reserve for such potential assessments.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of Dec. 31, 2000, American Enterprise Life's total adjusted capital was well in excess of the levels requiring regulatory attention.

RESERVES
In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.

INVESTMENTS
Of our total investments of $3,735,994 at Dec. 31, 2000, 27% was invested in mortgage-backed securities, 54% in corporate and other bonds, 19% in primary mortgage loans on real estate and less than 1% in other investments.

COMPETITION
We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. Best's Insurance Reports, Life-Health edition 2000, assigned us one of its highest classifications, A+ (Superior).

EMPLOYEES
As of Dec. 31, 2000, we had no employees.

PROPERTIES
We occupy office space in Minneapolis, MN, which is leased by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.

STATE REGULATION
American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners. Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 71

Directors and Executive Officers*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:

DIRECTORS
Gumer C. Alvero
Born in 1967
Director, chairman of the board and executive vice president - Annuities since January 2001; vice president - Variable Annuities, AEFC, since April 1998; executive assistant to president/CEO, AEFC, from April 1996 to April 1998.

Carol A. Holton
Born in 1952
Director, president and chief executive officer since January 2001; vice president - Third Party Distribution, AEFC, since April 1998; director - Distributor Services, AEFC, from September 1997 to April 1998; director - Business Systems and Operations, F&G Life, from July 1996 to August 1997.

Paul S. Mannweiler**
Born in 1949
Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.

Teresa J. Rasmussen
Born in 1956
Director, vice president, general counsel and secretary since December 2000; vice president and assistant general counsel, AEFC, since August 2000; assistant vice president, AEFC, from October 1995 to August 2000.

OFFICERS OTHER THAN DIRECTORS
Lorraine R. Hart
Born in 1951
Vice president - Investments since 1992; vice president - Insurance Investments, AEFC since 1998; and vice president - Investments, American Express Certificate Company since 1994.

Stuart A. Sedlacek
Born in 1957
Executive vice president since 1998; executive vice president - Assured Assets, 1994 to 1998; senior vice president and chief financial officer, AEFC, since 1998; vice president, AEFC, from September 1988 to 1998.

Philip C. Wentzel
Born in 1961
Vice president and controller since 1998; director of financial reporting and analyses, AEFC, from 1992 to 1997.

David L. Yowan
Born in 1957
Vice president and treasurer since March 2001; senior vice president and assistant treasurer of American Express Company since January 1999; vice president and corporate treasurer, AEFC, since April 2001; senior portfolio and risk management officer for the North American Consumer Bank of Citigroup from August 1987 to January 1999.

 * The address for all of the directors and principal officers is: 200 AXP Financial Center, Minneapolis, MN 55474 except for Mr. Mannweiler who is an independent director.
** Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204

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72 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

EXECUTIVE COMPENSATION
Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.

Name of individual or number in group     Position held                                     Cash compensation

Five most highly compensated
executive officers as a group:                                                                 $ 8,138,209
Stephen W. Roszell                        President and Chief Executive Officer
Richard W. Kling                          Chairman of the Board
Lorraine R. Hart                          Vice President - Investments
David M. Kuplic                           Assistant Vice President - Investments
Stuart A. Sedlacek                        Executive Vice President
All executive officers as a group (11)                                                         $11,289,475


SECURITY OWNERSHIP OF MANAGEMENT
Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

Experts

Ernst & Young LLP, independent auditors, have audited the financial statements of American Enterprise Life Insurance Company at Dec. 31, 2000 and 1999, and for each of the three years in the period ended Dec. 31, 2000, and the individual and combined statements of the segregated asset subaccounts of American Enterprise Variable Annuity Account as of Dec. 31, 2000 and for the periods indicated therein, as set forth in their reports. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

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                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 73

American Enterprise Life Insurance Company
Balance sheet
March 31, 2001 (unaudited)
($ thousands, except share amounts)

Assets
Investments:
   Fixed maturities:
      Available for sale, at fair value
      (amortized cost: $2,938,428)                                   $2,983,792
   Mortgage loans on real estate                                        715,916
   Other investments                                                        918
-------------------------------------------------------------------------------
      Total investments                                               3,700,626
Cash and cash equivalents                                                78,310
Amounts due from brokers                                                  2,244
Accounts receivable                                                         893
Accrued investment income                                                48,281
Deferred policy acquisition costs                                       200,740
Deferred income taxes                                                    17,815
Other assets                                                              8,560
Separate account assets                                                 560,199
-------------------------------------------------------------------------------
      Total assets                                                   $4,617,668
===============================================================================

Liabilities and Stockholder's Equity
Liabilities:
   Future policy benefits:
      Fixed annuities                                                $3,536,944
      Universal life-type insurance                                           8
   Policy claims and other policyholders' funds                           5,291
   Amounts due to brokers                                                 2,077
   Other liabilities                                                     56,813
   Separate account liabilities                                         560,199
-------------------------------------------------------------------------------
      Total liabilities                                               4,161,332
Stockholder's equity:
   Capital stock, $150 par value per share;
   100,000 shares authorized, 20,000 shares
   issued and outstanding                                                 3,000
   Additional paid-in capital                                           281,872
   Accumulated other comprehensive loss:
      Net unrealized securities losses                                   (8,450)
      Net unrealized derivative losses                                  (27,987)
   Retained earnings                                                    207,901
-------------------------------------------------------------------------------
      Total stockholder's equity                                        456,336
-------------------------------------------------------------------------------
Total liabilities and stockholder's equity                           $4,617,668
===============================================================================

See accompanying notes.

--------------------------------------------------------------------------------
74 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
Statements of income
Three months ended March 31, (unaudited) ($ thousands)      2001           2000

Revenues:
Policyholder and contractholder charges                $   1,746       $  1,476
Mortality and expense risk fees                            2,199            813
Net investment income                                     69,460         77,586
Net realized loss on investments                         (18,542)        (2,425)
--------------------------------------------------------------------------------
      Total revenues                                      54,863         77,450
-------------------------------------------------------------------------------

Benefits and expenses:
Interest credited on investment contracts                 42,473         49,052
Amortization of deferred policy acquisition costs         12,155         10,745
Other operating expenses                                  11,859          7,675
-------------------------------------------------------------------------------
      Total benefits and expenses                         66,487         67,472
-------------------------------------------------------------------------------
(Loss) income before income taxes                        (11,624)         9,978
Income taxes                                              (3,987)         3,646
-------------------------------------------------------------------------------
Net (loss) income                                      $  (7,637)      $  6,332
===============================================================================


See accompanying notes.

--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 75

American Enterprise Life Insurance Company
Statements of cash flows

Three months ended March 31, (unaudited) ($ thousands)          2001        2000

Cash flows from operating activities:
Net (loss) income                                      $     (7,637)   $  6,332
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
   Change in accrued investment income                        6,660       2,481
   Change in accounts receivable                                (26)         (2)
   Change in other assets                                     2,791         (11)
   Change in deferred policy acquisition costs, net          (2,118)      4,306
   Change in policy claims and other policyholders'
   funds                                                     (4,004)     (4,317)
   Deferred income tax provision                             (5,077)     (1,883)
   Change in other liabilities                                5,225      12,723
   (Accretion of discount) amortization of premium, net         (58)        641
   Net realized loss on investments                          18,542       2,425
   Other, net                                                 4,514        (131)
-------------------------------------------------------------------------------
      Net cash provided by operating activities              18,812      22,564

Cash flows from investing activities:
Fixed maturities held to maturity:
    Maturities, sinking fund payments and calls                  --      10,022
Fixed maturities available for sale:
   Purchases                                                (39,196)     (1,496)
   Maturities, sinking fund payments and calls               49,904      58,318
   Sales                                                     76,926       5,495
Other investments, excluding policy loans:
   Purchases                                                 (1,696)     (1,388)
   Sales                                                      9,789      12,779
Change in amounts due from brokers                             (928)         --
Change in amounts due to brokers                            (22,310)        275
--------------------------------------------------------------------------------
      Net cash provided by investing activities              72,489      84,005

Cash flows from financing activities:
Activity related to universal life-type insurance and investment contracts:
   Considerations received                                  159,985      52,023
   Surrenders and death benefits                           (250,299)   (207,644)
   Interest credited to account balances                     42,471      49,052
-------------------------------------------------------------------------------
      Net cash used in financing activities                 (47,843)   (106,569)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents                    43,458          --
Cash and cash equivalents at beginning of period             34,852          --
-------------------------------------------------------------------------------
Cash and cash equivalents at end of period            $      78,310    $     --
===============================================================================


See accompanying notes.

--------------------------------------------------------------------------------
76 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company

Notes to Financial Statements

(unaudited)

($ thousands)

1. GENERAL

In the opinion of the management of American Enterprise Life Insurance Company (the Company), the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly its balance sheet as of March 31, 2001 and the related statements of income and cash flows for the three month periods ended March 31, 2001 and 2000.

2. NEW ACCOUNTING PRONOUNCEMENT

In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Derivatives that are not hedges must be adjusted to fair value through income.

Changes in the fair value of a derivative are recorded in income or directly to equity, depending on the instrument's designated use. For those derivative instruments that are designated and qualify as hedging instruments under SFAS 133, a company must designate the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. For derivative instruments not designated as hedging instruments per SFAS 133, changes in fair value are adjusted immediately through earnings. Currently, the Company does not carry derivatives that are designated or qualify as hedging instruments under SFAS No. 133.

Because of changes to the rules for hedging investments, the transition provisions of SFAS 133, as amended, permitted held-to-maturity securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to be reclassified at the date of adoption to available-for-sale or trading. The Company reclassified all held-to-maturity securities to available-for-sale upon adoption.

Prior to adopting SFAS No. 133, the Company's interest rate caps, floors and swaps qualified as cash flow hedges. The derivatives do not qualify for hedge accounting per SFAS No. 133. For "pre-existing" cash flow-type hedges, the transition adjustment upon adoption of SFAS No. 133 was reported in accumulated other comprehensive income (OCI) as a cumulative effect of an accounting change. This resulted in a decrease of $34,727 to other comprehensive income (OCI), net of tax. The Company estimates $7,500 of net derivative losses included in OCI will be reclassified into earnings within the next twelve months. The adoption of SFAS No. 133 did not have a significant impact on the Company's results of operations.

3. COMPREHENSIVE INCOME

Total comprehensive income (loss) was $18,022 and ($4,551) for the three months ended March 31, 2001 and 2000, respectively.

                                                March 31, 2001    March 31, 2000
Net (Loss) Income                                 $  (7,637)       $   6,332
Other comprehensive loss
   Unrealized gains on available-for-sale
    securities, net of tax                           53,646          (10,883)
   Net unrealized loss on derivative instruments,
   net of tax                                       (27,987)              --
--------------------------------------------------------------------------------
Total comprehensive income                        $  18,022        $  (4,551)
--------------------------------------------------------------------------------

4. INCOME TAXES

The Company's effective income tax rate was 34.3% for the three months ended March 31, 2001 compared to 36.5% for the three months ended March 31, 2000. The net impact of changes in state tax rules for certain states had a favorable impact on the effective tax rate for the Company.


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 77

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 2000 and 1999, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/S/ Ernst & Young LLP
    Ernst & Young LLP
February 8, 2001
Minneapolis, Minnesota

78  AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Balance sheets
December 31, ($ thousands, except share amounts)         2000           1999

Assets

Investments:
     Fixed maturities:
         Held to maturity, at amortized cost
            (fair value: 2000, $927,031;
            1999, $984,103)                             $  934,091   $1,006,349
         Available for sale, at fair value
            (amortized cost: 2000, $2,163,906;
            1999, $2,411,799)                            2,068,487    2,304,487
                                                         ---------    ---------
                                                         3,002,578    3,310,836
     Mortgage loans on real estate                         724,009      785,253
     Other investments                                       9,407       11,470
                                                             -----       ------
            Total investments                            3,735,994    4,107,559
Cash and cash equivalents                                   34,852           --
Amounts due from brokers                                     1,316           --
Accounts receivable                                            867          316
Accrued investment income                                   54,941       56,676
Deferred policy acquisition costs                          198,622      180,288
Deferred income taxes                                       26,350       37,501
Other assets                                                 9,969            9
Separate account assets                                    589,310      220,994
                                                           -------      -------
            Total assets                                $4,652,221   $4,603,343
                                                        ==========   ==========

Liabilities and stockholder's equi1ty
Liabilities:
     Future policy benefits for:
         Fixed annuities                                $3,584,784   $3,921,513
         Universal life-type insurance                          10           --
     Policy claims and other policyholders' funds            9,295       12,097
     Amounts due to brokers                                 24,387       25,215
     Other liabilities                                       6,326       17,436
     Separate account liabilities                          589,310      220,994
                                                           -------      -------
            Total liabilities                            4,214,112    4,197,255
Commitments and contingencies
Stockholder's equity:
     Capital stock, $100 par value per share;
         100,000 shares authorized, 20,000 shares
         issued and outstanding                              2,000        2,000
     Additional paid-in capital                            282,872      282,872
     Accumulated other comprehensive loss:
         Net unrealized securities losses                  (62,097)     (69,753)
     Retained earnings                                     215,334      190,969
                                                           -------      -------
            Total stockholder's equity                     438,109      406,088
                                                           -------      -------
Total liabilities and stockholder's equity              $4,652,221   $4,603,343
                                                        ==========   ==========

See accompanying notes.

                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 79

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of income

Years ended December 31, ($ thousands)                2000      1999      1998

Revenues:
Net investment income                              $299,759  $322,746  $340,219
Policyholder and contractholder charges               6,865     6,069     6,387
Mortality and expense risk fees                       5,383     2,269     1,275
Net realized gain (loss) on investments                 469     6,565    (4,788)
                                                        ---     -----    ------
     Total revenues                                 312,476   337,649   343,093
                                                    -------   -------   -------

Benefits and expenses:
Interest credited on investment contracts           191,040   208,583   228,533
Amortization of deferred policy acquisition costs    47,676    43,257    53,663
Other operating expenses                             35,308    35,147    24,476
                                                     ------    ------    ------
     Total benefits and expenses                    274,024   286,987   306,672
                                                    -------   -------   -------
Income before income taxes                           38,452    50,662    36,421
Income taxes                                         14,087    16,675    14,395
                                                     ------    ------    ------
Net income                                         $ 24,365  $ 33,987  $ 22,026
                                                   ========  ========  ========


See accompanying notes.
80  AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------


Statements of stockholder's equity

                                                                                                      Accumulated
                                                                                                        Other
                                                           Total                      Additional    Comprehensive
                                                       Stockholder's     Capital        Paid-In     (Loss) Income,     Retained
Three years ended December 31, ($ thousands)              Equity          Stock        Capital        Net of Tax       Earnings

Balance, January 1, 1998                                $ 469,344         $2,000       $282,872    $    49,516         $134,956
Comprehensive income:
     Net income                                            22,026             --             --             --           22,026
     Unrealized holding losses arising
         during the year, net of taxes of $3,400           (6,314)            --             --         (6,314)              --
     Reclassification adjustment for losses
         included in net income,
         net of tax of ($588)                               1,093             --             --          1,093               --
                                                            -----          -----          -----          -----            -----
Other comprehensive loss                                   (5,221)            --             --         (5,221)              --
                                                           ------          -----          -----         ------            -----
Comprehensive income:                                      16,805
                                                           ------

Balance, December 31, 1998                                486,149          2,000        282,872         44,295          156,982
Comprehensive loss:
     Net income                                            33,987             --             --             --           33,987
     Unrealized holding losses arising
         during the year, net of taxes of $59,231        (110,001)            --             --       (110,001)              --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $2,179                              (4,047)            --             --         (4,047)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive loss                                 (114,048)            --             --       (114,048)              --
                                                         --------          -----          -----       --------            -----
Comprehensive loss                                        (80,061)
                                                          -------

Balance, December 31, 1999                                406,088          2,000        282,872        (69,753)         190,969
Comprehensive income:
     Net income                                            24,365             --             --             --           24,365
     Unrealized holding gains arising
         during the year, net of taxes of $(4,812)          8,937             --             --          8,937               --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $690                                (1,281)            --             --         (1,281)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive income                                  7,656             --             --          7,656               --
                                                            -----          -----          -----          -----            -----
Comprehensive income                                       32,021
                                                           ------
Balance, December 31, 2000                              $ 438,109         $2,000       $282,872    $   (62,097)        $215,334
                                                        =========         ======       ========    ===========         ========

See accompanying notes.

                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 81

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows

Years ended December 31, ($ thousands)                                                2000                1999                1998

Cash flows from operating activities:
Net income                                                                       $  24,365           $  33,987           $  22,026
Adjustments to reconcile net income
to net cash (used in) provided by operating activities:
     Change in accrued investment income                                             1,735               5,064              (2,152)
     Change in accounts receivable                                                    (551)               (102)                349
     Change in deferred policy acquisition costs, net                              (18,334)             16,191              28,022
     Change in other assets                                                         (9,960)                 34                  74
     Change in policy claims and other policyholders' funds                         (2,802)              4,708              (3,939)
     Deferred income tax provision (benefit)                                         7,029                 711              (9,591)
     Change in other liabilities                                                   (11,110)             (7,064)              7,595
     Amortization of premium, net                                                    2,682               2,315                 122
     Net realized (gain) loss on investments                                          (469)             (6,565)              4,788
     Other, net                                                                       (233)             (1,562)              2,544
                                                                                      ----              ------               -----
         Net cash (used in) provided by operating activities                        (7,648)             47,717              49,838

Cash flows from investing activities:
Fixed maturities held to maturity:
     Maturities                                                                     65,716              65,705              73,601
     Sales                                                                           5,128               8,466              31,117
Fixed maturities available for sale:
     Purchases                                                                    (101,665)           (593,888)           (298,885)
     Maturities                                                                    171,297             248,317             335,357
     Sales                                                                         176,296             469,126              48,492
Other investments:
     Purchases                                                                      (1,388)            (28,520)           (161,252)
     Sales                                                                          65,978              57,548              78,681
Change in amounts due from brokers                                                  (1,316)                 --                  --
Change in amounts due to brokers                                                      (828)            (29,132)             19,412
                                                                                      ----             -------              ------
         Net cash provided by investing activities                                 379,218             197,622             126,523

Cash flows from financing activities:
Activity related to universal life type insurance and investment contracts:
     Considerations received                                                       398,462             299,899             302,158
     Surrenders and other benefits                                                (926,220)           (753,821)           (707,052)
     Interest credited to account balances                                         191,040             208,583             228,533
                                                                                   -------             -------             -------
         Net cash used in financing activities                                    (336,718)           (245,339)           (176,361)
                                                                                  --------            --------            --------
Net increase in cash and cash equivalents                                           34,852                  --                  --
Cash and cash equivalents at beginning of year                                          --                  --                  --
                                                                                      ----                ----                ----
Cash and cash equivalents at end of year                                         $  34,852           $      --           $      --
                                                                                 =========           =========           =========
See accompanying notes.

82  AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Notes to Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of business
American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis. Immediate annuities and variable universal life are offered as well. The Company distributes its products through financial institutions and unbranded independent financial advisors.

Basis of presentation
The Company is a  wholly-owned  subsidiary  of IDS Life  Insurance  Company (IDS
Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments
Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities and marketable equity securities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

Realized investment gain or loss is determined on an identified cost basis.

Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

When evidence indicates a decline, which is other than temporary, in the underlying value or earning power of individual investments, such investments are written down to the fair value by a charge to income.

Mortgage loans on real estate are carried at amortized cost less a reserve for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment  of mortgage  loans is measured as the excess of the loan's  recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses. The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments. Amounts paid or received under interest rate swap agreements are recognized as an adjustment to investment income.

                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 83

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows
The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                    2000        1999         1998
Cash paid during the year for:
Income taxes                     $14,861     $22,007      $19,035
Interest on borrowings             1,073       2,187        5,437

Recognition of profits on annuity contracts
Profits on fixed and variable deferred annuities are recognized by the Company over the lives of the contracts, using primarily the interest method. Profits on fixed annuities represent the excess of investment income earned from investment of contract considerations over interest credited to contract owners and other expenses. Profits on variable annuities represent the excess of contractholder charges over the costs of benefits provided and other expenses.

The retrospective deposit method is used in accounting for fixed and variable universal life-type insurance. Under this method, profits are recognized over the lives of the policies in proportion to the estimated gross profits expected to be realized.

Policyholder and contractholder charges include surrender charges and fees collected regarding the issue and administration of annuity contracts.

Deferred policy acquisition costs
The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For variable universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 2000, unlocking adjustments resulted in a net increase in amortization of $1.5 million. Net unlocking adjustments in 1999 were not significant. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million.

Liabilities for future policy benefits
Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

Liabilities for fixed annuities in a benefit status are based on established industry mortality tables and interest rates ranging from 5% to 9.5%, depending on year of issue.

Federal income taxes
The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

Included in other liabilities at December 31, 2000 and 1999 are $9,944 and $2,147, receivable from and payable to, respectively, IDS Life for federal income taxes.

Separate account business
The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

84 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Accounting changes
In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative will be recorded in income or directly to equity, depending on the instrument's designated use.

A one-time opportunity to reclassify held-to-maturity investments to available-for-sale is allowed without tainting the remaining securities in the held-to-maturity portfolio. The Company has elected to take this opportunity to reclass its held-to-maturity investments to available-for-sale.

As of January 1, 2001, the cumulative impact of applying the Statement's accounting requirements will not have a significant impact on the Company's financial position or results of operations.

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," superceding SFAS No. 125. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The company does not expect SFAS No. 140 to have a material impact on the company's financial position or results of operations.

In July 2000, the FASB's Emerging Issues Task Force (EITF) issued a consensus on Issue 99-20, "Recognition of Interest Income and Impairment on Purchased Beneficial Interests in Securitized Financial Assets." The consensus must be adopted for fiscal quarters beginning after March 15, 2001, with earlier adoption permitted. Issue 99-20 prescribes new procedures for recording interest income and measuring impairment on retained and purchased beneficial interests. Application of the provisions of the consensus will not have a material impact on the Company's financial position or results of operations.

Reclassifications
Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.

2. INVESTMENTS
Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 2000 are as follows:

                                                  Gross      Gross
                                    Amortized  unrealized  unrealized     Fair
Held to maturity                      cost        gains      losses       value
U.S. Government agency obligations   $  6,949    $    26    $     55  $    6,920
State and municipal obligations         2,101          1          --       2,102
Corporate bonds and obligations       773,630      9,876      17,470     766,036
Mortgage-backed securities            151,411        801         239     151,973
                                      -------        ---         ---     -------
                                     $934,091    $10,704    $ 17,764  $  927,031
                                     ========    =======    ========  ==========
Available for sale
U.S. Government agency obligations $    5,154    $   284    $     --  $    5,438
State and municipal obligations         2,250          5          --       2,255
Corporate bonds and obligations     1,319,781     19,103     123,865   1,215,019
Mortgage-backed securities            836,721     10,780       1,726     845,775
                                      -------     ------       -----     -------
                                   $2,163,906    $30,172    $125,591  $2,068,487
                                   ==========    =======    ========  ==========
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 85

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                   Gross       Gross
                                    Amortized   unrealized  unrealized    Fair
Held to maturity                      cost         gains      losses      value
U.S. Government agency obligations $    7,514     $   23    $   431   $    7,106
State and municipal obligations         3,002         44         --        3,046
Corporate bonds and obligations       816,826      5,966     23,311      799,482
Mortgage-backed securities            179,007        296      4,834      174,469
                                      -------        ---      -----      -------
                                   $1,006,349     $6,329    $28,576   $  984,103
                                   ==========     ======    =======   ==========
Available for sale
U.S. Government agency obligations $    2,047     $   --    $     47  $    1,999
State and municipal obligations         2,250         --         190       2,060
Corporate bonds and obligations     1,419,150      7,445      90,703   1,335,892
Mortgage-backed securities            988,352      1,929      25,746     964,536
                                      -------      -----      ------     -------
                                   $2,411,799     $9,374    $116,686  $2,304,487
                                   ==========     ======    ========  ==========

The amortized cost and fair value of investments in fixed maturities at December 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     Amortized                    Fair
Held to maturity                       cost                       value
Due from one to five years            $405,375                  $402,691
Due from five to ten years             321,802                   317,320
Due in more than ten years              55,503                    55,047
Mortgage-backed securities             151,411                   151,973
                                       -------                   -------
                                      $934,091                  $927,031
                                      ========                  ========

                                    Amortized                     Fair
Available for sale                     cost                       value
Due from one to five years          $   61,851                $   67,514
Due from five to ten years             965,579                   878,853
Due in more than ten years             299,755                   276,345
Mortgage-backed securities             836,721                   845,775
                                       -------                   -------
                                    $2,163,906                $2,068,487
                                    ==========                ==========


During the years ended December 31, 2000, 1999 and 1998, fixed maturities classified as held to maturity were sold with amortized cost of $5,128, $8,466 and $31,117, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

In addition, fixed maturities available for sale were sold during 2000 with proceeds of $176,296 and gross realized gains and losses of $3,488 and $1,516 respectively. Fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147, respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively.

At December 31, 2000, bonds carried at $3,259 were on deposit with various states as required by law.

At December 31, 2000, investments in fixed maturities comprised 80 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $463 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

Rating                             2000       1999
Aaa/AAA                       $  998,333   $1,168,144
Aaa/AA                             1,000           --
Aa/AA                             34,535       42,859
Aa/A                              59,569       52,416
A/A                              367,643      422,668
A/BBB                            121,028      189,072
Baa/BBB                          989,301      995,152
Baa/BB                            67,156       64,137
Below investment grade           459,432      483,700
                                 -------      -------
                              $3,097,997   $3,418,148
                              ==========   ==========

86 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

At December 31, 2000, approximately 92 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

At December 31, 2000, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                              December 31, 2000             December 31, 1999
                          On balance    Commitments      On balance  Commitments
Region                       sheet      to purchase         sheet    to purchase
South Atlantic              $172,349       $--             $194,325      $   --
Middle Atlantic              106,376        --              118,699          --
East North Central           122,354        --              126,243          --
Mountain                     100,208        --              103,751          --
West North Central           110,669        --              125,891         513
New England                   39,877        --               43,345         802
Pacific                       38,559        --               41,396          --
West South Central            30,172        --               31,153          --
East South Central             6,749        --                7,100          --
                               -----     -----                -----       -----
                             727,313        --              791,903       1,315
Less allowance for losses      3,304        --                6,650          --
                               -----     -----                -----       -----
                            $724,009       $--             $785,253      $1,315
                            ========       ===             ========      ======

                              December 31, 2000            December 31, 1999
                          On balance   Commitments       On balance  Commitments
Property type                sheet     to purchase          sheet    to purchase
Department/retail stores    $214,927        $--            $232,449      $1,315
Apartments                   152,906         --             181,346          --
Office buildings             191,767         --             202,132          --
Industrial buildings          80,330         --              83,186          --
Hotels/Motels                 41,977         --              43,839          --
Medical buildings             29,173         --              32,284          --
Nursing/retirement homes       6,471         --               6,608          --
Mixed Use                      9,762         --              10,059          --
                               -----      -----              ------       -----
                             727,313         --             791,903       1,315
Less allowance for losses      3,304         --               6,650          --
                               -----      -----               -----       -----
                            $724,009        $--            $785,253      $1,315
                            ========        ===            ========      ======

Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

At December 31, 2000 and 1999, the Company's recorded investment in impaired loans was $9,014 and $5,200, respectively, with allowances of $500 and $1,250, respectively. During 2000 and 1999, the average recorded investment in impaired loans was $4,684 and $5,399, respectively.

The Company recognized $221, $136 and $251 of interest income related to impaired loans for the years ended December 31, 2000, 1999 and 1998, respectively.
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 87

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The following table presents changes in the allowance for investment losses related to all loans:

                                              2000        1999         1998
Balance, January 1                            $6,650     $8,500       $3,718
(Reduction) provision for investment losses   (3,346)    (1,850)       4,782
                                              ------     ------        -----
Balance, December 31                          $3,304     $6,650       $8,500
                                              ======     ======       ======

At December 31, 2000 the Company had no commitments to purchase investments.

Net investment income for the years ended December 31 is summarized as follows:

                                  2000          1999             1998
Interest on fixed maturities    $237,201      $265,199         $285,260
Interest on mortgage loans        59,686        63,721           65,351
Interest on cash equivalents       1,136           534              137
Other                              5,693        (1,755)          (2,493)
                                   -----        ------           ------
                                 303,716       327,699          348,255
Less investment expenses           3,957         4,953            8,036
                                   -----         -----            -----
                                $299,759      $322,746         $340,219
                                ========      ========         ========

Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                  2000         1999           1998
Fixed maturities                $ (2,877)     $ 4,715        $    28
Mortgage loans                     3,346       (1,650)        (4,816)
                                   -----       ------         ------
                                $    469      $ 3,065        $(4,788)
                                ========      =======        =======

Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                        2000          1999          1998
Fixed maturities available for sale    $11,894     $(175,458)     $(8,032)

3. INCOME TAXES
The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

The  income  tax  expense  for the years  ended  December  31,  consists  of the following:
                                2000        1999           1998
Federal income taxes:
Current                        $ 6,170      $15,531       $23,227
Deferred                         7,029          711        (9,591)
                                 -----          ---        ------
                                13,199       16,242        13,636
State income taxes-- current       888          433           759
                                   ---          ---           ---
Income tax expense             $14,087      $16,675       $14,395
                               =======      =======       =======

Increases  (decreases) to the federal income tax provision  applicable to pretax income  based on the  statutory  rate,  for the years  ended  December  31,  are attributable to:
                                                           2000                   1999                   1998
                                                   Provision   Rate       Provision    Rate      Provision   Rate
Federal income taxes based on the statutory rate     $13,458   35.0%      $17,731     35.0%       $13,972   35.0%
Increases (decreases) are attributable to :
     Tax-excluded interest                                (4)    --           (14)      --            (35)  (0.1)
     State tax, net of federal benefit                   578    1.5           281      0.5            493    1.2
Other, net                                                55    0.1        (1,323)    (2.6)           (35)    --
                                                          --    ---        ------     ----            ---    ---
Total income taxes                                   $14,087   36.6%      $16,675     32.9%       $14,395   36.1%
                                                     =======   ====       =======     ====        =======   ====

Significant   components  of  the  Company's  deferred  income  tax  assets  and liabilities as of December 31 are as follows:

Deferred income tax assets:                         2000            1999
Policy reserves                                    $40,242          $46,243
Unrealized losses on investments                    31,441           39,678
Other                                                6,208            1,070
                                                     -----            -----
     Total deferred income tax assets               77,891           86,991
                                                    ------           ------
Deferred income tax liabilities:
Deferred policy acquisition costs                   51,541           49,490
                                                    ------           ------
     Total deferred income tax liabilities          51,541           49,490
                                                    ------           ------
     Net deferred income tax assets                $26,350          $37,501
                                                   =======          =======

88  AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4. STOCKHOLDER'S EQUITY
Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $31,152 and $58,223 as of December 31, 2000 and 1999, respectively. In addition, dividends in excess of $nil would require approval by the Insurance Department of the state of Indiana.

Statutory net (loss) income for the years ended December 31 and statutory capital and surplus as of December 31, are summarized as follows:

                                  2000          1999         1998
Statutory net (loss) income     $(11,928)    $ 15,241      $ 37,902
Statutory capital and surplus    315,930      343,094       330,588

The National Association of Insurance Commissioners (NAIC) revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The state of Indiana has adopted the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the Company uses to prepare their statutory-basis financial statements. Management believes these changes will not adversely impact the Company's statutory-basis capital and surplus as of January 1, 2001.

5. RELATED PARTY TRANSACTIONS
The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $6,489 and $8,258 at December 31, 2000 and 1999, respectively. The interest rate swap is an off balance sheet transaction.

The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $45,191, $38,931 and $28,482 for the years ended December 31, 2000, 1999 and 1998, respectively. Certain of these costs are included in deferred policy acquisition costs.

6. LINES OF CREDIT
The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 2000 or 1999.

7. DERIVATIVE FINANCIAL INSTRUMENTS
The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 89

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company's holdings of derivative financial instruments are as follows:

                             Notional    Carrying        Fair       Total credit
December 31, 2000             amount      amount         value        exposure
Assets:
     Interest rate caps     $  500,000     $2,037      $    414       $    414
     Interest rate floors    2,000,000      6,489        13,185         13,185
Off balance sheet:
     Interest rate swaps     2,000,000         --       (51,369)       (51,369)
                             ---------     ------       -------        -------
                                           $8,526      $(37,770)      $(37,770)
                                           ======      ========       ========

                             Notional    Carrying       Fair       Total credit
December 31, 1999             amount      amount        value        exposure
Assets:
     Interest rate caps     $  900,000   $  3,212       $ 4,437         $ 4,437
     Interest rate floors    2,000,000      8,258         2,251           2,251
Off balance sheet:
     Interest rate swaps     2,000,000         --        18,274          18,274
                             ---------      -----        ------          ------
                                          $11,470       $24,962         $24,962
                                          =======       =======         =======

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2001 to 2006.

Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.


8. FAIR VALUES OF FINANCIAL INSTRUMENTS
The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                               December 31, 2000          December 31, 1999
                                              Carrying      Fair         Carrying        Fair
Financial Assets                               amount       value          amount       value
Investments:
Fixed maturities (Note 2):
     Held to maturity                       $  934,091   $  927,031     $1,006,349   $  984,103
     Available for sale                      2,068,487    2,068,487      2,304,487    2,304,487
Mortgage loans on real estate (Note 2)         724,009      740,992        785,253      770,095
Derivative financial instruments (Note 7)        8,526      (37,770)        11,470       24,962
Separate account assets (Note 1)               589,310      589,310        220,994      220,994
Cash and cash equivalents                       34,852       34,852             --           --

Financial Liabilities
Future policy benefits for fixed annuities  $3,567,085   $3,480,270     $3,905,849   $3,778,945
Separate account liabilities                   589,310      567,989        220,994      209,942
                                               -------      -------        -------      -------

At December 31, 2000 and 1999, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $17,699 and $15,633, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 2000 and 1999.

The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 2000 and 1999.

9. COMMITMENTS AND CONTINGENCIES
In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits related to the sales of insurance and annuity products, anticipated to provide for approximately $215 million of benefits. The Company had been named as a co-defendant in one of these lawsuits. In September 2000, the court gave preliminary approval to the proposed settlement and AEFC has mailed notices to all of the over two million class members. A fairness hearing is scheduled for March 2001, with final approval anticipated in the second quarter, pending any legal appeals. The anticipated costs of settlement remain unchanged from 1999. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results of operations. The agreement also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies, including final court approval.

90  AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS

Appendix A: Expense Examples for the Performance Credit Rider



Examples*: These examples assume that applicable fund fee waivers and/or expense reimbursements will continue for the periods shown. First we show the expenses for a nonqualified annuity assuming selection of the optional Performance Credit Rider (PCR) followed by expenses for a qualified annuity assuming selection of the optional PCR. Under each fund you will find an example showing: 1) the contract with selection of the Return of Purchase Payment Death Benefit (ROP) and no additional riders, 2) the contract with selection of the ROP and the optional Benefit Protector(SM) Death Benefit Rider, 3) the contract with selection of the ROP and the optional Benefit Protector(SM) Plus Death Benefit Rider, 4) the contract with selection of the Maximum Anniversary Value Death Benefit (MAV) Rider and no additional riders, 5) the contract with selection of the Maximum Anniversary Value Death Benefit (MAV) Rider and the optional Benefit Protector(SM) Death Benefit Rider, and 6) the contract with selection of the MAV Rider and the optional Benefit Protector(SM) Plus Death Benefit Rider.

You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ...

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

AXP(R) Variable Portfolio - Cash Management Fund
   ROP with no additional riders                 $101.49  $136.34  $173.78  $244.72  $21.49   $66.34  $113.78  $244.72
   ROP with optional Benefit Protector            104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
   ROP with optional Benefit Protector Plus       105.59   148.67   194.37   285.96   25.59    78.67   134.37   285.96
   MAV with no additional riders                  102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   MAV with optional Benefit Protector            105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   MAV with optional Benefit Protector Plus       106.62   151.74   199.47   296.02   26.62    81.74   139.47   296.02
AXP(R) Variable Portfolio - Federal Income Fund
   ROP with no additional riders                  103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   ROP with optional Benefit Protector            106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   ROP with optional Benefit Protector Plus       107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   MAV with no additional riders                  104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   MAV with optional Benefit Protector            107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
   MAV with optional Benefit Protector Plus       108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
AXP(R) Variable Portfolio - Managed Fund
   ROP with no additional riders                  102.21   138.50   177.40   252.05   22.21    68.50   117.40   252.05
   ROP with optional Benefit Protector            104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
   ROP with optional Benefit Protector Plus       106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   MAV with no additional riders                  103.24   141.59   182.57   262.45   23.24    71.59   122.57   262.45
   MAV with optional Benefit Protector            105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
   MAV with optional Benefit Protector Plus       107.34   153.88   203.02   303.00   27.34    83.88   143.02   303.00
AXP(R)Variable Portfolio - New Dimensions Fund(R)
   ROP with no additional riders                  102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   ROP with optional Benefit Protector            105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   ROP with optional Benefit Protector Plus       106.62   151.74   199.47   296.02   26.62    81.74   139.47   296.02
   MAV with no additional riders                  103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   MAV with optional Benefit Protector            106.11   150.21   196.92   291.00   26.11    80.21   136.92   291.00
   MAV with optional Benefit Protector Plus       107.64   154.80   204.54   305.98   27.64    84.80   144.54   305.98


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 91





You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

AXP(R) Variable Portfolio - S&P 500 Index Fund
   ROP with no additional riders                 $ 99.44  $130.13  $163.35  $223.48  $19.44  $ 60.13  $103.35  $223.48
   ROP with optional Benefit Protector            102.01   137.89   176.37   249.96   22.01    67.89   116.37   249.96
   ROP with optional Benefit Protector Plus       103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   MAV with no additional riders                  100.47   133.24   168.57   234.15   20.47    63.24   108.57   234.15
   MAV with optional Benefit Protector            103.03   140.98   181.54   260.38   23.03    70.98   121.54   260.38
   MAV with optional Benefit Protector Plus       104.57   145.60   189.26   275.80   24.57    75.60   129.26   275.80
AXP(R) Variable Portfolio - Small Cap Advantage Fund
   ROP with no additional riders                  106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
   ROP with optional Benefit Protector            109.28   159.69   212.61   321.71   29.28    89.69   152.61   321.74
   ROP with optional Benefit Protector Plus       110.82   164.25   220.13   336.22   30.82    94.25   160.13   336.22
   MAV with no additional riders                  107.75   155.11   205.05   306.97   27.75    85.11   145.05   306.97
   MAV with optional Benefit Protector            110.31   162.73   217.63   331.41   30.31    92.73   157.63   331.41
   MAV with optional Benefit Protector Plus       111.85   167.29   225.12   345.78   31.85    97.29   165.12   345.78
AIM V.I. Capital Appreciation Fund
   ROP with no additional riders                  102.93   140.67   181.02   259.34   22.93    70.67   121.02   259.34
   ROP with optional Benefit Protector            105.49   148.36   193.86   284.95   25.49    78.36   133.86   284.95
   ROP with optional Benefit Protector Plus       107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
   MAV with no additional riders                  103.95   143.75   186.17   269.66   23.95    73.75   126.17   269.66
   MAV with optional Benefit Protector            106.52   151.43   198.96   295.02   26.52    81.43   138.96   295.02
   MAV with optional Benefit Protector Plus       108.05   156.02   206.56   309.93   28.05    86.02   146.56   309.93
AIM V.I. Dent Demographic Trends Fund
   ROP with no additional riders                  109.90   161.51   215.63   327.54   29.90    91.51   155.63   327.54
   ROP with optional Benefit Protector            112.46   169.10   228.10   351.47   32.46    99.10   168.10   351.47
   ROP with optional Benefit Protector Plus       114.00   173.64   235.52   365.55   34.00   103.64   175.52   365.55
   MAV with no additional riders                  110.92   164.55   220.63   337.18   30.92    94.55   160.63   337.18
   MAV with optional Benefit Protector            113.49   172.13   233.06   360.88   33.49   102.13   173.06   360.88
   MAV with optional Benefit Protector Plus       115.02   176.65   240.45   374.81   35.02   106.65   180.45   374.81
AIM V.I. Value Fund
   ROP with no additional riders                  103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
   ROP with optional Benefit Protector            105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
   ROP with optional Benefit Protector Plus       107.23   153.58   202.51   302.01   27.23    83.58   142.51   302.01
   MAV with no additional riders                  104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   MAV with optional Benefit Protector            106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
   MAV with optional Benefit Protector Plus       108.26   156.63   207.58   311.90   28.26    86.63   147.58   311.90
Alliance VP Growth & Income Portfolio (Class B)
   ROP with no additional riders                  104.26   144.67   187.72   272.74   24.26    74.67   127.72   272.74
   ROP with optional Benefit Protector            106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
   ROP with optional Benefit Protector Plus       108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
   MAV with no additional riders                  105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
   MAV with optional Benefit Protector            107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
   MAV with optional Benefit Protector Plus       109.39   159.99   213.12   322.68   29.39    89.99   153.12   322.68


--------------------------------------------------------------------------------
92 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS





You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Alliance VP Premier Growth Portfolio (Class B)
   ROP with no additional riders                 $107.85  $155.41  $205.55  $307.96  $27.85   $85.41  $145.55  $307.96
   ROP with optional Benefit Protector            110.41   163.03   218.13   332.37   30.41    93.03   158.13   332.37
   ROP with optional Benefit Protector Plus       111.95   167.59   225.62   346.73   31.95    97.59   165.62   346.73
   MAV with no additional riders                  108.87   158.47   210.60   317.80   28.87    88.47   150.60   317.80
   MAV with optional Benefit Protector            111.44   166.07   223.13   341.97   31.44    96.07   163.13   341.97
   MAV with optional Benefit Protector Plus       112.97   170.62   230.58   356.19   32.97   100.62   170.58   356.19
Alliance VP Technology Portfolio (Class B)
   ROP with no additional riders                  107.95   155.72   206.06   308.95   27.95    85.72   146.06   308.95
   ROP with optional Benefit Protector            110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34
   ROP with optional Benefit Protector Plus       112.05   167.89   226.12   347.68   32.05    97.89   166.12   347.68
   MAV with no additional riders                  108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   MAV with optional Benefit Protector            111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
   MAV with optional Benefit Protector Plus       113.08   170.92   231.08   357.13   33.08   100.92   171.08   357.13
Evergreen VA Global Leaders Fund
   ROP with no additional riders                  104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   ROP with optional Benefit Protector            107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   ROP with optional Benefit Protector Plus       108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   MAV with no additional riders                  105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   MAV with optional Benefit Protector            108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   MAV with optional Benefit Protector Plus       110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
Evergreen VA Growth and Income Fund
   ROP with no additional riders                  104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   ROP with optional Benefit Protector            107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   ROP with optional Benefit Protector Plus       108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   MAV with no additional riders                  105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   MAV with optional Benefit Protector            108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   MAV with optional Benefit Protector Plus       110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
Evergreen VA Masters Fund
   ROP with no additional riders                  104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   ROP with optional Benefit Protector            107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   ROP with optional Benefit Protector Plus       108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   MAV with no additional riders                  105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   MAV with optional Benefit Protector            108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   MAV with optional Benefit Protector Plus       110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
Evergreen VA Omega Fund
   ROP with no additional riders                  101.49   136.34   173.78   244.72   21.49    66.34   113.78   244.72
   ROP with optional Benefit Protector            104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
   ROP with optional Benefit Protector Plus       105.59   148.67   194.37   285.96   25.59    78.67   134.37   285.96
   MAV with no additional riders                  102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   MAV with optional Benefit Protector            105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   MAV with optional Benefit Protector Plus       106.62   151.74   199.47   296.02   26.62    81.74   139.47   296.02


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 93





You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Evergreen VA Small Cap Value Fund
   ROP with no additional riders                 $104.98  $146.83  $191.30  $279.88  $24.98   $76.83  $131.30  $279.88
   ROP with optional Benefit Protector            107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   ROP with optional Benefit Protector Plus       109.08   159.08   211.61   319.75   29.08    89.08   151.61   319.75
   MAV with no additional riders                  106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   MAV with optional Benefit Protector            108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
   MAV with optional Benefit Protector Plus       110.10   162.12   216.63   329.48   30.10    92.12   156.63   329.48
Evergreen VA Strategic Income Fund
   ROP with no additional riders                  103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
   ROP with optional Benefit Protector            105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
   ROP with optional Benefit Protector Plus       107.23   153.58   202.51   302.01   27.23    83.58   142.51   302.01
   MAV with no additional riders                  104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   MAV with optional Benefit Protector            106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
   MAV with optional Benefit Protector Plus       108.26   156.63   207.58   311.90   28.26    86.63   147.58   311.90
Fidelity VIP III Mid Cap Portfolio (Service Class)
   ROP with no additional riders                  103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
   ROP with optional Benefit Protector            105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
   ROP with optional Benefit Protector Plus       107.23   153.58   202.51   302.01   27.23    83.58   142.51   302.01
   MAV with no additional riders                  104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   MAV with optional Benefit Protector            106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
   MAV with optional Benefit Protector Plus       108.26   156.63   207.58   311.90   28.26    86.63   147.58   311.90
Fidelity VIP Contrafund(R)Portfolio (Service Class)
   ROP with no additional riders                  102.31   138.81   177.92   253.10   22.31    68.81   117.92   253.10
   ROP with optional Benefit Protector            104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   ROP with optional Benefit Protector Plus       106.41   151.13   198.45   294.02   26.41    81.13   138.45   294.02
   MAV with no additional riders                  103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   MAV with optional Benefit Protector            105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   MAV with optional Benefit Protector Plus       107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
Fidelity VIP High Income Portfolio (Service Class)
   ROP with no additional riders                  102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   ROP with optional Benefit Protector            105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
   ROP with optional Benefit Protector Plus       106.62   151.74   199.47   296.02   26.62    81.74   139.47   296.02
   MAV with no additional riders                  103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   MAV with optional Benefit Protector            106.11   150.21   196.92   291.00   26.11    80.21   136.92   291.00
   MAV with optional Benefit Protector Plus       107.64   154.80   204.54   305.98   27.64    84.80   144.54   305.98
FTVIPT Franklin Small Cap Fund - Class 2
   ROP with no additional riders                  104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   ROP with optional Benefit Protector            107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   ROP with optional Benefit Protector Plus       109.08   159.08   211.61   319.75   29.08    89.08   151.61   319.75
   MAV with no additional riders                  106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   MAV with optional Benefit Protector            108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
   MAV with optional Benefit Protector Plus       110.10   162.12   216.63   329.48   30.10    92.12   156.63   329.48


--------------------------------------------------------------------------------
94 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS





You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

FTVIPT Mutual Shares Securities Fund - Class 2
   ROP with no additional riders                 $105.29  $147.75  $192.84  $282.92  $25.29  $ 77.75  $132.84  $282.92
   ROP with optional Benefit Protector            107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
   ROP with optional Benefit Protector Plus       109.39   159.99   213.12   322.68   29.39    89.99   153.12   322.68
   MAV with no additional riders                  106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   MAV with optional Benefit Protector            108.87   158.47   210.60   317.80   28.87    88.47   150.60   317.80
   MAV with optional Benefit Protector Plus       110.41   163.03   218.13   332.37   30.41    93.03   158.13   332.37
FTVIPT Templeton Developing Markets Securities Fund - Class 2
   ROP with no additional riders                  113.08   170.92   231.08   357.13   33.08   100.92   171.08   357.13
   ROP with optional Benefit Protector            115.64   178.46   243.39   380.33   35.64   108.46   183.39   380.33
   ROP with optional Benefit Protector Plus       117.18   182.97   250.71   393.97   37.18   112.97   190.71   393.97
   MAV with no additional riders                  114.10   173.94   236.02   366.48   34.10   103.94   176.02   366.48
   MAV with optional Benefit Protector            116.66   181.47   248.28   389.45   36.66   111.47   188.28   389.45
   MAV with optional Benefit Protector Plus       118.20   185.96   255.57   402.95   38.20   115.96   195.57   402.95
FTVIPT Templeton International Securities Fund - Class 2
   ROP with no additional riders                  106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   ROP with optional Benefit Protector            108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
   ROP with optional Benefit Protector Plus       110.10   162.12   216.63   329.48   30.10    92.12   156.63   329.48
   MAV with no additional riders                  107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
   MAV with optional Benefit Protector            109.59   160.60   214.12   324.63   29.59    90.60   154.12   324.63
   MAV with optional Benefit Protector Plus       111.13   165.16   221.63   339.10   31.13    95.16   161.63   339.10
MFS(R)Investors Growth Stock Series - Service Class
(previously named MFS(R)Growth Series)
   ROP with no additional riders                  105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   ROP with optional Benefit Protector            108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   ROP with optional Benefit Protector Plus       110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
   MAV with no additional riders                  106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   MAV with optional Benefit Protector            109.49   160.29   213.62   323.65   29.49    90.29   153.62   323.65
   MAV with optional Benefit Protector Plus       111.03   164.86   221.13   338.14   31.03    94.86   161.13   338.14
MFS(R) New Discovery Series - Service Class
   ROP with no additional riders                  107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   ROP with optional Benefit Protector            110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
   ROP with optional Benefit Protector Plus       111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
   MAV with no additional riders                  108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   MAV with optional Benefit Protector            111.03   164.86   221.13   338.14   31.03    94.86   161.13   338.14
   MAV with optional Benefit Protector Plus       112.56   169.41   228.60   352.42   32.56    99.41   168.60   352.42
MFS(R) Total Return Series - Service Class
   ROP with no additional riders                  105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
   ROP with optional Benefit Protector            108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
   ROP with optional Benefit Protector Plus       109.90   161.51   215.63   327.54   29.90    91.51   155.63   327.54
   MAV with no additional riders                  106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
   MAV with optional Benefit Protector            109.39   159.99   213.12   322.68   29.39    89.99   153.12   322.68
   MAV with optional Benefit Protector Plus       110.92   164.55   220.63   337.18   30.92    94.55   160.63   337.18


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 95





You would pay the following expenses on a $1,000 investment in a nonqualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Putnam VT Growth and Income Fund - Class IB Shares
   ROP with no additional riders                 $102.21  $138.50  $177.40  $252.05  $22.21  $ 68.50  $117.40  $252.05
   ROP with optional Benefit Protector            104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
   ROP with optional Benefit Protector Plus       106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   MAV with no additional riders                  103.24   141.59   182.57   262.45   23.24    71.59   122.57   262.45
   MAV with optional Benefit Protector            105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
   MAV with optional Benefit Protector Plus       107.34   153.88   203.02   303.00   27.34    83.88   143.02   303.00
Putnam VT International New Opportunities Fund - Class IB Shares
   ROP with no additional riders                  109.49   160.29   213.62   323.65   29.49    90.29   153.62   323.65
   ROP with optional Benefit Protector            112.05   167.89   226.12   347.68   32.05    97.89   166.12   347.68
   ROP with optional Benefit Protector Plus       113.59   172.43   233.55   361.81   33.59   102.43   173.55   361.81
   MAV with no additional riders                  110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34
   MAV with optional Benefit Protector            113.08   170.92   231.08   357.13   33.08   100.92   171.08   357.13
   MAV with optional Benefit Protector Plus       114.61   175.45   238.48   371.12   34.61   105.45   178.48   371.12
Putnam VT Vista Fund - Class IB Shares
   ROP with no additional riders                  103.95   143.75   186.17   269.66   23.95    73.75   126.17   269.66
   ROP with optional Benefit Protector            106.52   151.43   198.96   295.02   26.52    81.43   138.96   295.02
   ROP with optional Benefit Protector Plus       108.05   156.02   206.56   309.93   28.05    86.02   146.56   309.93
   MAV with no additional riders                  104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   MAV with optional Benefit Protector            107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   MAV with optional Benefit Protector Plus       109.08   159.08   211.61   319.75   29.08    89.08   151.61   319.75


--------------------------------------------------------------------------------
96 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS





You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ...

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

AXP(R) Variable Portfolio - Cash Management Fund
   ROP with no additional riders                 $ 98.93  $128.58  $160.73  $218.10  $18.93   $58.58  $100.73  $218.10
   ROP with optional Benefit Protector            101.49   136.34   173.78   244.72   21.49    66.34   113.78   244.72
   ROP with optional Benefit Protector Plus       103.03   140.98   181.54   260.38   23.03    70.98   121.54   260.38
   MAV with no additional riders                   99.96   131.69   165.96   228.83   19.96    61.69   105.96   228.83
   MAV with optional Benefit Protector            102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   MAV with optional Benefit Protector Plus       104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
AXP(R) Variable Portfolio - Federal Income Fund
   ROP with no additional riders                  100.88   134.48   170.66   238.39   20.88    64.48   110.66   238.39
   ROP with optional Benefit Protector            103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   ROP with optional Benefit Protector Plus       104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   MAV with no additional riders                  101.90   137.58   175.85   248.92   21.90    67.58   115.85   248.92
   MAV with optional Benefit Protector            104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   MAV with optional Benefit Protector Plus       106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
AXP(R) Variable Portfolio - Managed Fund
   ROP with no additional riders                   99.65   130.75   164.39   225.62   19.65    60.75   104.39   225.62
   ROP with optional Benefit Protector            102.21   138.50   177.40   252.05   22.21    68.50   117.40   252.05
   ROP with optional Benefit Protector Plus       103.75   143.13   185.15   267.60   23.75    73.13   125.15   267.60
   MAV with no additional riders                  100.67   133.86   169.61   236.27   20.67    63.86   109.61   236.27
   MAV with optional Benefit Protector            103.24   141.59   182.57   262.45   23.24    71.59   122.57   262.45
   MAV with optional Benefit Protector Plus       104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
AXP(R)Variable Portfolio - New Dimensions Fund(R)
   ROP with no additional riders                   99.96   131.69   165.96   228.83   19.96    61.69   105.96   228.83
   ROP with optional Benefit Protector            102.52   139.43   178.96   225.18   22.52    69.43   118.96   255.18
   ROP with optional Benefit Protector Plus       104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
   MAV with no additional riders                  100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   MAV with optional Benefit Protector            103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   MAV with optional Benefit Protector Plus       105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
AXP(R) Variable Portfolio - S&P 500 Index Fund
   ROP with no additional riders                   96.88   122.34   150.19   196.33   16.88    52.34    90.19   196.33
   ROP with optional Benefit Protector             99.44   130.13   163.35   223.48   19.44    60.13   103.35   223.48
   ROP with optional Benefit Protector Plus       100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   MAV with no additional riders                   97.91   125.46   155.47   207.27   17.91    55.46    95.47   207.27
   MAV with optional Benefit Protector            100.47   133.24   168.57   234.15   20.47    63.24   108.57   234.15
   MAV with optional Benefit Protector Plus       102.01   137.89   176.37   249.96   22.01    67.89   116.37   249.96
AXP(R) Variable Portfolio - Small Cap Advantage Fund
   ROP with no additional riders                  104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   ROP with optional Benefit Protector            106.72   152.05   199.98   297.02   26.72    82.05   139.98   297.02
   ROP with optional Benefit Protector Plus       108.26   156.63   207.58   311.90   28.26    86.63   147.58   311.90
   MAV with no additional riders                  105.18   147.44   192.33   281.91   25.18    77.44   132.33   281.91
   MAV with optional Benefit Protector            107.75   155.11   205.05   306.97   27.75    85.11   145.05   306.97
   MAV with optional Benefit Protector Plus       109.28   159.69   212.61   321.71   29.28    89.69   152.61   321.71


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 97





You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

AIM V.I. Capital Appreciation Fund
   ROP with no additional riders                 $100.37  $132.93  $168.05  $233.09  $20.37   $62.93  $108.05  $233.09
   ROP with optional Benefit Protector            102.93   140.67   181.02   259.34   22.93    70.67   121.02   259.34
   ROP with optional Benefit Protector Plus       104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   MAV with no additional riders                  101.39   136.03   173.26   243.67   21.39    66.03   113.26   243.67
   MAV with optional Benefit Protector            103.95   143.75   186.17   269.66   23.95    73.75   126.17   269.66
   MAV with optional Benefit Protector Plus       105.49   148.36   193.86   284.95   25.49    78.36   133.86   284.95
AIM V.I. Dent Demographic Trends Fund
   ROP with no additional riders                  107.34   153.88   203.02   303.00   27.34    83.88   143.02   303.00
   ROP with optional Benefit Protector            109.90   161.51   215.63   327.54   29.90    91.51   155.63   327.54
   ROP with optional Benefit Protector Plus       111.44   166.07   223.13   341.97   31.44    96.07   163.13   341.97
   MAV with no additional riders                  108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
   MAV with optional Benefit Protector            110.92   164.55   220.63   337.18   30.92    94.55   160.63   337.18
   MAV with optional Benefit Protector Plus       112.46   169.10   228.10   351.47   32.46    99.10   168.10   351.47
AIM V.I. Value Fund
   ROP with no additional riders                  100.57   133.55   169.09   235.21   20.57    63.55   109.09   235.21
   ROP with optional Benefit Protector            103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
   ROP with optional Benefit Protector Plus       104.67   145.91   189.77   276.82   24.67    75.91   129.77   276.82
   MAV with no additional riders                  101.60   136.65   174.29   245.77   21.60    66.65   114.29   245.77
   MAV with optional Benefit Protector            104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   MAV with optional Benefit Protector Plus       105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
Alliance VP Growth & Income Portfolio (Class B)
   ROP with no additional riders                  101.70   136.96   174.81   246.82   21.70    66.96   114.81   246.82
   ROP with optional Benefit Protector            104.26   144.67   187.72   272.74   24.26    74.67   127.72   272.74
   ROP with optional Benefit Protector Plus       105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
   MAV with no additional riders                  102.72   140.05   179.99   257.26   22.72    70.05   119.99   257.26
   MAV with optional Benefit Protector            105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
   MAV with optional Benefit Protector Plus       106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
Alliance VP Premier Growth Portfolio (Class B)
   ROP with no additional riders                  105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
   ROP with optional Benefit Protector            107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
   ROP with optional Benefit Protector Plus       109.39   159.99   213.12   322.68   29.39    89.99   153.12   322.68
   MAV with no additional riders                  106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   MAV with optional Benefit Protector            108.87   158.47   210.60   317.80   28.87    88.47   150.60   317.80
   MAV with optional Benefit Protector Plus       110.41   163.03   218.13   332.37   30.41    93.03   158.13   332.37
Alliance VP Technology Portfolio (Class B)
   ROP with no additional riders                  105.39   148.06   193.35   283.94   25.39    78.06   133.35   283.94
   ROP with optional Benefit Protector            107.95   155.72   206.06   308.95   27.95    85.72   146.06   308.95
   ROP with optional Benefit Protector Plus       109.49   160.29   213.62   323.65   29.49    90.29   153.62   323.65
   MAV with no additional riders                  106.41   151.13   198.45   294.02   26.41    81.13   138.45   294.02
   MAV with optional Benefit Protector            108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   MAV with optional Benefit Protector Plus       110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34


--------------------------------------------------------------------------------
98 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS





You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Evergreen VA Global Leaders Fund
   ROP with no additional riders                 $102.31  $138.81  $177.92  $253.10  $22.31   $68.81  $117.92  $253.10
   ROP with optional Benefit Protector            104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   ROP with optional Benefit Protector Plus       106.41   151.13   198.45   294.02   26.41    81.13   138.45   294.02
   MAV with no additional riders                  103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   MAV with optional Benefit Protector            105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   MAV with optional Benefit Protector Plus       107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
Evergreen VA Growth and Income Fund
   ROP with no additional riders                  102.31   138.81   177.92   253.10   22.31    68.81   117.92   253.10
   ROP with optional Benefit Protector            104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   ROP with optional Benefit Protector Plus       106.41   151.13   198.45   294.02   26.41    81.13   138.45   294.02
   MAV with no additional riders                  103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   MAV with optional Benefit Protector            105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   MAV with optional Benefit Protector Plus       107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
Evergreen VA Masters Fund
   ROP with no additional riders                  102.31   138.81   177.92   253.10   22.31    68.81   117.92   253.10
   ROP with optional Benefit Protector            104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   ROP with optional Benefit Protector Plus       106.41   151.13   198.45   294.02   26.41    81.13   138.45   294.02
   MAV with no additional riders                  103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   MAV with optional Benefit Protector            105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   MAV with optional Benefit Protector Plus       107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
Evergreen VA Omega Fund
   ROP with no additional riders                   98.93   128.58   160.73   218.10   18.93    58.58   100.73   218.10
   ROP with optional Benefit Protector            101.49   136.34   173.78   244.72   21.49    66.34   113.78   244.72
   ROP with optional Benefit Protector Plus       103.03   140.98   181.54   260.38   23.03    70.98   121.54   260.38
   MAV with no additional riders                   99.96   131.69   165.96   228.83   19.96    61.69   105.96   228.83
   MAV with optional Benefit Protector            102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   MAV with optional Benefit Protector Plus       104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
Evergreen VA Small Cap Value Fund
   ROP with no additional riders                  102.42   139.12   178.44   254.14   22.42    69.12   118.44   254.14
   ROP with optional Benefit Protector            104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   ROP with optional Benefit Protector Plus       106.52   151.43   198.96   295.02   26.52    81.43   138.96   295.02
   MAV with no additional riders                  103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   MAV with optional Benefit Protector            106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   MAV with optional Benefit Protector Plus       107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
Evergreen VA Strategic Income Fund
   ROP with no additional riders                  100.57   133.55   169.09   235.21   20.57    63.55   109.09   235.21
   ROP with optional Benefit Protector            103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
   ROP with optional Benefit Protector Plus       104.67   145.91   189.77   276.82   24.67    75.91   129.77   276.82
   MAV with no additional riders                  101.60   136.65   174.29   245.77   21.60    66.65   114.29   245.77
   MAV with optional Benefit Protector            104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   MAV with optional Benefit Protector Plus       105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97


--------------------------------------------------------------------------------
                AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 99





You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Fidelity VIP III Mid Cap Portfolio (Service Class)
   ROP with no additional riders                 $100.57  $133.55  $169.09  $235.21  $20.57  $ 63.55  $109.09  $235.21
   ROP with optional Benefit Protector            103.13   141.28   182.06   261.41   23.13    71.28   122.06   261.41
   ROP with optional Benefit Protector Plus       104.67   145.91   189.77   276.82   24.67    75.91   129.77   276.82
   MAV with no additional riders                  101.60   136.65   174.29   245.77   21.60    66.65   114.29   245.77
   MAV with optional Benefit Protector            104.16   144.37   187.20   271.71   24.16    74.37   127.20   271.71
   MAV with optional Benefit Protector Plus       105.70   148.98   194.88   286.97   25.70    78.98   134.88   286.97
Fidelity VIP Contrafund(R)Portfolio (Service Class)
   ROP with no additional riders                   99.75   131.07   164.92   226.69   19.75    61.07   104.92   226.69
   ROP with optional Benefit Protector            102.31   138.81   177.92   253.10   22.31    68.81   117.92   253.10
   ROP with optional Benefit Protector Plus       103.85   143.44   185.66   268.63   23.85    73.44   125.66   268.63
   MAV with no additional riders                  100.78   134.17   170.14   237.33   20.78    64.17   110.14   237.33
   MAV with optional Benefit Protector            103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   MAV with optional Benefit Protector Plus       104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
Fidelity VIP High Income Portfolio (Service Class)
   ROP with no additional riders                   99.96   131.69   165.96   228.83   19.96    61.69   105.96   228.83
   ROP with optional Benefit Protector            102.52   139.43   178.96   255.18   22.52    69.43   118.96   255.18
   ROP with optional Benefit Protector Plus       104.06   144.06   186.69   270.69   24.06    74.06   126.69   270.69
   MAV with no additional riders                  100.98   134.79   171.18   239.45   20.98    64.79   111.18   239.45
   MAV with optional Benefit Protector            103.54   142.52   184.12   265.54   23.54    72.52   124.12   265.54
   MAV with optional Benefit Protector Plus       105.08   147.14   191.82   280.90   25.08    77.14   131.82   280.90
FTVIPT Franklin Small Cap Fund - Class 2
   ROP with no additional riders                  102.42   139.12   178.44   254.14   22.42    69.12   118.44   254.14
   ROP with optional Benefit Protector            104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   ROP with optional Benefit Protector Plus       106.52   151.43   198.96   295.02   26.52    81.43   138.96   295.02
   MAV with no additional riders                  103.44   142.21   183.60   264.51   23.44    72.21   123.60   264.51
   MAV with optional Benefit Protector            106.00   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   MAV with optional Benefit Protector Plus       107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
FTVIPT Mutual Shares Securities Fund - Class 2
   ROP with no additional riders                  102.72   140.05   179.99   257.26   22.72    70.05   119.99   257.26
   ROP with optional Benefit Protector            105.29   147.75   192.84   282.92   25.29    77.75   132.84   282.92
   ROP with optional Benefit Protector Plus       106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
   MAV with no additional riders                  103.75   143.13   185.15   267.60   23.75    73.13   125.15   267.60
   MAV with optional Benefit Protector            106.31   150.82   197.94   293.01   26.31    80.82   137.94   293.01
   MAV with optional Benefit Protector Plus       107.85   155.41   205.55   307.96   27.85    85.41   145.55   307.96
FTVIPT Templeton Developing Markets Securities Fund - Class 2
   ROP with no additional riders                  110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34
   ROP with optional Benefit Protector            113.08   170.92   231.08   357.13   33.08   100.92   171.08   357.13
   ROP with optional Benefit Protector Plus       114.61   175.45   238.48   371.12   34.61   105.45   178.48   371.12
   MAV with no additional riders                  111.54   166.38   223.63   342.93   31.54    96.38   163.63   342.93
   MAV with optional Benefit Protector            114.10   179.94   236.02   366.48   34.10   103.94   176.02   366.48
   MAV with optional Benefit Protector Plus       115.64   178.46   243.39   380.33   35.64   108.46   183.39   380.33


--------------------------------------------------------------------------------
100 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS





You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

FTVIPT Templeton International Securities Fund - Class 2
   ROP with no additional riders                 $103.44  $142.21  $183.60  $264.51  $23.44   $72.21  $123.60  $264.51
   ROP with optional Benefit Protector            106.90   149.90   196.41   290.00   26.00    79.90   136.41   290.00
   ROP with optional Benefit Protector Plus       107.54   154.49   204.03   304.99   27.54    84.49   144.03   304.99
   MAV with no additional riders                  104.47   145.29   188.74   274.78   24.47    75.29   128.74   274.78
   MAV with optional Benefit Protector            107.03   152.96   201.50   300.01   27.03    82.96   141.50   300.01
   MAV with optional Benefit Protector Plus       108.57   157.55   209.09   314.86   28.57    87.55   149.09   314.86
MFS(R)Investors Growth Stock Series - Service Class
(previously named MFS(R)Growth Series)
   ROP with no additional riders                  103.34   141.90   183.09   263.48   23.34    71.90   123.09   263.48
   ROP with optional Benefit Protector            105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   ROP with optional Benefit Protector Plus       107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   MAV with no additional riders                  104.36   144.98   188.23   273.76   24.36    74.98   128.23   273.76
   MAV with optional Benefit Protector            106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   MAV with optional Benefit Protector Plus       108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
MFS(R) New Discovery Series - Service Class
   ROP with no additional riders                  104.88   146.52   190.79   278.86   24.88    76.52   130.79   278.86
   ROP with optional Benefit Protector            107.44   154.19   203.53   303.99   27.44    84.19   143.53   303.99
   ROP with optional Benefit Protector Plus       108.98   158.77   211.11   318.78   28.98    88.77   151.11   318.78
   MAV with no additional riders                  105.90   149.59   195.90   288.99   25.90    79.59   135.90   288.99
   MAV with optional Benefit Protector            108.46   157.24   208.58   313.87   28.46    87.24   148.58   313.87
   MAV with optional Benefit Protector Plus       110.00   161.82   216.13   328.51   30.00    91.82   156.13   328.51
MFS(R) Total Return Series - Service Class
   ROP with no additional riders                  103.24   141.59   182.57   262.45   23.24    71.59   122.57   262.45
   ROP with optional Benefit Protector            105.80   149.29   195.39   287.98   25.80    79.29   135.39   287.98
   ROP with optional Benefit Protector Plus       107.34   153.88   203.02   303.00   27.34    83.88   143.02   303.00
   MAV with no additional riders                  104.26   144.67   187.72   272.74   24.26    74.67   127.72   272.74
   MAV with optional Benefit Protector            106.82   152.35   200.48   298.02   26.82    82.35   140.48   298.02
   MAV with optional Benefit Protector Plus       108.36   156.94   208.08   312.89   28.36    86.94   148.08   312.89
Putnam VT Growth and Income Fund - Class IB Shares
   ROP with no additional riders                   99.65   130.75   164.39   225.62   19.65    60.75   104.39   225.62
   ROP with optional Benefit Protector            102.21   138.50   177.40   252.05   22.21    68.50   117.40   252.05
   ROP with optional Benefit Protector Plus       103.75   143.13   185.15   267.60   23.75    73.13   125.15   267.60
   MAV with no additional riders                  100.67   133.86   169.61   236.27   20.67    63.86   109.61   236.27
   MAV with optional Benefit Protector            103.24   141.59   182.57   262.45   23.24    71.59   122.57   262.45
   MAV with optional Benefit Protector Plus       104.77   146.21   190.28   277.84   24.77    76.21   130.28   277.84
Putnam VT International New Opportunities Fund - Class IB Shares
   ROP with no additional riders                  106.93   152.66   200.99   299.02   26.93    82.66   140.99   299.02
   ROP with optional Benefit Protector            109.49   160.29   213.62   323.65   29.49    90.29   153.62   323.65
   ROP with optional Benefit Protector Plus       111.03   164.86   221.13   338.14   31.03    94.86   161.13   338.14
   MAV with no additional riders                  107.95   155.72   206.06   308.95   27.95    85.72   146.06   308.95
   MAV with optional Benefit Protector            110.51   163.34   218.63   333.34   30.51    93.34   158.63   333.34
   MAV with optional Benefit Protector Plus       112.05   167.89   226.12   347.68   32.05    97.89   166.12   347.68


--------------------------------------------------------------------------------
               AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 101




You would pay the following expenses on a $1,000 investment in a qualified annuity with selection of the optional Performance Credit Rider assuming a 5% annual return and ... (continued)

                                                                                        no withdrawal or selection
                                                      a total withdrawal at the      of an annuity payout plan at the
                                                       end of each time period            end of each time period
                                                  1 year   3 years  5 years 10 years 1 year   3 years  5 years 10 years

Putnam VT Vista Fund - Class IB Shares
   ROP with no additional riders                 $101.39  $136.03  $173.26  $243.67  $21.39   $66.03  $113.26  $243.67
   ROP with optional Benefit Protector            103.95   143.75   186.17   269.66   23.95    73.75   126.17   269.66
   ROP with optional Benefit Protector Plus       105.49   148.36   193.86   284.95   25.49    78.36   133.86   284.95
   MAV with no additional riders                  102.42   139.12   178.44   254.14   22.42    69.12   118.44   254.14
   MAV with optional Benefit Protector            104.98   146.83   191.30   279.88   24.98    76.83   131.30   279.88
   MAV with optional Benefit Protector Plus       106.52   151.43   198.96   295.02   26.52    81.43   138.96   295.02

* In these examples, the $40 contract administrative charge is approximated as a 0.017% charge based on our estimated average contract size. Premium taxes imposed by some state and local governments are not reflected in these tables. We entered into certain arrangements under which we are compensated by the funds' advisors and/or distributors for the administrative services we provide to the funds.

You should not consider these examples as representations of past or future expenses. Actual expenses may be more or less than those shown.


--------------------------------------------------------------------------------
102 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS


Appendix B: Performance Credit Rider Adjusted Partial Withdrawal

STEP ONE:
For each withdrawal made within the current calculation period we calculate the remaining purchase payment amount (RPA):

RPA = Total purchase payments and purchase payment credits made prior to the partial withdrawal in question minus the RPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE: In our calculations for the first partial withdrawal, the RPA will simply be the total purchase payments and purchase payment credits as there are no previous withdrawals to subtract.

                                   PW x RP
RPA adjusted partial withdrawals = -------
                                     CV

   PW  = the partial withdrawal including any applicable withdrawal charge or
         MVA.
   CV  = the contract value on the date of (but prior to) the partial withdrawal.
   RPA = the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP TWO
For each withdrawal made within the current calculation period we calculate the eligible purchase payment amount (EPA):

EPA = Total purchase payments and purchase payment credits made prior to the partial withdrawal in question AND prior to the five year exclusion period minus EPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE: In our calculations for the first partial withdrawal, the EPA will simply be the total purchase payments and purchase payment credits made before the five year exclusion period as there are no previous withdrawals to subtract. Also note that EPA/RPA will always be less than or equal to one.

                                   PW x EPA   EPA
EPA adjusted partial withdrawals = -------- x ---
                                      CV      RPA

   PW  = the partial withdrawal including any applicable withdrawal charge or
         MVA.
   CV  = the contract value on the date of (but prior to) the partial withdrawal.
   EPA = the eligible premium amount on the date of (but prior to) the partial withdrawal.
   RPA = the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP THREE
The total PCRPW (Performance Credit Rider adjusted partial withdrawal) amount is the sum of each EPA adjusted partial withdrawal.

Example: Calculation at the end of the ten-year period assuming the contract is eligible for the PCR credit (i.e. your contract value is less than target value). This example does not include purchase payment credits.

o  On Jan. 1,2001 you purchase the contract with a purchase payment of $100,000.
o On Jan. 1, 2007 you make an additional purchase payment in the amount of $100,000.
o  Contract values before any partial withdrawals are shown below.
o  On Jan. 1, 2004 you make a partial withdrawal in the amount of $10,000.
o  On Jan. 1, 2009 you make another partial withdrawal in the amount of $10,000.

NOTE: The shaded portion of the table indicates the five year exclusion period.

Date                  Total Purchase Payments               Contract Value

Jan. 1, 2001                 100,000                            100,000
Jan. 1, 2002                 100,000                            110,000
Jan. 1, 2003                 100,000                            115,000
Jan. 1, 2004                 100,000                            120,000
Jan. 1, 2005                 100,000                            115,000
Jan. 1, 2006                 100,000                            120,000
Jan. 1, 2007                 200,000                            225,000
Jan. 1, 2008                 200,000                            230,000
Jan. 1, 2009                 200,000                            235,000
Jan. 1, 2010                 200,000                            230,000
Jan. 1, 2011                 200,000                            235,000

--------------------------------------------------------------------------------
               AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 103



Step one: For each withdrawal made within the current calculation period we calculate the RPA:

For the first partial withdrawal on Jan. 1, 2004:

-------------------------------------------------- -----------------------------------------
RPA before the partial withdrawal = total          RPA adjusted partial withdrawal =
purchase payments made prior to the partial
withdrawal minus the RPA adjusted partial          $10,000 x $100,000
withdrawals for all previous partial               ------------------ = $8,333
withdrawals = $100,000 - 0 = $100,000                   $120,000
-------------------------------------------------- -----------------------------------------

For the second partial withdrawal on Jan. 1, 2009:

-------------------------------------------------- -----------------------------------------
RPA before the partial withdrawal = total          RPA adjusted partial withdrawal =
purchase payments made prior to the partial
withdrawal minus the RPA adjusted partial          $10,000 x $191,667
withdrawals for all previous partial               ------------------ = $8,156
withdrawals = $200,000 - $8,333 = $191,667              $235,000
-------------------------------------------------- -----------------------------------------

Step two: For each withdrawal made within the current calculation period) we calculate the EPA:

For the first partial withdrawal on Jan. 1, 2004:

------------------------------------------------- ------------------------------------------
EPA before the partial withdrawal =               EPA adjusted partial withdrawal =
total purchase payments made prior to the
partial withdrawal AND the five-year              $10,000 x $100,000   $100,000
exclusion period minus the EPA adjusted           ------------------ = -------- = $8,156
partial withdrawals for all previous partial          $120,000         $100,000
withdrawals = $100,000 - 0 = $100,000
------------------------------------------------- ------------------------------------------

For the second partial withdrawal on Jan. 1, 2009:

------------------------------------------------- ------------------------------------------
EPA before the partial withdrawal =               EPA adjusted partial withdrawal =
total purchase payments made prior to the
partial withdrawal AND the five-year              $10,000 x $91,667    $91,667
exclusion period minus the EPA adjusted           ----------------- = -------- = $1,866
partial withdrawals for all previous partial          $235,000        $191,667
withdrawals = $100,000 - $8,333 = $91,667
------------------------------------------------- ------------------------------------------

Step three: The total PCRPW amount is the sum of each EPA adjusted partial withdrawal.

PCRPW amount = $8,333 + $1,866 = $10,199

--------------------------------------------------------------------------------
104 AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS


Table of Contents of the Statement of Additional Information


Performance Information                                   p. 3
Calculating Annuity Payouts                              p. 21
Rating Agencies                                          p. 22
Principal Underwriter                                    p. 22
Independent Auditors                                     p. 22
Condensed Financial Information (Unaudited)              p. 23


Financial Statements

--------------------------------------------------------------------------------
               AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY -- PROSPECTUS 105

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474
(800) 333-3437




                                                                 240355 D (7/01)




[AMERICAN EXPRESS LOGO-Registered Trademark-]                   AMERICAN EXPRESS
                                                                       SIGNATURE
                                                            VARIABLE ANNUITY-R-



ISSUED BY:
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY



PROSPECTUS



JULY 23, 2001



INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT


ISSUED BY: AMERICAN ENTERPRISE LIFE INSURANCE COMPANY (AMERICAN ENTERPRISE LIFE)
           829 AXP Financial Center
           Minneapolis, MN 55474
           Telephone: (800) 333-3437


This prospectus contains information that you should know before investing. You also will receive the prospectuses for:

-   American Express-Registered Trademark- Variable Portfolio Funds      -   J. P. Morgan Series Trust II

-   AIM Variable Insurance Funds                                         -   Lazard Retirement Series, Inc.

-   Alliance Variable Products Series Fund                               -   MFS-Registered Trademark- Variable Insurance Trust-SM-


-   Baron Capital Funds Trust                                            -   Putnam Variable Trust - IB Shares

-   Credit Suisse Warburg Pincus Trust                                   -   Royce Capital Fund


-   Fidelity Variable Insurance Products - Service Class                 -   Third Avenue Variable Series Trust


-   Franklin-Registered Trademark- Templeton-Registered Trademark-       -   Wanger Advisors Trust
    Variable Insurance Products Trust (FTVIPT) - Class 2


-   Goldman Sachs Variable Insurance Trust (VIT)

-   Janus Aspen Series: Service Shares

Please read the prospectuses carefully and keep them for future reference.

This contract provides for contract value credits. The death benefits for contracts with such credits may be lower than for contracts without such credits. The amount of the credit may be more than offset by the reduction in the death benefits provided.

THE SECURITIES AND EXCHANGE COMMISSION (SEC) HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THIS CONTRACT IS NOT A DEPOSIT OF A BANK OR FINANCIAL INSTITUTION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN THIS CONTRACT INVOLVES INVESTMENT RISK INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.


A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC's Internet site at (http://www.sec.gov).

Variable annuities are complex investment vehicles. Before you invest, be sure to ask your sales representative about the variable annuity's features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

American Enterprise Life offers several different annuities which your sales representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.



TABLE OF CONTENTS


KEY TERMS .............................................................3

THE CONTRACT IN BRIEF .................................................4

EXPENSE SUMMARY .......................................................5

CONDENSED FINANCIAL INFORMATION (UNAUDITED) ..........................13

FINANCIAL STATEMENTS .................................................17

PERFORMANCE INFORMATION ..............................................18

THE VARIABLE ACCOUNT AND THE FUNDS ...................................19


THE FIXED ACCOUNTS ...................................................25

BUYING YOUR CONTRACT .................................................28

CHARGES ..............................................................29

VALUING YOUR INVESTMENT ..............................................33

MAKING THE MOST OF YOUR CONTRACT .....................................35

WITHDRAWALS ..........................................................38

TSA -- SPECIAL WITHDRAWAL PROVISIONS .................................39

CHANGING OWNERSHIP ...................................................39

BENEFITS IN CASE OF DEATH ............................................39

OPTIONAL BENEFITS ....................................................43

THE ANNUITY PAYOUT PERIOD ............................................48

TAXES ................................................................50

VOTING RIGHTS ........................................................51

SUBSTITUTION OF INVESTMENTS ..........................................52

ABOUT THE SERVICE PROVIDERS ..........................................52

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE ................53

DIRECTORS AND EXECUTIVE OFFICERS .....................................57

EXPERTS ..............................................................58

AMERICAN ENTERPRISE LIFE INSURANCE  COMPANY FINANCIAL INFORMATION ....59

TABLE OF CONTENTS OF THE  STATEMENT OF ADDITIONAL INFORMATION ........76



--------------------------------------------------------------------------------
2 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

KEY TERMS

THESE TERMS CAN HELP YOU UNDERSTAND DETAILS ABOUT YOUR CONTRACT.

ACCUMULATION UNIT: A measure of the value of each subaccount before annuity payouts begin.

ANNUITANT: The person on whose life or life expectancy the annuity payouts are based.

ANNUITY PAYOUTS: An amount paid at regular intervals under one of several plans.


ASSUMED INVESTMENT RATE: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.


BENEFICIARY: The person you designate to receive benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

CLOSE OF BUSINESS: When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.


CONTRACT: A deferred annuity contract, or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.


CONTRACT VALUE: The total value of your contract before we deduct any applicable charges.

CONTRACT YEAR: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.


FIXED ACCOUNTS: The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will receive a Market Value Adjustment, which may result in a gain or loss of principal.


FUNDS: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

GUARANTEE PERIOD: The number of years that a guaranteed interest rate is credited.


MARKET VALUE ADJUSTMENT (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its Guarantee Period.


OWNER (YOU, YOUR): The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

QUALIFIED ANNUITY: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

- Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)

-  Roth IRAs under Section 408A of the Code

-  Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

-  Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code


A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.


All other contracts are considered NONQUALIFIED ANNUITIES.

RETIREMENT DATE: The date when annuity payouts are scheduled to begin.

RIDER EFFECTIVE DATE: The date you add a rider to the contract.

VALUATION DATE: Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

VARIABLE ACCOUNT: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

WITHDRAWAL VALUE: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

--------------------------------------------------------------------------------
                     AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 3

THE CONTRACT IN BRIEF

PURPOSE: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity or life insurance contract.

Most annuities have a tax-deferred feature. So do many retirement plans under the Internal Revenue Code. As a result, when you use an annuity to fund a retirement plan that is tax deferred, your annuity will not provide any necessary or additional tax deferral for that retirement plan. But annuities do have features other than tax deferral that may help you reach your retirement goals. You should consult your tax advisor prior to making a purchase for an explanation of the tax implications to you.


FREE LOOK PERIOD: You may return your contract to your sales representative or to our office within the time stated on the first page of your contract and receive a full refund of the contract value. We will not deduct any charges. However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made. (exception: If the law requires, we will refund all of your purchase payments.)

ACCOUNTS: Currently, you may allocate your purchase payments among any or all of:

- the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. 19)


- the fixed accounts, which earn interest at rates that we adjust periodically. Some states restrict the amount you can allocate to these accounts. (p. 25)

BUYING YOUR CONTRACT: Your sales representative will help you complete and submit an application. Applications are subject to acceptance at our office. You may buy a nonqualified annuity or a qualified annuity. After your initial purchase payment, you have the option of making additional purchase payments in the future. Some states have time limitations for making additional payments. (p. 28)


-  Minimum initial purchase payment:


     $5,000 for contracts issued in South Carolina, Texas, and Washington. $2,000 for contracts issued in all other states.

-  Minimum additional purchase payment:

     $50 for Systematic Investment Plans.
     $100 for any other type of payment.


-  Maximum total purchase payments (without prior approval):

     $1,000,000 for issue ages up to 85.
     $100,000 for issue ages 86 to 90.



TRANSFERS: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the accounts. Fixed account transfers are subject to special restrictions. (p. 36)


WITHDRAWALS: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences; also, certain restrictions apply. (p. 38)

CHANGING OWNERSHIP: You may change ownership of a nonqualified annuity by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. 39)

BENEFITS IN CASE OF DEATH: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (p. 39)


OPTIONAL BENEFITS: This contract offers optional features that are available for additional charges if you meet certain criteria. (p. 43)

ANNUITY PAYOUTS: You can apply your contract value to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the tax-deferred retirement plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. 48)



--------------------------------------------------------------------------------
4 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

TAXES: Generally, your contract grows tax deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (p. 50)


CHARGES: We assess certain charges in connection with your contract (p. 29):


-  $30 annual contract administrative charge;


- 0.15% variable account administrative charge (if you allocate money to one or more subaccounts);


- 1.25% mortality and expense risk fee (if you allocate money to one or more subaccounts);


- if you select the Guaranteed Minimum Income Benefit Rider* (GMIB), an annual fee (currently 0.35%) based on the adjusted contract value;

- if you select the 8% Performance Credit Rider* (PCR), an annual fee of 0.25% of the contract value;


-  withdrawal charge;

- any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a total withdrawal); and

-  the operating expenses of the funds in which the subaccounts invest.


* You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is only available if the annuitant is 75 or younger at contract issue. If you select the GMIB you must select either death benefit Option B or Option C.


EXPENSE SUMMARY

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses for each fund.

CONTRACT OWNER EXPENSES

WITHDRAWAL CHARGE (contingent deferred sales charge as a percentage of purchase payment withdrawn)

                     YEARS FROM PURCHASE                           WITHDRAWAL CHARGE
                       PAYMENT RECEIPT                                PERCENTAGE
                             1                                            7%

                             2                                            7

                             3                                            6

                             4                                            6

                             5                                            5

                             6                                            4

                             7                                            2

                             Thereafter                                   0


A withdrawal charge also applies to payouts under certain annuity payout plans (see "Charges -- Withdrawal charge" and "The Annuity Payout Period -- Annuity payout plans").


ANNUAL CONTRACT ADMINISTRATIVE CHARGE:                           $30*

* We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.


GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE:              0.35%



(As a percentage of the adjusted contract value charged annually at the contract anniversary. This is an optional expense.)


8% PERFORMANCE CREDIT RIDER (PCR) FEE:                           0.25%


(As a percentage of the contract value charged annually at the contract anniversary. This is an optional expense.)



ANNUAL VARIABLE ACCOUNT EXPENSES

(As a percentage of average subaccount value)


   VARIABLE ACCOUNT ADMINISTRATIVE CHARGE:                   0.15%
   MORTALITY AND EXPENSE RISK FEE:                           1.25
                                                             ----
   TOTAL ANNUAL VARIABLE ACCOUNT EXPENSES:                   1.40%



--------------------------------------------------------------------------------
                     AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 5

ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)


                                                                            MANAGEMENT     12b-1          OTHER
                                                                               FEES         FEES         EXPENSES       TOTAL

AXP-Registered Trademark- Variable Portfolio -

      Blue Chip Advantage Fund                                                 .56%          .13%           .26%        .95%(1)

      Bond Fund                                                                .60           .13            .06         .79(2)

      Capital Resource Fund                                                    .60           .13            .04         .77(2)

      Cash Management Fund                                                     .51           .13            .04         .68(2)

      Diversified Equity Income Fund                                           .56           .13            .26         .95(1)

      Extra Income Fund                                                        .62           .13            .07         .82(2)

      Federal Income Fund                                                      .61           .13            .13         .87(1)

      Growth Fund                                                              .64           .13            .18         .95(1)

      Managed Fund                                                             .59           .13            .03         .75(2)

      New Dimensions Fund-Registered Trademark-                                .60           .13            .05         .78(2)

      Small Cap Advantage Fund                                                 .75           .13            .31        1.19(1)

AIM V.I.

      Capital Appreciation Fund                                                .61         --               .21         .82(3)

      Capital Development Fund                                                 .75         --               .63        1.38(3),(4)

      Value Fund                                                               .61         --               .23         .84(3)

Alliance VP

      Premier Growth Portfolio (Class B)                                      1.00           .25            .05        1.30(5)

      Technology Portfolio (Class B)                                           .99           .25            .07        1.31(5)

      U.S. Government/High Grade Securities Portfolio (Class B)                .60           .25            .35        1.20(5)

Baron Capital Funds Trust

      Capital Asset Fund - Insurance Shares                                   1.00           .25            .25        1.50(6)

Credit Suisse Warburg Pincus Trust -

      Emerging Growth Portfolio (previously Warburg Pincus Trust - Emerging
      Growth Portfolio)                                                        .90         --               .35        1.25(7)

Fidelity VIP

      III Growth & Income Portfolio (Service Class)                            .48           .10            .11         .69(8)

      III Mid Cap Portfolio (Service Class)                                    .57           .10            .17         .84(8)

      Overseas Portfolio (Service Class)                                       .72           .10            .17         .99(8)

Franklin Templeton VIP Trust

      Franklin Real Estate Fund - Class 2                                      .58           .25            .02         .85(9),(10)

      Mutual Shares Securities Fund - Class 2                                  .60           .25            .20        1.05(10)

      Templeton International Smaller Companies Fund - Class 2                 .85           .25            .26        1.36(10)

Goldman Sachs VIT

      Capital Growth Fund                                                      .75         --               .25        1.00(11)

      CORE-SM- U.S. Equity Fund                                                .70         --               .20         .90(11)

      Global Income Fund                                                       .90         --               .25        1.15(11)

      International Equity Fund                                               1.00         --               .35        1.35(11)

      Internet Tollkeeper Fund-SM-                                            1.00         --               .25        1.25(11)

Janus Aspen Series

      Aggressive Growth Portfolio: Service Shares                              .65           .25            .02         .92(12)

      Global Technology Portfolio: Service Shares                              .65           .25            .04         .94(12)

      Growth Portfolio: Service Shares                                         .65           .25            .02         .92(12)

      International Growth Portfolio: Service Shares                           .65           .25            .06         .96(12)

J.P. Morgan

      U.S. Disciplined Equity Portfolio                                        .35         --               .50         .85(3)

--------------------------------------------------------------------------------
6 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS) (CONTINUED)

                                                                            MANAGEMENT     12b-1          OTHER
                                                                               FEES         FEES         EXPENSES       TOTAL
Lazard Retirement Series

      Equity Portfolio                                                         .75%          .25%           .25%       1.25%(13)

      International Equity Portfolio                                           .75           .25            .25        1.25(13)

MFS-Registered Trademark-

      New Discovery Series - Initial Class                                     .90         --               .16        1.06(14),(15)

      Research Series - Initial Class                                          .75         --               .10         .85(14)

      Utilities Series - Initial Class                                         .75         --               .16         .91(14)

Putnam Variable Trust

      Putnam VT Growth and Income Fund - Class IB Shares                       .46           .25            .04         .75(16)

      Putnam VT International Growth Fund - Class IB Shares                    .76           .25            .18        1.19(16)

      Putnam VT International New Opportunities Fund - Class IB Shares        1.00           .25            .21        1.46(16)

Royce Capital Fund

      Micro-Cap Portfolio                                                     1.25         --               .10        1.35(17)

      Small-Cap Portfolio (previously Royce Premier Portfolio)                1.00         --               .35        1.35(17)

Third Avenue

      Value Portfolio                                                          .90         --               .40        1.30(18)

Wanger

      International Small Cap                                                 1.20         --               .21        1.41(3),(19)

      U.S. Small Cap                                                           .95         --               .05        1.00(3),(19)

(1) The fund's expense figures are based on actual expenses, after fee waivers and expense reimbursements, for the fiscal year ending Aug. 31, 2000. Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be 0.27% and 0.96% for AXP Variable Portfolio - Blue Chip Advantage Fund, 0.80% and 1.49% for AXP Variable Portfolio - Diversified Equity Income Fund, 0.15% and 0.89% for AXP Variable Portfolio - Federal Income Fund, 0.20% and 0.97% for AXP Variable Portfolio - Growth Fund, and 0.55% and 1.43% for AXP Variable Portfolio - Small Cap Advantage Fund.

(2) The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 2000.

(3) Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 2000.

(4)  Expenses have been restated to reflect current fees.

(5) Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal period ended Dec. 31, 2000. Absent fee waivers and expense reimbursements "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" would be 1.00%, 0.25%, 0.08% and 1.33% for Alliance VP Technology Portfolio.

(6) The Advisor is contractually obligated to reduce its fee to the extent required to limit Baron Capital Asset Fund's total operating expenses to 1.50% for the first $250 million of assets in the Fund, 1.35% for Fund assets over $250 million and 1.25% for Fund assets over $500 million. Without the expense limitations, total operating expenses for the Fund for the period Dec. 31, 2000 would have been 1.66%.

(7) Expense ratios are shown after fee waivers and expenses reimbursements by the investment adviser. The total expense ratios before the waivers and reimbursements would have been: Credit Suisse Warburg Pincus Trust Emerging Growth Portfolio (0.90%, 0%, 0.40% and 1.30%).

(8) There were no reimbursement or expense reductions for the period ended Dec. 31, 2000. Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. See the accompanying fund prospectus for details.

(9)  The Fund administration fee is paid indirectly through the management fee.

(10) The Fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the Fund's prospectus.

(11) Expense ratios are shown after fee waivers and expense reimbursements by the investment adviser. The expense ratios before the waivers and reimbursements would have been: 0.75%, 1.09% and 1.84% for Capital Growth Fund, 0.70%, 0.17%, and 0.87% for CORE-SM- U.S. Equity Fund, 0.90%, 2.05%
     and 2.95% for Global Income Fund, 1.00%, 0.99% and 1.99% for International Equity Fund and 1.00%, 4.62% and 5.62% for Internet Tollkeeper Fund-SM-. CORE-SM- and Internet Tollkeeper Fund-SM- are service marks of Goldman, Sachs & Co.

(12) Expenses are based upon expenses for the fiscal year ended Dec. 31, 2000, restated to reflect a reduction in the management fee for Aggressive Growth Portfolio, Growth Portfolio and International Growth Portfolio. Expenses are stated both with and without contractual waivers by Janus Capital. Waivers, if applicable, are first applied against the management fee and then against other expenses, and will continue until at least the next annual renewal of the advisory agreement. All expenses are shown without the effect of expense offset arrangements.

(13) Absent fee waivers and/or reimbursements, "Other Expenses" and "Total" expenses for the year ended Dec. 31, 2000 would have been 4.07% and 5.07% for Equity Portfolio and 1.32% and 2.32% for International Equity Portfolio.

(14) Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Net Expenses" would be lower for certain series and would equal: 1.05% for New Discovery Series, 0.84% for Research Series, and 0.90% for Utilities Series.

(15) MFS has contractually agreed, subject to reimbursement, to bear expenses for these series such that each such series' "Other Expenses" (after taking into account the expense offset arrangement described above), do not exceed the following percentages of the average daily net assets of the series during the current fiscal year 0.15% for the New Discovery Series. Without this agreement, "Other Expenses" and "Total" would have been 0.19% and 1.09%. These contractual fee arrangements will continue until at least May 1, 2002, unless changed with the consent of the board of trustees which oversees the series.

--------------------------------------------------------------------------------
                   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 7

(16) Restated to reflect an increase in 12b-1 fees currently payable to Putnam Investment Management, LLC ("Putnam Management"). The Trustees currently limit payments on class IB shares to 0.25% of average net assets. Actual 12b-1 fees during the most recent fiscal year were 0.15% of average net assets.

(17) Royce has contractually agreed to waive its fees and reimburse expenses to the extent necessary to maintain the Funds Net Annual Operating Expense ratio at or below 1.35% through Dec. 31, 2001 and 1.99% through Dec. 31, 2010. Absent fee waivers "Other Expenses" and "Total" would be 0.33% and 1.58% for Royce Micro-Cap Portfolio and 2.89% and 3.89% for Royce Small-Cap Portfolio.

(18) The fund's expense figures are based on actual expenses, after fee waivers and expense reimbursements, for the fiscal year ending Dec. 31, 2000. Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be 1.62% and 2.52% for Third Avenue Value Portfolio.

(19) Liberty Wanger Asset Management, L.P. will reimburse the Fund if its annual ordinary operating expenses exceed 2.00% of average daily net assets. This commitment expires on Sept. 30, 2002.

--------------------------------------------------------------------------------
8 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

EXAMPLES*: These examples assume that applicable fund fee waivers and/or expense reimbursements will continue for the periods shown.


You would pay the following expenses on a $1,000 investment if you selected the Guaranteed Minimum Income Benefit Rider and assuming a 5% annual return and ...


                                                                                          FULL WITHDRAWAL AT THE
                                                                                          END OF EACH TIME PERIOD
                                                                            1 YEAR       3 YEARS      5 YEARS     10 YEARS
AXP-Registered Trademark- Variable Portfolio -

       Blue Chip Advantage Fund                                             $ 97.99      $145.84      $196.26      $309.34

       Bond Fund                                                              96.35       140.94       188.14       293.41

       Capital Resource Fund                                                  96.15       140.33       187.13       291.41

       Cash Management Fund                                                   95.23       137.57       182.53       282.32

       Diversified Equity Income Fund                                         97.99       145.84       196.26       309.34

       Extra Income Fund                                                      96.66       141.86       189.67       296.42

       Federal Income Fund                                                    97.17       143.39       192.21       301.41

       Growth Fund                                                            97.99       145.84       196.26       309.34

       Managed Fund                                                           95.94       139.72       186.11       289.39

       New Dimensions Fund-Registered Trademark-                              96.25       140.64       187.64       292.41

       Small Cap Advantage Fund                                              100.45       153.16       208.33       332.76

AIM V.I.

       Capital Appreciation Fund                                              96.66       141.86       189.67       296.42

       Capital Development Fund                                              102.40       158.92       217.80       350.91

       Value Fund                                                             96.87       142.47       190.69       298.42

Alliance VP

       Premier Growth Portfolio (Class B)                                    101.58       156.50       213.83       343.31

       Technology Portfolio (Class B)                                        101.68       156.80       214.32       344.26

       U.S. Government/High Grade Securities Portfolio (Class B)             100.56       153.46       208.83       333.72

Baron Capital Funds Trust

       Capital Asset Fund - Insurance Shares                                 103.63       162.55       223.75       362.19

Credit Suisse Warburg Pincus Trust -

       Emerging Growth Portfolio

       (previously Warburg Pincus Trust - Emerging Growth Portfolio)         101.07       154.98       211.33       338.53

Fidelity VIP

       III Growth & Income Portfolio (Service Class)                          95.33       137.87       183.04       283.33

       III Mid Cap Portfolio (Service Class)                                  96.87       142.47       190.69       298.42

       Overseas Portfolio (Service Class)                                     98.40       147.06       198.28       313.28

Franklin Templeton VIP Trust

       Franklin Real Estate Fund - Class 2                                    96.97       142.78       191.19       299.42

       Mutual Shares Securities Fund - Class 2                                99.02       148.89       201.31       319.17

       Templeton International Smaller Companies Fund - Class 2              102.20       158.32       216.81       349.01

Goldman Sachs VIT

       Capital Growth Fund                                                    98.51       147.37       198.79       314.27

       CORE-SM- U.S. Equity Fund                                              97.48       144.31       193.73       304.39

       Global Income Fund                                                    100.04       151.94       206.33       328.90

       International Equity Fund                                             102.09       158.01       216.31       348.06

       Internet Tollkeeper Fund-SM-                                          101.07       154.98       211.33       338.53

                                                                                       NO WITHDRAWAL OR SELECTION
                                                                                   OF AN ANNUITY PAYOUT PLAN AT THE
                                                                                        END OF EACH TIME PERIOD
                                                                            1 YEAR      3 YEARS       5 YEARS      10 YEARS
AXP-Registered Trademark- Variable Portfolio -

       Blue Chip Advantage Fund                                             $27.99     $  85.84       $146.26      $309.34

       Bond Fund                                                             26.35        80.94        138.14       293.41

       Capital Resource Fund                                                 26.15        80.33        137.13       291.41

       Cash Management Fund                                                  25.23        77.57        132.53       282.32

       Diversified Equity Income Fund                                        27.99        85.84        146.26       309.34

       Extra Income Fund                                                     26.66        81.86        139.67       296.42

       Federal Income Fund                                                   27.17        83.39        142.21       301.41

       Growth Fund                                                           27.99        85.84        146.26       309.34

       Managed Fund                                                          25.94        79.72        136.11       289.39

       New Dimensions Fund-Registered Trademark-                             26.25        80.64        137.64       292.41

       Small Cap Advantage Fund                                              30.45        93.16        158.33       332.76

AIM V.I.

       Capital Appreciation Fund                                             26.66        81.86        139.67       296.42

       Capital Development Fund                                              32.40        98.82        167.80       350.91

       Value Fund                                                            26.87        82.47        140.69       298.42

Alliance VP

       Premier Growth Portfolio (Class B)                                    31.58        96.50        163.83       343.31

       Technology Portfolio (Class B)                                        31.68        96.80        164.32       344.26

       U.S. Government/High Grade Securities Portfolio (Class B)             30.56        93.46        158.83       333.72

Baron Capital Funds Trust

       Capital Asset Fund - Insurance Shares                                 33.63       102.55        173.75       362.19

Credit Suisse Warburg Pincus Trust -

       Emerging Growth Portfolio

       (previously Warburg Pincus Trust - Emerging Growth Portfolio)         31.07        94.98        161.33       338.53

Fidelity VIP

       III Growth & Income Portfolio (Service Class)                         25.33        77.87        133.04       283.33

       III Mid Cap Portfolio (Service Class)                                 26.87        82.47        140.69       298.42

       Overseas Portfolio (Service Class)                                    28.40        87.06        148.28       313.28

Franklin Templeton VIP Trust

       Franklin Real Estate Fund - Class 2                                   26.97        82.78        141.19       299.42

       Mutual Shares Securities Fund - Class 2                               29.02        88.89        151.31       319.17

       Templeton International Smaller Companies Fund - Class 2              32.20        98.32        166.81       349.01

Goldman Sachs VIT

       Capital Growth Fund                                                   28.51        87.37        148.79       314.27

       CORE-SM- U.S. Equity Fund                                             27.48        84.31        143.73       304.39

       Global Income Fund                                                    30.04        91.94        156.33       328.90

       International Equity Fund                                             32.09        98.01        166.31       348.06

       Internet Tollkeeper Fund-SM-                                          31.07        94.98        161.33       338.53

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS  9

You would pay the following expenses on a $1,000 investment if you selected the Guaranteed Minimum Income Benefit Rider and assuming a 5% annual return and ...


                                                                                          FULL WITHDRAWAL AT THE
                                                                                          END OF EACH TIME PERIOD
                                                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
Janus Aspen Series

       Aggressive Growth Portfolio: Service Shares                          $ 97.69      $144.92      $194.74      $306.37

       Global Technology Portfolio: Service Shares                            97.89       145.53       195.76       308.35

       Growth Portfolio: Service Shares                                       97.69       144.92       194.74       306.37

       International Growth Portfolio: Service Shares                         98.10       146.15       196.77       310.33

J.P. Morgan

       U.S. Disciplined Equity Portfolio                                      96.97       142.78       191.19       299.42

Lazard Retirement Series

       Equity Portfolio                                                      101.07       154.98       211.33       338.53

       International Equity Portfolio                                        101.07       154.98       211.33       338.53

MFS-Registered Trademark-

       New Discovery Series - Initial Class                                   99.12       149.20       201.81       320.14

       Research Series - Initial Class                                        96.97       142.78       191.19       299.42

       Utilities Series - Initial Class                                       97.58       144.62       194.24       305.38

Putnam Variable Trust

       Putnam VT Growth and Income Fund - Class IB Shares                     95.94       139.72       186.11       289.39

       Putnam VT International Growth Fund - Class IB Shares                 100.45       153.16       208.33       332.76

       Putnam VT International New Opportunities Fund -

       Class IB Shares                                                       103.22       161.34       221.77       358.44

Royce Capital Fund

       Micro-Cap Portfolio                                                   102.09       158.01       216.31       348.06

       Small-Cap Portfolio (previously Royce Premier Portfolio)              102.09       158.01       216.31       348.06

Third Avenue

       Value Portfolio                                                       101.58       156.50       213.83       343.31

Wanger

       International Small Cap                                               102.71       159.83       219.29       353.74

       U.S. Small Cap                                                         98.51       147.37       198.79       314.27

                                                                                       NO WITHDRAWAL OR SELECTION
                                                                                   OF AN ANNUITY PAYOUT PLAN AT THE
                                                                                        END OF EACH TIME PERIOD
                                                                             1 YEAR       3 YEARS      5 YEARS     10 YEARS
Janus Aspen Series

       Aggressive Growth Portfolio: Service Shares                          $ 27.69      $ 84.92       $144.74      $306.37

       Global Technology Portfolio: Service Shares                            27.89        85.53        145.76       308.35

       Growth Portfolio: Service Shares                                       27.69        84.92        144.74       306.37

       International Growth Portfolio: Service Shares                         28.10        86.15        146.77       310.33

J.P. Morgan

       U.S. Disciplined Equity Portfolio                                      26.97        82.78        141.19       299.42

Lazard Retirement Series

       Equity Portfolio                                                       31.07        94.98        161.33       338.53

       International Equity Portfolio                                         31.07        94.98        161.33       338.53

MFS-Registered Trademark-

       New Discovery Series - Initial Class                                   29.12        89.20        151.81       320.14

       Research Series - Initial Class                                        26.97        82.78        141.19       299.42

       Utilities Series - Initial Class                                       27.58        84.62        144.24       305.38

Putnam Variable Trust

       Putnam VT Growth and Income Fund - Class IB Shares                     25.94        79.72        136.11       289.39

       Putnam VT International Growth Fund - Class IB Shares                  30.45        93.16        158.33       332.76

       Putnam VT International New Opportunities Fund -

       Class IB Shares                                                        33.22       101.34        171.77       358.44

Royce Capital Fund

       Micro-Cap Portfolio                                                    32.09        98.01        166.31       348.06

       Small-Cap Portfolio (previously Royce Premier Portfolio)               32.09        98.01        166.31       348.06

Third Avenue

       Value Portfolio                                                        31.58        96.50        163.83       343.31

Wanger

       International Small Cap                                                32.71        99.83        169.29       353.74

       U.S. Small Cap                                                         28.51        87.37        148.79       314.27


--------------------------------------------------------------------------------
10 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment without any optional riders and assuming a 5% annual return and ...


                                                                                          FULL WITHDRAWAL AT THE
                                                                                          END OF EACH TIME PERIOD
                                                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
AXP-Registered Trademark- Variable Portfolio -

       Blue Chip Advantage Fund                                             $ 94.41      $135.11      $178.43      $274.17

       Bond Fund                                                              92.77       130.17       170.20       257.68

       Capital Resource Fund                                                  92.56       129.55       169.16       255.60

       Cash Management Fund                                                   91.64       126.77       164.50       246.19

       Diversified Equity Income Fund                                         94.41       135.11       178.43       274.17

       Extra Income Fund                                                      93.07       131.10       171.75       260.79

       Federal Income Fund                                                    93.59       132.64       174.32       265.96

       Growth Fund                                                            94.41       135.11       178.43       274.17

       Managed Fund                                                           92.36       128.94       168.13       253.52

       New Dimensions Fund-Registered Trademark-                              92.66       129.86       169.68       256.64

       Small Cap Advantage Fund                                               96.87       142.47       190.69       298.42

AIM V.I.

       Capital Appreciation Fund                                              93.07       131.10       171.75       260.79

       Capital Development Fund                                               98.81       148.28       200.30       317.21

       Value Fund                                                             93.28       131.72       172.78       262.86

Alliance VP

       Premier Growth Portfolio (Class B)                                     97.99       145.84       196.26       309.34

       Technology Portfolio (Class B)                                         98.10       146.15       196.77       310.33

       U.S. Government/High Grade Securities Portfolio (Class B)              96.97       142.78       191.19       299.42

Baron Capital Funds Trust

       Capital Asset Fund - Insurance Shares                                 100.04       151.94       206.33       328.90

Credit Suisse Warburg Pincus Trust -

       Emerging Growth Portfolio

       (previously Warburg Pincus Trust - Emerging Growth Portfolio)          97.48       144.31       193.73       304.39

Fidelity VIP

       III Growth & Income Portfolio (Service Class)                          91.74       127.08       165.02       247.24

       III Mid Cap Portfolio (Service Class)                                  93.28       131.72       172.78       262.86

       Overseas Portfolio (Service Class)                                     94.82       136.34       180.49       278.25

Franklin Templeton VIP Trust

       Franklin Real Estate Fund - Class 2                                    93.38       132.02       173.29       263.89

       Mutual Shares Securities Fund - Class 2                                95.43       138.18       183.55       284.34

       Templeton International Smaller Companies Fund - Class 2               98.61       147.67       199.29       315.25

Goldman Sachs VIT

       Capital Growth Fund                                                    94.92       136.64       181.00       279.27

       CORE-SM- U.S. Equity Fund                                              93.89       133.57       175.87       269.04

       Global Income Fund                                                     96.46       141.25       188.65       294.42

       International Equity Fund                                              98.51       147.37       198.79       314.27

       Internet Tollkeeper Fund-SM-                                           97.48       144.31       193.73       304.39

Janus Aspen Series

       Aggressive Growth Portfolio: Service Shares                            94.10       134.18       176.89       271.10

       Global Technology Portfolio: Service Shares                            94.30       134.80       177.92       273.15

       Growth Portfolio: Service Shares                                       94.10       134.18       176.89       271.10

       International Growth Portfolio: Service Shares                         94.51       135.41       178.95       275.19

                                                                                       NO WITHDRAWAL OR SELECTION
                                                                                   OF AN ANNUITY PAYOUT PLAN AT THE
                                                                                        END OF EACH TIME PERIOD
                                                                             1 YEAR       3 YEARS      5 YEARS     10 YEARS
AXP-Registered Trademark- Variable Portfolio -

       Blue Chip Advantage Fund                                             $ 24.41       $75.11       $128.43      $274.17

       Bond Fund                                                              22.77        70.17        120.20       257.68

       Capital Resource Fund                                                  22.56        69.55        119.16       255.60

       Cash Management Fund                                                   21.64        66.77        114.50       246.19

       Diversified Equity Income Fund                                         24.41        75.11        128.43       274.17

       Extra Income Fund                                                      23.07        71.10        121.75       260.79

       Federal Income Fund                                                    23.59        72.64        124.32       265.96

       Growth Fund                                                            24.41        75.11        128.43       274.17

       Managed Fund                                                           22.36        68.94        118.13       253.52

       New Dimensions Fund-Registered Trademark-                              22.66        69.86        119.68       256.64

       Small Cap Advantage Fund                                               26.87        82.47        140.69       298.42

AIM V.I.

       Capital Appreciation Fund                                              23.07        71.10        121.75       260.79

       Capital Development Fund                                               28.81        88.28        150.30       317.21

       Value Fund                                                             23.28        71.72        122.78       262.86

Alliance VP

       Premier Growth Portfolio (Class B)                                     27.99        85.84        146.26       309.34

       Technology Portfolio (Class B)                                         28.10        86.15        146.77       310.33

       U.S. Government/High Grade Securities Portfolio (Class B)              26.97        82.78        141.19       299.42

Baron Capital Funds Trust

       Capital Asset Fund - Insurance Shares                                  30.04        91.94        156.33       328.90

Credit Suisse Warburg Pincus Trust -

       Emerging Growth Portfolio

       (previously Warburg Pincus Trust - Emerging Growth Portfolio)          27.48        84.31        143.73       304.39

Fidelity VIP

       III Growth & Income Portfolio (Service Class)                          21.74        67.08        115.02       247.24

       III Mid Cap Portfolio (Service Class)                                  23.28        71.72        122.78       262.86

       Overseas Portfolio (Service Class)                                     24.82        76.34        130.49       278.25

Franklin Templeton VIP Trust

       Franklin Real Estate Fund - Class 2                                    23.38        72.02        123.29       263.89

       Mutual Shares Securities Fund - Class 2                                25.43        78.18        133.55       284.34

       Templeton International Smaller Companies Fund - Class 2               28.61        87.67        149.29       315.25

Goldman Sachs VIT

       Capital Growth Fund                                                    24.92        76.64        131.00       279.27

       CORE-SM- U.S. Equity Fund                                              23.89        73.57        125.87       269.04

       Global Income Fund                                                     26.46        81.25        138.65       294.42

       International Equity Fund                                              28.51        87.37        148.79       314.27

       Internet Tollkeeper Fund-SM-                                           27.48        84.31        143.73       304.39

Janus Aspen Series

       Aggressive Growth Portfolio: Service Shares                            24.10        74.18        126.89       271.10

       Global Technology Portfolio: Service Shares                            24.30        74.80        127.92       273.15

       Growth Portfolio: Service Shares                                       24.10        74.18        126.89       271.10

       International Growth Portfolio: Service Shares                         24.51        75.41        128.95       275.19

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 11

You would pay the following expenses on a $1,000 investment without any optional riders and assuming a 5% annual return and ...


                                                                                          FULL WITHDRAWAL AT THE
                                                                                          END OF EACH TIME PERIOD
                                                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
J.P. Morgan

       U.S. Disciplined Equity Portfolio                                     $93.38      $132.02      $173.29      $263.89

Lazard Retirement Series

       Equity Portfolio                                                       97.48       144.31       193.73       304.39

       International Equity Portfolio                                         97.48       144.31       193.73       304.39

MFS-Registered Trademark-

       New Discovery Series - Initial Class                                   95.53       138.49       184.07       285.35

       Research Series - Initial Class                                        93.38       132.02       173.29       263.89

       Utilities Series - Initial Class                                       94.00       133.87       176.38       270.07

Putnam Variable Trust

       Putnam VT Growth and Income Fund - Class IB Shares                     92.36       128.94       168.13       253.52

       Putnam VT International Growth Fund - Class IB Shares                  96.87       142.47       190.69       298.42

       Putnam VT International New Opportunities Fund -

       Class IB Shares                                                        99.63       150.72       204.32       325.02

Royce Capital Fund

       Micro-Cap Portfolio                                                    98.51       147.37       198.79       314.27

       Small-Cap Portfolio (previously Royce Premier Portfolio)               98.51       147.37       198.79       314.27

Third Avenue

       Value Portfolio                                                        97.99       145.84       196.26       309.34

Wanger

       International Small Cap                                                99.12       149.20       201.81       320.14

       U.S. Small Cap                                                         94.92       136.64       181.00       279.27

                                                                                       NO WITHDRAWAL OR SELECTION
                                                                                   OF AN ANNUITY PAYOUT PLAN AT THE
                                                                                        END OF EACH TIME PERIOD
                                                                             1 YEAR       3 YEARS      5 YEARS     10 YEARS
J.P. Morgan

       U.S. Disciplined Equity Portfolio                                    $ 23.38       $72.02       $123.29      $263.89

Lazard Retirement Series

       Equity Portfolio                                                       27.48        84.31        143.73       304.39

       International Equity Portfolio                                         27.48        84.31        143.73       304.39

MFS-Registered Trademark-

       New Discovery Series - Initial Class                                   25.53        78.49        134.07       285.35

       Research Series - Initial Class                                        23.38        72.02        123.29       263.89

       Utilities Series - Initial Class                                       24.00        73.87        126.38       270.07

Putnam Variable Trust

       Putnam VT Growth and Income Fund - Class IB Shares                     22.36        68.94        118.13       253.52

       Putnam VT International Growth Fund - Class IB Shares                  26.87        82.47        140.69       298.42

       Putnam VT International New Opportunities Fund -

       Class IB Shares                                                        29.63        90.72        154.32       325.02

Royce Capital Fund

       Micro-Cap Portfolio                                                    28.51        87.37        148.79       314.27

       Small-Cap Portfolio (previously Royce Premier Portfolio)               28.51        87.37        148.79       314.27

Third Avenue

       Value Portfolio                                                        27.99        85.84        146.26       309.34

Wanger

       International Small Cap                                                29.12        89.20        151.81       320.14

       U.S. Small Cap                                                         24.92        76.64        131.00       279.27





* In these examples, the $30 contract administrative charge is approximated as a 0.031% charge based on our average contract size. Premium taxes imposed by some state and local governments are not reflected in these tables. We entered into certain arrangements under which we are compensated by the funds' advisers and/or distributors for the administrative services we provide to the funds.




YOU SHOULD NOT CONSIDER THESE EXAMPLES AS REPRESENTATIONS OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
12 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

CONDENSED FINANCIAL INFORMATION

(UNAUDITED)

The following tables give per-unit information about the financial history of each subaccount.



YEAR ENDED DEC. 31,                                                        2000       1999       1998       1997      1996      1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EVB(1) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - BLUE CHIP ADVANTAGE FUND)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $0.89        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      286        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ESI(2) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - BOND FUND)

Accumulation unit value at beginning of period                             $1.33     $1.33      $1.33      $1.24     $1.17     $1.00

Accumulation unit value at end of period                                   $1.38     $1.33      $1.33      $1.33     $1.24     $1.17

Number of accumulation units outstanding at end of period (000 omitted)    9,498     8,127      5,689      2,544     1,377       414

Ratio of operating expense to average net assets                           1.40%     1.40%      1.40%      1.40%     1.50%     1.50%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ECR(2) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - CAPITAL RESOURCE FUND)

Accumulation unit value at beginning of period                             $2.33     $1.91      $1.56      $1.27     $1.20     $1.00

Accumulation unit value at end of period                                   $1.89     $2.33      $1.91      $1.56     $1.27     $1.20

Number of accumulation units outstanding at end of period (000 omitted)    6,358     5,864      5,163      3,813     2,350       818

Ratio of operating expense to average net assets                           1.40%     1.40%      1.40%      1.40%     1.50%     1.50%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EMS(2) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - CASH MANAGEMENT FUND)

Accumulation unit value at beginning of period                             $1.18     $1.15      $1.11      $1.07     $1.03     $1.00

Accumulation unit value at end of period                                   $1.24     $1.18      $1.15      $1.11     $1.07     $1.03

Number of accumulation units outstanding at end of period (000 omitted)    4,421       941        749        231       241       132

Ratio of operating expense to average net assets                           1.40%     1.40%      1.40%      1.40%     1.50%     1.50%

Simple yield(3)                                                            4.54%     4.52%      3.24%      3.71%     3.26%     3.53%

Compound yield(3)                                                          4.64%     4.62%      3.29%      3.78%     3.32%     3.59%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EVD(1) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $1.00        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)       16        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EIA(4) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - EXTRA INCOME FUND)

Accumulation unit value at beginning of period                             $1.00     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $0.90     $1.00         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      556         8         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EVF(1) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - FEDERAL INCOME FUND)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $1.06        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)       76        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EVG(1) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - GROWTH FUND)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $0.74        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      200        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EMG(2) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - MANAGED FUND)

Accumulation unit value at beginning of period                             $2.07     $1.83      $1.60      $1.36     $1.18     $1.00

Accumulation unit value at end of period                                   $1.99     $2.07      $1.83      $1.60     $1.36     $1.18

Number of accumulation units outstanding at end of period (000 omitted)    6,779     5,985      4,684      2,944     1,546       589

Ratio of operating expense to average net assets                           1.40%     1.40%      1.40%      1.40%     1.50%     1.50%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EGD(5) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - NEW DIMENSIONS FUND-REGISTERED TRADEMARK-)

Accumulation unit value at beginning of period                             $1.72     $1.32      $1.05      $1.00        --        --

Accumulation unit value at end of period                                   $1.54     $1.72      $1.32      $1.05        --        --

Number of accumulation units outstanding at end of period (000 omitted)    3,717     2,141      1,108         69        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%      1.40%      1.40%        --        --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 13

YEAR ENDED DEC. 31,                                                        2000       1999       1998       1997      1996      1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EVS(1) (INVESTING IN SHARES OF AXP-REGISTERED TRADEMARK- VARIABLE PORTFOLIO - SMALL CAP ADVANTAGE FUND)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $0.99        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)       20        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ECA(4) (INVESTING IN SHARES OF AIM V.I. CAPITAL APPRECIATION FUND)

Accumulation unit value at beginning of period                             $1.43     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.26     $1.43         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    3,037        57         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ECD(6) (INVESTING IN SHARES OF AIM V.I. CAPITAL DEVELOPMENT FUND)

Accumulation unit value at beginning of period                             $1.26     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.36     $1.26         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      480         1         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EVA(7) (INVESTING IN SHARES OF AIM V.I. VALUE FUND)

Accumulation unit value at beginning of period                             $1.72     $1.34      $1.03      $1.00        --        --

Accumulation unit value at end of period                                   $1.45     $1.72      $1.34      $1.03        --        --

Number of accumulation units outstanding at end of period (000 omitted)   11,388     5,638      1,779         66        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%      1.40%      1.40%        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EPP(6) (INVESTING IN SHARES OF ALLIANCE VP PREMIER GROWTH PORTFOLIO (CLASS B))

Accumulation unit value at beginning of period                             $1.17     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $0.96     $1.17         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    3,368        56         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ETC(6) (INVESTING IN SHARES OF ALLIANCE VP TECHNOLOGY PORTFOLIO (CLASS B))

Accumulation unit value at beginning of period                             $1.40     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.08     $1.40         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    2,278       105         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EHG(6) (INVESTING IN SHARES OF ALLIANCE VP U.S. GOVERNMENT/HIGH GRADE SECURITIES PORTFOLIO (CLASS B))

Accumulation unit value at beginning of period                             $1.00     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.09     $1.00         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      743         7         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EAS(6) (INVESTING IN SHARES OF BARON CAPITAL ASSET FUND - INSURANCE SHARES)

Accumulation unit value at beginning of period                             $1.19     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.14     $1.19         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    1,639        31         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EEG(6) (INVESTING IN SHARES OF CREDIT SUISSE WARBURG PINCUS TRUST - EMERGING GROWTH PORTFOLIO(8))

Accumulation unit value at beginning of period                             $1.31     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.28     $1.31         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      795         6         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EFG(6) (INVESTING IN SHARES OF FIDELITY VIP III GROWTH & INCOME PORTFOLIO (SERVICE CLASS))

Accumulation unit value at beginning of period                             $1.05     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.00     $1.05         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    1,383        71         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EFM(6) (INVESTING IN SHARES OF FIDELITY VIP III MID CAP PORTFOLIO (SERVICE CLASS))

Accumulation unit value at beginning of period                             $1.24     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.64     $1.24         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    2,714        44         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
14 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

YEAR ENDED DEC. 31,                                                        2000       1999       1998       1997      1996      1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EFO(6) (INVESTING IN SHARES OF FIDELITY VIP OVERSEAS PORTFOLIO (SERVICE CLASS))

Accumulation unit value at beginning of period                             $1.23     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $0.98     $1.23         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      516        33         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ERE(6) (INVESTING IN SHARES OF FTVIPT FRANKLIN REAL ESTATE FUND - CLASS 2)

Accumulation unit value at beginning of period                             $0.97     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.25     $0.97         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      202         1         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EMU(6) (INVESTING IN SHARES OF FTVIPT MUTUAL SHARES SECURITIES FUND - CLASS 2)

Accumulation unit value at beginning of period                             $1.05     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.17     $1.05         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      170        31         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EIS(6) (INVESTING IN SHARES OF FTVIPT TEMPLETON INTERNATIONAL SMALLER COMPANIES FUND - CLASS 2)

Accumulation unit value at beginning of period                             $1.02     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.00     $1.02         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      106         1         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT JCG(6) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CAPITAL GROWTH FUND)

Accumulation unit value at beginning of period                             $1.16     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.05     $1.16         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      613       226         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT JUS(6) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND)

Accumulation unit value at beginning of period                             $1.12     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.00     $1.12         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    1,247       480         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT JGL(6) (INVESTING IN SHARES OF GOLDMAN SACHS VIT GLOBAL INCOME FUND)

Accumulation unit value at beginning of period                             $0.97     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.04     $0.97         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      398        34         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT JIF(6) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND)

Accumulation unit value at beginning of period                             $1.27     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.08     $1.27         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      195        30         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EIT(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNET TOLLKEEPER FUND-SM-)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $0.67        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      319        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EJA(1) (INVESTING IN SHARES OF JANUS ASPEN SERIES AGGRESSIVE GROWTH PORTFOLIO: SERVICE SHARES)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $0.70        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    1,737        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EJT(1) (INVESTING IN SHARES OF JANUS ASPEN SERIES GLOBAL TECHNOLOGY PORTFOLIO: SERVICE SHARES)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $0.68        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      898        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 15

YEAR ENDED DEC. 31,                                                        2000       1999       1998       1997      1996      1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EJG(1) (INVESTING IN SHARES OF JANUS ASPEN SERIES GROWTH PORTFOLIO: SERVICE SHARES)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $0.82        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    2,472        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EJI(1) (INVESTING IN SHARES OF JANUS ASPEN SERIES INTERNATIONAL GROWTH PORTFOLIO: SERVICE SHARES)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $0.80        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    1,304        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EDE(6) (INVESTING IN SHARES OF J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO)

Accumulation unit value at beginning of period                             $1.07     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $0.94     $1.07         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      673        51         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ERQ(6) (INVESTING IN SHARES OF LAZARD RETIREMENT EQUITY PORTFOLIO)

Accumulation unit value at beginning of period                             $1.01     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.00     $1.01         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      154         1         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ERI(6) (INVESTING IN SHARES OF LAZARD RETIREMENT INTERNATIONAL EQUITY PORTFOLIO)

Accumulation unit value at beginning of period                             $1.07     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $0.96     $1.07         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)       62         1         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT END(6) (INVESTING IN SHARES OF MFS-REGISTERED TRADEMARK- NEW DISCOVERY SERIES - INITIAL CLASS)

Accumulation unit value at beginning of period                             $1.47     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.42     $1.47         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    2,229        64         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ERS(6) (INVESTING IN SHARES OF MFS-REGISTERED TRADEMARK- RESEARCH SERIES - INITIAL CLASS)

Accumulation unit value at beginning of period                             $1.16     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.09     $1.16         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    1,902       242         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EUT(6) (INVESTING IN SHARES OF MFS-REGISTERED TRADEMARK- UTILITIES SERIES - INITIAL CLASS)

Accumulation unit value at beginning of period                             $1.20     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.27     $1.20         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    1,939        30         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EPG(9) (INVESTING IN SHARES OF PUTNAM VT GROWTH AND INCOME FUND - CLASS IB SHARES)

Accumulation unit value at beginning of period                             $1.18     $1.18      $1.00         --        --        --

Accumulation unit value at end of period                                   $1.26     $1.18      $1.18         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    6,616     4,302        239         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%      1.40%         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EPL(6) (INVESTING IN SHARES OF PUTNAM VT INTERNATIONAL GROWTH FUND - CLASS IB SHARES)

Accumulation unit value at beginning of period                             $1.33     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.19     $1.33         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)    2,192       347         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EPN(6) (INVESTING IN SHARES OF PUTNAM VT INTERNATIONAL NEW OPPORTUNITIES FUND - CLASS IB SHARES)

Accumulation unit value at beginning of period                             $1.53     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $0.93     $1.53         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      847        35         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
16 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

YEAR ENDED DEC. 31,                                                        2000       1999       1998       1997      1996      1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EMC(6) (INVESTING IN SHARES OF ROYCE MICRO-CAP PORTFOLIO)

Accumulation unit value at beginning of period                             $1.15     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.34     $1.15         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      239        37         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EPR(6) (INVESTING IN SHARES OF ROYCE SMALL-CAP PORTFOLIO(10))

Accumulation unit value at beginning of period                             $1.05     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.38     $1.05         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      188         1         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT ETV(1) (INVESTING IN SHARES OF THIRD AVENUE VALUE PORTFOLIO)

Accumulation unit value at beginning of period                             $1.00        --         --         --        --        --

Accumulation unit value at end of period                                   $1.29        --         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)       63        --         --         --        --        --

Ratio of operating expense to average net assets                           1.40%        --         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EIC(6) (INVESTING IN SHARES OF WANGER INTERNATIONAL SMALL CAP)

Accumulation unit value at beginning of period                             $1.51     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.07     $1.51         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      431        28         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT EUC(6) (INVESTING IN SHARES OF WANGER U.S. SMALL CAP)

Accumulation unit value at beginning of period                             $1.15     $1.00         --         --        --        --

Accumulation unit value at end of period                                   $1.04     $1.15         --         --        --        --

Number of accumulation units outstanding at end of period (000 omitted)      231        19         --         --        --        --

Ratio of operating expense to average net assets                           1.40%     1.40%         --         --        --        --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Operations commenced on May 2, 2000.

(2)  Operations commenced on Feb. 21, 1995.

(3) Net of annual contract administrative charge and mortality and expense risk fee.

(4)  Operations commenced on Aug. 26, 1999.

(5)  Operations commenced on Oct. 29, 1997.

(6)  Operations commenced on Sept. 22, 1999.

(7)  Operations commenced on Oct. 30, 1997.

(8)  Previously named Warburg Pincus Trust - Emerging Growth Portfolio.

(9)  Operations commenced on Oct. 5, 1998.

(10) Previously named Royce Premier Portfolio.

FINANCIAL STATEMENTS

You can find the audited financial statements of the subaccounts in the SAI. You can find our audited financial statements later in this prospectus.



--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 17

PERFORMANCE INFORMATION

Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in funds. We also show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.

We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.

Total return figures do not reflect any contract value credits on PCR credits.


We may show total return quotations by means of schedules, charts or graphs. Total return figures reflect deduction of the following charges:


-  contract administrative charge,

-  variable account administrative charge,


-  the Guaranteed Minimum Income Benefit Rider fee,


-  mortality and expense risk fee, and

- withdrawal charge (assuming a full withdrawal at the end of the illustrated period).


We may also show optional total return quotations that reflect deduction of the 8% Performance Credit Rider fee.





We also show optional total return quotations that do not reflect a withdrawal charge deduction (assuming no withdrawal), or fees for any of the optional features.


AVERAGE ANNUAL TOTAL RETURN is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

CUMULATIVE TOTAL RETURN is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

ANNUALIZED SIMPLE YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

ANNUALIZED COMPOUND YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than the simple yield because of the compounding effect of the assumed reinvestment.

ANNUALIZED YIELD (FOR SUBACCOUNTS INVESTING IN INCOME FUNDS) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.

--------------------------------------------------------------------------------
18 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

THE VARIABLE ACCOUNT AND THE FUNDS

You may allocate payments to any or all of the subaccounts of the variable account that invest in shares of the following funds:

------------- ----------------------------- ---------------------------------------- -----------------------------
SUBACCOUNT    INVESTING IN                  INVESTMENT OBJECTIVES AND POLICIES       INVESTMENT ADVISOR OR MANAGER
------------- ----------------------------- ---------------------------------------- -----------------------------



EVB           AXP-Registered Trademark-     Objective: long-term total return        IDS Life, investment
              Variable Portfolio -  Blue    exceeding that of the U.S. stock         manager; American Express
              Chip Advantage Fund           market. Invests primarily in common      Financial Corporation
                                            stocks of companies included in the      (AEFC), investment advisor.
                                            unmanaged S&P 500 Index.
------------- ----------------------------- ---------------------------------------- -----------------------------
ESI           AXP-Registered Trademark-     Objective: high level of current         IDS Life, investment
              Variable Portfolio - Bond     income while conserving the value of     manager; American Express
              Fund                          the investment and continuing a high     Financial Corporation
                                            level of income for the longest time     (AEFC), investment advisor.
                                            period. Invests primarily in bonds and
                                            other debt obligations.
------------- ----------------------------- ---------------------------------------- -----------------------------
ECR           AXP-Registered Trademark-     Objective: capital appreciation.         IDS Life, investment
              Variable Portfolio -          Invests primarily in U.S. common         manager; AEFC, investment
              Capital Resource Fund         stocks and other securities              advisor.
                                            convertible into common stocks.
------------- ----------------------------- ---------------------------------------- -----------------------------
EMS           AXP-Registered Trademark-     Objective: maximum current income        IDS Life, investment
              Variable Portfolio -  Cash    consistent with liquidity and            manager; AEFC, investment
              Management Fund               stability of principal. Invests in       advisor.
                                            money market securities.
------------- ----------------------------- ---------------------------------------- -----------------------------
EVD           AXP-Registered Trademark-     Objective: a high level of current       IDS Life, investment
              Variable Portfolio -          income and, as a secondary goal,         manager; AEFC, investment
              Diversified Equity Income     steady growth of capital. Invests        advisor.
              Fund                          primarily in dividend-paying common
                                            and preferred stocks.
------------- ----------------------------- ---------------------------------------- -----------------------------
EIA           AXP-Registered Trademark-     Objective: high current income, with     IDS Life, investment
              Variable Portfolio - Extra    capital growth as a secondary            manager; AEFC, investment
              Income Fund                   objective. Invests primarily in          advisor.
                                            high-yielding, high-risk corporate
                                            bonds issued by U.S. and foreign
                                            companies and governments.
------------- ----------------------------- ---------------------------------------- -----------------------------
EVF           AXP-Registered Trademark-     Objective: a high level of current       IDS Life, investment
              Variable Portfolio -          income and safety of principal           manager; AEFC, investment
              Federal Income Fund           consistent with an investment in U.S.    advisor.
                                            government and government agency
                                            securities. Invests primarily in debt
                                            obligations issued or guaranteed as to
                                            principal and interest by the U.S.
                                            government, its agencies or
                                            instrumentalities.
------------- ----------------------------- ---------------------------------------- -----------------------------
EVG           AXP-Registered Trademark-     Objective: long-term capital growth.     IDS Life, investment
              Variable Portfolio - Growth   Invests primarily in common stocks and   manager; AEFC, investment
              Fund                          securities convertible into common       advisor.
                                            stocks that appear to offer growth
                                            opportunities.
------------- ----------------------------- ---------------------------------------- -----------------------------
EMG           AXP-Registered Trademark-     Objective: maximum total investment      IDS Life, investment
              Variable Portfolio -          return through a combination of          manager; AEFC, investment
              Managed Fund                  capital growth and current income.       advisor.
                                            Invests primarily in a combination
                                            of common and preferred stocks,
                                            convertible securities, bonds and
                                            other debt securities.
------------- ----------------------------- ---------------------------------------- -----------------------------
EGD           AXP-Registered Trademark-     Objective: long-term growth of           IDS Life, investment
              Variable Portfolio -  New     capital. Invests primarily in common     manager; AEFC, investment
              Dimensions Fund-Registered    stocks of U.S. and foreign companies     advisor.
              Trademark-                    showing potential for significant
                                            growth.
------------- ----------------------------- ---------------------------------------- -----------------------------


--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 19

------------- ----------------------------- ---------------------------------------- -----------------------------
SUBACCOUNT    INVESTING IN                  INVESTMENT OBJECTIVES AND POLICIES       INVESTMENT ADVISOR OR MANAGER
------------- ----------------------------- ---------------------------------------- -----------------------------


EVS           AXP-Registered Trademark-     Objective: long-term capital growth.     IDS Life, investment
              Variable Portfolio - Small    Invests primarily in equity stocks of    manager; AEFC, investment
              Cap Advantage Fund            small companies that are often           advisor; Kenwood Capital
                                            included in the S&P SmallCap 600 Index   Management LLC,
                                            or the Russell 2000 Index.               sub-investment advisor.
------------- ----------------------------- ---------------------------------------- -----------------------------
ECA           AIM V.I. Capital              Objective: growth of capital. Invests    A I M Advisors, Inc.
              Appreciation Fund             mainly in common stocks of companies
                                            likely to benefit from new or
                                            innovative products, services or
                                            processes as well as those with
                                            above-average growth and excellent
                                            prospects for future growth.
------------- ----------------------------- ---------------------------------------- -----------------------------
ECD           AIM V.I. Capital              Objective: long term growth of           A I M Advisors, Inc.
              Development Fund              capital. Invests primarily in
                                            securities (including common stocks,
                                            convertible securities and bonds) of
                                            small- and medium-sized companies.
------------- ----------------------------- ---------------------------------------- -----------------------------
EVA           AIM V.I. Value Fund           Objective: long-term growth of capital   A I M Advisors, Inc.
                                            with income as a secondary objective.
                                            Invests primarily in equity securities
                                            judged to be undervalued relative to
                                            the investment advisor's appraisal of
                                            the current or projected earnings of
                                            the companies issuing the securities,
                                            or relative to current market values
                                            of assets owned by the companies
                                            issuing the securities, or relative to
                                            the equity market generally.
------------- ----------------------------- ---------------------------------------- -----------------------------
EPP           Alliance VP Premier Growth    Objective: long-term growth of capital   Alliance Capital
              Portfolio (Class B)           by pursuing aggressive investment        Management, L.P.
                                            policies. Invests primarily in equity
                                            securities of a limited number of
                                            large, carefully selected,
                                            high-quality U.S. companies that are
                                            judged likely to achieve superior
                                            earnings growth.
------------- ----------------------------- ---------------------------------------- -----------------------------
ETC           Alliance VP Technology        Objective: growth of capital. Current    Alliance Capital
              Portfolio (Class B)           income is only an incidental             Management, L.P.
                                            consideration. Invests primarily in
                                            securities of companies expected to
                                            benefit from technological advances
                                            and improvements.
------------- ----------------------------- ---------------------------------------- -----------------------------
EHG           Alliance VP U.S.              Objective: high level of current         Alliance Capital
              Government/High Grade         income consistent with preservation of   Management, L.P.
              Securities Portfolio          capital. Invests primarily in (1) U.S.
              (Class B)                     Government securities and (2) other
                                            high-grade debt securities or, if
                                            unrated, of equivalent quality.
------------- ----------------------------- ---------------------------------------- -----------------------------
EAS           Baron Capital Asset Fund -    Objective: capital appreciation.         BAMCO, Inc.
              Insurance Shares              Invests primarily in securities of
                                            small and medium sized companies
                                            with undervalued assets or favorable
                                            growth prospects.
------------- ----------------------------- ---------------------------------------- -----------------------------
EEG           Credit Suisse Warburg         Objective: maximum capital               Credit Suisse Asset
              Pincus Trust - Emerging       appreciation. Invests in U.S. equity     Management, LLC
              Growth Portfolio              securities of emerging-growth
              (previously Warburg Pincus    companies with growth characteristics
              Trust - Emerging Growth       such as positive earnings and
              Portfolio)                    potential for accelerated growth.
------------- ----------------------------- ---------------------------------------- -----------------------------



--------------------------------------------------------------------------------
20 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

------------- ----------------------------- ---------------------------------------- -----------------------------
SUBACCOUNT    INVESTING IN                  INVESTMENT OBJECTIVES AND POLICIES       INVESTMENT ADVISOR OR MANAGER
------------- ----------------------------- ---------------------------------------- -----------------------------

EFG           Fidelity VIP III Growth &     Objective: high total return through a   Fidelity Management &
              Income Portfolio (Service     combination of current income and        Research Company (FMR),
              Class)                        capital appreciation. Invests            investment manager; FMR
                                            primarily in common stocks with a        U.K. and FMR Far East,
                                            focus on those that pay current          sub-investment advisors.
                                            dividends and show potential for
                                            capital appreciation.
------------- ----------------------------- ---------------------------------------- -----------------------------
EFM           Fidelity VIP III Mid Cap      Objective: long-term growth of           FMR, investment manager;
              Portfolio (Service Class)     capital. Invests primarily in medium     FMR U.K. and FMR Far East,
                                            market capitalization common stocks.     sub-investment advisors.
------------- ----------------------------- ---------------------------------------- -----------------------------
EFO           Fidelity VIP Overseas         Objective: long-term growth of           FMR, investment manager;
              Portfolio (Service Class)     capital. Invests primarily in common     FMR U.K., FMR Far East,
                                            stocks of foreign securities.            Fidelity International
                                                                                     Investment Advisors (FIIA)
                                                                                     and FIIA U.K.,
                                                                                     sub-investment advisors.
------------- ----------------------------- ---------------------------------------- -----------------------------
ERE           FTVIPT Franklin Real Estate   Objective: capital appreciation with a   Franklin Advisers, Inc.
              Fund - Class 2                secondary goal to earn current income.
                                            Invests primarily in securities of
                                            companies operating in the real
                                            estate industry, primarily equity
                                            real estate investment trusts
                                            (REITS).
------------- ----------------------------- ---------------------------------------- -----------------------------
EMU           FTVIPT Mutual Shares          Objective: capital appreciation with     Franklin Mutual Advisers,
              Securities Fund - Class 2     income as a secondary goal. Invests      LLC
                                            primarily in equity securities of
                                            companies that the manager believes
                                            are available at market prices less
                                            than their actual value based on
                                            certain recognized or objective
                                            criteria (intrinsic value).
------------- ----------------------------- ---------------------------------------- -----------------------------
EIS           FTVIPT Templeton              Objective: long-term capital             Templeton Investment
              International Smaller         appreciation. Invests primarily in       Counsel, LLC
              Companies Fund - Class 2      equity securities of smaller companies
                                            located outside the U.S., including
                                            those in emerging markets.
------------- ----------------------------- ---------------------------------------- -----------------------------
JCG           Goldman Sachs VIT Capital     Objective: seeks long-term growth of     Goldman Sachs Asset
              Growth Fund                   capital by investing in a diversified    Management
                                            portfolio of equity securities that
                                            are considered by the investment
                                            adviser to have long-term capital
                                            appreciation potential.
------------- ----------------------------- ---------------------------------------- -----------------------------
JUS           Goldman Sachs VIT CORE-SM-    Objective: seeks long-term growth of     Goldman Sachs Asset
              U.S. Equity Fund              capital and dividend income. Invests     Management
                                            primarily in a broadly diversified
                                            portfolio of large-cap and blue chip
                                            equity securities representing all
                                            major sectors of the U.S. economy.
------------- ----------------------------- ---------------------------------------- -----------------------------
JGL           Goldman Sachs VIT Global      Objective: seeks high total return,      Goldman Sachs Asset
              Income Fund                   emphasizing current income, and, to a    Management International
                                            lesser extent, providing opportunities
                                            for capital appreciation. Invests
                                            primarily in a portfolio of high
                                            quality fixed-income securities of
                                            U.S. and foreign issuers and enters
                                            into transactions in foreign
                                            currencies.
------------- ----------------------------- ---------------------------------------- -----------------------------


--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 21

------------- ----------------------------- ---------------------------------------- -----------------------------
SUBACCOUNT    INVESTING IN                  INVESTMENT OBJECTIVES AND POLICIES       INVESTMENT ADVISOR OR MANAGER
------------- ----------------------------- ---------------------------------------- -----------------------------

JIF           Goldman Sachs VIT             Objective: seeks long-term capital       Goldman Sachs Asset
              International Equity Fund     appreciation. Invests primarily in       Management International
                                            equity securities of companies that
                                            are organized outside the U.S., or
                                            whose securities are principally
                                            traded outside the U.S.
------------- ----------------------------- ---------------------------------------- -----------------------------
EIT           Goldman Sachs VIT Internet    Objective: seeks long-term growth of     Goldman Sachs Asset
              Tollkeeper Fund-SM-           capital. Invests primarily in equity     Management
                                            securities of companies the
                                            investment adviser believes will
                                            benefit from the growth of the
                                            Internet by providing access,
                                            infrastructure, content and services
                                            to Internet companies and customers.
------------- ----------------------------- ---------------------------------------- -----------------------------
EJA           Janus Aspen Series            Objective: long-term growth of           Janus Capital
              Aggressive Growth             capital. Non-diversified mutual fund
              Portfolio: Service Shares     that primarily invests in common
                                            stocks selected for their growth
                                            potential and normally invests at
                                            least 50% of its equity assets in
                                            medium-sized companies.
------------- ----------------------------- ---------------------------------------- -----------------------------


EJT           Janus Aspen Series Global     Objective: long-term growth of           Janus Capital
              Technology Portfolio:         capital. Non-diversified mutual fund
              Service Shares                that primarily invests  in equity
                                            securities of U.S. and foreign
                                            companies selected for their growth
                                            potential. Normally invests at least
                                            65% of assets in securities of
                                            companies that the manager believes
                                            will benefit significantly from
                                            advancements or improvements in
                                            technology.


------------- ----------------------------- ---------------------------------------- -----------------------------
EJG           Janus Aspen Series Growth     Objective: long-term growth of capital   Janus Capital
              Portfolio: Service Shares     in a manner consistent with the
                                            preservation of capital. Invests
                                            primarily in common stocks selected
                                            for their growth potential.
------------- ----------------------------- ---------------------------------------- -----------------------------
EJI           Janus Aspen Series            Objective: long-term growth of           Janus Capital
              International Growth          capital. Invests at least 65% of its
              Portfolio: Service Shares     total assets in securities of issuers
                                            from at least five different
                                            countries, excluding the U.S. It may
                                            at times invest all of its assets in
                                            fewer than five countries or even a
                                            single country.
------------- ----------------------------- ---------------------------------------- -----------------------------
EDE           J.P. Morgan U.S.              Objective: seeks to provide a high       J.P. Morgan
              Disciplined Equity Portfolio  total return from a portfolio of selected equity securities. The
                                            portfolio invests primarily in large
                                            and medium capitalization U.S.
                                            companies. The portfolio is designed
                                            for investors who want an actively
                                            managed portfolio of selected equity
                                            securities that seeks to outperform
                                            the S&P 500 Index.
------------- ----------------------------- ---------------------------------------- -----------------------------


--------------------------------------------------------------------------------
22 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

------------- ----------------------------- ---------------------------------------- -----------------------------
SUBACCOUNT    INVESTING IN                  INVESTMENT OBJECTIVES AND POLICIES       INVESTMENT ADVISOR OR MANAGER
------------- ----------------------------- ---------------------------------------- -----------------------------

ERQ           Lazard Retirement  Equity     Objective: long-term capital             Lazard Asset Management
              Portfolio                     appreciation. Invests primarily in
                                            equity securities, principally
                                            common stocks, of relatively large
                                            U.S. companies with market
                                            capitalizations in the range of the
                                            S&P 500-Registered Trademark- Index
                                            that the Investment Manager believes
                                            are undervalued based on their
                                            earnings, cash flow or asset values.
------------- ----------------------------- ---------------------------------------- -----------------------------
ERI           Lazard Retirement             Objective: long-term capital             Lazard Asset Management
              International Equity          appreciation. Invests primarily in
              Portfolio                     equity securities, principally common
                                            stocks, of relatively large non-U.S.
                                            companies with market
                                            capitalizations in the range of the
                                            Morgan Stanley Capital International
                                            (MSCI) Europe, Australia and Far
                                            East (EAFE-Registered Trademark-)
                                            Index that the Investment Manager
                                            believes are undervalued based on
                                            their earnings, cash flow or asset
                                            values.
------------- ----------------------------- ---------------------------------------- -----------------------------
END           MFS-Registered Trademark-     Objective: capital appreciation.         MFS Investment
              New Discovery Series -        Invests primarily in equity securities   Management-Registered
              Initial Class                 of emerging growth companies.            Trademark-
------------- ----------------------------- ---------------------------------------- -----------------------------
ERS           MFS-Registered Trademark-     Objective: long-term growth of capital   MFS Investment
              Research Series - Initial     and future income. Invests primarily     Management-Registered
              Class                         in common stocks and related             Trademark-
                                            securities that have favorable
                                            prospects for long-term growth,
                                            attractive valuations based on
                                            current and expected earnings or
                                            cash flow, dominant or growing
                                            market share, and superior
                                            management.
------------- ----------------------------- ---------------------------------------- -----------------------------
EUT           MFS-Registered Trademark-     Objective: capital growth and current    MFS Investment
              Utilities Series -  Initial   income. Invests primarily in equity      Management-Registered
              Class                         and debt securities of domestic and      Trademark-
                                            foreign companies in the utilities
                                            industry.
------------- ----------------------------- ---------------------------------------- -----------------------------
EPG           Putnam VT Growth and Income   Objective: capital growth and current    Putnam Investment
              Fund - Class IB Shares        income. Invests mainly in common         Management, LLC
                                            stocks of U.S. companies with a focus
                                            on value stocks that offer the
                                            potential for capital growth, current
                                            income or both.
------------- ----------------------------- ---------------------------------------- -----------------------------
EPL           Putnam VT International       Objective: capital appreciation.         Putnam Investment
              Growth Fund - Class IB        Invests mainly in stocks outside the     Management, LLC
              Shares                        United States that reflect a value
                                            lower than that which Putnam
                                            Management places on the company or
                                            whose earnings they believe are
                                            likely to grow over time.
------------- ----------------------------- ---------------------------------------- -----------------------------
EPN           Putnam VT International New   Objective: long-term capital             Putnam Investment
              Opportunities Fund - Class    appreciation by investing in common      Management, LLC
              IB Shares                     stocks of companies outside the U.S.
                                            that Putnam Investment Management,
                                            LLC (Putnam Management) believes are
                                            fast growing and whose earnings are
                                            likely to increase overtime.
------------- ----------------------------- ---------------------------------------- -----------------------------



--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 23

------------- ----------------------------- ---------------------------------------- -----------------------------
SUBACCOUNT    INVESTING IN                  INVESTMENT OBJECTIVES AND POLICIES       INVESTMENT ADVISOR OR MANAGER
------------- ----------------------------- ---------------------------------------- -----------------------------

EMC           Royce Micro-Cap Portfolio     Objective: long-term growth of           Royce & Associates, Inc.
                                            capital. Invests primarily in a
                                            broadly diversified portfolio of
                                            equity securities issued by micro-cap
                                            companies (companies with stock market
                                            capitalizations below $300 million).
------------- ----------------------------- ---------------------------------------- -----------------------------
EPR           Royce Small-Cap Portfolio     Objective: long-term growth of capital   Royce & Associates, Inc.
              (previously Royce Premier     with current income as a secondary
              Portfolio)                    objective. Invests primarily in a
                                            limited number of equity securities
                                            issued by small companies with stock
                                            market capitalization between $300
                                            million and $1.5 billion.
------------- ----------------------------- ---------------------------------------- -----------------------------
ETV           Third Avenue Value Portfolio  Objective: long-term capital             EQSF Advisers, Inc.
                                            appreciation. Invests primarily in
                                            common stocks of well financed, well
                                            managed companies at a substantial
                                            discount to what the Adviser believes
                                            is their true value.
------------- ----------------------------- ---------------------------------------- -----------------------------
EIC           Wanger International  Small   Objective: long-term growth of           Liberty Wanger Asset
              Cap                           capital. Invests primarily in stocks     Management, L.P.
                                            of small- and medium-size non-U.S.
                                            companies with capitalizations of less
                                            than $2 billion.
------------- ----------------------------- ---------------------------------------- -----------------------------
EUC           Wanger U.S. Small Cap         Objective: long-term growth of           Liberty Wanger Asset
                                            capital. Invests primarily in stocks     Management, L.P.
                                            of small- and medium-size U.S.
                                            companies with capitalizations of less
                                            than $2 billion.
------------- ----------------------------- ---------------------------------------- -----------------------------

A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.


The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses are also available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the boards of directors or trustees of the appropriate funds will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds' prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

--------------------------------------------------------------------------------
24 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.


THE FIXED ACCOUNTS

GUARANTEE PERIOD ACCOUNTS (GPAS)


You may allocate purchase payments to one or more of the GPAs with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Some states also restrict the amount you can allocate to these accounts.

Each GPA pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The minimum guaranteed interest rate on the GPAs is 3%.


The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing American Enterprise Life annuities, product design, competition and American Enterprise Life's revenues and other expenses. We cannot predict nor can we guarantee future guaranteed interest rates above the 3% rate.


You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company.


We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.
--------------------------------------------------------------------------------
                   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 25

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

- Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;


- Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies -- Standard & Poor's, Moody's Investors Service or Fitch (formerly Duff & Phelp's) -- or are rated in the two highest grades by the National Association of Insurance Commissioners;


- Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

- Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.


MARKET VALUE ADJUSTMENT (MVA)


We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as "early withdrawals" in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA.

Before we look at the MVA formula, it may help to look in a general way at how comparing your GPA's guaranteed rate and the rate for a new GPA affects the MVA.

Relationship between your GPA's guaranteed rate and the new GPA for the same time as the Guarantee Period remaining on your GPA:

                    IF YOUR GPA RATE IS:              THE MVA IS:

             Less than the new GPA rate + 0.10%         Negative

             Equal to the new GPA rate + 0.10%          Zero

             Greater than the new GPA rate + 0.10%      Positive


GENERAL EXAMPLES


Assume:

- You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

- We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.

- After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

EXAMPLE 1: Remember that your GPA is earning 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. We add 0.10% to the 5.0% rate to get 5.10%. Your GPA's 4.5% rate is less than the 5.10% rate and, as reflected in the table above, the MVA will be negative.

EXAMPLE 2: Remember again that your GPA is earning 4.5%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. We add 0.10% to the 4.0% rate to get 4.10%. In this example, since your GPA's 4.5% rate is greater than the 4.10% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
--------------------------------------------------------------------------------
AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 26

SAMPLE MVA CALCULATIONS:

The precise MVA formula we apply is as follows:

                                    1 + i     to the power of n/12
   EARLY WITHDRAWAL AMOUNT x [( ------------ )                        - 1] = MVA
                                1 + j + .001

   Where  i = rate earned in the GPA from which amounts are being transferred or withdrawn.

          j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

          n = number of months remaining in the current Guarantee Period
              (rounded up).



EXAMPLES


Using assumptions similar to those we used in the examples above:

- You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

- We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.

- After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

EXAMPLE 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. Using the formula above, we determine the MVA as follows:

                     1.045      to the power of 84/12
   $1,000 x [( -------------- )                                   - 1] = -$39.28
               1 + .05 + .001


In this example, the MVA is a negative $39.28.

EXAMPLE 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. Using the formula above, we determine the MVA as follows:

                     1.045      to the power of 84/12
   $1,000 x [( -------------- )                                    - 1] = $27.21
               1 + .04 + .001

In this example, the MVA is a positive $27.21.

Please note that when you allocate your purchase payment to the ten-year GPA and you have begun your fourth contract year at the beginning of the Guarantee Period, your withdrawal charge percentage is 6%. (See "Charges -- Withdrawal Charge.") We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for the annual contract administrative charge, to amounts we pay as death claims or to automatic transfers from the two-year Guarantee Period Account. In some states, the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT


You may also allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing American Enterprise Life annuities, product design, competition, and American Enterprise Life's revenues and expenses.


Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 27 the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)

BUYING YOUR CONTRACT

Your sales representative will help you complete and submit an application and send it along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 90 or younger.

When you apply, you may select:

- one of three death benefit options if both you and the annuitant are 79 or younger(1):

   -- Option A - Return of purchase payment death benefit;

   -- Option B - Maximum anniversary value death benefit, or

   -- Option C - 5% Accumulation death benefit rider(2);

-  the optional Guaranteed Minimum Income Benefit Rider(3);

-  the optional 8% Performance Credit Rider(3);

- the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest(4);

-  how you want to make purchase payments;

-  the date you want to start receiving annuity payouts (the retirement date);
   and

-  a beneficiary.

(1) If either you or the annuitant are 80 or older at contract issue, death benefit Option A will apply.

(2)  May not be available in all states.

(3) You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is only available if the annuitant is 75 or younger at contract issue. If you select the GMIB you must select either death benefit Option B or Option C.

(4)  Some states may restrict the amount you can allocate to the fixed accounts.


The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed account and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of at least $5,000 in Texas, Washington or South Carolina or $2,000 in all other states. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE

Annuity payouts are to begin on the retirement date. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

FOR NONQUALIFIED ANNUITIES AND ROTH IRAS, the retirement date must be:

-  no earlier than the 30th day after the contract's effective date; and

- no later than the annuitant's 85th birthday (or the tenth contract anniversary, if later).

FOR QUALIFIED ANNUITIES (EXCEPT ROTH IRAS), to avoid IRS penalty taxes, the retirement date generally must be:

-  on or after the date the annuitant reaches age 59 1/2; and

- for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

- for TSAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

--------------------------------------------------------------------------------
AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 28

If you are taking the minimum IRA or TSA distributions as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.

BENEFICIARY

If death benefits become payable before the retirement date (while the contract is in force and before annuity payouts begin), we will pay your named beneficiary all or part of the contract value. If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)

PURCHASE PAYMENTS

MINIMUM INITIAL PURCHASE PAYMENT:

   $5,000 for contracts issued in South Carolina, Texas, and Washington.

   $2,000 for contracts issued in all other states.

MINIMUM ADDITIONAL PURCHASE PAYMENTS:

   $50 for SIPs.

   $100 for any other type of payment.

MAXIMUM TOTAL PURCHASE PAYMENTS* (WITHOUT PRIOR APPROVAL):

   $1,000,000 for issue ages up to 85

   $100,000 for issue ages 86 to 90

* These limits apply in total to all American Enterprise Life annuities you own. We reserve the right to increase maximum limits. For qualified annuities the tax-deferred retirement plan's or the Code's limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

1 BY LETTER:

Send your check along with your name and contract number to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

2 BY SIP:

Contact your sales representative to complete the necessary SIP paperwork.

CHARGES

CONTRACT ADMINISTRATIVE CHARGE

We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed account in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE

We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE

We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee and it totals 1.25% of their average daily net assets on an annual basis. This fee includes coverage under any of the three death benefit options. This fee covers the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. This fee does not apply to the fixed accounts.
--------------------------------------------------------------------------------
                   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS  29

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.

Expense risk arises because we cannot increase the contract administrative charge or variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

- first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

- then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE

We charge a fee (currently 0.35%) based on the adjusted contract value for this optional feature only if you select it.* If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB fee, adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the GMIB fee on new contracts up to a maximum of 0.75%.

We calculate the fee as follows: 0.35% x (CV + ST - FAV)

   CV  = contract value on the contract anniversary.

   ST = transfers from the subaccounts to the fixed accounts made six months before the contract anniversary.

   FAV = the value of your fixed accounts.

The result of ST - FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts, and not on the fixed accounts.

EXAMPLE:

- You purchase the contract with a payment of $50,000 on Jan. 1, 2001 and allocate all of your payment to the subaccounts.

- On Sept. 1, 2001 your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.

- On Jan. 1, 2002 (the first contract anniversary) the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.

-  The GMIB fee percentage is 0.35%.

We calculate the charge for the GMIB as follows:

     Contract value on the contract anniversary:                      $73,250.00

     plus transfers from the subaccounts to the fixed accounts
       in the six months before the contract anniversary:             +15,000.00

     minus the value of the fixed accounts on the contract
       anniversary:                                                   -15,250.00
                                                                      ----------

                                                                      $73,000.00

The GMIB fee charged to you: 0.35% x $73,000 =                        $   255.50

8% PERFORMANCE CREDIT RIDER (PCR) FEE

We charge a fee of 0.25% of your contract value for this optional feature only if you select it.* If selected, we deduct the PCR fee from your contract value on your contract anniversary date at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion as your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the PCR fee, adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.

* You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is only available if the annuitant is 75 or younger at contract issue. If you select the GMIB you must select either death benefit Option B or Option C.

--------------------------------------------------------------------------------
30 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

WITHDRAWAL CHARGE

If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within seven years before withdrawal. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts -- Market Value Adjustments (MVA).")

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract in the following order:

1. First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary's contract value. (We consider your initial purchase payment to be the prior anniversary's contract value during the first contract year.) We do not assess a withdrawal charge on this amount.

2. Next, we withdraw contract earnings, if any, that are greater than the annual 10% free withdrawal amount described in number one above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

   NOTE: We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed account.

3. Next, we withdraw purchase payments we received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4. Finally, if necessary, we withdraw purchase payments that are all within the withdrawal charge period shown in your contract. We withdraw these payments on a "first-in, first-out" (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of these payments by the applicable withdrawal charge percentage, and then totaling the withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn.

                     YEARS FROM PURCHASE                 WITHDRAWAL CHARGE
                       PAYMENT RECEIPT                      PERCENTAGE
                             1                                  7%

                             2                                  7

                             3                                  6

                             4                                  6

                             5                                  5

                             6                                  4

                             7                                  2

                             Thereafter                         0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

Example: Assume you requested a withdrawal of $1,000 and there is a withdrawal charge of 7%. The total amount we actually deduct from your contract is $1,075.26. We determine this amount as follows:

        AMOUNT REQUESTED                $1,000
   -------------------------    OR      ------   =  $1,075.26
   (1.00 - WITHDRAWAL CHARGE)            .93

By applying the 7% withdrawal charge to $1,075.26, the withdrawal charge is $75.26. We pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

WITHDRAWAL CHARGE UNDER ANNUITY PAYOUT PLAN E -- PAYOUTS FOR A SPECIFIED PERIOD:
Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.27% if the assumed investment rate is 3.5% and 6.77% if the assumed investment rate is 5%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment rate minus the present value of the remaining payouts using the discount rate. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 31

WITHDRAWAL CHARGE CALCULATION EXAMPLE

The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

- The contract date is July 1, 2001 with a contract year of July 1 through June 30 and with an anniversary date of July 1 each year; and

-  We received these payments:

   -- $10,000 July 1, 2001;

   -- $8,000 Dec. 31, 2006;

   -- $6,000 Feb. 20, 2009; and

- You withdraw the contract for its total withdrawal value of $38,101 on Aug. 5, 2011 and made no other withdrawals during that contract year; and

-  The prior anniversary July 1, 2011 contract value was $38,488.

WITHDRAWAL CHARGE     EXPLANATION

    $  0              $3,848.80 is 10% of the prior anniversary's contract
                      value withdrawn without withdrawal charge; and

       0 $10,252.20 is contract earnings in excess of the 10% free withdrawal amount withdrawn without withdrawal charge; and

       0 $10,000 July 1, 2001 payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and

     400 $8,000 Dec. 31, 2006 payment is in its fifth year from receipt, withdrawn with a 5% withdrawal charge; and

     360              $6,000 Feb. 20, 2009 payment is in its third year from
                      receipt, withdrawn with a 6% withdrawal charge.
    ----
    $760


WAIVER OF WITHDRAWAL CHARGE

We do not assess a withdrawal charge for:

-  withdrawals of any contract earnings;

- withdrawals of amounts totaling up to 10% of your prior contract anniversary's contract value to the extent they exceed contract earnings;

- required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);

-  contracts settled using an annuity payout plan;

-  death benefits;

- withdrawals you make under your contract's "Waiver of Withdrawal Charges" provision. To the extent permitted by state law, your contract will include this provision when you and the annuitant are under age 76 at contract issue. We will waive withdrawal charges that we normally assess upon full or partial withdrawal if you provide proof satisfactory to us that, as of the date you request the withdrawal, you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. (See your contract for additional conditions and restrictions on this waiver); and

- to the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

POSSIBLE GROUP REDUCTIONS: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES

Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

--------------------------------------------------------------------------------
32 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

VALUING YOUR INVESTMENT

We value your accounts as follows:

FIXED ACCOUNTS

We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

- the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts;

-  plus any contract value credits allocated to the fixed accounts;

-  plus interest credited;

- minus the sum of amounts withdrawn after any applicable MVA (including any applicable withdrawal charges) and amounts transferred out;

-  minus any prorated contract administrative charge;

- minus any prorated portion of the Guaranteed Minimum Income Benefit Rider fee (if applicable); and

- minus any prorated portion of the 8% Performance Credit Rider fee (if applicable).

SUBACCOUNTS

We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any contract value credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, or the 8% Performance Credit Rider fee, or the Guaranteed Minimum Income Benefit Rider fee, we subtract a certain number of accumulation units from your contract.


The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:


NUMBER OF UNITS: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

ACCUMULATION UNIT VALUE: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.

WE DETERMINE THE NET INVESTMENT FACTOR BY:

- adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

-  dividing that sum by the previous adjusted net asset value per share; and

- subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.


--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 33

FACTORS THAT AFFECT SUBACCOUNT ACCUMULATION UNITS: accumulation units may change in two ways-- in number and in value.

The number of accumulation units you own may fluctuate due to:

-  additional purchase payments you allocate to the subaccounts;

-  any contract value credits allocated to the subaccounts;

-  transfers into or out of the subaccounts;

-  partial withdrawals;

-  withdrawal charges;

-  prorated portions of the contract administrative charge;


- prorated portions of the Guaranteed Minimum Income Benefit Rider fee (if applicable); and/or

-  prorated portions of the 8% Performance Credit Rider fee (if applicable).


Accumulation unit values will fluctuate due to:

-  changes in funds' net asset value;

-  dividends distributed to the subaccounts;

-  capital gains or losses of funds;

-  fund operating expenses; and/or

- mortality and expense risk fee and the variable account administrative charge.

CONTRACT VALUE CREDITS
You are eligible to receive a contract value credit if you select death benefit Option A -- Return of purchase payment. Before annuity payouts begin while this contract is in force we will apply contract value credits to your contract beginning on the eighth contract anniversary if there are "eligible purchase payments." Generally, we will apply contract value credits on an annual basis at your contract anniversary. However, we reserve the right to apply contract value credits on a quarterly or a monthly basis.

Eligible purchase payments: purchase payments not previously withdrawn that are no longer subject to a withdrawal charge (i.e. that are eight or more years old).

Annual contract value credit formula: 0.50% X (CV X (EPP / TPP))

   CV = contract value at the time of the calculation.

   EPP = eligible purchase payments at the time of the calculation.

   TPP = total purchase payments at the time of the calculation.

If we calculate and apply contract value credits on a quarterly basis, we will change the percentage we use in the calculation from 0.50% to 0.125%. If we calculate and apply the credit on a monthly basis, we will change the percentage we use in the calculation from 0.50% to 0.04167%.

We allocate contract value credits to the fixed accounts and subaccounts according to the asset allocation instructions that you have in place at the time we apply the contract value credit. We continue to apply contract value credits for the life of your contract until total withdrawal or annuity payouts begin. The contract value credits will be taxable when we distribute contract value to you.

The contract value credit is available because of lower costs associated with a reduced death benefit guarantee. Because the guaranteed death benefit is lower in situations where the contract value credit is paid, there may be circumstances where you may be worse off for having received the credit than in other contracts. In particular, if the market were to decline, and a death benefit became payable, the amount paid might be less.

Example:

- You purchase a contract on Jan. 1, 2001 with a payment of $100,000 and you select death benefit Option A -- Return of purchase payment.

-  You make an additional payment on Jan. 1, 2005 of $60,000.

- Your contract value on Jan. 1, 2009 grows to $250,000. We choose to apply contract value credits on an annual basis. Your eligible purchase payment on Jan. 1, 2009 is the original $100,000 payment; the additional $60,000 payment made on Jan. 1, 2005 is still subject to a withdrawal charge. We calculate the contract value credit as follows:

      0.50% x ($250,000 x ($100,000 / $160,000) = $781.25

      After application of the contract value credit, your contract value on Jan. 1, 2009 would be $250,781.25.


--------------------------------------------------------------------------------
34 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

MAKING THE MOST OF YOUR CONTRACT

AUTOMATED DOLLAR-COST AVERAGING


Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Accounts (without MVA) to one or more subaccounts. The three to ten year Guarantee Period Accounts are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.


This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

HOW DOLLAR-COST AVERAGING WORKS

By investing an equal number                                                                          NUMBER
of dollars each month ...                                     AMOUNT           ACCUMULATION          OF UNITS
                                            MONTH            INVESTED           UNIT VALUE           PURCHASED
                                             Jan               $100                $20                  5.00

                                             Feb                100                 18                  5.56

you automatically buy                        Mar                100                 17                  5.88
more units when the
per unit market price is low ...   --->      Apr                100                 15                  6.67

                                             May                100                 16                  6.25

                                             Jun                100                 18                  5.56

                                             Jul                100                 17                  5.88

and fewer units                              Aug                100                 19                  5.26
when the per unit
market price is high.              --->      Sept               100                 21                  4.76

                                             Oct                100                 20                  5.00

You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.

TIERED DOLLAR-COST AVERAGING (TIERED DCA) PROGRAM

If your net contract value(1) is at least $10,000, you can choose to participate in the Tiered DCA program. There is no charge for the Tiered DCA program. Under the Tiered DCA program, you can allocate a new purchase payment to one of two special Tiered DCA accounts. We determine which Tiered DCA account you are eligible for as follows:

                  IF YOUR NET CONTRACT VALUE(1) IS ...      WE ALLOCATE YOUR NEW PURCHASE PAYMENTS TO:
                             $10,000 - $49,999                          Tier 1 DCA account

                             $50,000 or more                            Tier 2 DCA account(2)

(1) "Net contract value" equals your current contract value plus any new purchase payment you make. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.

(2) You cannot allocate your new purchase payments to a Tier 1 DCA account if you are eligible to participate in a Tier 2 DCA account.

You may only allocate a new purchase payment of at least $1,000 to the Tiered DCA account for which you are eligible. You cannot transfer existing contract values into the Tiered DCA account. Each Tiered DCA account lasts for only six months from the time we receive your first purchase payment. We make monthly transfers of your total Tiered DCA account value into the other accounts you selected over the six-month period.

We credit interest to each Tiered DCA account at rates that generally are higher than those we credit to the one-year fixed account and the two-year Guarantee Period Account. We credit higher rates on the Tier 2 DCA account than on the Tier 1 DCA account. We will change the interest rate on each Tiered DCA account from time to time at our discretion. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.
--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 35

We credit each Tiered DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six-month period on the balance remaining in your Tiered DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Tiered DCA account into the accounts you selected.

Once you establish a Tiered DCA account, you cannot allocate additional purchase payments to it. However, you may establish another new Tiered DCA account and allocate new purchase payments to it when we change the interest rates we offer on these accounts. If you are funding a Tiered DCA account come from multiple sources, we apply each purchase payment to the account and credit interest on that purchase payment on the date we receive it. This means that all purchase payments may not be in the Tiered DCA account at the beginning of the six-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Tiered DCA account from the beginning. If we receive any of your multiple payments after the six-month period ends, you can either allocate those payments to a new Tiered DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Tiered DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Tiered DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Tiered DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Tiered DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Tiered DCA account balance. We will transfer the remaining balance from your Tiered DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Tiered DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Tiered DCA program at any time. Any modifications will not affect any purchase payments that are already in a Tiered DCA account. For more information on the Tiered DCA program, contact your sales representative.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Tiered DCA program and you change your subaccount asset allocation for the asset-rebalancing program, we will change your subaccount asset allocation under the Tiered DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

TRANSFERRING BETWEEN ACCOUNTS
You may transfer contract value from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the fixed accounts.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the Guarantee Period Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.


We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners. These modifications could include, but not be limited to:

-  requiring a minimum time period between each transfer;

- not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or

-  limiting the dollar amount that a contract owner may transfer at any one time.
--------------------------------------------------------------------------------
36 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

For information on transfers after annuity payouts begin, see "Transfer policies" below.

TRANSFER POLICIES

- Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.

- You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.

- You may transfer contract values from a Guarantee Period Account any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.

- If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.

- We will not accept requests for transfers from the one-year fixed account at any other time.

- Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

- Once annuity payouts begin, you may not make any transfers to the Guarantee Period Accounts.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

1 BY LETTER:

Send your name, contract number, Social Security Number or Taxpayer Identification Number and signed request for a transfer or withdrawal to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

MINIMUM AMOUNT

Transfers or withdrawals:           $500 or entire account balance

MAXIMUM AMOUNT

Transfers or withdrawals:           Contract value or entire account balance

2 BY AUTOMATED TRANSFERS AND AUTOMATED PARTIAL WITHDRAWALS:

Your sales representative can help you set up automated transfers or partial withdrawals among your subaccounts or fixed accounts.

You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.

- Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

- Automated withdrawals may be restricted by applicable law under some contracts.

- You may not make additional purchase payments if automated partial withdrawals are in effect.

- Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

MINIMUM AMOUNT

Transfers or withdrawals:           $100 monthly

                                    $250 quarterly, semiannually or annually
--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 37

3 BY PHONE:
Call between 8 a.m. and 7 p.m. Central time:
(800) 333-3437

MINIMUM AMOUNT

Transfers or withdrawals:           $500 or entire account balance

MAXIMUM AMOUNT

Transfers:            Contract value or entire account balance

Withdrawals:          $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

WITHDRAWALS
You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For full withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges -- Withdrawal Charge") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period -- Annuity Payout Plans").

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.

RECEIVING PAYMENT
By regular or express mail:

-  payable to owner;

-  mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

   -- the withdrawal amount includes a purchase payment check that has not cleared;

   -- the NYSE is closed, except for normal holiday and weekend closings;

   -- trading on the NYSE is restricted, according to SEC rules;

   -- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

   -- the SEC permits us to delay payment for the protection of security holders.
--------------------------------------------------------------------------------
38 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

TSA -- SPECIAL WITHDRAWAL PROVISIONS

PARTICIPANTS IN TAX-SHELTERED ANNUITIES

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

- Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

   -- you are at least age 59 1/2;

   -- you are disabled as defined in the Code;

   -- you separated from the service of the employer who purchased the contract; or

   -- the distribution is because of your death.

- If you encounter a financial hardship (as defined by the Code), you may receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

- Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see "Taxes").

- The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

CHANGING OWNERSHIP

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")


If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.


BENEFITS IN CASE OF DEATH

There are three death benefit options under this contract:

-  Option A -- Return of purchase payment death benefit;

-  Option B -- Maximum anniversary value death benefit; and

-  Option C -- 5% Accumulation death benefit rider.

If either you or the annuitant are 80 or older at contract issue, death benefit Option A will apply. If both you and the annuitant 79 or younger at contract issue, you can elect either death benefit Option A, Option B or Option C (if its available in your state) on your application. If you select the Guaranteed Minimum Income Benefit Rider you must select either death benefit Option B or Option C. Once you elect an option, you cannot change it. We show the option that applies in your contract.

There are no additional charges for any of the death benefit options. However, if you select death benefit Option A you may be eligible for contract value credits (see "Valuing Your Investments -- Contract Value Credits").

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. We will base the benefit paid on the death benefit coverage you select when you purchase the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.
--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 39

OPTION A -- RETURN OF PURCHASE PAYMENT DEATH BENEFIT

Death benefit Option A is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of:

1. contract value; or

2. total purchase payments minus adjusted partial withdrawals.

                                                                      (PW x DB)
ADJUSTED PARTIAL WITHDRAWALS FOR DEATH BENEFIT OPTION A OR OPTION B = --------
                                                                         CV


   PW = the partial withdrawal including any applicable withdrawal charge or MVA.
   DB = the death benefit on the date of (but prior to) the partial withdrawal. CV = contract value on the date of (but prior to) the partial withdrawal.

EXAMPLE:

-  You purchase the contract with a payment of $20,000 on Jan. 1, 2001.

-  On Jan. 1, 2002 you make an additional purchase payment of $5,000.

- On March 1, 2002 the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

-  On March 1, 2003 the contract value falls to $23,000.

We calculate the Option A death benefit on March 1, 2003 as follows:

Contract value at death:                                                           $23,000
                                                                                ==========
Purchase payments minus adjusted partial withdrawals:

     Total purchase payments:                                                   $25,000.00

     minus adjusted partial withdrawals calculated as:

        (1,500 x 25,000) / 22,000 =                                              -1,704.54
                                                                                ----------

     for a death benefit of:                                                    $23,295.45
                                                                                ==========

Option A death benefit, calculated as the greatest of these two values:         $23,295.45

OPTION B-- MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT
Death benefit Option B is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. Death benefit Option B does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your sales representative whether or not death benefit Option B is appropriate for your situation.

If both you and the annuitant are age 79 or younger at contract issue, you may choose to add death benefit Option B to your contract. If you select the Guaranteed Minimum Income Benefit Rider you must select either death benefit Option B or Option C.

Death benefit Option B provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following:

1. contract value;

2. total purchase payments minus adjusted partial withdrawals; or

3. the maximum anniversary value immediately preceding the date of death plus any payments since that anniversary minus adjusted partial withdrawals since that anniversary.

MAXIMUM ANNIVERSARY VALUE (MAV): This is the greatest of your contract values on any contract anniversary plus subsequent purchase payments minus adjusted partial withdrawals. We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary's MAV to the current contract value and we reset the MAV if the current contract value is higher. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.
--------------------------------------------------------------------------------
40 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

EXAMPLE:

-  You purchase the contract with a payment of $20,000 on Jan. 1, 2001.

- On Jan. 1, 2002 (the first contract anniversary) the contract value grows to $29,000.

- On March 1, 2002 the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate death benefit Option B on March 1, 2002 as follows:

Contract value at death:                                                        $20,500.00
                                                                                ==========
Purchase payments minus adjusted partial withdrawals:

     Total purchase payments                                                    $20,000.00

     minus adjusted partial withdrawals, calculated as:

        ($1,500 x $20,000) / $22,000 =                                           -1,363.64
                                                                                ----------

     for a death benefit of:                                                    $18,636.36
                                                                                ==========

The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:

     Greatest of your contract anniversary contract values                      $29,000.00

     plus purchase payments made since that anniversary                              +0.00

     minus adjusted partial withdrawals, calculated as:

        ($1,500 x $29,000) / $22,000 =                                           -1,977.27
                                                                                ----------

     for a death benefit of:                                                    $27,022.73
                                                                                ==========

The Option B death benefit, calculated as the greatest of these three
values, which is the MAV:                                                       $27,022.73



OPTION C-- 5% ACCUMULATION DEATH BENEFIT RIDER

Death benefit Option C is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. Death benefit Option C does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your sales representative whether or not death benefit Option C is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add death benefit Option C to you contract. If you select the Guaranteed Minimum Income Benefit Rider you must select either death benefit Option B or Option C.

Death benefit Option C provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of:

1. contract value;

2. total purchase payments minus adjusted partial withdrawals; or

3. the 5% rising floor.

5% RISING FLOOR: This is the sum of the value of your fixed accounts plus the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

-  the initial purchase payments allocated to the subaccounts increased by 5%,

-  plus any subsequent amounts allocated to the subaccounts, and

-  minus adjusted transfers or partial withdrawals from the subaccounts.
--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 41

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary's variable account floor at 5% plus any subsequent amounts allocated to the subaccounts minus adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts.

5% RISING FLOOR ADJUSTED TRANSFERS OR PARTIAL WITHDRAWALS = (PWT x VAF) / SV

   PWT = the amount transferred from the subaccounts or the amount of the partial withdrawal (including any applicable withdrawal charge) from the subaccounts.

   VAF = variable account floor on the date of (but prior to) the transfer or partial withdrawal.

   SV = value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

EXAMPLE:

- You purchase the contract with a payment of $25,000 on Jan. 1, 2001 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

- On Jan. 1, 2002 (the first contract anniversary), the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200.

- On March 1, 2002, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit on March 1, 2002 is calculated as follows:

Contract value at death:                                                        $22,800.00
                                                                                ==========
Purchase payments minus adjusted partial withdrawals:

     Total purchase payments:                                                   $25,000.00

     minus adjusted partial withdrawals, calculated as:

        ($1,500 x $25,000) / $24,300 =                                           -1,543.21
                                                                                ----------

     for a death benefit of:                                                    $23,456.79
                                                                                ==========

The 5% rising floor:

     The variable account floor on Jan. 1, 2002,
       calculated as: 1.05 x $20,000 =                                          $21,000.00

     plus amounts allocated to the subaccounts since that anniversary:               +0.00

     minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:

        ($1,500 x $21,000) / $19,000 =                                          -$1,657.89
                                                                                ----------

     variable account floor benefit:                                            $19,342.11

     plus the one-year fixed account value:                                      +5,300.00
                                                                                ----------

     5% rising floor (value of the fixed accounts plus the
       variable account floor):                                                 $24,642.11
                                                                                ==========

Option C death benefit, calculated as the greatest of these  three values,
which is the 5% rising floor:                                                   $24,642.11

If you die before your retirement date: When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities: If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.
--------------------------------------------------------------------------------
42 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and

- payouts begin no later than one year after your death, or other date as permitted by the Code; and

- the payout period does not extend beyond the beneficiary's life or life expectancy.

Qualified annutities: The IRS has issued proposed regulations which will affect distributions from your qualified annuity. These are proposed regulations that may take effect Jan. 1, 2002. The information below is an explanation based on existing law. Contact your tax advisor if you have any questions as to the impact of the new proposed rules on your situation.

If your spouse is the sole beneficiary, your spouse may keep the contract as owner until the date on which the annuitant would have reached age 70 1/2, or any other date permitted by the Code. The contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and

-  payouts begin no later than one year following the year of your death; and

- the payout period does not extend beyond the beneficiary's life or life expectancy.

OPTIONAL BENEFITS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)

The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

-  you must hold the GMIB for 7 years,


-  the GMIB terminates after the annuitant's 86th birthday,


-  you can only exercise the GMIB within 30 days after a contract anniversary,

- the 6% rising floor value we use in the GMIB benefit base to calculate annuity payouts under the GMIB is limited after age 81, and

-  the additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your sales representative.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this benefit to your contract for an additional annual charge (see "Charges). You cannot select this rider if you select the 8% Performance Credit Rider. You must elect the GMIB along with either death benefit Option B or Option C at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB at the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: You may allocate your purchase payments or transfers to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount you allocate to subaccounts investing in the AXP-Registered Trademark- Variable Portfolio - Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.
--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 43

EXERCISING THE GMIB:

- you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

-  the annuitant on the retirement date must be between 50 and 86 years old.

- you can only take an annuity payout under one of the following annuity payout plans:

   -- Plan A - Life Annuity -- no refund

   -- Plan B - Life Annuity with ten years certain

   -- Plan D - Joint and last survivor life annuity-- no refund

-  you may change the annuitant for the payouts.

The GMIB guarantees a minimum amount of fixed annuity lifetime income or a minimum first year variable annuity payout. We calculate fixed annuity payouts and first year variable annuity payouts based on the guaranteed annuity purchase rates stated in Table B of the contract but using a 2.5% guaranteed annual effective interest rate which is lower than the 3% rate used in Table B of the contract. Therefore, your payout rates under the GMIB will be lower than the payout rates stated in Table B. This 2.5% Table is not stated in your contract. After the first year, lifetime income variable annuity payouts will depend on the investment performance of the subaccounts you select. The payouts will be higher if your investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates we use in the 2.5% Table to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates that are more conservative than the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you may elect the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

GMIB BENEFIT BASE: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:

1. contract value;

2. total purchase payments minus adjusted partial withdrawals; or

3. the 6% rising floor.

6% RISING FLOOR: We calculate this in the same manner as the 5% rising floor but we use a 6% accumulation rate. This is the sum of the value of your fixed accounts plus the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

-  the initial purchase payments allocated to the subaccounts increased by 6%,

-  plus any subsequent amounts allocated to the subaccounts, and

-  minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary's variable account floor at 6% plus any subsequent amounts allocated to the subaccounts minus adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts. We calculate adjusted transfers or partial withdrawals for the 6% rising floor using the same formula as adjusted transfers or partial withdrawals for the 5% rising floor.

Keep in mind that the 6% rising floor is limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

- subtract each payment adjusted for market value from the contract value.

- subtract each payment from the 6% rising floor. We adjust the payments made to the fixed account for market value. We increase payments allocated to the subaccounts by 6% for the number of full contract years they have been in the contract before we subtract them from the 6% rising floor.
--------------------------------------------------------------------------------
44 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

For each payment, we calculate the market value adjustment to the contract value and the fixed account value of the 6% rising floor as:

   (PMT x CVG) / ECV

     PMT = each purchase payment made in the five years before you exercise the GMIB.

     CVG = current contract value at the time you exercise the GMIB.

     ECV = the estimated contract value on the anniversary prior to the payment in question. We assume that all payments and partial withdrawals occur at the beginning of a contract year.

For each payment, we calculate the 6% increase of payments allocated to the subaccounts as:

   PMT x (1.06)To The Power of CY

     CY = the full number of contract years the payment has been in the contract.

TERMINATING THE GMIB:


- You may terminate the rider within 30 days after the first rider anniversaries.

-  You may terminate the rider any time after the seventh rider aniversary.


-  The rider will terminate on the date:

   -- you make a full withdrawal from the contract;

   -- a death benefit is payable; or

   -- you choose to begin taking annuity payouts under the regular contract provisions.

- The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

EXAMPLE:

- You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and you allocate all of your purchase payment to the subaccounts.

-  There are no additional purchase payments and no partial withdrawals.

- Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

CONTRACT                                                                                                  GMIB
ANNIVERSARY                      CONTRACT VALUE        PURCHASE PAYMENTS      6% RISING FLOOR         BENEFIT BASE
 1                                  $107,000              $100,000               $106,000

 2                                   125,000               100,000                112,360

 3                                   132,000               100,000                119,102

 4                                   150,000               100,000                126,248

 5                                    85,000               100,000                133,823

 6                                   120,000               100,000                141,852

 7                                   138,000               100,000                150,363               $150,363

 8                                   152,000               100,000                159,388                159,388

 9                                   139,000               100,000                168,948                168,948

10                                   126,000               100,000                179,085                179,085

11                                   138,000               100,000                189,830                189,830

12                                   147,000               100,000                201,220                201,220

13                                   215,000               100,000                213,293                215,000

14                                   234,000               100,000                226,090                234,000

15                                   240,000               100,000                239,655                240,000

NOTE: The 6% rising floor value is limited after age 81, but the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 45

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity options) would be:

                                                                                       MINIMUM GUARANTEED MONTHLY INCOME
CONTRACT                                                     PLAN A -                 PLAN B -             PLAN D - JOINT AND
ANNIVERSARY                       GMIB                    LIFE ANNUITY--          LIFE ANNUITY WITH        LAST SURVIVOR LIFE
AT EXERCISE                   BENEFIT BASE                  NO REFUND             TEN YEARS CERTAIN        ANNUITY-- NO REFUND
10                     $179,085 (6% Rising Floor)           $   881.10               $   857.82                $   694.85
15                      240,000 (Contract Value)              1,363.20                 1,298.40                  1,041.60

The payouts above are shown at guaranteed annuity rates we use in the 2.5% Table. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

CONTRACT                                                     PLAN A -                 PLAN B -             PLAN D - JOINT AND
ANNIVERSARY                                               LIFE ANNUITY--          LIFE ANNUITY WITH        LAST SURVIVOR LIFE
AT EXERCISE                  CONTRACT VALUE                 NO REFUND             TEN YEARS CERTAIN        ANNUITY-- NO REFUND
10                              $126,000                    $   656.46               $   638.82                $   522.90
15                               240,000                      1,430.40                 1,363.20                  1,106.40

At the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payouts will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

8% PERFORMANCE CREDIT RIDER (PCR)

The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the seventh and tenth rider anniversaries (see below). This is an optional benefit you may select for an additional annual charge of 0.25% of your contract value. The PCR does not provide any additional benefit before the seventh rider anniversary and it may not be appropriate for issue ages 83 or older due to this required holding period. Be sure to discuss with your sales representative whether or not the PCR is appropriate for your situation.

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot select the PCR if you select the GMIB.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR at the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year's purchase payments.

Investment selection under the PCR: You may allocate your purchase payments or transfers to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the aggregate amount in your fixed accounts and amounts you allocate to subaccounts investing in the AXP-Registered Trademark- Variable Portfolio - Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.


Target value: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year's purchase payments minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 8%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary's target value and any additional purchase payments minus the target value adjusted partial withdrawals at an annual effective rate of 8%.


TARGET VALUE ADJUSTED PARTIAL WITHDRAWALS = (PW X TV) / CV

   PW = the partial withdrawal including any applicable withdrawal charge or MVA.

   TV = the target value on the date of (but prior to) the partial withdrawal.

   CV = contract value on the date of (but prior to) the partial withdrawal.
--------------------------------------------------------------------------------
46 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

YOUR BENEFITS UNDER THE PCR ARE AS FOLLOWS:

(a) If on the seventh rider anniversary your contract value is less than the target value, we will add a PCR credit to your contract equal to 3% of your purchase payments minus the PCR adjusted partial withdrawals minus purchase payments made in the last five years.

(b) If on the tenth rider anniversary your contract value is less than the target value, we will add a PCR credit to your contract equal to 5% of your purchase payments minus the PCR adjusted partial withdrawals minus purchase payments made in the last five years.


The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the seventh and tenth rider anniversaries).


We restart the calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year's payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each seven and ten-year period as described above.

PCR RESET: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year's payments for the calculating the target value and any applicable PCR credit. The next calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

TERMINATING THE PCR:

- You may terminate the PCR within 30 days following the first contract anniversary after the PCR rider effective date.

- You may terminate the PCR within 30 days following the later of the tenth contract anniversary after the PCR rider effective date or the last rider reset date.

-  The PCR will terminate on the date:

   -- you make a full withdrawal from the contract,

   -- that a death benefit is payable, or

   -- you choose to begin taking annuity payouts.

EXAMPLE:

-  You purchase the contract with a payment of $104,000 on Jan. 1, 2001.

-  There are no additional purchase payments and no partial withdrawals.

-  On Jan. 1, 2008, the contract value is $150,000.

- We determine the target value on Jan. 1, 2008 as your purchase payments (there are no partial withdrawals to subtract) accumulated at an annual effective rate of 8% or:

     $104,000 x (1.08)To The Power of 7 = $104,000 x 1.71382 = $178,237.72.

   Your contract value ($150,000) is less than the target value ($178,237.72) so we will add a PCR credit to your contract equal to 3% of your purchase payments (there are no partial withdrawals or purchase payments made in the last five years to subtract), which is:

     0.03 x $104,000 = $3,120.

   After application of the PCR credit, your total contract value on Jan. 1, 2008 would be $153,120.

-  On Jan. 1, 2011, the contract value is $220,000.

- We determine the target value on Jan. 1, 2011 as your purchase payments (there are no partial withdrawals to subtract) accumulated at an annual effective rate of 8% or:

     $104,000 x (1.08)To The Power of 10 = $104,000 x 2.158924 = $224,528.20

   Your contract value ($220,000) is less than the target value ($224,528.20) so we will add a PCR credit to your contract equal to 5% of your purchase payments (there are no partial withdrawals or purchase payments made in the last five years to subtract), which is:

     0.05 x $104,000 = $5,200.

   After application of the PCR credit, your total contract value on Jan. 1, 2011 would be $225,200.

- The PCR calculation period automatically restarts on Jan. 1, 2011 with the target values first year's payments equal to $225,200. We would make the next PCR credit determination on Jan. 1, 2018.



--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 47

THE ANNUITY PAYOUT PERIOD

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

AMOUNTS OF FIXED AND VARIABLE PAYOUTS DEPEND ON:

-  the annuity payout plan you select;

-  the annuitant's age and, in most cases, sex;

-  the annuity table in the contract; and

-  the amounts you allocated to the accounts at settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."

ANNUITY TABLES

The annuity tables in your contract show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.)

Table B shows the minimum amount of each fixed payout. Amounts in Table B are based on the guaranteed annual effective interest rate shown in your contract. We declare current payout rates that we use in determining the actual amount of your fixed payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

Table A shows the amount of the first monthly variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using Table A results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.


--------------------------------------------------------------------------------
48 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

ANNUITY PAYOUT PLANS

You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

- PLAN A - LIFE ANNUITY -- NO REFUND: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

- PLAN B - LIFE ANNUITY WITH FIVE, TEN OR 15 YEARS CERTAIN: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.

- PLAN C - LIFE ANNUITY -- INSTALLMENT REFUND: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

- PLAN D - JOINT AND LAST SURVIVOR LIFE ANNUITY -- NO REFUND: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

- PLAN E - PAYOUTS FOR A SPECIFIED PERIOD: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation will vary between 5.27% and 6.77% depending on the applicable assumed investment rate. (See "Charges -- Withdrawal charge under Annuity Payout Plan E.") You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes.")

ANNUITY PAYOUT PLAN REQUIREMENTS FOR QUALIFIED ANNUITIES: If you purchased a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan that complies with your contract and with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing required minimum distributions if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

- in equal or substantially equal payments over a period not longer than the life of the annuitant or over the life of the annuitant and designated beneficiary; or

- in equal or substantially equal payments over a period not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and designated beneficiary; or

- over a period certain not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and designated beneficiary.


IF WE DO NOT RECEIVE INSTRUCTIONS: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

IF MONTHLY PAYOUTS WOULD BE LESS THAN $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

DEATH AFTER ANNUITY PAYOUTS BEGIN: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 49

TAXES

Generally, under current law, your contract has a tax-deferral feature. This means any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income normally are taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.

Annuity payouts under nonqualified annuities: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.


Qualified annuities: When you use your contract to fund a retirement plan that is already tax deferred under the Code, the contract will not provide any necessary or additional tax deferral for the retirement plan.


Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement, or consult a tax advisor for more information about these distribution rules.

Annuity payouts under qualified annuities (except Roth IRAs): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

Contract value credits and PCR credits: These are considered earnings and are taxed accordingly.

Withdrawals: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 59 1/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you make withdrawals from your contract before your plan specifies that you can receive payouts.


Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he or she receives the payments.

Annuities owned by Corporations, partnerships or trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax deferred.

Penalties: If you receive amounts from your contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

-  because of your death;

-  because you become disabled (as defined in the Code);

- if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

- if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities); or

- after you separate from service after you attain age 55 for Tax-Sheltered Annuities under 403(b) of the Code.


For a qualified annuity, other exceptions may apply if you make premature withdrawals.

Withholding, generally: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full withdrawal) we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

--------------------------------------------------------------------------------
50 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

Some states also may impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

WITHHOLDING FROM TSAS: If you receive directly all or part of the contract value from your TSA, mandatory 20% Federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time we make the payout. This mandatory withholding is in place of the elective withholding discussed above. This mandatory withholding will not be imposed if:

- instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan;

- the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or the life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of ten years or more; or

-  the payout is a minimum distribution required under the Code.

Payments we make to a surviving spouse instead of being directly rolled over to an IRA also may be subject to a mandatory 20% income tax withholding.

State withholding also may be imposed on taxable distributions.

TRANSFER OF OWNERSHIP OF A NONQUALIFIED ANNUITY: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

COLLATERAL ASSIGNMENT OF A NONQUALIFIED ANNUITY: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

IMPORTANT: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.


TAX QUALIFICATION: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.


VOTING RIGHTS

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:


-  the reserve held in each subaccount for your contract; divided by

-  the net asset value of one share of the applicable fund.


As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 51

SUBSTITUTION OF INVESTMENTS

We may substitute the funds in which the subaccounts invest if:

-  laws or regulations change;

-  the existing funds become unavailable; or

-  in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute the funds currently listed in this prospectus for other funds.

We may also:

-  add new subaccounts;

-  combine any two or more subaccounts;

-  make additional subaccounts investing in additional funds;

-  transfer assets to and from the subaccounts or the variable account; and

-  eliminate or close any subaccounts.

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

ABOUT THE SERVICE PROVIDERS

PRINCIPAL UNDERWRITER
American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its offices are located at 70100 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company, a financial services company headquartered in New York City.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American Enterprise Life.

ISSUER
American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC.

American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Its administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Its statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

American Enterprise Life pays cash compensation to the broker-dealers and insurance agencies who have entered into distribution agreements with American Enterprise Life and AEFA for the sale of contracts. This compensation will not result in any charge to contract owners or to the variable account in addition to the charges described in this prospectus. This cash compensation will not be more than 9.0% of the purchase payments it receives on the contracts. From time to time and in accordance with applicable laws and regulations we will pay or permit other promotional incentives, in cash or credit or other compensation.

LEGAL PROCEEDINGS
A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of the suits, RICHARD W. AND ELIZABETH J. THORESEN V. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK, which was commenced in Minnesota state court on Oct. 13, 1998. The action was brought by individuals who purchased an annuity in a qualified plan. They allege that the sale of annuities in tax-deferred contributory retirement investment plans (e.g., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount, including restitution of allegedly lost investment earnings and restoration of contract values.

In January 2000, AEFC reached an agreement in principle to settle the three class-action lawsuits described above. It is expected the settlement will provide $215 million of benefits to more than two million participants and for release by class members of all insurance and annuity market conduct claims dating back to 1985.
--------------------------------------------------------------------------------
52 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

In August, 2000 an action entitled LESA BENACQUISTO, DANIEL BENACQUISTO, RICHARD THORESEN, ELIZABETH THORESEN, ARNOLD MORK, ISABELLA MORK, RONALD MELCHERT AND SUSAN MELCHERT V. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN EXPRESS FINANCIAL ADVISORS, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK was commenced in the United States District Court for the District of Minnesota. The complaint put at issue various alleged sales practices and misrepresentations and allegations of violations of federal laws.

In September, 2000 the plaintiffs filed a consolidated complaint in State Court alleging the same claims as the previous actions.

On Oct. 2, 2000 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota entered an order conditionally certifying a class for settlement purposes, preliminarily approving the class settlement, directing the issuance of a class notice to the class and scheduling a hearing to determine the fairness of settlement for March, 2001.

On March 6, 2001 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota heard oral arguments on plaintiffs' motions for final approval of the class action settlement. Six motions to intervene were filed together with objections to the proposed settlement. We are awaiting a final order from the court.

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE

SELECTED FINANCIAL DATA

The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.






                                     Three months ended                                  YEARS ENDED DEC. 31
(THOUSANDS)                    March 31, 2001    March 31, 2000      2000         1999           1998           1997          1996
------------------------------------------------------------------------------------------------------------------------------------
Net investment income           $   69,460        $   77,586     $  299,759   $  322,746    $  340,219    $  332,268     $  271,719
Net loss on investments            (18,542)           (2,425)           469        6,565        (4,788)         (509)        (5,258)
Other                                3,765             2,289         12,248        8,338         7,662         6,329          5,753
Total revenues                  $   54,863        $   77,450     $  312,476   $  337,649    $  343,093    $  338,088     $  272,214
Income before income taxes      $  (11,624)       $    9,978     $   38,452   $   50,662    $   36,421    $   44,958     $   35,735
Net income                      $   (7,637)       $    6,332     $   24,365   $   33,987    $   22,026    $   28,313     $   22,823
Total assets                    $4,617,668        $4,532,394     $4,652,221   $4,603,343    $4,885,621    $4,973,413     $4,425,837
------------------------------------------------------------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Three Months Ended March 31, 2001 Compared to Three Months Ended March 31, 2000:

Net loss was $7.6 million in the first quarter of 2001, compared to net income of $6.3 million in the first quarter of 2000. Loss before income taxes totaled $11.6 million in the first quarter 2001, compared with income of $10.0 million in the first quarter of 2000. This decline primarily reflects a net pre-tax loss of $18.5 from the write-down and sale of certain high-yield securities.

Total investment contract deposits received increased to $202 million in the first quarter of 2001, compared with $67 million in the first quarter of 2000. This increase is primarily due to an increase in variable annuity deposits received from sales.

Total revenues decreased to $54.9 million in the first quarter of 2001, compared with $77.5 million in the first quarter of 2000. The decrease is primarily due to net realized losses on investments and decreases in net investment income. Net investment income, the largest component of revenues, decreased 10% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $1.7 million in the first quarter of 2001, compared with $1.5 million in the first quarter of 2000, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 175% to $2.2 million in the first quarter of 2001, compared with $.8 million in the first quarter of 2000, reflecting an increase in separate account assets.

Net realized loss on investments was $18.5 million in the first quarter of 2001, compared with a net loss of $2.4 million in the first quarter of 2000. The increase in net realized losses was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 1% to $66.5 million in the first quarter of 2001, compared with $67.5 million in 2000. The largest component of expenses, interest credited on investment contracts, decreased $6.6 million to $42.5 million in the first quarter of 2001, compared to $49.1 in the first quarter of 2000, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $12.2 million, compared to $10.7 million in the first quarter of 2000. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 55% to $11.9 million in the first quarter of 2001, compared to $7.7 million in the first quarter of 2000. This increase is mainly due to higher technology costs related to growth initiatives.

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 53

Three Months Ended March 31, 2000 Compared to Three Months Ended March 31, 1999:

Net income decreased 2% to $6.3 million in the first quarter of 2000, compared to $6.5 million in the first quarter of 1999. Earnings decline resulted primarily from weak equity markets and narrower spreads on the investment portfolio.

Total investment contract deposits received decreased to $67 million in the first quarter of 2000, compared with $71 million in the first quarter of 1999. This decrease is primarily due to a decrease in variable annuity deposits in 2000.

Total revenues decreased to $77.5 million in the first quarter of 2000, compared with $78.3 million in the first quarter of 1999. The decrease is primarily due to a decrease in net investment income. Net investment income, the largest component of revenues, decreased 4% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 25% to $1.5 million in the first quarter of 2000, compared with $1.2 million in the first quarter of 1999, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 60% to $.8 million in the first quarter of 2000, compared with $.5 million in the first quarter of 1999, this reflects the increase in separate account assets.

Net realized loss on investments was $2.4 million in the first quarter of 2000, compared with a net loss of $3.8 million in 1999. The net realized loss was primarily due to losses on the sale and writedown of fixed maturity investments.

Total benefits and expenses decreased 1% to $67.5 million in the first quarter of 2000, compared with $68.3 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased $3.2 million to $49.1 million for the first quarter of 2000, compared to $52.3 million in the first quarter of 1999. This reflects a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $10.7 million, compared to $9.2 million in the first quarter of 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 15% to $7.7 million in the first quarter of 2000, compared to $6.7 million in the first quarter of 1999. This increase is mainly due to higher technology costs related to growth initiatives.


DEC. 31, 2000 COMPARED TO DEC. 31,  1999:



Net income decreased 29% to $24 million in 2000, compared to $34 million in 1999. Income before income taxes totaled $38 million in 2000, compared with $51 million in 1999. The decrease was primarily the result of lower net investment income of $300 million in 2000, compared with $323 million in 1999.

Total investment contract deposits received increased to $721 million in 2000, compared with $336 million in 1999. This increase is primarily due to an increase in variable annuity deposits in 2000.

Total revenues decreased to $312 million in 2000, compared with $338 million in 1999. The decrease is primarily due to decreases in net investment income and net realized gains on investments. Net investment income, the largest component of revenues, decreased 7% from the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $6.9 million in 2000, compared with $6.1 million in 1999, reflecting an increase in annuity withdrawal charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 135% to $5.4 million in 2000, compared with $2.3 million in 1999, this reflects the increase in separate account assets.

Net realized gain on investments was $0.5 million in 2000, compared with $6.6 million in 1999. The decrease in net realized gains was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 5% to $274 million in 2000, compared with $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $191 million, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $48 million, compared to $43 million in 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses remained steady at $35 million in 2000.


DEC. 31, 1999 COMPARED TO DEC. 31, 1998:


Net income increased 54% to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5% from the prior year, reflecting decreases in investments owned and investment yields.
--------------------------------------------------------------------------------
54 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

Contractholder charges decreased 5% to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77% to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46% to $35 million in 1999, compared to $24 million in 1998. This increase primarily reflects technology costs related to growth initiatives.

RISK MANAGEMENT

The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

American Enterprise Life primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. American Enterprise Life does not invest in securities to generate trading profits.

American Enterprise Life has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.


The negative effect on American Enterprise Life's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at Dec. 31, 2000, would be approximately $4.6 million.


LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of American Enterprise Life are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

American Enterprise Life has an available line of credit with AEFC aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at Dec. 31, 2000. At Dec. 31, 2000, outstanding reverse repurchase agreements totaled $25 million.

At Dec. 31, 2000, investments in fixed maturities comprised 80% of American Enterprise Life's total invested assets. Of the fixed maturity portfolio, approximately 30% is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At Dec. 31, 2000, approximately 15% of American Enterprise Life's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. American Enterprise Life has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.
--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 55

At Dec. 31, 2000, net unrealized depreciation on fixed maturities held to maturity included $10.7 million of gross unrealized appreciation and $17.8 million of gross unrealized depreciation. Net unrealized depreciation on fixed maturities available for sale included $30.2 million of gross unrealized appreciation and $125.6 million of gross unrealized depreciation.

At Dec. 31, 2000, American Enterprise Life had an allowance for losses for mortgage loans totaling $3.3 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. American Enterprise Life established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. American Enterprise Life has also estimated the potential effect of future assessments on American Enterprise Life's financial position and results of operations and has established a reserve for such potential assessments.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of Dec. 31, 2000, American Enterprise Life's total adjusted capital was well in excess of the levels requiring regulatory attention.

RESERVES

In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.

INVESTMENTS

Of our total investments of $3,735,994 at Dec. 31, 2000, 27% was invested in mortgage-backed securities, 54% in corporate and other bonds, 19% in primary mortgage loans on real estate and less than 1% in other investments.

COMPETITION

We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. BEST'S INSURANCE REPORTS, Life-Health edition 2000, assigned us one of its highest classifications, A+ (Superior).

EMPLOYEES

As of Dec. 31, 2000, we had no employees.

PROPERTIES

We occupy office space in Minneapolis, MN, which is leased by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.

STATE REGULATION

American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners. Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

--------------------------------------------------------------------------------
56 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

DIRECTORS AND EXECUTIVE OFFICERS*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:

DIRECTORS

GUMER C. ALVERO

Born in 1967

Director, chairman of the board and executive vice president - Annuities since January 2001; vice president - Variable Annuities, AEFC, since April 1998; executive assistant to president/CEO, AEFC, from April 1996 to April 1998.

CAROL A. HOLTON

Born in 1952

Director, president and chief executive officer since January 2001; vice president - Third Party Distribution, AEFC, since April 1998; director - Distributor Services, AEFC, from September 1997 to April 1998; director - Business Systems and Operations, F&G Life, from July 1996 to August 1997.

PAUL S. MANNWEILER**

Born in 1949

Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.

TERESA J. RASMUSSEN

Born in 1956

Director, vice president, general counsel and secretary since December 2000; vice president and assistant general counsel, AEFC, since August 2000; assistant vice president, AEFC, from October 1995 to August 2000.

OFFICERS OTHER THAN DIRECTORS

LORRAINE R. HART

Born in 1951

Vice president - Investments since 1992; vice president - Insurance Investments, AEFC since 1998; and vice president - Investments, American Express Certificate Company since 1994.

STUART A. SEDLACEK

Born in 1957

Executive vice president since 1998; executive vice president - Assured Assets, 1994 to 1998; senior vice president and chief financial officer, AEFC, since 1998; vice president, AEFC, from September 1988 to 1998.

PHILIP C. WENTZEL

Born in 1961

Vice president and controller since 1998; director of financial reporting and analyses, AEFC, from 1992 to 1997.

DAVID L. YOWAN

Born in 1957

Vice president and treasurer since March 2001; senior vice president and assistant treasurer of American Express Company since January 1999; vice president and corporate treasurer, AEFC, since April 2001; senior portfolio and risk management officer for the North American Consumer Bank of Citigroup from August 1987 to January 1999.

* The address for all of the directors and principal officers is: 200 AXP Financial Center, Minneapolis, MN 55474 except for Mr. Mannweiler who is an independent director.


** Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 57

EXECUTIVE COMPENSATION

Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.


NAME OF INDIVIDUAL OR NUMBER IN GROUP                            POSITION HELD                           CASH COMPENSATION

Five most highly compensated executive officers as a group:                                                 $ 8,138,209

Stephen W. Roszell                                               President and Chief Executive Officer

Richard W. Kling                                                 Chairman of the Board

Lorraine R. Hart                                                 Vice President - Investments

David M. Kuplic                                                  Assistant Vice President - Investments

Stuart A. Sedlacek                                               Executive Vice President

All executive officers as a group (11)                                                                      $11,289,475


SECURITY OWNERSHIP OF MANAGEMENT

Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

EXPERTS

Ernst & Young LLP, independent auditors, have audited the financial statements of American Enterprise Life Insurance Company at Dec. 31, 2000 and 1999, and for each of the three years in the period ended Dec. 31, 2000, and the individual and combined statements of the segregated asset subaccounts of American Enterprise Variable Annuity Account as of Dec. 31, 2000 and for the periods indicated therein, as set forth in their reports. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.
--------------------------------------------------------------------------------
58 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
Balance sheet
March 31, 2001 (unaudited)
($ thousands, except share amounts)

Assets
Investments:
   Fixed maturities:
      Available for sale, at fair value
      (amortized cost: $2,938,428)                                   $2,983,792
   Mortgage loans on real estate                                        715,916
   Other investments                                                        918
-------------------------------------------------------------------------------
      Total investments                                               3,700,626
Cash and cash equivalents                                                78,310
Amounts due from brokers                                                  2,244
Accounts receivable                                                         893
Accrued investment income                                                48,281
Deferred policy acquisition costs                                       200,740
Deferred income taxes                                                    17,815
Other assets                                                              8,560
Separate account assets                                                 560,199
-------------------------------------------------------------------------------
      Total assets                                                   $4,617,668
===============================================================================

Liabilities and Stockholder's Equity
Liabilities:
   Future policy benefits:
      Fixed annuities                                                $3,536,944
      Universal life-type insurance                                           8
   Policy claims and other policyholders' funds                           5,291
   Amounts due to brokers                                                 2,077
   Other liabilities                                                     56,813
   Separate account liabilities                                         560,199
-------------------------------------------------------------------------------
      Total liabilities                                               4,161,332
Stockholder's equity:
   Capital stock, $150 par value per share;
   100,000 shares authorized, 20,000 shares
   issued and outstanding                                                 3,000
   Additional paid-in capital                                           281,872
   Accumulated other comprehensive loss:
      Net unrealized securities losses                                   (8,450)
      Net unrealized derivative losses                                  (27,987)
   Retained earnings                                                    207,901
-------------------------------------------------------------------------------
      Total stockholder's equity                                        456,336
-------------------------------------------------------------------------------
Total liabilities and stockholder's equity                           $4,617,668
===============================================================================

See accompanying notes.


--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 59

American Enterprise Life Insurance Company
Statements of income
Three months ended March 31, (unaudited) ($ thousands)      2001           2000

Revenues:
Policyholder and contractholder charges                $   1,746       $  1,476
Mortality and expense risk fees                            2,199            813
Net investment income                                     69,460         77,586
Net realized loss on investments                         (18,542)        (2,425)
--------------------------------------------------------------------------------
      Total revenues                                      54,863         77,450
-------------------------------------------------------------------------------

Benefits and expenses:
Interest credited on investment contracts                 42,473         49,052
Amortization of deferred policy acquisition costs         12,155         10,745
Other operating expenses                                  11,859          7,675
-------------------------------------------------------------------------------
      Total benefits and expenses                         66,487         67,472
-------------------------------------------------------------------------------
(Loss) income before income taxes                        (11,624)         9,978
Income taxes                                              (3,987)         3,646
-------------------------------------------------------------------------------
Net (loss) income                                      $  (7,637)      $  6,332
===============================================================================


See accompanying notes.


--------------------------------------------------------------------------------
60 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
Statements of cash flows

Three months ended March 31, (unaudited) ($ thousands)         2001       2000

Cash flows from operating activities:
Net (loss) income                                      $     (7,637)   $  6,332
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
   Change in accrued investment income                        6,660       2,481
   Change in accounts receivable                                (26)         (2)
   Change in other assets                                     2,791         (11)
   Change in deferred policy acquisition costs, net          (2,118)      4,306
   Change in policy claims and other policyholders'
   funds                                                     (4,004)     (4,317)
   Deferred income tax provision                             (5,077)     (1,883)
   Change in other liabilities                                5,225      12,723
   (Accretion of discount) amortization of premium, net         (58)        641
   Net realized loss on investments                          18,542       2,425
   Other, net                                                 4,514        (131)
-------------------------------------------------------------------------------
      Net cash provided by operating activities              18,812      22,564

Cash flows from investing activities:
Fixed maturities held to maturity:
   Maturities, sinking fund payments and calls                   --      10,022
Fixed maturities available for sale:
   Purchases                                                (39,196)     (1,496)
   Maturities, sinking fund payments and calls               49,904      58,318
   Sales                                                     76,926       5,495
Other investments, excluding policy loans:
   Purchases                                                 (1,696)     (1,388)
   Sales                                                      9,789      12,779
Change in amounts due from brokers                             (928)         --
Change in amounts due to brokers                            (22,310)        275
--------------------------------------------------------------------------------
      Net cash provided by investing activities              72,489      84,005

Cash flows from financing activities:
Activity related to universal life-type insurance and investment contracts:
   Considerations received                                  159,985      52,023
   Surrenders and death benefits                           (250,299)   (207,644)
   Interest credited to account balances                     42,471      49,052
-------------------------------------------------------------------------------
      Net cash used in financing activities                 (47,843)   (106,569)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents                    43,458          --
Cash and cash equivalents at beginning of period             34,852          --
-------------------------------------------------------------------------------
Cash and cash equivalents at end of period            $      78,310    $     --
===============================================================================

See accompanying notes.

--------------------------------------------------------------------------------
                    AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS 61

American Enterprise Life Insurance Company

Notes to Financial Statements

(unaudited)

($ thousands)

1. GENERAL

In the opinion of the management of American Enterprise Life Insurance Company (the Company), the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly its balance sheet as of March 31, 2001 and the related statements of income and cash flows for the three month periods ended March 31, 2001 and 2000.

2. NEW ACCOUNTING PRONOUNCEMENT

In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Derivatives that are not hedges must be adjusted to fair value through income.

Changes in the fair value of a derivative are recorded in income or directly to equity, depending on the instrument's designated use. For those derivative instruments that are designated and qualify as hedging instruments under SFAS 133, a company must designate the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. For derivative instruments not designated as hedging instruments per SFAS 133, changes in fair value are adjusted immediately through earnings. Currently, the Company does not carry derivatives that are designated or qualify as hedging instruments under SFAS No. 133.

Because of changes to the rules for hedging investments, the transition provisions of SFAS 133, as amended, permitted held-to-maturity securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to be reclassified at the date of adoption to available-for-sale or trading. The Company reclassified all held-to-maturity securities to available-for-sale upon adoption.

Prior to adopting SFAS No. 133, the Company's interest rate caps, floors and swaps qualified as cash flow hedges. The derivatives do not qualify for hedge accounting per SFAS No. 133. For "pre-existing" cash flow-type hedges, the transition adjustment upon adoption of SFAS No. 133 was reported in accumulated other comprehensive income (OCI) as a cumulative effect of an accounting change. This resulted in a decrease of $34,727 to other comprehensive income (OCI), net of tax. The Company estimates $7,500 of net derivative losses included in OCI will be reclassified into earnings within the next twelve months. The adoption of SFAS No. 133 did not have a significant impact on the Company's results of operations.

3. COMPREHENSIVE INCOME

Total comprehensive income (loss) was $18,022 and ($4,551) for the three months ended March 31, 2001 and 2000, respectively.

                                                March 31, 2001    March 31, 2000
Net (Loss) Income                                 $  (7,637)       $   6,332
Other comprehensive loss
   Unrealized gains on available-for-sale
    securities, net of tax                           53,646          (10,883)
   Net unrealized loss on derivative instruments,
    net of tax                                      (27,987)              --
--------------------------------------------------------------------------------
Total comprehensive income                        $  18,022        $  (4,551)
--------------------------------------------------------------------------------

4. INCOME TAXES

The Company's effective income tax rate was 34.3% for the three months ended March 31, 2001 compared to 36.5% for the three months ended March 31, 2000. The net impact of changes in state tax rules for certain states had a favorable impact on the effective tax rate for the Company.


--------------------------------------------------------------------------------
62 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 2000 and 1999, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.










/S/ Ernst & Young LLP
    Ernst & Young LLP
February 8, 2001
Minneapolis, Minnesota

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Balance sheets
December 31, ($ thousands, except share amounts)         2000           1999

Assets

Investments:
     Fixed maturities:
         Held to maturity, at amortized cost
            (fair value: 2000, $927,031;
            1999, $984,103)                             $  934,091   $1,006,349
         Available for sale, at fair value
            (amortized cost: 2000, $2,163,906;
            1999, $2,411,799)                            2,068,487    2,304,487
                                                         ---------    ---------
                                                         3,002,578    3,310,836
     Mortgage loans on real estate                         724,009      785,253
     Other investments                                       9,407       11,470
                                                             -----       ------
            Total investments                            3,735,994    4,107,559
Cash and cash equivalents                                   34,852           --
Amounts due from brokers                                     1,316           --
Accounts receivable                                            867          316
Accrued investment income                                   54,941       56,676
Deferred policy acquisition costs                          198,622      180,288
Deferred income taxes                                       26,350       37,501
Other assets                                                 9,969            9
Separate account assets                                    589,310      220,994
                                                           -------      -------
            Total assets                                $4,652,221   $4,603,343
                                                        ==========   ==========

Liabilities and stockholder's equi1ty
Liabilities:
     Future policy benefits for:
         Fixed annuities                                $3,584,784   $3,921,513
         Universal life-type insurance                          10           --
     Policy claims and other policyholders' funds            9,295       12,097
     Amounts due to brokers                                 24,387       25,215
     Other liabilities                                       6,326       17,436
     Separate account liabilities                          589,310      220,994
                                                           -------      -------
            Total liabilities                            4,214,112    4,197,255
Commitments and contingencies
Stockholder's equity:
     Capital stock, $100 par value per share;
         100,000 shares authorized, 20,000 shares
         issued and outstanding                              2,000        2,000
     Additional paid-in capital                            282,872      282,872
     Accumulated other comprehensive loss:
         Net unrealized securities losses                  (62,097)     (69,753)
     Retained earnings                                     215,334      190,969
                                                           -------      -------
            Total stockholder's equity                     438,109      406,088
                                                           -------      -------
Total liabilities and stockholder's equity              $4,652,221   $4,603,343
                                                        ==========   ==========

See accompanying notes.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of income

Years ended December 31, ($ thousands)                2000      1999      1998

Revenues:
Net investment income                              $299,759  $322,746  $340,219
Policyholder and contractholder charges               6,865     6,069     6,387
Mortality and expense risk fees                       5,383     2,269     1,275
Net realized gain (loss) on investments                 469     6,565    (4,788)
                                                        ---     -----    ------
     Total revenues                                 312,476   337,649   343,093
                                                    -------   -------   -------

Benefits and expenses:
Interest credited on investment contracts           191,040   208,583   228,533
Amortization of deferred policy acquisition costs    47,676    43,257    53,663
Other operating expenses                             35,308    35,147    24,476
                                                     ------    ------    ------
     Total benefits and expenses                    274,024   286,987   306,672
                                                    -------   -------   -------
Income before income taxes                           38,452    50,662    36,421
Income taxes                                         14,087    16,675    14,395
                                                     ------    ------    ------
Net income                                         $ 24,365  $ 33,987  $ 22,026
                                                   ========  ========  ========


See accompanying notes.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------


Statements of stockholder's equity

                                                                                                      Accumulated
                                                                                                        Other
                                                           Total                      Additional    Comprehensive
                                                       Stockholder's     Capital        Paid-In     (Loss) Income,     Retained
Three years ended December 31, ($ thousands)              Equity          Stock        Capital        Net of Tax       Earnings

Balance, January 1, 1998                                $ 469,344         $2,000       $282,872    $    49,516         $134,956
Comprehensive income:
     Net income                                            22,026             --             --             --           22,026
     Unrealized holding losses arising
         during the year, net of taxes of $3,400           (6,314)            --             --         (6,314)              --
     Reclassification adjustment for losses
         included in net income,
         net of tax of ($588)                               1,093             --             --          1,093               --
                                                            -----          -----          -----          -----            -----
Other comprehensive loss                                   (5,221)            --             --         (5,221)              --
                                                           ------          -----          -----         ------            -----
Comprehensive income:                                      16,805
                                                           ------

Balance, December 31, 1998                                486,149          2,000        282,872         44,295          156,982
Comprehensive loss:
     Net income                                            33,987             --             --             --           33,987
     Unrealized holding losses arising
         during the year, net of taxes of $59,231        (110,001)            --             --       (110,001)              --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $2,179                              (4,047)            --             --         (4,047)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive loss                                 (114,048)            --             --       (114,048)              --
                                                         --------          -----          -----       --------            -----
Comprehensive loss                                        (80,061)
                                                          -------

Balance, December 31, 1999                                406,088          2,000        282,872        (69,753)         190,969
Comprehensive income:
     Net income                                            24,365             --             --             --           24,365
     Unrealized holding gains arising
         during the year, net of taxes of $(4,812)          8,937             --             --          8,937               --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $690                                (1,281)            --             --         (1,281)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive income                                  7,656             --             --          7,656               --
                                                            -----          -----          -----          -----            -----
Comprehensive income                                       32,021
                                                           ------
Balance, December 31, 2000                              $ 438,109         $2,000       $282,872    $   (62,097)        $215,334
                                                        =========         ======       ========    ===========         ========

See accompanying notes.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows

Years ended December 31, ($ thousands)                                                2000                1999                1998

Cash flows from operating activities:
Net income                                                                       $  24,365           $  33,987           $  22,026
Adjustments to reconcile net income
to net cash (used in) provided by operating activities:
     Change in accrued investment income                                             1,735               5,064              (2,152)
     Change in accounts receivable                                                    (551)               (102)                349
     Change in deferred policy acquisition costs, net                              (18,334)             16,191              28,022
     Change in other assets                                                         (9,960)                 34                  74
     Change in policy claims and other policyholders' funds                         (2,802)              4,708              (3,939)
     Deferred income tax provision (benefit)                                         7,029                 711              (9,591)
     Change in other liabilities                                                   (11,110)             (7,064)              7,595
     Amortization of premium, net                                                    2,682               2,315                 122
     Net realized (gain) loss on investments                                          (469)             (6,565)              4,788
     Other, net                                                                       (233)             (1,562)              2,544
                                                                                      ----              ------               -----
         Net cash (used in) provided by operating activities                        (7,648)             47,717              49,838

Cash flows from investing activities:
Fixed maturities held to maturity:
     Maturities                                                                     65,716              65,705              73,601
     Sales                                                                           5,128               8,466              31,117
Fixed maturities available for sale:
     Purchases                                                                    (101,665)           (593,888)           (298,885)
     Maturities                                                                    171,297             248,317             335,357
     Sales                                                                         176,296             469,126              48,492
Other investments:
     Purchases                                                                      (1,388)            (28,520)           (161,252)
     Sales                                                                          65,978              57,548              78,681
Change in amounts due from brokers                                                  (1,316)                 --                  --
Change in amounts due to brokers                                                      (828)            (29,132)             19,412
                                                                                      ----             -------              ------
         Net cash provided by investing activities                                 379,218             197,622             126,523

Cash flows from financing activities:
Activity related to universal life type insurance and investment contracts:
     Considerations received                                                       398,462             299,899             302,158
     Surrenders and other benefits                                                (926,220)           (753,821)           (707,052)
     Interest credited to account balances                                         191,040             208,583             228,533
                                                                                   -------             -------             -------
         Net cash used in financing activities                                    (336,718)           (245,339)           (176,361)
                                                                                  --------            --------            --------
Net increase in cash and cash equivalents                                           34,852                  --                  --
Cash and cash equivalents at beginning of year                                          --                  --                  --
                                                                                      ----                ----                ----
Cash and cash equivalents at end of year                                         $  34,852           $      --           $      --
                                                                                 =========           =========           =========
See accompanying notes.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Notes to Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of business
American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis. Immediate annuities and variable universal life are offered as well. The Company distributes its products through financial institutions and unbranded independent financial advisors.

Basis of presentation
The Company is a  wholly-owned  subsidiary  of IDS Life  Insurance  Company (IDS
Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments
Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities and marketable equity securities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

Realized investment gain or loss is determined on an identified cost basis.

Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

When evidence indicates a decline, which is other than temporary, in the underlying value or earning power of individual investments, such investments are written down to the fair value by a charge to income.

Mortgage loans on real estate are carried at amortized cost less a reserve for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment  of mortgage  loans is measured as the excess of the loan's  recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses. The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments. Amounts paid or received under interest rate swap agreements are recognized as an adjustment to investment income.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows
The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                    2000        1999         1998
Cash paid during the year for:
Income taxes                     $14,861     $22,007      $19,035
Interest on borrowings             1,073       2,187        5,437

Recognition of profits on annuity contracts
Profits on fixed and variable deferred annuities are recognized by the Company over the lives of the contracts, using primarily the interest method. Profits on fixed annuities represent the excess of investment income earned from investment of contract considerations over interest credited to contract owners and other expenses. Profits on variable annuities represent the excess of contractholder charges over the costs of benefits provided and other expenses.

The retrospective deposit method is used in accounting for fixed and variable universal life-type insurance. Under this method, profits are recognized over the lives of the policies in proportion to the estimated gross profits expected to be realized.

Policyholder and contractholder charges include surrender charges and fees collected regarding the issue and administration of annuity contracts.

Deferred policy acquisition costs
The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For variable universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 2000, unlocking adjustments resulted in a net increase in amortization of $1.5 million. Net unlocking adjustments in 1999 were not significant. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million.

Liabilities for future policy benefits
Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

Liabilities for fixed annuities in a benefit status are based on established industry mortality tables and interest rates ranging from 5% to 9.5%, depending on year of issue.

Federal income taxes
The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

Included in other liabilities at December 31, 2000 and 1999 are $9,944 and $2,147, receivable from and payable to, respectively, IDS Life for federal income taxes.

Separate account business
The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Accounting changes
In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative will be recorded in income or directly to equity, depending on the instrument's designated use.

A one-time opportunity to reclassify held-to-maturity investments to available-for-sale is allowed without tainting the remaining securities in the held-to-maturity portfolio. The Company has elected to take this opportunity to reclass its held-to-maturity investments to available-for-sale.

As of January 1, 2001, the cumulative impact of applying the Statement's accounting requirements will not have a significant impact on the Company's financial position or results of operations.

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," superceding SFAS No. 125. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The company does not expect SFAS No. 140 to have a material impact on the company's financial position or results of operations.

In July 2000, the FASB's Emerging Issues Task Force (EITF) issued a consensus on Issue 99-20, "Recognition of Interest Income and Impairment on Purchased Beneficial Interests in Securitized Financial Assets." The consensus must be adopted for fiscal quarters beginning after March 15, 2001, with earlier adoption permitted. Issue 99-20 prescribes new procedures for recording interest income and measuring impairment on retained and purchased beneficial interests. Application of the provisions of the consensus will not have a material impact on the Company's financial position or results of operations.

Reclassifications
Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.

2. INVESTMENTS
Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 2000 are as follows:

                                                  Gross      Gross
                                    Amortized  unrealized  unrealized     Fair
Held to maturity                      cost        gains      losses       value
U.S. Government agency obligations   $  6,949    $    26    $     55  $    6,920
State and municipal obligations         2,101          1          --       2,102
Corporate bonds and obligations       773,630      9,876      17,470     766,036
Mortgage-backed securities            151,411        801         239     151,973
                                      -------        ---         ---     -------
                                     $934,091    $10,704    $ 17,764  $  927,031
                                     ========    =======    ========  ==========
Available for sale
U.S. Government agency obligations $    5,154    $   284    $     --  $    5,438
State and municipal obligations         2,250          5          --       2,255
Corporate bonds and obligations     1,319,781     19,103     123,865   1,215,019
Mortgage-backed securities            836,721     10,780       1,726     845,775
                                      -------     ------       -----     -------
                                   $2,163,906    $30,172    $125,591  $2,068,487
                                   ==========    =======    ========  ==========

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                   Gross       Gross
                                    Amortized   unrealized  unrealized    Fair
Held to maturity                      cost         gains      losses      value
U.S. Government agency obligations $    7,514     $   23    $   431   $    7,106
State and municipal obligations         3,002         44         --        3,046
Corporate bonds and obligations       816,826      5,966     23,311      799,482
Mortgage-backed securities            179,007        296      4,834      174,469
                                      -------        ---      -----      -------
                                   $1,006,349     $6,329    $28,576   $  984,103
                                   ==========     ======    =======   ==========
Available for sale
U.S. Government agency obligations $    2,047     $   --    $     47  $    1,999
State and municipal obligations         2,250         --         190       2,060
Corporate bonds and obligations     1,419,150      7,445      90,703   1,335,892
Mortgage-backed securities            988,352      1,929      25,746     964,536
                                      -------      -----      ------     -------
                                   $2,411,799     $9,374    $116,686  $2,304,487
                                   ==========     ======    ========  ==========

The amortized cost and fair value of investments in fixed maturities at December 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     Amortized                    Fair
Held to maturity                       cost                       value
Due from one to five years            $405,375                  $402,691
Due from five to ten years             321,802                   317,320
Due in more than ten years              55,503                    55,047
Mortgage-backed securities             151,411                   151,973
                                       -------                   -------
                                      $934,091                  $927,031
                                      ========                  ========

                                    Amortized                     Fair
Available for sale                     cost                       value
Due from one to five years          $   61,851                $   67,514
Due from five to ten years             965,579                   878,853
Due in more than ten years             299,755                   276,345
Mortgage-backed securities             836,721                   845,775
                                       -------                   -------
                                    $2,163,906                $2,068,487
                                    ==========                ==========


During the years ended December 31, 2000, 1999 and 1998, fixed maturities classified as held to maturity were sold with amortized cost of $5,128, $8,466 and $31,117, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

In addition, fixed maturities available for sale were sold during 2000 with proceeds of $176,296 and gross realized gains and losses of $3,488 and $1,516 respectively. Fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147, respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively.

At December 31, 2000, bonds carried at $3,259 were on deposit with various states as required by law.

At December 31, 2000, investments in fixed maturities comprised 80 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $463 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

Rating                             2000       1999
Aaa/AAA                       $  998,333   $1,168,144
Aaa/AA                             1,000           --
Aa/AA                             34,535       42,859
Aa/A                              59,569       52,416
A/A                              367,643      422,668
A/BBB                            121,028      189,072
Baa/BBB                          989,301      995,152
Baa/BB                            67,156       64,137
Below investment grade           459,432      483,700
                                 -------      -------
                              $3,097,997   $3,418,148
                              ==========   ==========

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

At December 31, 2000, approximately 92 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

At December 31, 2000, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                              December 31, 2000             December 31, 1999
                          On balance    Commitments      On balance  Commitments
Region                       sheet      to purchase         sheet    to purchase
South Atlantic              $172,349       $--             $194,325      $   --
Middle Atlantic              106,376        --              118,699          --
East North Central           122,354        --              126,243          --
Mountain                     100,208        --              103,751          --
West North Central           110,669        --              125,891         513
New England                   39,877        --               43,345         802
Pacific                       38,559        --               41,396          --
West South Central            30,172        --               31,153          --
East South Central             6,749        --                7,100          --
                               -----     -----                -----       -----
                             727,313        --              791,903       1,315
Less allowance for losses      3,304        --                6,650          --
                               -----     -----                -----       -----
                            $724,009       $--             $785,253      $1,315
                            ========       ===             ========      ======

                              December 31, 2000            December 31, 1999
                          On balance   Commitments       On balance  Commitments
Property type                sheet     to purchase          sheet    to purchase
Department/retail stores    $214,927        $--            $232,449      $1,315
Apartments                   152,906         --             181,346          --
Office buildings             191,767         --             202,132          --
Industrial buildings          80,330         --              83,186          --
Hotels/Motels                 41,977         --              43,839          --
Medical buildings             29,173         --              32,284          --
Nursing/retirement homes       6,471         --               6,608          --
Mixed Use                      9,762         --              10,059          --
                               -----      -----              ------       -----
                             727,313         --             791,903       1,315
Less allowance for losses      3,304         --               6,650          --
                               -----      -----               -----       -----
                            $724,009        $--            $785,253      $1,315
                            ========        ===            ========      ======

Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

At December 31, 2000 and 1999, the Company's recorded investment in impaired loans was $9,014 and $5,200, respectively, with allowances of $500 and $1,250, respectively. During 2000 and 1999, the average recorded investment in impaired loans was $4,684 and $5,399, respectively.

The  Company  recognized  $221,  $136 and $251 of  interest  income  related  to
impaired  loans  for  the  years  ended  December  31,  2000,   1999  and  1998,
respectively.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The following table presents changes in the allowance for investment losses related to all loans:

                                              2000        1999         1998
Balance, January 1                            $6,650     $8,500       $3,718
(Reduction) provision for investment losses   (3,346)    (1,850)       4,782
                                              ------     ------        -----
Balance, December 31                          $3,304     $6,650       $8,500
                                              ======     ======       ======

At December 31, 2000 the Company had no commitments to purchase investments.

Net investment income for the years ended December 31 is summarized as follows:

                                  2000          1999             1998
Interest on fixed maturities    $237,201      $265,199         $285,260
Interest on mortgage loans        59,686        63,721           65,351
Interest on cash equivalents       1,136           534              137
Other                              5,693        (1,755)          (2,493)
                                   -----        ------           ------
                                 303,716       327,699          348,255
Less investment expenses           3,957         4,953            8,036
                                   -----         -----            -----
                                $299,759      $322,746         $340,219
                                ========      ========         ========

Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                  2000         1999           1998
Fixed maturities                $ (2,877)     $ 4,715        $    28
Mortgage loans                     3,346       (1,650)        (4,816)
                                   -----       ------         ------
                                $    469      $ 3,065        $(4,788)
                                ========      =======        =======

Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                        2000          1999          1998
Fixed maturities available for sale    $11,894     $(175,458)     $(8,032)

3. INCOME TAXES
The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

The  income  tax  expense  for the years  ended  December  31,  consists  of the following:
                                2000        1999           1998
Federal income taxes:
Current                        $ 6,170      $15,531       $23,227
Deferred                         7,029          711        (9,591)
                                 -----          ---        ------
                                13,199       16,242        13,636
State income taxes-- current       888          433           759
                                   ---          ---           ---
Income tax expense             $14,087      $16,675       $14,395
                               =======      =======       =======

Increases  (decreases) to the federal income tax provision  applicable to pretax income  based on the  statutory  rate,  for the years  ended  December  31,  are attributable to:
                                                           2000                   1999                   1998
                                                   Provision   Rate       Provision    Rate      Provision   Rate
Federal income taxes based on the statutory rate     $13,458   35.0%      $17,731     35.0%       $13,972   35.0%
Increases (decreases) are attributable to :
     Tax-excluded interest                                (4)    --           (14)      --            (35)  (0.1)
     State tax, net of federal benefit                   578    1.5           281      0.5            493    1.2
Other, net                                                55    0.1        (1,323)    (2.6)           (35)    --
                                                          --    ---        ------     ----            ---    ---
Total income taxes                                   $14,087   36.6%      $16,675     32.9%       $14,395   36.1%
                                                     =======   ====       =======     ====        =======   ====

Significant   components  of  the  Company's  deferred  income  tax  assets  and liabilities as of December 31 are as follows:

Deferred income tax assets:                         2000            1999
Policy reserves                                    $40,242          $46,243
Unrealized losses on investments                    31,441           39,678
Other                                                6,208            1,070
                                                     -----            -----
     Total deferred income tax assets               77,891           86,991
                                                    ------           ------
Deferred income tax liabilities:
Deferred policy acquisition costs                   51,541           49,490
                                                    ------           ------
     Total deferred income tax liabilities          51,541           49,490
                                                    ------           ------
     Net deferred income tax assets                $26,350          $37,501
                                                   =======          =======

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4. STOCKHOLDER'S EQUITY
Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $31,152 and $58,223 as of December 31, 2000 and 1999, respectively. In addition, dividends in excess of $nil would require approval by the Insurance Department of the state of Indiana.

Statutory net (loss) income for the years ended December 31 and statutory capital and surplus as of December 31, are summarized as follows:

                                  2000          1999         1998
Statutory net (loss) income     $(11,928)    $ 15,241      $ 37,902
Statutory capital and surplus    315,930      343,094       330,588

The National Association of Insurance Commissioners (NAIC) revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The state of Indiana has adopted the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the Company uses to prepare their statutory-basis financial statements. Management believes these changes will not adversely impact the Company's statutory-basis capital and surplus as of January 1, 2001.

5. RELATED PARTY TRANSACTIONS
The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $6,489 and $8,258 at December 31, 2000 and 1999, respectively. The interest rate swap is an off balance sheet transaction.

The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $45,191, $38,931 and $28,482 for the years ended December 31, 2000, 1999 and 1998, respectively. Certain of these costs are included in deferred policy acquisition costs.

6. LINES OF CREDIT
The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 2000 or 1999.

7. DERIVATIVE FINANCIAL INSTRUMENTS
The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company's holdings of derivative financial instruments are as follows:

                             Notional    Carrying        Fair       Total credit
December 31, 2000             amount      amount         value        exposure
Assets:
     Interest rate caps     $  500,000     $2,037      $    414       $    414
     Interest rate floors    2,000,000      6,489        13,185         13,185
Off balance sheet:
     Interest rate swaps     2,000,000         --       (51,369)       (51,369)
                             ---------     ------       -------        -------
                                           $8,526      $(37,770)      $(37,770)
                                           ======      ========       ========

                             Notional    Carrying       Fair       Total credit
December 31, 1999             amount      amount        value        exposure
Assets:
     Interest rate caps     $  900,000   $  3,212       $ 4,437         $ 4,437
     Interest rate floors    2,000,000      8,258         2,251           2,251
Off balance sheet:
     Interest rate swaps     2,000,000         --        18,274          18,274
                             ---------      -----        ------          ------
                                          $11,470       $24,962         $24,962
                                          =======       =======         =======

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2001 to 2006.

Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.


8. FAIR VALUES OF FINANCIAL INSTRUMENTS
The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                               December 31, 2000          December 31, 1999
                                              Carrying      Fair         Carrying        Fair
Financial Assets                               amount       value          amount       value
Investments:
Fixed maturities (Note 2):
     Held to maturity                       $  934,091   $  927,031     $1,006,349   $  984,103
     Available for sale                      2,068,487    2,068,487      2,304,487    2,304,487
Mortgage loans on real estate (Note 2)         724,009      740,992        785,253      770,095
Derivative financial instruments (Note 7)        8,526      (37,770)        11,470       24,962
Separate account assets (Note 1)               589,310      589,310        220,994      220,994
Cash and cash equivalents                       34,852       34,852             --           --

Financial Liabilities
Future policy benefits for fixed annuities  $3,567,085   $3,480,270     $3,905,849   $3,778,945
Separate account liabilities                   589,310      567,989        220,994      209,942
                                               -------      -------        -------      -------

At December 31, 2000 and 1999, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $17,699 and $15,633, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 2000 and 1999.

The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 2000 and 1999.

9. COMMITMENTS AND CONTINGENCIES
In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits related to the sales of insurance and annuity products, anticipated to provide for approximately $215 million of benefits. The Company had been named as a co-defendant in one of these lawsuits. In September 2000, the court gave preliminary approval to the proposed settlement and AEFC has mailed notices to all of the over two million class members. A fairness hearing is scheduled for March 2001, with final approval anticipated in the second quarter, pending any legal appeals. The anticipated costs of settlement remain unchanged from 1999. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results of operations. The agreement also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies, including final court approval.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

Performance Information .......................3


Calculating Annuity Payouts ..................17

Rating Agencies ..............................18

Principal Underwriter ........................18

Independent Auditors .........................18



Financial Statements
--------------------------------------------------------------------------------
76 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise
Life Insurance Company                                  (American Express logo)
829 AXP Financial Center
Minneapolis, MN 55474
(800)333-3437
                                                                43444 E (7/01)

[AMERICAN EXPRESS LOGO]


                                                            AMERICAN EXPRESS (R)
                                                                   SIGNATURE ONE
                                                            VARIABLE ANNUITY


ISSUED BY:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

PROSPECTUS


July 23, 2001


INDIVIDUAL OR GROUP FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT

ISSUED BY: AMERICAN ENTERPRISE LIFE INSURANCE COMPANY (AMERICAN ENTERPRISE LIFE)

           829 AXP Financial Center

           Minneapolis, MN 55474

           Telephone: (800) 333-3437

This prospectus contains information that you should know before investing. You also will receive the prospectuses for:

- American Express-Registered Trademark- Variable Portfolio Funds

- AIM Variable Insurance Funds

- Alliance Variable Products Series Fund

- Baron Capital Funds Trust

- Credit Suisse Warburg Pincus Trust

- Fidelity Variable Insurance Products - Service Class

- Franklin-Registered Trademark- Templeton-Registered Trademark- Variable Insurance Products Trust (FTVIPT) - Class 2

- Goldman Sachs Variable Insurance Trust (VIT)

- Janus Aspen Series: Service Shares

- J. P. Morgan Series Trust II

- Lazard Retirement Series, Inc.

- MFS-Registered Trademark- Variable Insurance TrustSM

- Royce Capital Fund

- Third Avenue Variable Series Trust

- Wanger Advisors Trust

- Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits which we may reverse up to the maximum withdrawal charge under certain circumstances. Expense charges from contracts with purchase payment credits may be higher than charges for contracts without such credits. The amount of the credit may be more than offset by additional fees and charges associated with the credit.

THE SECURITIES AND EXCHANGE COMMISSION (SEC) HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THIS CONTRACT IS NOT A DEPOSIT OF A BANK OR FINANCIAL INSTITUTION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN THIS CONTRACT INVOLVES INVESTMENT RISK INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC's Internet site at (http://www.sec.gov).

Variable annuities are complex investment vehicles. Before you invest, be sure to ask your sales representative about the variable annuity's features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

American Enterprise Life offers several different annuities which your sales representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

TABLE OF CONTENTS

KEY TERMS ................................................3

THE CONTRACT IN BRIEF ....................................4

EXPENSE SUMMARY ..........................................6

CONDENSED FINANCIAL INFORMATION (UNAUDITED) .............13

FINANCIAL STATEMENTS ....................................21

PERFORMANCE INFORMATION .................................22

THE VARIABLE ACCOUNT AND THE FUNDS ......................23

THE FIXED ACCOUNTS ......................................29

BUYING YOUR CONTRACT ....................................32

CHARGES .................................................34


VALUING YOUR INVESTMENT .................................37

MAKING THE MOST OF YOUR CONTRACT ........................39

WITHDRAWALS .............................................41

CHANGING OWNERSHIP ......................................41

BENEFITS IN CASE OF DEATH ...............................42

OPTIONAL BENEFITS .......................................46

THE ANNUITY PAYOUT PERIOD ...............................51

TAXES ...................................................53

VOTING RIGHTS ...........................................54

SUBSTITUTION OF INVESTMENTS .............................54

ABOUT THE SERVICE PROVIDERS .............................55

ADDITIONAL INFORMATION ABOUT AMERICAN
  ENTERPRISE LIFE .......................................56

DIRECTORS AND EXECUTIVE OFFICERS ........................60

EXPERTS .................................................61

AMERICAN ENTERPRISE LIFE INSURANCE
  COMPANY FINANCIAL INFORMATION .........................62

TABLE OF CONTENTS OF THE
  STATEMENT OF ADDITIONAL INFORMATION ...................79



2  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

KEY TERMS

THESE TERMS CAN HELP YOU UNDERSTAND DETAILS ABOUT YOUR CONTRACT.

ACCUMULATION UNIT: A measure of the value of each subaccount before annuity payouts begin.

ANNUITANT: The person on whose life or life expectancy the annuity payouts are based.

ANNUITY PAYOUTS: An amount paid at regular intervals under one of several plans.

ASSUMED INVESTMENT RATE: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

BENEFICIARY: The person you designate to receive benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

CLOSE OF BUSINESS: When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.

CONTRACT: A deferred annuity contract, or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

CONTRACT VALUE: The total value of your contract before we deduct any applicable charges.

CONTRACT YEAR: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

FIXED ACCOUNTS: The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will receive a Market Value Adjustment, which may result in a gain or loss of principal.

FUNDS: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

GUARANTEE PERIOD: The number of years that a guaranteed interest rate is credited.

MARKET VALUE ADJUSTMENT (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its Guarantee Period.

OWNER (YOU, YOUR): The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

PURCHASE PAYMENT CREDITS: An addition we make to your contract value. We base the amount of the credit on total net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

QUALIFIED ANNUITY: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

- Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)

- Roth IRAs under Section 408A of the Code

- Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered NONQUALIFIED ANNUITIES.

RETIREMENT DATE: The date when annuity payouts are scheduled to begin.

RIDER EFFECTIVE DATE: The date you add a rider to the contract.

VALUATION DATE: Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

VARIABLE ACCOUNT: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

WITHDRAWAL VALUE: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

                 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 3

THE CONTRACT IN BRIEF

PURPOSE: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity or life insurance contract.

Most annuities have a tax-deferred feature. So do many retirement plans under the Internal Revenue Code. As a result, when you use an annuity to fund a retirement plan that is tax deferred, your annuity will not provide any necessary or additional tax deferral for that retirement plan. But annuities do have features other than tax deferral that may help you reach your retirement goals. You should consult your tax advisor prior to making a purchase for an explanation of the tax implications to you.

FREE LOOK PERIOD: You may return your contract to your sales representative or to our office within the time stated on the first page of your contract and receive a full refund of the contract value, less any purchase payment credits up to the maximum withdrawal charges. (See "Buying Your Contract -- Purchase Payment Credits.") However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

ACCOUNTS: Currently, you may allocate your purchase payments among any or all of:

- the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. 23)

- the fixed accounts, which earn interest at rates that we adjust periodically. Some states restrict the amount you can allocate to these accounts. (p. 29)

BUYING YOUR CONTRACT: Your sales representative will help you complete and submit an application. Applications are subject to acceptance at our office. You may buy a nonqualified annuity or a qualified annuity. After your initial purchase payment, you have the option of making additional purchase payments in the future. (p. 32)

- Minimum initial purchase payment:
     $25,000.

- Minimum additional purchase payment:
     $50 for Systematic Investment Plans.
     $100 for any other type of payment.

- Maximum total purchase payments (without prior approval):
     $1,000,000 for issue ages up to 85.
     $100,000 for issue ages 86 to 90.


TRANSFERS: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the accounts. Fixed account transfers are subject to special restrictions. (p. 39)

WITHDRAWALS: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 591/2) and may have other tax consequences; also, certain restrictions apply. (p. 41)

CHANGING OWNERSHIP: You may change ownership of a nonqualified annuity by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. 41)

BENEFITS IN CASE OF DEATH: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (p. 42)

OPTIONAL BENEFITS: This contract offers optional features that are available for additional charges if you meet certain criteria. (p. 46)

ANNUITY PAYOUTS: You can apply your contract value to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the tax-deferred retirement plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. 51)


4  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

TAXES: Generally, your contract grows tax deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (p. 53)


CHARGES: We assess certain charges in connection with your contract (p. 34):

- $40 annual contract administrative charge;

- 0.15% variable account administrative charge (if you allocate money to one or more subaccounts);

- 1.45% mortality and expense risk fee (if you allocate money to one or more subaccounts);

- if you select death benefit Option A -- the Value option return of purchase payment(1), a reduction of 0.10% in the mortality and expense risk fee (if you allocate money to one or more subaccounts);

- if you select the Guaranteed Minimum Income Benefit Rider(2) (GMIB), an annual fee (currently at 0.35%) based on the adjusted contract value;

- if you select the 8% Performance Credit Rider(2) (PCR), an annual fee of 0.25% of the contract value;

- withdrawal charge;

- any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when you make a total withdrawal or when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments); and

- the operating expenses of the funds in which the subaccounts invest.

(1) Available if both you and the annuitant are 79 or younger at contract issue. May not be available in all states.

(2) You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is only available to annuitants 75 or younger at contract issue. If you select the GMIB you must select either death benefit Option B or Option C.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  5

EXPENSE SUMMARY

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses for each fund.

CONTRACT OWNER EXPENSES

WITHDRAWAL CHARGE (contingent deferred sales charge as a percentage of purchase payment withdrawn)

            YEARS FROM PURCHASE                           WITHDRAWAL CHARGE
              PAYMENT RECEIPT                                PERCENTAGE
                     1                                           8%

                     2                                           8

                     3                                           8

                     4                                           8

                     5                                           7

                     6                                           6

                     7                                           6

                     8                                           4

                     9                                           2

                     Thereafter                                  0

A withdrawal charge also applies to payouts under certain annuity payout plans (see "Charges -- Withdrawal charge" and "The Annuity Payout Period -- Annuity payout plans").

ANNUAL CONTRACT ADMINISTRATIVE CHARGE:                $40*

* We will waive this charge when your contract value is $100,000 or more on the current contract anniversary

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE:   0.35%


(As a percentage of an adjusted contract value charged annually at the contract anniversary. This is an optional expense.)


8% PERFORMANCE CREDIT RIDER (PCR) FEE:                0.25%


(As a percentage of the contract value charged annually at contract anniversary charged annually. This is an optional expense.)


ANNUAL VARIABLE ACCOUNT EXPENSES

(As a percentage of average subaccount value)

You can choose the death benefit guarantee provided.


                                                                                 DEATH BENEFIT

                                                                 OPTION B-- MAXIMUM         OPTION A-- VALUE
                                                                ANNIVERSARY VALUE OR        OPTION RETURN OF
                                                                    OPTION C-- 5%           PURCHASE PAYMENT
                                                                    ACCUMULATION
VARIABLE ACCOUNT ADMINISTRATIVE CHARGE:                                   0.15%                     0.15%

MORTALITY AND EXPENSE RISK FEE:                                           1.45                      1.35
                                                                          ----                      ----

TOTAL ANNUAL VARIABLE ACCOUNT EXPENSES:                                   1.60%                     1.50%


6  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

                                                                           MANAGEMENT      12b-1          OTHER
                                                                              FEES          FEES         EXPENSES        TOTAL
AXP-Registered Trademark- Variable Portfolio -
      Blue Chip Advantage Fund                                                .56%          .13%           .26%          .95%(1)
      Bond Fund                                                               .60           .13            .06           .79(2)
      Capital Resource Fund                                                   .60           .13            .04           .77(2)
      Cash Management Fund                                                    .51           .13            .04           .68(2)
      Diversified Equity Income Fund                                          .56           .13            .26           .95(1)
      Extra Income Fund                                                       .62           .13            .07           .82(2)
      Federal Income Fund                                                     .61           .13            .13           .87(1)
      Growth Fund                                                             .64           .13            .18           .95(1)
      Managed Fund                                                            .59           .13            .03           .75(2)
      New Dimensions Fund-Registered Trademark-                               .60           .13            .05           .78(2)
      Small Cap Advantage Fund                                                .75           .13            .31          1.19(1)

AIM V.I.
      Capital Appreciation Fund                                               .61            --            .21           .82(3)
      Capital Development Fund                                                .75            --            .63          1.38(3),(4)
      Value Fund                                                              .61            --            .23           .84(3)

Alliance VP
      Premier Growth Portfolio (Class B)                                     1.00           .25            .05          1.30(5)
      Technology Portfolio (Class B)                                          .99           .25            .07          1.31(5)
      U.S. Government/High Grade Securities Portfolio (Class B)               .60           .25            .35          1.20(5)

Baron Capital Funds Trust
      Capital Asset Fund - Insurance Shares                                  1.00           .25            .25          1.50(6)

Credit Suisse Warburg Pincus Trust -
      Emerging Growth Portfolio (previously Warburg
        Pincus Trust - Emerging Growth Portfolio)                             .90            --            .35          1.25(7)

Fidelity VIP
      III Growth & Income Portfolio (Service Class)                           .48           .10            .11           .69(8)
      III Mid Cap Portfolio (Service Class)                                   .57           .10            .17           .84(8)
      Overseas Portfolio (Service Class)                                      .72           .10            .17           .99(8)

Franklin Templeton VIP Trust
      Franklin Real Estate Fund - Class 2                                     .58           .25            .02           .85(9),(10)
      Mutual Shares Securities Fund - Class 2                                 .60           .25            .20          1.05(10)
      Templeton International Smaller Companies Fund - Class 2                .85           .25            .26          1.36(10)

Goldman Sachs VIT
      Capital Growth Fund                                                     .75            --            .25          1.00(11)
      CORE-SM- U.S. Equity Fund                                               .70            --            .20           .90(11)
      Global Income Fund                                                      .90            --            .25          1.15(11)
      International Equity Fund                                              1.00            --            .35          1.35(11)
      Internet Tollkeeper Fund-SM-                                           1.00            --            .25          1.25(11)

Janus Aspen Series
      Aggressive Growth Portfolio: Service Shares                             .65           .25            .02           .92(12)
      Global Technology Portfolio: Service Shares                             .65           .25            .04           .94(12)
      Growth Portfolio: Service Shares                                        .65           .25            .02           .92(12)
      International Growth Portfolio: Service Shares                          .65           .25            .06           .96(12)


                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  7

ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS) (CONTINUED)

                                                                           MANAGEMENT      12b-1         OTHER
                                                                              FEES          FEES        EXPENSES        TOTAL
J.P. Morgan
      U.S. Disciplined Equity Portfolio                                       .35%           --%          .50%          .85%(3)

Lazard Retirement Series
      Equity Portfolio                                                        .75           .25           .25          1.25(13)
      International Equity Portfolio                                          .75           .25           .25          1.25(13)

MFS-Registered Trademark-
      New Discovery Series - Initial Class                                    .90            --           .16          1.06(14),(15)
      Research Series - Initial Class                                         .75            --           .10           .85(14)
      Utilities Series - Initial Class                                        .75            --           .16           .91(14)

Royce Capital Fund
      Micro-Cap Portfolio                                                    1.25            --           .10          1.35(16)
      Small-Cap Portfolio (previously Royce Premier Portfolio)               1.00            --           .35          1.35(16)

Third Avenue
      Value Portfolio                                                         .90            --           .40          1.30(17)

Wanger
      International Small Cap                                                1.20            --           .21          1.41(3),(18)
      U.S. Small Cap                                                          .95            --           .05          1.00(3),(18)

Wells Fargo VT
      Equity Income Fund                                                      .53           .25           .22          1.00(19)

 (1) The fund's expense figures are based on actual expenses, after fee waivers and expense reimbursements, for the fiscal year ending Aug. 31, 2000. Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be 0.27% and 0.96% for AXP Variable Portfolio - Blue Chip Advantage Fund, 0.80% and 1.49% for AXP Variable Portfolio - Diversified Equity Income Fund, 0.15% and 0.89% for AXP Variable Portfolio - Federal Income Fund, 0.20% and 0.97% for AXP Variable Portfolio - Growth Fund, and 0.55% and 1.43% for AXP Variable Portfolio - Small Cap Advantage Fund.

 (2) The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 2000.

 (3) Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 2000.

 (4) Expenses have been restated to reflect current fees.

 (5) Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal period ended Dec. 31, 2000. Absent fee waivers and expense reimbursements "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" would be 1.00%, 0.25%, 0.08% and 1.33% for Alliance VP Technology Portfolio.

 (6) The Advisor is contractually obligated to reduce its fee to the extent required to limit Baron Capital Asset Fund's total operating expenses to 1.50% for the first $250 million of assets in the Fund, 1.35% for Fund assets over $250 million and 1.25% for Fund assets over $500 million. Without the expense limitations, total operating expenses for the Fund for the period Dec. 31, 2000 would have been 1.66%.

 (7) Expense ratios are shown after fee waivers and expenses reimbursements by the investment adviser. The total expense ratios before the waivers and reimbursements would have been: Credit Suisse Warburg Pincus Trust Emerging Growth Portfolio (0.90%, 0%, 0.40% and 1.30%).

 (8) There were no reimbursement or expense reductions for the period ended Dec. 31, 2000. Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. See the accompanying fund prospectus for details.

 (9) The Fund administration fee is paid indirectly through the management fee.

(10) The Fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the Fund's prospectus.

(11) Expense ratios are shown after fee waivers and expense reimbursements by the investment adviser. The expense ratios before the waivers and reimbursements would have been: 0.75%, 1.09% and 1.84% for Capital Growth Fund, 0.70%, 0.17%, and 0.87% for CORE-SM- U.S. Equity Fund, 0.90%, 2.05%
     and 2.95% for Global Income Fund, 1.00%, 0.99% and 1.99% for International Equity Fund and 1.00%, 4.62% and 5.62% for Internet Tollkeeper Fund-SM-. CORE-SM- and Internet Tollkeeper Fund-SM- are service marks of Goldman, Sachs & Co.

(12) Expenses are based upon expenses for the fiscal year ended Dec. 31, 2000, restated to reflect a reduction in the management fee for Aggressive Growth Portfolio, Growth Portfolio and International Growth Portfolio. Expenses are stated both with and without contractual waivers by Janus Capital. Waivers, if applicable, are first applied against the management fee and then against other expenses, and will continue until at least the next annual renewal of the advisory agreement. All expenses are shown without the effect of expense offset arrangements.

(13) Absent fee waivers and/or reimbursements, "Other Expenses" and "Total" expenses for the year ended Dec. 31, 2000 would have been 4.07% and 5.07% for Equity Portfolio and 1.32% and 2.32% for International Equity Portfolio.

(14) Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Net Expenses" would be lower for certain series and would equal: 1.05% for New Discovery Series, 0.84% for Research Series, and 0.90% for Utilities Series.

(15) MFS has contractually agreed, subject to reimbursement, to bear expenses for these series such that each such series' "Other Expenses" (after taking into account the expense offset arrangement described above), do not exceed the following percentages of the average daily net assets of the series during the current fiscal year 0.15% for the New Discovery Series. Without this agreement, "Other Expenses" and "Total" would have been 0.19% and 1.09%. These contractual fee arrangements will continue until at least
     May 1, 2002, unless changed with the consent of the board of trustees which oversees the series.


8  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

(16) Royce has contractually agreed to waive its fees and reimburse expenses to the extent necessary to maintain the Funds Net Annual Operating Expense ratio at or below 1.35% through Dec. 31, 2001 and 1.99% through Dec. 31, 2010. Absent fee waivers "Other Expenses" and "Total" would be 0.33% and 1.58% for Royce Micro-Cap Portfolio and 2.89% and 3.89% for Royce Small-Cap Portfolio.

(17) The fund's expense figures are based on actual expenses, after fee waivers and expense reimbursements, for the fiscal year ending Dec. 31, 2000. Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be 1.62% and 2.52% for Third Avenue Value Portfolio.

(18) Annualized operating expenses of funds at Dec. 31, 2000. Liberty Wanger Asset Management, L.P. will reimburse the Fund if its annual ordinary operating expenses exceed 2.00% of average daily net assets. This commitment expires on Sept. 30, 2002.

(19) Amounts represent expenses as of Dec. 31, 2000. Expenses are shown after fee waivers and expense reimbursements. Without fee waivers and expense reimbursements "Management Fee" and "Total" would have been 0.70% and 1.17% for Wells Fargo VT Equity Income Fund.



EXAMPLES*: These examples assume that applicable fund fee waivers and/or expense reimbursements will continue for the periods shown.



You would pay the following expenses on a $1,000 investment if you selected the Guaranteed Minimum Income Benefit Rider and assuming a 5% annual return and ...

                                                                                                 NO WITHDRAWAL OR SELECTION
                                                         FULL WITHDRAWAL AT THE               OF AN ANNUITY PAYOUT PLAN AT THE
                                                         END OF EACH TIME PERIOD                   END OF EACH TIME PERIOD

                                                    1 YEAR  3 YEARS  5 YEARS  10 YEARS        1 YEAR  3 YEARS  5 YEARS  10 YEARS
AXP-Registered Trademark- Variable Portfolio -
      Blue Chip Advantage Fund                      $109.89  $171.48  $225.58  $327.44         $29.89 $  91.48  $155.58  $327.44
      Bond Fund                                      108.25   166.60   217.52   311.81          28.25    86.60   147.52   311.81
      Capital Resource Fund                          108.04   165.99   216.51   309.83          28.04    85.99   146.51   309.83
      Cash Management Fund                           107.12   163.24   211.96   300.91          27.12    83.24   141.96   300.91
      Diversified Equity Income Fund                 109.89   171.48   225.58   327.44          29.89    91.48   155.58   327.44
      Extra Income Fund                              108.56   167.52   219.04   314.76          28.56    87.52   149.04   314.76
      Federal Income Fund                            109.07   169.05   221.56   319.66          29.07    89.05   151.56   319.66
      Growth Fund                                    109.89   171.48   225.58   327.44          29.89    91.48   155.58   327.44
      Managed Fund                                   107.84   165.38   215.50   307.86          27.84    85.38   145.50   307.86
      New Dimensions Fund-Registered Trademark-      108.15   166.30   217.02   310.82          28.15    86.30   147.02   310.82
      Small Cap Advantage Fund                       112.35   178.77   237.56   350.43          32.35    98.77   167.56   350.43

AIM V.I.
      Capital Appreciation Fund                      108.56   167.52   219.04   314.76          28.56    87.52   149.04   314.76
      Capital Development Fund                       114.30   184.51   246.95   368.24          34.30   104.51   176.95   368.24
      Value Fund                                     108.76   168.13   220.05   316.72          28.76    88.13   150.05   316.72

Alliance VP
      Premier Growth Portfolio (Class B)             113.48   182.10   243.01   360.79          33.48   102.10   173.01   360.79
      Technology Portfolio (Class B)                 113.58   182.40   243.50   361.72          33.58   102.40   173.50   361.72
      U.S. Government/High Grade Securities
       Portfolio (Class B)                           112.45   179.07   238.05   351.38          32.45    99.07   168.05   351.38

Baron Capital Funds Trust
      Capital Asset Fund - Insurance Shares          115.53   188.13   252.85   379.32          35.53   108.13   182.85   379.32

Credit Suisse Warburg Pincus Trust -
      Emerging Growth Portfolio
      (previously Warburg Pincus Trust -
       Emerging Growth Portfolio)                    112.96   180.59   240.53   356.09          32.96   100.59   170.53   356.09

Fidelity VIP
      III Growth & Income Portfolio (Service Class)  107.22   163.55   212.46   301.91          27.22    83.55   142.46   301.91
      III Mid Cap Portfolio (Service Class)          108.76   168.13   220.05   316.72          28.76    88.13   150.05   316.72
      Overseas Portfolio (Service Class)             110.30   172.70   227.58   331.31          30.30    92.70   157.58   331.31

Franklin Templeton VIP Trust
      Franklin Real Estate Fund - Class 2            108.86   168.44   220.55   317.70          28.86    88.44   150.55   317.70
      Mutual Shares Securities Fund - Class 2        110.91   174.52   230.58   337.09          30.91    94.52   160.58   337.09
      Templeton International Smaller Companies
       Fund - Class 2                                114.09   183.91   245.97   366.39          34.09   103.91   175.97   366.39


                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  9

You would pay the following expenses on a $1,000 investment if you selected the Guaranteed Minimum Income Benefit Rider and assuming a 5% annual return and ... (continued)


                                                                                                     NO WITHDRAWAL OR SELECTION
                                                           FULL WITHDRAWAL AT THE                 OF AN ANNUITY PAYOUT PLAN AT THE
                                                           END OF EACH TIME PERIOD                     END OF EACH TIME PERIOD

                                                     1 YEAR   3 YEARS  5 YEARS  10 YEARS         1 YEAR  3 YEARS  5 YEARS  10 YEARS
Goldman Sachs VIT
      Capital Growth Fund                            $110.40  $173.00  $228.08   $332.28         $30.40  $ 93.00  $158.08   $332.28
      CORE-SM- U.S. Equity Fund                       109.38   169.96   223.07    322.58          29.38    89.96   153.07    322.58
      Global Income Fund                              111.94   177.56   235.57    346.64          31.94    97.56   165.57    346.64
      International Equity Fund                       113.99   183.61   245.47    365.45          33.99   103.61   175.47    365.45
      Internet Tollkeeper Fund-SM-                    112.96   180.59   240.53    356.09          32.96   100.59   170.53    356.09

Janus Aspen Series
      Aggressive Growth Portfolio: Service Shares     109.58   170.57   224.07    324.53          29.58    90.57   154.07    324.53
      Global Technology Portfolio: Service Shares     109.79   171.18   225.08    326.47          29.79    91.18   155.08    326.47
      Growth Portfolio: Service Shares                109.58   170.57   224.07    324.53          29.58    90.57   154.07    324.53
      International Growth Portfolio: Service Shares  109.99   171.79   226.08    328.41          29.99    91.79   156.08    328.41

J.P. Morgan
      U.S. Disciplined Equity Portfolio               108.86   168.44   220.55    317.70          28.86    88.44   150.55    317.70

Lazard Retirement Series
      Equity Portfolio                                112.96   180.59   240.53    356.09          32.96   100.59   170.53    356.09
      International Equity Portfolio                  112.96   180.59   240.53    356.09          32.96   100.59   170.53    356.09

MFS-Registered Trademark-
      New Discovery Series - Initial Class            111.02   174.83   231.08    338.05          31.02    94.83   161.08    338.05
      Research Series - Initial Class                 108.86   168.44   220.55    317.70          28.86    88.44   150.55    317.70
      Utilities Series - Initial Class                109.48   170.26   223.57    323.56          29.48    90.26   153.57    323.56

Royce Capital Fund
      Micro-Cap Portfolio                             113.99   183.61   245.47    365.45          33.99   103.61   175.47    365.45
      Small-Cap Portfolio (previously Royce
       Premier Portfolio)                             113.99   183.61   245.47    365.45          33.99   103.61   175.47    365.45

Third Avenue
      Value Portfolio                                 113.48   182.10   243.01    360.79          33.48   102.10   173.01    360.79

Wanger
      International Small Cap                         114.60   185.42   248.43    371.03          34.60   105.42   178.43    371.03
      U.S. Small Cap                                  110.40   173.00   228.08    332.28          30.40    93.00   158.08    332.28

Wells Fargo VT
      Equity Income Fund                              110.40   173.00   228.08    332.28          30.40    93.00   158.08    332.28


10  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment if you selected death benefit Option A and assuming a 5% annual return and ...

                                                                                                  NO WITHDRAWAL OR SELECTION
                                                          FULL WITHDRAWAL AT THE               OF AN ANNUITY PAYOUT PLAN AT THE
                                                          END OF EACH TIME PERIOD                   END OF EACH TIME PERIOD

                                                    1 YEAR   3 YEARS  5 YEARS 10 YEARS         1 YEAR  3 YEARS  5 YEARS 10 YEARS
AXP-Registered Trademark- Variable Portfolio -
      Blue Chip Advantage Fund                      $105.28  $157.72  $202.79  $282.82         $25.28   $77.72  $132.79  $282.82
      Bond Fund                                      103.64   152.80   194.58   266.47          23.64    72.80   124.58   266.47
      Capital Resource Fund                          103.43   152.18   193.55   264.41          23.43    72.18   123.55   264.41
      Cash Management Fund                           102.51   149.40   188.91   255.08          22.51    69.40   118.91   255.08
      Diversified Equity Income Fund                 105.28   157.72   202.79   282.82          25.28    77.72   132.79   282.82
      Extra Income Fund                              103.94   153.72   196.12   269.56          23.94    73.72   126.12   269.56
      Federal Income Fund                            104.46   155.26   198.69   274.68          24.46    75.26   128.69   274.68
      Growth Fund                                    105.28   157.72   202.79   282.82          25.28    77.72   132.79   282.82
      Managed Fund                                   103.23   151.56   192.52   262.34          23.23    71.56   122.52   262.34
      New Dimensions Fund-Registered Trademark-      103.53   152.49   194.07   265.44          23.53    72.49   124.07   265.44
      Small Cap Advantage Fund                       107.74   165.08   215.00   306.87          27.74    85.08   145.00   306.87

AIM V.I.
      Capital Appreciation Fund                      103.94   153.72   196.12   269.56          23.94    73.72   126.12   269.56
      Capital Development Fund                       109.68   170.87   224.57   325.50          29.68    90.87   154.57   325.50
      Value Fund                                     104.15   154.34   197.15   271.61          24.15    74.34   127.15   271.61

Alliance VP
      Premier Growth Portfolio (Class B)             108.86   168.44   220.55   317.70          28.86    88.44   150.55   317.70
      Technology Portfolio (Class B)                 108.97   168.74   221.05   318.68          28.97    88.74   151.05   318.68
      U.S. Government/High Grade Securities
       Portfolio (Class B)                           107.84   165.38   215.50   307.86          27.84    85.38   145.50   307.86

Baron Capital Funds Trust
      Capital Asset Fund - Insurance Shares          110.91   174.52   230.58   337.09          30.91    94.52   160.58   337.09

Credit Suisse Warburg Pincus Trust -
      Emerging Growth Portfolio
      (previously Warburg Pincus Trust - Emerging
       Growth Portfolio)                             108.35   166.91   218.03   312.79          28.35    86.91   148.03   312.79

Fidelity VIP
      III Growth & Income Portfolio (Service Class)  102.61   149.71   189.42   256.12          22.61    69.71   119.42   256.12
      III Mid Cap Portfolio (Service Class)          104.15   154.34   197.15   271.61          24.15    74.34   127.15   271.61
      Overseas Portfolio (Service Class)             105.69   158.95   204.83   286.87          25.69    78.95   134.83   286.87

Franklin Templeton VIP Trust
      Franklin Real Estate Fund - Class 2            104.25   154.64   197.66   272.63          24.25    74.64   127.66   272.63
      Mutual Shares Securities Fund - Class 2        106.30   160.79   207.89   292.91          26.30    80.79   137.89   292.91
      Templeton International Smaller Companies
       Fund - Class 2                                109.48   170.26   223.57   323.56          29.48    90.26   153.57   323.56

Goldman Sachs VIT
      Capital Growth Fund                            105.79   159.26   205.34   287.88          25.79    79.26   135.34   287.88
      CORE-SM- U.S. Equity Fund                      104.76   156.18   200.23   277.74          24.76    76.18   130.23   277.74
      Global Income Fund                             107.33   163.85   212.97   302.90          27.33    83.85   142.97   302.90
      International Equity Fund                      109.38   169.96   223.07   322.58          29.38    89.96   153.07   322.58
      Internet Tollkeeper Fund-SM-                   108.35   166.91   218.03   312.79          28.35    86.91   148.03   312.79

Janus Aspen Series
      Aggressive Growth Portfolio: Service Shares    104.97   156.80   201.25   279.78          24.97    76.80   131.25   279.78
      Global Technology Portfolio: Service Shares    105.17   157.41   202.28   281.81          25.17    77.41   132.28   281.81
      Growth Portfolio: Service Shares               104.97   156.80   201.25   279.78          24.97    76.80   131.25   279.78
      International Growth Portfolio: Service
       Shares                                        105.38   158.03   203.30   283.84          25.38    78.03   133.30   283.84


               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  11

You would pay the following expenses on a $1,000 investment if you selected death benefit Option A and assuming a 5% annual return and ...(continued)


                                                                                                    NO WITHDRAWAL OR SELECTION
                                                          FULL WITHDRAWAL AT THE                 OF AN ANNUITY PAYOUT PLAN AT THE
                                                          END OF EACH TIME PERIOD                     END OF EACH TIME PERIOD

                                                    1 YEAR   3 YEARS  5 YEARS  10 YEARS         1 YEAR  3 YEARS  5 YEARS  10 YEARS
J.P. Morgan
      U.S. Disciplined Equity Portfolio             $104.25  $154.64  $197.66   $272.63         $24.25   $74.64  $127.66   $272.63

Lazard Retirement Series
      Equity Portfolio                               108.35   166.91   218.03    312.79          28.35    86.91   148.03    312.79
      International Equity Portfolio                 108.35   166.91   218.03    312.79          28.35    86.91   148.03    312.79

MFS-Registered Trademark-
      New Discovery Series - Initial Class           106.40   161.10   208.40    293.92          26.40    81.10   138.40    293.92
      Research Series - Initial Class                104.25   154.64   197.66    272.63          24.25    74.64   127.66    272.63
      Utilities Series - Initial Class               104.87   156.49   200.74    278.76          24.87    76.49   130.74    278.76

Royce Capital Fund
      Micro-Cap Portfolio                            109.38   169.96   223.07    322.58          29.38    89.96   153.07    322.58
      Small-Cap Portfolio (previously Royce
       Premier Portfolio)                            109.38   169.96   223.07    322.58          29.38    89.96   153.07    322.58

Third Avenue
      Value Portfolio                                108.86   168.44   220.55    317.70          28.86    88.44   150.55    317.70

Wanger
      International Small Cap                        109.99   171.79   226.08    328.41          29.99    91.79   156.08    328.41
      U.S. Small Cap                                 105.79   159.26   205.34    287.88          25.79    79.26   135.34    287.88

Wells Fargo VT
      Equity Income Fund                             105.79   159.26   205.34    287.88          25.79    79.26   135.34    287.88

* In these examples, the $30 contract administrative charge is approximated as a 0.016% charge based on our average contract size. Premium taxes imposed by some state and local governments are not reflected in these tables. We entered into certain arrangements under which we are compensated by the funds' advisers and/or distributors for the administrative services we provide to the funds.



YOU SHOULD NOT CONSIDER THESE EXAMPLES AS REPRESENTATIONS OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

12  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

CONDENSED FINANCIAL INFORMATION
(UNAUDITED)

The following tables give per-unit information about the financial history of each subaccount.

YEAR ENDED DEC. 31,                                                                                                       2000
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SBCA1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - BLUE CHIP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.93
Number of accumulation units outstanding at end of period (000 omitted)                                                    738
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WBCA3(2) (INVESTING IN SHARES OF AXP-registered trademark- VARIABLE PORTFOLIO - BLUE CHIP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.91
Number of accumulation units outstanding at end of period (000 omitted)                                                    789
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SBND1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - BOND FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.03
Number of accumulation units outstanding at end of period (000 omitted)                                                    688
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SBND2(3) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - BOND FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.03
Number of accumulation units outstanding at end of period (000 omitted)                                                     64
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCAR1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - CAPITAL RESOURCE FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.85
Number of accumulation units outstanding at end of period (000 omitted)                                                    785
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCAR3(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - CAPITAL RESOURCE FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.83
Number of accumulation units outstanding at end of period (000 omitted)                                                    479
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCMG1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - CASH MANAGEMENT FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.03
Number of accumulation units outstanding at end of period (000 omitted)                                                 11,511
Ratio of operating expense to average net assets                                                                         1.60%
Simple yield(4)                                                                                                          4.33%
Compound yield(4)                                                                                                        4.42%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCMG2(3) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - CASH MANAGEMENT FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.03
Number of accumulation units outstanding at end of period (000 omitted)                                                  2,613
Ratio of operating expense to average net assets                                                                         1.50%
Simple yield(4)                                                                                                          4.45%
Compound yield(4)                                                                                                        4.55%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SDEI1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.07
Number of accumulation units outstanding at end of period (000 omitted)                                                     52
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------

               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  13

YEAR ENDED DEC. 31,                                                                                                       2000
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WDEI3(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.08
Number of accumulation units outstanding at end of period (000 omitted)                                                     66
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SEXI1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - EXTRA INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.88
Number of accumulation units outstanding at end of period (000 omitted)                                                    390
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEXI3(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - EXTRA INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.87
Number of accumulation units outstanding at end of period (000 omitted)                                                    310
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SFDI1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - FEDERAL INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.06
Number of accumulation units outstanding at end of period (000 omitted)                                                     24
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WFDI3(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - FEDERAL INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.05
Number of accumulation units outstanding at end of period (000 omitted)                                                    272
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SGRO1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - GROWTH FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.77
Number of accumulation units outstanding at end of period (000 omitted)                                                    554
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SGRO2(3) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - GROWTH FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.74
Number of accumulation units outstanding at end of period (000 omitted)                                                    211
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SMGD1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - MANAGED FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.98
Number of accumulation units outstanding at end of period (000 omitted)                                                    613
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SMGD2(3) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - MANAGED FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.94
Number of accumulation units outstanding at end of period (000 omitted)                                                     51
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SNDM1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - NEW DIMENSIONS
 FUND-Registered Trademark-)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.90
Number of accumulation units outstanding at end of period (000 omitted)                                                  2,468
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WNDM3(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - NEW DIMENSIONS
 FUND-Registered Trademark-)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.86
Number of accumulation units outstanding at end of period (000 omitted)                                                  2,130
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------

14  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS


YEAR ENDED DEC. 31,                                                                                                       2000
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SSCA1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - SMALL CAP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.00
Number of accumulation units outstanding at end of period (000 omitted)                                                    147
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSCA3(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - SMALL CAP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.90
Number of accumulation units outstanding at end of period (000 omitted)                                                    173
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCAP1(1) (INVESTING IN SHARES OF AIM V.I. CAPITAL APPRECIATION FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.83
Number of accumulation units outstanding at end of period (000 omitted)                                                  8,641
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCAP3(2) (INVESTING IN SHARES OF AIM V.I. CAPITAL APPRECIATION FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.75
Number of accumulation units outstanding at end of period (000 omitted)                                                  5,686
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCDV1(1) (INVESTING IN SHARES OF AIM V.I. CAPITAL DEVELOPMENT FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.97
Number of accumulation units outstanding at end of period (000 omitted)                                                  3,627
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCDV2(3) (INVESTING IN SHARES OF AIM V.I. CAPITAL DEVELOPMENT FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.97
Number of accumulation units outstanding at end of period (000 omitted)                                                    850
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SVAL1(1) (INVESTING IN SHARES OF AIM V.I. VALUE FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.83
Number of accumulation units outstanding at end of period (000 omitted)                                                 10,738
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WVAL3(2) (INVESTING IN SHARES OF AIM V.I. VALUE FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.81
Number of accumulation units outstanding at end of period (000 omitted)                                                  6,187
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SPGR1(1) (INVESTING IN SHARES OF ALLIANCE VP PREMIER GROWTH PORTFOLIO (CLASS B))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.86
Number of accumulation units outstanding at end of period (000 omitted)                                                  9,298
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SPGR2(3) (INVESTING IN SHARES OF ALLIANCE VP PREMIER GROWTH PORTFOLIO (CLASS B))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.80
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,899
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT STEC1(1) (INVESTING IN SHARES OF ALLIANCE VP TECHNOLOGY PORTFOLIO (CLASS B))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.70
Number of accumulation units outstanding at end of period (000 omitted)                                                  9,543
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------

               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  15

YEAR ENDED DEC. 31,                                                                                                       2000
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT STEC2(3) (INVESTING IN SHARES OF ALLIANCE VP TECHNOLOGY PORTFOLIO (CLASS B))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.65
Number of accumulation units outstanding at end of period (000 omitted)                                                  2,882
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SUGH1(1) (INVESTING IN SHARES OF ALLIANCE VP U.S. GOVERNMENT/HIGH GRADE SECURITIES PORTFOLIO (CLASS B))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.09
Number of accumulation units outstanding at end of period (000 omitted)                                                    319
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SUGH2(3) (INVESTING IN SHARES OF ALLIANCE VP U.S. GOVERNMENT/HIGH GRADE SECURITIES PORTFOLIO (CLASS B))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.01
Number of accumulation units outstanding at end of period (000 omitted)                                                    405
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCAS1(1) (INVESTING IN SHARES OF BARON CAPITAL ASSET FUND - INSURANCE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.96
Number of accumulation units outstanding at end of period (000 omitted)                                                    668
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCAS2(3) (INVESTING IN SHARES OF BARON CAPITAL ASSET FUND - INSURANCE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.95
Number of accumulation units outstanding at end of period (000 omitted)                                                     44
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SEGR1(1) (INVESTING IN SHARES OF CREDIT SUISSE WARBURG PINCUS TRUST - EMERGING GROWTH PORTFOLIO(5))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.83
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,637
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SEGR2(3) (INVESTING IN SHARES OF CREDIT SUISSE WARBURG PINCUS TRUST - EMERGING GROWTH PORTFOLIO(5))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.93
Number of accumulation units outstanding at end of period (000 omitted)                                                    103
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SGRI1(1) (INVESTING IN SHARES OF FIDELITY VIP III GROWTH & Income Portfolio (Service Class))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.01
Number of accumulation units outstanding at end of period (000 omitted)                                                  2,250
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SGRI2(3) (INVESTING IN SHARES OF FIDELITY VIP III GROWTH & Income Portfolio (Service Class))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.99
Number of accumulation units outstanding at end of period (000 omitted)                                                    637
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SMDC1(1) (INVESTING IN SHARES OF FIDELITY VIP III MID CAP PORTFOLIO (SERVICE CLASS))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.14
Number of accumulation units outstanding at end of period (000 omitted)                                                 10,072
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SMDC2(3) (INVESTING IN SHARES OF FIDELITY VIP III MID CAP PORTFOLIO (SERVICE CLASS))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.14
Number of accumulation units outstanding at end of period (000 omitted)                                                  3,650
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------


16  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS


YEAR ENDED DEC. 31,                                                                                                       2000
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SOVS1(1) (INVESTING IN SHARES OF FIDELITY VIP OVERSEAS PORTFOLIO (SERVICE CLASS))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.80
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,064
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SOVS2(3) (INVESTING IN SHARES OF FIDELITY VIP OVERSEAS PORTFOLIO (SERVICE CLASS))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.85
Number of accumulation units outstanding at end of period (000 omitted)                                                    506
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SRES1(1) (INVESTING IN SHARES OF FTVIPT FRANKLIN REAL ESTATE FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.32
Number of accumulation units outstanding at end of period (000 omitted)                                                    269
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WRES3(2) (INVESTING IN SHARES OF FTVIPT FRANKLIN REAL ESTATE FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.18
Number of accumulation units outstanding at end of period (000 omitted)                                                     92
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SMSS1(1) (INVESTING IN SHARES OF FTVIPT MUTUAL SHARES SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.19
Number of accumulation units outstanding at end of period (000 omitted)                                                     79
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMSS3(2) (INVESTING IN SHARES OF FTVIPT MUTUAL SHARES SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.11
Number of accumulation units outstanding at end of period (000 omitted)                                                     39
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SISC1(1) (INVESTING IN SHARES OF FTVIPT TEMPLETON INTERNATIONAL SMALLER COMPANIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.96
Number of accumulation units outstanding at end of period (000 omitted)                                                    199
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SISC2(3) (INVESTING IN SHARES OF FTVIPT TEMPLETON INTERNATIONAL SMALLER COMPANIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.96
Number of accumulation units outstanding at end of period (000 omitted)                                                     33
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCGR1(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CAPITAL GROWTH FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.95
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,157
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SCGR2(3) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CAPITAL GROWTH FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.91
Number of accumulation units outstanding at end of period (000 omitted)                                                     89
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SUSE1(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.94
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,910
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------


               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  17


YEAR ENDED DEC. 31,                                                                                                       2000
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WUSE3(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.92
Number of accumulation units outstanding at end of period (000 omitted)                                                    587
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SGLI1(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT GLOBAL INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.07
Number of accumulation units outstanding at end of period (000 omitted)                                                    260
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGLI3(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT GLOBAL INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.07
Number of accumulation units outstanding at end of period (000 omitted)                                                     58
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SIEQ1(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.85
Number of accumulation units outstanding at end of period (000 omitted)                                                    621
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SIEQ2(3) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.88
Number of accumulation units outstanding at end of period (000 omitted)                                                     77
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SITO1(3) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNET TOLLKEEPER FUND-SM-)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.67
Number of accumulation units outstanding at end of period (000 omitted)                                                  2,260
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SITO2(3) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNET TOLLKEEPER FUND-SM-)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.67
Number of accumulation units outstanding at end of period (000 omitted)                                                    420
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SAGP1(1) (INVESTING IN SHARES OF JANUS ASPEN SERIES AGGRESSIVE GROWTH PORTFOLIO: SERVICE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.58
Number of accumulation units outstanding at end of period (000 omitted)                                                  8,739
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SAGP2(3) (INVESTING IN SHARES OF JANUS ASPEN SERIES AGGRESSIVE GROWTH PORTFOLIO: SERVICE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.70
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,050
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SGLT1(3) (INVESTING IN SHARES OF JANUS ASPEN SERIES GLOBAL TECHNOLOGY PORTFOLIO: SERVICE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.68
Number of accumulation units outstanding at end of period (000 omitted)                                                  3,873
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SGLT2(3) (INVESTING IN SHARES OF JANUS ASPEN SERIES GLOBAL TECHNOLOGY PORTFOLIO: SERVICE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.68
Number of accumulation units outstanding at end of period (000 omitted)                                                    769
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------

18  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

YEAR ENDED DEC. 31,                                                                                                      2000
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SGRP1(1) (INVESTING IN SHARES OF JANUS ASPEN SERIES GROWTH PORTFOLIO: SERVICE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.81
Number of accumulation units outstanding at end of period (000 omitted)                                                 12,345
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SGRP2(3) (INVESTING IN SHARES OF JANUS ASPEN SERIES GROWTH PORTFOLIO: SERVICE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.82
Number of accumulation units outstanding at end of period (000 omitted)                                                  4,333
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SINT1(1) (INVESTING IN SHARES OF JANUS ASPEN SERIES INTERNATIONAL GROWTH PORTFOLIO: SERVICE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.73
Number of accumulation units outstanding at end of period (000 omitted)                                                  7,309
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SINT2(3) (INVESTING IN SHARES OF JANUS ASPEN SERIES INTERNATIONAL GROWTH PORTFOLIO: SERVICE SHARES)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.80
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,077
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SUDE1(1) (INVESTING IN SHARES OF J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.93
Number of accumulation units outstanding at end of period (000 omitted)                                                    696
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SUDE2(3) (INVESTING IN SHARES OF J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.89
Number of accumulation units outstanding at end of period (000 omitted)                                                    225
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SREQ1(1) (INVESTING IN SHARES OF LAZARD RETIREMENT EQUITY PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.08
Number of accumulation units outstanding at end of period (000 omitted)                                                     70
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SREQ2(3) (INVESTING IN SHARES OF LAZARD RETIREMENT EQUITY PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.00
Number of accumulation units outstanding at end of period (000 omitted)                                                     18
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SRIE1(1) (INVESTING IN SHARES OF LAZARD RETIREMENT INTERNATIONAL EQUITY PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.95
Number of accumulation units outstanding at end of period (000 omitted)                                                    101
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SRIE2(3) (INVESTING IN SHARES OF LAZARD RETIREMENT INTERNATIONAL EQUITY PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.95
Number of accumulation units outstanding at end of period (000 omitted)                                                     11
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SNDS1(1) (INVESTING IN SHARES OF MFS-Registered Trademark- NEW DISCOVERY SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.88
Number of accumulation units outstanding at end of period (000 omitted)                                                  5,110
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------


               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  19


YEAR ENDED DEC. 31,                                                                                                      2000
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SNDS2(3) (INVESTING IN SHARES OF MFS-Registered Trademark- NEW DISCOVERY SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.95
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,292
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SRSS1(1) (INVESTING IN SHARES OF MFS-Registered Trademark- RESEARCH SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.95
Number of accumulation units outstanding at end of period (000 omitted)                                                  2,978
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SRSS2(3) (INVESTING IN SHARES OF MFS-Registered Trademark- RESEARCH SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.90
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,014
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SUTS1(1) (INVESTING IN SHARES OF MFS-Registered Trademark- UTILITIES SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.98
Number of accumulation units outstanding at end of period (000 omitted)                                                  3,551
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT WUTS3(2) (INVESTING IN SHARES OF MFS-Registered Trademark- UTILITIES SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.85
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,785
Ratio of operating expense to average net assets                                                                         1.50%

----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SMCC1(1) (INVESTING IN SHARES OF ROYCE MICRO-CAP PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.18
Number of accumulation units outstanding at end of period (000 omitted)                                                    491
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SMCC2(3) (INVESTING IN SHARES OF ROYCE MICRO-CAP PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.13
Number of accumulation units outstanding at end of period (000 omitted)                                                    173
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SPRM1(1) (INVESTING IN SHARES OF ROYCE SMALL-CAP PORTFOLIO(6))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.33
Number of accumulation units outstanding at end of period (000 omitted)                                                    640
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SPRM2(3) (INVESTING IN SHARES OF ROYCE SMALL-CAP PORTFOLIO(6))
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.15
Number of accumulation units outstanding at end of period (000 omitted)                                                    284
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SVLU1(1) (INVESTING IN SHARES OF THIRD AVENUE VALUE PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.39
Number of accumulation units outstanding at end of period (000 omitted)                                                    785
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SVLU2(3) (INVESTING IN SHARES OF THIRD AVENUE VALUE PORTFOLIO)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.29
Number of accumulation units outstanding at end of period (000 omitted)                                                    486
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------

20  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS


YEAR ENDED DEC. 31,                                                                                                      2000
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SISM1(1) (INVESTING IN SHARES OF WANGER INTERNATIONAL SMALL CAP)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.54
Number of accumulation units outstanding at end of period (000 omitted)                                                  1,867
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SISM2(3) (INVESTING IN SHARES OF WANGER INTERNATIONAL SMALL CAP)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.71
Number of accumulation units outstanding at end of period (000 omitted)                                                    434
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SUSC1(1) (INVESTING IN SHARES OF WANGER U.S. SMALL CAP)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $0.80
Number of accumulation units outstanding at end of period (000 omitted)                                                    527
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SUSC2(3) (INVESTING IN SHARES OF WANGER U.S. SMALL CAP)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.04
Number of accumulation units outstanding at end of period (000 omitted)                                                     31
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT SEQI1(1) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.13
Number of accumulation units outstanding at end of period (000 omitted)                                                     47
Ratio of operating expense to average net assets                                                                         1.60%
----------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEQI3(2) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                                                           $1.00
Accumulation unit value at end of period                                                                                 $1.13
Number of accumulation units outstanding at end of period (000 omitted)                                                    437
Ratio of operating expense to average net assets                                                                         1.50%
----------------------------------------------------------------------------------------------------------------------------------

(1) Operations commenced on Feb. 11, 2000.

(2) Operations commenced on March 3, 2000.

(3) Operations commenced on May 1, 2000.

(4) Net of annual contract administrative charge and mortality and expense risk fee.

(5) Previously named Warburg Pincus Trust - Emerging Growth Portfolio.

(6) Previously named Royce Premier Portfolio.

FINANCIAL STATEMENTS

You can find the audited financial statements of the subaccounts with financial history in the SAI. You can find our audited financial statements later in this prospectus.




              AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  21

PERFORMANCE INFORMATION

Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in funds. We also show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.


We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.

Total return figures do not reflect any purchase payment credits or PCR credits.


We may show total return quotations by means of schedules, charts, or graphs. Total return figures reflect deduction of the following charges:



- contract administrative charge,

- variable account administrative charge,


- the Guaranteed Minimum Income Benefit Rider fee,





- applicable mortality and expense risk fee, and


- withdrawal charge (assuming a full withdrawal at the end of the illustrated period).




We may also show optional total return quotations that reflect deduction of the 8% Performance Credit Rider fee.

We also show optional total return quotations that do not reflect a withdrawal charge deduction (assuming no withdrawal), or fees for any of the optional features.


AVERAGE ANNUAL TOTAL RETURN is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

CUMULATIVE TOTAL RETURN is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

ANNUALIZED SIMPLE YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

ANNUALIZED COMPOUND YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than the simple yield because of the compounding effect of the assumed reinvestment.

ANNUALIZED YIELD (FOR SUBACCOUNTS INVESTING IN INCOME FUNDS) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.

22  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

THE VARIABLE ACCOUNT AND THE FUNDS

You may allocate payments to any or all of the subaccounts of the variable account that invest in shares of the following funds

-------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR MANAGER
-------------------------------------------------------------------------------------------------------------------------

SBCA1            AXP-Registered Trademark-      Objective: long-term total return           IDS Life, investment
WBCA3            Variable Portfolio - Blue      exceeding that of the U.S. stock market.    manager; American Express
                 Chip Advantage Fund            Invests primarily in common stocks of       Financial Corporation
                                                companies included in the unmanaged S&P     (AEFC), investment advisor.
                                                500 Index.
-------------------------------------------------------------------------------------------------------------------------
SBND1            AXP-Registered Trademark-      Objective: high level of current income     IDS Life, investment
SBND2            Variable Portfolio - Bond      while conserving the value of the           manager; AEFC, investment
                 Fund                           investment and continuing a high level of   advisor.
                                                income for the longest time period.
                                                Invests primarily in bonds and other debt
                                                obligations.
-------------------------------------------------------------------------------------------------------------------------
SCAR1            AXP-Registered Trademark-      Objective: capital appreciation. Invests    IDS Life, investment
WCAR3            Variable Portfolio - Capital   primarily in U.S. common stocks and other   manager; AEFC, investment
                 Resource Fund                  securities convertible into common stocks.  advisor.
-------------------------------------------------------------------------------------------------------------------------
SCMG1            AXP-Registered Trademark-      Objective: maximum current income           IDS Life, investment
SCMG2            Variable Portfolio - Cash      consistent with liquidity and stability     manager; AEFC, investment
                 Management Fund                of principal. Invests in money market       advisor.
                                                securities.
-------------------------------------------------------------------------------------------------------------------------
SDEI1            AXP-Registered Trademark-      Objective: a high level of current income   IDS Life, investment
WDEI3            Variable Portfolio -           and, as a secondary goal, steady growth     manager; AEFC, investment
                 Diversified Equity Income      of capital. Invests primarily in            advisor.
                 Fund                           dividend-paying common and preferred
                                                stocks.
-------------------------------------------------------------------------------------------------------------------------
SEXI1            AXP-Registered Trademark-      Objective: high current income, with        IDS Life, investment
WEXI3            Variable Portfolio - Extra     capital growth as a secondary objective.    manager; AEFC, investment
                 Income Fund                    Invests primarily in high-yielding,         advisor.
                                                high-risk corporate bonds issued by U.S.
                                                and foreign companies and governments.
-------------------------------------------------------------------------------------------------------------------------
SFDI1            AXP-Registered Trademark-      Objective: a high level of current income   IDS Life, investment
WFDI3            Variable Portfolio - Federal   and safety of principal consistent with     manager; AEFC, investment
                 Income Fund                    an investment in U.S. government and        advisor.
                                                government agency securities. Invests
                                                primarily in debt obligations issued or
                                                guaranteed as to principal and interest
                                                by the U.S. government, its agencies or
                                                instrumentalities.
-------------------------------------------------------------------------------------------------------------------------
SGRO1            AXP-Registered Trademark-      Objective: long-term capital growth.        IDS Life, investment
SGRO2            Variable Portfolio - Growth    Invests primarily in common stocks and      manager; AEFC, investment
                 Fund                           securities convertible into common stocks   advisor.
                                                that appear to offer growth opportunities.
-------------------------------------------------------------------------------------------------------------------------
SMGD1            AXP-Registered Trademark-      Objective: maximum total investment         IDS Life, investment
SMGD2            Variable Portfolio - Managed   return through a combination of capital     manager; AEFC, investment
                 Fund                           growth and current income. Invests          advisor.
                                                primarily in a combination of
                                                common and preferred stocks,
                                                convertible securities, bonds
                                                and other debt securities.
-------------------------------------------------------------------------------------------------------------------------

              AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  23

-------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR MANAGER
-------------------------------------------------------------------------------------------------------------------------

SNDM1            AXP-Registered Trademark-      Objective: long-term growth of capital.     IDS Life, investment
WNDM3            Variable Portfolio - New       Invests primarily in common stocks of       manager; AEFC, investment
                 Dimensions Fund-Registered     U.S. and foreign companies showing          advisor.
                 Trademark-                     potential for  significant growth.
-------------------------------------------------------------------------------------------------------------------------
SSCA1            AXP-Registered Trademark-      Objective: long-term capital growth.        IDS Life, investment
WSCA3            Variable Portfolio - Small     Invests primarily in equity stocks of       manager; AEFC, investment
                 Cap Advantage Fund             small companies that are often included     advisor; Kenwood Capital
                                                in the S&P SmallCap 600 Index or the        Management LLC,
                                                Russell 2000 Index.                         sub-investment advisor.
-------------------------------------------------------------------------------------------------------------------------
SCAP1            AIM V.I. Capital               Objective: growth of capital. Invests       A I M Advisors, Inc.
WCAP3            Appreciation Fund              mainly in common stocks of companies
                                                likely to benefit from new or
                                                innovative products, services or
                                                processes as well as those with
                                                above-average growth and
                                                excellent prospects for future
                                                growth.
-------------------------------------------------------------------------------------------------------------------------
SCDV1            AIM V.I. Capital               Objective: long term growth of capital.     A I M Advisors, Inc.
SCDV2            Development Fund               Invests primarily in
                                                securities (including common
                                                stocks, convertible securities
                                                and bonds) of small- and
                                                medium-sized companies.
-------------------------------------------------------------------------------------------------------------------------
SVAL1            AIM V.I. Value Fund            Objective: long-term growth of capital      A I M Advisors, Inc.
WVAL3                                           with income as a secondary objective.
                                                Invests primarily in equity securities
                                                judged to be undervalued relative to the
                                                investment advisor's appraisal of the
                                                current or projected earnings of the
                                                companies issuing the securities, or
                                                relative to current market values of
                                                assets owned by the companies issuing the
                                                securities, or relative to the equity
                                                market generally.
-------------------------------------------------------------------------------------------------------------------------
SPGR1            Alliance VP Premier Growth     Objective: growth of capital by pursuing    Alliance Capital
SPGR2            Portfolio (Class B)            aggressive investment policies. Invests     Management, L.P.
                                                primarily in equity securities of a
                                                limited number of large, carefully
                                                selected, high-quality U.S. companies
                                                that are judged likely to achieve
                                                superior earnings growth.
-------------------------------------------------------------------------------------------------------------------------
STEC1            Alliance VP Technology         Objective: growth of capital. Current       Alliance Capital
STEC2            Portfolio (Class B)            income is only an incidental                Management, L.P.
                                                consideration. Invests primarily in
                                                securities of companies expected to
                                                benefit from technological advances and
                                                improvements.
-------------------------------------------------------------------------------------------------------------------------
SUGH1            Alliance VP U.S. Government/   Objective: high level of current income     Alliance Capital
SUGH2            High Grade Securities          consistent with preservation of capital.    Management, L.P.
                 Portfolio (Class B)            Invests primarily in (1) U.S. Government
                                                securities and (2) other high-grade debt
                                                securities or, if unrated, of equivalent
                                                quality.
-------------------------------------------------------------------------------------------------------------------------
SCAS1            Baron Capital Asset Fund -     Objective: capital appreciation. Invests    BAMCO, Inc.
SCAS2            Insurance Shares               primarily in securities of small and
                                                medium sized companies with undervalued
                                                assets or favorable growth prospects.
-------------------------------------------------------------------------------------------------------------------------

24  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

-------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR MANAGER
-------------------------------------------------------------------------------------------------------------------------

SEGR1            Credit Suisse Warburg Pincus   Objective: maximum capital appreciation.    Credit Suisse Asset
SEGR2            Trust - Emerging Growth        Invests in U.S. equity securities           Management, LLC
                 Portfolio (previously          emerging-growth companies with growth
                 Warburg Pincus Trust -         characteristics such as positive earnings
                 Emerging Growth Portfolio)     and potential for accelerated growth.
-------------------------------------------------------------------------------------------------------------------------
SGRI1            Fidelity VIP III Growth &      Objective: high total return through a      Fidelity Management &
SGRI2            Income Portfolio  (Service     combination of current income and capital   Research Company (FMR),
                 Class)                         appreciation. Invests primarily in common   investment manager; FMR
                                                stocks with a focus on those that pay       U.K. and FMR Far East,
                                                current dividends and show potential for    sub-investment advisors.
                                                capital appreciation.
-------------------------------------------------------------------------------------------------------------------------
SMDC1            Fidelity VIP III Mid Cap       Objective: long-term growth of capital.     FMR, investment manager;
SMDC2            Portfolio (Service Class)      Invests primarily in medium market          FMR U.K. and FMR Far East,
                                                capitalization common stocks.               sub-investment advisors.
-------------------------------------------------------------------------------------------------------------------------
SOVS1            Fidelity VIP Overseas          Objective: long-term growth of capital.     FMR, investment manager;
SOVS2            Portfolio (Service Class)      Invests primarily in common stocks of       FMR U.K., FMR Far East,
                                                foreign securities.                         Fidelity International
                                                                                            Investment Advisors (FIIA)
                                                                                            and FIIA U.K.,
                                                                                            sub-investment advisors.
-------------------------------------------------------------------------------------------------------------------------
SRES1            FTVIPT Franklin Real Estate    Objective: capital appreciation with a      Franklin Advisers, Inc.
WRES3            Fund - Class 2                 secondary goal to earn current income.
                                                Invests primarily in securities of
                                                companies operating in the real estate
                                                industry, primarily equity real estate
                                                investment trusts (REITS).
-------------------------------------------------------------------------------------------------------------------------
SMSS1            FTVIPT Mutual Shares           Objective: capital appreciation with        Franklin Mutual Advisers,
WMSS3            Securities Fund - Class 2      income as a secondary goal. Invests         LLC
                                                primarily in equity securities
                                                of companies that the manager
                                                believes are available at market
                                                prices less than their value
                                                based on certain recognized or
                                                objective criteria (intrinsic
                                                value).
-------------------------------------------------------------------------------------------------------------------------
SISC1            FTVIPT Templeton               Objective: long-term capital                Templeton Investment
SISC2            International Smaller          appreciation. Invests primarily in equity   Counsel, LLC
                 Companies Fund - Class 2       securities of smaller companies located
                                                outside the U.S., including those in
                                                emerging markets.
-------------------------------------------------------------------------------------------------------------------------
SCGR1            Goldman Sachs VIT Capital      Objective: seeks long-term growth of        Goldman Sachs Asset
SCGR2            Growth Fund                    capital by investing in a diversified       Management
                                                portfolio of equity securities
                                                that are considered by the
                                                investment adviser to have
                                                long-term capital appreciation
                                                potential.
-------------------------------------------------------------------------------------------------------------------------
SUSE1            Goldman Sachs VIT CORE-SM-     Objective: seeks long-term growth of        Goldman Sachs Asset
WUSE3            U.S. Equity Fund               capital and dividend income. Invests        Management
                                                primarily in a broadly diversified
                                                portfolio of large-cap and blue chip
                                                equity securities representing all major
                                                sectors of the U.S. economy.
-------------------------------------------------------------------------------------------------------------------------

              AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  25

-------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR MANAGER
-------------------------------------------------------------------------------------------------------------------------

SGLI1            Goldman Sachs VIT Global       Objective: seeks high total return,         Goldman Sachs Asset
WGLI3            Income Fund                    emphasizing current income, and, to a       Management International
                                                lesser extent, providing opportunities
                                                for capital appreciation. Invests
                                                primarily in a portfolio of high quality
                                                fixed-income securities of U.S. and
                                                foreign issuers and enters into
                                                transactions in foreign currencies.
-------------------------------------------------------------------------------------------------------------------------
SIEQ1            Goldman Sachs VIT              Objective: seeks long-term capital          Goldman Sachs Asset
SIEQ2            International Equity Fund      appreciation. Invests primarily in equity   Management International
                                                securities of companies that are
                                                organized outside the U.S., or whose
                                                securities are principally traded outside
                                                the U.S.
-------------------------------------------------------------------------------------------------------------------------
SITO1            Goldman Sachs VIT Internet     Objective: seeks long-term growth of        Goldman Sachs Asset
SITO2            Tollkeeper Fund-SM-            capital. Invests primarily in equity        Management
                                                securities of companies the
                                                investment adviser believes will
                                                benefit from the growth of the
                                                Internet by providing access,
                                                infrastructure, content and
                                                services to Internet companies
                                                and customers.
-------------------------------------------------------------------------------------------------------------------------
SAGP1            Janus Aspen Series             Objective: long-term growth of capital.     Janus Capital
SAGP2            Aggressive Growth              Non-diversified mutual fund that
                 Portfolio:  Service Shares     primarily invests in common stocks
                                                selected for their growth
                                                potential and normally invests
                                                at least 50% of its equity
                                                assets in medium-sized
                                                companies.
-------------------------------------------------------------------------------------------------------------------------
SGLT1            Janus Aspen Series Global      Objective: long-term growth of capital.     Janus Capital
SGLT2            Technology Portfolio:          Non-diversified mutual fund that
                 Service Shares                 primarily invests in equity securities of
                                                U.S. and foreign companies selected for
                                                their growth potential. Normally invests
                                                at least 65% of assets in securities of
                                                companies that the manager believes will
                                                benefit significantly from advancements
                                                or improvements in technology.
-------------------------------------------------------------------------------------------------------------------------
SGRP1            Janus Aspen Series Growth      Objective: long-term growth of capital in   Janus Capital
SGRP2            Portfolio: Service Shares      a manner consistent with the preservation
                                                of capital. Invests primarily in common
                                                stocks selected for their growth
                                                potential.
-------------------------------------------------------------------------------------------------------------------------
SINT1            Janus Aspen Series             Objective: long-term growth of capital.     Janus Capital
SINT2            International Growth           Invests at least 65% of its total assets
                 Portfolio:                     in securities of issuers from at least
                 Service Shares                 five different countries,
                                                excluding the U.S. It may at
                                                times invest all of its assets
                                                in fewer than five countries or
                                                even a single country.
-------------------------------------------------------------------------------------------------------------------------
SUDE1            J.P. Morgan U.S. Disciplined   Objective: seeks to provide a high total    J.P. Morgan
SUDE2            Equity Portfolio               return from a portfolio of selected
                                                equity securities. The portfolio
                                                invests primarily in large and
                                                medium capitalization U.S.
                                                companies. The portfolio is
                                                designed for investors who want
                                                an actively managed portfolio of
                                                selected equity securities that
                                                seeks to outperform the S&P 500
                                                Index.
-------------------------------------------------------------------------------------------------------------------------


26  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

-------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR MANAGER
-------------------------------------------------------------------------------------------------------------------------

SREQ1            Lazard Retirement Equity       Objective: long-term capital                Lazard Asset Management
SREQ2            Portfolio                      appreciation. Invests primarily in equity
                                                securities, principally common
                                                stocks, of relatively large U.S.
                                                companies with market
                                                capitalizations in the range of
                                                the S&P 500-Registered
                                                Trademark- Index that the
                                                Investment Manager believes are
                                                undervalued based on their
                                                earnings, cash flow or asset
                                                values.
-------------------------------------------------------------------------------------------------------------------------
SRIE1            Lazard Retirement              Objective: long-term capital                Lazard Asset Management
SRIE2            International Equity           appreciation. Invests primarily in equity
                 Portfolio                      securities, principally common stocks, of
                                                relatively large non-U.S.
                                                companies with market
                                                capitalizations in the range of
                                                the Morgan Stanley Capital
                                                International (MSCI) Europe,
                                                Australia and Far East
                                                (EAFE-Registered Trademark-)
                                                Index that the Investment
                                                Manager believes are undervalued
                                                based on their earnings, cash
                                                flow or asset values.
-------------------------------------------------------------------------------------------------------------------------
SNDS1            MFS-Registered Trademark-      Objective: capital appreciation. Invests    MFS Investment
SNDS2            New Discovery Series -         primarily in equity securities of           Management-Registered
                 Initial Class                  emerging growth companies.                  Trademark-
-------------------------------------------------------------------------------------------------------------------------
SRSS1            MFS-Registered Trademark-      Objective: long-term growth of capital      MFS Investment
SRSS2            Research Series - Initial      and future income. Invests primarily in     Management-Registered
                 Class                          common stocks and related securities that   Trademark-
                                                have favorable prospects for
                                                long-term growth, attractive
                                                valuations based on current and
                                                expected earnings or cash flow,
                                                dominant or growing market
                                                share, and superior management.
-------------------------------------------------------------------------------------------------------------------------
SUTS1            MFS-Registered Trademark-      Objective: capital growth and current       MFS Investment
WUTS3            Utilities Series - Initial     income. Invests primarily in equity and     Management-Registered
                 Class                          debt securities of domestic and foreign     Trademark-
                                                companies in the utilities industry.
-------------------------------------------------------------------------------------------------------------------------
SMCC1            Royce Micro-Cap Portfolio      Objective: long-term growth of capital.     Royce & Associates, Inc.
SMCC2                                           Invests primarily in a broadly
                                                diversified portfolio of equity
                                                securities issued by micro-cap companies
                                                (companies with stock market
                                                capitalizations below $300 million).
-------------------------------------------------------------------------------------------------------------------------
SPRM1            Royce Small-Cap Portfolio      Objective: long-term growth of capital      Royce & Associates, Inc.
SPRM2            (previously Royce Premium      with current income as a secondary
                 Portfolio)                     objective. Invests primarily in a limited
                                                number of equity securities
                                                issued by small companies with
                                                stock market capitalization
                                                between $300 million and $1.5
                                                billion.
-------------------------------------------------------------------------------------------------------------------------
SVLU1            Third Avenue Value Portfolio   Objective: long-term capital                EQSF Advisers, Inc.
SVLU2                                           appreciation. Invests primarily in common
                                                stocks of well financed, well managed
                                                companies at a substantial discount to
                                                what the Adviser believes is their true
                                                value.
-------------------------------------------------------------------------------------------------------------------------

              AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  27

-------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR MANAGER
-------------------------------------------------------------------------------------------------------------------------

SISM1            Wanger International  Small    Objective: long-term growth of capital.     Liberty Wanger Asset
SISM2            Cap                            Invests primarily in stocks of small- and   Management, L.P.
                                                medium-size non-U.S. companies with
                                                capitalizations of less than $2 billion.
-------------------------------------------------------------------------------------------------------------------------
SUSC1            Wanger U.S. Small Cap          Objective: long-term growth of capital.     Liberty Wanger Asset
SUSC2                                           Invests primarily in stocks of small- and   Management, L.P.
                                                medium-size U.S. companies with
                                                capitalizations of less than $2 billion.
-------------------------------------------------------------------------------------------------------------------------
SEQI1            Wells Fargo VT Equity          Objective: long-term capital appreciation   Wells Fargo Funds
WEQI3            Income Fund                    and above-average dividend income.          Management, LLC, advisor;
                                                Invests primarily in common                 Wells Capital Management
                                                stocks of large, high-quality               Incorporated, sub-advisor.
                                                domestic companies with above-average
                                                return potential and above-average
                                                dividend income.
-------------------------------------------------------------------------------------------------------------------------

A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses are also available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the boards of directors or trustees of the appropriate funds will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds' prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.


28  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

THE FIXED ACCOUNTS

GUARANTEE PERIOD ACCOUNTS (GPAS)

You may allocate purchase payments to one or more of the GPAs with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Some states also restrict the amount you can allocate to these accounts.

Each GPA pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The minimum guaranteed interest rate on the GPAs is 3%.


The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, The rates currently in effect for new and existing American Enterprise Life annuities, product design, competition and American Enterprise Life's revenues and other expenses. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES ABOVE THE 3% RATE.


You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company.

We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time.

We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

- Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;


- Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies -- Standard & Poor's, Moody's Investors Service or Fitch (formerly Duff & Phelp's) -- or are rated in the two highest grades by the National Association of Insurance Commissioners;


- Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

- Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.


               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  29

MARKET VALUE ADJUSTMENT (MVA)

We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as "early withdrawals" in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA.

Before we look at the MVA formula, it may help to look in a general way at how comparing your GPA's guaranteed rate and the rate for a new GPA affects the MVA.

Relationship between your GPA's guaranteed rate and the new GPA for the same time as the Guarantee Period remaining on your GPA:

                     IF YOUR GPA RATE IS:                         THE MVA IS:

                  Less than the new GPA rate + 0.10%                Negative

                  Equal to the new GPA rate + 0.10%                 Zero

                  Greater than the new GPA rate + 0.10%             Positive


GENERAL EXAMPLES


Assume:

- You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

- We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.

- After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

EXAMPLE 1: Remember that your GPA is earning 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. We add 0.10% to the 5.0% rate to get 5.10%. Your GPA's 4.5% rate is less than the 5.10% rate and, as reflected in the table above, the MVA will be negative.

EXAMPLE 2: Remember again that your GPA is earning 4.5%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. We add 0.10% to the 4.0% rate to get 4.10%. In this example, since your GPA's 4.5% rate is greater than the 4.10% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

SAMPLE MVA CALCULATIONS:

The precise MVA formula we apply is as follows:

                                    1 + i     to the power of n/12
   EARLY WITHDRAWAL AMOUNT x [( ------------ )- 1] = MVA
                                1 + j + .001

   Where    i = rate earned in the GPA from which amounts are being transferred or withdrawn.

            j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

            n = number of months remaining in the current Guarantee Period
                (rounded up).


30  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

EXAMPLES


Using assumptions similar to those we used in the examples above:

- You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

- We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.

- After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

EXAMPLE 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. Using the formula above, we determine the MVA as follows:

                    1.045      to the power of 84/12
   $1,000 x [( -------------- )- 1] = -$39.28
               1 + .05 + .001

In this example, the MVA is a negative $39.28.

EXAMPLE 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. Using the formula above, we determine the MVA as follows:

                    1.045      to the power of 84/12
   $1,000 x [( -------------- )- 1] = $27.21
               1 + .04 + .001

In this example, the MVA is a positive $27.21.

Please note that when you allocate your purchase payment to the ten-year GPA and you have begun your fourth contract year at the beginning of the Guarantee Period, your withdrawal charge percentage is 8%. (See "Charges -- Withdrawal Charge.") We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for the annual contract administrative charge, to amounts we pay as death claims or to automatic transfers from the two-year Guarantee Period Account. In some states, the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT


You may also allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing American Enterprise Life annuities, product design, competition, and American Enterprise Life's revenues and expenses.


Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)


               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  31

BUYING YOUR CONTRACT

Your sales representative will help you complete and submit an application and send it along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

When you apply, you may select:

- one of three death benefit options if you and the annuitant are 79 or younger(1):

   -- Option A-- Value option return of purchase payment death benefit,

   -- Option B-- Maximum anniversary value death benefit, or

   -- Option C-- 5% Accumulation death benefit rider(2);

-  the optional Guaranteed Minimum Income Benefit Rider(3);

-  the optional 8% Performance Credit Rider(3);

- the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest(4);

-  how you want to make purchase payments; and

-  a beneficiary.

(1) If either you or the annuitant are 80 or older at contract issue, death benefit Option A will apply.

(2) May not be available in all states.

(3) You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is only available to annuitants 75 or younger at contract issue. If you select the GMIB you must select either death benefit Option B or Option C.

(4) Some states restrict the amount you can allocate to the fixed accounts.


The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed accounts and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $25,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE

Annuity payouts are scheduled to begin on the retirement date. When we process your application, we will establish the retirement date to the maximum age or date described below. You can also select a date within the maximum limits. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

FOR NONQUALIFIED ANNUITIES AND ROTH IRAS, THE RETIREMENT DATE MUST BE:

-  no earlier than the 30th day after the contract's effective date; and

- no later than the annuitant's 85th birthday or the tenth contract anniversary, if purchased after age 75.

FOR QUALIFIED ANNUITIES (EXCEPT ROTH IRAS), to avoid IRS penalty taxes, the retirement date generally must be:

-  on or after the date the annuitant reaches age 59 1/2; and

- for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2.

If you take the minimum IRA distribution as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.

BENEFICIARY

We will pay your named beneficiary the death benefit if it becomes payable before the retirement date (while the contract is in force and before annuity payouts begin). If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)


32  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

PURCHASE PAYMENTS

MINIMUM INITIAL PURCHASE PAYMENT:
  $25,000

MINIMUM ADDITIONAL PURCHASE PAYMENTS:
  $50 for SIPs.
  $100 for any other type of payment.

MAXIMUM TOTAL ALLOWABLE PURCHASE PAYMENTS* (WITHOUT PRIOR APPROVAL):
  $1,000,000 for issue ages up to 85.
  $100,000 for issue ages 86 to 90.

* This limit applies in total to all American Enterprise Life annuities you own. We reserve the right to increase the maximum limit. For qualified annuities, the tax-deferred retirement plan's limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

1  BY LETTER:
Send your check along with your name and contract number to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

2  BY SIP:
Contact your sales representative to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
You will generally receive a purchase payment credit with every payment you make to your contract. We apply this credit immediately. We allocate the credit to the fixed accounts and subaccounts in the same proportions as your purchase payment. We apply the credit as a percentage of your current payment based on the following schedule:

                    IF TOTAL NET PAYMENTS* MADE DURING           THEN THE PURCHASE PAYMENT
                     THE LIFE OF THE CONTRACT EQUALS...         CREDIT PERCENTAGE EQUALS...
                      $25,000 to less than $100,000                          3%

                      $100,000 to less than $1 million                       4

                      $1 million and over                                    5

* Net payments equal total payments less total withdrawals.

If you make any additional payments that cause the contract to become eligible for a higher percentage credit, we will add credits to your prior payments (less total withdrawals). We allocate credits according to the purchase payment allocation on the date we add the credits to the contract.

We fund the credit from our general account. We do not consider credits to be "investments" for income tax purposes. (See "Taxes.")

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to "Contingent events" (see "Charges -- Contingent events"), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

Because of these higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. For contracts less than $100,000, this may also occur if you make a full withdrawal in the fifth to ninth contract years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  33

This credit is available because of lower costs associated with larger sized contracts and through revenue from a higher and longer withdrawal charge schedule, a higher contract administrative charge and a higher mortality and expense risk fee. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

We reserve the right to increase the amount of the credit for certain groups of contract owners. The increase will not be greater than 8% of total net payments. Increases in credit amounts are funded by reduced expenses expected from such groups.

CHARGES

CONTRACT ADMINISTRATIVE CHARGE

We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed accounts in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE

We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE


We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee and it totals 1.45% of their average daily net assets on an annual basis. This fee includes coverage in the contract under either death benefit Option B or Option C. The fee would be 1.35% if you choose death benefit Option A. We cannot increase this fee. These fees cover the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. These fees do not apply to the fixed accounts.


Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

- first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

- then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE

We charge a fee (currently 0.35%) based on the adjusted contract value for this optional feature only if you select it.* If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB fee, adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the GMIB fee on new contracts up to a maximum of 0.75%.

34  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

We calculate the fee as follows: 0.35% x (CV + ST - FAV)

   CV = contract value on the contract anniversary.
   ST = transfers from the subaccounts to the fixed accounts made six months before the contract anniversary.
   FAV = the value of your fixed accounts.

The result of ST - FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts, and not on the fixed accounts.

EXAMPLE:

- You purchase the contract with a payment of $50,000 on Jan. 1, 2001 and we add a $1,500 purchase payment credit to your contract. You allocate all of your payment and purchase payment credit to the subaccounts.

- On Sept. 1, 2001 your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.

- On Jan. 1, 2002 (the first contract anniversary) the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.

-  The GMIB fee percentage is 0.35%.

We calculate the charge for the GMIB as follows:

      Contract value on the contract anniversary:                         $73,250.00
      plus transfers from the subaccounts to the fixed accounts
       in the six months before the contract anniversary:                 +15,000.00
      minus the value of the fixed accounts on the contract anniversary:  -15,250.00
                                                                          ----------
                                                                          $73,000.00

The GMIB fee charged to you: 0.35% x $73,000 =                            $   255.50

8% PERFORMANCE CREDIT RIDER (PCR) FEE


We charge a fee of 0.25% of your contract value for this optional feature only if you select it.* If selected, we deduct the PCR fee from your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion as your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the PCR fee, adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.


* You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is only available to annuitants age 75 or younger at contract issue. If you select the GMIB you must select either death benefit Option B or Option C.

WITHDRAWAL CHARGE

If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within nine years before withdrawal. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts -- Market Value Adjustments (MVA).")

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1. First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary's contract value. (We consider your initial purchase payment to be the prior anniversary's contract value during the first contract year.) We do not assess a withdrawal charge on this amount.

2. Next we withdraw contract earnings, if any, that are greater than the annual 10% free withdrawal amount described in number one above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

   NOTE: We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed accounts.

3. Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4. Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period shown in your contract. We withdraw these payments on a first-in, first-out (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  35

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn:

                 YEARS FROM PURCHASE                       WITHDRAWAL CHARGE
                   PAYMENT RECEIPT                            PERCENTAGE
                          1                                       8%
                          2                                       8
                          3                                       8
                          4                                       8
                          5                                       7
                          6                                       6
                          7                                       6
                          8                                       4
                          9                                       2
                          Thereafter                              0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

EXAMPLE: Assume you requested a withdrawal of $1,000 and there is a withdrawal charge of 7%. The total amount we actually deduct from your contract is $1,075.26. We determine this amount as follows:

      AMOUNT REQUESTED            $1,000
 ---------------------------  OR  ------   =  $1,075.26
 (1.00 - WITHDRAWAL CHARGE)        .93

By applying the 7% withdrawal charge to $1,075.26, the withdrawal charge is $75.26. We pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

WITHDRAWAL CHARGE UNDER ANNUITY PAYOUT PLAN E -- PAYOUTS FOR A SPECIFIED PERIOD:
Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.36% if the assumed investment rate is 3.5% and 6.86% if the assumed investment rate is 5%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment rate minus the present value of the remaining payouts using the discount rate. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

WITHDRAWAL CHARGE CALCULATION EXAMPLE:

The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

- The contract date is Nov. 1, 2001 with a contract year of Nov. 1 through Oct. 30 and with an anniversary date of Nov. 1 each year; and

-  We received these payments

   -- $10,000 Nov. 1, 2001;

   -- $8,000 Dec. 31, 2007;

   -- $6,000 Feb. 20, 2009; and

- You withdraw the contract for its total withdrawal value of $38,101 on Aug. 5, 2011 and made no other withdrawals during that contract year; and

-  The prior anniversary Nov. 1, 2010 contract value was $38,488.

WITHDRAWAL CHARGE     EXPLANATION

     $   0            $3,848.80 is 10% of the prior anniversary's contract value withdrawn without withdrawal charge; and

         0 $10,252.20 is contract earnings in excess of the 10% free withdrawal amount withdrawn without withdrawal charge; and

         0 $10,000 Nov. 1, 2001 payment was received more than nine years before withdrawal and is withdrawn without withdrawal charge; and

       640 $8,000 Dec. 31, 2007 payment is in its fourth year from receipt, withdrawn with an 8% withdrawal charge; and

       480 $6,000 Feb. 20, 2009 payment is in its third year from receipt withdrawn with an 8% withdrawal charge.

    ------
    $1,120



36  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

WAIVER OF WITHDRAWAL CHARGES

We do not assess withdrawal charges for:

-  withdrawals of any contract earnings;

- withdrawals of amounts totaling up to 10% of your prior contract anniversary's contract value to the extent that it exceeds contract earnings;

- required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);

-  contracts settled using an annuity payout plan;

- withdrawals made as a result of one of the "Contingent events"* described below to the extent permitted by state law (see your contract for additional conditions and restrictions);

-  amounts we refund to you during the free look period*; and

-  death benefits.*

* However, we will reverse certain purchase payment credits up to the maximum withdrawal charge. (See "Buying Your Contract -- Purchase Payment Credits.")

CONTINGENT EVENTS

- Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request withdrawal.

- To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

POSSIBLE GROUP REDUCTIONS: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES

Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin but we reserve the right to deduct this tax at other times, such as when you make purchase payments or when you make a full withdrawal from your contract.

VALUING YOUR INVESTMENT

We value your fixed accounts and subaccounts as follows:

FIXED ACCOUNTS

We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

- the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts;

-  plus any purchase payment credits allocated to the fixed accounts;

-  plus interest credited;

- minus the sum of amounts withdrawn after any applicable MVA (including any applicable withdrawal charges) and amounts transferred out;

-  minus any prorated contract administrative charge;

- minus any prorated portion of the Guaranteed Minimum Income Benefit Rider fee (if applicable); and

- minus any prorated portion of the 8% Performance Credit Rider fee (if applicable).

SUBACCOUNTS

We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, or the 8% Performance Credit Rider fee, or the Guaranteed Minimum Income Benefit Rider fee, we subtract a certain number of accumulation units from your contract.

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  37

Here is how we calculate accumulation unit values:

NUMBER OF UNITS: to calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

ACCUMULATION UNIT VALUE: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.

WE DETERMINE THE NET INVESTMENT FACTOR BY:

- adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

-  dividing that sum by the previous adjusted net asset value per share; and

- subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

FACTORS THAT AFFECT SUBACCOUNT ACCUMULATION UNITS: accumulation units may change in two ways -- in number and in value.

The number of accumulation units you own may fluctuate due to:

-  additional purchase payments you allocate to the subaccounts;

-  any purchase payment credits allocated to the subaccounts;

-  transfers into or out of the subaccounts;

-  partial withdrawals;

-  withdrawal charges;

-  prorated portions of the contract administrative charge;


- prorated portions of the Guaranteed Minimum Income Benefit Rider fee (if applicable); and/or

-  prorated portions of the 8% Performance Credit Rider fee (if applicable).


Accumulation unit values will fluctuate due to:

-  changes in funds' net asset value;

-  dividends distributed to the subaccounts;

-  capital gains or losses of funds;

-  fund operating expenses; and/or

- mortality and expense risk fee and the variable account administrative charge.

38  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

MAKING THE MOST OF YOUR CONTRACT


AUTOMATED DOLLAR-COST AVERAGING Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Accounts (without a MVA) to one or more subaccounts. The three to ten year Guarantee Period Accounts are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.


This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

HOW DOLLAR-COST AVERAGING WORKS

By investing an equal number                                                                                               NUMBER
of dollars each month ...                                                   AMOUNT               ACCUMULATION             OF UNITS
                                                     MONTH                 INVESTED               UNIT VALUE              PURCHASED
                                                      Jan                    $100                    $20                    5.00
you automatically buy                                 Feb                     100                     18                    5.56
more units when the                                   Mar                     100                     17                    5.88
per unit market price is low ...    --------->        Apr                     100                     15                    6.67
                                                      May                     100                     16                    6.25
                                                      Jun                     100                     18                    5.56
                                                      Jul                     100                     17                    5.88
and fewer units when the                              Aug                     100                     19                    5.26
per unit market price is high.      --------->        Sept                    100                     21                    4.76
                                                      Oct                     100                     20                    5.00

You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.

ASSET REBALANCING

You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

TRANSFERRING BETWEEN ACCOUNTS

You may transfer contract value from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the fixed accounts.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the Guarantee Period Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.

               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  39

We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners. These modifications could include, but not be limited to:

-  requiring a minimum time period between each transfer;

- not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or

- limiting the dollar amount that a contract owner may transfer at any one time.

For information on transfers after annuity payouts begin, see "Transfer policies" below.

TRANSFER POLICIES

- Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.

- You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.

- You may transfer contract values from a Guarantee Period Account any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.

- If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.

- We will not accept requests for transfers from the one-year fixed account at any other time.

- Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

- Once annuity payouts begin, you may not make any transfers to the Guarantee Period Accounts.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

1  BY LETTER:

Send your name, contract number, Social Security Number or Taxpayer Identification Number and signed request for a transfer or withdrawal to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

MINIMUM AMOUNT
Transfers or withdrawals:  $500 or entire account balance

MAXIMUM AMOUNT
Transfers or withdrawals:  Contract value or entire account balance

2  BY AUTOMATED TRANSFERS AND AUTOMATED PARTIAL WITHDRAWALS:

Your sales representative can help you set up automated transfers or partial withdrawals among your subaccounts or fixed accounts.

You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.

- Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

- Automated withdrawals may be restricted by applicable law under some contracts.

- You may not make additional purchase payments if automated partial withdrawals are in effect.

- Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

MINIMUM AMOUNT
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

40  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

3  BY PHONE:
Call between 8 a.m. and 7 p.m. Central time:
(800) 333-3437

MINIMUM AMOUNT
Transfers or withdrawals:  $500 or entire account balance

MAXIMUM AMOUNT
Transfers:                 Contract value or entire account balance
Withdrawals:               $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

WITHDRAWALS

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For full withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges -- Withdrawal Charge") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period -- Annuity Payout Plans").

WITHDRAWAL POLICIES

If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.

RECEIVING PAYMENT

By regular or express mail:

-  payable to owner;

-  mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

   -- the withdrawal amount includes a purchase payment check that has not cleared;

   -- the NYSE is closed, except for normal holiday and weekend closings;

   -- trading on the NYSE is restricted, according to SEC rules;

   -- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

   -- the SEC permits us to delay payment for the protection of security holders.

CHANGING OWNERSHIP

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")


If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 41

BENEFITS IN CASE OF DEATH

There are three death benefit options under this contract:

-  Option A -- Value option return of purchase payment death benefit;

-  Option B -- Maximum anniversary value death benefit; and

-  Option C -- 5% Accumulation death benefit rider.

If either you or the annuitant are age 80 or older at contract issue, death benefit Option A will apply. If both you and the annuitant are age 79 or younger at contract issue, you can elect death benefit Option A, Option B or Option C (if its available in your state) on your application. If you select the Guaranteed Minimum Income Benefit Rider you must select either death benefit Option B or Option C. Once you elect an option, you cannot change it. We show the option that applies in your contract.

There is a 0.10% reduction of the mortality expense risk fee if you select death benefit Option A.

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. We will base the benefit paid on the death benefit coverage you select when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

OPTION A-- VALUE OPTION RETURN OF PURCHASE PAYMENT DEATH BENEFIT

Death benefit Option A is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant dies before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following amounts less any purchase payment credits added to the contract in the last 12 months:

1. contract value; or

2. total purchase payments plus purchase payment credits minus adjusted partial withdrawals.
                                                                      (PW X DB)
ADJUSTED PARTIAL WITHDRAWALS FOR DEATH BENEFIT OPTION A OR OPTION B = ---------
                                                                         CV

   PW = the partial withdrawal including any applicable withdrawal charge or MVA.

   DB = the death benefit on the date of (but prior to) the partial withdrawal.

   CV = the contract value on the date of (but prior to) the partial withdrawal.

EXAMPLE:

- You purchase the contract with a payment of $100,000 on January 1, 2001. We add a purchase payment credit of $4,000 to the contract.

- On January 1, 2002, you make an additional payment of $20,000. We add a purchase payment credit of $800.

- On March 1, 2002, the contract value is $110,000 and you take a $10,000 withdrawal.

-  On March, 1, 2003, the contract value is $105,000.

We calculate the Option A death benefit on March 1, 2003, as follows:

Contract Value at death:                                                      $ 105,000
                                                                            ===========

Purchase payments plus credits minus adjusted partial withdrawals:

      Total purchase payments:                                              $120,000.00
      plus purchase payment credits:                                           4,800.00
      minus adjusted partial withdrawals calculated as:

         (10,000 x 124,800)
         ------------------ =                                               -11,345.45
              110,000                                                       -----------

      for a death benefit of:                                               $113,454.55
                                                                            ===========
Option A death benefit, calculated as the greatest of these two values:     $113,454.55

42 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

OPTION B-- MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

Death benefit Option B is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. Death benefit Option B does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your sales representative whether or not death benefit Option B is appropriate for your situation.

If both you and the annuitant are age 79 or younger at contract issue, you may choose to add death benefit Option B to your contract. If you select the Guaranteed Minimum Income Benefit Rider you must select either death benefit Option B or Option C.

Death benefit Option B provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following less any purchase payment credits added to the contract in the last 12 months:

1. contract value;

2. total purchase payments plus purchase payment credits minus adjusted partial withdrawals; or

3. the maximum anniversary value immediately preceding the date of death plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary.

MAXIMUM ANNIVERSARY VALUE (MAV): This is the greatest of your contract values on any contract anniversary plus subsequent purchase payments minus adjusted partial withdrawals. We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary's MAV to the current contract value and we reset the MAV if the current contract value is higher. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

EXAMPLE:

- You purchase the contract with a payment of $25,000 on Jan. 1, 2001. We add a purchase payment credit of $750 to your contract.

- On Jan. 1, 2002 (the first contract anniversary) the contract value grows to $29,000.

- On March 1, 2002 the contract value falls to $27,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $25,500.

We calculate death benefit Option B on March 1, 2002 as follows:

Contract value at death:                                                     $25,500.00
                                                                             ==========
Purchase payments plus purchase payment credits minus adjusted partial withdrawals:

      Total purchase payments and purchase payment credits:                  $25,750.00
      minus adjusted partial withdrawals, calculated as:

         ($1,500 x $25,750)
         ------------------ =                                                 -1,430.56
               $27,000                                                       ----------

      for a death benefit of:                                                $24,319.44
                                                                             ==========

The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:

      Greatest of your contract anniversary contract values:                 $29,000.00
      plus purchase payments and purchase payment credits
      made since that anniversary:                                                +0.00

      minus adjusted partial withdrawals, calculated as:

         ($1,500 x $29,000)
         ------------------ =                                                 -1,611.11
             $27,000                                                         ----------

      for a death benefit of:                                                $27,388.89
                                                                             ==========
The Option B death benefit, calculated as the greatest of these
three values, which is the MAV:                                              $27,388.89

               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  43

OPTION C-- 5% ACCUMULATION DEATH BENEFIT RIDER

Death benefit Option C is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. Death benefit Option C does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your sales representative whether or not death benefit Option C is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add death benefit Option C to you contract. If you select the Guaranteed Minimum Income Benefit Rider you must select either death benefit Option B or Option C.

Death benefit Option C provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following less any purchase payment credits added to the contract in the last 12 months:

1. contract value;

2. total purchase payments plus purchase payment credits minus adjusted partial withdrawals; or

3. the 5% rising floor.

5% RISING FLOOR: This is the sum of the value of your fixed accounts plus the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

- the initial purchase payments and purchase payment credits allocated to the subaccounts increased by 5%,

-  plus any subsequent amounts allocated to the subaccounts, and

-  minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary's variable account floor at 5% plus any subsequent amounts allocated to the subaccounts minus adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts.

                                                              PWT X VAF
5% RISING FLOOR ADJUSTED TRANSFERS OR PARTIAL WITHDRAWALS =  -----------
                                                                 SV
   PWT = the amount transferred from the subaccounts or the amount of the partial withdrawal (including any applicable withdrawal charge) from the subaccounts.

   VAF = variable account floor on the date of (but prior to) the transfer or partial withdrawal.

   SV = value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

EXAMPLE:

- You purchase the contract with a payment of $25,000 on Jan. 1, 2001 and we add a purchase payment credit of $750 to your contract. You allocate $5,100 to the one-year fixed account and $20,650 to the subaccounts.

- On Jan. 1, 2002 (the first contract anniversary), the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200.

- On March 1, 2002, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.


44  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

The death benefit on March 1, 2002 is calculated as follows:

Contract value at death:                                                     $22,800.00
                                                                             ==========
Purchase payments plus purchase payment credits minus adjusted partial withdrawals:

      Total purchase payments and purchase payment credits:                  $25,750.00
                                                                             ==========
      minus adjusted partial withdrawals, calculated as:

          $1,500 x $25,750
         ------------------ =                                                 -1,589.51
               $24,300                                                       ----------

      for a death benefit of:                                                $24,160.49
                                                                             ==========
The 5% rising floor:

      The variable account floor on Jan. 1, 2002, calculated as:

         1.05 x $20,650 =                                                    $21,682.50

      plus amounts allocated to the subaccounts since that anniversary:           +0.00
      minus the 5% rising floor adjusted partial withdrawal
       from the subaccounts, calculated as:

         $1,500 x $21,682.50
         ------------------- =                                               -$1,711.78
              $19,000                                                        ----------

      variable account floor benefit:                                        $19,970.72
      plus the one-year fixed account value:                                  +5,300.00
                                                                             ----------
      5% rising floor (value of the fixed accounts plus the
       variable account floor):                                              $25,270.72
                                                                             ==========
Option C death benefit, calculated as the greatest of these
three values, which is the 5% rising floor:                                  $25,270.72

IF YOU DIE BEFORE YOUR RETIREMENT DATE: When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

NONQUALIFIED ANNUITIES: If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and

- payouts begin no later than one year after your death, or other date as permitted by the Code; and

- the payout period does not extend beyond the beneficiary's life or life expectancy.

QUALIFIED ANNUITIES: The IRS has issued proposed regulations which will affect distributions from your qualified annuity. These are proposed regulations that may take effect Jan. 1, 2002. The information below is an explanation based on existing law. Contact your tax advisor if you have any questions as to the impact of the new proposed rules on your situation.

If your spouse is the sole beneficiary, your spouse may keep the contract as owner until the date on which the annuitant would have reached age 70 1/2, or any other date permitted by the Code. The contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 45

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and

-  payouts begin no later than one year following the year of your death; and

- the payout period does not extend beyond the beneficiary's life or life expectancy.

OPTIONAL BENEFITS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)

The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

-  you must hold the GMIB for 7 years,

-  the GMIB terminates after the annuitant's 86th birthday,

-  you can only exercise the GMIB within 30 days after a contract anniversary,

- the 6% rising floor value we use in the GMIB benefit base to calculate annuity payouts under the GMIB is limited after age 81, and

-  the additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your sales representative.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this benefit to your contract for an additional annual charge (see "Charges). You cannot select this rider if you select the 8% Performance Credit Rider. You must elect the GMIB along with either death benefit Option B or Option C at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB at the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment and purchase payment credit; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

INVESTMENT SELECTION UNDER THE GMIB: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount you allocate to subaccounts investing in the AXP-Registered Trademark- Variable Portfolio - Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

EXERCISING THE GMIB:

- you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

-  the annuitant on the retirement date must be between 50 and 86 years old.

- you can only take an annuity payout under one of the following annuity payout plans:

   -- Plan A - Life Annuity -- no refund

   -- Plan B - Life Annuity with ten years certain

   -- Plan D - Joint and last survivor life annuity-- no refund

-  you may change the annuitant for the payouts.

The GMIB guarantees a minimum amount of fixed annuity lifetime income or a minimum first year variable annuity payout. We calculate fixed annuity payouts and first year variable annuity payouts based on the guaranteed annuity purchase rates stated in Table B of the contract but using a 2.5% guaranteed annual effective interest rate which is lower than the 3% rate used in Table B of the contract. Therefore, your payout rates under the GMIB will be lower than the payout rates stated in Table B. This 2.5% Table is not stated in your contract. After the first year, lifetime income variable annuity payouts will depend on the investment performance of the subaccounts you select. The payouts will be higher if your investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  46

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates that are more conservative than the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you may elect the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

GMIB BENEFIT BASE: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:

1. contract value;

2. total purchase payments plus purchase payment credits minus adjusted partial withdrawals; or

3. the 6% rising floor.

6% RISING FLOOR: We calculate this in the same manner as the 5% rising floor but we use a 6% accumulation rate. This is the sum of the value of your fixed accounts plus the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

- the initial purchase payments and purchase payment credits allocated to the subaccounts increased by 6%,

-  plus any subsequent amounts allocated to the subaccounts, and

-  minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary's variable account floor at 6% plus any subsequent amounts allocated to the subaccounts minus adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts. We calculate adjusted transfers or partial withdrawals for the 6% rising floor using the same formula as adjusted transfers or partial withdrawals for the 5% rising floor.

Keep in mind that the 6% rising floor is limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits made in the five years before you exercise the GMIB. We would do so only if such payments and credits total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

- subtract each payment and purchase payment credit adjusted for market value from the contract value.

- subtract each payment and purchase payment credit from the 6% rising floor. We adjust the payments and purchase payment credit made to the fixed account for market value. We increase payments and purchase payment credit allocated to the subaccounts by 6% for the number of full contract years they have been in the contract before we subtract them from the 6% rising floor.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value and the fixed account value of the 6% rising floor as:

   PMT x CVG
   ---------
      ECV

       PMT = each purchase payment and purchase payment credit made in the five years before you exercise the GMIB.

       CVG = current contract value at the time you exercise the GMIB.

       ECV = the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

For each payment and purchase payment credit, we calculate the 6% increase of payments and purchase payment credits allocated to the subaccounts as:

               to the power of CY
   PMT x (1.06)

      CY = the full number of contract years the payment and purchase payment credit have been in the contract.


               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  47

TERMINATING THE GMIB:


- You may terminate the rider within 30 days after the first rider anniversary.

-  You may terminate the rider any time after the seventh rider anniversary.


-  The rider will terminate on the date:

   -- you make a full withdrawal from the contract;

   -- a death benefit is payable; or

   -- you choose to begin taking annuity payouts under the regular contract provisions.

- The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

EXAMPLE:

- You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and we add a $4,000 purchase payment credit to your contract. You allocate all of your purchase payment and purchase payment credit to the subaccounts.

-  There are no additional purchase payments and no partial withdrawals.

- Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

CONTRACT                                                            PURCHASE PAYMENTS AND                              GMIB
ANNIVERSARY                                       CONTRACT VALUE   PURCHASE PAYMENT CREDIT    6% RISING FLOOR      BENEFIT BASE
  1                                                 $112,000              $104,000                $110,240
  2                                                  130,000               104,000                 116,854
  3                                                  137,000               104,000                 123,866
  4                                                  156,000               104,000                 131,298
  5                                                   88,000               104,000                 139,175
  6                                                  125,000               104,000                 147,526
  7                                                  144,000               104,000                 156,378           $156,378
  8                                                  158,000               104,000                 165,760            165,760
  9                                                  145,000               104,000                 175,706            175,706
 10                                                  133,000               104,000                 186,248            186,248
 11                                                  146,000               104,000                 197,423            197,423
 12                                                  153,000               104,000                 209,268            209,268
 13                                                  225,000               104,000                 221,825            225,000
 14                                                  245,000               104,000                 235,134            245,000
 15                                                  250,000               104,000                 249,242            250,000

NOTE: The 6% rising floor value is limited after age 81, but the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS  48

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity options) would be:

                                                                                              MINIMUM GUARANTEED MONTHLY INCOME

CONTRACT                                                                  PLAN A -            PLAN B -       PLAN D - JOINT AND
ANNIVERSARY                                            GMIB            LIFE ANNUITY--     LIFE ANNUITY WITH  LAST SURVIVOR LIFE
AT EXERCISE                                        BENEFIT BASE           NO REFUND       TEN YEARS CERTAIN  ANNUITY-- NO REFUND
 10                                         $186,248 (6% Rising Floor)    $  916.34           $  892.13          $   722.64
 15                                          250,000 (Contract Value)      1,420.00            1,352.50            1,085.00

The payouts above are shown at guaranteed annuity rates we use in the 2.5% Table. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

CONTRACT                                                                  PLAN A -            PLAN B -       PLAN D - JOINT AND
ANNIVERSARY                                                            LIFE ANNUITY--    LIFE ANNUITY WITH   LAST SURVIVOR LIFE
AT EXERCISE                                      CONTRACT VALUE          NO REFUND       TEN YEARS CERTAIN   ANNUITY-- NO REFUND
 10                                                 $133,000             $  692.93           $  674.31            $  551.95
 15                                                  250,000              1,490.00            1,420.00             1,152.50

At the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payouts will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

8% PERFORMANCE CREDIT RIDER (PCR)

The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the seventh and tenth rider anniversaries (see below). This is an optional benefit you may select for an additional charge (see "Charges"). The PCR does not provide any additional benefit before the seventh rider anniversary and it may not be appropriate for issue ages 83 or older due to this required holding period. Be sure to discuss with your sales representative whether or not the PCR is appropriate for your situation.

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot select the PCR if you select the GMIB.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR at the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year's purchase payments.

INVESTMENT SELECTION UNDER THE PCR: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the aggregate amount in your fixed accounts and amounts you allocate to subaccounts investing in the AXP-Registered Trademark- Variable Portfolio - Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.


TARGET VALUE: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year's purchase payments plus purchase payment credits minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 8%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary's target value and any additional purchase payments and purchase payment credits minus the target value adjusted partial withdrawals at an annual effective rate of 8%.


TARGET VALUE ADJUSTED PARTIAL WITHDRAWALS = PW X TV
                                            -------
                                              CV

   PW = the partial withdrawal including any applicable withdrawal charge or MVA.

   TV = the target value on the date of (but prior to) the partial withdrawal.

   CV = contract value on the date of (but prior to) the partial withdrawal.

               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 49

YOUR BENEFITS UNDER THE PCR ARE AS FOLLOWS:

(a) If on the seventh rider anniversary your contract value is less than the target value, we will add a PCR credit to your contract equal to 3% of your purchase payments plus purchase payment credits minus PCR adjusted partial withdrawals minus purchase payments (and purchase payment credits) made in the last five years.

(b) If on the tenth rider anniversary your contract value is less than the target value, we will add a PCR credit to your contract equal to 5% of your purchase payments plus purchase payment credits minus PCR adjusted partial withdrawals minus purchase payments (and purchase payment credits) made in the last five years.


The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the seventh and tenth rider anniversaries).


We restart the calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year's payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each seven and ten-year period as described above.

PCR RESET: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year's payments for the calculating the target value and any applicable PCR credit. The next calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

TERMINATING THE PCR:

- You may terminate the PCR within 30 days following the first contract anniversary after the PCR rider effective date.

- You may terminate the PCR within 30 days following the later of the tenth contract anniversary after the PCR rider effective date or the last rider reset date.

-  The PCR will terminate on the date:

   -- you make a full withdrawal from the contract,

   -- that a death benefit is payable, or

   -- you choose to begin taking annuity payouts.

EXAMPLE:

- You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and we add a purchase payment credit $4,000 to your contract.

-  There are no additional purchase payments and no partial withdrawals.

-  On Jan. 1, 2008, the contract value is $150,000.

- We determine the target value on Jan. 1, 2008 as your purchase payments plus purchase payment credits (there are no partial withdrawals to subtract) accumulated at an annual effective rate of 8% or:

   $104,000 x (1.08) to the power of 7 = $104,000 x 1.71382 = $178,237.72.


   Your contract value ($150,000) is less than the target value ($178,237.72) so we will add a PCR credit to your contract equal to 3% of your purchase payments and purchase payment credits (there are no partial withdrawals or purchase payments made in the last five years to subtract), which is:


   0.03 x $104,000 = $3,120.

   After application of the PCR credit, your total contract value on Jan. 1, 2008 would be $153,120.

-  On Jan. 1, 2011, the contract value is $220,000.

- We determine the target value on Jan. 1, 2011 as your purchase payments plus purchase payment credits (there are no partial withdrawals to subtract) accumulated at an annual effective rate of 8% or:

   $104,000 x (1.08) to the power of 10 = $104,000 x 2.158924 = $224,528.20

   Your contract value ($220,000) is less than the target value ($224,528.20) so we will add a PCR credit to your contract equal to 5% of your purchase payments and purchase payment credits (there are no partial withdrawals or purchase payments made in the last five years to subtract), which is:

   0.05 x $104,000 = $5,200.

   After application of the PCR credit, your total contract value on Jan. 1, 2011 would be $225,200.

- The PCR calculation period automatically restarts on Jan. 1, 2011 with the target values first year's payments equal to $225,200. We would make the next PCR credit determination on Jan. 1, 2018.

50  AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

THE ANNUITY PAYOUT PERIOD

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

AMOUNTS OF FIXED AND VARIABLE PAYOUTS DEPEND ON:

-  the annuity payout plan you select;

-  the annuitant's age and, in most cases, sex;

-  the annuity table in the contract; and

-  the amounts you allocated to the accounts at settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."

ANNUITY TABLES

The annuity tables in your contract show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.)

Table B shows the minimum amount of each fixed payout. Amounts in Table B are based on the guaranteed annual effective interest rate shown in your contract. We declare current payout rates that we use in determining the actual amount of your fixed payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

Table A shows the amount of the first monthly variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using Table A results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

               AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 51

ANNUITY PAYOUT PLANS

You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

- PLAN A - LIFE ANNUITY -- NO REFUND: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

- PLAN B - LIFE ANNUITY WITH FIVE, TEN OR 15 YEARS CERTAIN: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.

- PLAN C - LIFE ANNUITY -- INSTALLMENT REFUND: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

- PLAN D - JOINT AND LAST SURVIVOR LIFE ANNUITY -- NO REFUND: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

- PLAN E - PAYOUTS FOR A SPECIFIED PERIOD: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time PERIOD, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation will vary between 5.36% and 6.86% depending on the applicable assumed investment rate. (See "Charges -- Withdrawal charge under Annuity Payout Plan E.") You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes.")

ANNUITY PAYOUT PLAN REQUIREMENTS FOR QUALIFIED ANNUITIES: If you purchased a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan that complies with your contract and with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing required minimum distributions if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

- in equal or substantially equal payments over a period not longer than the life of the annuitant or over the life of the annuitant and designated beneficiary; or

- in equal or substantially equal payments over a period not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and designated beneficiary; or

- over a period certain not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and designated beneficiary.


IF WE DO NOT RECEIVE INSTRUCTIONS: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

IF MONTHLY PAYOUTS WOULD BE LESS THAN $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

DEATH AFTER ANNUITY PAYOUTS BEGIN: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

52 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

TAXES

Generally, under current law, your contract has a tax-deferral feature. This means any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income normally are taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.

ANNUITY PAYOUTS UNDER NONQUALIFIED ANNUITIES: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.

QUALIFIED ANNUITIES: When you use your contract to fund a retirement plan that is already tax deferred under the Code, the contract will not provide any necessary or additional tax deferral for the retirement plan.

Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement, or consult a tax advisor for more information about these distribution rules.

ANNUITY PAYOUTS UNDER QUALIFIED ANNUITIES (EXCEPT ROTH IRAs): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

PURCHASE PAYMENT CREDITS AND PCR CREDITS: These are considered earnings and are taxed accordingly.

WITHDRAWALS: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 591/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you make withdrawals from your contract before your plan specifies that you can receive payouts.

DEATH BENEFITS TO BENEFICIARIES UNDER NONQUALIFIED ANNUITIES: The death benefit under a contract is not tax exempt. Any amount your beneficiary receives that represents previously deferred earnings within the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments.

DEATH BENEFITS TO BENEFICIARIES UNDER QUALIFIED ANNUITIES: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he or she receives the payments. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met.

ANNUITIES OWNED BY CORPORATIONS, PARTNERSHIPS OR TRUSTS: For nonqualified annuities, any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax deferred.

PENALTIES: If you receive amounts from your contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

-  because of your death;

-  because you become disabled (as defined in the Code);

- if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary); or

- if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities).

For IRAs, other exceptions may apply if you make withdrawals from your contract prior to age 59 1/2.

WITHHOLDING, GENERALLY: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 53

If the distribution is any other type of payment (such as a partial or full withdrawal) we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

Some states also may impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

TRANSFER OF OWNERSHIP OF A NONQUALIFIED ANNUITY: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

COLLATERAL ASSIGNMENT OF A NONQUALIFIED ANNUITY: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

IMPORTANT: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.


TAX QUALIFICATION:We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.


VOTING RIGHTS

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

-  the reserve held in each subaccount for your contract; divided by

-  the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

SUBSTITUTION OF INVESTMENTS

We may substitute the funds in which the subaccounts invest if:

-  laws or regulations change;

-  the existing funds become unavailable; or

-  in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute the funds currently listed in this prospectus for other funds.

We may also:

-  add new subaccounts;

-  combine any two or more subaccounts;

-  make additional subaccounts investing in additional funds;

-  transfer assets to and from the subaccounts or the variable account; and

-  eliminate or close any subaccounts.

54 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

ABOUT THE SERVICE PROVIDERS

PRINCIPAL UNDERWRITER

American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its offices are located at 70100 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company, a financial services company headquartered in New York City.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American Enterprise Life.

ISSUER

American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC.

American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Its administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Its statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

American Enterprise Life pays cash compensation to the broker-dealers and insurance agencies who have entered into distribution agreements with American Enterprise Life and AEFA for the sale of contracts. This compensation will not result in any charge to contract owners or to the variable account in addition to the charges described in this prospectus. This cash compensation will not be more than 9.0% of the purchase payments it receives on the contracts. From time to time and in accordance with applicable laws and regulations we will pay or permit other promotional incentives, in cash or credit or other compensation.

LEGAL PROCEEDINGS

A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of the suits, RICHARD W. AND ELIZABETH J. THORESEN V. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK, which was commenced in Minnesota state court on Oct. 13, 1998. The action was brought by individuals who purchased an annuity in a qualified plan. They allege that the sale of annuities in tax-deferred contributory retirement investment plans (e.g., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount, including restitution of allegedly lost investment earnings and restoration of contract values.

In January 2000, AEFC reached an agreement in principle to settle the three class-action lawsuits described above. It is expected the settlement will provide $215 million of benefits to more than two million participants and for release by class members of all insurance and annuity market conduct claims dating back to 1985.

In August, 2000 an action entitled LESA BENACQUISTO, DANIEL BENACQUISTO, RICHARD THORESEN, ELIZABETH THORESEN, ARNOLD MORK, ISABELLA MORK, RONALD MELCHERT AND SUSAN MELCHERT V. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN EXPRESS FINANCIAL ADVISORS, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK was commenced in the United States District Court for the District of Minnesota. The complaint put at issue various alleged sales practices and misrepresentations and allegations of violations of federal laws.

In September, 2000 the plaintiffs filed a consolidated complaint in State Court alleging the same claims as the previous actions.

On Oct. 2, 2000 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota entered an order conditionally certifying a class for settlement purposes, preliminarily approving the class settlement, directing the issuance of a class notice to the class and scheduling a hearing to determine the fairness of settlement for March, 2001.

On March 6, 2001 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota heard oral arguments on plaintiffs' motions for final approval of the class action settlement. Six motions to intervene were filed together with objections to the proposed settlement. We are awaiting a final order from the court.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 55

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE

SELECTED FINANCIAL DATA

The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.


                                      THREE MONTHS ENDED                                  YEARS ENDED DEC. 31,
(THOUSANDS)                    March 31, 2001    March 31, 2000      2000         1999           1998           1997          1996
------------------------------------------------------------------------------------------------------------------------------------
Net investment income            $   69,460        $   77,586     $  299,759   $  322,746    $  340,219    $  332,268    $  271,719
Net loss on investments             (18,542)           (2,425)           469        6,565        (4,788)         (509)       (5,258)
Other                                 3,765             2,289         12,248        8,338         7,662         6,329         5,753
Total revenues                   $   54,863        $   77,450     $  312,476   $  337,649    $  343,093    $  338,088    $  272,214
Income before income taxes       $  (11,624)       $    9,978     $   38,452   $   50,662    $   36,421    $   44,958    $   35,735
Net income                       $   (7,637)       $    6,332     $   24,365   $   33,987    $   22,026    $   28,313    $   22,823
Total assets                     $4,617,668        $4,532,394     $4,652,221   $4,603,343    $4,885,621    $4,973,413    $4,425,837
------------------------------------------------------------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000:

Net loss was $7.6 million in the first quarter of 2001, compared to net income of $6.3 million in the first quarter of 2000. Loss before income taxes totaled $11.6 million in the first quarter 2001, compared with income of $10.0 million in the first quarter of 2000. This decline primarily reflects a net pre-tax loss of $18.5 from the write-down and sale of certain high-yield securities.

Total investment contract deposits received increased to $202 million in the first quarter of 2001, compared with $67 million in the first quarter of 2000. This increase is primarily due to an increase in variable annuity deposits received from sales.

Total revenues decreased to $54.9 million in the first quarter of 2001, compared with $77.5 million in the first quarter of 2000. The decrease is primarily due to net realized losses on investments and decreases in net investment income. Net investment income, the largest component of revenues, decreased 10% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $1.7 million in the first quarter of 2001, compared with $1.5 million in the first quarter of 2000, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 175% to $2.2 million in the first quarter of 2001, compared with $.8 million in the first quarter of 2000, reflecting an increase in separate account assets.

Net realized loss on investments was $18.5 million in the first quarter of 2001, compared with a net loss of $2.4 million in the first quarter of 2000. The increase in net realized losses was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 1% to $66.5 million in the first quarter of 2001, compared with $67.5 million in 2000. The largest component of expenses, interest credited on investment contracts, decreased $6.6 million to $42.5 million in the first quarter of 2001, compared to $49.1 in the first quarter of 2000, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $12.2 million, compared to $10.7 million in the first quarter of 2000. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 55% to $11.9 million in the first quarter of 2001, compared to $7.7 million in the first quarter of 2000. This increase is mainly due to higher technology costs related to growth initiatives.

THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH, 31 1999

Net income decreased 2% to $6.3 million in the first quarter of 2000, compared to $6.5 million in the first quarter of 1999. Earnings decline resulted primarily from weak equity markets and narrower spreads on the investment portfolio.

Total investment contract deposits received decreased to $67 million in the first quarter of 2000, compared with $71 million in the first quarter of 1999. This decrease is primarily due to a decrease in variable annuity deposits in 2000.

Total revenues decreased to $77.5 million in the first quarter of 2000, compared with $78.3 million in the first quarter of 1999. The decrease is primarily due to a decrease in net investment income. Net investment income, the largest component of revenues, decreased 4% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 25% to $1.5 million in the first quarter of 2000, compared with $1.2 million in the first quarter of 1999, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 60% to $.8 million in the first quarter of 2000, compared with $.5 million in the first quarter of 1999, this reflects the increase in separate account assets.

Net realized loss on investments was $2.4 million in the first quarter of 2000, compared with a net loss of $3.8 million in 1999. The net realized loss was primarily due to loss on the sale and writedown of fixed maturity investments.

56 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

Total benefits and expenses decreased 1% to $67.5 million in the first quarter of 2000, compared with $68.3 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased $3.2 million to $49.1 million for the first quarter of 2000, compared to $52.3 million in the first quarter of 1999. This reflects a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $10.7 million, compared to $9.2 million in the first quarter of 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 15% to $7.7 million in the first quarter of 2000, compared to $6.7 million in the first quarter of 1999. This increase is mainly due to higher technology costs related to growth initiatives.

DEC. 31, 2000 COMPARED TO DEC. 31, 1999:


Net income decreased 29% to $24 million in 2000, compared to $34 million in 1999. Income before income taxes totaled $38 million in 2000, compared with $51 million in 1999. The decrease was primarily the result of lower net investment income of $300 million in 2000, compared with $323 million in 1999.

Total investment contract deposits received increased to $721 million in 2000, compared with $336 million in 1999. This increase is primarily due to an increase in variable annuity deposits in 2000.

Total revenues decreased to $312 million in 2000, compared with $338 million in 1999. The decrease is primarily due to decreases in net investment income and net realized gains on investments. Net investment income, the largest component of revenues, decreased 7% from the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $6.9 million in 2000, compared with $6.1 million in 1999, reflecting an increase in annuity withdrawal charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 135% to $5.4 million in 2000, compared with $2.3 million in 1999, this reflects the increase in separate account assets.

Net realized gain on investments was $0.5 million in 2000, compared with $6.6 million in 1999. The decrease in net realized gains was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 5% to $274 million in 2000, compared with $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $191 million, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $48 million, compared to $43 million in 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses remained steady at $35 million in 2000.


DEC. 31, 1999 COMPARED TO DEC. 31, 1998:


Net income increased 54% to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5% from the prior year, reflecting decreases in investments owned and investment yields.

Contractholder charges decreased 5% to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77% to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46% to $35 million in 1999, compared to $24 million in 1998. This increase primarily reflects technology costs related to growth initiatives.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 57

RISK MANAGEMENT

The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

American Enterprise Life primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. American Enterprise Life does not invest in securities to generate trading profits.

American Enterprise Life has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.


The negative effect on American Enterprise Life's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at Dec. 31, 2000, would be approximately $4.6 million.


LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of American Enterprise Life are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

American Enterprise Life has an available line of credit with AEFC aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at Dec. 31, 2000. At Dec. 31, 2000, outstanding reverse repurchase agreements totaled $25 million.

At Dec. 31, 2000, investments in fixed maturities comprised 80% of American Enterprise Life's total invested assets. Of the fixed maturity portfolio, approximately 30% is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At Dec. 31, 2000, approximately 15% of American Enterprise Life's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. American Enterprise Life has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

At Dec. 31, 2000, net unrealized depreciation on fixed maturities held to maturity included $10.7 million of gross unrealized appreciation and $17.8 million of gross unrealized depreciation. Net unrealized depreciation on fixed maturities available for sale included $30.2 million of gross unrealized appreciation and $125.6 million of gross unrealized depreciation.

At Dec. 31, 2000, American Enterprise Life had an allowance for losses for mortgage loans totaling $3.3 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. American Enterprise Life established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. American Enterprise Life has also estimated the potential effect of future assessments on American Enterprise Life's financial position and results of operations and has established a reserve for such potential assessments.


58 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of Dec. 31, 2000, American Enterprise Life's total adjusted capital was well in excess of the levels requiring regulatory attention.

RESERVES

In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.

INVESTMENTS

Of our total investments of $3,735,994 at Dec. 31, 2000, 27% was invested in mortgage-backed securities, 54% in corporate and other bonds, 19% in primary mortgage loans on real estate and less than 1% in other investments.

COMPETITION

We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. BEST'S INSURANCE REPORTS, Life-Health edition 2000, assigned us one of its highest classifications, A+ (Superior).

EMPLOYEES

As of Dec. 31, 2000, we had no employees.

PROPERTIES

We occupy office space in Minneapolis, MN, which is leased by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.

STATE REGULATION

American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners. Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 59

DIRECTORS AND EXECUTIVE OFFICERS*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:

DIRECTORS

GUMER C. ALVERO
Born in 1967
Director, chairman of the board and executive vice president - Annuities since January 2001; vice president - Variable Annuities, AEFC, since April 1998; executive assistant to president/CEO, AEFC, from April 1996 to April 1998.

CAROL A. HOLTON
Born in 1952
Director, president and chief executive officer since January 2001; vice president - Third Party Distribution, AEFC, since April 1998; director - Distributor Services, AEFC, from September 1997 to April 1998; director - Business Systems and Operations, F&G Life, from July 1996 to August 1997.

PAUL S. MANNWEILER**
Born in 1949
Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.

TERESA J. RASMUSSEN
Born in 1956
Director, vice president, general counsel and secretary since December 2000; vice president and assistant general counsel, AEFC, since August 2000; assistant vice president, AEFC, from October 1995 to August 2000.

OFFICERS OTHER THAN DIRECTORS

LORRAINE R. HART
Born in 1951
Vice president - Investments since 1992; vice president - Insurance Investments, AEFC since 1998; and vice president - Investments, American Express Certificate Company since 1994.

STUART A. SEDLACEK
Born in 1957
Executive vice president since 1998; executive vice president - Assured Assets, 1994 to 1998; senior vice president and chief financial officer, AEFC, since 1998; vice president, AEFC, from September 1988 to 1998.

PHILIP C. WENTZEL
Born in 1961
Vice president and controller since 1998; director of financial reporting and analyses, AEFC, from 1992 to 1997.

DAVID L. YOWAN
Born in 1957
Vice president and treasurer since March 2001; senior vice president and assistant treasurer of American Express Company since January 1999; vice president and corporate treasurer, AEFC, since April 2001; senior portfolio and risk management officer for the North American Consumer Bank of Citigroup from August 1987 to January 1999.


* The address for all of the directors and principal officers is: 200 AXP Financial Center, Minneapolis, MN 55474 except for Mr. Mannweiler who is an independent director.

** Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204

60 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

EXECUTIVE COMPENSATION

Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.

NAME OF INDIVIDUAL OR NUMBER IN GROUP                             POSITION HELD                                CASH COMPENSATION

Five most highly compensated executive officers as a group:                                                       $ 8,138,209

Stephen W. Roszell                                                President and Chief Executive Officer

Richard W. Kling                                                  Chairman of the Board

Lorraine R. Hart                                                  Vice President - Investments

David M. Kuplic                                                   Assistant Vice President - Investments

Stuart A. Sedlacek                                                Executive Vice President


All executive officers as a group (11)                                                                            $11,289,475

SECURITY OWNERSHIP OF MANAGEMENT

Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

EXPERTS

Ernst & Young LLP, independent auditors, have audited the financial statements of American Enterprise Life Insurance Company at Dec. 31, 2000 and 1999, and for each of the three years in the period ended Dec. 31, 2000, and the individual and combined statements of the segregated asset subaccounts of American Enterprise Variable Annuity Account as of Dec. 31, 2000 and for the periods indicated therein, as set forth in their reports. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 61

American Enterprise Life Insurance Company
--------------------------------------------------------------------------------
Balance sheet
March 31, 2001 (unaudited)
($ thousands, except share amounts)

Assets
Investments:
   Fixed maturities:
      Available for sale, at fair value
      (amortized cost: $2,938,428)                                   $2,983,792
   Mortgage loans on real estate                                        715,916
   Other investments                                                        918
-------------------------------------------------------------------------------
      Total investments                                               3,700,626
Cash and cash equivalents                                                78,310
Amounts due from brokers                                                  2,244
Accounts receivable                                                         893
Accrued investment income                                                48,281
Deferred policy acquisition costs                                       200,740
Deferred income taxes                                                    17,815
Other assets                                                              8,560
Separate account assets                                                 560,199
-------------------------------------------------------------------------------
      Total assets                                                   $4,617,668
===============================================================================

Liabilities and Stockholder's Equity
Liabilities:
   Future policy benefits:
      Fixed annuities                                                $3,536,944
      Universal life-type insurance                                           8
   Policy claims and other policyholders' funds                           5,291
   Amounts due to brokers                                                 2,077
   Other liabilities                                                     56,813
   Separate account liabilities                                         560,199
-------------------------------------------------------------------------------
      Total liabilities                                               4,161,332
Stockholder's equity:
   Capital stock, $150 par value per share;
   100,000 shares authorized, 20,000 shares
   issued and outstanding                                                 3,000
   Additional paid-in capital                                           281,872
   Accumulated other comprehensive loss:
      Net unrealized securities losses                                   (8,450)
      Net unrealized derivative losses                                  (27,987)
   Retained earnings                                                    207,901
-------------------------------------------------------------------------------
      Total stockholder's equity                                        456,336
-------------------------------------------------------------------------------
Total liabilities and stockholder's equity                           $4,617,668
===============================================================================

See accompanying notes.

62 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
--------------------------------------------------------------------------------
Statements of income

Three months ended March 31, (unaudited) ($ thousands)      2001           2000
Revenues:
Policyholder and contractholder charges                $   1,746       $  1,476
Mortality and expense risk fees                            2,199            813
Net investment income                                     69,460         77,586
Net realized loss on investments                         (18,542)        (2,425)
--------------------------------------------------------------------------------
      Total revenues                                      54,863         77,450
-------------------------------------------------------------------------------

Benefits and expenses:
Interest credited on investment contracts                 42,473         49,052
Amortization of deferred policy acquisition costs         12,155         10,745
Other operating expenses                                  11,859          7,675
-------------------------------------------------------------------------------
      Total benefits and expenses                         66,487         67,472
-------------------------------------------------------------------------------
(Loss) income before income taxes                        (11,624)         9,978
Income taxes                                              (3,987)         3,646
-------------------------------------------------------------------------------
Net (loss) income                                      $  (7,637)      $  6,332
===============================================================================

See accompanying notes.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 63

American Enterprise Life Insurance Company
--------------------------------------------------------------------------------
Statements of cash flows

Three months ended March 31, (unaudited) ($ thousands)          2001        2000

Cash flows from operating activities:
Net (loss) income                                           $(7,637)   $  6,332
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
   Change in accrued investment income                        6,660       2,481
   Change in accounts receivable                                (26)         (2)
   Change in other assets                                     2,791         (11)
   Change in deferred policy acquisition costs, net          (2,118)      4,306
   Change in policy claims and other policyholders'
   funds                                                     (4,004)     (4,317)
   Deferred income tax provision                             (5,077)     (1,883)
   Change in other liabilities                                5,225      12,723
   (Accretion of discount) amortization of premium, net         (58)        641
   Net realized loss on investments                          18,542       2,425
   Other, net                                                 4,514        (131)
-------------------------------------------------------------------------------
      Net cash provided by operating activities              18,812      22,564

Cash flows from investing activities:
Fixed maturities held to maturity:
   Maturities, sinking fund payments and calls                   --      10,022
Fixed maturities available for sale:
   Purchases                                                (39,196)     (1,496)
   Maturities, sinking fund payments and calls               49,904      58,318
   Sales                                                     76,926       5,495
Other investments, excluding policy loans:
   Purchases                                                 (1,696)     (1,388)
   Sales                                                      9,789      12,779
Change in amounts due from brokers                             (928)         --
Change in amounts due to brokers                            (22,310)        275
--------------------------------------------------------------------------------
      Net cash provided by investing activities              72,489      84,005

Cash flows from financing activities:
Activity related to universal life-type insurance and investment contracts:
   Considerations received                                  159,985      52,023
   Surrenders and death benefits                           (250,299)   (207,644)
   Interest credited to account balances                     42,471      49,052
-------------------------------------------------------------------------------
      Net cash used in financing activities                 (47,843)   (106,569)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents                    43,458          --
Cash and cash equivalents at beginning of period             34,852          --
-------------------------------------------------------------------------------
Cash and cash equivalents at end of period                  $78,310    $     --
===============================================================================

See accompanying notes.


64 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company

Notes to Financial Statements

(unaudited)

($ thousands)

1. GENERAL

In the opinion of the management of American Enterprise Life Insurance Company (the Company), the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly its balance sheet as of March 31, 2001 and the related statements of income and cash flows for the three month periods ended March 31, 2001 and 2000.

2. NEW ACCOUNTING PRONOUNCEMENT

In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Derivatives that are not hedges must be adjusted to fair value through income.

Changes in the fair value of a derivative are recorded in income or directly to equity, depending on the instrument's designated use. For those derivative instruments that are designated and qualify as hedging instruments under SFAS 133, a company must designate the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. For derivative instruments not designated as hedging instruments per SFAS 133, changes in fair value are adjusted immediately through earnings. Currently, the Company does not carry derivatives that are designated or qualify as hedging instruments under SFAS No. 133.

Because of changes to the rules for hedging investments, the transition provisions of SFAS 133, as amended, permitted held-to-maturity securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to be reclassified at the date of adoption to available-for-sale or trading. The Company reclassified all held-to-maturity securities to available-for-sale upon adoption.

Prior to adopting SFAS No. 133, the Company's interest rate caps, floors and swaps qualified as cash flow hedges. The derivatives do not qualify for hedge accounting per SFAS No. 133. For "pre-existing" cash flow-type hedges, the transition adjustment upon adoption of SFAS No. 133 was reported in accumulated other comprehensive income (OCI) as a cumulative effect of an accounting change. This resulted in a decrease of $34,727 to other comprehensive income (OCI), net of tax. The Company estimates $7,500 of net derivative losses included in OCI will be reclassified into earnings within the next twelve months. The adoption of SFAS No. 133 did not have a significant impact on the Company's results of operations.

3. COMPREHENSIVE INCOME

Total comprehensive income (loss) was $18,022 and ($4,551) for the three months ended March 31, 2001 and 2000, respectively.

                                                March 31, 2001    March 31, 2000
Net (Loss) Income                                 $  (7,637)       $   6,332
Other comprehensive loss
   Unrealized gains on available-for-sale
    securities, net of tax                           53,646          (10,883)
   Net unrealized loss on derivative instruments,
   net of tax                                       (27,987)              --
--------------------------------------------------------------------------------
Total comprehensive income                        $  18,022        $  (4,551)
--------------------------------------------------------------------------------

4. INCOME TAXES

The Company's effective income tax rate was 34.3% for the three months ended March 31, 2001 compared to 36.5% for the three months ended March 31, 2000. The net impact of changes in state tax rules for certain states had a favorable impact on the effective tax rate for the Company.


                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 65

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 2000 and 1999, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.




/S/ Ernst & Young LLP
    Ernst & Young LLP
February 8, 2001
Minneapolis, Minnesota

66 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Balance sheets
December 31, ($ thousands, except share amounts)         2000           1999

Assets

Investments:
     Fixed maturities:
         Held to maturity, at amortized cost
            (fair value: 2000, $927,031;
            1999, $984,103)                             $  934,091   $1,006,349
         Available for sale, at fair value
            (amortized cost: 2000, $2,163,906;
            1999, $2,411,799)                            2,068,487    2,304,487
                                                         ---------    ---------
                                                         3,002,578    3,310,836
     Mortgage loans on real estate                         724,009      785,253
     Other investments                                       9,407       11,470
                                                             -----       ------
            Total investments                            3,735,994    4,107,559
Cash and cash equivalents                                   34,852           --
Amounts due from brokers                                     1,316           --
Accounts receivable                                            867          316
Accrued investment income                                   54,941       56,676
Deferred policy acquisition costs                          198,622      180,288
Deferred income taxes                                       26,350       37,501
Other assets                                                 9,969            9
Separate account assets                                    589,310      220,994
                                                           -------      -------
            Total assets                                $4,652,221   $4,603,343
                                                        ==========   ==========

Liabilities and stockholder's equi1ty
Liabilities:
     Future policy benefits for:
         Fixed annuities                                $3,584,784   $3,921,513
         Universal life-type insurance                          10           --
     Policy claims and other policyholders' funds            9,295       12,097
     Amounts due to brokers                                 24,387       25,215
     Other liabilities                                       6,326       17,436
     Separate account liabilities                          589,310      220,994
                                                           -------      -------
            Total liabilities                            4,214,112    4,197,255
Commitments and contingencies
Stockholder's equity:
     Capital stock, $100 par value per share;
         100,000 shares authorized, 20,000 shares
         issued and outstanding                              2,000        2,000
     Additional paid-in capital                            282,872      282,872
     Accumulated other comprehensive loss:
         Net unrealized securities losses                  (62,097)     (69,753)
     Retained earnings                                     215,334      190,969
                                                           -------      -------
            Total stockholder's equity                     438,109      406,088
                                                           -------      -------
Total liabilities and stockholder's equity              $4,652,221   $4,603,343
                                                        ==========   ==========

See accompanying notes.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 67

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of income

Years ended December 31, ($ thousands)                2000      1999      1998

Revenues:
Net investment income                              $299,759  $322,746  $340,219
Policyholder and contractholder charges               6,865     6,069     6,387
Mortality and expense risk fees                       5,383     2,269     1,275
Net realized gain (loss) on investments                 469     6,565    (4,788)
                                                        ---     -----    ------
     Total revenues                                 312,476   337,649   343,093
                                                    -------   -------   -------

Benefits and expenses:
Interest credited on investment contracts           191,040   208,583   228,533
Amortization of deferred policy acquisition costs    47,676    43,257    53,663
Other operating expenses                             35,308    35,147    24,476
                                                     ------    ------    ------
     Total benefits and expenses                    274,024   286,987   306,672
                                                    -------   -------   -------
Income before income taxes                           38,452    50,662    36,421
Income taxes                                         14,087    16,675    14,395
                                                     ------    ------    ------
Net income                                         $ 24,365  $ 33,987  $ 22,026
                                                   ========  ========  ========


See accompanying notes.
68 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------


Statements of stockholder's equity

                                                                                                      Accumulated
                                                                                                        Other
                                                           Total                      Additional    Comprehensive
                                                       Stockholder's     Capital        Paid-In     (Loss) Income,     Retained
Three years ended December 31, ($ thousands)              Equity          Stock        Capital        Net of Tax       Earnings

Balance, January 1, 1998                                $ 469,344         $2,000       $282,872    $    49,516         $134,956
Comprehensive income:
     Net income                                            22,026             --             --             --           22,026
     Unrealized holding losses arising
         during the year, net of taxes of $3,400           (6,314)            --             --         (6,314)              --
     Reclassification adjustment for losses
         included in net income,
         net of tax of ($588)                               1,093             --             --          1,093               --
                                                            -----          -----          -----          -----            -----
Other comprehensive loss                                   (5,221)            --             --         (5,221)              --
                                                           ------          -----          -----         ------            -----
Comprehensive income:                                      16,805
                                                           ------

Balance, December 31, 1998                                486,149          2,000        282,872         44,295          156,982
Comprehensive loss:
     Net income                                            33,987             --             --             --           33,987
     Unrealized holding losses arising
         during the year, net of taxes of $59,231        (110,001)            --             --       (110,001)              --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $2,179                              (4,047)            --             --         (4,047)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive loss                                 (114,048)            --             --       (114,048)              --
                                                         --------          -----          -----       --------            -----
Comprehensive loss                                        (80,061)
                                                          -------

Balance, December 31, 1999                                406,088          2,000        282,872        (69,753)         190,969
Comprehensive income:
     Net income                                            24,365             --             --             --           24,365
     Unrealized holding gains arising
         during the year, net of taxes of $(4,812)          8,937             --             --          8,937               --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $690                                (1,281)            --             --         (1,281)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive income                                  7,656             --             --          7,656               --
                                                            -----          -----          -----          -----            -----
Comprehensive income                                       32,021
                                                           ------
Balance, December 31, 2000                              $ 438,109         $2,000       $282,872    $   (62,097)        $215,334
                                                        =========         ======       ========    ===========         ========

See accompanying notes.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 69

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows

Years ended December 31, ($ thousands)                                                2000                1999                1998

Cash flows from operating activities:
Net income                                                                       $  24,365           $  33,987           $  22,026
Adjustments to reconcile net income
to net cash (used in) provided by operating activities:
     Change in accrued investment income                                             1,735               5,064              (2,152)
     Change in accounts receivable                                                    (551)               (102)                349
     Change in deferred policy acquisition costs, net                              (18,334)             16,191              28,022
     Change in other assets                                                         (9,960)                 34                  74
     Change in policy claims and other policyholders' funds                         (2,802)              4,708              (3,939)
     Deferred income tax provision (benefit)                                         7,029                 711              (9,591)
     Change in other liabilities                                                   (11,110)             (7,064)              7,595
     Amortization of premium, net                                                    2,682               2,315                 122
     Net realized (gain) loss on investments                                          (469)             (6,565)              4,788
     Other, net                                                                       (233)             (1,562)              2,544
                                                                                      ----              ------               -----
         Net cash (used in) provided by operating activities                        (7,648)             47,717              49,838

Cash flows from investing activities:
Fixed maturities held to maturity:
     Maturities                                                                     65,716              65,705              73,601
     Sales                                                                           5,128               8,466              31,117
Fixed maturities available for sale:
     Purchases                                                                    (101,665)           (593,888)           (298,885)
     Maturities                                                                    171,297             248,317             335,357
     Sales                                                                         176,296             469,126              48,492
Other investments:
     Purchases                                                                      (1,388)            (28,520)           (161,252)
     Sales                                                                          65,978              57,548              78,681
Change in amounts due from brokers                                                  (1,316)                 --                  --
Change in amounts due to brokers                                                      (828)            (29,132)             19,412
                                                                                      ----             -------              ------
         Net cash provided by investing activities                                 379,218             197,622             126,523

Cash flows from financing activities:
Activity related to universal life type insurance and investment contracts:
     Considerations received                                                       398,462             299,899             302,158
     Surrenders and other benefits                                                (926,220)           (753,821)           (707,052)
     Interest credited to account balances                                         191,040             208,583             228,533
                                                                                   -------             -------             -------
         Net cash used in financing activities                                    (336,718)           (245,339)           (176,361)
                                                                                  --------            --------            --------
Net increase in cash and cash equivalents                                           34,852                  --                  --
Cash and cash equivalents at beginning of year                                          --                  --                  --
                                                                                      ----                ----                ----
Cash and cash equivalents at end of year                                         $  34,852           $      --           $      --
                                                                                 =========           =========           =========
See accompanying notes.

70 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Notes to Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of business
American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis. Immediate annuities and variable universal life are offered as well. The Company distributes its products through financial institutions and unbranded independent financial advisors.

Basis of presentation
The Company is a  wholly-owned  subsidiary  of IDS Life  Insurance  Company (IDS
Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments
Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities and marketable equity securities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

Realized investment gain or loss is determined on an identified cost basis.

Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

When evidence indicates a decline, which is other than temporary, in the underlying value or earning power of individual investments, such investments are written down to the fair value by a charge to income.

Mortgage loans on real estate are carried at amortized cost less a reserve for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment  of mortgage  loans is measured as the excess of the loan's  recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses. The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments. Amounts paid or received under interest rate swap agreements are recognized as an adjustment to investment income.

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 71

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows
The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                    2000        1999         1998
Cash paid during the year for:
Income taxes                     $14,861     $22,007      $19,035
Interest on borrowings             1,073       2,187        5,437

Recognition of profits on annuity contracts
Profits on fixed and variable deferred annuities are recognized by the Company over the lives of the contracts, using primarily the interest method. Profits on fixed annuities represent the excess of investment income earned from investment of contract considerations over interest credited to contract owners and other expenses. Profits on variable annuities represent the excess of contractholder charges over the costs of benefits provided and other expenses.

The retrospective deposit method is used in accounting for fixed and variable universal life-type insurance. Under this method, profits are recognized over the lives of the policies in proportion to the estimated gross profits expected to be realized.

Policyholder and contractholder charges include surrender charges and fees collected regarding the issue and administration of annuity contracts.

Deferred policy acquisition costs
The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For variable universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 2000, unlocking adjustments resulted in a net increase in amortization of $1.5 million. Net unlocking adjustments in 1999 were not significant. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million.

Liabilities for future policy benefits
Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

Liabilities for fixed annuities in a benefit status are based on established industry mortality tables and interest rates ranging from 5% to 9.5%, depending on year of issue.

Federal income taxes
The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

Included in other liabilities at December 31, 2000 and 1999 are $9,944 and $2,147, receivable from and payable to, respectively, IDS Life for federal income taxes.

Separate account business
The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

72 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Accounting changes
In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative will be recorded in income or directly to equity, depending on the instrument's designated use.

A one-time opportunity to reclassify held-to-maturity investments to available-for-sale is allowed without tainting the remaining securities in the held-to-maturity portfolio. The Company has elected to take this opportunity to reclass its held-to-maturity investments to available-for-sale.

As of January 1, 2001, the cumulative impact of applying the Statement's accounting requirements will not have a significant impact on the Company's financial position or results of operations.

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," superceding SFAS No. 125. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The company does not expect SFAS No. 140 to have a material impact on the company's financial position or results of operations.

In July 2000, the FASB's Emerging Issues Task Force (EITF) issued a consensus on Issue 99-20, "Recognition of Interest Income and Impairment on Purchased Beneficial Interests in Securitized Financial Assets." The consensus must be adopted for fiscal quarters beginning after March 15, 2001, with earlier adoption permitted. Issue 99-20 prescribes new procedures for recording interest income and measuring impairment on retained and purchased beneficial interests. Application of the provisions of the consensus will not have a material impact on the Company's financial position or results of operations.

Reclassifications
Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.

2. INVESTMENTS
Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 2000 are as follows:

                                                  Gross      Gross
                                    Amortized  unrealized  unrealized     Fair
Held to maturity                      cost        gains      losses       value
U.S. Government agency obligations   $  6,949    $    26    $     55  $    6,920
State and municipal obligations         2,101          1          --       2,102
Corporate bonds and obligations       773,630      9,876      17,470     766,036
Mortgage-backed securities            151,411        801         239     151,973
                                      -------        ---         ---     -------
                                     $934,091    $10,704    $ 17,764  $  927,031
                                     ========    =======    ========  ==========
Available for sale
U.S. Government agency obligations $    5,154    $   284    $     --  $    5,438
State and municipal obligations         2,250          5          --       2,255
Corporate bonds and obligations     1,319,781     19,103     123,865   1,215,019
Mortgage-backed securities            836,721     10,780       1,726     845,775
                                      -------     ------       -----     -------
                                   $2,163,906    $30,172    $125,591  $2,068,487
                                   ==========    =======    ========  ==========
                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 73

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                   Gross       Gross
                                    Amortized   unrealized  unrealized    Fair
Held to maturity                      cost         gains      losses      value
U.S. Government agency obligations $    7,514     $   23    $   431   $    7,106
State and municipal obligations         3,002         44         --        3,046
Corporate bonds and obligations       816,826      5,966     23,311      799,482
Mortgage-backed securities            179,007        296      4,834      174,469
                                      -------        ---      -----      -------
                                   $1,006,349     $6,329    $28,576   $  984,103
                                   ==========     ======    =======   ==========
Available for sale
U.S. Government agency obligations $    2,047     $   --    $     47  $    1,999
State and municipal obligations         2,250         --         190       2,060
Corporate bonds and obligations     1,419,150      7,445      90,703   1,335,892
Mortgage-backed securities            988,352      1,929      25,746     964,536
                                      -------      -----      ------     -------
                                   $2,411,799     $9,374    $116,686  $2,304,487
                                   ==========     ======    ========  ==========

The amortized cost and fair value of investments in fixed maturities at December 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     Amortized                    Fair
Held to maturity                       cost                       value
Due from one to five years            $405,375                  $402,691
Due from five to ten years             321,802                   317,320
Due in more than ten years              55,503                    55,047
Mortgage-backed securities             151,411                   151,973
                                       -------                   -------
                                      $934,091                  $927,031
                                      ========                  ========

                                    Amortized                     Fair
Available for sale                     cost                       value
Due from one to five years          $   61,851                $   67,514
Due from five to ten years             965,579                   878,853
Due in more than ten years             299,755                   276,345
Mortgage-backed securities             836,721                   845,775
                                       -------                   -------
                                    $2,163,906                $2,068,487
                                    ==========                ==========


During the years ended December 31, 2000, 1999 and 1998, fixed maturities classified as held to maturity were sold with amortized cost of $5,128, $8,466 and $31,117, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

In addition, fixed maturities available for sale were sold during 2000 with proceeds of $176,296 and gross realized gains and losses of $3,488 and $1,516 respectively. Fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147, respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively.

At December 31, 2000, bonds carried at $3,259 were on deposit with various states as required by law.

At December 31, 2000, investments in fixed maturities comprised 80 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $463 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

Rating                             2000       1999
Aaa/AAA                       $  998,333   $1,168,144
Aaa/AA                             1,000           --
Aa/AA                             34,535       42,859
Aa/A                              59,569       52,416
A/A                              367,643      422,668
A/BBB                            121,028      189,072
Baa/BBB                          989,301      995,152
Baa/BB                            67,156       64,137
Below investment grade           459,432      483,700
                                 -------      -------
                              $3,097,997   $3,418,148
                              ==========   ==========

74 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

At December 31, 2000, approximately 92 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

At December 31, 2000, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                              December 31, 2000             December 31, 1999
                          On balance    Commitments      On balance  Commitments
Region                       sheet      to purchase         sheet    to purchase
South Atlantic              $172,349       $--             $194,325      $   --
Middle Atlantic              106,376        --              118,699          --
East North Central           122,354        --              126,243          --
Mountain                     100,208        --              103,751          --
West North Central           110,669        --              125,891         513
New England                   39,877        --               43,345         802
Pacific                       38,559        --               41,396          --
West South Central            30,172        --               31,153          --
East South Central             6,749        --                7,100          --
                               -----     -----                -----       -----
                             727,313        --              791,903       1,315
Less allowance for losses      3,304        --                6,650          --
                               -----     -----                -----       -----
                            $724,009       $--             $785,253      $1,315
                            ========       ===             ========      ======

                              December 31, 2000            December 31, 1999
                          On balance   Commitments       On balance  Commitments
Property type                sheet     to purchase          sheet    to purchase
Department/retail stores    $214,927        $--            $232,449      $1,315
Apartments                   152,906         --             181,346          --
Office buildings             191,767         --             202,132          --
Industrial buildings          80,330         --              83,186          --
Hotels/Motels                 41,977         --              43,839          --
Medical buildings             29,173         --              32,284          --
Nursing/retirement homes       6,471         --               6,608          --
Mixed Use                      9,762         --              10,059          --
                               -----      -----              ------       -----
                             727,313         --             791,903       1,315
Less allowance for losses      3,304         --               6,650          --
                               -----      -----               -----       -----
                            $724,009        $--            $785,253      $1,315
                            ========        ===            ========      ======

Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

At December 31, 2000 and 1999, the Company's recorded investment in impaired loans was $9,014 and $5,200, respectively, with allowances of $500 and $1,250, respectively. During 2000 and 1999, the average recorded investment in impaired loans was $4,684 and $5,399, respectively.

The Company recognized $221, $136 and $251 of interest income related to impaired loans for the years ended December 31, 2000, 1999 and 1998, respectively.
                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 75

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The following table presents changes in the allowance for investment losses related to all loans:

                                              2000        1999         1998
Balance, January 1                            $6,650     $8,500       $3,718
(Reduction) provision for investment losses   (3,346)    (1,850)       4,782
                                              ------     ------        -----
Balance, December 31                          $3,304     $6,650       $8,500
                                              ======     ======       ======

At December 31, 2000 the Company had no commitments to purchase investments.

Net investment income for the years ended December 31 is summarized as follows:

                                  2000          1999             1998
Interest on fixed maturities    $237,201      $265,199         $285,260
Interest on mortgage loans        59,686        63,721           65,351
Interest on cash equivalents       1,136           534              137
Other                              5,693        (1,755)          (2,493)
                                   -----        ------           ------
                                 303,716       327,699          348,255
Less investment expenses           3,957         4,953            8,036
                                   -----         -----            -----
                                $299,759      $322,746         $340,219
                                ========      ========         ========

Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                  2000         1999           1998
Fixed maturities                $ (2,877)     $ 4,715        $    28
Mortgage loans                     3,346       (1,650)        (4,816)
                                   -----       ------         ------
                                $    469      $ 3,065        $(4,788)
                                ========      =======        =======

Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                        2000          1999          1998
Fixed maturities available for sale    $11,894     $(175,458)     $(8,032)

3. INCOME TAXES
The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

The  income  tax  expense  for the years  ended  December  31,  consists  of the following:
                                2000        1999           1998
Federal income taxes:
Current                        $ 6,170      $15,531       $23,227
Deferred                         7,029          711        (9,591)
                                 -----          ---        ------
                                13,199       16,242        13,636
State income taxes-- current       888          433           759
                                   ---          ---           ---
Income tax expense             $14,087      $16,675       $14,395
                               =======      =======       =======

Increases  (decreases) to the federal income tax provision  applicable to pretax income  based on the  statutory  rate,  for the years  ended  December  31,  are attributable to:
                                                           2000                   1999                   1998
                                                   Provision   Rate       Provision    Rate      Provision   Rate
Federal income taxes based on the statutory rate     $13,458   35.0%      $17,731     35.0%       $13,972   35.0%
Increases (decreases) are attributable to :
     Tax-excluded interest                                (4)    --           (14)      --            (35)  (0.1)
     State tax, net of federal benefit                   578    1.5           281      0.5            493    1.2
Other, net                                                55    0.1        (1,323)    (2.6)           (35)    --
                                                          --    ---        ------     ----            ---    ---
Total income taxes                                   $14,087   36.6%      $16,675     32.9%       $14,395   36.1%
                                                     =======   ====       =======     ====        =======   ====

Significant   components  of  the  Company's  deferred  income  tax  assets  and liabilities as of December 31 are as follows:

Deferred income tax assets:                         2000            1999
Policy reserves                                    $40,242          $46,243
Unrealized losses on investments                    31,441           39,678
Other                                                6,208            1,070
                                                     -----            -----
     Total deferred income tax assets               77,891           86,991
                                                    ------           ------
Deferred income tax liabilities:
Deferred policy acquisition costs                   51,541           49,490
                                                    ------           ------
     Total deferred income tax liabilities          51,541           49,490
                                                    ------           ------
     Net deferred income tax assets                $26,350          $37,501
                                                   =======          =======

76 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4. STOCKHOLDER'S EQUITY
Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $31,152 and $58,223 as of December 31, 2000 and 1999, respectively. In addition, dividends in excess of $nil would require approval by the Insurance Department of the state of Indiana.

Statutory net (loss) income for the years ended December 31 and statutory capital and surplus as of December 31, are summarized as follows:

                                  2000          1999         1998
Statutory net (loss) income     $(11,928)    $ 15,241      $ 37,902
Statutory capital and surplus    315,930      343,094       330,588

The National Association of Insurance Commissioners (NAIC) revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The state of Indiana has adopted the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the Company uses to prepare their statutory-basis financial statements. Management believes these changes will not adversely impact the Company's statutory-basis capital and surplus as of January 1, 2001.

5. RELATED PARTY TRANSACTIONS
The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $6,489 and $8,258 at December 31, 2000 and 1999, respectively. The interest rate swap is an off balance sheet transaction.

The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $45,191, $38,931 and $28,482 for the years ended December 31, 2000, 1999 and 1998, respectively. Certain of these costs are included in deferred policy acquisition costs.

6. LINES OF CREDIT
The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 2000 or 1999.

7. DERIVATIVE FINANCIAL INSTRUMENTS
The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.
                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 77

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company's holdings of derivative financial instruments are as follows:

                             Notional    Carrying        Fair       Total credit
December 31, 2000             amount      amount         value        exposure
Assets:
     Interest rate caps     $  500,000     $2,037      $    414       $    414
     Interest rate floors    2,000,000      6,489        13,185         13,185
Off balance sheet:
     Interest rate swaps     2,000,000         --       (51,369)       (51,369)
                             ---------     ------       -------        -------
                                           $8,526      $(37,770)      $(37,770)
                                           ======      ========       ========

                             Notional    Carrying       Fair       Total credit
December 31, 1999             amount      amount        value        exposure
Assets:
     Interest rate caps     $  900,000   $  3,212       $ 4,437         $ 4,437
     Interest rate floors    2,000,000      8,258         2,251           2,251
Off balance sheet:
     Interest rate swaps     2,000,000         --        18,274          18,274
                             ---------      -----        ------          ------
                                          $11,470       $24,962         $24,962
                                          =======       =======         =======

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2001 to 2006.

Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.


8. FAIR VALUES OF FINANCIAL INSTRUMENTS
The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                               December 31, 2000          December 31, 1999
                                              Carrying      Fair         Carrying        Fair
Financial Assets                               amount       value          amount       value
Investments:
Fixed maturities (Note 2):
     Held to maturity                       $  934,091   $  927,031     $1,006,349   $  984,103
     Available for sale                      2,068,487    2,068,487      2,304,487    2,304,487
Mortgage loans on real estate (Note 2)         724,009      740,992        785,253      770,095
Derivative financial instruments (Note 7)        8,526      (37,770)        11,470       24,962
Separate account assets (Note 1)               589,310      589,310        220,994      220,994
Cash and cash equivalents                       34,852       34,852             --           --

Financial Liabilities
Future policy benefits for fixed annuities  $3,567,085   $3,480,270     $3,905,849   $3,778,945
Separate account liabilities                   589,310      567,989        220,994      209,942
                                               -------      -------        -------      -------

At December 31, 2000 and 1999, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $17,699 and $15,633, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 2000 and 1999.

The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 2000 and 1999.

9. COMMITMENTS AND CONTINGENCIES
In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits related to the sales of insurance and annuity products, anticipated to provide for approximately $215 million of benefits. The Company had been named as a co-defendant in one of these lawsuits. In September 2000, the court gave preliminary approval to the proposed settlement and AEFC has mailed notices to all of the over two million class members. A fairness hearing is scheduled for March 2001, with final approval anticipated in the second quarter, pending any legal appeals. The anticipated costs of settlement remain unchanged from 1999. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results of operations. The agreement also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies, including final court approval.

78 AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

Performance Information ...............................p. 3


Calculating Annuity Payouts ..........................p. 13

Rating Agencies ......................................p. 14


Principal Underwriter ................................p. 15


Independent Auditors .................................p. 15


Financial Statements

                AMERICAN EXPRESS SIGNATURE ONE VARIABLE ANNUITY -- PROSPECTUS 79

American Enterprise
Life Insurance Company                                  (American Express logo)
829 AXP Financial Center
Minneapolis, MN 55474
(800)333-3437


                                                               240192 E (7/01)






[AMERICAN EXPRESS LOGO]
                                                                     WELLS FARGO
                                                           ADVANTAGE-SM- BUILDER
                                                                VARIABLE ANNUITY

ISSUED BY:
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

PROSPECTUS


JULY 23, 2001


FOR CONTRACTS PURCHASED IN THE STATE OF OREGON THE NAME OF THE PRODUCT IS CHANGED TO: ADVANTAGE BUILDER VARIABLE ANNUITY.

INDIVIDUAL OR GROUP FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT

ISSUED BY:  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
            (AMERICAN ENTERPRISE LIFE)
            829 AXP Financial Center
            Minneapolis, MN 55474
            Telephone: (800) 333-3437

This prospectus contains information that you should know before investing. You also will receive the prospectuses for:

-  American Express-Registered Trademark-  -  Goldman Sachs Variable Insurance
   Variable Portfolio Funds(VIT)              Trust

-  AIM Variable Insurance Funds            -  MFS-Registered Trademark- Variable
                                              Insurance Trust-SM-

-  The Dreyfus Socially Responsible        -  Putnam Variable Trust - IB Shares
   Growth Fund, Inc.

-  Fidelity Variable Insurance Products    -  Wells Fargo Variable Trust Funds
    - Service Class 2

-  Franklin-Registered Trademark-
   Templeton-Registered Trademark-
   Variable Insurance Products Trust
   (FTVIPT) - Class 2

Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits which we may reverse up to the maximum withdrawal charge under certain circumstances. Expense charges from contracts with purchase payment credits may be higher than charges for contracts without such credits. The amount of the credit may be more than offset by additional fees and charges associated with the credit.

THE SECURITIES AND EXCHANGE COMMISSION (SEC) HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THIS CONTRACT IS NOT A DEPOSIT OF A BANK OR FINANCIAL INSTITUTION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN THIS CONTRACT INVOLVES INVESTMENT RISK INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC's Internet site at (http://www.sec.gov).

Variable annuities are complex investment vehicles. Before you invest, be sure to ask your sales representative about the variable annuity's features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

American Enterprise Life offers several different annuities which your sales representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

TABLE OF CONTENTS

KEY TERMS                                                 3

THE CONTRACT IN BRIEF                                     4

EXPENSE SUMMARY                                           6

CONDENSED FINANCIAL INFORMATION (UNAUDITED)              19

FINANCIAL STATEMENTS                                     24

PERFORMANCE INFORMATION                                  25

THE VARIABLE ACCOUNT AND THE FUNDS                       26

THE FIXED ACCOUNTS                                       31

BUYING YOUR CONTRACT                                     34

CHARGES                                                  36

VALUING YOUR INVESTMENT                                  40

MAKING THE MOST OF YOUR CONTRACT                         41

WITHDRAWALS                                              44

CHANGING OWNERSHIP                                       44

BENEFITS IN CASE OF DEATH                                45

OPTIONAL BENEFITS                                        46

THE ANNUITY PAYOUT PERIOD                                54

TAXES                                                    56

VOTING RIGHTS                                            57

SUBSTITUTION OF INVESTMENTS                              58

ABOUT THE SERVICE PROVIDERS                              58

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE    59


DIRECTORS AND EXECUTIVE OFFICERS                         63

EXPERTS                                                  64

AMERICAN ENTERPRISE LIFE INSURANCE  COMPANY
FINANCIAL INFORMATION                                    65

TABLE OF CONTENTS OF THE  STATEMENT OF
ADDITIONAL INFORMATION                                   82



--------------------------------------------------------------------------------
2 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

KEY TERMS

THESE TERMS CAN HELP YOU UNDERSTAND DETAILS ABOUT YOUR CONTRACT.

ACCUMULATION UNIT: A measure of the value of each subaccount before annuity payouts begin.

ANNUITANT: The person on whose life or life expectancy the annuity payouts are based.

ANNUITY PAYOUTS: An amount paid at regular intervals under one of several plans.

ASSUMED INVESTMENT RATE: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

BENEFICIARY: The person you designate to receive benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

CLOSE OF BUSINESS: When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.

CONTRACT: A deferred annuity contract, or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

CONTRACT VALUE: The total value of your contract before we deduct any applicable charges.

CONTRACT YEAR: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

FIXED ACCOUNTS: The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will receive a Market Value Adjustment, which may result in a gain or loss of principal.

FUNDS: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

GUARANTEE PERIOD: The number of years that a guaranteed interest rate is credited.

MARKET VALUE ADJUSTMENT (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its Guarantee Period.

OWNER (YOU, YOUR): The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

PURCHASE PAYMENT CREDITS: An addition we make to your contract value. We base the amount of the credit on total net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

QUALIFIED ANNUITY: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

- Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)

-  Roth IRAs under Section 408A of the Code

-  Simplified Employee Pension (SEP) plans under Section 408(k) of the Code


A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered NONQUALIFIED ANNUITIES.

RETIREMENT DATE: The date when annuity payouts are scheduled to begin.

RIDER EFFECTIVE DATE: The date you add a rider to your contract.

VALUATION DATE: Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

VARIABLE ACCOUNT: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

WITHDRAWAL VALUE: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.


--------------------------------------------------------------------------------
                  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 3

THE CONTRACT IN BRIEF

PURPOSE: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity or life insurance contract.

Most annuities have a tax-deferred feature. So do many retirement plans under the Internal Revenue Code. As a result, when you use an annuity to fund a retirement plan that is tax deferred, your annuity will not provide any necessary or additional tax deferral for that retirement plan. But annuities do have features other than tax deferral that may help you reach your retirement goals. You should consult your tax advisor prior to making a purchase for an explanation of the tax implications to you.

FREE LOOK PERIOD: You may return your contract to your sales representative or to our office within the time stated on the first page of your contract and receive a full refund of the contract value, less any purchase payment credits up to the maximum withdrawal charges. (See "Buying Your Contract -- Purchase Payment Credits.") However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

ACCOUNTS: Currently, you may allocate your purchase payments among any or all of:

- the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. 26)

- the fixed accounts, which earn interest at rates that we adjust periodically. Some states restrict the amount you can allocate to these accounts. (p. 31)

BUYING YOUR CONTRACT: Your sales representative will help you complete and submit an application. Applications are subject to acceptance at our office. You may buy only a nonqualified annuity (by rollover only) or a qualified annuity from your Wells Fargo sales representative without prior approval. Contracts issued through American Express Financial Advisors Inc. (AEFA) are only available with an eight-year withdrawal charge schedule. You may buy a qualified annuity or a nonqualified annuity through your AEFA sales representative. You can buy another contract with the same underlying funds but with different mortality and expense risk fees and withdrawal charges. For information on this contract, please call us at the telephone number listed on the first page of this prospectus or ask your sales representative. After your initial purchase payment, you have the option of making additional purchase payments in the future. (p. 34)

-  Minimum purchase payments:

      for Systematic Investment Plans:

         $100,000 initial payment for contracts issued through AEFA. $50 initial payment for all other contracts.
         $50 for additional payments.

      for all other payment plans:

         $100,000 initial payment for contracts issued through AEFA.
         $5,000 initial payment for all other contracts issued in South
            Carolina, Texas and Washington.
         $2,000 initial payment for all other contracts issued in all other states.
         $100 for additional payments.

-  Maximum total purchase payments (without prior approval) -- $1,000,000.

- Purchase payments are limited and may not be made after the first contract anniversary for contracts issued in Oregon.

TRANSFERS: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the accounts. Fixed account transfers are subject to special restrictions. (p. 42)

WITHDRAWALS: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences; also, certain restrictions apply. (p. 44)

CHANGING OWNERSHIP: You may change ownership of a nonqualified annuity by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. 44)

--------------------------------------------------------------------------------
4 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

BENEFITS IN CASE OF DEATH: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (p. 45)

OPTIONAL BENEFITS: This contract offers optional features that are available for additional charges if you meet certain criteria. (p. 46)

ANNUITY PAYOUTS: You can apply your contract value to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the tax-deferred retirement plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. 54)

TAXES: Generally, your contract grows tax deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (p. 56)

CHARGES: We assess certain charges in connection with your contract (p. 36):

-  $30 annual contract administrative charge;

- a 0.15% variable account administrative charge (if you allocate money to one or more subaccounts);

- a 1.35% mortality and expense risk fee (if you allocate money to one or more subaccounts) with a six-year withdrawal charge schedule(1);

- a 1.10% mortality and expense risk fee (if you allocate money to one or more subaccounts) with an eight-year withdrawal charge schedule;

- if you select the Benefit Protector-SM- Death Benefit Rider(2) (Benefit Protector), an annual fee of 0.25% of the contract value;

- if you select the Benefit Protector-SM- Plus Death Benefit Rider(2) (Benefit Protector Plus), an annual fee of 0.40% of the contract value;

- if you select the Enhanced Death Benefit Rider(2) (EDB), an additional 0.20% mortality and expense risk fee (if you allocate money to one or more subaccounts);

- if you select the Guaranteed Minimum Income Benefit Rider(3) (GMIB), an annual fee (currently 0.30%) based on the GMIB benefit base;

-  withdrawal charge;

- any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a total withdrawal); and

-  the operating expenses of the funds in which the subaccounts invest.

(1) The six-year withdrawal charge schedule is not available under contracts issued in Oregon and contracts issued through AEFA.

(2) You may select one of the following: the EDB, the Benefit Protector or the Benefit Protector Plus. Riders may not be available in all states. The Benefit Protector and the Benefit Protector Plus are only available if you and the annuitant are 75 or younger at contract issue. The EDB is only available if both you and the annuitant are 79 or younger at contract issue.

(3) The GMIB is only available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. Riders may not be available in all states.

--------------------------------------------------------------------------------
                  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 5

EXPENSE SUMMARY

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses for each fund.

CONTRACT OWNER EXPENSES

WITHDRAWAL CHARGE (contingent deferred sales charge as a percentage of purchase payment withdrawn)


You select either a six-year or eight-year withdrawal charge schedule at the time of application.

                SIX-YEAR SCHEDULE                                    EIGHT-YEAR SCHEDULE
YEARS FROM PURCHASE            WITHDRAWAL CHARGE       YEARS FROM PURCHASE           WITHDRAWAL CHARGE
  PAYMENT RECEIPT                 PERCENTAGE             PAYMENT RECEIPT                PERCENTAGE


         1                            8%                       1                            8%

         2                            8                        2                            8

         3                            8                        3                            8

         4                            6                        4                            8

         5                            4                        5                            8

         6                            2                        6                            6

         Thereafter                   0                        7                            4

                                                               8                            2

                                                               Thereafter                   0

A withdrawal charge also applies to payouts under certain annuity payout plans (see "Charges -- Withdrawal charge" and "The Annuity Payout Period -- Annuity payout plans").

ANNUAL CONTRACT ADMINISTRATIVE CHARGE:                                      $30*

* We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

BENEFIT PROTECTOR-SM- DEATH BENEFIT RIDER (BENEFIT PROTECTOR) FEE:         0.25%
(As a percentage of the contract value charged annually at the contract anniversary. This is an optional expense.)

BENEFIT PROTECTOR-SM- PLUS DEATH BENEFIT RIDER
(BENEFIT PROTECTOR PLUS) FEE:                                              0.40%
(As a percentage of the contract value charged annually at the contract anniversary. This is an optional expense.)

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE:                        0.30%
(As a percentage of the GMIB benefit base charged annually at the contract anniversary. This is an optional expense.)

--------------------------------------------------------------------------------
6 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

ANNUAL VARIABLE ACCOUNT EXPENSES

(As a percentage of average subaccount value)

You can choose the length of your contract's withdrawal charge schedule and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

                                                                 SIX-YEAR WITHDRAWAL      EIGHT-YEAR WITHDRAWAL
                                                                   CHARGE SCHEDULE           CHARGE SCHEDULE

   VARIABLE ACCOUNT ADMINISTRATIVE CHARGE:                                0.15%                     0.15%

   MORTALITY AND EXPENSE RISK FEE:                                        1.35                      1.10

   ENHANCED DEATH BENEFIT RIDER (EDB) FEE:                                0.20                      0.20
     (As part of the mortality and expense risk fee.
      This is an optional expense.)

   TOTAL ANNUAL VARIABLE ACCOUNT EXPENSES  WITHOUT THE OPTIONAL EDB FEE:  1.50%                     1.25%

   TOTAL ANNUAL VARIABLE ACCOUNT EXPENSES  WITH THE OPTIONAL EDB FEE:     1.70%                     1.45%


ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

                                                                    MANAGEMENT      12b-1          OTHER
                                                                       FEES         FEES         EXPENSES         TOTAL

AXP-Registered Trademark- Variable Portfolio -

      Blue Chip Advantage Fund                                           .56%          .13%           .26%           .95%(1)

      Capital Resource Fund                                              .60           .13            .04            .77(2)

      Diversified Equity Income Fund                                     .56           .13            .26            .95(1)

      Extra Income Fund                                                  .62           .13            .07            .82(2)

      Federal Income Fund                                                .61           .13            .13            .87(1)

      New Dimensions Fund-Registered Trademark-                          .60           .13            .05            .78(2)

      Small Cap Advantage Fund                                           .75           .13            .31           1.19(1)

AIM V.I.

      Capital Appreciation Fund                                          .61            --            .21            .82(3)

      Value Fund                                                         .61            --            .23            .84(3)

Dreyfus

      The Dreyfus Socially Responsible Growth Fund, Inc. -
      Initial Share Class                                                .75            --            .03            .78(4)

Fidelity VIP

      Dynamic Capital Appreciation Portfolio (Service Class 2)           .57           .25            .61           1.43(5)

      High Income Portfolio (Service Class 2)                            .58           .25            .18           1.01(3)

      Mid Cap Portfolio (Service Class 2)                                .57           .25            .17            .99(6)

Franklin Templeton VIP Trust

      Franklin Income Securities Fund - Class 2                          .49           .25            .01            .75(7),(8)

      Franklin Real Estate Fund - Class 2                                .58           .25            .02            .85(7),(8)

      Franklin Small Cap Fund - Class 2                                  .49           .25            .28           1.02(8),(9),(10)

      Mutual Shares Securities Fund - Class 2                            .60           .25            .20           1.05(8)

Goldman Sachs VIT

      CORE-SM- U.S. Equity Fund                                          .70            --            .20            .90(11)

      Global Income Fund                                                 .90            --            .25           1.15(11)

      Internet Tollkeeper Fund-SM-                                      1.00            --            .25           1.25(11)

      Mid Cap Value Fund                                                 .80            --            .25           1.05(11)


--------------------------------------------------------------------------------
                  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS) (CONTINUED)

                                                                         MANAGEMENT      12b-1          OTHER
                                                                            FEES         FEES         EXPENSES         TOTAL

MFS-Registered Trademark-

      Investors Trust Series - Initial Class (previously
      MFS-Registered Trademark- Growth with Income Series)                    .75%           --%           .12%           .87%(12)

      Utilities Series - Initial Class                                        .75            --            .16            .91(12)

Putnam Variable Trust

      Putnam VT International Growth Fund - Class IB Shares                   .76           .25            .18           1.19(13)

      Putnam VT Vista Fund - Class IB Shares                                  .60           .25            .07            .92(13)

Wells Fargo VT

      Asset Allocation Fund                                                   .57           .25            .18           1.00(14)

      Corporate Bond Fund                                                     .25           .25            .40            .90(14)

      Equity Income Fund                                                      .53           .25            .22           1.00(14)

      Equity Value Fund                                                       .15           .25            .60           1.00(14)

      Growth Fund                                                             .47           .25            .28           1.00(14)

      International Equity Fund                                               .15           .25            .60           1.00(14)

      Large Company Growth Fund                                               .27           .25            .48           1.00(14)

      Money Market Fund                                                       .50            --            .35            .85(14)

      Small Cap Growth Fund                                                   .15           .25            .80           1.20(14)

(1) The fund's expense figures are based on actual expenses, after fee waivers and expenses reimbursements, for the fiscal year ending Aug. 31, 2000. Without fee waivers and expense reimbursements "Other Expense" and "Total" would be 0.27% and 0.96% for AXP Variable Portfolio - Blue Chip Advantage Fund, 0.80% and 1.49% for AXP Variable Portfolio - Diversified Equity Income Fund, 0.15% and 0.89% for AXP Variable Portfolio - Federal Income Fund, and 0.55% and 1.43% for AXP Variable Portfolio - Small Cap Advantage Fund.

(2) The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 2000.

(3) Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 2000.

(4) These expenses are for the Initial Share Class for the fiscal year ended Dec. 31, 2000. Actual expenses in future years may be higher or lower than the expenses shown.

(5) The annual class operating expenses provided are based on estimated expenses.

(6) There were no reimbursements or expense reductions for the period ended Dec. 31, 2000. Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. See the accompanying fund prospectus for details.

(7) The Fund administration fee is paid indirectly through the management fee.

(8) The Fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the Fund's prospectus.

(9) Total annual Fund operating expenses differ from the ratio of expenses to average net assets shown in the Financial Highlights table included in the Fund's Annual Report to Shareholders for the fiscal year ended Dec. 31, 2000 because they have been restated due to a new management agreement effective May 1, 2000.

(10) The manager has agreed in advance to make an estimated reduction of 0.04% in its fee to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and an order of the Securities and Exchange Commission. Absent this reduction, "Management Fees" and "Total" would have been 0.53% and 1.06% for Franklin Small Cap Fund - Class 2.

(11) Expense ratios are shown after fee waivers and expense reimbursements by the investment adviser. The expense ratios before the waivers and reimbursements would have been: 0.70%, 0.17%, and 0.87% for CORE-SM- U.S. Equity Fund, and 0.90%, 2.05% and 2.95% for Global Income Fund, 1.00%, 4.62% and 5.62% for Internet Tollkeeper Fund and 0.80%, 0.42% and 1.22% for Mid Cap Value Fund. CORE-SM- and Internet Tollkeeper Fund-SM- are service marks of Goldman, Sachs & Co.

(12) Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Net Expenses" would be lower for certain series and would equal: 0.87% for Investors Trust Series and 0.90% for Utilities Series.

(13) Restated to reflect an increase in 12b-1 fees currently payable to Putnam Investment Management, LLC ("Putnam Management"). The Trustees currently limit payments on class IB shares to 0.25% of average net assets. Actual 12b-1 fees during the most recent fiscal year were 0.15% of average net assets.

(14) Amounts represent expenses as of Dec. 31, 2000. Expenses are shown after fee waivers and expense reimbursements. Without fee waivers and expense reimbursements "Management Fees," "Other Expenses" and "Total" would have been 0.70%, 0.18% and 1.13% for Wells Fargo VT Asset Allocation Fund, 0.60%, 0.40% and 1.25% for Wells Fargo VT Corporate Bond Fund, 0.70%, 0.22% and 1.17% for Wells Fargo VT Equity Income Fund, 0.70%, 0.62% and 1.57% for Wells Fargo VT Equity Value Fund, 0.70%, 0.28% and 1.23% for Wells Fargo VT Growth Fund, 0.90%, 1.25% and 2.40% for Wells Fargo VT International Equity Fund, 0.70%, 0.48% and 1.43% for Wells Fargo VT Large Company Growth Fund 0.55%, 0.35% and 0.90% for Wells Fargo VT Money Market Fund, and 0.90%, 1.26% and 2.41% for Wells Fargo VT Small Cap Growth Fund.


--------------------------------------------------------------------------------
8 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

EXAMPLES*: In order to provide a more meaningful discussion about the contract and its options, we provide expense examples for each fund showing every available optional contract feature combination. These examples assume that applicable fund fee waivers and/or expense reimbursements will continue for the periods shown. Under each fund you will find an example showing: 1) the base contract with no optional riders, 2) the contract with selection of the optional Benefit Protector-SM- Death Benefit Rider, 3) the contract with selection of the optional Benefit Protector-SM- Plus Death Benefit Rider, 4) the contract with selection of the optional Enhanced Death Benefit Rider, and 5) the contract with selection of the optional Guaranteed Minimum Income Benefit Rider and Enhanced Death Benefit Rider. We first show the expenses for your contract assuming selection of the six-year withdrawal charge schedule followed by the expenses for your contract assuming selection of the eight-year withdrawal charge schedule.


You would pay the following expenses on a $1,000 investment if you selected a SIX-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ...

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

AXP-Registered Trademark- VP - Blue Chip Advantage Fund

      base contract with no optional riders         $105.36  $157.97  $173.20 $283.63         $25.36   $77.97  $133.20 $283.63

      optional Benefit Protector                     107.92   165.63   185.91  308.65          27.92    85.63   145.91  308.65

      optional Benefit Protector Plus                109.46   170.20   193.47  323.36          29.46    90.20   153.47  323.36

      optional EDB                                   107.41   164.10   183.38  303.70          27.41    84.10   143.38  303.70

      optional GMIB and EDB                          110.56   173.76   199.85  338.60          30.56    93.76   159.85  338.60

AXP-Registered Trademark- VP - Capital Resource Fund

      base contract with no optional riders          103.51   152.43   163.96  265.23          23.51    72.43   123.96  265.23

      optional Benefit Protector                     106.08   160.11   176.77  290.70          26.08    80.11   136.77  290.70

      optional Benefit Protector Plus                107.61   164.71   184.39  305.68          27.61    84.71   144.39  305.68

      optional EDB                                   105.56   158.58   174.22  285.66          25.56    78.58   134.22  285.66

      optional GMIB and EDB                          108.71   168.26   190.76  320.86          28.71    88.26   150.76  320.86

AXP-Registered Trademark- VP - Diversified Equity Income Fund

      base contract with no optional riders          105.36   157.97   173.20  283.63          25.36    77.97   133.20  283.63

      optional Benefit Protector                     107.92   165.63   185.91  308.65          27.92    85.63   145.91  308.65

      optional Benefit Protector Plus                109.46   170.20   193.47  323.36          29.46    90.20   153.47  323.36

      optional EDB                                   107.41   164.10   183.38  303.70          27.41    84.10   143.38  303.70

      optional GMIB and EDB                          110.56   173.76   199.85  338.60          30.56    93.76   159.85  338.60

AXP-Registered Trademark- VP - Extra Income Fund

      base contract with no optional riders          104.03   153.97   166.53  270.38          24.03    73.97   126.53  270.38

      optional Benefit Protector                     106.59   161.65   179.31  295.72          26.59    81.65   139.31  295.72

      optional Benefit Protector Plus                108.13   166.24   186.92  310.62          28.13    86.24   146.92  310.62

      optional EDB                                   106.08   160.11   176.77  290.70          26.08    80.11   136.77  290.70

      optional GMIB and EDB                          109.23   169.79   193.29  325.82          29.23    89.79   153.29  325.82

AXP-Registered Trademark- VP - Federal Income Fund

      base contract with no optional riders          104.54   155.51   169.10  275.50          24.54    75.51   129.10  275.50

      optional Benefit Protector                     107.10   163.18   181.85  300.71          27.10    83.18   141.85  300.71

      optional Benefit Protector Plus                108.64   167.76   189.44  315.54          28.64    87.76   149.44  315.54

      optional EDB                                   106.59   161.65   179.31  295.72          26.59    81.65   139.31  295.72

      optional GMIB and EDB                          109.74   171.32   195.82  330.75          29.74    91.32   155.82  330.75

AXP VP - New Dimensions Fund-Registered Trademark-

      base contract with no optional riders          103.62   152.73   164.48  266.27          23.62    72.73   124.48  266.27

      optional Benefit Protector                     106.18   160.42   177.28  291.71          26.18    80.42   137.28  291.71

      optional Benefit Protector Plus                107.72   165.01   184.90  306.67          27.72    85.01   144.90  306.67

      optional EDB                                   105.67   158.89   174.73  286.67          25.67    78.89   134.73  286.67

      optional GMIB and EDB                          108.82   168.57   191.26  321.85          28.82    88.57   151.26  321.85


--------------------------------------------------------------------------------
                  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 9

You would pay the following expenses on a $1,000 investment if you selected a SIX-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ... (continued)

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

AXP-Registered Trademark- VP - Small Cap Advantage Fund

      base contract with no optional riders         $107.82  $165.32  $185.40 $307.66         $27.82  $ 85.32  $145.40 $307.66

      optional Benefit Protector                     110.38   172.94   197.98  332.08          30.38    92.94   157.98  332.08

      optional Benefit Protector Plus                111.92   177.50   205.47  346.45          31.92    97.50   165.47  346.45

      optional EDB                                   109.87   171.42   195.48  327.25          29.87    91.42   155.48  327.25

      optional GMIB and EDB                          113.02   181.06   211.87  361.76          33.02   101.06   171.87  361.76

AIM V.I. Capital Appreciation Fund

      base contract with no optional riders          104.03   153.97   166.53  270.38          24.03    73.97   126.53  270.38

      optional Benefit Protector                     106.59   161.65   179.31  295.72          26.59    81.65   139.31  295.72

      optional Benefit Protector Plus                108.13   166.24   186.92  310.62          28.13    86.24   146.92  310.62

      optional EDB                                   106.08   160.11   176.77  290.70          26.08    80.11   136.77  290.70

      optional GMIB and EDB                          112.38   179.72   200.77  355.51          32.38    89.79   153.29  325.82

AIM V.I. Value Fund

      base contract with no optional riders          104.23   154.58   167.56  272.43          24.23    74.58   127.56  272.43

      optional Benefit Protector                     106.79   162.26   180.33  297.72          26.79    82.26   140.33  297.72

      optional Benefit Protector Plus                108.33   166.85   187.93  312.59          28.33    86.85   147.93  312.59

      optional EDB                                   106.28   160.73   177.79  292.71          26.28    80.73   137.79  292.71

      optional GMIB and EDB                          109.43   170.40   194.30  327.80          29.43    90.40   154.30  327.80

The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Share Class

      base contract with no optional riders          103.62   152.73   164.48  266.27          23.62    72.73   124.48  266.27

      optional Benefit Protector                     106.18   160.42   177.28  291.71          26.18    80.42   137.28  291.71

      optional Benefit Protector Plus                107.72   165.01   184.90  306.67          27.72    85.01   144.90  306.67

      optional EDB                                   105.67   158.89   174.73  286.67          25.67    78.89   134.73  286.67

      optional GMIB and EDB                          108.82   168.57   191.26  321.85          28.82    88.57   151.26  321.85

Fidelity VIP Dynamic Capital Appreciation Portfolio (Service Class 2)

      base contract with no optional riders          110.28   172.64   197.48  331.12          30.28    92.64   157.48  331.12

      optional Benefit Protector                     112.84   180.22   209.94  354.96          32.84   100.22   169.94  354.96

      optional Benefit Protector Plus                114.38   184.76   217.35  368.99          34.38   104.76   177.35  368.99

      optional EDB                                   112.33   178.71   207.46  350.24          32.33    98.71   167.46  350.24

      optional GMIB and EDB                          115.48   188.33   223.77  384.37          35.48   108.33   183.77  384.37

Fidelity VIP High Income Portfolio (Service Class 2)

      base contract with no optional riders          105.97   159.81   176.26  289.69          25.97    79.81   136.26  289.69

      optional Benefit Protector                     108.54   167.46   188.94  314.56          28.54    87.46   148.94  314.56

      optional Benefit Protector Plus                110.07   172.03   196.48  329.19          30.07    92.03   156.48  329.19

      optional EDB                                   108.02   165.93   186.41  309.64          28.02    85.93   146.41  309.64

      optional GMIB and EDB                          111.17   175.59   202.87  344.44          31.17    95.59   162.87  344.44

Fidelity VIP Mid Cap Portfolio (Service Class 2)

      base contract with no optional riders          105.77   159.19   175.24  287.68          25.77    79.19   135.24  287.68

      optional Benefit Protector                     108.33   166.85   187.93  312.59          28.33    86.85   147.93  312.59

      optional Benefit Protector Plus                109.87   171.42   195.48  327.25          29.87    91.42   155.48  327.25

      optional EDB                                   107.82   165.32   185.40  307.66          27.82    85.32   145.40  307.66

      optional GMIB and EDB                          110.97   174.98   201.87  342.50          30.97    94.98   161.87  342.50


--------------------------------------------------------------------------------
10 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment if you selected a SIX-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ... (continued)

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

FTVIPT Franklin Income Securities Fund - Class 2

      base contract with no optional riders         $103.31  $151.81  $162.93 $263.17         $23.31  $ 71.81  $122.93 $263.17

      optional Benefit Protector                     105.87   159.50   175.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector Plus                107.41   164.10   183.38  303.70          27.41    84.10   143.38  303.70

      optional EDB                                   105.36   157.97   173.20  283.63          25.36    77.97   133.20  283.63

      optional GMIB and EDB                          108.51   167.65   189.74  318.87          28.51    87.65   149.74  318.87

FTVIPT Franklin Real Estate Fund - Class 2

      base contract with no optional riders          104.33   154.89   168.08  273.45          24.33    74.89   128.08  273.45

      optional Benefit Protector                     106.90   162.57   180.84  298.72          26.90    82.57   140.84  298.72

      optional Benefit Protector Plus                108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional EDB                                   106.38   161.03   178.30  293.71          26.38    81.03   138.30  293.71

      optional GMIB and EDB                          109.53   170.71   194.81  328.78          29.53    90.71   154.81  328.78

FTVIPT Franklin Small Cap Fund - Class 2

      base contract with no optional riders          106.08   160.11   176.77  290.70          26.08    80.11   136.77  290.70

      optional Benefit Protector                     108.64   167.76   189.44  315.54          28.64    87.76   149.44  315.54

      optional Benefit Protector Plus                110.18   172.33   196.98  330.15          30.18    92.33   156.98  330.15

      optional EDB                                   108.13   166.24   186.92  310.62          28.13    86.24   146.92  310.62

      optional GMIB and EDB                          111.28   175.90   203.37  345.41          31.28    95.90   163.37  345.41

FTVIPT Mutual Shares Securities Fund - Class 2

      base contract with no optional riders          106.38   161.03   178.30  293.71          26.38    81.03   138.30  293.71

      optional Benefit Protector                     108.95   168.68   190.95  318.48          28.95    88.68   150.95  318.48

      optional Benefit Protector Plus                110.48   173.25   198.48  333.05          30.48    93.25   158.48  333.05

      optional EDB                                   108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional GMIB and EDB                          111.58   176.81   204.88  348.32          31.58    96.81   164.88  348.32

Goldman Sachs VIT CORE-SM- U.S. Equity Fund

      base contract with no optional riders          104.85   156.43   170.64  278.56          24.85    76.43   130.64  278.56

      optional Benefit Protector                     107.41   164.10   183.38  303.70          27.41    84.10   143.38  303.70

      optional Benefit Protector Plus                108.95   168.68   190.95  318.48          28.95    88.68   150.95  318.48

      optional EDB                                   106.90   162.57   180.84  298.72          26.90    82.57   140.84  298.72

      optional GMIB and EDB                          110.05   172.24   197.33  333.70          30.05    92.24   157.33  333.70

Goldman Sachs VIT Global Income Fund

      base contract with no optional riders          107.41   164.10   183.38  303.70          27.41    84.10   143.38  303.70

      optional Benefit Protector                     109.97   171.73   195.98  328.22          29.97    91.73   155.98  328.22

      optional Benefit Protector Plus                111.51   176.28   203.48  342.64          31.51    96.28   163.48  342.64

      optional EDB                                   109.46   170.20   193.47  323.36          29.46    90.20   153.47  323.36

      optional GMIB and EDB                          112.61   179.85   209.88  357.94          32.61    99.85   169.88  357.94

Goldman Sachs VIT Internet Tollkeeper Fund-SM-

      base contract with no optional riders          108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional Benefit Protector                     111.00   174.77   200.98  337.86          31.00    94.77   160.98  337.86

      optional Benefit Protector Plus                112.53   179.32   208.45  352.13          32.53    99.32   168.45  352.13

      optional EDB                                   110.48   173.25   198.48  333.05          30.48    93.25   158.48  333.05

      optional GMIB and EDB                          113.63   182.88   214.86  367.46          33.63   102.88   174.86  367.46


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 11

You would pay the following expenses on a $1,000 investment if you selected a SIX-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ... (continued)

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

Goldman Sachs VIT Mid Cap Value Fund

      base contract with no optional riders         $106.38  $161.03  $178.30 $293.71         $26.38  $ 81.03  $138.30 $293.71

      optional Benefit Protector                     108.95   168.68   190.95  318.48          28.95    88.68   150.95  318.48

      optional Benefit Protector Plus                110.48   173.25   198.48  333.05          30.48    93.25   158.48  333.05

      optional EDB                                   108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional GMIB and EDB                          111.58   176.81   204.88  348.32          31.58    96.81   164.88  348.32

MFS-Registered Trademark- Investors Trust Series - Initial Class (previously MFS-Registered Trademark- Growth with Income Series)

      base contract with no optional riders          104.54   155.51   169.10  275.50          24.54    75.51   129.10  275.50

      optional Benefit Protector                     107.10   163.18   181.85  300.71          27.10    83.18   141.85  300.71

      optional Benefit Protector Plus                108.64   167.76   189.44  315.54          28.64    87.76   149.44  315.54

      optional EDB                                   106.59   161.65   179.31  295.72          26.59    81.65   139.31  295.72

      optional GMIB and EDB                          109.74   171.32   195.82  330.75          29.74    91.32   155.82  330.75

MFS-Registered Trademark- Utilities Series - Initial Class

      base contract with no optional riders          104.95   156.74   171.15  279.57          24.95    76.74   131.15  279.57

      optional Benefit Protector                     107.51   164.40   183.88  304.69          27.51    84.40   143.88  304.69

      optional Benefit Protector Plus                109.05   168.98   191.46  319.46          29.05    88.98   151.46  319.46

      optional EDB                                   107.00   162.87   181.35  299.72          27.00    82.87   141.35  299.72

      optional GMIB and EDB                          110.15   172.54   197.84  334.68          30.15    92.54   157.84  334.68

Putnam VT International Growth Fund - Class IB Shares

      base contract with no optional riders          107.82   165.32   185.40  307.66          27.82    85.32   145.40  307.66

      optional Benefit Protector                     110.38   172.94   197.98  332.08          30.38    92.94   157.98  332.08

      optional Benefit Protector Plus                111.92   177.50   205.47  346.45          31.92    97.50   165.47  346.45

      optional EDB                                   109.87   171.42   195.48  327.25          29.87    91.42   155.48  327.25

      optional GMIB and EDB                          113.02   181.06   211.87  361.76          33.02   101.06   171.87  361.76

Putnam VT Vista Fund - Class IB Shares

      base contract with no optional riders          105.05   157.04   171.66  280.59          25.05    77.04   131.66  280.59

      optional Benefit Protector                     107.61   164.71   184.39  305.68          27.61    84.71   144.39  305.68

      optional Benefit Protector Plus                109.15   169.29   191.96  320.44          29.15    89.29   151.96  320.44

      optional EDB                                   107.10   163.18   181.85  300.71          27.10    83.18   141.85  300.71

      optional GMIB and EDB                          110.25   172.85   198.34  335.66          30.25    92.85   158.34  335.66

Wells Fargo VT Asset Allocation Fund

      base contract with no optional riders          105.87   159.50   175.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector                     108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional Benefit Protector Plus                109.97   171.73   195.98  328.22          29.97    91.73   155.98  328.22

      optional EDB                                   107.92   165.63   185.91  308.65          27.92    85.63   145.91  308.65

      optional GMIB and EDB                          111.07   175.29   202.37  343.47          31.07    95.29   162.37  343.47

Wells Fargo VT Corporate Bond Fund

      base contract with no optional riders          104.85   156.43   170.64  278.56          24.85    76.43   130.64  278.56

      optional Benefit Protector                     107.41   164.10   183.38  303.70          27.41    84.10   143.38  303.70

      optional Benefit Protector Plus                108.95   168.68   190.95  318.48          28.95    88.68   150.95  318.48

      optional EDB                                   106.90   162.57   180.84  298.72          26.90    82.57   140.84  298.72

      optional GMIB and EDB                          110.05   172.24   197.33  333.70          30.05    92.24   157.33  333.70


--------------------------------------------------------------------------------
12 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment if you selected a SIX-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ... (continued)

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

Wells Fargo VT Equity Income Fund

      base contract with no optional riders         $105.87  $159.50  $175.75 $288.69         $25.87  $ 79.50  $135.75 $288.69

      optional Benefit Protector                     108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional Benefit Protector Plus                109.97   171.73   195.98  328.22          29.97    91.73   155.98  328.22

      optional EDB                                   107.92   165.63   185.91  308.65          27.92    85.63   145.91  308.65

      optional GMIB and EDB                          111.07   175.29   202.37  343.47          31.07    95.29   162.37  343.47

Wells Fargo VT Equity Value Fund

      base contract with no optional riders          105.87   159.50   175.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector                     108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional Benefit Protector Plus                109.97   171.73   195.98  328.22          29.97    91.73   155.98  328.22

      optional EDB                                   107.92   165.63   185.91  308.65          27.92    85.63   145.91  308.65

      optional GMIB and EDB                          111.07   175.29   202.37  343.47          31.07    95.29   162.37  343.47

Wells Fargo VT Growth Fund

      base contract with no optional riders          105.87   159.50   175.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector                     108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional Benefit Protector Plus                109.97   171.73   195.98  328.22          29.97    91.73   155.98  328.22

      optional EDB                                   107.92   165.63   185.91  308.65          27.92    85.63   145.91  308.65

      optional GMIB and EDB                          111.07   175.29   202.37  343.47          31.07    95.29   162.37  343.47

Wells Fargo VT International Equity Fund

      base contract with no optional riders          105.87   159.50   175.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector                     108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional Benefit Protector Plus                109.97   171.73   195.98  328.22          29.97    91.73   155.98  328.22

      optional EDB                                   107.92   165.63   185.91  308.65          27.92    85.63   145.91  308.65

      optional GMIB and EDB                          111.07   175.29   202.37  343.47          31.07    95.29   162.37  343.47

Wells Fargo VT Large Company Growth Fund

      base contract with no optional riders          105.87   159.50   175.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector                     108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional Benefit Protector Plus                109.97   171.73   195.98  328.22          29.97    91.73   155.98  328.22

      optional EDB                                   107.92   165.63   185.91  308.65          27.92    85.63   145.91  308.65

      optional GMIB and EDB                          111.07   175.29   202.37  343.47          31.07    95.29   162.37  343.47

Wells Fargo VT Money Market Fund

      base contract with no optional riders          104.33   154.89   168.08  273.45          24.33    74.89   128.08  273.45

      optional Benefit Protector                     106.90   162.57   180.84  298.72          26.90    82.57   140.84  298.72

      optional Benefit Protector Plus                108.43   167.15   188.43  313.58          28.43    87.15   148.43  313.58

      optional EDB                                   106.38   161.03   178.30  293.71          26.38    81.03   138.30  293.71

      optional GMIB and EDB                          109.53   170.71   194.81  328.78          29.53    90.71   154.81  328.78

Wells Fargo VT Small Cap Growth Fund

      base contract with no optional riders          107.92   165.63   185.91  308.65          27.92    85.63   145.91  308.65

      optional Benefit Protector                     110.48   173.25   198.48  333.05          30.48    93.25   158.48  333.05

      optional Benefit Protector Plus                112.02   177.80   205.97  347.40          32.02    97.80   165.97  347.40

      optional EDB                                   109.97   171.73   195.98  328.22          29.97    91.73   155.98  328.22

      optional GMIB and EDB                          113.12   181.37   212.37  362.71          33.12   101.37   172.37  362.71


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 13

You would pay the following expenses on a $1,000 investment if you selected an EIGHT-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ...

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

AXP-Registered Trademark- VP - Blue Chip Advantage Fund

      base contract with no optional riders         $102.80  $150.27  $200.35 $257.99         $22.80   $70.27  $120.35 $257.99

      optional Benefit Protector                     105.36   157.97   213.20  283.63          25.36    77.97   133.20  283.63

      optional Benefit Protector Plus                106.90   162.57   220.84  298.72          26.90    82.57   140.84  298.72

      optional EDB                                   104.85   156.43   210.64  278.56          24.85    76.43   130.64  278.56

      optional GMIB and EDB                          108.00   166.12   227.20  313.87          28.00    86.12   147.20  313.87

AXP-Registered Trademark- VP - Capital Resource Fund

      base contract with no optional riders          100.95   144.70   191.02  239.13          20.95    64.70   111.02  239.13

      optional Benefit Protector                     103.51   152.43   203.96  265.23          23.51    72.43   123.96  265.23

      optional Benefit Protector Plus                105.05   157.04   211.66  280.59          25.05    77.04   131.66  280.59

      optional EDB                                   103.00   150.88   201.38  260.07          23.00    70.88   121.38  260.07

      optional GMIB and EDB                          106.15   160.59   218.01  295.68          26.15    80.59   138.01  295.68

AXP-Registered Trademark- VP - Diversified Equity Income Fund

      base contract with no optional riders          102.80   150.27   200.35  257.99          22.80    70.27   120.35  257.99

      optional Benefit Protector                     105.36   157.97   213.20  283.63          25.36    77.97   133.20  283.63

      optional Benefit Protector Plus                106.90   162.57   220.84  298.72          26.90    82.57   140.84  298.72

      optional EDB                                   104.85   156.43   210.64  278.56          24.85    76.43   130.64  278.56

      optional GMIB and EDB                          108.00   166.12   227.20  313.87          28.00    86.12   147.20  313.87

AXP-Registered Trademark- VP - Extra Income Fund

      base contract with no optional riders          101.46   146.25   193.62  244.40          21.46    66.25   113.62  244.40

      optional Benefit Protector                     104.03   153.97   206.53  270.38          24.03    73.97   126.53  270.38

      optional Benefit Protector Plus                105.56   158.58   214.22  285.66          25.56    78.58   134.22  285.66

      optional EDB                                   103.51   152.43   203.96  265.23          23.51    72.43   123.96  265.23

      optional GMIB and EDB                          106.66   162.13   220.57  300.77          26.66    82.13   140.57  300.77

AXP-Registered Trademark- VP - Federal Income Fund

      base contract with no optional riders          101.98   147.79   196.21  249.65          21.98    67.79   116.21  249.65

      optional Benefit Protector                     104.54   155.51   209.10  275.50          24.54    75.51   129.10  275.50

      optional Benefit Protector Plus                106.08   160.11   216.77  290.70          26.08    80.11   136.77  290.70

      optional EDB                                   104.03   153.97   206.53  270.38          24.03    73.97   126.53  270.38

      optional GMIB and EDB                          107.18   163.66   223.12  305.83          27.18    83.66   143.12  305.83

AXP VP - New Dimensions Fund-Registered Trademark-

      base contract with no optional riders          101.05   145.01   191.54  240.19          21.05    65.01   111.54  240.19

      optional Benefit Protector                     103.62   152.73   204.48  266.27          23.62    72.73   124.48  266.27

      optional Benefit Protector Plus                105.15   157.35   212.17  281.61          25.15    77.35   132.17  281.61

      optional EDB                                   103.10   151.19   201.90  261.10          23.10    71.19   121.90  261.10

      optional GMIB and EDB                          106.25   160.90   218.52  296.70          26.25    80.90   138.52  296.70

AXP-Registered Trademark- VP - Small Cap Advantage Fund

      base contract with no optional riders          105.26   157.66   212.69  282.62          25.26    77.66   132.69  282.62

      optional Benefit Protector                     107.82   165.32   225.40  307.66          27.82    85.32   145.40  307.66

      optional Benefit Protector Plus                109.36   169.90   232.97  322.39          29.36    89.90   152.97  322.39

      optional EDB                                   107.31   163.79   222.87  302.70          27.31    83.79   142.87  302.70

      optional GMIB and EDB                          110.46   173.46   239.35  337.62          30.46    93.46   159.35  337.62


--------------------------------------------------------------------------------
14 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment if you selected an EIGHT-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ... (continued)

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

AIM V.I. Capital Appreciation Fund

      base contract with no optional riders         $101.46  $146.25  $193.62 $244.40         $21.46  $ 66.25  $113.62 $244.40

      optional Benefit Protector                     104.03   153.97   206.53  270.38          24.03    73.97   126.53  270.38

      optional Benefit Protector Plus                105.56   158.58   214.22  285.66          25.56    78.58   134.22  285.66

      optional EDB                                   103.51   152.43   203.96  265.23          23.51    72.43   123.96  265.23

      optional GMIB and EDB                          106.66   162.13   220.57  300.77          26.66    82.13   140.57  300.77

AIM V.I. Value Fund

      base contract with no optional riders          101.67   146.86   194.66  246.50          21.67    66.86   114.66  246.50

      optional Benefit Protector                     104.23   154.58   207.56  272.43          24.23    74.58   127.56  272.43

      optional Benefit Protector Plus                105.77   159.19   215.24  287.68          25.77    79.19   135.24  287.68

      optional EDB                                   103.72   153.04   204.99  267.30          23.72    73.04   124.99  267.30

      optional GMIB and EDB                          106.87   162.74   221.59  302.79          26.87    82.74   141.59  302.79

The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Share Class

      base contract with no optional riders          101.05   145.01   191.54  240.19          21.05    65.01   111.54  240.19

      optional Benefit Protector                     103.62   152.73   204.48  266.27          23.62    72.73   124.48  266.27

      optional Benefit Protector Plus                105.15   157.35   212.17  281.61          25.15    77.35   132.17  281.61

      optional EDB                                   103.10   151.19   201.90  261.10          23.10    71.19   121.90  261.10

      optional GMIB and EDB                          106.25   160.90   218.52  296.70          26.25    80.90   138.52  296.70

Fidelity VIP Dynamic Capital Appreciation Portfolio (Service Class 2)

      base contract with no optional riders          107.72   165.01   224.90  306.67          27.72    85.01   144.90  306.67

      optional Benefit Protector                     110.28   172.64   237.48  331.12          30.28    92.64   157.48  331.12

      optional Benefit Protector Plus                111.82   177.19   244.97  345.50          31.82    97.19   164.97  345.50

      optional EDB                                   109.77   171.12   234.98  326.28          29.77    91.12   154.98  326.28

      optional GMIB and EDB                          112.92   180.76   251.38  360.81          32.92   100.76   171.38  360.81

Fidelity VIP High Income Portfolio (Service Class 2)

      base contract with no optional riders          103.41   152.12   203.45  264.20          23.41    72.12   123.45  264.20

      optional Benefit Protector                     105.97   159.81   216.26  289.69          25.97    79.81   136.26  289.69

      optional Benefit Protector Plus                107.51   164.40   223.88  304.69          27.51    84.40   143.88  304.69

      optional EDB                                   105.46   158.27   213.71  284.65          25.46    78.27   133.71  284.65

      optional GMIB and EDB                          108.61   167.96   230.25  319.86          28.61    87.96   150.25  319.86

Fidelity VIP Mid Cap Portfolio (Service Class 2)

      base contract with no optional riders          103.21   151.50   202.42  262.14          23.21    71.50   122.42  262.14

      optional Benefit Protector                     105.77   159.19   215.24  287.68          25.77    79.19   135.24  287.68

      optional Benefit Protector Plus                107.31   163.79   222.87  302.70          27.31    83.79   142.87  302.70

      optional EDB                                   105.26   157.66   212.69  282.62          25.26    77.66   132.69  282.62

      optional GMIB and EDB                          108.41   167.34   229.23  317.87          28.41    87.34   149.23  317.87

FTVIPT Franklin Income Securities Fund - Class 2

      base contract with no optional riders          100.75   144.08   189.98  237.01          20.75    64.08   109.98  237.01

      optional Benefit Protector                     103.31   151.81   202.93  263.17          23.31    71.81   122.93  263.17

      optional Benefit Protector Plus                104.85   156.43   210.64  278.56          24.85    76.43   130.64  278.56

      optional EDB                                   102.80   150.27   200.35  257.99          22.80    70.27   120.35  257.99

      optional GMIB and EDB                          105.95   159.97   216.98  293.64          25.95    79.97   136.98  293.64


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 15

You would pay the following expenses on a $1,000 investment if you selected an EIGHT-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ... (continued)

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

FTVIPT Franklin Real Estate Fund - Class 2

      base contract with no optional riders         $101.77  $147.17  $195.18 $247.55         $21.77   $67.17  $115.18 $247.55

      optional Benefit Protector                     104.33   154.89   208.08  273.45          24.33    74.89   128.08  273.45

      optional Benefit Protector Plus                105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional EDB                                   103.82   153.35   205.51  268.32          23.82    73.35   125.51  268.32

      optional GMIB and EDB                          106.97   163.05   222.10  303.81          26.97    83.05   142.10  303.81

FTVIPT Franklin Small Cap Fund - Class 2

      base contract with no optional riders          103.51   152.43   203.96  265.23          23.51    72.43   123.96  265.23

      optional Benefit Protector                     106.08   160.11   216.77  290.70          26.08    80.11   136.77  290.70

      optional Benefit Protector Plus                107.61   164.71   224.39  305.68          27.61    84.71   144.39  305.68

      optional EDB                                   105.56   158.58   214.22  285.66          25.56    78.58   134.22  285.66

      optional GMIB and EDB                          108.71   168.26   230.76  320.86          28.71    88.26   150.76  320.86

FTVIPT Mutual Shares Securities Fund - Class 2

      base contract with no optional riders          103.82   153.35   205.51  268.32          23.82    73.35   125.51  268.32

      optional Benefit Protector                     106.38   161.03   218.30  293.71          26.38    81.03   138.30  293.71

      optional Benefit Protector Plus                107.92   165.63   225.91  308.65          27.92    85.63   145.91  308.65

      optional EDB                                   105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional GMIB and EDB                          109.02   169.18   232.28  323.84          29.02    89.18   152.28  323.84

Goldman Sachs VIT CORE-SM- U.S. Equity Fund

      base contract with no optional riders          102.28   148.72   197.77  252.79          22.28    68.72   117.77  252.79

      optional Benefit Protector                     104.85   156.43   210.64  278.56          24.85    76.43   130.64  278.56

      optional Benefit Protector Plus                106.38   161.03   218.30  293.71          26.38    81.03   138.30  293.71

      optional EDB                                   104.33   154.89   208.08  273.45          24.33    74.89   128.08  273.45

      optional GMIB and EDB                          107.48   164.58   224.65  308.85          27.48    84.58   144.65  308.85

Goldman Sachs VIT Global Income Fund

      base contract with no optional riders          104.85   156.43   210.64  278.56          24.85    76.43   130.64  278.56

      optional Benefit Protector                     107.41   164.10   223.38  303.70          27.41    84.10   143.38  303.70

      optional Benefit Protector Plus                108.95   168.68   230.95  318.48          28.95    88.68   150.95  318.48

      optional EDB                                   106.90   162.57   220.84  298.72          26.90    82.57   140.84  298.72

      optional GMIB and EDB                          110.05   172.24   237.33  333.70          30.05    92.24   157.33  333.70

Goldman Sachs VIT Internet Tollkeeper Fund-SM-

      base contract with no optional riders          105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector                     108.43   167.15   228.43  313.58          28.43    87.15   148.43  313.58

      optional Benefit Protector Plus                109.97   171.73   235.98  328.22          29.97    91.73   155.98  328.22

      optional EDB                                   107.92   165.63   225.91  308.65          27.92    85.63   145.91  308.65

      optional GMIB and EDB                          111.07   175.29   242.37  343.47          31.07    95.29   162.37  343.47

Goldman Sachs VIT Mid Cap Value Fund

      base contract with no optional riders          103.82   153.35   205.51  268.32          23.82    73.35   125.51  268.32

      optional Benefit Protector                     106.38   161.03   218.30  293.71          26.38    81.03   138.30  293.71

      optional Benefit Protector Plus                107.92   165.63   225.91  308.65          27.92    85.63   145.91  308.65

      optional EDB                                   105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional GMIB and EDB                          109.02   169.18   232.28  323.84          29.02    89.18   152.28  323.84


--------------------------------------------------------------------------------
16 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment if you selected an EIGHT-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ... (continued)

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

MFS-Registered Trademark- Investors Trust Series -
Initial Class (previously MFS-Registered Trademark- Growth with Income Series)

      base contract with no optional riders         $101.98  $147.79  $196.21 $249.65         $21.98   $67.79  $116.21 $249.65

      optional Benefit Protector                     104.54   155.51   209.10  275.50          24.54    75.51   129.10  275.50

      optional Benefit Protector Plus                106.08   160.11   216.77  290.70          26.08    80.11   136.77  290.70

      optional EDB                                   104.03   153.97   206.53  270.38          24.03    73.97   126.53  270.38

      optional GMIB and EDB                          107.18   163.66   223.12  305.83          27.18    83.66   143.12  305.83

MFS-Registered Trademark- Utilities Series - Initial Class

      base contract with no optional riders          102.39   149.03   198.28  253.83          22.39    69.03   118.28  253.83

      optional Benefit Protector                     104.95   156.74   211.15  279.57          24.95    76.74   131.15  279.57

      optional Benefit Protector Plus                106.49   161.34   218.81  294.72          26.49    81.34   138.81  294.72

      optional EDB                                   104.44   155.20   208.59  274.48          24.44    75.20   128.59  274.48

      optional GMIB and EDB                          107.59   164.89   225.16  309.86          27.59    84.89   145.16  309.86

Putnam VT International Growth Fund - Class IB Shares

      base contract with no optional riders          105.26   157.66   212.69  282.62          25.26    77.66   132.69  282.62

      optional Benefit Protector                     107.82   165.32   225.40  307.66          27.82    85.32   145.40  307.66

      optional Benefit Protector Plus                109.36   169.90   232.97  322.39          29.36    89.90   152.97  322.39

      optional EDB                                   107.31   163.79   222.87  302.70          27.31    83.79   142.87  302.70

      optional GMIB and EDB                          110.46   173.46   239.35  337.62          30.46    93.46   159.35  337.62

Putnam VT Vista Fund - Class IB Shares

      base contract with no optional riders          102.49   149.34   198.80  254.87          22.49    69.34   118.80  254.87

      optional Benefit Protector                     105.05   157.04   211.66  280.59          25.05    77.04   131.66  280.59

      optional Benefit Protector Plus                106.59   161.65   219.31  295.72          26.59    81.65   139.31  295.72

      optional EDB                                   104.54   155.51   209.10  275.50          24.54    75.51   129.10  275.50

      optional GMIB and EDB                          107.69   165.20   225.67  310.86          27.69    85.20   145.67  310.86

Wells Fargo VT Asset Allocation Fund

      base contract with no optional riders          103.31   151.81   202.93  263.17          23.31    71.81   122.93  263.17

      optional Benefit Protector                     105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector Plus                107.41   164.10   223.38  303.70          27.41    84.10   143.38  303.70

      optional EDB                                   105.36   157.97   213.20  283.63          25.36    77.97   133.20  283.63

      optional GMIB and EDB                          108.51   167.65   229.74  318.87          28.51    87.65   149.74  318.87

Wells Fargo VT Corporate Bond Fund

      base contract with no optional riders          102.28   148.72   197.77  252.79          22.28    68.72   117.77  252.79

      optional Benefit Protector                     104.85   156.43   210.64  278.56          24.85    76.43   130.64  278.56

      optional Benefit Protector Plus                106.38   161.03   218.30  293.71          26.38    81.03   138.30  293.71

      optional EDB                                   104.33   154.89   208.08  273.45          24.33    74.89   128.08  273.45

      optional GMIB and EDB                          107.48   164.58   224.65  308.85          27.48    84.58   144.65  308.85

Wells Fargo VT Equity Income Fund

      base contract with no optional riders          103.31   151.81   202.93  263.17          23.31    71.81   122.93  263.17

      optional Benefit Protector                     105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector Plus                107.41   164.10   223.38  303.70          27.41    84.10   143.38  303.70

      optional EDB                                   105.36   157.97   213.20  283.63          25.36    77.97   133.20  283.63

      optional GMIB and EDB                          108.51   167.65   229.74  318.87          28.51    87.65   149.74  318.87


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 17

You would pay the following expenses on a $1,000 investment if you selected an EIGHT-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ... (continued)

                                                       A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                        END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS  5 YEARS 10 YEARS        1 YEAR  3 YEARS  5 YEARS 10 YEARS

Wells Fargo VT Equity Value Fund

      base contract with no optional riders         $103.31  $151.81  $202.93 $263.17         $23.31   $71.81  $122.93 $263.17

      optional Benefit Protector                     105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector Plus                107.41   164.10   223.38  303.70          27.41    84.10   143.38  303.70

      optional EDB                                   105.36   157.97   213.20  283.63          25.36    77.97   133.20  283.63

      optional GMIB and EDB                          108.51   167.65   229.74  318.87          28.51    87.65   149.74  318.87

Wells Fargo VT Growth Fund

      base contract with no optional riders          103.31   151.81   202.93  263.17          23.31    71.81   122.93  263.17

      optional Benefit Protector                     105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector Plus                107.41   164.10   223.38  303.70          27.41    84.10   143.38  303.70

      optional EDB                                   105.36   157.97   213.20  283.63          25.36    77.97   133.20  283.63

      optional GMIB and EDB                          108.51   167.65   229.74  318.87          28.51    87.65   149.74  318.87

Wells Fargo VT International Equity Fund

      base contract with no optional riders          103.31   151.81   202.93  263.17          23.31    71.81   122.93  263.17

      optional Benefit Protector                     105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector Plus                107.41   164.10   223.38  303.70          27.41    84.10   143.38  303.70

      optional EDB                                   105.36   157.97   213.20  283.63          25.36    77.97   133.20  283.63

      optional GMIB and EDB                          108.51   167.65   229.74  318.87          28.51    87.65   149.74  318.87

Wells Fargo VT Large Company Growth Fund

      base contract with no optional riders          103.31   151.81   202.93  263.17          23.31    71.81   122.93  263.17

      optional Benefit Protector                     105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional Benefit Protector Plus                107.41   164.10   223.38  303.70          27.41    84.10   143.38  303.70

      optional EDB                                   105.36   157.97   213.20  283.63          25.36    77.97   133.20  283.63

      optional GMIB and EDB                          108.51   167.65   229.74  318.87          28.51    87.65   149.74  318.87

Wells Fargo VT Money Market Fund

      base contract with no optional riders          101.77   147.17   195.18  247.55          21.77    67.17   115.18  247.55

      optional Benefit Protector                     104.33   154.89   208.08  273.45          24.33    74.89   128.08  273.45

      optional Benefit Protector Plus                105.87   159.50   215.75  288.69          25.87    79.50   135.75  288.69

      optional EDB                                   103.82   153.35   205.51  268.32          23.82    73.35   125.51  268.32

      optional GMIB and EDB                          106.97   163.05   222.10  303.81          26.97    83.05   142.10  303.81

Wells Fargo VT Small Cap Growth Fund

      base contract with no optional riders          105.36   157.97   213.20  283.63          25.36    77.97   133.20  283.63

      optional Benefit Protector                     107.92   165.63   225.91  308.65          27.92    85.63   145.91  308.65

      optional Benefit Protector Plus                109.46   170.20   233.47  323.36          29.46    90.20   153.47  323.36

      optional EDB                                   107.41   164.10   223.38  303.70          27.41    84.10   143.38  303.70

      optional GMIB and EDB                          110.56   173.76   239.85  338.60          30.56    93.76   159.85  338.60


* In these examples, the $30 contract administrative charge is approximated as a 0.024% charge based on our estimated average contract size. Premium taxes imposed by some state and local governments are not reflected in these tables. We entered into certain arrangements under which we are compensated by the funds' advisors and/or distributors for the administrative services we provide to the funds.



** The six-year withdrawal charge schedule is not available under contracts issued in Oregon and contracts issued through AEFA.

YOU SHOULD NOT CONSIDER THESE EXAMPLES AS REPRESENTATIONS OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
18 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

CONDENSED FINANCIAL INFORMATION

(UNAUDITED)

The following tables give per-unit information about the financial history of the subaccounts representing the highest (1.70%) and lowest (1.25%) total annual variable account expense combinations. The SAI contains tables that give per-unit information about the financial history of each subaccount. We have not provided this information for some subaccounts because they are new and do not have any history. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of this prospectus.

YEAR ENDED DEC. 31,                                                                                              2000     1999
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PBCA1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - BLUE CHIP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                                                   $1.09   $1.00
Accumulation unit value at end of period                                                                         $0.96   $1.09
Number of accumulation units outstanding at end of period (000 omitted)                                            200      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WBCA1(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - BLUE CHIP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.91      --
Number of accumulation units outstanding at end of period (000 omitted)                                             81      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCAR1(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - CAPITAL RESOURCE FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.83      --
Number of accumulation units outstanding at end of period (000 omitted)                                             --      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCAR6(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - CAPITAL RESOURCE FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.83      --
Number of accumulation units outstanding at end of period (000 omitted)                                            104      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PDEI1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.02   $1.00
Accumulation unit value at end of period                                                                         $1.00   $1.02
Number of accumulation units outstanding at end of period (000 omitted)                                            244      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WDEI1(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.08      --
Number of accumulation units outstanding at end of period (000 omitted)                                             40      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PEXI1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - EXTRA INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.03   $1.00
Accumulation unit value at end of period                                                                         $0.92   $1.03
Number of accumulation units outstanding at end of period (000 omitted)                                            278      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEXI1(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - EXTRA INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.87      --
Number of accumulation units outstanding at end of period (000 omitted)                                              8      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WFDI1(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - FEDERAL INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.05      --
Number of accumulation units outstanding at end of period (000 omitted)                                             65      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 19

YEAR ENDED DEC. 31,                                                                                              2000     1999
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WFDI6(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - FEDERAL INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.06      --
Number of accumulation units outstanding at end of period (000 omitted)                                            183      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PNDM1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - NEW DIMENSIONS
FUND-REGISTERED TRADEMARK-)
Accumulation unit value at beginning of period                                                                   $1.15   $1.00
Accumulation unit value at end of period                                                                         $1.03   $1.15
Number of accumulation units outstanding at end of period (000 omitted)                                          1,937      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WNDM1(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - NEW DIMENSIONS
FUND-REGISTERED TRADEMARK-)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.86      --
Number of accumulation units outstanding at end of period (000 omitted)                                            198      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PSCA1(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - SMALL CAP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                                                   $1.11   $1.00
Accumulation unit value at end of period                                                                         $1.14   $1.11
Number of accumulation units outstanding at end of period (000 omitted)                                             85      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSCA1(2) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - SMALL CAP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.89      --
Number of accumulation units outstanding at end of period (000 omitted)                                             39      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PCAP1(1) (INVESTING IN SHARES OF AIM V.I. CAPITAL APPRECIATION FUND)
Accumulation unit value at beginning of period                                                                   $1.26   $1.00
Accumulation unit value at end of period                                                                         $1.11   $1.26
Number of accumulation units outstanding at end of period (000 omitted)                                          1,103      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCAP1(2) (INVESTING IN SHARES OF AIM V.I. CAPITAL APPRECIATION FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.75      --
Number of accumulation units outstanding at end of period (000 omitted)                                            208      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PVAL1(1) (INVESTING IN SHARES OF AIM V.I. VALUE FUND)
Accumulation unit value at beginning of period                                                                   $1.11   $1.00
Accumulation unit value at end of period                                                                         $0.94   $1.11
Number of accumulation units outstanding at end of period (000 omitted)                                          4,769      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WVAL1(2) (INVESTING IN SHARES OF AIM V.I. VALUE FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.81      --
Number of accumulation units outstanding at end of period (000 omitted)                                          1,087      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSRG1(2) (INVESTING IN SHARES OF THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. - INITIAL SHARE CLASS)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.90      --
Number of accumulation units outstanding at end of period (000 omitted)                                            364      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSRG6(2) (INVESTING IN SHARES OF THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. - INITIAL SHARE CLASS)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.90      --
Number of accumulation units outstanding at end of period (000 omitted)                                            471      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
20 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

YEAR ENDED DEC. 31,                                                                                              2000     1999
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WISE1(2) (INVESTING IN SHARES OF FTVIPT FRANKLIN INCOME SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.99      --
Number of accumulation units outstanding at end of period (000 omitted)                                            157      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WISE6(2) (INVESTING IN SHARES OF FTVIPT FRANKLIN INCOME SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.16      --
Number of accumulation units outstanding at end of period (000 omitted)                                            153      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WRES1(2) (INVESTING IN SHARES OF FTVIPT FRANKLIN REAL ESTATE FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.18      --
Number of accumulation units outstanding at end of period (000 omitted)                                              6      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WRES6(2) (INVESTING IN SHARES OF FTVIPT FRANKLIN REAL ESTATE FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.34      --
Number of accumulation units outstanding at end of period (000 omitted)                                            144      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PSMC1(1) (INVESTING IN SHARES OF FTVIPT FRANKLIN SMALL CAP FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                   $1.43   $1.00
Accumulation unit value at end of period                                                                         $1.21   $1.43
Number of accumulation units outstanding at end of period (000 omitted)                                            855      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSMC1(2) (INVESTING IN SHARES OF FTVIPT FRANKLIN SMALL CAP FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.60      --
Number of accumulation units outstanding at end of period (000 omitted)                                            120      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMSS1(2) (INVESTING IN SHARES OF FTVIPT MUTUAL SHARES SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.11      --
Number of accumulation units outstanding at end of period (000 omitted)                                              6      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMSS6(2) (INVESTING IN SHARES OF FTVIPT MUTUAL SHARES SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.18      --
Number of accumulation units outstanding at end of period (000 omitted)                                             36      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WUSE1(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.91      --
Number of accumulation units outstanding at end of period (000 omitted)                                            102      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WUSE6(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.92      --
Number of accumulation units outstanding at end of period (000 omitted)                                          1,204      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGLI1(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT GLOBAL INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.06      --
Number of accumulation units outstanding at end of period (000 omitted)                                             63      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 21

YEAR ENDED DEC. 31,                                                                                              2000     1999
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGLI6(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT GLOBAL INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.07      --
Number of accumulation units outstanding at end of period (000 omitted)                                            187      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WITO1(3) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNET TOLLKEEPER FUND-SM-)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.67      --
Number of accumulation units outstanding at end of period (000 omitted)                                             31      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WITO6(3) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNET TOLLKEEPER FUND-SM-)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.67      --
Number of accumulation units outstanding at end of period (000 omitted)                                            110      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMCV1(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT MID CAP VALUE FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.41      --
Number of accumulation units outstanding at end of period (000 omitted)                                             60      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMCV6(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT MID CAP VALUE FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.42      --
Number of accumulation units outstanding at end of period (000 omitted)                                            414      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PGIS1(1) (INVESTING IN SHARES OF MFS-Registered Trademark- INVESTORS TRUST SERIES - INITIAL CLASS(4))
Accumulation unit value at beginning of period                                                                   $1.05   $1.00
Accumulation unit value at end of period                                                                         $1.04   $1.05
Number of accumulation units outstanding at end of period (000 omitted)                                            295      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGIS1(2) (INVESTING IN SHARES OF MFS-Registered Trademark- INVESTORS TRUST SERIES - INITIAL CLASS(4))
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.02      --
Number of accumulation units outstanding at end of period (000 omitted)                                             15      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PUTS1(1) (INVESTING IN SHARES OF MFS-Registered Trademark- UTILITIES SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                                                   $1.14   $1.00
Accumulation unit value at end of period                                                                         $1.20   $1.14
Number of accumulation units outstanding at end of period (000 omitted)                                          1,109      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WUTS1(2) (INVESTING IN SHARES OF MFS-Registered Trademark- UTILITIES SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.85      --
Number of accumulation units outstanding at end of period (000 omitted)                                            171      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PIGR1(1) (INVESTING IN SHARES OF PUTNAM VT INTERNATIONAL GROWTH FUND - CLASS IB SHARES)
Accumulation unit value at beginning of period                                                                   $1.29   $1.00
Accumulation unit value at end of period                                                                         $1.15   $1.29
Number of accumulation units outstanding at end of period (000 omitted)                                          2,474      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WIGR1(2) (INVESTING IN SHARES OF PUTNAM VT INTERNATIONAL GROWTH FUND - CLASS IB SHARES)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.75      --
Number of accumulation units outstanding at end of period (000 omitted)                                            708      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
22 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

YEAR ENDED DEC. 31,                                                                                              2000     1999
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT PVIS1(1) (INVESTING IN SHARES OF PUTNAM VT VISTA FUND - CLASS IB SHARES)
Accumulation unit value at beginning of period                                                                   $1.30   $1.00
Accumulation unit value at end of period                                                                         $1.23   $1.30
Number of accumulation units outstanding at end of period (000 omitted)                                          1,798      --
Ratio of operating expense to average net assets                                                                  1.25%   1.25%
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WVIS1(2) (INVESTING IN SHARES OF PUTNAM VT VISTA FUND - CLASS IB SHARES)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.73      --
Number of accumulation units outstanding at end of period (000 omitted)                                            814      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WAAL1(2) (INVESTING IN SHARES OF WELLS FARGO VT ASSET ALLOCATION FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.98      --
Number of accumulation units outstanding at end of period (000 omitted)                                            480      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WAAL6(2) (INVESTING IN SHARES OF WELLS FARGO VT ASSET ALLOCATION FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.99      --
Number of accumulation units outstanding at end of period (000 omitted)                                          3,351      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCBD1(2) (INVESTING IN SHARES OF WELLS FARGO VT CORPORATE BOND FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.06      --
Number of accumulation units outstanding at end of period (000 omitted)                                             68      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCBD6(2) (INVESTING IN SHARES OF WELLS FARGO VT CORPORATE BOND FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.08      --
Number of accumulation units outstanding at end of period (000 omitted)                                            660      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEQI1(2) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.12      --
Number of accumulation units outstanding at end of period (000 omitted)                                            104      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEQI6(2) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.13      --
Number of accumulation units outstanding at end of period (000 omitted)                                            765      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEQV1(2) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY VALUE FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.09      --
Number of accumulation units outstanding at end of period (000 omitted)                                            136      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEQV6(2) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY VALUE FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.09      --
Number of accumulation units outstanding at end of period (000 omitted)                                             36      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGRO1(2) (INVESTING IN SHARES OF WELLS FARGO VT GROWTH FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.87      --
Number of accumulation units outstanding at end of period (000 omitted)                                             42      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 23

YEAR ENDED DEC. 31,                                                                                              2000     1999
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGRO6(2) (INVESTING IN SHARES OF WELLS FARGO VT GROWTH FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.87      --
Number of accumulation units outstanding at end of period (000 omitted)                                            340      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WIEQ1(5) (INVESTING IN SHARES OF WELLS FARGO VT INTERNATIONAL EQUITY FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.89      --
Number of accumulation units outstanding at end of period (000 omitted)                                              6      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WIEQ6(5) (INVESTING IN SHARES OF WELLS FARGO VT INTERNATIONAL EQUITY FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.89      --
Number of accumulation units outstanding at end of period (000 omitted)                                             88      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WLCG1(2) (INVESTING IN SHARES OF WELLS FARGO VT LARGE COMPANY GROWTH FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.95      --
Number of accumulation units outstanding at end of period (000 omitted)                                          1,011      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WLCG6(2) (INVESTING IN SHARES OF WELLS FARGO VT LARGE COMPANY GROWTH FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.95      --
Number of accumulation units outstanding at end of period (000 omitted)                                          5,711      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMMK1(2) (INVESTING IN SHARES OF WELLS FARGO VT MONEY MARKET FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.02      --
Number of accumulation units outstanding at end of period (000 omitted)                                            404      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMMK6(2) (INVESTING IN SHARES OF WELLS FARGO VT MONEY MARKET FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $1.04      --
Number of accumulation units outstanding at end of period (000 omitted)                                          1,717      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSCG1(2) (INVESTING IN SHARES OF WELLS FARGO VT SMALL CAP GROWTH FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.56      --
Number of accumulation units outstanding at end of period (000 omitted)                                            445      --
Ratio of operating expense to average net assets                                                                  1.70%     --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSCG6(2) (INVESTING IN SHARES OF WELLS FARGO VT SMALL CAP GROWTH FUND)
Accumulation unit value at beginning of period                                                                   $1.00      --
Accumulation unit value at end of period                                                                         $0.56      --
Number of accumulation units outstanding at end of period (000 omitted)                                          2,024      --
Ratio of operating expense to average net assets                                                                  1.25%     --
------------------------------------------------------------------------------------------------------------------------------------

(1) Operations commenced on Nov. 9, 1999.

(2) Operations commenced on March 3, 2000.

(3) Operations commenced on May 1, 2000.

(4) Previously named MFS-Registered Trademark- Growth with Income Series.

(5) Operations commenced on July 3, 2000.

FINANCIAL STATEMENTS

You can find the audited financial statements of the subaccounts with financial history in the SAI. The SAI does not include the audited financial statements for some of the subaccounts because they are new and have not had any activity to date. You can find our audited financial statements later in this prospectus.


--------------------------------------------------------------------------------
24 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

PERFORMANCE INFORMATION

Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in funds. Currently we do not provide performance information for some of the subaccounts because they are new and have not had any activity to date. However, we show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.

We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.

Total return figures do not reflect any purchase payment credits.


We may show total return quotations by means of schedules, charts or graphs. Total return figures reflect deduction of the following charges:


-   contract administrative charge,

-   variable account administrative charge,



-   Enhanced Death Benefit Rider fee,

-   Guaranteed Minimum Income Benefit Rider fee,

-   applicable mortality and expense risk fee, and

- withdrawal charge (assuming a withdrawal at the end of the illustrated period).



We may also show optional total return quotations that reflect deduction of the Benefit Protector(SM) Death Benefit Rider fee or the Benefit Protector(SM) Plus Death Benefit Rider fee.

We also show optional total return quotations that do not reflect deduction of the withdrawal charge (assuming no withdrawal), or fees for any of the optional features.



AVERAGE ANNUAL TOTAL RETURN is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

CUMULATIVE TOTAL RETURN is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

ANNUALIZED SIMPLE YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

ANNUALIZED COMPOUND YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than the simple yield because of the compounding effect of the assumed reinvestment.

ANNUALIZED YIELD (FOR SUBACCOUNTS INVESTING IN INCOME FUNDS) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 25

THE VARIABLE ACCOUNT AND THE FUNDS

You may allocate payments to any or all of the subaccounts of the variable account that invest in shares of the following funds:

---------------- ------------------------------ ------------------------------------------- -----------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR
                                                                                            MANAGER
---------------- ------------------------------ ------------------------------------------- -----------------------------
PBCA1            AXP-Registered Trademark-      Objective: long-term total return           IDS Life Insurance Company
WBCA1            Variable Portfolio -  Blue     exceeding that of the U.S. stock market.    (IDS Life), investment manager;
WBCA3            Chip Advantage Fund            Invests primarily in common stocks of       American Express Financial
WBCA4                                           companies included in the unmanaged S&P     Corporation (AEFC), investment
                                                500 Index.                                  advisor.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WCAR1            AXP-Registered Trademark-      Objective: capital appreciation. Invests    IDS Life, investment
WCAR3            Variable Portfolio - Capital   primarily in U.S. common stocks and other   manager; AEFC, investment
WCAR4            Resource Fund                  securities convertible into common stocks.  advisor.
WCAR6
---------------- ------------------------------ ------------------------------------------- -----------------------------
PDEI1            AXP-Registered Trademark-      Objective: a high level of current income   IDS Life, investment
WDEI1            Variable Portfolio -           and, as a secondary goal, steady growth     manager; AEFC, investment
WDEI3            Diversified Equity  Income     of capital. Invests primarily in            advisor.
WDEI4            Fund                           dividend-paying common and preferred
                                                stocks.
---------------- ------------------------------ ------------------------------------------- -----------------------------
PEXI1            AXP-Registered Trademark-      Objective: high current income, with        IDS Life, investment
WEXI1            Variable Portfolio - Extra     capital growth as a secondary objective.    manager; AEFC, investment
WEXI3            Income Fund                    Invests primarily in high-yielding,         advisor.
WEXI4                                           high-risk corporate bonds issued by U.S.
                                                and foreign companies and governments.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WFDI1            AXP-Registered Trademark-      Objective: a high level of current income   IDS Life, investment
WFDI3            Variable Portfolio - Federal   and safety of principal consistent with     manager; AEFC, investment
WFDI4            Income Fund                    an investment in U.S. government and        advisor.
WFDI6                                           government agency securities. Invests
                                                primarily in debt obligations issued or
                                                guaranteed as to principal and interest
                                                by the U.S. government, its agencies or
                                                instrumentalities.
---------------- ------------------------------ ------------------------------------------- -----------------------------
PNDM1            AXP-Registered Trademark-      Objective: long-term growth of capital.     IDS Life, investment
WNDM1            Variable Portfolio -  New      Invests primarily in common stocks of       manager; AEFC, investment
WNDM3            Dimensions Fund-Registered     U.S. and foreign companies showing          advisor.
WNDM4            Trademark-                     potential for significant growth.
---------------- ------------------------------ ------------------------------------------- -----------------------------
PSCA1            AXP-Registered Trademark-      Objective: long-term capital growth.        IDS Life, investment
WSCA1            Variable Portfolio - Small     Invests primarily in equity stocks of       manager; AEFC, investment
WSCA3            Cap Advantage Fund             small companies that are often included     advisor; Kenwood Capital
WSCA4                                           in the S&P SmallCap 600 Index or the        Management LLC,
                                                Russell 2000 Index.                         sub-investment advisor.
---------------- ------------------------------ ------------------------------------------- -----------------------------


PCAP1            AIM V.I. Capital               Objective: growth of capital. Invests       A I M Advisors, Inc.
WCAP1            Appreciation Fund              mainly  in common stocks of companies
WCAP3                                           likely to benefit from new or
WCAP4                                           innovative products, services or
                                                processes as well as those with
                                                above-average growth and
                                                excellent prospects for future
                                                growth.
---------------- ------------------------------ ------------------------------------------- -----------------------------



--------------------------------------------------------------------------------
26 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

---------------- ------------------------------ ------------------------------------------- -----------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR
                                                                                            MANAGER
---------------- ------------------------------ ------------------------------------------- -----------------------------
PVAL1            AIM V.I. Value Fund            Objective: long-term growth of capital      A I M Advisors, Inc.
WVAL1                                           with income as a secondary objective.
WVAL3                                           Invests primarily in equity
WVAL4                                           securities judged to be
                                                undervalued relative to the
                                                investment advisor's appraisal
                                                of the current or projected
                                                earnings of the companies
                                                issuing the securities, or
                                                relative to current market
                                                values of assets owned by the
                                                companies issuing the
                                                securities, or relative to the
                                                equity market generally.
---------------- ------------------------------ ------------------------------------------- -----------------------------


WSRG1            The Dreyfus Socially           Objective: capital growth, with current     The Dreyfus Corporation,
WSRG3            Responsible Growth  Fund,      income as a secondary objective. Invests    investment advisor; NCM
WSRG4            Inc. - Initial Share Class     primarily in the common stock of            Capital Management Group,
WSRG6                                           companies that, in the opinion of the       Inc.,  sub-investment
                                                fund's management, meet traditional         advisor.
                                                investment standards and conduct their
                                                business in a manner that contributes to
                                                the enhancement of the quality of life in
                                                America.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WDYC1            Fidelity VIP Dynamic Capital   Objective: capital appreciation. Invests    Fidelity Management &
WDYC3            Appreciation Portfolio         primarily in growth or value common         Research Company (FMR),
WDYC4            (Service Class 2)              stocks of domestic and foreign issuers.     investment manager; FMR
WDYC6                                                                                       U.K., FMR Far East,
                                                                                            Fidelity Investments Japan
                                                                                            Limited (FIJ) and FMR Co.
                                                                                            Inc. (FMRC), sub-investment
                                                                                            advisors
---------------- ------------------------------ ------------------------------------------- -----------------------------
WHIP1            Fidelity VIP High Income       Objective: high level of current income     FMR, investment manager;
WHIP3            Portfolio (Service Class 2)    while also considering growth of capital.   FMR U.K., FMR Far East, FIJ
WHIP4                                           Invests primarily in foreign and            and FMRC, sub-investment
WHIP6                                           domestic issued income-producing debt       advisors.
                                                securities,  preferred
                                                stocks and convertible
                                                securities, with an emphasis on
                                                lower-quality debt securities.
                                                Invests in companies in troubled
                                                or uncertain financial
                                                condition.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WMDC1            Fidelity VIP Mid Cap           Objective: long-term growth of capital.     FMR, investment manager;
WMDC3            Portfolio (Service Class 2)    Invests primarily in medium market          FMR U.K., FMR Far East, FIJ
WMDC4                                           capitalization common stocks.               and FMRC, sub-investment
WMDC6                                                                                       advisors.

---------------- ------------------------------ ------------------------------------------- -----------------------------
WISE1            FTVIPT Franklin Income         Objective: maximize income while            Franklin Advisers, Inc.
WISE3            Securities Fund - Class 2      maintaining prospects for capital
WISE4                                           appreciation. Invests primarily
WISE6                                           in a diversified portfolio of
                                                debt and equity securities,
                                                including high yield,
                                                lower-rated "junk bonds."


---------------- ------------------------------ ------------------------------------------- -----------------------------
WRES1            FTVIPT Franklin Real Estate    Objective: capital appreciation with a      Franklin Advisers, Inc.
WRES3            Fund - Class 2                 secondary goal to earn current income.
WRES4                                           Invests primarily in equity
WRES6                                           securities of companies
                                                operating in the real estate
                                                industry, primarily equity real
                                                estate investment trusts
                                                (REITS).
---------------- ------------------------------ ------------------------------------------- -----------------------------



--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 27

---------------- ------------------------------ ------------------------------------------- -----------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR
                                                                                            MANAGER

---------------- ------------------------------ ------------------------------------------- -----------------------------

PSMC1            FTVIPT Franklin Small Cap      Objective: long-term capital growth.        Franklin Advisers, Inc.
WSMC1            Fund - Class 2                 Invests primarily in equity securities of
WSMC3                                           U.S. small capitalization (small cap)
WSMC4                                           companies with market cap values
                                                not exceeding (i) $1.5 billion,
                                                or (ii) the highest market cap
                                                value in the Russell
                                                2000-Registered Trademark-
                                                Index, whichever is greater, at
                                                the time of purchase.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WMSS1            FTVIPT Mutual Shares           Objective: capital appreciation, with       Franklin Mutual Advisers,
WMSS3            Securities Fund - Class 2      income as a secondary goal. Invests         LLC
WMSS4                                           primarily in equity securities
WMSS6                                           of companies that the manager
                                                believes are available at market
                                                prices less than their value
                                                based on certain recognized or
                                                objective criteria (intrinsic
                                                value).
---------------- ------------------------------ ------------------------------------------- -----------------------------
WUSE1            Goldman Sachs VIT CORE-SM-     Objective: seeks long-term growth of        Goldman Sachs Asset
WUSE3            U.S. Equity Fund               capital and dividend income. Invests        Management
WUSE4                                           primarily in a broadly diversified
WUSE6                                           portfolio of large-cap and blue chip
                                                equity securities representing all major
                                                sectors of the U.S. economy.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WGLI1            Goldman Sachs VIT Global       Objective: seeks high total return,         Goldman Sachs Asset
WGLI3            Income Fund                    emphasizing current income, and, to a       Management International
WGLI4                                           lesser extent, providing opportunities
WGLI6                                           for capital appreciation. Invests
                                                primarily in a portfolio of high quality
                                                fixed-income securities of U.S. and
                                                foreign issuers and enters into
                                                transactions in foreign currencies.
---------------- ------------------------------ ------------------------------------------- -----------------------------
SITO2            Goldman Sachs VIT Internet     Objective: seeks long-term growth of        Goldman Sachs Asset
WITO1            Tollkeeper Fund-SM-            capital. Invests primarily in equity        Management
WITO4                                           securities of companies the
WITO6                                           investment adviser believes will
                                                benefit from the growth of the
                                                Internet by providing access,
                                                infrastructure, content and
                                                services to Internet companies
                                                and customers.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WMCV1            Goldman Sachs VIT Mid Cap      Objective: seeks long-term capital          Goldman Sachs Asset
WMCV3            Value Fund                     appreciation. Invests primarily in          Management
WMCV4                                           mid-capitalization companies
WMCV6                                           within the range of the market
                                                capitalization of companies
                                                constituting the Russell Midcap
                                                Value index at the time of
                                                investment.
---------------- ------------------------------ ------------------------------------------- -----------------------------
PGIS1            MFS-Registered Trademark-      Objective: long-term growth of capital      MFS Investment
WGIS1            Investors Trust Series -       with a secondary objective to seek          Management-Registered
WGIS3            Initial Class (previously      reasonable current income. Invests          Trademark-
WGIS4            MFS-Registered Trademark-      primarily in common stocks and related
                 Growth with Income Series)     securities, such as preferred stocks,
                                                convertible securities and depositary
                                                receipts for those securities.

---------------- ------------------------------ ------------------------------------------- -----------------------------
PUTS1            MFS-Registered Trademark-      Objective: capital growth and current       MFS Investment
WUTS1            Utilities Series -  Initial    income. Invests primarily in equity and     Management-Registered
WUTS3            Class                          debt securities of domestic and foreign     Trademark-
WUTS4                                           companies in the utilities industry.
---------------- ------------------------------ ------------------------------------------- -----------------------------


--------------------------------------------------------------------------------
28 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

---------------- ------------------------------ ------------------------------------------- -----------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR
                                                                                            MANAGER
---------------- ------------------------------ ------------------------------------------- -----------------------------

PIGR1            Putnam VT International        Objective: capital appreciation. Invests    Putnam Investment
WIGR1            Growth Fund - Class IB Shares  mainly in growth stocks outside the         Management, LLC
WIGR3                                           United States that reflect a
WIGR4                                           value lower than that which
                                                Putnam Management places on the
                                                company or whose earnings we
                                                believe are likely to grow over
                                                time.
---------------- ------------------------------ ------------------------------------------- -----------------------------
PVIS1            Putnam VT Vista Fund -         Objective: capital appreciation. Invests    Putnam Investment
WVIS1            Class IB Shares                mainly in common stocks of mid-sized U.S.   Management, LLC
WVIS3                                           companies with a focus on growth stocks.
WVIS4

---------------- ------------------------------ ------------------------------------------- -----------------------------
WAAL1            Wells Fargo VT Asset           Objective: long-term total return,          Wells Fargo Funds
WAAL3            Allocation Fund                consistent with reasonable risk. Invests    Management, LLC, advisor;
WAAL4                                           primarily in the securities of various      Barclays Global Fund
WAAL6                                           indexes to replicate the total return of    Advisors, sub-advisor.
                                                the index. We use an asset allocation
                                                model to allocate and reallocate assets
                                                among common stocks (S&P 500 Index), U.S.
                                                Treasury bonds (Lehman Brothers 20+ Bond
                                                Index) and money market instruments,
                                                operating from a target allocation of 60%
                                                stocks and 40% bonds.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WCBD1            Wells Fargo VT Corporate       Objective: high level of current income     Wells Fargo Funds
WCBD3            Bond Fund                      consistent with reasonable risk. Invests    Management, LLC, advisor;
WCBD4                                           primarily in corporate debt securities of   Wells Capital Management
WCBD6                                           any maturity.                               Incorporated,  sub-advisor.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WEQI1            Wells Fargo VT Equity          Objective: long-term capital appreciation   Wells Fargo Funds
WEQI3            Income Fund                    and above-average dividend income.          Management, LLC, advisor;
WEQI4                                           Invests primarily in common stocks of       Wells Capital Management
WEQI6                                           large, high-quality domestic companies      Incorporated, sub-advisor.
                                                with above-average return potential
                                                and above-average dividend income.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WEQV1            Wells Fargo VT Equity  Value   Objective: long-term capital                Wells Fargo Funds
WEQV3            Fund                           appreciation. Invests primarily in equity   Management, LLC, advisor;
WEQV4                                           securities that we believe are              Wells Capital Management
WEQV6                                           undervalued in relation to the overall      Incorporated,  sub-advisor.
                                                stock markets.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WGRO1            Wells Fargo VT Growth Fund     Objective: long-term capital                Wells Fargo Funds
WGRO3                                           appreciation. Invests primarily in common   Management, LLC, advisor;
WGRO4                                           stocks and other equity securities. We      Wells Capital Management
WGRO6                                           look for companies that have a strong       Incorporated,  sub-advisor.
                                                earnings growth trend that we believe
                                                have above-average prospects for future
                                                growth.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WIEQ1            Wells Fargo VT International   Objective: total return with an emphasis    Wells Fargo Funds
WIEQ3            Equity Fund                    on capital appreciation over the            Management, LLC, advisor;
WIEQ4                                           long-term. Invests primarily in equity      Wells Capital Management
WIEQ6                                           securities of non-U.S. companies.           Incorporated,  sub-advisor.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WLCG1            Wells Fargo VT Large Company   Objective: long-term capital                Wells Fargo Funds
WLCG3            Growth Fund                    appreciation. Invests primarily in common   Management, LLC, advisor;
WLCG4                                           stock of large, high-quality domestic       Peregrine Capital
WLCG6                                           companies that have superior growth         Management, Inc.,
                                                potential.                                  sub-advisor.
---------------- ------------------------------ ------------------------------------------- -----------------------------


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 29

---------------- ------------------------------ ------------------------------------------- -----------------------------
SUBACCOUNT       INVESTING IN                   INVESTMENT OBJECTIVES AND POLICIES          INVESTMENT ADVISOR OR
                                                                                            MANAGER
---------------- ------------------------------ ------------------------------------------- -----------------------------
WMMK1            Wells Fargo VT Money  Market   Objective: current income, while            Wells Fargo Funds
WMMK3            Fund                           preserving capital and liquidity. Invests   Management, LLC, advisor;
WMMK4                                           primarily in high-quality, U.S.             Wells Capital Management
WMMK6                                           dollar-denominated money market             Incorporated,  sub-advisor.
                                                instruments, including debt obligations.
---------------- ------------------------------ ------------------------------------------- -----------------------------
WSCG1            Wells Fargo VT Small Cap       Objective: long-term capital                Wells Fargo Funds
WSCG3            Growth Fund                    appreciation. Invests primarily in common   Management, LLC, advisor;
WSCG4                                           stocks issued by companies whose market     Wells Capital Management
WSCG6                                           capitalization falls within the range of    Incorporated,  sub-advisor.
                                                the Russell 2000 Index, which is
                                                considered a small capitalization index.
---------------- ------------------------------ ------------------------------------------- -----------------------------

A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses are also available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the boards of directors or trustees of the appropriate funds will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds' prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.


--------------------------------------------------------------------------------
30 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

THE FIXED ACCOUNTS

GUARANTEE PERIOD ACCOUNTS (GPAS)

You may allocate purchase payments to one or more of the GPAs with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Some states also restrict the amount you can allocate to these accounts.

Each GPA pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The minimum guaranteed interest rate on the GPAs is 3%.


The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing American Enterprise Life annuities, product design, competition and American Enterprise Life's revenues and other expenses. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES ABOVE THE 3% RATE.


You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company.

We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

- Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;


- Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies -- Standard & Poor's, Moody's Investors Service or Fitch (formerly Duff & Phelp's) -- or are rated in the two highest grades by the National Association of Insurance Commissioners;


- Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

- Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 31

MARKET VALUE ADJUSTMENT (MVA)

We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as "early withdrawals" in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA.

Before we look at the MVA formula, it may help to look in a general way at how comparing your GPA's guaranteed rate and the rate for a new GPA affects the MVA.

Relationship between your GPA's guaranteed rate and the new GPA for the same time as the Guarantee Period remaining on your GPA:

                           IF YOUR GPA RATE IS:                      THE MVA IS:

                     Less than the new GPA rate + 0.10%                Negative
                     Equal to the new GPA rate + 0.10%                 Zero
                     Greater than the new GPA rate + 0.10%             Positive


GENERAL EXAMPLES


Assume:

- You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

- We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.

- After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

EXAMPLE 1: Remember that your GPA is earning 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. We add 0.10% to the 5.0% rate to get 5.10%. Your GPA's 4.5% rate is less than the 5.10% rate and, as reflected in the table above, the MVA will be negative.

EXAMPLE 2: Remember again that your GPA is earning 4.5%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. We add 0.10% to the 4.0% rate to get 4.10%. In this example, since your GPA's 4.5% rate is greater than the 4.10% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

SAMPLE MVA CALCULATIONS:

The precise MVA formula we apply is as follows:

                                        to the power of n/12
                                   l + i
   EARLY WITHDRAWAL AMOUNT x [(-------------)- 1] = MVA
                               1 + j + .001

   Where i = rate earned in the GPA from which amounts are being transferred or withdrawn.
         j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.
         n = number of months remaining in the current Guarantee Period
             (rounded up).


EXAMPLES


Using assumptions similar to those we used in the examples above:

- You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

- We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.

- After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

--------------------------------------------------------------------------------
32 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

EXAMPLE 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. Using the formula above, we determine the MVA as follows:

                                             to the power of 84/12
                                   1.045
                    $1,000 x [(--------------)- 1] = - $39.28
                               1 + .05 + .001

In this example, the MVA is a negative $39.28.

EXAMPLE 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. Using the formula above, we determine the MVA as follows:

                                              to the power of 84/12
                                   1.045
                    $1,000 x [(--------------)- 1] = $27.21
                               1 + .04 + .001

In this example, the MVA is a positive $27.21.

Please note that when you allocate your purchase payment to the ten-year GPA and you have begun your fourth contract year at the beginning of the Guarantee Period, your withdrawal charge percentage is 4% if you chose the six-year schedule and 6% if you chose the eight-year schedule. (See "Charges -- Withdrawal Charge.") We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for the annual contract administrative charge, to amounts we pay as death claims or to automatic transfers from the two-year Guarantee Period Account. In some states, the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT


You may also allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing American Enterprise Life annuities, product design, competition, and American Enterprise Life's revenues and expenses.


Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 33

BUYING YOUR CONTRACT


Your sales representative will help you complete and submit an application and send it along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You may buy only a nonqualified annuity (by rollover only) or a qualified annuity from your Wells Fargo sales representative without prior approval. You may buy a qualified annuity or a nonqualified annuity through your AEFA sales representative. You can buy another contract with the same underlying funds but with different mortality and expense risk fees and withdrawal charges. For information on this contract please call us at the telephone number listed on the first page of this prospectus or ask your sales representative.


You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you apply, you may select:

-  the length of the withdrawal charge period (six or eight years)(1);

-  the optional Benefit Protector-SM- Death Benefit Rider(2);

-  the optional Benefit Protector-SM- Plus Death Benefit Rider(2);

-  the optional Enhanced Death Benefit Rider(2);

-  the optional Guaranteed Minimum Income Benefit Rider(3);

- the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest(4);

-  how you want to make purchase payments; and

-  a beneficiary.

(1) The six-year withdrawal charge schedule is not available under contracts issued in Oregon and contracts issued through AEFA.

(2) You may select one of the following: the EDB, the Benefit Protector or the Benefit Protector Plus. Riders may not be available in all states. The Benefit Protector and the Benefit Protector Plus are only available if you and the annuitant are 75 or younger at contract issue. The EDB is only available if both you and the annuitant are 79 or younger at contract issue.

(3) The GMIB is only available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. Riders may not be available in all states.

(4) Some states restrict the amount you can allocate to the fixed accounts.

The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed accounts and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date. For contracts issued in Oregon, purchase payments may not be made after the first contract anniversary.

THE RETIREMENT DATE

Annuity payouts are scheduled to begin on the retirement date. When we process your application, we will establish the retirement date to the maximum age or date described below. You can also select a date within the maximum limits. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

FOR NONQUALIFIED ANNUITIES AND ROTH IRAS, the retirement date must be:

-  no earlier than the 30th day after the contract's effective date; and

- no later than the annuitant's 85th birthday or the tenth contract anniversary, if purchased after age 75.

FOR QUALIFIED ANNUITIES (EXCEPT ROTH IRAS), to avoid IRS penalty taxes, the retirement date generally must be:

-  on or after the date the annuitant reaches age 59 1/2; and

- for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2.

If you take the minimum IRA distribution as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.

--------------------------------------------------------------------------------
34 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

BENEFICIARY

We will pay your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)

PURCHASE PAYMENTS

Purchase payments are limited and may not be made after the first contract anniversary for contracts issued in Oregon.

MINIMUM PURCHASE PAYMENTS:

   If paying by SIP(1):                      $100,000 initial payment for contracts issued through AEFA.
                                             $50 initial payment for all other contracts.
                                             $50 for additional payments.

   If paying by any other method:            $100,000 initial payment for contracts issued through AEFA.
                                             $5,000 initial payment for all other contracts issued in South
                                                Carolina, Texas and Washington.
                                             $2,000 initial payment for all other contracts issued in all other states.
                                             $100 for additional payments.

(1) Payments made using SIP must total $2,000 before you can make partial withdrawals.

MAXIMUM TOTAL ALLOWABLE PURCHASE PAYMENTS(2)
    (WITHOUT PRIOR APPROVAL):                $1,000,000

(2) This limit applies in total to all American Enterprise Life annuities you own. We reserve the right to increase the maximum limit. For qualified annuities, the tax-deferred retirement plan's or the Code's limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

1 BY LETTER:

Send your check along with your name and contract number to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

2 BY SIP:

Contact your sales representative to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS

You will generally receive a purchase payment credit with every payment you make to your contract. We apply this credit immediately. We allocate the credit to the fixed accounts and subaccounts in the same proportions as your purchase payment. We apply the credit as a percentage of your net current payment based on the following schedule:

                              IF TOTAL NET PAYMENTS* MADE DURING                THEN THE PURCHASE PAYMENT
                               THE LIFE OF THE CONTRACT EQUALS...              CREDIT PERCENTAGE EQUALS...

                                    Less than $10,000                                      1%
                                    $10,000 to less than 1 million                         2
                                    $1 million to less than 5 million                      3
                                    $5 million and over                                    4

* Net payments equal total payments less total withdrawals.

If you make any additional payments that cause the contract to become eligible for a higher percentage credit, we will add credits to your prior payments (less total withdrawals). We allocate credits according to the purchase payment allocation on the date we add the credits to the contract.

We fund the credit from our general account. We do not consider credits to be "investments" for income tax purposes. (See "Taxes.")

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example your purchase payment check is returned for insufficient funds).

--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 35

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to "Contingent events" (see "Charges -- Contingent events"), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

CHARGES

CONTRACT ADMINISTRATIVE CHARGE

We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed accounts in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE

We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE

We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. For contracts with a six-year withdrawal charge schedule, this fee totals 1.35% of their average daily net assets on an annual basis. For contracts with an eight-year withdrawal charge schedule, this fee totals 1.10% of their average daily net assets on an annual basis. This fee covers the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. If you choose the optional Enhanced Death Benefit Rider, we will charge an additional 0.20% of the average daily net assets on annual basis (see "Enhanced Death Benefit Rider fee" below). These fees do not apply to the fixed accounts. We cannot increase these fees.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

- first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

- then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.

BENEFIT PROTECTOR-SM- DEATH BENEFIT RIDER FEE

We charge a fee for the optional feature only if you select it(1). If selected, we deduct 0.25% of your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

When annuity payouts begin, or if you terminate the contract for any reason other than death, we will deduct this fee, adjusted for the number of calendar days coverage was in place. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits. We can increase this fee on new contracts up to a maximum of 0.75%.

--------------------------------------------------------------------------------
36 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

BENEFIT PROTECTOR-SM- PLUS DEATH BENEFIT RIDER FEE

We charge a fee for the optional feature only if you select it(1). If selected, we deduct 0.40% of your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

When annuity payouts begin, or if you terminate the contract for any reason other than death, we will deduct this fee, adjusted for the number of calendar days coverage was in place. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits. We can increase this fee on new contracts up to a maximum of 1.25%.

ENHANCED DEATH BENEFIT RIDER FEE

We charge a fee for this optional feature only if you select it(1). If selected, we apply this fee daily to the subaccounts as part of the mortality and expense risk fee. It is reflected in the unit values of the subaccounts and it totals 0.20% of their average daily net assets on an annual basis. We cannot increase the fee.

(1) You may select one of the following: the EDB, the Benefit Protector or the Benefit Protector Plus. Riders may not be available in all states. The Benefit Protector and the Benefit Protector Plus are only available if you and the annuitant are 75 or younger at contract issue. The EDB is only available if both you and the annuitant are 79 or younger at contract issue.

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE

We charge a fee (currently 0.30%) based on the GMIB benefit base for this optional feature only if you select it(2). If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the GMIB fee on new contracts up to a maximum of 0.75%. For details on how we calculate the fee, see "Optional Benefits -- Guaranteed Minimum Income Benefit Rider."

(2) The GMIB is only available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. Riders may not be available in all states.

WITHDRAWAL CHARGE

If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within six or eight years before withdrawal. You select the withdrawal charge period at the time of your application for the contract*. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts -- Market Value Adjustments (MVA).")

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1. First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary's contract value. (We consider your initial purchase payment to be the prior anniversary's contract value during the first contract year.) We do not assess a withdrawal charge on this amount.

2. Next, we withdraw contract earnings, if any, that are greater than the annual 10% free withdrawal amount described in number one above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

   NOTE: We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed accounts.

3. Next we withdraw purchase payments received prior to the withdrawal charge period you selected and shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4. Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a "first-in, first-out" (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 37

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn, depending on the schedule you selected*:

                SIX-YEAR SCHEDULE                                                    EIGHT-YEAR SCHEDULE
YEARS FROM PURCHASE            WITHDRAWAL CHARGE                       YEARS FROM PURCHASE           WITHDRAWAL CHARGE
  PAYMENT RECEIPT                 PERCENTAGE                             PAYMENT RECEIPT                PERCENTAGE

         1                            8%                                       1                            8%

         2                            8                                        2                            8

         3                            8                                        3                            8

         4                            6                                        4                            8

         5                            4                                        5                            8

         6                            2                                        6                            6

         Thereafter                   0                                        7                            4

                                                                               8                            2

                                                                               Thereafter                   0

* The six-year withdrawal charge schedule is not available under contracts issued in Oregon and contracts issued through AEFA.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

EXAMPLE: Assume you requested a withdrawal of $1,000 and there is a withdrawal charge of 7%. The total amount we actually deduct from your contract is $1,075.26. We determine this amount as follows:

     AMOUNT REQUESTED                 $1,000
--------------------------     OR     ------   =  $1,075.26
 1.00 - WITHDRAWAL CHARGE              .93

By applying the 7% withdrawal charge to $1,075.26, the withdrawal charge is $75.26. We pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

WITHDRAWAL CHARGE UNDER ANNUITY PAYOUT PLAN E -- PAYOUTS FOR A SPECIFIED PERIOD:
Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. If the original contract had a six-year withdrawal charge schedule, the discount rate we use in the calculation will be 5.32% if the assumed investment rate is 3.5% and 6.82% if the assumed investment rate is 5%. If the original contract had an eight-year withdrawal charge schedule, the discount rate we use in the calculation will be 5.07% if the assumed investment rate is 3.5% and 6.57% if the assumed investment rate is 5%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment rate minus the present value of the remaining payouts using the discount rate. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

WITHDRAWAL CHARGE CALCULATION EXAMPLE

The following is an example of the calculation we would make to determine the withdrawal charge on a contract with an eight-year withdrawal charge schedule with this history:

- The contract date is Nov. 1, 2001 with a contract year of Nov. 1 through Oct. 30 and with an anniversary date of Nov. 1 each year; and

-  We received these payments

   -- $10,000 Nov. 1, 2001;

   -- $8,000 Dec. 31, 2007; and

   -- $6,000 Feb. 20, 2009; and


- You withdraw the contract for its total withdrawal value of $38,101 on Aug. 5, 2011 and made no other withdrawals during that contract year; and


-  The prior anniversary Nov. 1, 2010 contract value was $38,488.

WITHDRAWAL CHARGE          EXPLANATION


     $    0                $3,848.80 is 10% of the prior anniversary's contract
                           value withdrawn without withdrawal charge; and


          0 $10,252.20 is contract earnings in excess of the 10% free withdrawal amount withdrawn without withdrawal charge; and

          0 $10,000 Nov. 1, 2001 payment was received nine or more years before withdrawal and is withdrawn without withdrawal charge; and

        640 $8,000 Dec. 31, 2007 payment is in its fourth year from receipt, withdrawn with an 8% withdrawal charge;
                           and

        480                $6,000 Feb. 20, 2009 payment is in its third year
                           from receipt withdrawn with an 8% withdrawal charge.
  ---------
     $1,120


--------------------------------------------------------------------------------
38 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

WAIVER OF WITHDRAWAL CHARGES

We do not assess withdrawal charges for:

-  withdrawals of any contract earnings;


- withdrawals of amounts totaling up to 10% of your prior contract anniversary's contract value to the extent it exceeds contract earnings;


- required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);

-  contracts settled using an annuity payout plan;

- withdrawals made as a result of one of the "Contingent events"* described below to the extent permitted by state law (see your contract for additional conditions and restrictions);

-  amounts we refund to you during the free look period;* and

-  death benefits.*

* However, we will reverse certain purchase payment credits up to the maximum withdrawal charge. (See "Buying Your Contract -- Purchase Payment Credits.")

CONTINGENT EVENTS

- Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

- To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

- Withdrawals you make if you or the annuitant become disabled within the meaning of the Code Section 72(m)(7) after contract issue. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.

- Withdrawals you make once a year if you or the annuitant become unemployed at least one year after contract issue, up to the following amounts each year:

   (a) 25% of your prior anniversary's contract value (or $10,000 if greater) if the unemployment condition is met for at least 30 straight days; or

   (b) 50% of your prior anniversary's contract value (or $10,000 if greater) if the unemployment condition is met for at least 180 straight days.

The unemployment condition is met if the unemployed person is currently receiving unemployment compensation from a government unit of the United States, whether federal or state. You must provide us with a signed letter from the unemployed person stating that he or she meets the above criteria with a legible photocopy of the unemployment benefit payments meeting the above criteria with regard to dates.

POSSIBLE GROUP REDUCTIONS: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES

Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 39

VALUING YOUR INVESTMENT

We value your accounts as follows:

FIXED ACCOUNTS

We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

- the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts;

-  plus any purchase payment credits allocated to the fixed accounts;

-  plus interest credited;

- minus the sum of amounts withdrawn after the MVA (including any applicable withdrawal charges) and amounts transferred out;


-  minus any prorated contract administrative charge;


- minus any prorated portion of the Benefit Protector-SM- Death Benefit Rider fee (if applicable);

- minus any prorated portion of the Benefit Protector-SM- Plus Death Benefit Rider fee (if applicable); and

- minus any prorated portion of the Guaranteed Minimum Income Benefit Rider fee (if applicable).

SUBACCOUNTS


We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, or the Benefit Protector fee, or the Benefit Protector Plus fee, or the Guaranteed Minimum Income Benefit Rider fee, we subtract a certain number of accumulation units from your contract.



The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:


NUMBER OF UNITS: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

ACCUMULATION UNIT VALUE: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.

WE DETERMINE THE NET INVESTMENT FACTOR BY:

- adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

-  dividing that sum by the previous adjusted net asset value per share; and


- subtracting the percentage factor representing the mortality and expense risk fee, the variable account administrative charge and the Enhanced Death Benefit Rider fee (if applicable) from the result.


Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

FACTORS THAT AFFECT SUBACCOUNT ACCUMULATION UNITS: accumulation units may change in two ways-- in number and in value.

The number of accumulation units you own may fluctuate due to:

-  additional purchase payments you allocate to the subaccounts;

-  any purchase payment credits allocated to the subaccounts;

-  transfers into or out of the subaccounts;

-  partial withdrawals;

-  withdrawal charges;

-  prorated portions of the contract administrative charge;



- prorated portions of the Benefit Protector-SM- Death Benefit Rider fee (if applicable);

- prorated portions of the Benefit Protector-SM- Plus Death Benefit Rider fee (if applicable); and/or


- prorated portions of the Guaranteed Minimum Income Benefit Rider fee (if applicable).



--------------------------------------------------------------------------------
40 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

Accumulation unit values will fluctuate due to:

-  changes in funds' net asset value;

-  dividends distributed to the subaccounts;

-  capital gains or losses of funds;

-  fund operating expenses; and/or


- mortality and expense risk fee, the variable account administrative charge and the Enhanced Death Benefit Rider fee (if applicable).


MAKING THE MOST OF YOUR CONTRACT

AUTOMATED DOLLAR-COST AVERAGING


Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Account to one or more subaccounts. The three to ten year Guarantee Period Accounts (without a MVA) are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.


This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

HOW DOLLAR-COST AVERAGING WORKS

By investing an equal number                                                                                     NUMBER
of dollars each month...                                          AMOUNT               ACCUMULATION             OF UNITS
                                            MONTH                INVESTED               UNIT VALUE              PURCHASED
                                            Jan                    $100                    $20                       5.00

                                            Feb                     100                     18                       5.56

you automatically buy                       Mar                     100                     17                       5.88
more units when the
per unit market price is low...   -->       Apr                     100                     15                       6.67

                                            May                     100                     16                       6.25

                                            Jun                     100                     18                       5.56

                                            Jul                     100                     17                       5.88

and fewer units                             Aug                     100                     19                       5.26
when the per unit
market price is high.             -->       Sept                    100                     21                       4.76

                                            Oct                     100                     20                       5.00

You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.

TIERED DOLLAR-COST AVERAGING (TIERED DCA) PROGRAM


If your net contract value(1) is at least $10,000, you can choose to participate in the Tiered DCA program. There is no charge for the Tiered DCA program. Under the Tiered DCA program, you can allocate a new purchase payment and any applicable purchase payment credits to one of two special Tiered DCA accounts. We determine which Tiered DCA account you are eligible for as follows:


                                                                    WE ALLOCATE YOUR NEW PURCHASE PAYMENT
                          IF YOUR NET CONTRACT VALUE(1) IS ... AND ANY APPLICABLE PURCHASE PAYMENT CREDIT TO:

                                    $10,000 - $49,999                          Tier 1 DCA account

                                    $50,000 or more                            Tier 2 DCA account(2)

(1) "Net contract value" equals your current contract value plus any new purchase payment and purchase payment credit. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, purchase payment credits, withdrawal requests and exchange requests submitted with your application.

(2) You cannot allocate your new purchase payments and purchase payment credits to a Tier 1 DCA account if you are eligible to participate in a Tier 2 DCA account.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 41

You may only allocate a new purchase payment of at least $1,000 to the Tiered DCA account for which you are eligible. You cannot transfer existing contract values into the Tiered DCA account. Each Tiered DCA account lasts for only six months from the time we receive your first purchase payment. We make monthly transfers of your total Tiered DCA account value into the other accounts you selected over the six-month period.

We credit interest to each Tiered DCA account at rates that generally are higher than those we credit to the one-year fixed account and the two-year Guarantee Period Account. We credit higher rates on the Tier 2 DCA account than on the Tier 1 DCA account. We will change the interest rate on each Tiered DCA account from time to time at our discretion. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment and purchase payment credit, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Tiered DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six-month period on the balance remaining in your Tiered DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Tiered DCA account into the accounts you selected.

Once you establish a Tiered DCA account you cannot allocate additional purchase payments to a it. However, you may establish another new Tiered DCA account and allocate new purchase payments to it when we change the interest rates we offer on these accounts. If you are funding a Tiered DCA account from multiple sources, we apply each purchase payment and purchase payment credit to the account and credit interest on that purchase payment and purchase payment credit on the date we receive it. This means that all purchase payments and purchase payment credits may not be in the Tiered DCA account at the beginning of the six-month period. Therefore, you may receive less total interest than you would have if all your purchase payments and purchase payment credits were in the Tiered DCA account from the beginning. If we receive any of your multiple payments after the six-month period ends, you can either allocate those payments to a new Tiered DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Tiered DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Tiered DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Tiered DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Tiered DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Tiered DCA account balance. We will transfer the remaining balance from your Tiered DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Tiered DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Tiered DCA program at any time. Any modifications will not affect any purchase payments and purchase payment credits that are already in a Tiered DCA account. For more information on the Tiered DCA program, contact your sales representative.

ASSET REBALANCING

You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Tiered DCA program and you change your subaccount asset allocation for the asset-rebalancing program, we will change your subaccount asset allocation under the Tiered DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

TRANSFERRING BETWEEN ACCOUNTS

You may transfer contract value from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the fixed accounts.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the Guarantee Period Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.

--------------------------------------------------------------------------------
42 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners. These modifications could include, but not be limited to:

-  requiring a minimum time period between each transfer;

- not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or

- limiting the dollar amount that a contract owner may transfer at any one time.

For information on transfers after annuity payouts begin, see "Transfer policies" below.

TRANSFER POLICIES

- Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.


- You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.


- You may transfer contract values from a Guarantee Period Account any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.

- If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.

- We will not accept requests for transfers from the one-year fixed account at any other time.

- Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

- Once annuity payouts begin, you may not make any transfers to the Guarantee Period Accounts.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

1 BY LETTER:

Send your name, contract number, Social Security Number or Taxpayer Identification Number and signed request for a transfer or withdrawal to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

MINIMUM AMOUNT

Transfers or withdrawals:  $500 or entire account balance

MAXIMUM AMOUNT

Transfers or withdrawals:  Contract value or entire account balance

2 BY AUTOMATED TRANSFERS AND AUTOMATED PARTIAL WITHDRAWALS:

Your sales representative can help you set up automated transfers or partial withdrawals among your subaccounts or fixed accounts.

You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.

- Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

- Automated withdrawals may be restricted by applicable law under some contracts.

- You may not make additional purchase payments if automated partial withdrawals are in effect.

- Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

MINIMUM AMOUNT

Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 43

3 BY PHONE:


Call between 8 a.m. and 7 p.m. Central time:
(800) 333-3437


MINIMUM AMOUNT

Transfers or withdrawals:  $500 or entire account balance

MAXIMUM AMOUNT

Transfers:                 Contract value or entire account balance
Withdrawals:               $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

WITHDRAWALS


You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For full withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges -- Withdrawal Charge") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period -- Annuity Payout Plans").


WITHDRAWAL POLICIES

If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.

RECEIVING PAYMENT

By regular or express mail:

-  payable to owner;

-  mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

   -- the withdrawal amount includes a purchase payment check that has not cleared;

   -- the NYSE is closed, except for normal holiday and weekend closings;

   -- trading on the NYSE is restricted, according to SEC rules;

   -- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

   -- the SEC permits us to delay payment for the protection of security holders.

CHANGING OWNERSHIP

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")


If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.


--------------------------------------------------------------------------------
44 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

BENEFITS IN CASE OF DEATH

We will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. We will base the benefit paid on the death benefit coverage you select when you purchase the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.


STANDARD DEATH BENEFIT: If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following less any purchase payment credits added to the contract in the last 12 months:


1. total purchase payments plus purchase payment credits minus adjusted partial withdrawals;

2. contract value; or

3. the maximum anniversary value immediately preceding the date of death plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary.

                                                       (PW X DB)
STANDARD DEATH BENEFIT ADJUSTED PARTIAL WITHDRAWALS = -----------
                                                          CV

   PW = the partial withdrawal including any applicable withdrawal charge or
        MVA.
   DB = the death benefit on the date of (but prior to) the partial withdrawal. CV = contract value on the date of (but prior to) the partial withdrawal.


MAXIMUM ANNIVERSARY VALUE (MAV): This is the greatest of your contract values on any contract anniversary plus subsequent purchase payments and purchase payment credits minus adjusted partial withdrawals. We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of your (a) current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary's MAV to the current contract value and we reset the MAV if the current contract value is higher. We stop resetting the MAV after you or the annuitant reach age
81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.


EXAMPLE:

- You purchase the contract with a payment of $20,000 on Jan. 1, 2001. We add a purchase payment credit of $400 to your contract.

- On Jan. 1, 2002 (the first contract anniversary) the contract value grows to $24,000.

- On March 1, 2002 the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the standard death benefit on March 1, 2002 as follows:


Purchase payments and purchase payment credits minus adjusted partial withdrawals:


      Total purchase payments and purchase payment credits:           $20,400.00
      minus the standard death benefit adjusted partial withdrawals, calculated as:

         $1,500 x $20,400
        ------------------   =                                         -1,390.91
              $22,000                                                 ----------

      for a death benefit of:                                         $19,009.09
                                                                      ==========
Contract value at death:                                              $20,500.00
                                                                      ==========

The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:

      Greatest of your contract anniversary contract values:          $24,000.00

      plus purchase payments and purchase payment credits
        since that anniversary:                                            +0.00

      minus the standard death benefit adjusted partial withdrawals, calculated as:

          $1,500 x $24,000
         ------------------    =                                       -1,636.36
             $22,000                                                    --------

      for a death benefit of:                                         $22,363.64
                                                                      ==========

The standard death benefit, calculated as the greatest of
these three values is the MAV:                                        $22,363.64


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 45

IF YOU DIE BEFORE YOUR RETIREMENT DATE: When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after or death claim requirements are fulfilled.

NONQUALIFIED ANNUITIES: If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and

- payouts begin no later than one year after your death, or other date as permitted by the Code; and

- the payout period does not extend beyond the beneficiary's life or life expectancy.

QUALIFIED ANNUITIES: The IRS has issued proposed regulations which will affect distributions from your qualified annuity. These are proposed regulations that may take effect Jan. 1, 2002. The information below is an explanation based on existing law. Contract your tax advisor if you have any questions as to the impact of the new proposed rules on your situation.

If your spouse is the sole beneficiary, your spouse may keep the contract as owner until the date on which the annuitant would have reached age 70 1/2, or any other date permitted by the Code. The contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and

-  payouts begin no later than one year following the year of your death; and

- the payout period does not extend beyond the beneficiary's life or life expectancy.

OPTIONAL BENEFITS

BENEFIT PROTECTOR-SM- DEATH BENEFIT RIDER (BENEFIT PROTECTOR)


The Benefit Protector is not available under contracts issued through AEFA. The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see "Charges"). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. Be sure to discuss with your sales representative whether or not the Benefit Protector is appropriate for your situation.


If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. Generally, you must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available under a nonqualified annuity contract. You may not select this rider if you select the Benefit Protector Plus or the Enhanced Death Benefit Riders. We reserve the right to discontinue offering the Benefit Protector for new contracts.


In some instances the rider effective date for the Benefit Protector may be after we issue the contract according to terms determined by us and at our sole discretion.


The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary the following less any purchase payment credits added to the contract in the last 12 months:


-  the standard death benefit (see "Benefits in Case of Death"),

PLUS

- 40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

- 15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.


--------------------------------------------------------------------------------
46 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

EARNINGS AT DEATH: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the standard death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.


TERMINATING THE BENEFIT PROTECTOR:


-  You may terminate the rider within 30 days of the first rider anniversary.

- You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.


- The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.


IF YOUR SPOUSE IS SOLE BENEFICIARY and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefite that would otherwise have been paid. We will substitute this new contract value on the date of death for "purchase payments not previously withdrawn" used in calculating earnings at death. Your spouse has the option of discontinuing the Benefit Protector within 30 days of the date of death.


For an example of how we calculate the death benefit under the Benefit Protector, please see the example in the Benefit Protector-SM- Plus Death Benefit Rider below.

NOTE: For special tax considerations associated with the Benefit Protector, see "Taxes."

BENEFIT PROTECTOR-SM- PLUS DEATH BENEFIT RIDER
(BENEFIT PROTECTOR PLUS)


The Benefit Protector Plus is not available under contracts issued through AEFA. The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see "Charges"). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your sales representative whether or not the Benefit Protector Plus is appropriate for your situation.


If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to you contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available under nonqualified annuities purchased through a transfer or exchange. You may not select this rider if you select the Benefit Protector or the Enhanced Death Benefit Riders. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary the following less any purchase payment credits added to the contract in the last 12 months:


-  the benefits payable under the Benefit Protector described above,

PLUS

- a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

                              PERCENTAGE IF YOU AND THE ANNUITANT ARE           PERCENTAGE IF YOU OR THE ANNUITANT ARE
CONTRACT YEAR                 UNDER AGE 70 ON THE RIDER EFFECTIVE DATE          70 OR OLDER ON THE RIDER EFFECTIVE DATE

One and Two                                0%                                                0%

Three and Four                            10                                                 3.75

Five or more                              20                                                 7.5

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows (less any purchase payment credits added to the contract in the last 12 months):

-  the standard death benefit (see "Benefits in Case of Death") PLUS

                              IF YOU AND THE ANNUITANT ARE UNDER                IF YOU OR THE ANNUITANT ARE AGE 70
CONTRACT YEAR                 AGE 70 ON THE RIDER EFFECTIVE DATE, ADD...       OR OLDER ON THE RIDER EFFECTIVE DATE, ADD...

     1                        Zero                                              Zero

     2                        40% x earnings at death (see above)               15% x earnings at death

 3 & 4                        40% x (earnings at death + 25%                    15% x (earnings at death + 25%
                               initial purchase payment*)                       initial purchase payment*)

    5+                        40% x (earnings at death + 50%                    15% x (earnings at death + 50%
                               initial purchase payment*)                       initial purchase payment*)

* Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.


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                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 47

TERMINATING THE BENEFIT PROTECTOR PLUS:


-  You may terminate the rider within 30 days of the first rider anniversary.

- You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.


- The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

EXAMPLE OF THE BENEFIT PROTECTOR AND BENEFIT PROTECTOR PLUS:

- You purchase the contract with a payment of $100,000 on Jan. 01, 2001 and you and the annuitant are under age 70. We add a $2,000 credit to your contract.

- On July 1, 2001 the contract value grows to $105,000. The death benefit on July 1, 2001 equals the standard death benefit, which is the contract value less any purchase payment credits added to the contract in the last 12 months, or $103,000. You have not reached the first contract anniversary so neither the Benefit Protector nor the Benefit Protector Plus provides any additional benefit at this time.


- On Jan. 1, 2002 the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time. The death benefit on Jan. 1, 2002 equals:


      the standard death benefit (contract value):                      $110,000

      plus the Benefit Protector benefit which equals 40% of earnings at death (the standard death benefit minus payments not
        previously withdrawn):
        0.40 x ($110,000 - $100,000) =                                    +4,000
                                                                        --------
      Total death benefit of:                                           $114,000

- On Jan. 1, 2003 the contract value falls to $105,000. The death benefit on Jan. 1, 2003 equals:

      the standard death benefit (MAV):                                 $110,000

      plus the Benefit Protector benefit (40% of earnings at death):
        0.40 x ($110,000 - $100,000) =                                    +4,000

      plus the Benefit Protector Plus which in the third contract year equals 10% of purchase payments made within 60 days of contract
        issue and not previously withdrawn: 0.10 x $100,000 =            +10,000
                                                                        --------
      Total death benefit of:                                           $124,000

- On Feb. 1, 2003 the contract value remains at $105, 000 and you request a partial withdrawal, including the applicable 8% withdrawal charge, of $50,000. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary's contract value). The remainder of the withdrawal is subject to an 8% withdrawal charge because your payment is two years old, so we will withdraw $39,500 ($36,340 + $3,160 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $46,840. We calculate purchase payments not previously withdrawn as $100,000 - $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit on Feb. 1, 2003 equals:

      standard death benefit (MAV adjusted for partial withdrawals):     $57,619

      plus the Benefit Protector benefit (40% of earnings at death):
        0.40 x ($57,619 - $55,000) =                                      +1,048

      plus the Benefit Protector Plus which in the third contract year equals 10% of purchase payments made within 60 days of contract
        issue and not previously withdrawn: 0.10 x $55,000 =              +5,500
                                                                       ---------
      Total death benefit of:                                            $64,167

- On Jan. 1, 2004 the contract value falls $40,000. The death benefit on Jan. 1, 2004 equals the death benefit paid on Feb. 1, 2003. The reduction in contract value has no effect.

- On Jan. 1, 2010 the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit on Jan. 1, 2010 equals:

      standard death benefit (contract value):                          $200,000

      plus the Benefit Protector (40% of earnings at death, up to a maximum of 100% of purchase payments not previously
        withdrawn that are one or more years old)                        +55,000

      plus the Benefit Protector Plus which after the fourth contract year equals 20% of purchase payments made within 60 days of
        contract issue and not previously withdrawn: 0.20 x $55,000 =    +11,000
                                                                        --------
      Total death benefit of:                                           $266,000


--------------------------------------------------------------------------------
48 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

- On July 1, 2010 you make an additional purchase payment of $50,000 and we add a purchase payment credit of $1,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on either the Benefit Protector or Benefit Protector Plus values. The death benefit on July 1, 2010 equals:


      standard death benefit (contract value less any
        purchase payment credits added in the last 12 months):          $249,000


      plus the Benefit Protector (40% of earnings at death, up to a maximum of 100% of purchase payments not previously
        withdrawn that are one or more years old)                        +55,000


      plus the Benefit Protector Plus which after the fourth contract year equals 20% of purchase payments made within 60 days of
        contract issue and not previously withdrawn: 0.20 x $55,000 =    +11,000
                                                                        --------
      Total death benefit of:                                           $315,000


- On July 1, 2011 the contract value remains $250,000 and the "new" purchase payment is one year old. The value of the Benefit Protector changes but value of the Benefit Protector Plus remains constant. The death benefit on July 1, 2011 equals:

      standard death benefit (contract value):                          $250,000

      plus the Benefit Protector benefit which equals 40% of
        earnings at death (the standard death benefit minus payments
        not previously withdrawn):    0.40 x ($250,000 - $105,000) =     +58,000

      plus the Benefit Protector Plus which after the fourth contract year equals 20% of purchase payments made within 60 days of
        contract issue and not previously withdrawn: 0.20 x $55,000 =    +11,000
                                                                        --------
      Total death benefit of:                                           $319,000


IF YOUR SPOUSE IS SOLE BENEFICIARY and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefite that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the standard death benefit (see "Benefits in Case of Death").


NOTE: For special tax considerations associated with the Benefit Protector Plus, see "Taxes."

ENHANCED DEATH BENEFIT RIDER (EDB)


The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see "Charges"). The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your sales representative whether or not the EDB is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB to your contract at the time of purchase. Once you select the EDB you may not cancel it. You may not add the EDB if you add either the Benefit Protector or the Benefit Protector Plus to your contract. You must select the EDB if you choose to add the Guaranteed Minimum Income Benefit Rider to your contract

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following less any purchase payment credits added in the last 12 months:


-  the standard death benefit (see "Benefits in Case of Death"); or

-  the 5% rising floor.

5% RISING FLOOR: This is the sum of the value of your fixed accounts plus the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

- the initial purchase payments and purchase payment credits allocated to the subaccounts increased by 5%,

-  plus any subsequent amounts allocated to the subaccounts, and

-  minus adjusted transfers or partial withdrawals from the subaccounts.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 49

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary's variable account floor at 5% plus any subsequent amounts allocated to the subaccounts minus adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts.


                                                            (PWT X VAT)
5% RISING FLOOR ADJUSTED TRANSFERS OR PARTIAL WITHDRAWALS = ------------
                                                                SV


   PWT = the amount transferred from the subaccounts or the amount of the partial withdrawal (including any applicable withdrawal charge) from the subaccounts.


   VAT = variable account floor on the date of (but prior to) the transfer or partial withdrawal.


   SV = value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

EXAMPLE:

- You purchase the contract with a payment of $20,000 on Jan. 1, 2001 and we add a $400 purchase payment credit to your contract. You allocate $5,100 to the one-year fixed account and $15,300 to the subaccounts.

- On Jan. 1, 2002 (the first contract anniversary), the one-year fixed account value is $5,200 and the subaccount value is $12,000. Total contract value is $17, 200.

- On March 1, 2002, the one-year fixed account value is $5,300 and the subaccount value is $14,000. Total contract value is $19,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $17,800.

The death benefit on March 1, 2002 is calculated as follows:

The standard death benefit (which in this case is the MAV)

      Greatest of your contract anniversary contract values:          $20,400.00

      plus purchase payments made since that anniversary:                  +0.00

      minus the standard death benefit adjusted partial withdrawal taken since that anniversary, calculated as:

        ($1,500 x $20,400)
        ------------------    =                                        -1,585.49
            $19,300                                                   ----------

      standard death benefit, which is the MAV:                       $18,814.51
                                                                      ==========

The 5% rising floor:

      The variable account floor on Jan. 1, 2002,
      calculated as: 1.05 x 15,300 =                                  $16,065.00

      plus amounts allocated to the subaccounts since that anniversary:    +0.00

      minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:

        (1,500 x 16,065)
        ----------------    =                                          -1,721.25
             14,000                                                   ----------
      variable account floor benefit:                                 $14,343.75

      plus the one-year fixed account value:                           +5,300.00
                                                                      ----------
      5% rising floor (value of the fixed accounts plus
        the variable account floor):                                  $19,643.75
                                                                      ==========

EDB, calculated as the greater of the standard death
benefit or the 5% rising floor:                                       $19,643.75


--------------------------------------------------------------------------------
50 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)

The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 70 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

-  you must hold the GMIB for 10 years*,

-  the GMIB terminates after the annuitant's 86th birthday,


-  you can only exercise the GMIB within 30 days after a contract anniversary*,

- the MAV and the 5% rising floor values we use in the GMIB benefit base to calculate annuity payouts under the GMIB are limited after age 81, and

-  the additional costs associated with the rider.


Be sure to discuss whether or not the GMIB is appropriate for your situation with your sales representative.

* Unless the annuitant qualifies for a contingent event (see "Charges -- Contingent events").


If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this benefit to your contract for an additional annual charge which we describe below. You must elect the GMIB along with the EDB at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB at the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

INVESTMENT SELECTION UNDER THE GMIB: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount you allocate to subaccounts investing in the Wells Fargo VT Money Market Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.


EXERCISING THE GMIB:


- you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the rider effective date. However, there is an exception if at any time the annuitant experiences a "contingent event" (disability, terminal illness, confinement to a nursing home or hospital, or unemployment, see "Charges -- Contingent events" for more details.)


-  the annuitant on the retirement date must be between 50 and 86 years old.

- you can only take an annuity payout under one of the following annuity payout plans:

   -- Plan A - Life Annuity -- no refund

   -- Plan B - Life Annuity with ten years certain

   -- Plan D - Joint and last survivor life annuity-- no refund

-  you may change the annuitant for the payouts.

If you exercise the GMIB under a contingent event, you can take up to 50% of the benefit base in cash. You can use the balance of the benefit base (described below) for annuity payouts calculated using the guaranteed annuity purchase rates under any one of the payout plans listed above as long as the annuitant is between 50 and 86 years old on the retirement date.

The GMIB guarantees a minimum amount of fixed annuity lifetime income or a minimum first year variable annuity payout. We calculate fixed annuity payouts and first year variable annuity payouts using the guaranteed annuity purchase rates stated in Table B of the contract. After the first year, lifetime income variable annuity payouts will depend on the investment performance of the subaccounts you select. The payouts will be higher if your investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates that are more conservative than the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you may elect the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 51

GMIB BENEFIT BASE: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:


1. total purchase payments and purchase payment credits minus adjusted partial withdrawals;

2. contract value;


3. the MAV at the last contract anniversary plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary; or


4. the 5% rising floor.

Keep in mind that the MAV and the 5% rising floor values are limited after age
81.


We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits you make in the five years before you exercise the GMIB. We would do so only if such payments and credits total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we:


- subtract each payment and purchase payment credit adjusted for market value from the contract value and the MAV.

- subtract each payment and purchase payment credit from the 5% rising floor. We adjust the payments and purchase payment credits allocated to the fixed account for market value. We increase payments and purchase payment credits allocated to the subaccounts by 5% for the number of full contract years they have been in the contract before we subtract them from the 5% rising floor.


For each payment and purchase payment credit, we calculate the market value adjustment to the contract value, MAV, and the fixed account value of the 5% rising floor as:

   (PMT x CVG)
  ------------
       ECV

      PMT = each purchase payment made in the five years before you exercise the GMIB.

      CVG = current contract value at the time you exercise the GMIB.


      ECV = the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

For each payment and purchase payment credit , we calculate the 5% increase of payments and purchase payment credits allocated to the subaccounts as:

               to the power of CY
   PMT x (1.05)

      CY = the full number of contract years the payment and purchase payment credit have been in the contract.

TERMINATING THE GMIB:


- You may terminate the rider within 30 days after the first and fifth rider anniversaries.

-  You may terminate the rider any time after the tenth rider anniversary.


-  The rider will terminate on the date:

   -- you make a full withdrawal from the contract;


   -- a death benefit is payable; or

   -- you choose to begin taking annuity payouts under the regular contract provisions.

- The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

EXAMPLE:


- You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and we add a $2,000 purchase payment credit to your contract. You allocate all your purchase payments and purchase payment credits to the subaccounts.


-  There are no additional purchase payments and no partial withdrawals.

- Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

--------------------------------------------------------------------------------
52 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

CONTRACT                                                                                                            GMIB
ANNIVERSARY                                       CONTRACT VALUE             MAV           5% RISING FLOOR      BENEFIT BASE

  1                                                 $107,000             $107,000            $107,100

  2                                                  125,000              125,000             112,455

  3                                                  132,000              132,000             118,078

  4                                                  150,000              150,000             123,982

  5                                                   85,000              150,000             130,181

  6                                                  120,000              150,000             136,690

  7                                                  138,000              150,000             143,524

  8                                                  152,000              152,000             150,700

  9                                                  139,000              152,000             158,235

 10                                                  126,000              152,000             166,147             $166,147

 11                                                  138,000              152,000             174,455              174,455

 12                                                  147,000              152,000             183,177              183,177

 13                                                  163,000              163,000             192,336              192,336

 14                                                  159,000              163,000             201,953              201,953

 15                                                  215,000              215,000             212,051              215,000

NOTE: The MAV and 5% rising floor values are limited after age 81. Additionally, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity options) would be:


                                                                                             MINIMUM GUARANTEED MONTHLY INCOME


CONTRACT                                                                  PLAN A -            PLAN B -       PLAN D - JOINT AND
ANNIVERSARY                                            GMIB            LIFE ANNUITY--     LIFE ANNUITY WITH  LAST SURVIVOR LIFE
AT EXERCISE                                        BENEFIT BASE           NO REFUND       TEN YEARS CERTAIN  ANNUITY-- NO REFUND

 10                                             $166,147 (5% rising floor)  $ 865.63            $ 842.37              $689.51

 15                                              215,000 (MAV)              1,281.40            1,221.20               991.15

The payouts above are shown at guaranteed annuity rates stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

CONTRACT                                                                  PLAN A -            PLAN B -       PLAN D - JOINT AND
ANNIVERSARY                                                            LIFE ANNUITY--     LIFE ANNUITY WITH  LAST SURVIVOR LIFE
AT EXERCISE                                       CONTRACT VALUE          NO REFUND       TEN YEARS CERTAIN  ANNUITY-- NO REFUND

 10                                                 $126,000                $ 656.46            $ 638.82              $522.90

 15                                                  215,000                1,281.40            1,221.20               991.15

At the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payouts will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 53

THE GMIB FEE: This fee currently costs 0.30% of the GMIB benefit base annually and it is taken in a lump sum from the contract value on each contract anniversary at the end of each contract year. If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the GMIB fee on new contracts up to a maximum of 0.75%. We calculate the fee as follows:


   BB + AT - FAV

      BB = the GMIB benefit base.

      AT = adjusted transfers from the subaccounts to the fixed accounts made in the six months before the contract anniversary calculated as:


                                 PT x VAT
                                ----------
                                   SVT


            PT  = the amount transferred from the subaccounts to the fixed accounts within six months of the contract anniversary


            VAT = variable account floor on the date of (but prior to) the transfer

            SVT = value of the subaccounts on the date of (but prior to) the transfer


      FAV = the value of your fixed accounts.

The result of AT - FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts.

EXAMPLE:

- You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and we add a purchase payment credit of $2,000 to your contract. You allocate all of your payment and the purchase payment credit to the subaccounts.

-  You make no transfers or partial withdrawals.

CONTRACT                                                                  GMIB FEE        VALUE ON WHICH WE              GMIB FEE
ANNIVERSARY                                       CONTRACT VALUE         PERCENTAGE       BASE THE GMIB FEE           CHARGED TO YOU

   1                                               $  80,000                  0.30%    5% rising floor = $102,000 x 1.05        $321

   2                                                 150,000                  0.30     Contract value = $150,000                 450

   3                                                 102,000                  0.30     MAV = $150,000                            450

THE ANNUITY PAYOUT PERIOD

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

AMOUNTS OF FIXED AND VARIABLE PAYOUTS DEPEND ON:

-  the annuity payout plan you select;

-  the annuitant's age and, in most cases, sex;

-  the annuity table in the contract; and

-  the amounts you allocated to the accounts at settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."


--------------------------------------------------------------------------------
54 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

ANNUITY TABLES

The annuity tables in your contract show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.)

Table B shows the minimum amount of each fixed payout. Amounts in Table B are based on the guaranteed annual effective interest rate shown in your contract. We declare current payout rates that we use in determining the actual amount of your fixed payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

Table A shows the amount of the first monthly variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using Table A results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

ANNUITY PAYOUT PLANS

You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

- PLAN A - LIFE ANNUITY -- NO REFUND: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we have made only one monthly payout, we will not make any more payouts.

- PLAN B - LIFE ANNUITY WITH FIVE, TEN OR 15 YEARS CERTAIN: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.

- PLAN C - LIFE ANNUITY -- INSTALLMENT REFUND: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

- PLAN D - JOINT AND LAST SURVIVOR LIFE ANNUITY -- NO REFUND: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

- PLAN E - PAYOUTS FOR A SPECIFIED PERIOD: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. If the original contract had a six-year withdrawal charge schedule, the discount rate we use in the calculation will vary between 5.32% and 6.82% depending on the applicable assumed investment rate. If the original contract had an eight-year withdrawal charge schedule, the discount rate we use in the calculation will vary between 5.07% and 6.57% depending on the applicable assumed investment rate. (See "Charges -- Withdrawal charge under Annuity Payout Plan E.") You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes.")

ANNUITY PAYOUT PLAN REQUIREMENTS FOR QUALIFIED ANNUITIES: If you purchased a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan that complies with your contract and with applicable law. Your contract describes you payout plan options. The options will meet certain IRS regulations governing required minimum distributions if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

- in equal of substantially equal payments over a period not longer than the life of the annuitant or over the life of the annuitant and designated beneficiary; or

- in equal or substantially equal payments over a period not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and a designated beneficiary; or

- over a period certain not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and designated beneficiary.

IF WE DO NOT RECEIVE INSTRUCTIONS: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.


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                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 55

IF MONTHLY PAYOUTS WOULD BE LESS THAN $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

DEATH AFTER ANNUITY PAYOUTS BEGIN: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

TAXES


Generally, under current law, your contract has a tax-deferral feature. This means any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income normally are taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.


ANNUITY PAYOUTS UNDER NONQUALIFIED ANNUITIES: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.


QUALIFIED ANNUITIES: When you use your contract to fund a retirement plan that is already tax deferred under the Code, the contract will not provide any necessary or additional tax deferral for that retirement plan.


Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement, or consult a tax advisor for more information about these distribution rules.

ANNUITY PAYOUTS UNDER QUALIFIED ANNUITIES (EXCEPT ROTH IRAS): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

PURCHASE PAYMENT CREDITS: These are considered earnings and are taxed accordingly.

WITHDRAWALS: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 59 1/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you make withdrawals from your contract before your plan specifies that you can receive payouts.

DEATH BENEFITS TO BENEFICIARIES UNDER NONQUALIFIED ANNUITIES: The death benefit under a contract is not tax exempt. Any amount your beneficiary receives that represents previously deferred earnings within the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments.

DEATH BENEFITS TO BENEFICIARIES UNDER QUALIFIED ANNUITIES: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he or she receives the payments. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met.

SPECIAL CONSIDERATIONS IF YOU SELECT EITHER THE BENEFIT PROTECTOR-SM- OR THE BENEFIT PROTECTOR-SM- PLUS DEATH BENEFIT RIDERS: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report the benefits attributable to this rider on the death of you or annuitant as an annuity death benefit distribution, not as proceeds from life insurance.


ANNUITIES OWNED BY CORPORATIONS, PARTNERSHIPS OR TRUSTS: For nonqualified annuities, any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax deferred.



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56 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

PENALTIES: If you receive amounts from your contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:


-  because of your death;

-  because you become disabled (as defined in the Code);

- if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary); or

- if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities).

For a qualified annuity, other exceptions may apply if you make withdrawals from your contract before your plan specifies that payouts can be made.

WITHHOLDING, GENERALLY: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full withdrawal) we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

Some states also may impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

TRANSFER OF OWNERSHIP OF A NONQUALIFIED ANNUITY: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

COLLATERAL ASSIGNMENT OF A NONQUALIFIED ANNUITY: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

IMPORTANT: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.


TAX QUALIFICATION: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.


VOTING RIGHTS

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

-  the reserve held in each subaccount for your contract; divided by

-  the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.


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                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 57

SUBSTITUTION OF INVESTMENTS

We may substitute the funds in which the subaccounts invest if:

-  laws or regulations change;

-  the existing funds become unavailable; or

-  in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute the funds currently listed in this prospectus for other funds.

We may also:

-  add new subaccounts;

-  combine any two or more subaccounts;

-  make additional subaccounts investing in additional funds;

-  transfer assets to and from the subaccounts or the variable account; and

-  eliminate or close any subaccounts.

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

ABOUT THE SERVICE PROVIDERS

PRINCIPAL UNDERWRITER

American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its offices are located at 70100 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company, a financial services company headquartered in New York City.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American Enterprise Life.

ISSUER

American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC.


American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Its administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Its statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

American Enterprise Life pays cash compensation to the broker-dealers and insurance agencies who have entered into distribution agreements with American Enterprise Life and AEFA for the sale of contracts. This compensation will not result in any charge to contract owners or to the variable account in addition to the charges described in this prospectus. This cash compensation will not be more than 9.0% of the purchase payments it receives on the contracts. From time to time and in accordance with applicable laws and regulations we will pay or permit other promotional incentives, in cash or credit or other compensation.

LEGAL PROCEEDINGS

A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of the suits, RICHARD W. AND ELIZABETH J. THORESEN V. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK, which was commenced in Minnesota state court on Oct. 13, 1998. The action was brought by individuals who purchased an annuity in a qualified plan. They allege that the sale of annuities in tax-deferred contributory retirement investment plans (e.g., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount, including restitution of allegedly lost investment earnings and restoration of contract values.

In January 2000, AEFC reached an agreement in principle to settle the three class-action lawsuits described above. It is expected the settlement will provide $215 million of benefits to more than two million participants and for release by class members of all insurance and annuity market conduct claims dating back to 1985.

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58 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

In August, 2000 an action entitled LESA BENACQUISTO, DANIEL BENACQUISTO, RICHARD THORESEN, ELIZABETH THORESEN, ARNOLD MORK, ISABELLA MORK, RONALD MELCHERT AND SUSAN MELCHERT V. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN EXPRESS FINANCIAL ADVISORS, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK was commenced in the United States District Court for the District of Minnesota. The complaint put at issue various alleged sales practices and misrepresentations and allegations of violations of federal laws.

In September, 2000 the plaintiffs filed a consolidated complaint in State Court alleging the same claims as the previous actions.

On Oct. 2, 2000 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota entered an order conditionally certifying a class for settlement purposes, preliminarily approving the class settlement, directing the issuance of a class notice to the class and scheduling a hearing to determine the fairness of settlement for March, 2001.

On March 6, 2001 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota heard oral arguments on plaintiffs' motions for final approval of the class action settlement. Six motions to intervene were filed together with objections to the proposed settlement. We are awaiting a final order from the court.

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE

SELECTED FINANCIAL DATA

The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.


                                     THREE MONTHS ENDED                                  YEARS ENDED DEC. 31
(THOUSANDS)                    March 31, 2001    March 31, 2000      2000         1999           1998           1997          1996
------------------------------------------------------------------------------------------------------------------------------------
Net investment income            $  69,460        $   77,586     $  299,759   $  322,746    $  340,219    $  332,268     $  271,719
Net loss on investments            (18,542)           (2,425)           469        6,565        (4,788)         (509)        (5,258)
Other                                3,765             2,289         12,248        8,338         7,662         6,329          5,753
Total revenues                   $  54,863        $   77,450     $  312,476   $  337,649    $  343,093    $  338,088     $  272,214
Income before income taxes       $ (11,624)       $    9,978     $   38,452   $   50,662    $   36,421    $   44,958     $   35,735
Net income                       $  (7,637)       $    6,332     $   24,365   $   33,987    $   22,026    $   28,313     $   22,823
Total assets                     $4,617,668       $4,532,394     $4,652,221   $4,603,343    $4,885,621    $4,973,413     $4,425,837
------------------------------------------------------------------------------------------------------------------------------------


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000:

Net loss was $7.6 million in the first quarter of 2001, compared to net income of $6.3 million in the first quarter of 2000. Loss before income taxes totaled $11.6 million in the first quarter 2001, compared with income of $10.0 million in the first quarter of 2000. This decline primarily reflects a net pre-tax loss of $18.5 from the write-down and sale of certain high-yield securities.

Total investment contract deposits received increased to $202 million in the first quarter of 2001, compared with $67 million in the first quarter of 2000. This increase is primarily due to an increase in variable annuity deposits received from sales.

Total revenues decreased to $54.9 million in the first quarter of 2001, compared with $77.5 million in the first quarter of 2000. The decrease is primarily due to net realized losses on investments and decreases in net investment income. Net investment income, the largest component of revenues, decreased 10% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $1.7 million in the first quarter of 2001, compared with $1.5 million in the first quarter of 2000, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 175% to $2.2 million in the first quarter of 2001, compared with $.8 million in the first quarter of 2000, reflecting an increase in separate account assets.

Net realized loss on investments was $18.5 million in the first quarter of 2001, compared with a net loss of $2.4 million in the first quarter of 2000. The increase in net realized losses was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 1% to $66.5 million in the first quarter of 2001, compared with $67.5 million in 2000. The largest component of expenses, interest credited on investment contracts, decreased $6.6 million to $42.5 million in the first quarter of 2001, compared to $49.1 in the first quarter of 2000, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $12.2 million, compared to $10.7 million in the first quarter of 2000. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 55% to $11.9 million in the first quarter of 2001, compared to $7.7 million in the first quarter of 2000. This increase is mainly due to higher technology costs related to growth initiatives.

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                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 59

THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999:

Net income decreased 2% to $6.3 million in the first quarter of 2000, compared to $6.5 million in the first quarter of 1999. Earnings decline resulted primarily from weak equity markets and narrower spreads on the investment portfolio.

Total investment contract deposits received decreased to $67 million in the first quarter of 2000, compared with $71 million in the first quarter of 1999. This decrease is primarily due to a decrease in variable annuity deposits in 2000.

Total revenues decreased to $77.5 million in the first quarter of 2000, compared with $78.3 million in the first quarter of 1999. The decrease is primarily due to a decrease in net investment income. Net investment income, the largest component of revenues, decreased 4% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 25% to $1.5 million in the first quarter of 2000, compared with $1.2 million in the first quarter of 1999, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 60% to $.8 million in the first quarter of 2000, compared with $.5 million in the first quarter of 1999, this reflects the increase in separate account assets.

Net realized loss on investments was $2.4 million in the first quarter of 2000, compared with a net loss of $3.8 million in 1999. The net realized loss was primarily due to losses on the sale and writedown of fixed maturity investments.

Total benefits and expenses decreased 1% to $67.5 million in the first quarter of 2000, compared with $68.3 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased $3.2 million to $49.1 million for the first quarter of 2000, compared to $52.3 million in the first quarter of 1999. This reflects a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $10.7 million, compared to $9.2 million in the first quarter of 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 15% to $7.7 million in the first quarter of 2000, compared to $6.7 million in the first quarter of 1999. This increase is mainly due to higher technology costs related to growth initiatives.

DEC. 31, 2000 COMPARED TO DEC. 31, 1999:



Net income decreased 29% to $24 million in 2000, compared to $34 million in 1999. Income before income taxes totaled $38 million in 2000, compared with $51 million in 1999. The decrease was primarily the result of lower net investment income of $300 million in 2000, compared with $323 million in 1999.


Total investment contract deposits received increased to $721 million in 2000, compared with $336 million in 1999. This increase is primarily due to an increase in variable annuity deposits in 2000.

Total revenues decreased to $312 million in 2000, compared with $338 million in 1999. The decrease is primarily due to decreases in net investment income and net realized gains on investments. Net investment income, the largest component of revenues, decreased 7% from the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $6.9 million in 2000, compared with $6.1 million in 1999, reflecting an increase in annuity withdrawal charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 135% to $5.4 million in 2000, compared with $2.3 million in 1999, this reflects the increase in separate account assets.

Net realized gain on investments was $0.5 million in 2000, compared with $6.6 million in 1999. The decrease in net realized gains was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 5% to $274 million in 2000, compared with $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $191 million, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $48 million, compared to $43 million in 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses remained steady at $35 million in 2000.


DEC. 31, 1999 COMPARED TO DEC. 31, 1998:


Net income increased 54% to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5% from the prior year, reflecting decreases in investments owned and investment yields.

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WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 60

Contractholder charges decreased 5% to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77% to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46% to $35 million in 1999, compared to $24 million in 1998. This increase primarily reflects technology costs related to growth initiatives.

RISK MANAGEMENT

The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

American Enterprise Life primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. American Enterprise Life does not invest in securities to generate trading profits.

American Enterprise Life has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.


The negative effect on American Enterprise Life's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at Dec. 31, 2000, would be approximately $4.6 million.


LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of American Enterprise Life are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

American Enterprise Life has an available line of credit with AEFC aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at Dec. 31, 2000. At Dec. 31, 2000, outstanding reverse repurchase agreements totaled $25 million.

At Dec. 31, 2000, investments in fixed maturities comprised 80% of American Enterprise Life's total invested assets. Of the fixed maturity portfolio, approximately 30% is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At Dec. 31, 2000, approximately 15% of American Enterprise Life's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. American Enterprise Life has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 61

At Dec. 31, 2000, net unrealized depreciation on fixed maturities held to maturity included $10.7 million of gross unrealized appreciation and $17.8 million of gross unrealized depreciation. Net unrealized depreciation on fixed maturities available for sale included $30.2 million of gross unrealized appreciation and $125.6 million of gross unrealized depreciation.

At Dec. 31, 2000, American Enterprise Life had an allowance for losses for mortgage loans totaling $3.3 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. American Enterprise Life established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. American Enterprise Life has also estimated the potential effect of future assessments on American Enterprise Life's financial position and results of operations and has established a reserve for such potential assessments.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of Dec. 31, 2000, American Enterprise Life's total adjusted capital was well in excess of the levels requiring regulatory attention.

RESERVES

In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.

INVESTMENTS

Of our total investments of $3,735,994 at Dec. 31, 2000, 27% was invested in mortgage-backed securities, 54% in corporate and other bonds, 19% in primary mortgage loans on real estate and less than 1% in other investments.

COMPETITION

We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. BEST'S INSURANCE REPORTS, Life-Health edition 2000, assigned us one of its highest classifications, A+ (Superior).

EMPLOYEES

As of Dec. 31, 2000, we had no employees.

PROPERTIES

We occupy office space in Minneapolis, MN, which is leased by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.

STATE REGULATION

American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners. Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

--------------------------------------------------------------------------------
62 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

DIRECTORS AND EXECUTIVE OFFICERS*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:


DIRECTORS

GUMER C. ALVERO
Born in 1967
Director, chairman of the board and executive vice president - Annuities since January 2001; vice president - Variable Annuities, AEFC, since April 1998; executive assistant to president/CEO, AEFC, from April 1996 to April 1998.

CAROL A. HOLTON
Born in 1952
Director, president and chief executive officer since January 2001; vice president - Third Party Distribution, AEFC, since April 1998; director - Distributor Services, AEFC, from September 1997 to April 1998; director - Business Systems and Operations, F&G Life, from July 1996 to August 1997.

PAUL S. MANNWEILER**
Born in 1949
Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.


TERESA J. RASMUSSEN
Born in 1956
Director, vice president, general counsel and secretary since December 2000; vice president and assistant general counsel, AEFC, since August 2000; senior counsel, assistant vice president, AEFC, from October 1995 to August 2000.

OFFICERS OTHER THAN DIRECTORS

LORRAINE R. HART
Born in 1951
Vice president - Investments since 1992; vice president - Insurance Investments, AEFC since 1998; and vice president - Investments, American Express Certificate Company since 1994.

STUART A. SEDLACEK
Born in 1957
Executive vice president since 1998; executive vice president - Assured Assets, 1994 to 1998; senior vice president and chief financial officer, AEFC, since 1998; vice president, AEFC, from September 1988 to 1998.

PHILIP C. WENTZEL
Born in 1961
Vice president and controller since 1998; director of financial reporting and analyses, AEFC, from 1992 to 1997.

DAVID L. YOWAN
Born in 1957
Vice president and treasurer since March 2001; senior vice president and assistant treasurer of American Express Company since January 1999; vice president and corporate treasurer, AEFC, since April 2001; senior portfolio and risk management officer for the North American Consumer Bank of Citigroup from August 1987 to January 1999.

* The address for all of the directors and principal officers is: 200 AXP Financial Center, Minneapolis, MN 55474 except for Mr. Mannweiler who is an independent director.

** Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204

--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 63

EXECUTIVE COMPENSATION

Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.

NAME OF INDIVIDUAL OR NUMBER IN GROUP                         POSITION HELD                        CASH COMPENSATION

Five most highly compensated executive officers as a group:                                            $8,138,209

Stephen W. Roszell                                            President and Chief Executive Officer

Richard W. Kling                                              Chairman of the Board

Lorraine R. Hart                                              Vice President - Investments

David M. Kuplic                                               Assistant Vice President - Investments

Stuart A. Sedlacek                                            Executive Vice President

All executive officers as a group (11)                                                                $11,289,475

SECURITY OWNERSHIP OF MANAGEMENT

Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

EXPERTS

Ernst & Young LLP, independent auditors, have audited the financial statements of American Enterprise Life Insurance Company at Dec. 31, 2000 and 1999, and for each of the three years in the period ended Dec. 31, 2000, and the individual and combined statements of the segregated asset subaccounts of American Enterprise Variable Annuity Account as of Dec. 31, 2000 and for the periods indicated therein, as set forth in their reports. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
64 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
--------------------------------------------------------------------------------

Balance sheet
March 31, 2001 (unaudited)
($ thousands, except share amounts)

Assets
Investments:
   Fixed maturities:
      Available for sale, at fair value
      (amortized cost: $2,938,428)                                   $2,983,792
   Mortgage loans on real estate                                        715,916
   Other investments                                                        918
-------------------------------------------------------------------------------
      Total investments                                               3,700,626
Cash and cash equivalents                                                78,310
Amounts due from brokers                                                  2,244
Accounts receivable                                                         893
Accrued investment income                                                48,281
Deferred policy acquisition costs                                       200,740
Deferred income taxes                                                    17,815
Other assets                                                              8,560
Separate account assets                                                 560,199
-------------------------------------------------------------------------------
      Total assets                                                   $4,617,668
===============================================================================

Liabilities and Stockholder's Equity
Liabilities:
   Future policy benefits:
      Fixed annuities                                                $3,536,944
      Universal life-type insurance                                           8
   Policy claims and other policyholders' funds                           5,291
   Amounts due to brokers                                                 2,077
   Other liabilities                                                     56,813
   Separate account liabilities                                         560,199
-------------------------------------------------------------------------------
      Total liabilities                                               4,161,332
Stockholder's equity:
   Capital stock, $150 par value per share;
   100,000 shares authorized, 20,000 shares
   issued and outstanding                                                 3,000
   Additional paid-in capital                                           281,872
   Accumulated other comprehensive loss:
      Net unrealized securities losses                                   (8,450)
      Net unrealized derivative losses                                  (27,987)
   Retained earnings                                                    207,901
-------------------------------------------------------------------------------
      Total stockholder's equity                                        456,336
-------------------------------------------------------------------------------
Total liabilities and stockholder's equity                           $4,617,668
===============================================================================

See accompanying notes.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 65

American Enterprise Life Insurance Company
--------------------------------------------------------------------------------
Statements of income
Three months ended March 31, (unaudited) ($ thousands)      2001           2000

Revenues:
Policyholder and contractholder charges                $   1,746       $  1,476
Mortality and expense risk fees                            2,199            813
Net investment income                                     69,460         77,586
Net realized loss on investments                         (18,542)        (2,425)
--------------------------------------------------------------------------------
      Total revenues                                      54,863         77,450
-------------------------------------------------------------------------------

Benefits and expenses:
Interest credited on investment contracts                 42,473         49,052
Amortization of deferred policy acquisition costs         12,155         10,745
Other operating expenses                                  11,859          7,675
-------------------------------------------------------------------------------
      Total benefits and expenses                         66,487         67,472
-------------------------------------------------------------------------------
(Loss) income before income taxes                        (11,624)         9,978
Income taxes                                              (3,987)         3,646
-------------------------------------------------------------------------------
Net (loss) income                                      $  (7,637)      $  6,332
===============================================================================

See accompanying notes.

--------------------------------------------------------------------------------
66 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
--------------------------------------------------------------------------------
Statements of cash flows

Three months ended March 31, (unaudited) ($ thousands)          2001        2000

Cash flows from operating activities:
Net (loss) income                                         $  (7,637)   $  6,332
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
   Change in accrued investment income                        6,660       2,481
   Change in accounts receivable                                (26)         (2)
   Change in other assets                                     2,791         (11)
   Change in deferred policy acquisition costs, net          (2,118)      4,306
   Change in policy claims and other policyholders'
   funds                                                     (4,004)     (4,317)
   Deferred income tax provision                             (5,077)     (1,883)
   Change in other liabilities                                5,225      12,723
   (Accretion of discount) amortization of premium, net         (58)        641
   Net realized loss on investments                          18,542       2,425
   Other, net                                                 4,514        (131)
-------------------------------------------------------------------------------
      Net cash provided by operating activities              18,812      22,564

Cash flows from investing activities:
Fixed maturities held to maturity:
   Maturities, sinking fund payments and calls                   --      10,022
Fixed maturities available for sale:
   Purchases                                                (39,196)     (1,496)
   Maturities, sinking fund payments and calls               49,904      58,318
   Sales                                                     76,926       5,495
Other investments, excluding policy loans:
   Purchases                                                 (1,696)     (1,388)
   Sales                                                      9,789      12,779
Change in amounts due from brokers                             (928)         --
Change in amounts due to brokers                            (22,310)        275
--------------------------------------------------------------------------------
      Net cash provided by investing activities              72,489      84,005

Cash flows from financing activities:
Activity related to universal life-type insurance and investment contracts:
   Considerations received                                  159,985      52,023
   Surrenders and death benefits                           (250,299)   (207,644)
   Interest credited to account balances                     42,471      49,052
-------------------------------------------------------------------------------
      Net cash used in financing activities                 (47,843)   (106,569)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents                    43,458          --
Cash and cash equivalents at beginning of period             34,852          --
-------------------------------------------------------------------------------
Cash and cash equivalents at end of period                $  78,310    $     --
===============================================================================


See accompanying notes.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 67

American Enterprise Life Insurance Company
--------------------------------------------------------------------------------
Notes to Financial Statements

(unaudited)

($ thousands)

1. GENERAL

In the opinion of the management of American Enterprise Life Insurance Company (the Company), the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly its balance sheet as of March 31, 2001 and the related statements of income and cash flows for the three month periods ended March 31, 2001 and 2000.

2. NEW ACCOUNTING PRONOUNCEMENT

In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Derivatives that are not hedges must be adjusted to fair value through income.

Changes in the fair value of a derivative are recorded in income or directly to equity, depending on the instrument's designated use. For those derivative instruments that are designated and qualify as hedging instruments under SFAS 133, a company must designate the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. For derivative instruments not designated as hedging instruments per SFAS 133, changes in fair value are adjusted immediately through earnings. Currently, the Company does not carry derivatives that are designated or qualify as hedging instruments under SFAS No. 133.

Because of changes to the rules for hedging investments, the transition provisions of SFAS 133, as amended, permitted held-to-maturity securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to be reclassified at the date of adoption to available-for-sale or trading. The Company reclassified all held-to-maturity securities to available-for-sale upon adoption.

Prior to adopting SFAS No. 133, the Company's interest rate caps, floors and swaps qualified as cash flow hedges. The derivatives do not qualify for hedge accounting per SFAS No. 133. For "pre-existing" cash flow-type hedges, the transition adjustment upon adoption of SFAS No. 133 was reported in accumulated other comprehensive income (OCI) as a cumulative effect of an accounting change. This resulted in a decrease of $34,727 to other comprehensive income (OCI), net of tax. The Company estimates $7,500 of net derivative losses included in OCI will be reclassified into earnings within the next twelve months. The adoption of SFAS No. 133 did not have a significant impact on the Company's results of operations.

3. COMPREHENSIVE INCOME

Total comprehensive income (loss) was $18,022 and ($4,551) for the three months ended March 31, 2001 and 2000, respectively.

                                                March 31, 2001    March 31, 2000
Net (Loss) Income                                 $  (7,637)       $   6,332
Other comprehensive loss
   Unrealized gains on available-for-sale
    securities, net of tax                           53,646          (10,883)
   Net unrealized loss on derivative instruments,
   net of tax                                       (27,987)              --
--------------------------------------------------------------------------------
Total comprehensive income                        $  18,022        $  (4,551)
--------------------------------------------------------------------------------

4. INCOME TAXES

The Company's effective income tax rate was 34.3% for the three months ended March 31, 2001 compared to 36.5% for the three months ended March 31, 2000. The net impact of changes in state tax rules for certain states had a favorable impact on the effective tax rate for the Company.



--------------------------------------------------------------------------------
68 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 2000 and 1999, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.










/S/ Ernst & Young LLP
    Ernst & Young LLP
February 8, 2001
Minneapolis, Minnesota


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 69

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Balance sheets
December 31, ($ thousands, except share amounts)         2000           1999

Assets

Investments:
     Fixed maturities:
         Held to maturity, at amortized cost
            (fair value: 2000, $927,031;
            1999, $984,103)                             $  934,091   $1,006,349
         Available for sale, at fair value
            (amortized cost: 2000, $2,163,906;
            1999, $2,411,799)                            2,068,487    2,304,487
                                                         ---------    ---------
                                                         3,002,578    3,310,836
     Mortgage loans on real estate                         724,009      785,253
     Other investments                                       9,407       11,470
                                                             -----       ------
            Total investments                            3,735,994    4,107,559
Cash and cash equivalents                                   34,852           --
Amounts due from brokers                                     1,316           --
Accounts receivable                                            867          316
Accrued investment income                                   54,941       56,676
Deferred policy acquisition costs                          198,622      180,288
Deferred income taxes                                       26,350       37,501
Other assets                                                 9,969            9
Separate account assets                                    589,310      220,994
                                                           -------      -------
            Total assets                                $4,652,221   $4,603,343
                                                        ==========   ==========

Liabilities and stockholder's equi1ty
Liabilities:
     Future policy benefits for:
         Fixed annuities                                $3,584,784   $3,921,513
         Universal life-type insurance                          10           --
     Policy claims and other policyholders' funds            9,295       12,097
     Amounts due to brokers                                 24,387       25,215
     Other liabilities                                       6,326       17,436
     Separate account liabilities                          589,310      220,994
                                                           -------      -------
            Total liabilities                            4,214,112    4,197,255
Commitments and contingencies
Stockholder's equity:
     Capital stock, $100 par value per share;
         100,000 shares authorized, 20,000 shares
         issued and outstanding                              2,000        2,000
     Additional paid-in capital                            282,872      282,872
     Accumulated other comprehensive loss:
         Net unrealized securities losses                  (62,097)     (69,753)
     Retained earnings                                     215,334      190,969
                                                           -------      -------
            Total stockholder's equity                     438,109      406,088
                                                           -------      -------
Total liabilities and stockholder's equity              $4,652,221   $4,603,343
                                                        ==========   ==========

See accompanying notes.

--------------------------------------------------------------------------------
70 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of income

Years ended December 31, ($ thousands)                2000      1999      1998

Revenues:
Net investment income                              $299,759  $322,746  $340,219
Policyholder and contractholder charges               6,865     6,069     6,387
Mortality and expense risk fees                       5,383     2,269     1,275
Net realized gain (loss) on investments                 469     6,565    (4,788)
                                                        ---     -----    ------
     Total revenues                                 312,476   337,649   343,093
                                                    -------   -------   -------

Benefits and expenses:
Interest credited on investment contracts           191,040   208,583   228,533
Amortization of deferred policy acquisition costs    47,676    43,257    53,663
Other operating expenses                             35,308    35,147    24,476
                                                     ------    ------    ------
     Total benefits and expenses                    274,024   286,987   306,672
                                                    -------   -------   -------
Income before income taxes                           38,452    50,662    36,421
Income taxes                                         14,087    16,675    14,395
                                                     ------    ------    ------
Net income                                         $ 24,365  $ 33,987  $ 22,026
                                                   ========  ========  ========


See accompanying notes.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 71

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------


Statements of stockholder's equity

                                                                                                      Accumulated
                                                                                                        Other
                                                           Total                      Additional    Comprehensive
                                                       Stockholder's     Capital        Paid-In     (Loss) Income,     Retained
Three years ended December 31, ($ thousands)              Equity          Stock        Capital        Net of Tax       Earnings

Balance, January 1, 1998                                $ 469,344         $2,000       $282,872    $    49,516         $134,956
Comprehensive income:
     Net income                                            22,026             --             --             --           22,026
     Unrealized holding losses arising
         during the year, net of taxes of $3,400           (6,314)            --             --         (6,314)              --
     Reclassification adjustment for losses
         included in net income,
         net of tax of ($588)                               1,093             --             --          1,093               --
                                                            -----          -----          -----          -----            -----
Other comprehensive loss                                   (5,221)            --             --         (5,221)              --
                                                           ------          -----          -----         ------            -----
Comprehensive income:                                      16,805
                                                           ------

Balance, December 31, 1998                                486,149          2,000        282,872         44,295          156,982
Comprehensive loss:
     Net income                                            33,987             --             --             --           33,987
     Unrealized holding losses arising
         during the year, net of taxes of $59,231        (110,001)            --             --       (110,001)              --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $2,179                              (4,047)            --             --         (4,047)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive loss                                 (114,048)            --             --       (114,048)              --
                                                         --------          -----          -----       --------            -----
Comprehensive loss                                        (80,061)
                                                          -------

Balance, December 31, 1999                                406,088          2,000        282,872        (69,753)         190,969
Comprehensive income:
     Net income                                            24,365             --             --             --           24,365
     Unrealized holding gains arising
         during the year, net of taxes of $(4,812)          8,937             --             --          8,937               --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $690                                (1,281)            --             --         (1,281)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive income                                  7,656             --             --          7,656               --
                                                            -----          -----          -----          -----            -----
Comprehensive income                                       32,021
                                                           ------
Balance, December 31, 2000                              $ 438,109         $2,000       $282,872    $   (62,097)        $215,334
                                                        =========         ======       ========    ===========         ========

See accompanying notes.


--------------------------------------------------------------------------------
72 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows

Years ended December 31, ($ thousands)                                                2000                1999                1998

Cash flows from operating activities:
Net income                                                                       $  24,365           $  33,987           $  22,026
Adjustments to reconcile net income
to net cash (used in) provided by operating activities:
     Change in accrued investment income                                             1,735               5,064              (2,152)
     Change in accounts receivable                                                    (551)               (102)                349
     Change in deferred policy acquisition costs, net                              (18,334)             16,191              28,022
     Change in other assets                                                         (9,960)                 34                  74
     Change in policy claims and other policyholders' funds                         (2,802)              4,708              (3,939)
     Deferred income tax provision (benefit)                                         7,029                 711              (9,591)
     Change in other liabilities                                                   (11,110)             (7,064)              7,595
     Amortization of premium, net                                                    2,682               2,315                 122
     Net realized (gain) loss on investments                                          (469)             (6,565)              4,788
     Other, net                                                                       (233)             (1,562)              2,544
                                                                                      ----              ------               -----
         Net cash (used in) provided by operating activities                        (7,648)             47,717              49,838

Cash flows from investing activities:
Fixed maturities held to maturity:
     Maturities                                                                     65,716              65,705              73,601
     Sales                                                                           5,128               8,466              31,117
Fixed maturities available for sale:
     Purchases                                                                    (101,665)           (593,888)           (298,885)
     Maturities                                                                    171,297             248,317             335,357
     Sales                                                                         176,296             469,126              48,492
Other investments:
     Purchases                                                                      (1,388)            (28,520)           (161,252)
     Sales                                                                          65,978              57,548              78,681
Change in amounts due from brokers                                                  (1,316)                 --                  --
Change in amounts due to brokers                                                      (828)            (29,132)             19,412
                                                                                      ----             -------              ------
         Net cash provided by investing activities                                 379,218             197,622             126,523

Cash flows from financing activities:
Activity related to universal life type insurance and investment contracts:
     Considerations received                                                       398,462             299,899             302,158
     Surrenders and other benefits                                                (926,220)           (753,821)           (707,052)
     Interest credited to account balances                                         191,040             208,583             228,533
                                                                                   -------             -------             -------
         Net cash used in financing activities                                    (336,718)           (245,339)           (176,361)
                                                                                  --------            --------            --------
Net increase in cash and cash equivalents                                           34,852                  --                  --
Cash and cash equivalents at beginning of year                                          --                  --                  --
                                                                                      ----                ----                ----
Cash and cash equivalents at end of year                                         $  34,852           $      --           $      --
                                                                                 =========           =========           =========
See accompanying notes.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 73

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Notes to Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of business
American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis. Immediate annuities and variable universal life are offered as well. The Company distributes its products through financial institutions and unbranded independent financial advisors.

Basis of presentation
The Company is a  wholly-owned  subsidiary  of IDS Life  Insurance  Company (IDS
Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments
Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities and marketable equity securities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

Realized investment gain or loss is determined on an identified cost basis.

Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

When evidence indicates a decline, which is other than temporary, in the underlying value or earning power of individual investments, such investments are written down to the fair value by a charge to income.

Mortgage loans on real estate are carried at amortized cost less a reserve for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment  of mortgage  loans is measured as the excess of the loan's  recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses. The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments. Amounts paid or received under interest rate swap agreements are recognized as an adjustment to investment income.

--------------------------------------------------------------------------------
74 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows
The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                    2000        1999         1998
Cash paid during the year for:
Income taxes                     $14,861     $22,007      $19,035
Interest on borrowings             1,073       2,187        5,437

Recognition of profits on annuity contracts
Profits on fixed and variable deferred annuities are recognized by the Company over the lives of the contracts, using primarily the interest method. Profits on fixed annuities represent the excess of investment income earned from investment of contract considerations over interest credited to contract owners and other expenses. Profits on variable annuities represent the excess of contractholder charges over the costs of benefits provided and other expenses.

The retrospective deposit method is used in accounting for fixed and variable universal life-type insurance. Under this method, profits are recognized over the lives of the policies in proportion to the estimated gross profits expected to be realized.

Policyholder and contractholder charges include surrender charges and fees collected regarding the issue and administration of annuity contracts.

Deferred policy acquisition costs
The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For variable universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 2000, unlocking adjustments resulted in a net increase in amortization of $1.5 million. Net unlocking adjustments in 1999 were not significant. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million.

Liabilities for future policy benefits
Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

Liabilities for fixed annuities in a benefit status are based on established industry mortality tables and interest rates ranging from 5% to 9.5%, depending on year of issue.

Federal income taxes
The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

Included in other liabilities at December 31, 2000 and 1999 are $9,944 and $2,147, receivable from and payable to, respectively, IDS Life for federal income taxes.

Separate account business
The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 75

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Accounting changes
In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative will be recorded in income or directly to equity, depending on the instrument's designated use.

A one-time opportunity to reclassify held-to-maturity investments to available-for-sale is allowed without tainting the remaining securities in the held-to-maturity portfolio. The Company has elected to take this opportunity to reclass its held-to-maturity investments to available-for-sale.

As of January 1, 2001, the cumulative impact of applying the Statement's accounting requirements will not have a significant impact on the Company's financial position or results of operations.

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," superceding SFAS No. 125. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The company does not expect SFAS No. 140 to have a material impact on the company's financial position or results of operations.

In July 2000, the FASB's Emerging Issues Task Force (EITF) issued a consensus on Issue 99-20, "Recognition of Interest Income and Impairment on Purchased Beneficial Interests in Securitized Financial Assets." The consensus must be adopted for fiscal quarters beginning after March 15, 2001, with earlier adoption permitted. Issue 99-20 prescribes new procedures for recording interest income and measuring impairment on retained and purchased beneficial interests. Application of the provisions of the consensus will not have a material impact on the Company's financial position or results of operations.

Reclassifications
Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.

2. INVESTMENTS
Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 2000 are as follows:

                                                  Gross      Gross
                                    Amortized  unrealized  unrealized     Fair
Held to maturity                      cost        gains      losses       value
U.S. Government agency obligations   $  6,949    $    26    $     55  $    6,920
State and municipal obligations         2,101          1          --       2,102
Corporate bonds and obligations       773,630      9,876      17,470     766,036
Mortgage-backed securities            151,411        801         239     151,973
                                      -------        ---         ---     -------
                                     $934,091    $10,704    $ 17,764  $  927,031
                                     ========    =======    ========  ==========
Available for sale
U.S. Government agency obligations $    5,154    $   284    $     --  $    5,438
State and municipal obligations         2,250          5          --       2,255
Corporate bonds and obligations     1,319,781     19,103     123,865   1,215,019
Mortgage-backed securities            836,721     10,780       1,726     845,775
                                      -------     ------       -----     -------
                                   $2,163,906    $30,172    $125,591  $2,068,487
                                   ==========    =======    ========  ==========

--------------------------------------------------------------------------------
76 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                   Gross       Gross
                                    Amortized   unrealized  unrealized    Fair
Held to maturity                      cost         gains      losses      value
U.S. Government agency obligations $    7,514     $   23    $   431   $    7,106
State and municipal obligations         3,002         44         --        3,046
Corporate bonds and obligations       816,826      5,966     23,311      799,482
Mortgage-backed securities            179,007        296      4,834      174,469
                                      -------        ---      -----      -------
                                   $1,006,349     $6,329    $28,576   $  984,103
                                   ==========     ======    =======   ==========
Available for sale
U.S. Government agency obligations $    2,047     $   --    $     47  $    1,999
State and municipal obligations         2,250         --         190       2,060
Corporate bonds and obligations     1,419,150      7,445      90,703   1,335,892
Mortgage-backed securities            988,352      1,929      25,746     964,536
                                      -------      -----      ------     -------
                                   $2,411,799     $9,374    $116,686  $2,304,487
                                   ==========     ======    ========  ==========

The amortized cost and fair value of investments in fixed maturities at December 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     Amortized                    Fair
Held to maturity                       cost                       value
Due from one to five years            $405,375                  $402,691
Due from five to ten years             321,802                   317,320
Due in more than ten years              55,503                    55,047
Mortgage-backed securities             151,411                   151,973
                                       -------                   -------
                                      $934,091                  $927,031
                                      ========                  ========

                                    Amortized                     Fair
Available for sale                     cost                       value
Due from one to five years          $   61,851                $   67,514
Due from five to ten years             965,579                   878,853
Due in more than ten years             299,755                   276,345
Mortgage-backed securities             836,721                   845,775
                                       -------                   -------
                                    $2,163,906                $2,068,487
                                    ==========                ==========


During the years ended December 31, 2000, 1999 and 1998, fixed maturities classified as held to maturity were sold with amortized cost of $5,128, $8,466 and $31,117, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

In addition, fixed maturities available for sale were sold during 2000 with proceeds of $176,296 and gross realized gains and losses of $3,488 and $1,516 respectively. Fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147, respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively.

At December 31, 2000, bonds carried at $3,259 were on deposit with various states as required by law.

At December 31, 2000, investments in fixed maturities comprised 80 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $463 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

Rating                             2000       1999
Aaa/AAA                       $  998,333   $1,168,144
Aaa/AA                             1,000           --
Aa/AA                             34,535       42,859
Aa/A                              59,569       52,416
A/A                              367,643      422,668
A/BBB                            121,028      189,072
Baa/BBB                          989,301      995,152
Baa/BB                            67,156       64,137
Below investment grade           459,432      483,700
                                 -------      -------
                              $3,097,997   $3,418,148
                              ==========   ==========

--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 77

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

At December 31, 2000, approximately 92 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

At December 31, 2000, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                              December 31, 2000             December 31, 1999
                          On balance    Commitments      On balance  Commitments
Region                       sheet      to purchase         sheet    to purchase
South Atlantic              $172,349       $--             $194,325      $   --
Middle Atlantic              106,376        --              118,699          --
East North Central           122,354        --              126,243          --
Mountain                     100,208        --              103,751          --
West North Central           110,669        --              125,891         513
New England                   39,877        --               43,345         802
Pacific                       38,559        --               41,396          --
West South Central            30,172        --               31,153          --
East South Central             6,749        --                7,100          --
                               -----     -----                -----       -----
                             727,313        --              791,903       1,315
Less allowance for losses      3,304        --                6,650          --
                               -----     -----                -----       -----
                            $724,009       $--             $785,253      $1,315
                            ========       ===             ========      ======

                              December 31, 2000            December 31, 1999
                          On balance   Commitments       On balance  Commitments
Property type                sheet     to purchase          sheet    to purchase
Department/retail stores    $214,927        $--            $232,449      $1,315
Apartments                   152,906         --             181,346          --
Office buildings             191,767         --             202,132          --
Industrial buildings          80,330         --              83,186          --
Hotels/Motels                 41,977         --              43,839          --
Medical buildings             29,173         --              32,284          --
Nursing/retirement homes       6,471         --               6,608          --
Mixed Use                      9,762         --              10,059          --
                               -----      -----              ------       -----
                             727,313         --             791,903       1,315
Less allowance for losses      3,304         --               6,650          --
                               -----      -----               -----       -----
                            $724,009        $--            $785,253      $1,315
                            ========        ===            ========      ======

Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

At December 31, 2000 and 1999, the Company's recorded investment in impaired loans was $9,014 and $5,200, respectively, with allowances of $500 and $1,250, respectively. During 2000 and 1999, the average recorded investment in impaired loans was $4,684 and $5,399, respectively.

The  Company  recognized  $221,  $136 and $251 of  interest  income  related  to
impaired  loans  for  the  years  ended  December  31,  2000,   1999  and  1998,
respectively.


--------------------------------------------------------------------------------
78 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The following table presents changes in the allowance for investment losses related to all loans:

                                              2000        1999         1998
Balance, January 1                            $6,650     $8,500       $3,718
(Reduction) provision for investment losses   (3,346)    (1,850)       4,782
                                              ------     ------        -----
Balance, December 31                          $3,304     $6,650       $8,500
                                              ======     ======       ======

At December 31, 2000 the Company had no commitments to purchase investments.

Net investment income for the years ended December 31 is summarized as follows:

                                  2000          1999             1998
Interest on fixed maturities    $237,201      $265,199         $285,260
Interest on mortgage loans        59,686        63,721           65,351
Interest on cash equivalents       1,136           534              137
Other                              5,693        (1,755)          (2,493)
                                   -----        ------           ------
                                 303,716       327,699          348,255
Less investment expenses           3,957         4,953            8,036
                                   -----         -----            -----
                                $299,759      $322,746         $340,219
                                ========      ========         ========

Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                  2000         1999           1998
Fixed maturities                $ (2,877)     $ 4,715        $    28
Mortgage loans                     3,346       (1,650)        (4,816)
                                   -----       ------         ------
                                $    469      $ 3,065        $(4,788)
                                ========      =======        =======

Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                        2000          1999          1998
Fixed maturities available for sale    $11,894     $(175,458)     $(8,032)

3. INCOME TAXES
The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

The  income  tax  expense  for the years  ended  December  31,  consists  of the following:
                                2000        1999           1998
Federal income taxes:
Current                        $ 6,170      $15,531       $23,227
Deferred                         7,029          711        (9,591)
                                 -----          ---        ------
                                13,199       16,242        13,636
State income taxes-- current       888          433           759
                                   ---          ---           ---
Income tax expense             $14,087      $16,675       $14,395
                               =======      =======       =======

Increases  (decreases) to the federal income tax provision  applicable to pretax income  based on the  statutory  rate,  for the years  ended  December  31,  are attributable to:
                                                           2000                   1999                   1998
                                                   Provision   Rate       Provision    Rate      Provision   Rate
Federal income taxes based on the statutory rate     $13,458   35.0%      $17,731     35.0%       $13,972   35.0%
Increases (decreases) are attributable to :
     Tax-excluded interest                                (4)    --           (14)      --            (35)  (0.1)
     State tax, net of federal benefit                   578    1.5           281      0.5            493    1.2
Other, net                                                55    0.1        (1,323)    (2.6)           (35)    --
                                                          --    ---        ------     ----            ---    ---
Total income taxes                                   $14,087   36.6%      $16,675     32.9%       $14,395   36.1%
                                                     =======   ====       =======     ====        =======   ====

Significant   components  of  the  Company's  deferred  income  tax  assets  and liabilities as of December 31 are as follows:

Deferred income tax assets:                         2000            1999
Policy reserves                                    $40,242          $46,243
Unrealized losses on investments                    31,441           39,678
Other                                                6,208            1,070
                                                     -----            -----
     Total deferred income tax assets               77,891           86,991
                                                    ------           ------
Deferred income tax liabilities:
Deferred policy acquisition costs                   51,541           49,490
                                                    ------           ------
     Total deferred income tax liabilities          51,541           49,490
                                                    ------           ------
     Net deferred income tax assets                $26,350          $37,501
                                                   =======          =======

--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 79

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4. STOCKHOLDER'S EQUITY
Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $31,152 and $58,223 as of December 31, 2000 and 1999, respectively. In addition, dividends in excess of $nil would require approval by the Insurance Department of the state of Indiana.

Statutory net (loss) income for the years ended December 31 and statutory capital and surplus as of December 31, are summarized as follows:

                                  2000          1999         1998
Statutory net (loss) income     $(11,928)    $ 15,241      $ 37,902
Statutory capital and surplus    315,930      343,094       330,588

The National Association of Insurance Commissioners (NAIC) revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The state of Indiana has adopted the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the Company uses to prepare their statutory-basis financial statements. Management believes these changes will not adversely impact the Company's statutory-basis capital and surplus as of January 1, 2001.

5. RELATED PARTY TRANSACTIONS
The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $6,489 and $8,258 at December 31, 2000 and 1999, respectively. The interest rate swap is an off balance sheet transaction.

The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $45,191, $38,931 and $28,482 for the years ended December 31, 2000, 1999 and 1998, respectively. Certain of these costs are included in deferred policy acquisition costs.

6. LINES OF CREDIT
The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 2000 or 1999.

7. DERIVATIVE FINANCIAL INSTRUMENTS
The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.


--------------------------------------------------------------------------------
80 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company's holdings of derivative financial instruments are as follows:

                             Notional    Carrying        Fair       Total credit
December 31, 2000             amount      amount         value        exposure
Assets:
     Interest rate caps     $  500,000     $2,037      $    414       $    414
     Interest rate floors    2,000,000      6,489        13,185         13,185
Off balance sheet:
     Interest rate swaps     2,000,000         --       (51,369)       (51,369)
                             ---------     ------       -------        -------
                                           $8,526      $(37,770)      $(37,770)
                                           ======      ========       ========

                             Notional    Carrying       Fair       Total credit
December 31, 1999             amount      amount        value        exposure
Assets:
     Interest rate caps     $  900,000   $  3,212       $ 4,437         $ 4,437
     Interest rate floors    2,000,000      8,258         2,251           2,251
Off balance sheet:
     Interest rate swaps     2,000,000         --        18,274          18,274
                             ---------      -----        ------          ------
                                          $11,470       $24,962         $24,962
                                          =======       =======         =======

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2001 to 2006.

Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.


8. FAIR VALUES OF FINANCIAL INSTRUMENTS
The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                               December 31, 2000          December 31, 1999
                                              Carrying      Fair         Carrying        Fair
Financial Assets                               amount       value          amount       value
Investments:
Fixed maturities (Note 2):
     Held to maturity                       $  934,091   $  927,031     $1,006,349   $  984,103
     Available for sale                      2,068,487    2,068,487      2,304,487    2,304,487
Mortgage loans on real estate (Note 2)         724,009      740,992        785,253      770,095
Derivative financial instruments (Note 7)        8,526      (37,770)        11,470       24,962
Separate account assets (Note 1)               589,310      589,310        220,994      220,994
Cash and cash equivalents                       34,852       34,852             --           --

Financial Liabilities
Future policy benefits for fixed annuities  $3,567,085   $3,480,270     $3,905,849   $3,778,945
Separate account liabilities                   589,310      567,989        220,994      209,942
                                               -------      -------        -------      -------

At December 31, 2000 and 1999, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $17,699 and $15,633, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 2000 and 1999.

The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 2000 and 1999.

9. COMMITMENTS AND CONTINGENCIES
In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits related to the sales of insurance and annuity products, anticipated to provide for approximately $215 million of benefits. The Company had been named as a co-defendant in one of these lawsuits. In September 2000, the court gave preliminary approval to the proposed settlement and AEFC has mailed notices to all of the over two million class members. A fairness hearing is scheduled for March 2001, with final approval anticipated in the second quarter, pending any legal appeals. The anticipated costs of settlement remain unchanged from 1999. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results of operations. The agreement also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies, including final court approval.


--------------------------------------------------------------------------------
                 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS 81

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

Performance Information ..............................    3

Calculating Annuity Payouts ..........................   21


Rating Agencies ......................................   22

Principal Underwriter ................................   22

Independent Auditors .................................   22

Condensed Financial Information (Unaudited) ..........   23


Financial Statements

--------------------------------------------------------------------------------
82 WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY -- PROSPECTUS

American Enterprise
Life Insurance Company                                  (American Express logo)
829 AXP Financial Center
Minneapolis, MN 55474
(800)333-3437


                                                            44224 E (7/01)






[AMERICAN EXPRESS LOGO]                                              WELLS FARGO
                                                                   ADVANTAGE-SM-
                                                                VARIABLE ANNUITY

ISSUED BY:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

PROSPECTUS


JULY 23, 2001


INDIVIDUAL OR GROUP FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT

ISSUED BY: AMERICAN ENTERPRISE LIFE INSURANCE COMPANY (AMERICAN ENTERPRISE LIFE)
           829 AXP Financial Center
           Minneapolis, MN 55474
           Telephone: (800) 333-3437

This prospectus contains information that you should know before investing. You also will receive the prospectuses for:


-  American Express-Registered Trademark- Variable Portfolio Funds        -  Goldman Sachs Variable Insurance Trust (VIT)
-  AIM Variable Insurance Funds                                           -  MFS-Registered Trademark- Variable Insurance Trust-SM-
-  The Dreyfus Socially Responsible Growth Fund, Inc.                     -  Putnam Variable Trust - IB Shares
-  Fidelity Variable Insurance Products - Service Class 2                 -  Wells Fargo Variable Trust Funds
-  Franklin-Registered Trademark- Templeton-Registered Trademark-
   Variable Insurance Products  Trust (FTVIPT) - Class 2


Please read the prospectuses carefully and keep them for future reference.

THE SECURITIES AND EXCHANGE COMMISSION (SEC) HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THIS CONTRACT IS NOT A DEPOSIT OF A BANK OR FINANCIAL INSTITUTION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN THIS CONTRACT INVOLVES INVESTMENT RISK INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC's Internet site at (http://www.sec.gov).

Variable annuities are complex investment vehicles. Before you invest, be sure to ask your sales representative about the variable annuity's features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

American Enterprise Life offers several different annuities which your sales representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

TABLE OF CONTENTS


KEY TERMS ....................................................................3

THE CONTRACT IN BRIEF ........................................................4

EXPENSE SUMMARY ..............................................................6

CONDENSED FINANCIAL INFORMATION (UNAUDITED) .................................19

FINANCIAL STATEMENTS ........................................................24

PERFORMANCE INFORMATION .....................................................25

THE VARIABLE ACCOUNT AND THE FUNDS ..........................................26

THE FIXED ACCOUNTS ..........................................................31

BUYING YOUR CONTRACT ........................................................34

CHARGES .....................................................................35

VALUING YOUR INVESTMENT .....................................................39

MAKING THE MOST OF YOUR CONTRACT ............................................40

WITHDRAWALS .................................................................44

CHANGING OWNERSHIP ..........................................................44

BENEFITS IN CASE OF DEATH ...................................................44

OPTIONAL BENEFITS ...........................................................46

THE ANNUITY PAYOUT PERIOD ...................................................54

TAXES .......................................................................56

VOTING RIGHTS ...............................................................57

SUBSTITUTION OF INVESTMENTS .................................................58

ABOUT THE SERVICE PROVIDERS .................................................58

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE .......................59

DIRECTORS AND EXECUTIVE OFFICERS ............................................63

EXPERTS .....................................................................64

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY FINANCIAL INFORMATION ............65

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION ................82


--------------------------------------------------------------------------------
2 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

KEY TERMS

THESE TERMS CAN HELP YOU UNDERSTAND DETAILS ABOUT YOUR CONTRACT.

ACCUMULATION UNIT: A measure of the value of each subaccount before annuity payouts begin.

ANNUITANT: The person on whose life or life expectancy the annuity payouts are based.

ANNUITY PAYOUTS: An amount paid at regular intervals under one of several plans.

ASSUMED INVESTMENT RATE: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

BENEFICIARY: The person you designate to receive benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

CLOSE OF BUSINESS: When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.


CONTRACT: A deferred annuity contract, or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.


CONTRACT VALUE: The total value of your contract before we deduct any applicable charges.

CONTRACT YEAR: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.


FIXED ACCOUNTS: The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will receive a Market Value Adjustment, which may result in a gain or loss of principal.


FUNDS: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

GUARANTEE PERIOD: The number of years that a guaranteed interest rate is credited.


MARKET VALUE ADJUSTMENT (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its Guarantee Period.


OWNER (YOU, YOUR): The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

QUALIFIED ANNUITY: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

- Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)
-  Roth IRAs under Section 408A of the Code
-  Simplified Employee Pension (SEP) plans under Section 408(k) of the Code


A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.


All other contracts are considered NONQUALIFIED ANNUITIES.

RETIREMENT DATE: The date when annuity payouts are scheduled to begin.


RIDER EFFECTIVE DATE: The date you add a rider to your contract.


VALUATION DATE: Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

VARIABLE ACCOUNT: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

WITHDRAWAL VALUE: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

--------------------------------------------------------------------------------
                          WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 3

THE CONTRACT IN BRIEF

PURPOSE: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity or life insurance contract.

Most annuities have a tax-deferred feature. So do many retirement plans under the Internal Revenue Code. As a result, when you use an annuity to fund a retirement plan that is tax deferred, your annuity will not provide any necessary or additional tax deferral for that retirement plan. But annuities do have features other than tax deferral that may help you reach your retirement goals. You should consult your tax advisor prior to making a purchase for an explanation of the tax implications to you.

FREE LOOK PERIOD: You may return your contract to your sales representative or to our office within the time stated on the first page of your contract and receive a full refund of the contract value. However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

ACCOUNTS: Currently, you may allocate your purchase payments among any or all of:

- the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. 26)
- the fixed accounts, which earn interest at rates that we adjust periodically. Some states restrict the amount you can allocate to these accounts. (p. 31)

BUYING YOUR CONTRACT: Your sales representative will help you complete and submit an application. Applications are subject to acceptance at our office. Contracts issued through American Express Financial Advisors Inc. (AEFA) are only available with a seven-year withdrawal charge schedule. You may buy a qualified annuity or a nonqualified annuity through your AEFA sales representative. You may be able to buy another contract with the same underlying funds. This contract has different mortality and expense risk fees and withdrawal charges and offers purchase payment credits. For information on this contract, please call us at the telephone number listed on the first page of this prospectus or ask your sales representative. After your initial purchase payment, you have the option of making additional purchase payments in the future. (p. 34)

-  Minimum purchase payment:
      for Systematic Investment Plans:
         $50 initial payment.
         $50 for additional payments.

      for all other payment plans:
         $5,000 initial payment for contracts issued in South Carolina, Texas and Washington.
         $2,000 initial payment for contracts issued in all other states. $100 for additional payments.

-  Maximum total purchase payments (without prior approval):
         $99,999 for contracts issued through AEFA.
         $1,000,000 for all other contracts.

TRANSFERS: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts done more than 30 days before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the accounts. Fixed account transfers are subject to special restrictions. (p. 42)

WITHDRAWALS: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences; also, certain restrictions apply. (p. 44)

CHANGING OWNERSHIP: You may change ownership of a nonqualified annuity by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. 44)

BENEFITS IN CASE OF DEATH: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (p. 44)

--------------------------------------------------------------------------------
4 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

OPTIONAL BENEFITS: This contract offers optional features that are available for additional charges if you meet certain criteria. (p. 46)

ANNUITY PAYOUTS: You can apply your contract value to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the tax-deferred retirement plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. 54)

TAXES: Generally, your contract grows tax deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (p. 56)

CHARGES: We assess certain charges in connection with your contract (p. 35):

-  $30 annual contract administrative charge;
- a 0.15% variable account administrative charge (if you allocate money to one or more subaccounts);
- a 1.30% mortality and expense risk fee (if you allocate money to one or more subaccounts) with a five-year withdrawal charge schedule(1);
- a 1.05% mortality and expense risk fee (if you allocate money to one or more subaccounts) with a seven-year withdrawal charge schedule;
- if you select the Benefit Protector-SM- Death Benefit Rider(2) (Benefit Protector), an annual fee of 0.25% of the contract value;
- if you select the Benefit Protector-SM- Plus Death Benefit Rider(2) (Benefit Protector Plus), an annual fee of 0.40% of the contract value;
- if you select the Enhanced Death Benefit Rider(2) (EDB), an additional 0.20% mortality and expense risk fee (if you allocate money to one or more subaccounts);
- if you select the Guaranteed Minimum Income Benefit Rider(3) (GMIB), an annual fee (currently 0.30%) based on the GMIB benefit base;
-  withdrawal charge;
- any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a total withdrawal); and
-  the operating expenses of the funds in which the subaccounts invest.

(1) Contracts issued through AEFA are only available with a seven-year withdrawal charge schedule.
(2) You may select one of the following: the EDB, the Benefit Protector or the Benefit Protector Plus. Riders may not be available in all states. The Benefit Protector and the Benefit Protector Plus are only available if you and the annuitant are 75 or younger at contract issue. The EDB is only available if both you and the annuitant are 79 or younger at contract issue.
(3) The GMIB is only available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. Riders may not be available in all states.

--------------------------------------------------------------------------------
                          WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 5

EXPENSE SUMMARY

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses for each fund.

CONTRACT OWNER EXPENSES

WITHDRAWAL CHARGE (contingent deferred sales charge as a percentage of purchase payment withdrawn)

You select either a five-year or seven-year withdrawal charge schedule at the time of application.


               FIVE-YEAR SCHEDULE                                        SEVEN-YEAR SCHEDULE
YEARS FROM PURCHASE            WITHDRAWAL CHARGE           YEARS FROM PURCHASE           WITHDRAWAL CHARGE
  PAYMENT RECEIPT                 PERCENTAGE                 PAYMENT RECEIPT                PERCENTAGE
         1                            8%                           1                            8%
         2                            8                            2                            8
         3                            6                            3                            7
         4                            4                            4                            6
         5                            2                            5                            5
         Thereafter                   0                            6                            4
                                                                   7                            2
                                                                   Thereafter                   0

A withdrawal charge also applies to payouts under certain annuity payout plans (see "Charges -- Withdrawal charge" and "The Annuity Payout Period -- Annuity payout plans").

ANNUAL CONTRACT ADMINISTRATIVE CHARGE:                                          $30*
* We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

BENEFIT PROTECTOR-SM- DEATH BENEFIT RIDER (BENEFIT PROTECTOR) FEE:              0.25%
(As a percentage of the contract value charged annually at the contract anniversary. This is an optional expense.)

BENEFIT PROTECTOR-SM- PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS) FEE:    0.40%
(As a percentage of the contract value charged annually at the contract anniversary. This is an optional expense.)

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE:                             0.30%
(As a percentage of the GMIB benefit base charged annually at the contract anniversary. This is an optional expense.)

--------------------------------------------------------------------------------
6 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average subaccount value)

You can choose the length of your contract's withdrawal charge schedule and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

                                                                               FIVE-YEAR WITHDRAWAL   SEVEN-YEAR WITHDRAWAL
                                                                                  CHARGE SCHEDULE        CHARGE SCHEDULE

     VARIABLE ACCOUNT ADMINISTRATIVE CHARGE:                                           0.15%                  0.15%
     MORTALITY AND EXPENSE RISK FEE:                                                   1.30                   1.05
     ENHANCED DEATH BENEFIT RIDER (EDB) FEE:                                           0.20                   0.20
                                                                                  ---------------        ---------------
        (As part of the mortality and expense risk fee.
        This is an optional expense.)
     TOTAL ANNUAL VARIABLE ACCOUNT EXPENSES WITHOUT THE OPTIONAL EDB FEE:              1.45%                  1.20%
     TOTAL ANNUAL VARIABLE ACCOUNT EXPENSES WITH THE OPTIONAL EDB FEE:                 1.65%                  1.40%

ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

                                                                                MANAGEMENT     12b-1     OTHER
                                                                                  FEES         FEES     EXPENSES    TOTAL
AXP-Registered Trademark- Variable Portfolio -
       Blue Chip Advantage Fund                                                   .56%         .13%       .26%     .95%(1)
       Capital Resource Fund                                                      .60          .13        .04      .77(2)
       Diversified Equity Income Fund                                             .56          .13        .26      .95(1)
       Extra Income Fund                                                          .62          .13        .07      .82(2)
       Federal Income Fund                                                        .61          .13        .13      .87(1)
       New Dimensions Fund-Registered Trademark-                                  .60          .13        .05      .78(2)
       Small Cap Advantage Fund                                                   .75          .13        .31     1.19(1)

AIM V.I.
       Capital Appreciation Fund                                                  .61           --        .21      .82(3)
       Value Fund                                                                 .61           --        .23      .84(3)

Dreyfus
       The Dreyfus Socially Responsible Growth Fund, Inc. -
       Initial Share Class                                                        .75           --        .03      .78(4)

Fidelity VIP
       Dynamic Capital Appreciation Portfolio (Service Class 2)                   .57          .25        .61     1.43(5)
       High Income Portfolio (Service Class 2)                                    .58          .25        .18     1.01(3)
       Mid Cap Portfolio (Service Class 2)                                        .57          .25        .17      .99(6)

Franklin Templeton VIP Trust
       Franklin Income Securities Fund - Class 2                                  .49          .25        .01      .75(7),(8)
       Franklin Real Estate Fund - Class 2                                        .58          .25        .02      .85(7),(8)
       Franklin Small Cap Fund - Class 2                                          .49          .25        .28     1.02(8),(9),(10)
       Mutual Shares Securities Fund - Class 2                                    .60          .25        .20     1.05(8)

Goldman Sachs VIT
       CORE-SM- U.S. Equity Fund                                                  .70           --        .20      .90(11)
       Global Income Fund                                                         .90           --        .25     1.15(11)
       Internet Tollkeeper Fund-SM-                                              1.00           --        .25     1.25(11)
       Mid Cap Value Fund                                                         .80           --        .25     1.05(11)

--------------------------------------------------------------------------------
                          WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS) (CONTINUED)

                                                                                MANAGEMENT     12b-1     OTHER
                                                                                  FEES         FEES     EXPENSES    TOTAL
MFS-Registered Trademark-
       Investors Trust Series - Initial Class
          (previously MFS-Registered Trademark- Growth with Income Series)        .75%          --%       .12%     .87%(12)
       Utilities Series - Initial Class                                           .75           --        .16      .91(12)

Putnam Variable Trust
       Putnam VT International Growth Fund - Class IB Shares                      .76          .25        .18     1.19(13)
       Putnam VT Vista Fund - Class IB Shares                                     .60          .25        .07      .92(13)

Wells Fargo VT
       Asset Allocation Fund                                                      .57          .25        .18     1.00(14)
       Corporate Bond Fund                                                        .25          .25        .40      .90(14)
       Equity Income Fund                                                         .53          .25        .22     1.00(14)
       Equity Value Fund                                                          .15          .25        .60     1.00(14)
       Growth Fund                                                                .47          .25        .28     1.00(14)
       International Equity Fund                                                  .15          .25        .60     1.00(14)
       Large Company Growth Fund                                                  .27          .25        .48     1.00(14)
       Money Market Fund                                                          .50           --        .35      .85(14)
       Small Cap Growth Fund                                                      .15          .25        .80     1.20(14)

(1) The fund's expense figures are based on actual expenses, after fee waivers and expenses reimbursements, for the fiscal year ending Aug. 31, 2000. Without fee waivers and expense reimbursements "Other Expense" and "Total" would be 0.27% and 0.96% for AXP Variable Portfolio - Blue Chip Advantage Fund, 0.80% and 1.49% for AXP Variable Portfolio - Diversified Equity Income Fund, 0.15% and 0.89% for AXP Variable Portfolio - Federal Income Fund, and 0.55% and 1.43% for AXP Variable Portfolio - Small Cap Advantage Fund.

(2) The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 2000.

(3) Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 2000.

(4) These expenses are for the Initial Share Class for the fiscal year ended Dec. 31, 2000. Actual expenses in future years may be higher or lower than the expenses shown.

(5) The annual class operating expenses provided are based on estimated expenses.

(6) There were no reimbursements or expense reductions for the period ended Dec. 31, 2000. Actual annual class operating expenses were lower because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expenses, and/or because through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the fund's custodian expenses. See the accompanying fund prospectus for details.

(7)  The Fund administration fee is paid indirectly through the management fee.

(8) The Fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

(9) Total annual Fund operating expenses differ from the ratio of expenses to average net assets shown in the Financial Highlights table included in the Fund's Annual Report to Shareholders for the fiscal year ended Dec. 31, 2000 because they have been restated due to a new management agreement effective May 1, 2000.

(10) The manager has agreed in advance to make an estimated reduction of 0.04% in its fee to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees and an order of the Securities and Exchange Commission. Absent this reduction, "Management Fees" and "Total" would have been 0.53% and 1.06% for Franklin Small Cap Fund - Class 2.

(11) Expense ratios are shown after fee waivers and expense reimbursements by the investment adviser. The expense ratios before the waivers and reimbursements would have been: 0.70%, 0.17%, and 0.87% for CORE-SM- U.S. Equity Fund, and 0.90%, 2.05% and 2.95% for Global Income Fund, 1.00%, 4.62% and 5.62% for Internet Tollkeeper Fund and 0.80%, 0.42% and 1.22% for Mid Cap Value Fund. CORE-SM- and Internet Tollkeeper Fund-SM- are service marks of Goldman, Sachs & Co.

(12) Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Net Expenses" would be lower for certain series and would equal: 0.87% for Investors Trust Series and 0.90% for Utilities Series.

(13) Restated to reflect an increase in 12b-1 fees currently payable to Putnam Investment Management, LLC ("Putnam Management"). The Trustees currently limit payments on class IB shares to 0.25% of average net assets. Actual 12b-1 fees during the most recent fiscal year were 0.15% of average net assets.

(14) Amounts represent expenses as of Dec. 31, 2000. Expenses are shown after fee waivers and expense reimbursements. Without fee waivers and expense reimbursements "Management Fees," "Other Expenses" and "Total" would have been 0.70%, 0.18% and 1.13% for Wells Fargo VT Asset Allocation Fund, 0.60%, 0.40% and 1.25% for Wells Fargo VT Corporate Bond Fund, 0.70%, 0.22% and 1.17% for Wells Fargo VT Equity Income Fund, 0.70%, 0.62% and 1.57% for Wells Fargo VT Equity Value Fund, 0.70%, 0.28% and 1.23% for Wells Fargo VT Growth Fund, 0.90%, 1.25% and 2.40% for Wells Fargo VT International Equity Fund, 0.70%, 0.48% and 1.43% for Wells Fargo VT Large Company Growth Fund 0.55%, 0.35% and 0.90% for Wells Fargo VT Money Market Fund, and 0.90%, 1.26% and 2.41% for Wells Fargo VT Small Cap Growth Fund.

--------------------------------------------------------------------------------
8 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

EXAMPLES*: In order to provide a more meaningful discussion about the contract and its options, we provide expense examples for each fund showing every available optional contract feature combination. These examples assume that applicable fund fee waivers and/or expense reimbursements will continue for the periods shown. Under each fund you will find an example showing: 1) the base contract with no optional riders, 2) the contract with selection of the optional Benefit Protector-SM- Death Benefit Rider, 3) the contract with selection of the optional Benefit Protector-SM- Plus Death Benefit Rider, 4) the contract with selection of the optional Enhanced Death Benefit Rider, and 5) the contract with selection of the optional Guaranteed Minimum Income Benefit Rider and Enhanced Death Benefit Rider. We first show the expenses for your contract assuming selection of the six-year withdrawal charge schedule followed by the expenses for your contract assuming selection of the eight-year withdrawal charge schedule.


You would pay the following expenses on a $1,000 investment if you selected a FIVE-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ...

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
AXP-Registered Trademark- VP - Blue Chip Advantage Fund
       base contract with no optional riders                             $104.94      $136.71      $151.10      $279.47
       optional Benefit Protector                                         107.50       144.37       163.83       304.59
       optional Benefit Protector Plus                                    109.04       148.95       171.41       319.36
       optional EDB                                                       106.99       142.84       161.30       299.62
       optional GMIB and EDB                                              110.14       152.51       177.79       334.59

AXP-Registered Trademark- VP - Capital Resource Fund
       base contract with no optional riders                              103.09       131.16       141.85       261.00
       optional Benefit Protector                                         105.66       138.86       154.68       286.57
       optional Benefit Protector Plus                                    107.19       143.45       162.31       301.61
       optional EDB                                                       105.14       137.32       152.12       281.50
       optional GMIB and EDB                                              108.29       147.01       168.68       316.77

AXP-Registered Trademark- VP - Diversified Equity Income Fund
       base contract with no optional riders                              104.94       136.71       151.10       279.47
       optional Benefit Protector                                         107.50       144.37       163.83       304.59
       optional Benefit Protector Plus                                    109.04       148.95       171.41       319.36
       optional EDB                                                       106.99       142.84       161.30       299.62
       optional GMIB and EDB                                              110.14       152.51       177.79       334.59

AXP-Registered Trademark- VP - Extra Income Fund
       base contract with no optional riders                              103.61       132.70       144.43       266.16
       optional Benefit Protector                                         106.17       140.39       157.23       291.61
       optional Benefit Protector Plus                                    107.71       144.98       164.84       306.57
       optional EDB                                                       105.66       138.86       154.68       286.57
       optional GMIB and EDB                                              108.81       148.54       171.21       321.75

AXP-Registered Trademark- VP - Federal Income Fund
       base contract with no optional riders                              104.12       134.24       147.00       271.30
       optional Benefit Protector                                         106.68       141.92       159.77       296.62
       optional Benefit Protector Plus                                    108.22       146.51       167.37       311.51
       optional EDB                                                       106.17       140.39       157.23       291.61
       optional GMIB and EDB                                              109.32       150.07       173.75       326.71

AXP VP - New Dimensions Fund-Registered Trademark-
       base contract with no optional riders                              103.20       131.47       142.37       262.03
       optional Benefit Protector                                         105.76       139.16       155.19       287.58
       optional Benefit Protector Plus                                    107.30       143.76       162.82       302.60
       optional EDB                                                       105.25       137.63       152.63       282.52
       optional GMIB and EDB                                              108.40       147.31       169.18       317.77

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
AXP-Registered Trademark- VP - Blue Chip Advantage Fund
       base contract with no optional riders                              $24.94       $76.71       $131.10      $279.47
       optional Benefit Protector                                          27.50        84.37        143.83       304.59
       optional Benefit Protector Plus                                     29.04        88.95        151.41       319.36
       optional EDB                                                        26.99        82.84        141.30       299.62
       optional GMIB and EDB                                               30.14        92.51        157.79       334.59

AXP-Registered Trademark- VP - Capital Resource Fund
       base contract with no optional riders                               23.09        71.16        121.85       261.00
       optional Benefit Protector                                          25.66        78.86        134.68       286.57
       optional Benefit Protector Plus                                     27.19        83.45        142.31       301.61
       optional EDB                                                        25.14        77.32        132.12       281.50
       optional GMIB and EDB                                               28.29        87.01        148.68       316.77

AXP-Registered Trademark- VP - Diversified Equity Income Fund
       base contract with no optional riders                               24.94        76.71        131.10       279.47
       optional Benefit Protector                                          27.50        84.37        143.83       304.59
       optional Benefit Protector Plus                                     29.04        88.95        151.41       319.36
       optional EDB                                                        26.99        82.84        141.30       299.62
       optional GMIB and EDB                                               30.14        92.51        157.79       334.59

AXP-Registered Trademark- VP - Extra Income Fund
       base contract with no optional riders                               23.61        72.70        124.43       266.16
       optional Benefit Protector                                          26.17        80.39        137.23       291.61
       optional Benefit Protector Plus                                     27.71        84.98        144.84       306.57
       optional EDB                                                        25.66        78.86        134.68       286.57
       optional GMIB and EDB                                               28.81        88.54        151.21       321.75

AXP-Registered Trademark- VP - Federal Income Fund
       base contract with no optional riders                               24.12        74.24        127.00       271.30
       optional Benefit Protector                                          26.68        81.92        139.77       296.62
       optional Benefit Protector Plus                                     28.22        86.51        147.37       311.51
       optional EDB                                                        26.17        80.39        137.23       291.61
       optional GMIB and EDB                                               29.32        90.07        153.75       326.71

AXP VP - New Dimensions Fund-Registered Trademark-
       base contract with no optional riders                               23.20        71.47        122.37       262.03
       optional Benefit Protector                                          25.76        79.16        135.19       287.58
       optional Benefit Protector Plus                                     27.30        83.76        142.82       302.60
       optional EDB                                                        25.25        77.63        132.63       282.52
       optional GMIB and EDB                                               28.40        87.31        149.18       317.77

--------------------------------------------------------------------------------
                          WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 9

You would pay the following expenses on a $1,000 investment if you selected a FIVE-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ... (continued)

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
AXP-Registered Trademark- VP - Small Cap Advantage Fund
       base contract with no optional riders                             $107.40      $144.07      $163.33      $303.60
       optional Benefit Protector                                         109.96       151.70       175.93       328.12
       optional Benefit Protector Plus                                    111.50       156.25       183.43       342.54
       optional EDB                                                       109.45       150.17       173.42       323.26
       optional GMIB and EDB                                              112.60       159.82       189.83       357.84

AIM V.I. Capital Appreciation Fund
       base contract with no optional riders                              103.61       132.70       144.43       266.16
       optional Benefit Protector                                         106.17       140.39       157.23       291.61
       optional Benefit Protector Plus                                    107.71       144.98       164.84       306.57
       optional EDB                                                       105.66       138.86       154.68       286.57
       optional GMIB and EDB                                              108.81       148.54       171.21       321.75

AIM V.I. Value Fund
       base contract with no optional riders                              103.81       133.32       145.46       268.22
       optional Benefit Protector                                         106.37       141.00       158.25       293.61
       optional Benefit Protector Plus                                    107.91       145.60       165.86       308.55
       optional EDB                                                       105.86       139.47       155.70       288.59
       optional GMIB and EDB                                              109.01       149.15       172.23       323.74

The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Share Class
       base contract with no optional riders                              103.20       131.47       142.37       262.03
       optional Benefit Protector                                         105.76       139.16       155.19       287.58
       optional Benefit Protector Plus                                    107.30       143.76       162.82       302.60
       optional EDB                                                       105.25       137.63       152.63       282.52
       optional GMIB and EDB                                              108.40       147.31       169.18       317.77

Fidelity VIP Dynamic Capital Appreciation Portfolio (Service Class 2)
       base contract with no optional riders                              109.86       151.39       175.43       327.15
       optional Benefit Protector                                         112.42       158.98       187.90       351.09
       optional Benefit Protector Plus                                    113.96       163.52       195.33       365.17
       optional EDB                                                       111.91       157.47       185.42       346.35
       optional GMIB and EDB                                              115.06       167.09       201.75       380.55

Fidelity VIP High Income Portfolio (Service Class 2)
       base contract with no optional riders                              105.55       138.55       154.17       285.56
       optional Benefit Protector                                         108.12       146.21       166.87       310.53
       optional Benefit Protector Plus                                    109.65       150.78       174.42       325.21
       optional EDB                                                       107.60       144.68       164.34       305.58
       optional GMIB and EDB                                              110.75       154.34       180.81       340.45

Fidelity VIP Mid Cap Portfolio (Service Class 2)
       base contract with no optional riders                              105.35       137.93       153.15       283.53
       optional Benefit Protector                                         107.91       145.60       165.86       308.55
       optional Benefit Protector Plus                                    109.45       150.17       173.42       323.26
       optional EDB                                                       107.40       144.07       163.33       303.60
       optional GMIB and EDB                                              110.55       153.73       179.80       338.50

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
AXP-Registered Trademark- VP - Small Cap Advantage Fund
       base contract with no optional riders                              $27.40     $  84.07       $143.33      $303.60
       optional Benefit Protector                                          29.96        91.70        155.93       328.12
       optional Benefit Protector Plus                                     31.50        96.25        163.43       342.54
       optional EDB                                                        29.45        90.17        153.42       323.26
       optional GMIB and EDB                                               32.60        99.82        169.83       357.84

AIM V.I. Capital Appreciation Fund
       base contract with no optional riders                               23.61        72.70        124.43       266.16
       optional Benefit Protector                                          26.17        80.39        137.23       291.61
       optional Benefit Protector Plus                                     27.71        84.98        144.84       306.57
       optional EDB                                                        25.66        78.86        134.68       286.57
       optional GMIB and EDB                                               28.81        88.54        151.21       321.75

AIM V.I. Value Fund
       base contract with no optional riders                               23.81        73.32        125.46       268.22
       optional Benefit Protector                                          26.37        81.00        138.25       293.61
       optional Benefit Protector Plus                                     27.91        85.60        145.86       308.55
       optional EDB                                                        25.86        79.47        135.70       288.59
       optional GMIB and EDB                                               29.01        89.15        152.23       323.74

The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Share Class
       base contract with no optional riders                               23.20        71.47        122.37       262.03
       optional Benefit Protector                                          25.76        79.16        135.19       287.58
       optional Benefit Protector Plus                                     27.30        83.76        142.82       302.60
       optional EDB                                                        25.25        77.63        132.63       282.52
       optional GMIB and EDB                                               28.40        87.31        149.18       317.77

Fidelity VIP Dynamic Capital Appreciation Portfolio (Service Class 2)
       base contract with no optional riders                               29.86        91.39        155.43       327.15
       optional Benefit Protector                                          32.42        98.98        167.90       351.09
       optional Benefit Protector Plus                                     33.96       103.52        175.33       365.17
       optional EDB                                                        31.91        97.47        165.42       346.35
       optional GMIB and EDB                                               35.06       107.09        181.75       380.55

Fidelity VIP High Income Portfolio (Service Class 2)
       base contract with no optional riders                               25.55        78.55        134.17       285.56
       optional Benefit Protector                                          28.12        86.21        146.87       310.53
       optional Benefit Protector Plus                                     29.65        90.78        154.42       325.21
       optional EDB                                                        27.60        84.68        144.34       305.58
       optional GMIB and EDB                                               30.75        94.34        160.81       340.45

Fidelity VIP Mid Cap Portfolio (Service Class 2)
       base contract with no optional riders                               25.35        77.93        133.15       283.53
       optional Benefit Protector                                          27.91        85.60        145.86       308.55
       optional Benefit Protector Plus                                     29.45        90.17        153.42       323.26
       optional EDB                                                        27.40        84.07        143.33       303.60
       optional GMIB and EDB                                               30.55        93.73        159.80       338.50

--------------------------------------------------------------------------------
10 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment if you selected a FIVE-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ... (continued)

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
FTVIPT Franklin Income Securities Fund - Class 2
       base contract with no optional riders                             $102.89      $130.54      $140.82      $258.92
       optional Benefit Protector                                         105.45       138.24       153.66       284.55
       optional Benefit Protector Plus                                    106.99       142.84       161.30       299.62
       optional EDB                                                       104.94       136.71       151.10       279.47
       optional GMIB and EDB                                              108.09       146.39       167.66       314.77

FTVIPT Franklin Real Estate Fund - Class 2
       base contract with no optional riders                              103.91       133.63       145.97       269.25
       optional Benefit Protector                                         106.48       141.31       158.76       294.62
       optional Benefit Protector Plus                                    108.01       145.90       166.36       309.54
       optional EDB                                                       105.96       139.78       156.21       289.59
       optional GMIB and EDB                                              109.11       149.46       172.73       324.73

FTVIPT Franklin Small Cap Fund - Class 2
       base contract with no optional riders                              105.66       138.86       154.68       286.57
       optional Benefit Protector                                         108.22       146.51       167.37       311.51
       optional Benefit Protector Plus                                    109.76       151.09       174.93       326.18
       optional EDB                                                       107.71       144.98       164.84       306.57
       optional GMIB and EDB                                              110.86       154.65       181.31       341.43

FTVIPT Mutual Shares Securities Fund - Class 2
       base contract with no optional riders                              105.96       139.78       156.21       289.59
       optional Benefit Protector                                         108.53       147.43       168.89       314.46
       optional Benefit Protector Plus                                    110.06       152.00       176.43       329.09
       optional EDB                                                       108.01       145.90       166.36       309.54
       optional GMIB and EDB                                              111.16       155.56       182.82       344.34

Goldman Sachs VIT CORE-SM- U.S. Equity Fund
       base contract with no optional riders                              104.43       135.17       148.54       274.37
       optional Benefit Protector                                         106.99       142.84       161.30       299.62
       optional Benefit Protector Plus                                    108.53       147.43       168.89       314.46
       optional EDB                                                       106.48       141.31       158.76       294.62
       optional GMIB and EDB                                              109.63       150.98       175.26       329.67

Goldman Sachs VIT Global Income Fund
       base contract with no optional riders                              106.99       142.84       161.30       299.62
       optional Benefit Protector                                         109.55       150.48       173.92       324.24
       optional Benefit Protector Plus                                    111.09       155.04       181.43       338.72
       optional EDB                                                       109.04       148.95       171.41       319.36
       optional GMIB and EDB                                              112.19       158.60       187.83       354.01

Goldman Sachs VIT Internet Tollkeeper Fund-SM-
       base contract with no optional riders                              108.01       145.90       166.36       309.54
       optional Benefit Protector                                         110.58       153.52       178.93       333.92
       optional Benefit Protector Plus                                    112.11       158.07       186.41       348.25
       optional EDB                                                       110.06       152.00       176.43       329.09
       optional GMIB and EDB                                              113.21       161.64       192.82       363.57

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
FTVIPT Franklin Income Securities Fund - Class 2
       base contract with no optional riders                              $22.89     $  70.54       $120.82      $258.92
       optional Benefit Protector                                          25.45        78.24        133.66       284.55
       optional Benefit Protector Plus                                     26.99        82.84        141.30       299.62
       optional EDB                                                        24.94        76.71        131.10       279.47
       optional GMIB and EDB                                               28.09        86.39        147.66       314.77

FTVIPT Franklin Real Estate Fund - Class 2
       base contract with no optional riders                               23.91        73.63        125.97       269.25
       optional Benefit Protector                                          26.48        81.31        138.76       294.62
       optional Benefit Protector Plus                                     28.01        85.90        146.36       309.54
       optional EDB                                                        25.96        79.78        136.21       289.59
       optional GMIB and EDB                                               29.11        89.46        152.73       324.73

FTVIPT Franklin Small Cap Fund - Class 2
       base contract with no optional riders                               25.66        78.86        134.68       286.57
       optional Benefit Protector                                          28.22        86.51        147.37       311.51
       optional Benefit Protector Plus                                     29.76        91.09        154.93       326.18
       optional EDB                                                        27.71        84.98        144.84       306.57
       optional GMIB and EDB                                               30.86        94.65        161.31       341.43

FTVIPT Mutual Shares Securities Fund - Class 2
       base contract with no optional riders                               25.96        79.78        136.21       289.59
       optional Benefit Protector                                          28.53        87.43        148.89       314.46
       optional Benefit Protector Plus                                     30.06        92.00        156.43       329.09
       optional EDB                                                        28.01        85.90        146.36       309.54
       optional GMIB and EDB                                               31.16        95.56        162.82       344.34

Goldman Sachs VIT CORE-SM- U.S. Equity Fund
       base contract with no optional riders                               24.43        75.17        128.54       274.37
       optional Benefit Protector                                          26.99        82.84        141.30       299.62
       optional Benefit Protector Plus                                     28.53        87.43        148.89       314.46
       optional EDB                                                        26.48        81.31        138.76       294.62
       optional GMIB and EDB                                               29.63        90.98        155.26       329.67

Goldman Sachs VIT Global Income Fund
       base contract with no optional riders                               26.99        82.84        141.30       299.62
       optional Benefit Protector                                          29.55        90.48        153.92       324.24
       optional Benefit Protector Plus                                     31.09        95.04        161.43       338.72
       optional EDB                                                        29.04        88.95        151.41       319.36
       optional GMIB and EDB                                               32.19        98.60        167.83       354.01

Goldman Sachs VIT Internet Tollkeeper Fund-SM-
       base contract with no optional riders                               28.01        85.90        146.36       309.54
       optional Benefit Protector                                          30.58        93.52        158.93       333.92
       optional Benefit Protector Plus                                     32.11        98.07        166.41       348.25
       optional EDB                                                        30.06        92.00        156.43       329.09
       optional GMIB and EDB                                               33.21       101.64        172.82       363.57

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 11

You would pay the following expenses on a $1,000 investment if you selected a FIVE-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ... (continued)

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
Goldman Sachs VIT Mid Cap Value Fund
       base contract with no optional riders                             $105.96      $139.78      $156.21      $289.59
       optional Benefit Protector                                         108.53       147.43       168.89       314.46
       optional Benefit Protector Plus                                    110.06       152.00       176.43       329.09
       optional EDB                                                       108.01       145.90       166.36       309.54
       optional GMIB and EDB                                              111.16       155.56       182.82       344.34

MFS-Registered Trademark- Investors Trust Series - Initial Class
(previously MFS-Registered Trademark- Growth with Income Series)
       base contract with no optional riders                              104.12       134.24       147.00       271.30
       optional Benefit Protector                                         106.68       141.92       159.77       296.62
       optional Benefit Protector Plus                                    108.22       146.51       167.37       311.51
       optional EDB                                                       106.17       140.39       157.23       291.61
       optional GMIB and EDB                                              109.32       150.07       173.75       326.71

MFS-Registered Trademark- Utilities Series - Initial Class
       base contract with no optional riders                              104.53       135.47       149.05       275.39
       optional Benefit Protector                                         107.09       143.15       161.80       300.61
       optional Benefit Protector Plus                                    108.63       147.73       169.39       315.44
       optional EDB                                                       106.58       141.62       159.26       295.62
       optional GMIB and EDB                                              109.73       151.29       175.77       330.65

Putnam VT International Growth Fund - Class IB Shares
       base contract with no optional riders                              107.40       144.07       163.33       303.60
       optional Benefit Protector                                         109.96       151.70       175.93       328.12
       optional Benefit Protector Plus                                    111.50       156.25       183.43       342.54
       optional EDB                                                       109.45       150.17       173.42       323.26
       optional GMIB and EDB                                              112.60       159.82       189.83       357.84

Putnam VT Vista Fund - Class IB Shares
       base contract with no optional riders                              104.63       135.78       149.56       276.42
       optional Benefit Protector                                         107.19       143.45       162.31       301.61
       optional Benefit Protector Plus                                    108.73       148.04       169.90       316.43
       optional EDB                                                       106.68       141.92       159.77       296.62
       optional GMIB and EDB                                              109.83       151.60       176.27       331.64

Wells Fargo VT Asset Allocation Fund
       base contract with no optional riders                              105.45       138.24       153.66       284.55
       optional Benefit Protector                                         108.01       145.90       166.36       309.54
       optional Benefit Protector Plus                                    109.55       150.48       173.92       324.24
       optional EDB                                                       107.50       144.37       163.83       304.59
       optional GMIB and EDB                                              110.65       154.04       180.31       339.48

Wells Fargo VT Corporate Bond Fund
       base contract with no optional riders                              104.43       135.17       148.54       274.37
       optional Benefit Protector                                         106.99       142.84       161.30       299.62
       optional Benefit Protector Plus                                    108.53       147.43       168.89       314.46
       optional EDB                                                       106.48       141.31       158.76       294.62
       optional GMIB and EDB                                              109.63       150.98       175.26       329.67

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
Goldman Sachs VIT Mid Cap Value Fund
       base contract with no optional riders                              $25.96       $79.78       $136.21      $289.59
       optional Benefit Protector                                          28.53        87.43        148.89       314.46
       optional Benefit Protector Plus                                     30.06        92.00        156.43       329.09
       optional EDB                                                        28.01        85.90        146.36       309.54
       optional GMIB and EDB                                               31.16        95.56        162.82       344.34

MFS-Registered Trademark- Investors Trust Series - Initial Class
(previously MFS-Registered Trademark- Growth with Income Series)
       base contract with no optional riders                               24.12        74.24        127.00       271.30
       optional Benefit Protector                                          26.68        81.92        139.77       296.62
       optional Benefit Protector Plus                                     28.22        86.51        147.37       311.51
       optional EDB                                                        26.17        80.39        137.23       291.61
       optional GMIB and EDB                                               29.32        90.07        153.75       326.71

MFS-Registered Trademark- Utilities Series - Initial Class
       base contract with no optional riders                               24.53        75.47        129.05       275.39
       optional Benefit Protector                                          27.09        83.15        141.80       300.61
       optional Benefit Protector Plus                                     28.63        87.73        149.39       315.44
       optional EDB                                                        26.58        81.62        139.26       295.62
       optional GMIB and EDB                                               29.73        91.29        155.77       330.65

Putnam VT International Growth Fund - Class IB Shares
       base contract with no optional riders                               27.40        84.07        143.33       303.60
       optional Benefit Protector                                          29.96        91.70        155.93       328.12
       optional Benefit Protector Plus                                     31.50        96.25        163.43       342.54
       optional EDB                                                        29.45        90.17        153.42       323.26
       optional GMIB and EDB                                               32.60        99.82        169.83       357.84

Putnam VT Vista Fund - Class IB Shares
       base contract with no optional riders                               24.63        75.78        129.56       276.42
       optional Benefit Protector                                          27.19        83.45        142.31       301.61
       optional Benefit Protector Plus                                     28.73        88.04        146.90       316.43
       optional EDB                                                        26.68        81.92        139.77       296.62
       optional GMIB and EDB                                               29.83        91.60        156.27       331.64

Wells Fargo VT Asset Allocation Fund
       base contract with no optional riders                               25.45        78.24        133.66       284.55
       optional Benefit Protector                                          28.01        85.90        146.36       309.54
       optional Benefit Protector Plus                                     29.55        90.48        153.92       324.24
       optional EDB                                                        27.50        84.37        143.83       304.59
       optional GMIB and EDB                                               30.65        94.04        160.31       339.48

Wells Fargo VT Corporate Bond Fund
       base contract with no optional riders                               24.43        75.17        128.54       274.37
       optional Benefit Protector                                          26.99        82.84        141.30       299.62
       optional Benefit Protector Plus                                     28.53        87.43        148.89       314.46
       optional EDB                                                        26.48        81.31        138.76       294.62
       optional GMIB and EDB                                               29.63        90.98        155.26       329.67

--------------------------------------------------------------------------------
12 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment if you selected a FIVE-YEAR WITHDRAWAL CHARGE SCHEDULE** and assuming a 5% annual return and ... (continued)

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
Wells Fargo VT Equity Income Fund
       base contract with no optional riders                             $105.45      $138.24      $153.66      $284.55
       optional Benefit Protector                                         108.01       145.90       166.36       309.54
       optional Benefit Protector Plus                                    109.55       150.48       173.92       324.24
       optional EDB                                                       107.50       144.37       163.83       304.59
       optional GMIB and EDB                                              110.65       154.04       180.31       339.48

Wells Fargo VT Equity Value Fund
       base contract with no optional riders                              105.45       138.24       153.66       284.55
       optional Benefit Protector                                         108.01       145.90       166.36       309.54
       optional Benefit Protector Plus                                    109.55       150.48       173.92       324.24
       optional EDB                                                       107.50       144.37       163.83       304.59
       optional GMIB and EDB                                              110.65       154.04       180.31       339.48

Wells Fargo VT Growth Fund
       base contract with no optional riders                              105.45       138.24       153.66       284.55
       optional Benefit Protector                                         108.01       145.90       166.36       309.54
       optional Benefit Protector Plus                                    109.55       150.48       173.92       324.24
       optional EDB                                                       107.50       144.37       163.83       304.59
       optional GMIB and EDB                                              110.65       154.04       180.31       339.48

Wells Fargo VT International Equity Fund
       base contract with no optional riders                              105.45       138.24       153.66       284.55
       optional Benefit Protector                                         108.01       145.90       166.36       309.54
       optional Benefit Protector Plus                                    109.55       150.48       173.92       324.24
       optional EDB                                                       107.50       144.37       163.83       304.59
       optional GMIB and EDB                                              110.65       154.04       180.31       339.48

Wells Fargo VT Large Company Growth Fund
       base contract with no optional riders                              105.45       138.24       153.66       284.55
       optional Benefit Protector                                         108.01       145.90       166.36       309.54
       optional Benefit Protector Plus                                    109.55       150.48       173.92       324.24
       optional EDB                                                       107.50       144.37       163.83       304.59
       optional GMIB and EDB                                              110.65       154.04       180.31       339.48

Wells Fargo VT Money Market Fund
       base contract with no optional riders                              103.91       133.63       145.97       269.25
       optional Benefit Protector                                         106.48       141.31       158.76       294.62
       optional Benefit Protector Plus                                    108.01       145.90       166.36       309.54
       optional EDB                                                       105.96       139.78       156.21       289.59
       optional GMIB and EDB                                              109.11       149.46       172.73       324.73

Wells Fargo VT Small Cap Growth Fund
       base contract with no optional riders                              107.50       144.37       163.83       304.59
       optional Benefit Protector                                         110.06       152.00       176.43       329.09
       optional Benefit Protector Plus                                    111.60       156.56       183.93       343.50
       optional EDB                                                       109.55       150.48       173.92       324.24
       optional GMIB and EDB                                              112.70       160.12       190.33       358.80

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
Wells Fargo VT Equity Income Fund
       base contract with no optional riders                              $25.45     $  78.24       $133.66      $284.55
       optional Benefit Protector                                          28.01        85.90        146.36       309.54
       optional Benefit Protector Plus                                     29.55        90.48        153.92       324.24
       optional EDB                                                        27.50        84.37        143.83       304.59
       optional GMIB and EDB                                               30.65        94.04        160.31       339.48

Wells Fargo VT Equity Value Fund
       base contract with no optional riders                               25.45        78.24        133.66       284.55
       optional Benefit Protector                                          28.01        85.90        146.36       309.54
       optional Benefit Protector Plus                                     29.55        90.48        153.92       324.24
       optional EDB                                                        27.50        84.37        143.83       304.59
       optional GMIB and EDB                                               30.65        94.04        160.31       339.48

Wells Fargo VT Growth Fund
       base contract with no optional riders                               25.45        78.24        133.66       284.55
       optional Benefit Protector                                          28.01        85.90        146.36       309.54
       optional Benefit Protector Plus                                     29.55        90.48        153.92       324.24
       optional EDB                                                        27.50        84.37        143.83       304.59
       optional GMIB and EDB                                               30.65        94.04        160.31       339.48

Wells Fargo VT International Equity Fund
       base contract with no optional riders                               25.45        78.24        133.66       284.55
       optional Benefit Protector                                          28.01        85.90        146.36       309.54
       optional Benefit Protector Plus                                     29.55        90.48        153.92       324.24
       optional EDB                                                        27.50        84.37        143.83       304.59
       optional GMIB and EDB                                               30.65        94.04        160.31       339.48

Wells Fargo VT Large Company Growth Fund
       base contract with no optional riders                               25.45        78.24        133.66       284.55
       optional Benefit Protector                                          28.01        85.90        146.36       309.54
       optional Benefit Protector Plus                                     29.55        90.48        153.92       324.24
       optional EDB                                                        27.50        84.37        143.83       304.59
       optional GMIB and EDB                                               30.65        94.04        160.31       339.48

Wells Fargo VT Money Market Fund
       base contract with no optional riders                               23.91        73.63        125.97       269.25
       optional Benefit Protector                                          26.48        81.31        138.76       294.62
       optional Benefit Protector Plus                                     28.01        85.90        146.36       309.54
       optional EDB                                                        25.96        79.78        136.21       289.59
       optional GMIB and EDB                                               29.11        89.46        152.73       324.73

Wells Fargo VT Small Cap Growth Fund
       base contract with no optional riders                               27.50        84.37        143.83       304.59
       optional Benefit Protector                                          30.06        92.00        156.43       329.09
       optional Benefit Protector Plus                                     31.60        96.56        163.93       343.50
       optional EDB                                                        29.55        90.48        153.92       324.24
       optional GMIB and EDB                                               32.70       100.12        170.33       358.80

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 13

You would pay the following expenses on a $1,000 investment if you selected a SEVEN-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ...

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
AXP-Registered Trademark- VP - Blue Chip Advantage Fund
       base contract with no optional riders                             $102.38      $139.00      $168.23      $253.72
       optional Benefit Protector                                         104.94       146.71       181.10       279.47
       optional Benefit Protector Plus                                    106.48       151.31       188.76       294.62
       optional EDB                                                       104.43       145.17       178.54       274.37
       optional GMIB and EDB                                              107.58       154.86       195.11       309.76

AXP-Registered Trademark- VP - Capital Resource Fund
       base contract with no optional riders                              100.53       133.43       158.88       234.79
       optional Benefit Protector                                         103.09       141.16       171.85       261.00
       optional Benefit Protector Plus                                    104.63       145.78       179.56       276.42
       optional EDB                                                       102.58       139.62       169.27       255.81
       optional GMIB and EDB                                              105.73       149.33       185.91       291.49

AXP-Registered Trademark- VP - Diversified Equity Income Fund
       base contract with no optional riders                              102.38       139.00       168.23       253.72
       optional Benefit Protector                                         104.94       146.71       181.10       279.47
       optional Benefit Protector Plus                                    106.48       151.31       188.76       294.62
       optional EDB                                                       104.43       145.17       178.54       274.37
       optional GMIB and EDB                                              107.58       154.86       195.11       309.76

AXP-Registered Trademark- VP - Extra Income Fund
       base contract with no optional riders                              101.04       134.98       161.49       240.08
       optional Benefit Protector                                         103.61       142.70       174.43       266.16
       optional Benefit Protector Plus                                    105.14       147.32       182.12       281.50
       optional EDB                                                       103.09       141.16       171.85       261.00
       optional GMIB and EDB                                              106.24       150.87       188.47       296.60

AXP-Registered Trademark- VP - Federal Income Fund
       base contract with no optional riders                              101.56       136.52       164.09       245.35
       optional Benefit Protector                                         104.12       144.24       177.00       271.30
       optional Benefit Protector Plus                                    105.66       148.86       184.68       286.57
       optional EDB                                                       103.61       142.70       174.43       266.16
       optional GMIB and EDB                                              106.76       152.40       191.03       301.68

AXP VP - New Dimensions Fund-Registered Trademark-
       base contract with no optional riders                              100.63       133.74       159.41       235.85
       optional Benefit Protector                                         103.20       141.47       172.37       262.03
       optional Benefit Protector Plus                                    104.73       146.09       180.08       277.44
       optional EDB                                                       102.68       139.93       169.78       256.85
       optional GMIB and EDB                                              105.83       149.64       186.42       292.52

AXP-Registered Trademark- VP - Small Cap Advantage Fund
       base contract with no optional riders                              104.84       146.40       180.59       278.45
       optional Benefit Protector                                         107.40       154.07       193.33       303.60
       optional Benefit Protector Plus                                    108.94       158.65       200.90       318.38
       optional EDB                                                       106.89       152.54       190.79       298.62
       optional GMIB and EDB                                              110.04       162.21       207.28       333.60

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
AXP-Registered Trademark- VP - Blue Chip Advantage Fund
       base contract with no optional riders                              $22.38       $69.00       $118.23      $253.72
       optional Benefit Protector                                          24.94        76.71        131.10       279.47
       optional Benefit Protector Plus                                     26.48        81.31        138.76       294.62
       optional EDB                                                        24.43        75.17        128.54       274.37
       optional GMIB and EDB                                               27.58        84.86        145.11       309.76

AXP-Registered Trademark- VP - Capital Resource Fund
       base contract with no optional riders                               20.53        63.43        108.88       234.79
       optional Benefit Protector                                          23.09        71.16        121.85       261.00
       optional Benefit Protector Plus                                     24.63        75.78        129.56       276.42
       optional EDB                                                        22.58        69.62        119.27       255.81
       optional GMIB and EDB                                               25.73        79.33        135.91       291.49

AXP-Registered Trademark- VP - Diversified Equity Income Fund
       base contract with no optional riders                               22.38        69.00        118.23       253.72
       optional Benefit Protector                                          24.94        76.71        131.10       279.47
       optional Benefit Protector Plus                                     26.48        81.31        138.76       294.62
       optional EDB                                                        24.43        75.17        128.54       274.37
       optional GMIB and EDB                                               27.58        84.86        145.11       309.76

AXP-Registered Trademark- VP - Extra Income Fund
       base contract with no optional riders                               21.04        64.98        111.49       240.08
       optional Benefit Protector                                          23.61        72.70        124.43       266.16
       optional Benefit Protector Plus                                     25.14        77.32        132.12       281.50
       optional EDB                                                        23.09        71.16        121.85       261.00
       optional GMIB and EDB                                               26.24        80.87        138.47       296.60

AXP-Registered Trademark- VP - Federal Income Fund
       base contract with no optional riders                               21.56        66.52        114.09       245.35
       optional Benefit Protector                                          24.12        74.24        127.00       271.30
       optional Benefit Protector Plus                                     25.66        78.86        134.68       286.57
       optional EDB                                                        23.61        72.70        124.43       266.16
       optional GMIB and EDB                                               26.76        82.40        141.03       301.68

AXP VP - New Dimensions Fund-Registered Trademark-
       base contract with no optional riders                               20.63        63.74        109.41       235.85
       optional Benefit Protector                                          23.20        71.47        122.37       262.03
       optional Benefit Protector Plus                                     24.73        76.09        130.08       277.44
       optional EDB                                                        22.68        69.93        119.78       256.85
       optional GMIB and EDB                                               25.83        79.64        136.42       292.52

AXP-Registered Trademark- VP - Small Cap Advantage Fund
       base contract with no optional riders                               24.84        76.40        130.59       278.45
       optional Benefit Protector                                          27.40        84.07        143.33       303.60
       optional Benefit Protector Plus                                     28.94        88.65        150.90       318.38
       optional EDB                                                        26.89        82.54        140.79       298.62
       optional GMIB and EDB                                               30.04        92.21        157.28       333.60

--------------------------------------------------------------------------------
14 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment if you selected a SEVEN-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ... (continued)

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
AIM V.I. Capital Appreciation Fund
       base contract with no optional riders                             $101.04      $134.98      $161.49      $240.08
       optional Benefit Protector                                         103.61       142.70       174.43       266.16
       optional Benefit Protector Plus                                    105.14       147.32       182.12       281.50
       optional EDB                                                       103.09       141.16       171.85       261.00
       optional GMIB and EDB                                              106.24       150.87       188.47       296.60

AIM V.I. Value Fund
       base contract with no optional riders                              101.25       135.60       162.53       242.19
       optional Benefit Protector                                         103.81       143.32       175.46       268.22
       optional Benefit Protector Plus                                    105.35       147.93       183.15       283.53
       optional EDB                                                       103.30       141.78       172.88       263.07
       optional GMIB and EDB                                              106.45       151.48       189.49       298.63

The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Share Class
       base contract with no optional riders                              100.63       133.74       159.41       235.85
       optional Benefit Protector                                         103.20       141.47       172.37       262.03
       optional Benefit Protector Plus                                    104.73       146.09       180.08       277.44
       optional EDB                                                       102.68       139.93       169.78       256.85
       optional GMIB and EDB                                              105.83       149.64       186.42       292.52

Fidelity VIP Dynamic Capital Appreciation Portfolio (Service Class 2)
       base contract with no optional riders                              107.30       153.76       192.82       302.60
       optional Benefit Protector                                         109.86       161.39       205.43       327.15
       optional Benefit Protector Plus                                    111.40       165.95       212.93       341.59
       optional EDB                                                       109.35       159.87       202.92       322.29
       optional GMIB and EDB                                              112.50       169.51       219.33       356.89

Fidelity VIP High Income Portfolio (Service Class 2)
       base contract with no optional riders                              102.99       140.85       171.33       259.96
       optional Benefit Protector                                         105.55       148.55       184.17       285.56
       optional Benefit Protector Plus                                    107.09       153.15       191.80       300.61
       optional EDB                                                       105.04       147.01       181.61       280.49
       optional GMIB and EDB                                              108.19       156.70       198.17       315.77

Fidelity VIP Mid Cap Portfolio (Service Class 2)
       base contract with no optional riders                              102.79       140.23       170.30       257.89
       optional Benefit Protector                                         105.35       147.93       183.15       283.53
       optional Benefit Protector Plus                                    106.89       152.54       190.79       298.62
       optional EDB                                                       104.84       146.40       180.59       278.45
       optional GMIB and EDB                                              107.99       156.09       197.15       313.77

FTVIPT Franklin Income Securities Fund - Class 2
       base contract with no optional riders                              100.33       132.80       157.84       232.66
       optional Benefit Protector                                         102.89       140.54       170.82       258.92
       optional Benefit Protector Plus                                    104.43       145.17       178.54       274.37
       optional EDB                                                       102.38       139.00       168.23       253.72
       optional GMIB and EDB                                              105.53       148.71       184.88       289.44

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
AIM V.I. Capital Appreciation Fund
       base contract with no optional riders                              $21.04       $64.98       $111.49      $240.08
       optional Benefit Protector                                          23.61        72.70        124.43       266.16
       optional Benefit Protector Plus                                     25.14        77.32        132.12       281.50
       optional EDB                                                        23.09        71.16        121.85       261.00
       optional GMIB and EDB                                               26.24        80.87        138.47       296.60

AIM V.I. Value Fund
       base contract with no optional riders                               21.25        65.60        112.53       242.19
       optional Benefit Protector                                          23.81        73.32        125.46       268.22
       optional Benefit Protector Plus                                     25.35        77.93        133.15       283.53
       optional EDB                                                        23.30        71.78        122.88       263.07
       optional GMIB and EDB                                               26.45        81.48        139.49       298.63

The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Share Class
       base contract with no optional riders                               20.63        63.74        109.41       235.85
       optional Benefit Protector                                          23.20        71.47        122.37       262.03
       optional Benefit Protector Plus                                     24.73        76.09        130.08       277.44
       optional EDB                                                        22.68        69.93        119.78       256.85
       optional GMIB and EDB                                               25.83        79.64        136.42       292.52

Fidelity VIP Dynamic Capital Appreciation Portfolio (Service Class 2)
       base contract with no optional riders                               27.30        83.76        142.82       302.60
       optional Benefit Protector                                          29.86        91.39        155.43       327.15
       optional Benefit Protector Plus                                     31.40        95.95        162.93       341.59
       optional EDB                                                        29.35        89.87        152.92       322.29
       optional GMIB and EDB                                               32.50        99.51        169.33       356.89

Fidelity VIP High Income Portfolio (Service Class 2)
       base contract with no optional riders                               22.99        70.85        121.33       259.96
       optional Benefit Protector                                          25.55        78.55        134.17       285.56
       optional Benefit Protector Plus                                     27.09        83.15        141.80       300.61
       optional EDB                                                        25.04        77.01        131.61       280.49
       optional GMIB and EDB                                               28.19        86.70        148.17       315.77

Fidelity VIP Mid Cap Portfolio (Service Class 2)
       base contract with no optional riders                               22.79        70.23        120.30       257.89
       optional Benefit Protector                                          25.35        77.93        133.15       283.53
       optional Benefit Protector Plus                                     26.89        82.54        140.79       298.62
       optional EDB                                                        24.84        76.40        130.59       278.45
       optional GMIB and EDB                                               27.99        86.09        147.15       313.77

FTVIPT Franklin Income Securities Fund - Class 2
       base contract with no optional riders                               20.33        62.80        107.84       232.66
       optional Benefit Protector                                          22.89        70.54        120.82       258.92
       optional Benefit Protector Plus                                     24.43        75.17        128.54       274.37
       optional EDB                                                        22.38        69.00        118.23       253.72
       optional GMIB and EDB                                               25.53        78.71        134.88       289.44

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 15

You would pay the following expenses on a $1,000 investment if you selected a SEVEN-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ... (continued)

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
FTVIPT Franklin Real Estate Fund - Class 2
       base contract with no optional riders                             $101.35      $135.90      $163.05      $243.25
       optional Benefit Protector                                         103.91       143.63       175.97       269.25
       optional Benefit Protector Plus                                    105.45       148.24       183.66       284.55
       optional EDB                                                       103.40       142.09       173.40       264.10
       optional GMIB and EDB                                              106.55       151.79       190.01       299.65

FTVIPT Franklin Small Cap Fund - Class 2
       base contract with no optional riders                              103.09       141.16       171.85       261.00
       optional Benefit Protector                                         105.66       148.86       184.68       286.57
       optional Benefit Protector Plus                                    107.19       153.45       192.31       301.61
       optional EDB                                                       105.14       147.32       182.12       281.50
       optional GMIB and EDB                                              108.29       157.01       198.68       316.77

FTVIPT Mutual Shares Securities Fund - Class 2
       base contract with no optional riders                              103.40       142.09       173.40       264.10
       optional Benefit Protector                                         105.96       149.78       186.21       289.59
       optional Benefit Protector Plus                                    107.50       154.37       193.83       304.59
       optional EDB                                                       105.45       148.24       183.66       284.55
       optional GMIB and EDB                                              108.60       157.93       200.20       319.76

Goldman Sachs VIT CORE-SM- U.S. Equity Fund
       base contract with no optional riders                              101.86       137.45       165.64       248.50
       optional Benefit Protector                                         104.43       145.17       178.54       274.37
       optional Benefit Protector Plus                                    105.96       149.78       186.21       289.59
       optional EDB                                                       103.91       143.63       175.97       269.25
       optional GMIB and EDB                                              107.06       153.33       192.56       304.72

Goldman Sachs VIT Global Income Fund
       base contract with no optional riders                              104.43       145.17       178.54       274.37
       optional Benefit Protector                                         106.99       152.84       191.30       299.62
       optional Benefit Protector Plus                                    108.53       157.43       198.89       314.46
       optional EDB                                                       106.48       151.31       188.76       294.62
       optional GMIB and EDB                                              109.63       160.98       205.26       329.67

Goldman Sachs VIT Internet Tollkeeper Fund-SM-
       base contract with no optional riders                              105.45       148.24       183.66       284.55
       optional Benefit Protector                                         108.01       155.90       196.36       309.54
       optional Benefit Protector Plus                                    109.55       160.48       203.92       324.24
       optional EDB                                                       107.50       154.37       193.83       304.59
       optional GMIB and EDB                                              110.65       164.04       210.31       339.48

Goldman Sachs VIT Mid Cap Value Fund
       base contract with no optional riders                              103.40       142.09       173.40       264.10
       optional Benefit Protector                                         105.96       149.78       186.21       289.59
       optional Benefit Protector Plus                                    107.50       154.37       193.83       304.59
       optional EDB                                                       105.45       148.24       183.66       284.55
       optional GMIB and EDB                                              108.60       157.93       200.20       319.76

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
FTVIPT Franklin Real Estate Fund - Class 2
       base contract with no optional riders                              $21.35       $65.90       $113.05      $243.25
       optional Benefit Protector                                          23.91        73.63        125.97       269.25
       optional Benefit Protector Plus                                     25.45        78.24        133.66       284.55
       optional EDB                                                        23.40        72.09        123.40       264.10
       optional GMIB and EDB                                               26.55        81.79        140.01       299.65

FTVIPT Franklin Small Cap Fund - Class 2
       base contract with no optional riders                               23.09        71.16        121.85       261.00
       optional Benefit Protector                                          25.66        78.86        134.68       286.57
       optional Benefit Protector Plus                                     27.19        83.45        142.31       301.61
       optional EDB                                                        25.14        77.32        132.12       281.50
       optional GMIB and EDB                                               28.29        87.01        148.68       316.77

FTVIPT Mutual Shares Securities Fund - Class 2
       base contract with no optional riders                               23.40        72.09        123.40       264.10
       optional Benefit Protector                                          25.96        79.78        136.21       289.59
       optional Benefit Protector Plus                                     27.50        84.37        143.83       304.59
       optional EDB                                                        25.45        78.24        133.66       284.55
       optional GMIB and EDB                                               28.60        87.93        150.20       319.76

Goldman Sachs VIT CORE-SM- U.S. Equity Fund
       base contract with no optional riders                               21.86        67.45        115.64       248.50
       optional Benefit Protector                                          24.43        75.17        128.54       274.37
       optional Benefit Protector Plus                                     25.96        79.78        136.21       289.59
       optional EDB                                                        23.91        73.63        125.97       269.25
       optional GMIB and EDB                                               27.06        83.33        142.56       304.72

Goldman Sachs VIT Global Income Fund
       base contract with no optional riders                               24.43        75.17        128.54       274.37
       optional Benefit Protector                                          26.99        82.84        141.30       299.62
       optional Benefit Protector Plus                                     28.53        87.43        148.89       314.46
       optional EDB                                                        26.48        81.31        138.76       294.62
       optional GMIB and EDB                                               29.63        90.98        155.26       329.67

Goldman Sachs VIT Internet Tollkeeper Fund-SM-
       base contract with no optional riders                               25.45        78.24        133.66       284.55
       optional Benefit Protector                                          28.01        85.90        146.36       309.54
       optional Benefit Protector Plus                                     29.55        90.48        153.92       324.24
       optional EDB                                                        27.50        84.37        143.83       304.59
       optional GMIB and EDB                                               30.65        94.04        160.31       339.48

Goldman Sachs VIT Mid Cap Value Fund
       base contract with no optional riders                               23.40        72.09        123.40       264.10
       optional Benefit Protector                                          25.96        79.78        136.21       289.59
       optional Benefit Protector Plus                                     27.50        84.37        143.83       304.59
       optional EDB                                                        25.45        78.24        133.66       284.55
       optional GMIB and EDB                                               28.60        87.93        150.20       319.76

--------------------------------------------------------------------------------
16 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

You would pay the following expenses on a $1,000 investment if you selected a SEVEN-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ... (continued)

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
MFS-Registered Trademark- Investors Trust Series - Initial Class
(previously MFS-Registered Trademark- Growth with Income Series)
       base contract with no optional riders                             $101.56      $136.52      $164.09      $245.35
       optional Benefit Protector                                         104.12       144.24       177.00       271.30
       optional Benefit Protector Plus                                    105.66       148.86       184.68       286.57
       optional EDB                                                       103.61       142.70       174.43       266.16
       optional GMIB and EDB                                              106.76       152.40       191.03       301.68

MFS-Registered Trademark- Utilities Series - Initial Class
       base contract with no optional riders                              101.97       137.76       166.16       249.54
       optional Benefit Protector                                         104.53       145.47       179.05       275.39
       optional Benefit Protector Plus                                    106.07       150.08       186.72       290.60
       optional EDB                                                       104.02       143.94       176.48       270.28
       optional GMIB and EDB                                              107.17       153.63       193.07       305.73

Putnam VT International Growth Fund - Class IB Shares
       base contract with no optional riders                              104.84       146.40       180.59       278.45
       optional Benefit Protector                                         107.40       154.07       193.33       303.60
       optional Benefit Protector Plus                                    108.94       158.65       200.90       318.38
       optional EDB                                                       106.89       152.54       190.79       298.62
       optional GMIB and EDB                                              110.04       162.21       207.28       333.60

Putnam VT Vista Fund - Class IB Shares
       base contract with no optional riders                              102.07       138.07       166.68       250.59
       optional Benefit Protector                                         104.63       145.78       179.56       276.42
       optional Benefit Protector Plus                                    106.17       150.39       187.23       291.61
       optional EDB                                                       104.12       144.24       177.00       271.30
       optional GMIB and EDB                                              107.27       153.94       193.58       306.74

Wells Fargo VT Asset Allocation Fund
       base contract with no optional riders                              102.89       140.54       170.82       258.92
       optional Benefit Protector                                         105.45       148.24       183.66       284.55
       optional Benefit Protector Plus                                    106.99       152.84       191.30       299.62
       optional EDB                                                       104.94       146.71       181.10       279.47
       optional GMIB and EDB                                              108.09       156.39       197.66       314.77

Wells Fargo VT Corporate Bond Fund
       base contract with no optional riders                              101.86       137.45       165.64       248.50
       optional Benefit Protector                                         104.43       145.17       178.54       274.37
       optional Benefit Protector Plus                                    105.96       149.78       186.21       289.59
       optional EDB                                                       103.91       143.63       175.97       269.25
       optional GMIB and EDB                                              107.06       153.33       192.56       304.72

Wells Fargo VT Equity Income Fund
       base contract with no optional riders                              102.89       140.54       170.82       258.92
       optional Benefit Protector                                         105.45       148.24       183.66       284.55
       optional Benefit Protector Plus                                    106.99       152.84       191.30       299.62
       optional EDB                                                       104.94       146.71       181.10       279.47
       optional GMIB and EDB                                              108.09       156.39       197.66       314.77

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
MFS-Registered Trademark- Investors Trust Series - Initial Class
(previously MFS-Registered Trademark- Growth with Income Series)
       base contract with no optional riders                              $21.56       $66.52       $114.09      $245.35
       optional Benefit Protector                                          24.12        74.24        127.00       271.30
       optional Benefit Protector Plus                                     25.66        78.86        134.68       286.57
       optional EDB                                                        23.61        72.70        124.43       266.16
       optional GMIB and EDB                                               26.76        82.40        141.03       301.68

MFS-Registered Trademark- Utilities Series - Initial Class
       base contract with no optional riders                               21.97        67.76        116.16       249.54
       optional Benefit Protector                                          24.53        75.47        129.05       275.39
       optional Benefit Protector Plus                                     26.07        80.08        136.72       290.60
       optional EDB                                                        24.02        73.94        126.48       270.28
       optional GMIB and EDB                                               27.17        83.63        143.07       305.73

Putnam VT International Growth Fund - Class IB Shares
       base contract with no optional riders                               24.84        76.40        130.59       278.45
       optional Benefit Protector                                          27.40        84.07        143.33       303.60
       optional Benefit Protector Plus                                     28.94        88.65        150.90       318.38
       optional EDB                                                        26.89        82.54        140.79       298.62
       optional GMIB and EDB                                               30.04        92.21        157.28       333.60

Putnam VT Vista Fund - Class IB Shares
       base contract with no optional riders                               22.07        68.07        116.68       250.59
       optional Benefit Protector                                          24.63        75.78        129.56       276.42
       optional Benefit Protector Plus                                     26.17        80.39        137.23       291.61
       optional EDB                                                        24.12        74.24        127.00       271.30
       optional GMIB and EDB                                               27.27        83.94        143.58       306.74

Wells Fargo VT Asset Allocation Fund
       base contract with no optional riders                               22.89        70.54        120.82       258.92
       optional Benefit Protector                                          25.45        78.24        133.66       284.55
       optional Benefit Protector Plus                                     26.99        82.84        141.30       299.62
       optional EDB                                                        24.94        76.71        131.10       279.47
       optional GMIB and EDB                                               28.09        86.39        147.66       314.77

Wells Fargo VT Corporate Bond Fund
       base contract with no optional riders                               21.86        67.45        115.64       248.50
       optional Benefit Protector                                          24.43        75.17        128.54       274.37
       optional Benefit Protector Plus                                     25.96        79.78        136.21       289.59
       optional EDB                                                        23.91        73.63        125.97       269.25
       optional GMIB and EDB                                               27.06        83.33        142.56       304.72

Wells Fargo VT Equity Income Fund
       base contract with no optional riders                               22.89        70.54        120.82       258.92
       optional Benefit Protector                                          25.45        78.24        133.66       284.55
       optional Benefit Protector Plus                                     26.99        82.84        141.30       299.62
       optional EDB                                                        24.94        76.71        131.10       279.47
       optional GMIB and EDB                                               28.09        86.39        147.66       314.77

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 17

You would pay the following expenses on a $1,000 investment if you selected a SEVEN-YEAR WITHDRAWAL CHARGE SCHEDULE and assuming a 5% annual return and ... (continued)

                                                                                     A TOTAL WITHDRAWAL AT THE
                                                                                      END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS     10 YEARS
Wells Fargo VT Equity Value Fund
       base contract with no optional riders                             $102.89      $140.54      $170.82      $258.92
       optional Benefit Protector                                         105.45       148.24       183.66       284.55
       optional Benefit Protector Plus                                    106.99       152.84       191.30       299.62
       optional EDB                                                       104.94       146.71       181.10       279.47
       optional GMIB and EDB                                              108.09       156.39       197.66       314.77

Wells Fargo VT Growth Fund
       base contract with no optional riders                              102.89       140.54       170.82       258.92
       optional Benefit Protector                                         105.45       148.24       183.66       284.55
       optional Benefit Protector Plus                                    106.99       152.84       191.30       299.62
       optional EDB                                                       104.94       146.71       181.10       279.47
       optional GMIB and EDB                                              108.09       156.39       197.66       314.77

Wells Fargo VT International Equity Fund
       base contract with no optional riders                              102.89       140.54       170.82       258.92
       optional Benefit Protector                                         105.45       148.24       183.66       284.55
       optional Benefit Protector Plus                                    106.99       152.84       191.30       299.62
       optional EDB                                                       104.94       146.71       181.10       279.47
       optional GMIB and EDB                                              108.09       156.39       197.66       314.77

Wells Fargo VT Large Company Growth Fund
       base contract with no optional riders                              102.89       140.54       170.82       258.92
       optional Benefit Protector                                         105.45       148.24       183.66       284.55
       optional Benefit Protector Plus                                    106.99       152.84       191.30       299.62
       optional EDB                                                       104.94       146.71       181.10       279.47
       optional GMIB and EDB                                              108.09       156.39       197.66       314.77

Wells Fargo VT Money Market Fund
       base contract with no optional riders                              101.35       135.90       163.05       243.25
       optional Benefit Protector                                         103.91       143.63       175.97       269.25
       optional Benefit Protector Plus                                    105.45       148.24       183.66       284.55
       optional EDB                                                       103.40       142.09       173.40       264.10
       optional GMIB and EDB                                              106.55       151.79       190.01       299.65

Wells Fargo VT Small Cap Growth Fund
       base contract with no optional riders                              104.94       146.71       181.10       279.47
       optional Benefit Protector                                         107.50       154.37       193.83       304.59
       optional Benefit Protector Plus                                    109.04       158.95       201.41       319.36
       optional EDB                                                       106.99       152.84       191.30       299.62
       optional GMIB and EDB                                              110.14       162.51       207.79       334.59

                                                                             NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                                            PAYOUT PLAN AT THE END OF EACH TIME PERIOD
                                                                          1 YEAR      3 YEARS      5 YEARS      10 YEARS
Wells Fargo VT Equity Value Fund
       base contract with no optional riders                              $22.89       $70.54       $120.82      $258.92
       optional Benefit Protector                                          25.45        78.24        133.66       284.55
       optional Benefit Protector Plus                                     26.99        82.84        141.30       299.62
       optional EDB                                                        24.94        76.71        131.10       279.47
       optional GMIB and EDB                                               28.09        86.39        147.66       314.77

Wells Fargo VT Growth Fund
       base contract with no optional riders                               22.89        70.54        120.82       258.92
       optional Benefit Protector                                          25.45        78.24        133.66       284.55
       optional Benefit Protector Plus                                     26.99        82.84        141.30       299.62
       optional EDB                                                        24.94        76.71        131.10       279.47
       optional GMIB and EDB                                               28.09        86.39        147.66       314.77

Wells Fargo VT International Equity Fund
       base contract with no optional riders                               22.89        70.54        120.82       258.92
       optional Benefit Protector                                          25.45        78.24        133.66       284.55
       optional Benefit Protector Plus                                     26.99        82.84        141.30       299.62
       optional EDB                                                        24.94        76.71        131.10       279.47
       optional GMIB and EDB                                               28.09        86.39        147.66       314.77

Wells Fargo VT Large Company Growth Fund
       base contract with no optional riders                               22.89        70.54        120.82       258.92
       optional Benefit Protector                                          25.45        78.24        133.66       284.55
       optional Benefit Protector Plus                                     26.99        82.84        141.30       299.62
       optional EDB                                                        24.94        76.71        131.10       279.47
       optional GMIB and EDB                                               28.09        86.39        147.66       314.77

Wells Fargo VT Money Market Fund
       base contract with no optional riders                               21.35        65.90        113.05       243.25
       optional Benefit Protector                                          23.91        73.63        125.97       269.25
       optional Benefit Protector Plus                                     25.45        78.24        133.66       284.55
       optional EDB                                                        23.40        72.09        123.40       264.10
       optional GMIB and EDB                                               26.55        81.79        140.01       299.65

Wells Fargo VT Small Cap Growth Fund
       base contract with no optional riders                               24.94        76.71        131.10       279.47
       optional Benefit Protector                                          27.50        84.37        143.83       304.59
       optional Benefit Protector Plus                                     29.04        88.95        151.41       319.36
       optional EDB                                                        26.99        82.84        141.30       299.62
       optional GMIB and EDB                                               30.14        92.51        157.79       334.59


* In these examples, the $30 contract administrative charge is approximated as a 0.033% charge based on our estimated average contract size. Premium taxes imposed by some state and local governments are not reflected in these tables. We entered into certain arrangements under which we are compensated by the funds' advisors and/or distributors for the administrative services we provide to the funds.


** Contracts issued through AEFA are only available with a seven-year withdrawal charge schedule.

YOU SHOULD NOT CONSIDER THESE EXAMPLES AS REPRESENTATIONS OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
18 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

CONDENSED FINANCIAL INFORMATION
(UNAUDITED)

The following tables give per-unit information about the financial history of the subaccounts representing the highest (1.65%) and lowest (1.20%) total annual variable account expense combinations. The SAI contains tables that give per-unit information about the financial history of each subaccount. We have not provided this information for some subaccounts because they are new and do not have any history. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of this prospectus.

YEAR ENDED DEC. 31,                                                               2000     1999     1998    1997     1996     1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WBCA2(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - BLUE CHIP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.91       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            130       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WBCA7(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - BLUE CHIP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.92       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            364       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCAR2(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - CAPITAL RESOURCE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.83       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             13       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCAR7(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - CAPITAL RESOURCE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.83       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             66       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WDEI2(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.08       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)              3       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WDEI7(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - DIVERSIFIED EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.08       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             98       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEXI2(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - EXTRA INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.88       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             62       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEXI7(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - EXTRA INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.90       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            175       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WFDI2(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - FEDERAL INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.05       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            331       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 19

YEAR ENDED DEC. 31,                                                               2000     1999     1998    1997     1996     1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WFDI7(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - FEDERAL INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.07       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            125       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT  WNDM2(1) (INVESTING IN SHARES OF AXP-Registered Trademark-
VARIABLE PORTFOLIO - NEW DIMENSIONS FUND-REGISTERED TRADEMARK-)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.86       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            483       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT  WNDM7(1) (INVESTING IN SHARES OF AXP-Registered Trademark-
VARIABLE PORTFOLIO - NEW DIMENSIONS FUND-REGISTERED TRADEMARK-)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.86       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          1,038       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT  WSCA2(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - SMALL CAP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.90       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             39       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT  WSCA7(1) (INVESTING IN SHARES OF AXP-Registered Trademark- VARIABLE PORTFOLIO - SMALL CAP ADVANTAGE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.90       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)              9       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCAP2(1) (INVESTING IN SHARES OF AIM V.I. CAPITAL APPRECIATION FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.75       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            149       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCAP7(1) (INVESTING IN SHARES OF AIM V.I. CAPITAL APPRECIATION FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.75       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          1,707       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WVAL2(1) (INVESTING IN SHARES OF AIM V.I. VALUE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.81       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          1,483       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WVAL7(1) (INVESTING IN SHARES OF AIM V.I. VALUE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.81       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          5,982       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSRG2(1) (INVESTING IN SHARES OF THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. - INITIAL SHARE CLASS)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.90       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             71       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSRG7(1) (INVESTING IN SHARES OF THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. - INITIAL SHARE CLASS)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.90       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            834       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
20 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

YEAR ENDED DEC. 31,                                                               2000     1999     1998    1997     1996     1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WISE2(1) (INVESTING IN SHARES OF FTVIPT FRANKLIN INCOME SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.99       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            177       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WISE7(1) (INVESTING IN SHARES OF FTVIPT FRANKLIN INCOME SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.16       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            102       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WRES2(1) (INVESTING IN SHARES OF FTVIPT FRANKLIN REAL ESTATE FUND - CLASS 2)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.18       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)              2       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WRES7(1) (INVESTING IN SHARES OF FTVIPT FRANKLIN REAL ESTATE FUND - CLASS 2)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.34       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             24       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSMC2(1) (INVESTING IN SHARES OF FTVIPT FRANKLIN SMALL CAP FUND - CLASS 2)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.60       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            258       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSMC7(1) (INVESTING IN SHARES OF FTVIPT FRANKLIN SMALL CAP FUND - CLASS 2)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.66       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          1,378       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMSS2(1) (INVESTING IN SHARES OF FTVIPT MUTUAL SHARES SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.11       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)              3       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMSS7(1) (INVESTING IN SHARES OF FTVIPT MUTUAL SHARES SECURITIES FUND - CLASS 2)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.18       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            245       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WUSE2(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.91       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            144       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WUSE7(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CORE-SM- U.S. EQUITY FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.92       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            730       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGLI2(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT GLOBAL INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.06       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            184       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 21

YEAR ENDED DEC. 31,                                                               2000     1999     1998    1997     1996     1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGLI7(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT GLOBAL INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.07       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             93       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WITO2(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNET TOLLKEEPER FUND-SM-)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.67       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             45       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WITO7(2) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNET TOLLKEEPER FUND-SM-)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.67       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            310       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMCV2(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT MID CAP VALUE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.41       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             37       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMCV7(1) (INVESTING IN SHARES OF GOLDMAN SACHS VIT MID CAP VALUE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.42       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            593       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGIS2(1) (INVESTING IN SHARES OF MFS-Registered Trademark- INVESTORS TRUST SERIES - INITIAL CLASS(3))
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.02       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             57       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGIS7(1) (INVESTING IN SHARES OF MFS-Registered Trademark- INVESTORS TRUST SERIES - INITIAL CLASS(3))
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.03       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            488       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WUTS2(1) (INVESTING IN SHARES OF MFS-Registered Trademark- UTILITIES SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.85       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            366       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WUTS7(1) (INVESTING IN SHARES OF MFS-Registered Trademark- UTILITIES SERIES - INITIAL CLASS)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.93       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          1,220       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WIGR2(1) (INVESTING IN SHARES OF PUTNAM VT INTERNATIONAL GROWTH FUND - CLASS IB SHARES)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.75       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            499       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WIGR7(1) (INVESTING IN SHARES OF PUTNAM VT INTERNATIONAL GROWTH FUND - CLASS IB SHARES)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.83       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          2,927       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
22 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

YEAR ENDED DEC. 31,                                                               2000     1999     1998    1997     1996     1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WVIS2(1) (INVESTING IN SHARES OF PUTNAM VT VISTA FUND - CLASS IB SHARES)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.73       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            384       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WVIS7(1) (INVESTING IN SHARES OF PUTNAM VT VISTA FUND - CLASS IB SHARES)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.75       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          3,180       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WAAL2(1) (INVESTING IN SHARES OF WELLS FARGO VT ASSET ALLOCATION FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.98       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          1,029       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WAAL7(1) (INVESTING IN SHARES OF WELLS FARGO VT ASSET ALLOCATION FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.99       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          2,012       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCBD2(1) (INVESTING IN SHARES OF WELLS FARGO VT CORPORATE BOND FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.06       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            793       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WCBD7(1) (INVESTING IN SHARES OF WELLS FARGO VT CORPORATE BOND FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.08       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            408       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEQI2(1) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.12       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            123       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEQI7(1) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY INCOME FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.13       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          1,204       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEQV2(1) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY VALUE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.09       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            302       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WEQV7(1) (INVESTING IN SHARES OF WELLS FARGO VT EQUITY VALUE FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.09       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            213       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGRO2(1) (INVESTING IN SHARES OF WELLS FARGO VT GROWTH FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.87       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            117       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 23

YEAR ENDED DEC. 31,                                                               2000     1999     1998    1997     1996     1995
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WGRO7(1) (INVESTING IN SHARES OF WELLS FARGO VT GROWTH FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.87       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            266       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WIEQ2(4) (INVESTING IN SHARES OF WELLS FARGO VT INTERNATIONAL EQUITY FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.89       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)             --       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WIEQ7(4) (INVESTING IN SHARES OF WELLS FARGO VT INTERNATIONAL EQUITY FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.89       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            111       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WLCG2(1) (INVESTING IN SHARES OF WELLS FARGO VT LARGE COMPANY GROWTH FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.95       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          1,454       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WLCG7(1) (INVESTING IN SHARES OF WELLS FARGO VT LARGE COMPANY GROWTH FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.95       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          7,702       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMMK2(1) (INVESTING IN SHARES OF WELLS FARGO VT MONEY MARKET FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.02       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            668       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WMMK7(1) (INVESTING IN SHARES OF WELLS FARGO VT MONEY MARKET FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $1.04       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            317       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSCG2(1) (INVESTING IN SHARES OF WELLS FARGO VT SMALL CAP GROWTH FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.56       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)            393       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.65%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------
SUBACCOUNT WSCG7(1) (INVESTING IN SHARES OF WELLS FARGO VT SMALL CAP GROWTH FUND)
Accumulation unit value at beginning of period                                   $1.00       --       --      --       --       --
Accumulation unit value at end of period                                         $0.56       --       --      --       --       --
Number of accumulation units outstanding at end of period (000 omitted)          2,319       --       --      --       --       --
Ratio of operating expense to average net assets                                 1.20%       --       --      --       --       --
------------------------------------------------------------------------------------------------------------------------------------

(1) Operations commenced on March 3, 2000.
(2) Operations commenced on May 1, 2000.
(3) Previously named MFS-Registered Trademark- Growth with Income Series.
(4) Operations commenced on July 3, 2000.

FINANCIAL STATEMENTS

You can find the audited financial statements of the subaccounts with financial history in the SAI. The SAI does not include the audited financial statements for some of the subaccounts because they are new and have not had any activity to date. You can find our audited financial statements later in this prospectus.

--------------------------------------------------------------------------------
24 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

PERFORMANCE INFORMATION

Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in funds. Currently we do not provide performance information for some of the subaccounts because they are new and have not had any activity to date. However, we show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.

We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.


We may show total return quotations by means of schedules, charts or graphs. Total return figures reflect deduction of the following changes:


-  contract administrative charge,
-  variable account administrative charge,

-  Enhanced Death Benefit Rider fee,
-  Guaranteed Minimum Income Benefit Rider fee,
-  applicable mortality and expense risk fee, and
- withdrawal charge (assuming a withdrawal at the end of the illustrated period).




We also show optional total return quotations that reflect deduction of the Benefit Protector(SM) Death Benefit Rider fee or the Benefit Protector(SM) Plus Death Benefit Rider fee.

We also show optional total return quotations that do not reflect deduction of the withdrawal charge (assuming no withdrawal), or fees for any of the optional features.


AVERAGE ANNUAL TOTAL RETURN is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

CUMULATIVE TOTAL RETURN is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

ANNUALIZED SIMPLE YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

ANNUALIZED COMPOUND YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than the simple yield because of the compounding effect of the assumed reinvestment.

ANNUALIZED YIELD (FOR SUBACCOUNTS INVESTING IN INCOME FUNDS) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 25

THE VARIABLE ACCOUNT AND THE FUNDS

You may allocate payments to any or all of the subaccounts of the variable account that invest in shares of the following funds:

---------- ---------------------------------- ------------------------------------------------- ------------------------------------
SUBACCOUNT INVESTING IN                       INVESTMENT OBJECTIVES AND POLICIES                INVESTMENT ADVISOR OR MANAGER
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WBCA2      AXP-Registered Trademark-          Objective: long-term total return exceeding       IDS Life Insurance Company (IDS
WBCA4      Variable Portfolio - Blue Chip     that of the U.S. stock market. Invests            Life), investment manager; American
WBCA5      Advantage Fund                     primarily in common stocks of companies           Express Financial Corporation
WBCA7                                         included in the unmanaged S&P 500 Index.          (AEFC), investment advisor.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
ECR        AXP-Registered Trademark-          Objective: capital appreciation. Invests          IDS Life, investment manager; AEFC,
WCAR2      Variable Portfolio - Capital       primarily in U.S. common stocks and other         investment advisor.
WCAR4      Resource Fund                      securities convertible into common stocks.
WCAR7
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WDEI2      AXP-Registered Trademark-          Objective: a high level of current income and,    IDS Life, investment manager; AEFC,
WDEI4      Variable Portfolio - Diversified   as a secondary goal, steady growth of capital.    investment advisor.
WDEI5      Equity Income Fund                 Invests primarily in dividend-paying common and
WDEI7                                         preferred stocks.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
EIA        AXP-Registered Trademark-          Objective: high current income, with capital      IDS Life, investment manager; AEFC,
WEXI2      Variable Portfolio - Extra         growth as a secondary objective. Invests          investment advisor.
WEXI4      Income Fund                        primarily in high-yielding, high-risk corporate
WEXI7                                         bonds issued by U.S. and foreign companies and
                                              governments.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WFDI2      AXP-Registered Trademark-          Objective: a high level of current income and     IDS Life, investment manager; AEFC,
WFDI4      Variable Portfolio - Federal       safety of principal consistent with an            investment advisor.
WFDI5      Income Fund                        investment in U.S. government and government
WFDI7                                         agency securities. Invests primarily in debt
                                              obligations issued or guaranteed as to
                                              principal and interest by the U.S. government,
                                              its agencies or instrumentalities.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
EGD        AXP-Registered Trademark-          Objective: long-term growth of capital. Invests   IDS Life, investment manager; AEFC,
WNDM2      Variable Portfolio - New           primarily in common stocks of U.S. and foreign    investment advisor.
WNDM4      Dimensions Fund-Registered         companies showing potential for significant
WNDM7      Trademark-                         growth.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WSCA2      AXP-Registered Trademark-          Objective: long-term capital growth. Invests      IDS Life, investment manager; AEFC,
WSCA4      Variable Portfolio - Small Cap     primarily in equity stocks of small companies     investment advisor; Kenwood Capital
WSCA5      Advantage Fund                     that are often included in the S&P SmallCap 600   Management LLC, sub-investment
WSCA7                                         Index or the Russell 2000 Index.                  advisor.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
ECA        AIM V.I. Capital Appreciation      Objective: growth of capital. Invests mainly in   A I M Advisors, Inc.
WCAP2      Fund                               common stocks of companies likely to benefit
WCAP4                                         from new or innovative products, services or
WCAP7                                         processes as well as those with above-average
                                              growth and excellent prospects for  future
                                              growth.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------

--------------------------------------------------------------------------------
26 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

---------- ---------------------------------- ------------------------------------------------- ------------------------------------
SUBACCOUNT INVESTING IN                       INVESTMENT OBJECTIVES AND POLICIES                INVESTMENT ADVISOR OR MANAGER
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
EVA        AIM V.I. Value Fund                Objective: long-term growth of capital with       A I M Advisors, Inc.
WVAL2                                         income as a secondary objective. Invests
WVAL4                                         primarily in equity securities judged to be
WVAL7                                         undervalued relative to the investment
                                              advisor's appraisal of the current or projected
                                              earnings of the companies issuing the
                                              securities, or relative to current market
                                              values of assets owned by the companies issuing
                                              the securities, or relative to the equity
                                              market generally.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
ESR        The Dreyfus Socially Responsible   Objective: capital growth, with current income    The Dreyfus Corporation, investment
WSRG2      Growth  Fund, Inc. - Initial       as a secondary objective. Invests primarily in    advisor; NCM Capital Management
WSRG4      Share Class                        the common stock of companies that, in the        Group, Inc., sub-investment advisor.
WSRG7                                         opinion of the fund's management, meet
                                              traditional investment standards and conduct
                                              their business in a manner that contributes to
                                              the enhancement of the quality of life in
                                              America.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WDYC2      Fidelity VIP Dynamic Capital       Objective: capital appreciation. Invests          Fidelity Management & Research
WDYC4      Appreciation Portfolio (Service    primarily in growth or value common stocks of     Company (FMR), investment manager;
WDYC5      Class 2)                           domestic and foreign issuers.                     FMR U.K., FMR Far East, Fidelity
WDYC7                                                                                           Investments Japan Limited (FIJ) and
                                                                                                FMR Co. Inc. (FMRC), sub-investment
                                                                                                advisors
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WHIP2      Fidelity VIP High Income           Objective: high level of current income while     FMR, investment manager; FMR U.K.,
WHIP4      Portfolio (Service Class 2)        also considering growth of capital. Invests       FMR Far East, FIJ and FMRC,
WHIP5                                         primarily in foreign and domestic issued          sub-investment advisors.
WHIP7                                         income-producing debt securities, preferred
                                              stocks and convertible securities, with an
                                              emphasis on lower-quality debt securities.
                                              Invests in companies in troubled or uncertain
                                              financial condition.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WMDC2      Fidelity VIP Mid Cap Portfolio     Objective: long-term growth of capital. Invests   FMR, investment manager; FMR U.K.,
WMDC4      (Service Class 2)                  primarily in medium market capitalization         FMR Far East, FIJ and FMRC,
WMDC5                                         common stocks.                                    sub-investment advisors.
WMDC7


---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WISE2      FTVIPT Franklin Income             Objective: maximize income while maintaining      Franklin Advisers, Inc.
WISE4      Securities Fund - Class 2          prospects for capital appreciation. Invests
WISE5                                         primarily in a diversified portfolio of debt
WISE7                                         and equity securities, including high yield,
                                              lower-rated "junk bonds."
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
ERE        FTVIPT Franklin Real Estate Fund   Objective: capital appreciation with a            Franklin Advisers, Inc.
WRES2      - Class 2                          secondary goal to earn current income. Invests
WRES4                                         primarily in equity securities of companies
WRES7                                         operating in the real estate industry,
                                              primarily equity real estate investment trusts
                                              (REITS).
---------- ---------------------------------- ------------------------------------------------- ------------------------------------

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 27

---------- ---------------------------------- ------------------------------------------------- ------------------------------------
SUBACCOUNT INVESTING IN                       INVESTMENT OBJECTIVES AND POLICIES                INVESTMENT ADVISOR OR MANAGER
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WSMC2      FTVIPT Franklin Small Cap Fund -   Objective: long-term capital growth. Invests      Franklin Advisers, Inc.
WSMC4      Class 2                            primarily in equity securities of U.S. small
WSMC5                                         capitalization (small cap) companies with
WSMC7                                         market cap values not exceeding (i) $1.5
                                              billion, or (ii) the highest market cap value
                                              in the Russell 2000-Registered Trademark-
                                              Index, whichever is greater, at the time of
                                              purchase.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
EMU        FTVIPT Mutual Shares Securities    Objective: capital appreciation, with income as   Franklin Mutual Advisers, LLC
WMSS2      Fund - Class 2                     a secondary goal. Invests primarily in equity
WMSS4                                         securities of companies that the manager
WMSS7                                         believes are available at market prices less
                                              than their value based on certain recognized or
                                              objective criteria (intrinsic value).
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
JUS        Goldman Sachs VIT CORE-SM- U.S.    Objective: seeks long-term growth of capital      Goldman Sachs Asset Management
WUSE2      Equity Fund                        and dividend income. Invests primarily in a
WUSE4                                         broadly diversified portfolio of large-cap and
WUSE7                                         blue chip equity securities representing all
                                              major sectors of the U.S. economy.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
JGL        Goldman Sachs VIT Global Income    Objective: seeks high total return, emphasizing   Goldman Sachs Asset Management
WGLI2      Fund                               current income, and, to a lesser extent,          International
WGLI4                                         providing opportunities for capital
WGLI7                                         appreciation. Invests primarily in a portfolio
                                              of high quality fixed-income securities of U.S.
                                              and foreign issuers and enters into
                                              transactions in foreign currencies.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WITO2      Goldman Sachs VIT Internet         Objective: seeks long-term growth of capital.     Goldman Sachs Asset Management
WITO4      Tollkeeper Fund-SM-                Invests primarily in equity securities of
WITO5                                         companies the investment adviser believes will
WITO7                                         benefit from the growth of the Internet by
                                              providing access, infrastructure, content and
                                              services to Internet companies and customers.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
JMC        Goldman Sachs VIT Mid Cap Value    Objective: seeks long-term capital                Goldman Sachs Asset Management
WMCV2      Fund                               appreciation. Invests primarily in
WMCV4                                         mid-capitalization companies within the range
WMCV7                                         of the market capitalization of companies
                                              constituting the Russell Midcap Value index at
                                              the time of investment.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WGIS2      MFS-Registered Trademark-          Objective: long-term growth of capital with a     MFS Investment Management-Registered
WGIS4      Investors Trust Series - Initial   secondary objective to seek reasonable current    Trademark-
WGIS5      Class (previously MFS-Registered   income. Invests primarily in common stocks and
WGIS7      Trademark- Growth with Income      related securities, such as preferred stocks,
           Series)                            convertible securities and depositary receipts
                                              for those securities.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
EUT        MFS-Registered Trademark-          Objective: capital growth and current income.     MFS Investment Management-Registered
WUTS2      Utilities Series -  Initial Class  Invests primarily in equity and debt securities   Trademark-
WUTS4                                         of domestic and foreign companies in the
WUTS7                                         utilities industry.
---------- ---------------------------------- ------------------------------------------------- ------------------------------------

--------------------------------------------------------------------------------
28 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

---------- ---------------------------------- ------------------------------------------------- ------------------------------------
SUBACCOUNT INVESTING IN                       INVESTMENT OBJECTIVES AND POLICIES                INVESTMENT ADVISOR OR MANAGER
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
EPL        Putnam VT International Growth     Objective: capital appreciation. Invests         Putnam Investment Management, LLC
WIGR2      Fund - Class IB Shares             mainly in growth stocks outside the United
WIGR4                                         States that reflect a value lower than that
WIGR7                                         which Putnam Management places on the company
                                              or whose earnings we believe are likely to
                                              grow over time.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------
EPT        Putnam VT Vista Fund - Class IB    Objective: capital appreciation. Invests         Putnam Investment Management, LLC
WVIS2      Shares                             mainly in common stocks of mid-sized U.S.
WVIS4                                         companies with a focus on growth stocks.
WVIS7

---------- ---------------------------------- ------------------------------------------------ -------------------------------------
WAAL2      Wells Fargo VT Asset Allocation    Objective: long-term total return, consistent    Wells Fargo Funds Management, LLC,
WAAL4      Fund                               with reasonable risk. Invests primarily in the   advisor; Barclays Global Fund
WAAL5                                         securities of various indexes to replicate the   Advisors, sub-advisor.
WAAL7                                         total return of the index. We use an asset
                                              allocation model to allocate and reallocate
                                              assets among common stocks (S&P 500 Index),
                                              U.S. Treasury bonds (Lehman Brothers 20+ Bond
                                              Index) and money market instruments, operating
                                              from a target allocation of 60% stocks and 40%
                                              bonds.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------
WCBD2      Wells Fargo VT Corporate Bond      Objective: high level of current income          Wells Fargo Funds Management, LLC,
WCBD4      Fund                               consistent with reasonable risk. Invests         advisor; Wells Capital Management
WCBD5                                         primarily in corporate debt securities of any    Incorporated, sub-advisor.
WCBD7                                         maturity.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------
WEQI2      Wells Fargo VT Equity  Income      Objective: long-term capital appreciation and    Wells Fargo Funds Management, LLC,
WEQI4      Fund                               above-average dividend income. Invests           advisor; Wells Capital Management
WEQI5                                         primarily in common stocks of large,             Incorporated, sub-advisor.
WEQI7                                         high-quality domestic companies with
                                              above-average return potential and
                                              above-average dividend income.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------
WEQV2      Wells Fargo VT Equity  Value Fund  Objective: long-term capital appreciation.       Wells Fargo Funds Management, LLC,
WEQV4                                         Invests primarily in equity securities that we   advisor; Wells Capital Management
WEQV5                                         believe are undervalued in relation to the       Incorporated, sub-advisor.
WEQV7                                         overall stock markets.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------
WGRO2      Wells Fargo VT Growth Fund         Objective: long-term capital appreciation.       Wells Fargo Funds Management, LLC,
WGRO4                                         Invests primarily in common stocks and other     advisor; Wells Capital Management
WGRO5                                         equity securities. We look for companies that    Incorporated, sub-advisor.
WGRO7                                         have a strong earnings growth trend that we
                                              believe have above-average prospects for
                                              future growth.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------
WIEQ2      Wells Fargo VT International       Objective: total return with an emphasis on      Wells Fargo Funds Management, LLC,
WIEQ4      Equity Fund                        capital appreciation over the long-term.         advisor; Wells Capital Management
WIEQ5                                         Invests primarily in equity securities of        Incorporated, sub-advisor.
WIEQ7                                         non-U.S. companies.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------
WLCG2      Wells Fargo VT Large Company       Objective: long-term capital appreciation.       Wells Fargo Funds Management, LLC,
WLCG4      Growth Fund                        Invests primarily in common stock of large,      advisor; Peregrine Capital
WLCG5                                         high-quality domestic companies that have        Management, Inc., sub-advisor.
WLCG7                                         superior growth potential.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 29

---------- ---------------------------------- ------------------------------------------------- ------------------------------------
SUBACCOUNT INVESTING IN                       INVESTMENT OBJECTIVES AND POLICIES                INVESTMENT ADVISOR OR MANAGER
---------- ---------------------------------- ------------------------------------------------- ------------------------------------
WMMK2      Wells Fargo VT Money Market Fund   Objective: current income, while preserving      Wells Fargo Funds Management, LLC,
WMMK4                                         capital and liquidity. Invests primarily in      advisor; Wells Capital Management
WMMK5                                         high-quality, U.S. dollar-denominated money      Incorporated, sub-advisor.
WMMK7                                         market instruments, including debt obligations.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------
WSCG2      Wells Fargo VT Small Cap Growth    Objective: long-term capital appreciation.       Wells Fargo Funds Management, LLC,
WSCG4      Fund                               Invests primarily in common stocks issued by     advisor; Wells Capital Management
WSCG5                                         companies whose market capitalization falls      Incorporated, sub-advisor.
WSCG7                                         within the range of the Russell 2000 Index,
                                              which is considered a small capitalization
                                              index.
---------- ---------------------------------- ------------------------------------------------ -------------------------------------

A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses are also available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the boards of directors or trustees of the appropriate funds will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds' prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

--------------------------------------------------------------------------------
30 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

THE FIXED ACCOUNTS

GUARANTEE PERIOD ACCOUNTS (GPAS)

You may allocate purchase payments to one or more of the GPAs with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Some states also restrict the amount you can allocate to these accounts.

Each GPA pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The minimum guaranteed interest rate on the GPAs is 3%.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing American Enterprise Life annuities, product design, competition and American Enterprise Life's revenues and other expenses. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES ABOVE THE 3% RATE.


You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the contract value into the one-year fixed account.


We hold amounts you allocate to the GPAs in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company.

We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

- Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;


- Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies -- Standard & Poor's, Moody's Investors Service or Fitch (formerly Duff & Phelp's) -- or are rated in the two highest grades by the National Association of Insurance Commissioners;


- Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

- Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 31

MARKET VALUE ADJUSTMENT (MVA)

We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as "early withdrawals" in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA.

Before we look at the MVA formula, it may help to look in a general way at how comparing your GPA's guaranteed rate and the rate for a new GPA affects the MVA.

Relationship between your GPA's guaranteed rate and the new GPA for the same time as the Guarantee Period remaining on your GPA:

                 IF YOUR GPA RATE IS:                     THE MVA IS:
             Less than the new GPA rate + 0.10%            Negative
             Equal to the new GPA rate + 0.10%             Zero
             Greater than the new GPA rate + 0.10%         Positive


GENERAL EXAMPLES


Assume:

- You purchase a contract and allocate part of your purchase payment to the ten-year GPA.
- We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.
- After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

EXAMPLE 1: Remember that your GPA is earning 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. We add 0.10% to the 5.0% rate to get 5.10%. Your GPA's 4.5% rate is less than the 5.10% rate and, as reflected in the table above, the MVA will be negative.

EXAMPLE 2: Remember again that your GPA is earning 4.5%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. We add 0.10% to the 4.0% rate to get 4.10%. In this example, since your GPA's 4.5% rate is greater than the 4.10% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

SAMPLE MVA CALCULATIONS:

The precise MVA formula we apply is as follows:

                                                        to the power of n/12
   EARLY WITHDRAWAL AMOUNT X [((1 + I) / (1 + J + .001))              - 1] = MVA

   Where:  i = rate earned in the GPA from which amounts are being transferred or withdrawn.
           j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.
           n = number of months remaining in the current Guarantee Period
               (rounded up).


EXAMPLES


Using assumptions similar to those we used in the examples above:

- You purchase a contract and allocate part of your purchase payment to the ten-year GPA.
- We guarantee an interest rate of 4.5% annually for your ten-year Guarantee Period.
- After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

--------------------------------------------------------------------------------
32 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

EXAMPLE 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 5.0%. Using the formula above, we determine the MVA as follows:

                                       to the power of 84/12
   $1,000 x [(1.045 / (1 + .05 + .001))      - 1] = -$39.28

In this example, the MVA is a negative $39.28.

EXAMPLE 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 4.5%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 4.0%. Using the formula above, we determine the MVA as follows:

                                       to the power of 84/12
   $1,000 x [(1.045 / (1 + .04 + .001))      - 1] = $27.21

In this example, the MVA is a positive $27.21.


Please note that when you allocate your purchase payment to the ten-year GPA and you have begun your fourth contract year at the beginning of the Guarantee Period, your withdrawal charge percentage is 4% if you chose the five-year schedule and 6% if you chose the seven-year schedule. (See "Charges -- Withdrawal Charge.") We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for the annual contract administrative charge, to amounts we pay as death claims or to automatic transfers from the two-year Guarantee Period Account. In some states, the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT


You may also allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing American Enterprise Life annuities, product design, competition, and American Enterprise Life's revenues and expenses.


Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 33

BUYING YOUR CONTRACT

Your sales representative will help you complete and submit an application and send it along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You may buy a qualified annuity or a nonqualified annuity through your AEFA sales representative. You may be able to buy another contract with the same underlying funds. This contract has different mortality and expense risk fees and withdrawal charges and offers purchase payment credits. For information on this contract please call us at the telephone number listed on the first page of this prospectus or ask your sales representative.

You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you apply, you may select:

-  the length of the withdrawal charge period (five or seven years)(1);
-  the optional Benefit Protector-SM- Death Benefit Rider(2);
-  the optional Benefit Protector-SM- Plus Death Benefit Rider(2);
-  the optional Enhanced Death Benefit Rider(2);
-  the optional Guaranteed Minimum Income Benefit Rider(3);
- the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest(4);
-  how you want to make purchase payments; and
-  a beneficiary.

(l) Contract issued through AEFA are only available with a seven-year withdrawal charge schedule.
(2) You may select one of the following: the EDB, the Benefit Protector or the Benefit Protector Plus. Riders may not be available in all states. The Benefit Protector and the Benefit Protector Plus are only available if you and the annuitant are 75 or younger at contract issue. The EDB is only available if both you and the annuitant are 79 or younger at contract issue.
(3) The GMIB is only available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. Riders may not be available in all states.
(4) Some states restrict the amount you can allocate to the fixed accounts.

The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed accounts and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE

Annuity payouts are scheduled to begin on the retirement date. When we process your application, we will establish the retirement date to the maximum age or date described below. You can also select a date within the maximum limits. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

FOR NONQUALIFIED ANNUITIES AND ROTH IRAs, the retirement date must be:

-  no earlier than the 30th day after the contract's effective date; and
- no later than the annuitant's 85th birthday or the tenth contract anniversary, if purchased after age 75.

FOR QUALIFIED ANNUITIES (EXCEPT ROTH IRAs), to avoid IRS penalty taxes, the retirement date generally must be:

-  on or after the date the annuitant reaches age 59 1/2; and
- for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2.

If you take the minimum IRA distribution as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.

--------------------------------------------------------------------------------
34 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

BENEFICIARY

We will pay your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)

PURCHASE PAYMENTS

MINIMUM PURCHASE PAYMENTS:
   If paying by SIP(1):                  $50 initial payment.
                                         $50 for additional payments.

   If paying by any other method:        $5,000 initial payment for contracts issued in South Carolina, Texas and Washington.
                                         $2,000 initial payment for contracts issued in all other states.
                                         $100 for additional payments.

(1) Payments made using SIP must total $2,000 before you can make partial withdrawals.

MAXIMUM TOTAL ALLOWABLE PURCHASE PAYMENTS(2)
   (WITHOUT PRIOR APPROVAL):             $99,999 for contracts issued through AEFA.
                                         $1,000,000 for all other contracts.

(2) This limit applies in total to all American Enterprise Life annuities you own. We reserve the right to increase the maximum limit. For qualified annuities, the tax-deferred retirement plan's or the Code's limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

1 BY LETTER:

Send your check along with your name and contract number to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

2 BY SIP:

Contact your sales representative to complete the necessary SIP paperwork.

CHARGES

CONTRACT ADMINISTRATIVE CHARGE

We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed accounts in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE

We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE

We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. For contracts with a five-year withdrawal charge schedule, this fee totals 1.30% of their average daily net assets on an annual basis. For contracts with a seven-year withdrawal charge schedule, this fee totals 1.05% of their average daily net assets on an annual basis. This fee covers the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. If you choose the optional Enhanced Death Benefit Rider, we will charge an additional 0.20% of the average daily net assets on annual basis (see "Enhanced Death Benefit Rider fee" below). These fees do not apply to the fixed accounts. We cannot increase these fees.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 35

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

- first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
- then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.

BENEFIT PROTECTOR-SM- DEATH BENEFIT RIDER FEE

We charge a fee for the optional feature only if you select it(1). If selected, we deduct 0.25% of your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

When annuity payouts begin, or if you terminate the contract for any reason other than death, we will deduct this fee, adjusted for the number of calendar days coverage was in place. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits. We can increase this fee on new contracts up to a maximum of 0.75%.

BENEFIT PROTECTOR-SM- PLUS DEATH BENEFIT RIDER FEE

We charge a fee for the optional feature only if you select it(1). If selected, we deduct 0.40% of your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

When annuity payouts begin, or if you terminate the contract for any reason other than death, we will deduct this fee, adjusted for the number of calendar days coverage was in place. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits. We can increase this fee on new contracts up to a maximum of 1.25%.

ENHANCED DEATH BENEFIT RIDER FEE

We charge a fee for this optional feature only if you select it(1). If selected, we apply this fee daily to the subaccounts as part of the mortality and expense risk fee. It is reflected in the unit values of the subaccounts and it totals 0.20% of their average daily net assets on an annual basis. We cannot increase this fee.

(1) You may select one of the following: the EDB, the Benefit Protector or the Benefit Protector Plus. Riders may not be available in all states. The Benefit Protector and the Benefit Protector Plus are only available if you and the annuitant are 75 or younger at contract issue. The EDB is only available if both you and the annuitant are 79 or younger at contract issue.

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE

We charge a fee (currently 0.30%) based on the GMIB benefit base for this optional feature only if you select it(2). If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the GMIB fee on new contracts up to a maximum of 0.75%. For details on how we calculate the fee, see "Optional Benefits -- Guaranteed Minimum Income Benefit Rider."

(2) The GMIB is only available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. Riders may not be available in all states.

WITHDRAWAL CHARGE

If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within five or seven years before withdrawal. You select the withdrawal charge period at the time of your application for the contract*. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts -- Market Value Adjustment (MVA).")

--------------------------------------------------------------------------------
36 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1. First, in each contract year, we withdraw amounts totaling up to 15% of your prior anniversary's contract value. (We consider your initial purchase payment to be the prior anniversary's contract value during the first contract year.) We do not assess a withdrawal charge on this amount.

2. Next, we withdraw contract earnings, if any, that are greater than the annual 15% free withdrawal amount described in number one above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

   NOTE: We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed accounts.

3. Next we withdraw purchase payments received prior to the withdrawal charge period you selected and shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4. Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a "first-in, first-out" (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn, depending on the schedule you selected*:

               FIVE-YEAR SCHEDULE                                                    SEVEN-YEAR SCHEDULE
YEARS FROM PURCHASE            WITHDRAWAL CHARGE                       YEARS FROM PURCHASE           WITHDRAWAL CHARGE
  PAYMENT RECEIPT                 PERCENTAGE                             PAYMENT RECEIPT                PERCENTAGE
         1                            8%                                       1                            8%
         2                            8                                        2                            8
         3                            6                                        3                            7
         4                            4                                        4                            6
         5                            2                                        5                            5
         Thereafter                   0                                        6                            4
                                                                               7                            2
                                                                               Thereafter                   0

* Contracts issued through AEFA are only available with a seven-year withdrawal charge schedule.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

EXAMPLE: Assume you requested a withdrawal of $1,000 and there is a withdrawal charge of 7%. The total amount we actually deduct from your contract is $1,075.26. We determine this amount as follows:

   AMOUNT REQUESTED / (1.00 - WITHDRAWAL CHARGE) OR $1,000 / .93 =  $1,075.26

By applying the 7% withdrawal charge to $1,075.26, the withdrawal charge is $75.26. We pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

WITHDRAWAL CHARGE UNDER ANNUITY PAYOUT PLAN E -- PAYOUTS FOR A SPECIFIED PERIOD:
Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. If the original contract had a five-year withdrawal charge schedule, the discount rate we use in the calculation will be 5.27% if the assumed investment rate is 3.5% and 6.77% if the assumed investment rate is 5%. If the original contract had a seven-year withdrawal charge schedule, the discount rate we use in the calculation will be 5.02% if the assumed investment rate is 3.5% and 6.52% if the assumed investment rate is 5%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment rate minus the present value of the remaining payouts using the discount rate. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 37

WITHDRAWAL CHARGE CALCULATION EXAMPLE

The following is an example of the calculation we would make to determine the withdrawal charge on a contract with a seven-year withdrawal charge schedule with this history:

- The contract date is Nov. 1, 2001 with a contract year of Nov. 1 through Oct. 30 and with an anniversary date of Nov. 1 each year; and
-  We received these payments
   -- $10,000 Nov. 1, 2001;
   -- $8,000 Dec. 31, 2007; and
   -- $6,000 Feb. 20, 2009; and
- You withdraw the contract for its total withdrawal value of $38,101 on Aug. 5, 2011 and made no other withdrawals during that contract year; and
-  The prior anniversary Nov. 1, 2010 contract value was $38,488.

WITHDRAWAL CHARGE      EXPLANATION
   $    0              $5,773.20 is 15% of the prior anniversary's contract value withdrawn without withdrawal charge; and
        0              $8,327.80 is contract earnings in excess of the 15% free withdrawal amount withdrawn without withdrawal charge; and
        0              $10,000 Nov. 1, 2001 payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
      480              $8,000 Dec. 31, 2007 payment is in its fourth year from receipt, withdrawn with a 6% withdrawal charge; and
      420              $6,000 Feb. 20, 2009 payment is in its third year from receipt
    -----              withdrawn with a 7% withdrawal charge.
     $900

WAIVER OF WITHDRAWAL CHARGES

We do not assess withdrawal charges for:

-  withdrawals of any contract earnings;
- withdrawals of amounts totaling up to 15% of your prior contract anniversary's contract value to the extent it exceeds contract earnings;
- required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);
-  contracts settled using an annuity payout plan;
- withdrawals made as a result of one of the "Contingent events" described below to the extent permitted by state law (see your contract for additional conditions and restrictions);
-  amounts we refund to you during the free look period; and
-  death benefits.

CONTINGENT EVENTS

- Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.
- To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.
- Withdrawals you make if you or the annuitant become disabled within the meaning of the Code Section 72(m)(7) after contract issue. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.
- Withdrawals you make once a year if you or the annuitant become unemployed at least one year after contract issue, up to the following amounts each year:

   (a) 25% of your prior anniversary's contract value (or $10,000 if greater) if the unemployment condition is met for at least 30 straight days; or
   (b) 50% of your prior anniversary's contract value (or $10,000 if greater) if the unemployment condition is met for at least 180 straight days.

--------------------------------------------------------------------------------
38 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

The unemployment condition is met if the unemployed person is currently receiving unemployment compensation from a government unit of the United States, whether federal or state. You must provide us with a signed letter from the unemployed person stating that he or she meets the above criteria and a legible photocopy of the unemployment payment benefits meeting the above criteria with regard to dates.

POSSIBLE GROUP REDUCTIONS: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES

Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

VALUING YOUR INVESTMENT

We value your accounts as follows:

FIXED ACCOUNTS

We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

- the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts;
-  plus interest credited;
- minus the sum of amounts withdrawn after the MVA (including any applicable withdrawal charges) and amounts transferred out;
-  minus any prorated contract administrative charge;
- minus any prorated portion of the Benefit Protector-SM- Death Benefit Rider fee (if applicable);
- minus any prorated portion of the Benefit Protector-SM- Plus Death Benefit Rider fee (if applicable); and
- minus any prorated portion of the Guaranteed Minimum Income Benefit Rider fee (if applicable).

SUBACCOUNTS

We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, the Benefit Protector fee, or the Benefit Protector Plus fee, or the Guaranteed Minimum Income Benefit Rider fee, we subtract a certain number of accumulation units from your contract.


The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:


NUMBER OF UNITS: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

ACCUMULATION UNIT VALUE: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.

WE DETERMINE THE NET INVESTMENT FACTOR BY:

- adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
-  dividing that sum by the previous adjusted net asset value per share; and

- subtracting the percentage factor representing the mortality and expense risk fee, the variable account administrative charge and the Enhanced Death Benefit Rider fee (if applicable) from the result.


Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 39

FACTORS THAT AFFECT SUBACCOUNT ACCUMULATION UNITS: accumulation units may change in two ways -- in number and in value.

The number of accumulation units you own may fluctuate due to:

-  additional purchase payments you allocate to the subaccounts;
-  transfers into or out of the subaccounts;
-  partial withdrawals;
-  withdrawal charges;
-  prorated portions of the contract administrative charge;

-  prorated portions of the Benefit Protector-SM- Death Benefit Rider fee
   (if applicable);
- prorated portions of the Benefit Protector-SM- Plus Death Benefit Rider fee (if applicable); and/or
-  prorated portions of the Guaranteed Minimum Income Benefit Rider fee
   (if applicable).


Accumulation unit values will fluctuate due to:

-  changes in funds' net asset value;
-  dividends distributed to the subaccounts;
-  capital gains or losses of funds;
-  fund operating expenses; and/or

- mortality and expense risk fee, the variable account administrative charge and the Enhanced Death Benefit Rider fee (if applicable).


MAKING THE MOST OF YOUR CONTRACT

AUTOMATED DOLLAR-COST AVERAGING


Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Account (without a MVA) to one or more subaccounts. The three to ten year Guarantee Period Accounts are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.


This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

HOW DOLLAR-COST AVERAGING WORKS

By investing an equal number                                                                                     NUMBER
of dollars each month...                                          AMOUNT               ACCUMULATION             OF UNITS
                                           MONTH                 INVESTED               UNIT VALUE              PURCHASED
you automatically buy                       Jan                    $100                    $20                       5.00
more units when the                         Feb                     100                     18                       5.56
per unit market price is low...             Mar                     100                     17                       5.88
                                            Apr                     100                     15                       6.67
                                            May                     100                     16                       6.25
and fewer units                             Jun                     100                     18                       5.56
when the per unit                           Jul                     100                     17                       5.88
market price is high.                       Aug                     100                     19                       5.26
                                            Sept                    100                     21                       4.76
                                            Oct                     100                     20                       5.00

You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.

--------------------------------------------------------------------------------
40 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

TIERED DOLLAR-COST AVERAGING (TIERED DCA) PROGRAM

If your net contract value(1) is at least $10,000, you can choose to participate in the Tiered DCA program. There is no charge for the Tiered DCA program. Under the Tiered DCA program, you can allocate a new purchase payment to one of two special Tiered DCA accounts. We determine which Tiered DCA account you are eligible for as follows:

            IF YOUR NET CONTRACT VALUE(1) IS ...      WE ALLOCATE YOUR NEW PURCHASE PAYMENTS TO:
                      $10,000 - $49,999                          Tier 1 DCA account
                      $50,000 or more                            Tier 2 DCA account(2)

(1) "Net contract value" equals your current contract value plus any new purchase payment you make. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.
(2) You cannot allocate your new purchase payments to a Tier 1 DCA account if you are eligible to participate in a Tier 2 DCA account.

You may only allocate a new purchase payment of at least $1,000 to the Tiered DCA account for which you are eligible. You cannot transfer existing contract values into the Tiered DCA account. Each Tiered DCA account lasts for only six months from the time we receive your first purchase payment. We make monthly transfers of your total Tiered DCA account value into the other accounts you selected over the six-month period.

We credit interest to each Tiered DCA account at rates that generally are higher than those we credit to the one-year fixed account and the two-year Guarantee Period Account. We credit higher rates on the Tier 2 DCA account than on the Tier 1 DCA account. We will change the interest rate on each Tiered DCA account from time to time at our discretion. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Tiered DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six-month period on the balance remaining in your Tiered DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Tiered DCA account into the accounts you selected.

Once you establish a Tiered DCA account you cannot allocate additional purchase payments to it. However, you may establish another new Tiered DCA account and allocate new purchase payments to it when we change the interest rates we offer on these accounts. If you are funding a Tiered DCA account come from multiple sources, we apply each purchase payment to the account and credit interest on that purchase payment on the date we receive it. This means that all purchase payments may not be in the Tiered DCA account at the beginning of the six-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Tiered DCA account from the beginning. If we receive any of your multiple payments after the six-month period ends, you can either allocate those payments to a new Tiered DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Tiered DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Tiered DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Tiered DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Tiered DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Tiered DCA account balance. We will transfer the remaining balance from your Tiered DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Tiered DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Tiered DCA program at any time. Any modifications will not affect any purchase payments that are already in a Tiered DCA account. For more information on the Tiered DCA program, contact your sales representative.

ASSET REBALANCING

You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Tiered DCA program and you change your subaccount asset allocation for the asset-rebalancing program, we will change your subaccount asset allocation under the Tiered DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 41

TRANSFERRING BETWEEN ACCOUNTS

You may transfer contract value from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the fixed accounts.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the Guarantee Period Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.

We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners. These modifications could include, but not be limited to:

-  requiring a minimum time period between each transfer;
- not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or
- limiting the dollar amount that a contract owner may transfer at any one time.

For information on transfers after annuity payouts begin, see "Transfer policies" below.

TRANSFER POLICIES

- Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.
- You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.
- You may transfer contract values from a Guarantee Period Account any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.
- If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.
- We will not accept requests for transfers from the one-year fixed account at any other time.
- Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.
- Once annuity payouts begin, you may not make any transfers to the Guarantee Period Accounts.

--------------------------------------------------------------------------------
42 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

1 BY LETTER:

Send your name, contract number, Social Security Number or Taxpayer Identification Number and signed request for a transfer or withdrawal to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

MINIMUM AMOUNT
Transfers or withdrawals:  $500 or entire account balance

MAXIMUM AMOUNT
Transfers or withdrawals:  Contract value or entire account balance

2 BY AUTOMATED TRANSFERS AND AUTOMATED PARTIAL WITHDRAWALS:

Your sales representative can help you set up automated transfers or partial withdrawals among your subaccounts or fixed accounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

- Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.
- Automated withdrawals may be restricted by applicable law under some contracts.
- You may not make additional purchase payments if automated partial withdrawals are in effect.
- Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

MINIMUM AMOUNT
Transfers or withdrawals: $100 monthly; $250 quarterly, semiannually or annually

3 BY PHONE:

Call between 8 a.m. and 7 p.m. Central time:
(800) 333-3437

MINIMUM AMOUNT
Transfers or withdrawals:  $500 or entire account balance

MAXIMUM AMOUNT
Transfers:                 Contract value or entire account balance
Withdrawals:               $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 43

WITHDRAWALS

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For full withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges -- Withdrawal Charge") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period -- Annuity Payout Plans").

WITHDRAWAL POLICIES

If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.

RECEIVING PAYMENT

By regular or express mail:

-  payable to owner;
-  mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

  -- the withdrawal amount includes a purchase payment check that has not cleared;
  -- the NYSE is closed, except for normal holiday and weekend closings;
  -- trading on the NYSE is restricted, according to SEC rules;
  -- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or -- the SEC permits us to delay payment for the protection of security holders.

CHANGING OWNERSHIP

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")


If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.


BENEFITS IN CASE OF DEATH

We will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. We will base the benefit paid on the death benefit coverage you select when you purchase the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

STANDARD DEATH BENEFIT: If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of:

1. total purchase payments minus adjusted partial withdrawals;
2. contract value; or
3. the maximum anniversary value immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals since that anniversary.

STANDARD DEATH BENEFIT ADJUSTED PARTIAL WITHDRAWALS = (PW X DB) / CV

   PW = the partial withdrawal including any applicable withdrawal charge or
        MVA.
   DB = the death benefit on the date of (but prior to) the partial withdrawal. CV = contract value on the date of (but prior to) the partial withdrawal.

--------------------------------------------------------------------------------
44 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

MAXIMUM ANNIVERSARY VALUE (MAV): This is the greatest of your contract values on any contract anniversary plus subsequent purchase payments minus adjusted partial withdrawals. We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of your (a) current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary's MAV to the current contract value and we reset the MAV if the current contract value is higher. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.

EXAMPLE:

-  You purchase the contract with a payment of $20,000 on Jan. 1, 2001.
- On Jan. 1, 2002 (the first contract anniversary) the contract value grows to $24,000.
- On March 1, 2002 the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the standard death benefit on March 1, 2002 as follows:

Purchase payments minus adjusted partial withdrawals:
       Total purchase payments:                                      $20,000.00
       minus the standard death benefit adjusted partial
         withdrawals, calculated as:
          ($1,500 x $20,000) / $22,000 =                              -1,363.64
                                                                     ----------
       for a death benefit of:                                       $18,636.36
                                                                     ==========
Contract value at death:                                             $20,500.00
                                                                     ==========
The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:

       Greatest of your contract anniversary contract values:        $24,000.00
       plus purchase payments made since that anniversary:                +0.00

       minus the standard death benefit adjusted partial
         withdrawals, calculated as:
                                                                     ----------
          ($1,500 x $24,000) / $22,000 =                              -1,636.36
                                                                     ----------
       for a death benefit of:                                       $22,363.64
                                                                     ==========
The standard death benefit, calculated as the greatest of
these three values is the MAV:                                       $22,363.64

IF YOU DIE BEFORE YOUR RETIREMENT DATE: When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after or death claim requirements are fulfilled.

NONQUALIFIED ANNUITIES: If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and
- payouts begin no later than one year after your death, or other date as permitted by the Code; and
- the payout period does not extend beyond the beneficiary's life or life expectancy.

QUALIFIED ANNUITIES: The IRS has issued proposed regulations which will affect distributions from your qualified annuity. These are proposed regulations that may take effect Jan. 1, 2002. The information below is an explanation based on existing law. Contract your tax advisor if you have any questions as to the impact of the new proposed rules on your situation.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 45

If your spouse is the sole beneficiary, your spouse may keep the contract as owner until the date on which the annuitant would have reached age 70 1/2, or any other date permitted by the Code. The contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (see "Optional Benefits"), if selected, will terminate.

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and
-  payouts begin no later than one year following the year of your death; and
- the payout period does not extend beyond the beneficiary's life or life expectancy.

OPTIONAL BENEFITS

BENEFIT PROTECTOR-SM- DEATH BENEFIT RIDER (BENEFIT PROTECTOR)


The Benefit Protector is not available under contracts issued through AEFA. The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see "Charges"). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. Be sure to discuss with your sales representative whether or not the Benefit Protector is appropriate for your situation.


If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. Generally, you must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available under a nonqualified annuity contract. You may not select this rider if you select the Benefit Protector Plus or the Enhanced Death Benefit Riders. We reserve the right to discontinue offering the Benefit Protector for new contracts.

In some instances the rider effective date for the Benefit Protector may be after we issue the contract according to terms determined by us and at our sole discretion.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

-  the standard death benefit (see "Benefits in Case of Death),

PLUS

- 40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or
- 15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

EARNINGS AT DEATH: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the standard death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

TERMINATING THE BENEFIT PROTECTOR:


-  You may terminate the rider within 30 days of the first rider anniversary.
- You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

- The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.


IF YOUR SPOUSE IS SOLE BENEFICIARY and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will substitute this new contract value on the date of death for "purchase payments not previously withdrawn" used in calculating earnings at death. Your spouse has the option of discontinuing the Benefit Protector within 30 days of the date of death.


For an example of how we calculate the death benefit under the Benefit Protector, please see the example in the Benefit Protector-SM- Plus Death Benefit Rider below.

NOTE: For special tax considerations associated with the Benefit Protector, see "Taxes."

--------------------------------------------------------------------------------
46 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

BENEFIT PROTECTOR-SM- PLUS DEATH BENEFIT RIDER
(BENEFIT PROTECTOR PLUS)


The Benefit Protector Plus is not available under contracts issued through AEFA. The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see "Charges"). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your sales representative whether or not the Benefit Protector Plus is appropriate for your situation.


If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to you contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available under nonqualified annuities purchased through a transfer or exchange. You may not select this rider if you select the Benefit Protector or the Enhanced Death Benefit Riders. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

-  the benefits payable under the Benefit Protector described above,

PLUS

- a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

                              PERCENTAGE IF YOU AND THE ANNUITANT ARE           PERCENTAGE IF YOU OR THE ANNUITANT ARE
CONTRACT YEAR                 UNDER AGE 70 ON THE RIDER EFFECTIVE DATE          70 OR OLDER ON THE RIDER EFFECTIVE DATE
One and Two                                0%                                                   0%
Three and Four                            10%                                                3.75%
Five or more                              20%                                                 7.5%

TERMINATING THE BENEFIT PROTECTOR PLUS:


-  You may terminate the rider within 30 days of the first rider anniversary.
- You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

- The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

-  the standard death benefit (see "Benefits in Case of Death") PLUS

                     IF YOU AND THE ANNUITANT ARE UNDER                IF YOU OR THE ANNUITANT ARE AGE 70
CONTRACT YEAR        AGE 70 ON THE RIDER EFFECTIVE DATE, ADD...        OR OLDER ON THE RIDER EFFECTIVE DATE, ADD...
     1               Zero                                              Zero
     2               40% x earnings at death (see above)               15% x earnings at death
 3 & 4               40% x (earnings at death + 25% of                 15% x (earnings at death + 25% of
                       initial purchase payment*)                        initial purchase payment*)
    5+               40% x (earnings at death + 50% of                 15% x (earnings at death + 50% of
                       initial purchase payment*)                        initial purchase payment*)

* Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

EXAMPLE OF THE BENEFIT PROTECTOR AND BENEFIT PROTECTOR PLUS:

- You purchase the contract with a payment of $100,000 on Jan. 01, 2001 and you and the annuitant are under age 70. You select the seven-year withdrawal charge schedule.
- On July 1, 2001 the contract value grows to $105,000. The death benefit on July 1, 2001 equals the standard death benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so neither the Benefit Protector nor the Benefit Protector Plus provides any additional benefit at this time.

- On Jan. 1, 2002 the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time. The death benefit on Jan 1, 2002 equals:

     the standard death benefit (contract value):                          $110,000
     plus the Benefit Protector benefit which equals 40% of earnings at death (the standard death benefit minus payments not
       previously withdrawn):
       0.40 x ($110,000 - $100,000) =                                        +4,000
                                                                           --------
     Total death benefit of:                                               $114,000


--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 47

- On Jan. 1, 2003 the contract value falls to $105,000. The death benefit on Jan. 1, 2003 equals:

     the standard death benefit (MAV):                                     $110,000
     plus the Benefit Protector benefit (40% of earnings at death):
        0.40 x ($110,000 - $100,000) =                                       +4,000
     plus the Benefit Protector Plus which in the third contract year equals 10% of purchase payments made within 60 days of contract
        issue and not previously withdrawn: 0.10 x $100,000 =               +10,000
                                                                           --------
     Total death benefit of:                                               $124,000

- On Feb. 1, 2003 the contract value remains at $105,000 and you request a partial withdrawal, including the applicable 7% withdrawal charge, of $50,000. We will withdraw $15,750 from your contract value free of charge (15% of your prior anniversary's contract value). The remainder of the withdrawal is subject to an 7% withdrawal charge because your payment is two years old, so we will withdraw $34,250 ($31,852 + $2,398 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,602. We calculate purchase payments not previously withdrawn as $100,000 - $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit on Feb. 1, 2003 equals:

     standard death benefit (MAV adjusted for partial withdrawals):         $57,619
     plus the Benefit Protector benefit (40% of earnings at death):
       0.40 x ($57,619 - $55,000) =                                          +1,048
     plus the Benefit Protector Plus which in the third contract year equals 10% of purchase payments made within 60 days of contract
       issue and not previously withdrawn: 0.10 x $55,000 =                  +5,500
                                                                           --------
     Total death benefit of:                                                $64,167

- On Jan. 1, 2004 the contract value falls $40,000. The death benefit on Jan. 1, 2004 equals the death benefit paid on Feb. 1, 2003. The reduction in contract value has no effect.
- On Jan. 1, 2010 the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit on Jan. 1, 2010 equals:

     standard death benefit (contract value):                              $200,000
     plus the Benefit Protector (40% of earnings at death, up to a maximum of 100% of purchase payments not previously
       withdrawn that are one or more years old)                            +55,000
     plus the Benefit Protector Plus which after the fourth contract year equals 20% of purchase payments made within 60 days of
       contract issue and not previously withdrawn: 0.20 x $55,000 =        +11,000
                                                                           --------
     Total death benefit of:                                               $266,000

- On July 1, 2010 you make an additional purchase payment of $50,000 and your contract value grows to $250,000. The new purchase payment is less than one year old and so it has no effect on either the Benefit Protector or Benefit Protector Plus values. The death benefit on July 1, 2010 equals:

     standard death benefit (contract value):                              $250,000
     plus the Benefit Protector (40% of earnings at death, up to a maximum of 100% of purchase payments not previously
       withdrawn that are one or more years old)                            +55,000
     plus the Benefit Protector Plus which after the fourth contract year equals 20% of purchase payments made within 60 days of
       contract issue and not previously withdrawn: 0.20 x $55,000 =        +11,000
                                                                           --------
     Total death benefit of:                                               $316,000

--------------------------------------------------------------------------------
48 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

- On July 1, 2011 the contract value remains $250,000 and the "new" purchase payment is one year old. The value of the Benefit Protector changes but value of the Benefit Protector Plus remains constant. The death benefit on July 1, 2011 equals:

     standard death benefit (contract value):                              $250,000
     plus the Benefit Protector benefit which equals 40% of earnings at death (the standard death benefit minus payments not
       previously withdrawn):
       0.40 x ($250,000 - $105,000) =                                       +58,000
     plus the Benefit Protector Plus which after the fourth contract year equals 20% of purchase payments made within 60 days of
       contract issue and not previously withdrawn: 0.20 x $55,000 =        +11,000
                                                                           --------
     Total death benefit of:                                               $319,000


IF YOUR SPOUSE IS SOLE BENEFICIARY and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the standard death benefit (see "Benefits in Case of Death").


NOTE: For special tax considerations associated with the Benefit Protector Plus, see "Taxes."

ENHANCED DEATH BENEFIT RIDER (EDB)

The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see "Charges"). The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your sales representative whether or not the EDB is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB to your contract at the time of purchase. Once you select the EDB you may not cancel it. You may not add the EDB if you add either the Benefit Protector or the Benefit Protector Plus to your contract. You must select the EDB if you choose to add the Guaranteed Minimum Income Benefit Rider to your contract.


The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of:

-  the standard death benefit (see "Benefits in Case of Death"); or
-  the 5% rising floor.

5% RISING FLOOR: This is the sum of the value of your fixed accounts plus the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

-  the initial purchase payments allocated to the subaccounts increased by 5%,
-  plus any subsequent amounts allocated to the subaccounts, and
-  minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary's variable account floor at 5% plus any subsequent amounts allocated to the subaccounts minus adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts.


   5% RISING FLOOR ADJUSTED TRANSFERS OR PARTIAL WITHDRAWALS = (PWT x VAT) / SV


      PWT = the amount transferred from the subaccounts or the amount of the partial withdrawal (including any applicable withdrawal charge) from the subaccounts.

      VAT = variable account floor on the date of (but prior to) the transfer or partial withdrawal.

      SV = value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

EXAMPLE:

- You purchase the contract with a payment of $20,000 on Jan. 1, 2001 with $5,000 allocated to the one-year fixed account and $15,000 allocated to the subaccounts.
- On Jan. 1, 2002 (the first contract anniversary), the one-year fixed account value is $5,200 and the subaccount value is $12,000. Total contract value is $17,200.
- On March 1, 2002, the one-year fixed account value is $5,300 and the subaccount value is $14,000. Total contract value is $19,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $17,800.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 49

The death benefit on March 1, 2002 is calculated as follows:

The standard death benefit (which in this case is the MAV):
     Greatest of your contract anniversary contract values:               $20,000.00
     plus purchase payments made since that anniversary:                       +0.00
     minus the standard death benefit adjusted partial withdrawal
       Taken since that anniversary, calculated as:
        ($1,500 x $20,000) / $19,300 =                                     -1,554.40
                                                                          ----------
     Standard death benefit, which is the MAV:                            $18,445.60
                                                                          ==========
The 5% rising floor:
     The variable account floor on Jan. 1, 2002,
       calculated as: 1.05 x 15,000 =                                     $15,750.00
     plus amounts allocated to the subaccounts since that anniversary:         +0.00
     minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:


        (1,500 x 15,750) / 14,000 =                                       -$1,687.50
                                                                          ----------
     variable account floor benefit:                                      $14,062.50
     plus the one-year fixed account value:                                +5,300.00
                                                                          ----------
     5% rising floor (value of the fixed accounts plus
       the variable account floor):                                       $19,362.50
                                                                          ==========
EDB, calculated as the greater of the standard death
benefit or the 5% rising floor:                                           $19,362.50

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)

The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 70 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

-  you must hold the GMIB for 10 years*,
-  the GMIB terminates after the annuitant's 86th birthday,
-  you can only exercise the GMIB within 30 days after a contract anniversary*,
- the MAV and the 5% rising floor values we use in the GMIB benefit base to calculate annuity payouts under the GMIB are limited after age 81, and
-  the additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your sales representative.

* Unless the annuitant qualifies for a contingent event (see "Charges -- Contingent events").

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this benefit to your contract for an additional annual charge which we describe below. You must elect the GMIB along with the EDB at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB at the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, transfers and withdrawals in the GMIB calculations.

INVESTMENT SELECTION UNDER THE GMIB: You may allocate your purchase payments or transfers to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount you allocate to subaccounts investing in the Wells Fargo VT Money Market Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

--------------------------------------------------------------------------------
50 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

EXERCISING THE GMIB:

- you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the rider effective date. However, there is an exception if at any time the annuitant experiences a "contingent event" (disability, terminal illness, confinement to a nursing home or hospital, or unemployment, see "Charges -- Contingent events" for more details.)
-  the annuitant on the retirement date must be between 50 and 86 years old.
- you can only take an annuity payout under one of the following annuity payout plans:
   -- Plan A - Life Annuity -- no refund
   -- Plan B - Life Annuity with ten years certain
   -- Plan D - Joint and last survivor life annuity -- no refund
-  you may change the annuitant for the payouts.

If you exercise the GMIB under a contingent event, you can take up to 50% of the benefit base in cash. You can use the balance of the GMIB benefit base (described below) for annuity payouts calculated using the guaranteed annuity purchase rates under any one of the payout plans listed above as long as the annuitant is between 50 and 86 years old on the retirement date.

The GMIB guarantees a minimum amount of fixed annuity lifetime income or a minimum first year variable annuity payout. We calculate fixed annuity payouts and first year variable annuity payouts using the guaranteed annuity purchase rates stated in Table B of the contract. After the first year, lifetime income variable annuity payouts will depend on the investment performance of the subaccounts you select. The payouts will be higher if your investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates that are more conservative than the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you may elect the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

GMIB BENEFIT BASE: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:

1. total purchase payments minus adjusted partial withdrawals;

2. contract value;

3. the MAV at the last contract anniversary plus any payments made since that anniversary minus adjusted partial withdrawals since that anniversary; or

4. the 5% rising floor.

Keep in mind that the MAV and the 5%rising floor values are limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

- subtract each payment adjusted for market value from the contract value and the MAV.
- subtract each payment from the 5% rising floor. We adjust the payments made to the fixed account for market value. We increase payments allocated to the subaccounts by 5% for the number of full contract years they have been in the contract before we subtract them from the 5% rising floor.

For each payment, we calculate the market value adjustment to the contract value, MAV, and the fixed account value of the 5% rising floor as:

   (PMT x CVG) / ECV

     PMT = each purchase payment made in the five years before you exercise the
           GMIB.
     CVG = current contract value at the time you exercise the GMIB.
     ECV = the estimated contract value on the anniversary prior to the payment in question. We assume that all payments and partial withdrawals occur at the beginning of a contract year.

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                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 51

For each payment, we calculate the 5% increase of payments allocated to the subaccounts as:

               to the power of CY
   PMT x (1.05)

      CY = the full number of contract years the payment has been in the contract.

TERMINATING THE GMIB:


- You may terminate the rider within 30 days after the first and fifth rider anniversaries.
-  You may terminate the rider any time after the tenth rider anniversary.

-  The rider will terminate on the date:
   -- you make a full withdrawal from the contract;
   -- a death benefit is payable; or
   -- you choose to begin taking annuity payouts under the regular contract provisions.
- The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

EXAMPLE:

- You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and you allocate all your purchase payments to the subaccounts.
-  There are no additional purchase payments and no partial withdrawals.
- Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

CONTRACT                                                                                  GMIB
ANNIVERSARY                       CONTRACT VALUE         MAV       5% RISING FLOOR    BENEFIT BASE
  1                                 $107,000         $107,000        $105,000
  2                                  125,000          125,000         110,250
  3                                  132,000          132,000         115,763
  4                                  150,000          150,000         121,551
  5                                   85,000          150,000         127,628
  6                                  120,000          150,000         134,010
  7                                  138,000          150,000         140,710
  8                                  152,000          152,000         147,746
  9                                  139,000          152,000         155,133
 10                                  126,000          152,000         162,889           $162,889
 11                                  138,000          152,000         171,034            171,034
 12                                  147,000          152,000         179,586            179,586
 13                                  163,000          163,000         188,565            188,565
 14                                  159,000          163,000         197,993            197,993
 15                                  212,000          212,000         207,893            212,000

NOTE: The MAV and 5% rising floor values are limited after age 81. Additionally, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

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52 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity options) would be:


                                                                                          MINIMUM GUARANTEED MONTHLY INCOME
CONTRACT                                                       PLAN A -                  PLAN B -             PLAN D - JOINT AND
ANNIVERSARY                           GMIB                  LIFE ANNUITY--           LIFE ANNUITY WITH         LAST SURVIVOR LIFE
AT EXERCISE                       BENEFIT BASE                 NO REFUND             TEN YEARS CERTAIN        ANNUITY-- NO REFUND
10                         $162,889 (5% rising floor)         $   848.65                $   825.85                  $675.99
15                          212,000 (MAV)                       1,263.52                  1,204.16                   977.32

The payouts above are shown at guaranteed annuity rates stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

CONTRACT                                                        PLAN A -                  PLAN B -             PLAN D - JOINT AND
ANNIVERSARY                                                  LIFE ANNUITY--           LIFE ANNUITY WITH         LAST SURVIVOR LIFE
AT EXERCISE                       CONTRACT VALUE               NO REFUND              TEN YEARS CERTAIN        ANNUITY-- NO REFUND
10                                   $126,000                  $   656.46                $   638.82                  $522.90
15                                    212,000                    1,263.52                  1,204.16                   977.32

At the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payouts will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

THE GMIB FEE: This fee currently costs 0.30% of the GMIB benefit base annually and it is taken in a lump sum from the contract value on each contract anniversary at the end of each contract year. If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the GMIB fee on new contracts up to a maximum of 0.75%. We calculate the fee as follows:

   BB + AT - FAV

      BB = the GMIB benefit base.
      AT = adjusted transfers from the subaccounts to the fixed accounts made in the six months before the contract anniversary calculated as:

                                (PT x VAT) / SVT

           PT  = the amount transferred from the subaccounts to the fixed accounts within six months of the contract anniversary
           VAT = variable account floor on the date of (but prior to) the transfer
           SVT = value of the subaccounts on the date of (but prior to) the transfer

     FAV = the value of your fixed accounts.

The result of AT - FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts.

EXAMPLE:

- You purchase the contract with a payment of $100,000 on Jan. 1, 2001 and allocate all of your payment to the subaccounts.
-  You make no transfers or partial withdrawals.

CONTRACT                                                   GMIB FEE               VALUE ON WHICH WE             GMIB FEE
ANNIVERSARY                   CONTRACT VALUE              PERCENTAGE              BASE THE GMIB FEE          CHARGED TO YOU
     1                           $  80,000                   0.30%        5% rising floor = $100,000 x 1.05       $315
     2                             150,000                   0.30%        Contract value = $150,000                450
     3                             102,000                   0.30%        MAV = $150,000                           450

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 53

THE ANNUITY PAYOUT PERIOD

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

AMOUNTS OF FIXED AND VARIABLE PAYOUTS DEPEND ON:

-  the annuity payout plan you select;
-  the annuitant's age and, in most cases, sex;
-  the annuity table in the contract; and
-  the amounts you allocated to the accounts at settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."

ANNUITY TABLES

The annuity tables in your contract show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.)

Table B shows the minimum amount of each fixed payout. Amounts in Table B are based on the guaranteed annual effective interest rate shown in your contract. We declare current payout rates that we use in determining the actual amount of your fixed payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

Table A shows the amount of the first monthly variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using Table A results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

--------------------------------------------------------------------------------
54 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

ANNUITY PAYOUT PLANS

You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

- PLAN A - LIFE ANNUITY -- NO REFUND: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we have made only one monthly payout, we will not make any more payouts.

- PLAN B - LIFE ANNUITY WITH FIVE, TEN OR 15 YEARS CERTAIN: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.

- PLAN C - LIFE ANNUITY -- INSTALLMENT REFUND: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

- PLAN D - JOINT AND LAST SURVIVOR LIFE ANNUITY -- NO REFUND: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

- PLAN E - PAYOUTS FOR A SPECIFIED PERIOD: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. If the original contract had a five-year withdrawal charge schedule, the discount rate we use in the calculation will vary between 5.27% and 6.77% depending on the applicable assumed investment rate. If the original contract had a seven-year withdrawal charge schedule, the discount rate we use in the calculation will vary between 5.02% and 6.52% depending on the applicable assumed investment rate. (See "Charges -- Withdrawal charge under Annuity Payout Plan E.") You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes.")

ANNUITY PAYOUT PLAN REQUIREMENTS FOR QUALIFIED ANNUITIES: If you purchased a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan that complies with your contract and with applicable law. Your contract describes you payout plan options. The options will meet certain IRS regulations governing required minimum distributions if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

- in equal of substantially equal payments over a period not longer than the life of the annuitant or over the life of the annuitant and designated beneficiary; or
- in equal or substantially equal payments over a period not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and a designated beneficiary; or
- over a period certain not longer than the life expectancy of the annuitant or over the life expectancy of the annuitant and designated beneficiary.

IF WE DO NOT RECEIVE INSTRUCTIONS: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

IF MONTHLY PAYOUTS WOULD BE LESS THAN $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

DEATH AFTER ANNUITY PAYOUTS BEGIN: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 55

TAXES

Generally, under current law, your contract has a tax-deferral feature. This means any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income normally are taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.

ANNUITY PAYOUTS UNDER NONQUALIFIED ANNUITIES: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.

QUALIFIED ANNUITIES: When you use your contract to fund a retirement plan that is already tax deferred under the Code, the contract will not provide any necessary or additional tax deferral for that retirement plan.

Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement, or consult a tax advisor for more information about these distribution rules.

ANNUITY PAYOUTS UNDER QUALIFIED ANNUITIES (EXCEPT ROTH IRAs): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

WITHDRAWALS: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 59 1/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you make withdrawals from your contract before your plan specifies that you can receive payouts.

DEATH BENEFITS TO BENEFICIARIES UNDER NONQUALIFIED ANNUITIES: The death benefit under a contract is not tax exempt. Any amount your beneficiary receives that represents previously deferred earnings within the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments.

DEATH BENEFITS TO BENEFICIARIES UNDER QUALIFIED ANNUITIES: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he or she receives the payments. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met.

SPECIAL CONSIDERATIONS IF YOU SELECT EITHER THE BENEFIT PROTECTOR OR THE BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDERS: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report the benefits attributable to this rider on the death of you or annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

ANNUITIES OWNED BY CORPORATIONS, PARTNERSHIPS OR TRUSTS: For nonqualified annuities, any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax deferred.

PENALTIES: If you receive amounts from your contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

-  because of your death;
-  because you become disabled (as defined in the Code);
- if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary); or
- if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities).

For a qualified annuity, other exceptions may apply if you make withdrawals from your contract before you reach age 59 1/2.

--------------------------------------------------------------------------------
56 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

WITHHOLDING, GENERALLY: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full withdrawal) we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

Some states also may impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

TRANSFER OF OWNERSHIP OF A NONQUALIFIED ANNUITY: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

COLLATERAL ASSIGNMENT OF A NONQUALIFIED ANNUITY: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

IMPORTANT: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

TAX QUALIFICATION: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

VOTING RIGHTS

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

-  the reserve held in each subaccount for your contract; divided by
-  the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

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                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 57

SUBSTITUTION OF INVESTMENTS

We may substitute the funds in which the subaccounts invest if:

-  laws or regulations change;
-  the existing funds become unavailable; or
-  in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute the funds currently listed in this prospectus for other funds.

We may also:

-  add new subaccounts;
-  combine any two or more subaccounts;
-  make additional subaccounts investing in additional funds;
-  transfer assets to and from the subaccounts or the variable account; and
-  eliminate or close any subaccounts.

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

ABOUT THE SERVICE PROVIDERS

PRINCIPAL UNDERWRITER

American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its offices are located at 70100 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company, a financial services company headquartered in New York City.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American Enterprise Life.

ISSUER

American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC.

American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Its administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Its statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

American Enterprise Life pays cash compensation to the broker-dealers and insurance agencies who have entered into distribution agreements with American Enterprise Life and AEFA for the sale of contracts. This compensation will not result in any charge to contract owners or to the variable account in addition to the charges described in this prospectus. This cash compensation will not be more than 9.0% of the purchase payments it receives on the contracts. From time to time and in accordance with applicable laws and regulations we will pay or permit other promotional incentives, in cash or credit or other compensation.

LEGAL PROCEEDINGS

A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of the suits, RICHARD W. AND ELIZABETH J. THORESEN V. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK, which was commenced in Minnesota state court on Oct. 13, 1998. The action was brought by individuals who purchased an annuity in a qualified plan. They allege that the sale of annuities in tax-deferred contributory retirement investment plans (e.g., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount, including restitution of allegedly lost investment earnings and restoration of contract values.

In January 2000, AEFC reached an agreement in principle to settle the three class-action lawsuits described above. It is expected the settlement will provide $215 million of benefits to more than two million participants and for release by class members of all insurance and annuity market conduct claims dating back to 1985.
--------------------------------------------------------------------------------
58 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

In August, 2000 an action entitled LESA BENACQUISTO, DANIEL BENACQUISTO, RICHARD THORESEN, ELIZABETH THORESEN, ARNOLD MORK, ISABELLA MORK, RONALD MELCHERT AND SUSAN MELCHERT V. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN EXPRESS FINANCIAL ADVISORS, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK was commenced in the United States District Court for the District of Minnesota. The complaint put at issue various alleged sales practices and misrepresentations and allegations of violations of federal laws.

In September, 2000 the plaintiffs filed a consolidated complaint in State Court alleging the same claims as the previous actions.

On Oct. 2, 2000 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota entered an order conditionally certifying a class for settlement purposes, preliminarily approving the class settlement, directing the issuance of a class notice to the class and scheduling a hearing to determine the fairness of settlement for March, 2001.

On March 6, 2001 the District Court, Fourth Judicial District for the State of Minnesota, County of Hennepin and the United States District Court for the District of Minnesota heard oral arguments on plaintiffs' motions for final approval of the class action settlement. Six motions to intervene were filed together with objections to the proposed settlement. We are awaiting a final order from the court.

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE

SELECTED FINANCIAL DATA

The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.

                                     Three months ended                                  YEARS ENDED DEC. 31
(THOUSANDS)                    March 31, 2001    March 31, 2000      2000         1999           1998           1997          1996
------------------------------------------------------------------------------------------------------------------------------------
Net investment income            $  69,460        $   77,586     $  299,759   $  322,746    $  340,219    $  332,268     $  271,719
Net loss on investments            (18,542)           (2,425)           469        6,565        (4,788)         (509)        (5,258)
Other                                3,765             2,289         12,248        8,338         7,662         6,329          5,753
Total revenues                   $  54,863        $   77,450     $  312,476   $  337,649    $  343,093    $  338,088     $  272,214
Income before income taxes       $ (11,624)       $    9,978     $   38,452   $   50,662    $   36,421    $   44,958     $   35,735
Net income                       $  (7,637)       $    6,332     $   24,365   $   33,987    $   22,026    $   28,313     $   22,823
Total assets                     $4,617,668       $4,532,394     $4,652,221   $4,603,343    $4,885,621    $4,973,413     $4,425,837
------------------------------------------------------------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Three Months Ended March 31, 2001 Compared to Three Months Ended March 31, 2000:

Net loss was $7.6 million in the first quarter of 2001, compared to net income of $6.3 million in the first quarter of 2000. Loss before income taxes totaled $11.6 million in the first quarter 2001, compared with income of $10.0 million in the first quarter of 2000. This decline primarily reflects a net pre-tax loss of $18.5 from the write-down and sale of certain high-yield securities.

Total investment contract deposits received increased to $202 million in the first quarter of 2001, compared with $67 million in the first quarter of 2000. This increase is primarily due to an increase in variable annuity deposits received from sales.

Total revenues decreased to $54.9 million in the first quarter of 2001, compared with $77.5 million in the first quarter of 2000. The decrease is primarily due to net realized losses on investments and decreases in net investment income. Net investment income, the largest component of revenues, decreased 10% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $1.7 million in the first quarter of 2001, compared with $1.5 million in the first quarter of 2000, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 175% to $2.2 million in the first quarter of 2001, compared with $.8 million in the first quarter of 2000, reflecting an increase in separate account assets.

Net realized loss on investments was $18.5 million in the first quarter of 2001, compared with a net loss of $2.4 million in the first quarter of 2000. The increase in net realized losses was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 1% to $66.5 million in the first quarter of 2001, compared with $67.5 million in 2000. The largest component of expenses, interest credited on investment contracts, decreased $6.6 million to $42.5 million in the first quarter of 2001, compared to $49.1 in the first quarter of 2000, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $12.2 million, compared to $10.7 million in the first quarter of 2000. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 55% to $11.9 million in the first quarter of 2001, compared to $7.7 million in the first quarter of 2000. This increase is mainly due to higher technology costs related to growth initiatives.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 59

Three Months Ended March 31, 2000 Compared to Three Months Ended March 31, 1999:

Net income decreased 2% to $6.3 million in the first quarter of 2000, compared to $6.5 million in the first quarter of 1999. Earnings decline resulted primarily from weak equity markets and narrower spreads on the investment portfolio.

Total investment contract deposits received decreased to $67 million in the first quarter of 2000, compared with $71 million in the first quarter of 1999. This decrease is primarily due to a decrease in variable annuity deposits in 2000.

Total revenues decreased to $77.5 million in the first quarter of 2000, compared with $78.3 million in the first quarter of 1999. The decrease is primarily due to a decrease in net investment income. Net investment income, the largest component of revenues, decreased 4% from the same period of the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 25% to $1.5 million in the first quarter of 2000, compared with $1.2 million in the first quarter of 1999, reflecting an increase in annuity surrender charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 60% to $.8 million in the first quarter of 2000, compared with $.5 million in the first quarter of 1999, this reflects the increase in separate account assets.

Net realized loss on investments was $2.4 million in the first quarter of 2000, compared with a net loss of $3.8 million in 1999. The net realized loss was primarily due to losses on the sale and writedown of fixed maturity investments.

Total benefits and expenses decreased 1% to $67.5 million in the first quarter of 2000, compared with $68.3 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased $3.2 million to $49.1 million for the first quarter of 2000, compared to $52.3 million in the first quarter of 1999. This reflects a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $10.7 million, compared to $9.2 million in the first quarter of 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses increased 15% to $7.7 million in the first quarter of 2000, compared to $6.7 million in the first quarter of 1999. This increase is mainly due to higher technology costs related to growth initiatives.

DEC.31, 2000 COMPARED TO DEC. 31, 1999:


Net income decreased 29% to $24 million in 2000, compared to $34 million in 1999. Income before income taxes totaled $38 million in 2000, compared with $51 million in 1999. The decrease was primarily the result of lower net investment income of $300 million in 2000, compared with $323 million in 1999.

Total investment contract deposits received increased to $721 million in 2000, compared with $336 million in 1999. This increase is primarily due to an increase in variable annuity deposits in 2000.

Total revenues decreased to $312 million in 2000, compared with $338 million in 1999. The decrease is primarily due to decreases in net investment income and net realized gains on investments. Net investment income, the largest component of revenues, decreased 7% from the prior year, reflecting a decrease in investments owned and lower investment yields.

Policyholder and contractholder charges increased 13% to $6.9 million in 2000, compared with $6.1 million in 1999, reflecting an increase in annuity withdrawal charges. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 135% to $5.4 million in 2000, compared with $2.3 million in 1999, this reflects the increase in separate account assets.

Net realized gain on investments was $0.5 million in 2000, compared with $6.6 million in 1999. The decrease in net realized gains was primarily due to the loss on sale and writedowns of fixed maturity investments.

Total benefits and expenses decreased 5% to $274 million in 2000, compared with $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $191 million, reflecting a decrease in fixed annuities in force and lower crediting rates. Amortization of deferred policy acquisition costs increased to $48 million, compared to $43 million in 1999. This increase was due primarily to increased aggregate amounts in force.

Other operating expenses remained steady at $35 million in 2000.


DEC.31, 1999 COMPARED TO DEC.31, 1998:


Net income increased 54% to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

--------------------------------------------------------------------------------
60 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5% from the prior year, reflecting decreases in investments owned and investment yields.

Contractholder charges decreased 5% to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. American Enterprise Life receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77% to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46% to $35 million in 1999, compared to $24 million in 1998. This increase primarily reflects technology costs related to growth initiatives.

RISK MANAGEMENT

The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

American Enterprise Life primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. American Enterprise Life does not invest in securities to generate trading profits.

American Enterprise Life has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.


The negative effect on American Enterprise Life's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at Dec. 31, 2000, would be approximately $4.6 million.


LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of American Enterprise Life are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

American Enterprise Life has an available line of credit with AEFC aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at Dec. 31, 2000. At Dec. 31, 2000, outstanding reverse repurchase agreements totaled $25 million.

At Dec. 31, 2000, investments in fixed maturities comprised 80% of American Enterprise Life's total invested assets. Of the fixed maturity portfolio, approximately 30% is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 61

At Dec. 31, 2000, approximately 15% of American Enterprise Life's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. American Enterprise Life has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

At Dec. 31, 2000, net unrealized depreciation on fixed maturities held to maturity included $10.7 million of gross unrealized appreciation and $17.8 million of gross unrealized depreciation. Net unrealized depreciation on fixed maturities available for sale included $30.2 million of gross unrealized appreciation and $125.6 million of gross unrealized depreciation.

At Dec. 31, 2000, American Enterprise Life had an allowance for losses for mortgage loans totaling $3.3 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. American Enterprise Life established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. American Enterprise Life has also estimated the potential effect of future assessments on American Enterprise Life's financial position and results of operations and has established a reserve for such potential assessments.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of Dec. 31, 2000, American Enterprise Life's total adjusted capital was well in excess of the levels requiring regulatory attention.

RESERVES

In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.

INVESTMENTS

Of our total investments of $3,735,994 at Dec. 31, 2000, 27% was invested in mortgage-backed securities, 54% in corporate and other bonds, 19% in primary mortgage loans on real estate and less than 1% in other investments.

COMPETITION

We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. BEST'S INSURANCE REPORTS, Life-Health edition 2000, assigned us one of its highest classifications, A+ (Superior).

EMPLOYEES

As of Dec. 31, 2000, we had no employees.

PROPERTIES

We occupy office space in Minneapolis, MN, which is leased by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.

--------------------------------------------------------------------------------
62 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

STATE REGULATION

American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners. Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

DIRECTORS AND EXECUTIVE OFFICERS*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:

DIRECTORS

GUMER C. ALVERO
Born in 1967
Director, chairman of the board and executive vice president - Annuities since January 2001; vice president - Variable Annuities, AEFC, since April 1998; executive assistant to president/CEO, AEFC, from April 1996 to April 1998.

CAROL A. HOLTON
Born in 1952
Director, president and chief executive officer since January 2001; vice president - Third Party Distribution, AEFC, since April 1998; director - Distributor Services, AEFC, from September 1997 to April 1998; director - Business Systems and Operations, F&G Life, from July 1996 to August 1997.

PAUL S. MANNWEILER**
Born in 1949
Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.

TERESA J. RASMUSSEN
Born in 1956
Director, vice president, general counsel and secretary since December 2000; vice president and assistant general counsel, AEFC, since August 2000; assistant vice president, AEFC, from October 1995 to August 2000.

OFFICERS OTHER THAN DIRECTORS

LORRAINE R. HART
Born in 1951
Vice president - Investments since 1992; vice president - Insurance Investments, AEFC since 1998; and vice president - Investments, American Express Certificate Company since 1994.

STUART A. SEDLACEK
Born in 1957
Executive vice president since 1998; executive vice president - Assured Assets, 1994 to 1998; senior vice president and chief financial officer, AEFC, since 1998; vice president, AEFC, from September 1988 to 1998.

PHILIP C. WENTZEL
Born in 1961
Vice president and controller since 1998; director of financial reporting and analyses, AEFC, from 1992 to 1997.

DAVID L. YOWAN
Born in 1957
Vice president and treasurer since March 2001; senior vice president and assistant treasurer of American Express Company since January 1999; vice president and corporate treasurer, AEFC, since April 2001; senior portfolio and risk management officer for the North American Consumer Bank of Citigroup from August 1987 to January 1999.

* The address for all of the directors and principal officers is: 200 AXP Financial Center, Minneapolis, MN 55474 except for Mr. Mannweiler who is an independent director.
** Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 63

EXECUTIVE COMPENSATION

Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.

NAME OF INDIVIDUAL OR NUMBER IN GROUP                         POSITION HELD                            CASH COMPENSATION
Five most highly compensated executive officers as a group:                                                $8,138,209
Stephen W. Roszell                                            President and Chief Executive Officer
Richard W. Kling                                              Chairman of the Board
Lorraine R. Hart                                              Vice President - Investments
David M. Kuplic                                               Assistant Vice President - Investments
Stuart A. Sedlacek                                            Executive Vice President
All executive officers as a group (11)                                                                    $11,289,475

SECURITY OWNERSHIP OF MANAGEMENT

Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

EXPERTS

Ernst & Young LLP, independent auditors, have audited the financial statements of American Enterprise Life Insurance Company at Dec. 31, 2000 and 1999, and for each of the three years in the period ended Dec. 31, 2000, and the individual and combined statements of the segregated asset subaccounts of American Enterprise Variable Annuity Account as of Dec. 31, 2000 and for the periods indicated therein, as set forth in their reports. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
64 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
Balance sheet
March 31, 2001 (unaudited)
($ thousands, except share amounts)

Assets
Investments:
   Fixed maturities:
      Available for sale, at fair value
      (amortized cost: $2,938,428)                                   $2,983,792
   Mortgage loans on real estate                                        715,916
   Other investments                                                        918
-------------------------------------------------------------------------------
      Total investments                                               3,700,626
Cash and cash equivalents                                                78,310
Amounts due from brokers                                                  2,244
Accounts receivable                                                         893
Accrued investment income                                                48,281
Deferred policy acquisition costs                                       200,740
Deferred income taxes                                                    17,815
Other assets                                                              8,560
Separate account assets                                                 560,199
-------------------------------------------------------------------------------
      Total assets                                                   $4,617,668
===============================================================================

Liabilities and Stockholder's Equity
Liabilities:
   Future policy benefits:
      Fixed annuities                                                $3,536,944
      Universal life-type insurance                                           8
   Policy claims and other policyholders' funds                           5,291
   Amounts due to brokers                                                 2,077
   Other liabilities                                                     56,813
   Separate account liabilities                                         560,199
-------------------------------------------------------------------------------
      Total liabilities                                               4,161,332
Stockholder's equity:
   Capital stock, $150 par value per share;
   100,000 shares authorized, 20,000 shares
   issued and outstanding                                                 3,000
   Additional paid-in capital                                           281,872
   Accumulated other comprehensive loss:
      Net unrealized securities losses                                   (8,450)
      Net unrealized derivative losses                                  (27,987)
   Retained earnings                                                    207,901
-------------------------------------------------------------------------------
      Total stockholder's equity                                        456,336
-------------------------------------------------------------------------------
Total liabilities and stockholder's equity                           $4,617,668
===============================================================================

See accompanying notes.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 65

American Enterprise Life Insurance Company
Statements of income
Three months ended March 31, (unaudited) ($ thousands)      2001           2000

Revenues:
Policyholder and contractholder charges                $   1,746       $  1,476
Mortality and expense risk fees                            2,199            813
Net investment income                                     69,460         77,586
Net realized loss on investments                         (18,542)        (2,425)
--------------------------------------------------------------------------------
      Total revenues                                      54,863         77,450
-------------------------------------------------------------------------------

Benefits and expenses:
Interest credited on investment contracts                 42,473         49,052
Amortization of deferred policy acquisition costs         12,155         10,745
Other operating expenses                                  11,859          7,675
-------------------------------------------------------------------------------
      Total benefits and expenses                         66,487         67,472
-------------------------------------------------------------------------------
(Loss) income before income taxes                        (11,624)         9,978
Income taxes                                              (3,987)         3,646
-------------------------------------------------------------------------------
Net (loss) income                                      $  (7,637)      $  6,332
===============================================================================


See accompanying notes.

--------------------------------------------------------------------------------
66 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
Statements of cash flows

Three months ended March 31, (unaudited) ($ thousands)          2001        2000

Cash flows from operating activities:
Net (loss) income                                      $     (7,637)   $  6,332
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
   Change in accrued investment income                        6,660       2,481
   Change in accounts receivable                                (26)         (2)
   Change in other assets                                     2,791         (11)
   Change in deferred policy acquisition costs, net          (2,118)      4,306
   Change in policy claims and other policyholders'
   funds                                                     (4,004)     (4,317)
   Deferred income tax provision                             (5,077)     (1,883)
   Change in other liabilities                                5,225      12,723
   (Accretion of discount) amortization of premium, net         (58)        641
   Net realized loss on investments                          18,542       2,425
   Other, net                                                 4,514        (131)
-------------------------------------------------------------------------------
      Net cash provided by operating activities              18,812      22,564

Cash flows from investing activities:
Fixed maturities held to maturity:
    Maturities, sinking fund payments and calls                  --      10,022
Fixed maturities available for sale:
   Purchases                                                (39,196)     (1,496)
   Maturities, sinking fund payments and calls               49,904      58,318
   Sales                                                     76,926       5,495
Other investments, excluding policy loans:
   Purchases                                                 (1,696)     (1,388)
   Sales                                                      9,789      12,779
Change in amounts due from brokers                             (928)         --
Change in amounts due to brokers                            (22,310)        275
--------------------------------------------------------------------------------
      Net cash provided by investing activities              72,489      84,005

Cash flows from financing activities:
Activity related to universal life-type insurance and investment contracts:
   Considerations received                                  159,985      52,023
   Surrenders and death benefits                           (250,299)   (207,644)
   Interest credited to account balances                     42,471      49,052
-------------------------------------------------------------------------------
      Net cash used in financing activities                 (47,843)   (106,569)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents                    43,458          --
Cash and cash equivalents at beginning of period             34,852          --
-------------------------------------------------------------------------------
Cash and cash equivalents at end of period            $      78,310    $     --
===============================================================================


See accompanying notes.

--------------------------------------------------------------------------------
                         WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS 67

American Enterprise Life Insurance Company

Notes to Financial Statements

(unaudited)

($ thousands)

1. GENERAL

In the opinion of the management of American Enterprise Life Insurance Company (the Company), the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly its balance sheet as of March 31, 2001 and the related statements of income and cash flows for the three month periods ended March 31, 2001 and 2000.

2. NEW ACCOUNTING PRONOUNCEMENT

In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Derivatives that are not hedges must be adjusted to fair value through income.

Changes in the fair value of a derivative are recorded in income or directly to equity, depending on the instrument's designated use. For those derivative instruments that are designated and qualify as hedging instruments under SFAS 133, a company must designate the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. For derivative instruments not designated as hedging instruments per SFAS 133, changes in fair value are adjusted immediately through earnings. Currently, the Company does not carry derivatives that are designated or qualify as hedging instruments under SFAS No. 133.

Because of changes to the rules for hedging investments, the transition provisions of SFAS 133, as amended, permitted held-to-maturity securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to be reclassified at the date of adoption to available-for-sale or trading. The Company reclassified all held-to-maturity securities to available-for-sale upon adoption.

Prior to adopting SFAS No. 133, the Company's interest rate caps, floors and swaps qualified as cash flow hedges. The derivatives do not qualify for hedge accounting per SFAS No. 133. For "pre-existing" cash flow-type hedges, the transition adjustment upon adoption of SFAS No. 133 was reported in accumulated other comprehensive income (OCI) as a cumulative effect of an accounting change. This resulted in a decrease of $34,727 to other comprehensive income (OCI), net of tax. The Company estimates $7,500 of net derivative losses included in OCI will be reclassified into earnings within the next twelve months. The adoption of SFAS No. 133 did not have a significant impact on the Company's results of operations.

3. COMPREHENSIVE INCOME

Total comprehensive income (loss) was $18,022 and ($4,551) for the three months ended March 31, 2001 and 2000, respectively.

                                                March 31, 2001    March 31, 2000
Net (Loss) Income                                 $  (7,637)       $   6,332
Other comprehensive loss
   Unrealized gains on available-for-sale
    securities, net of tax                           53,646          (10,883)
   Net unrealized loss on derivative instruments,
   net of tax                                       (27,987)              --
--------------------------------------------------------------------------------
Total comprehensive income                        $  18,022        $  (4,551)
--------------------------------------------------------------------------------

4. INCOME TAXES

The Company's effective income tax rate was 34.3% for the three months ended March 31, 2001 compared to 36.5% for the three months ended March 31, 2000. The net impact of changes in state tax rules for certain states had a favorable impact on the effective tax rate for the Company.


--------------------------------------------------------------------------------
68 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 2000 and 1999, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.










/S/ Ernst & Young LLP
    Ernst & Young LLP
February 8, 2001
Minneapolis, Minnesota

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Balance sheets
December 31, ($ thousands, except share amounts)         2000           1999

Assets

Investments:
     Fixed maturities:
         Held to maturity, at amortized cost
            (fair value: 2000, $927,031;
            1999, $984,103)                             $  934,091   $1,006,349
         Available for sale, at fair value
            (amortized cost: 2000, $2,163,906;
            1999, $2,411,799)                            2,068,487    2,304,487
                                                         ---------    ---------
                                                         3,002,578    3,310,836
     Mortgage loans on real estate                         724,009      785,253
     Other investments                                       9,407       11,470
                                                             -----       ------
            Total investments                            3,735,994    4,107,559
Cash and cash equivalents                                   34,852           --
Amounts due from brokers                                     1,316           --
Accounts receivable                                            867          316
Accrued investment income                                   54,941       56,676
Deferred policy acquisition costs                          198,622      180,288
Deferred income taxes                                       26,350       37,501
Other assets                                                 9,969            9
Separate account assets                                    589,310      220,994
                                                           -------      -------
            Total assets                                $4,652,221   $4,603,343
                                                        ==========   ==========

Liabilities and stockholder's equi1ty
Liabilities:
     Future policy benefits for:
         Fixed annuities                                $3,584,784   $3,921,513
         Universal life-type insurance                          10           --
     Policy claims and other policyholders' funds            9,295       12,097
     Amounts due to brokers                                 24,387       25,215
     Other liabilities                                       6,326       17,436
     Separate account liabilities                          589,310      220,994
                                                           -------      -------
            Total liabilities                            4,214,112    4,197,255
Commitments and contingencies
Stockholder's equity:
     Capital stock, $100 par value per share;
         100,000 shares authorized, 20,000 shares
         issued and outstanding                              2,000        2,000
     Additional paid-in capital                            282,872      282,872
     Accumulated other comprehensive loss:
         Net unrealized securities losses                  (62,097)     (69,753)
     Retained earnings                                     215,334      190,969
                                                           -------      -------
            Total stockholder's equity                     438,109      406,088
                                                           -------      -------
Total liabilities and stockholder's equity              $4,652,221   $4,603,343
                                                        ==========   ==========

See accompanying notes.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of income

Years ended December 31, ($ thousands)                2000      1999      1998

Revenues:
Net investment income                              $299,759  $322,746  $340,219
Policyholder and contractholder charges               6,865     6,069     6,387
Mortality and expense risk fees                       5,383     2,269     1,275
Net realized gain (loss) on investments                 469     6,565    (4,788)
                                                        ---     -----    ------
     Total revenues                                 312,476   337,649   343,093
                                                    -------   -------   -------

Benefits and expenses:
Interest credited on investment contracts           191,040   208,583   228,533
Amortization of deferred policy acquisition costs    47,676    43,257    53,663
Other operating expenses                             35,308    35,147    24,476
                                                     ------    ------    ------
     Total benefits and expenses                    274,024   286,987   306,672
                                                    -------   -------   -------
Income before income taxes                           38,452    50,662    36,421
Income taxes                                         14,087    16,675    14,395
                                                     ------    ------    ------
Net income                                         $ 24,365  $ 33,987  $ 22,026
                                                   ========  ========  ========


See accompanying notes.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------


Statements of stockholder's equity

                                                                                                      Accumulated
                                                                                                        Other
                                                           Total                      Additional    Comprehensive
                                                       Stockholder's     Capital        Paid-In     (Loss) Income,     Retained
Three years ended December 31, ($ thousands)              Equity          Stock        Capital        Net of Tax       Earnings

Balance, January 1, 1998                                $ 469,344         $2,000       $282,872    $    49,516         $134,956
Comprehensive income:
     Net income                                            22,026             --             --             --           22,026
     Unrealized holding losses arising
         during the year, net of taxes of $3,400           (6,314)            --             --         (6,314)              --
     Reclassification adjustment for losses
         included in net income,
         net of tax of ($588)                               1,093             --             --          1,093               --
                                                            -----          -----          -----          -----            -----
Other comprehensive loss                                   (5,221)            --             --         (5,221)              --
                                                           ------          -----          -----         ------            -----
Comprehensive income:                                      16,805
                                                           ------

Balance, December 31, 1998                                486,149          2,000        282,872         44,295          156,982
Comprehensive loss:
     Net income                                            33,987             --             --             --           33,987
     Unrealized holding losses arising
         during the year, net of taxes of $59,231        (110,001)            --             --       (110,001)              --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $2,179                              (4,047)            --             --         (4,047)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive loss                                 (114,048)            --             --       (114,048)              --
                                                         --------          -----          -----       --------            -----
Comprehensive loss                                        (80,061)
                                                          -------

Balance, December 31, 1999                                406,088          2,000        282,872        (69,753)         190,969
Comprehensive income:
     Net income                                            24,365             --             --             --           24,365
     Unrealized holding gains arising
         during the year, net of taxes of $(4,812)          8,937             --             --          8,937               --
     Reclassification adjustment for gains
         included in net income,
         net of tax of $690                                (1,281)            --             --         (1,281)              --
                                                           ------          -----          -----         ------            -----
Other comprehensive income                                  7,656             --             --          7,656               --
                                                            -----          -----          -----          -----            -----
Comprehensive income                                       32,021
                                                           ------
Balance, December 31, 2000                              $ 438,109         $2,000       $282,872    $   (62,097)        $215,334
                                                        =========         ======       ========    ===========         ========

See accompanying notes.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows

Years ended December 31, ($ thousands)                                                2000                1999                1998

Cash flows from operating activities:
Net income                                                                       $  24,365           $  33,987           $  22,026
Adjustments to reconcile net income
to net cash (used in) provided by operating activities:
     Change in accrued investment income                                             1,735               5,064              (2,152)
     Change in accounts receivable                                                    (551)               (102)                349
     Change in deferred policy acquisition costs, net                              (18,334)             16,191              28,022
     Change in other assets                                                         (9,960)                 34                  74
     Change in policy claims and other policyholders' funds                         (2,802)              4,708              (3,939)
     Deferred income tax provision (benefit)                                         7,029                 711              (9,591)
     Change in other liabilities                                                   (11,110)             (7,064)              7,595
     Amortization of premium, net                                                    2,682               2,315                 122
     Net realized (gain) loss on investments                                          (469)             (6,565)              4,788
     Other, net                                                                       (233)             (1,562)              2,544
                                                                                      ----              ------               -----
         Net cash (used in) provided by operating activities                        (7,648)             47,717              49,838

Cash flows from investing activities:
Fixed maturities held to maturity:
     Maturities                                                                     65,716              65,705              73,601
     Sales                                                                           5,128               8,466              31,117
Fixed maturities available for sale:
     Purchases                                                                    (101,665)           (593,888)           (298,885)
     Maturities                                                                    171,297             248,317             335,357
     Sales                                                                         176,296             469,126              48,492
Other investments:
     Purchases                                                                      (1,388)            (28,520)           (161,252)
     Sales                                                                          65,978              57,548              78,681
Change in amounts due from brokers                                                  (1,316)                 --                  --
Change in amounts due to brokers                                                      (828)            (29,132)             19,412
                                                                                      ----             -------              ------
         Net cash provided by investing activities                                 379,218             197,622             126,523

Cash flows from financing activities:
Activity related to universal life type insurance and investment contracts:
     Considerations received                                                       398,462             299,899             302,158
     Surrenders and other benefits                                                (926,220)           (753,821)           (707,052)
     Interest credited to account balances                                         191,040             208,583             228,533
                                                                                   -------             -------             -------
         Net cash used in financing activities                                    (336,718)           (245,339)           (176,361)
                                                                                  --------            --------            --------
Net increase in cash and cash equivalents                                           34,852                  --                  --
Cash and cash equivalents at beginning of year                                          --                  --                  --
                                                                                      ----                ----                ----
Cash and cash equivalents at end of year                                         $  34,852           $      --           $      --
                                                                                 =========           =========           =========
See accompanying notes.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Notes to Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of business
American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis. Immediate annuities and variable universal life are offered as well. The Company distributes its products through financial institutions and unbranded independent financial advisors.

Basis of presentation
The Company is a  wholly-owned  subsidiary  of IDS Life  Insurance  Company (IDS
Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments
Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities and marketable equity securities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

Realized investment gain or loss is determined on an identified cost basis.

Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

When evidence indicates a decline, which is other than temporary, in the underlying value or earning power of individual investments, such investments are written down to the fair value by a charge to income.

Mortgage loans on real estate are carried at amortized cost less a reserve for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

Impairment  of mortgage  loans is measured as the excess of the loan's  recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses. The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments. Amounts paid or received under interest rate swap agreements are recognized as an adjustment to investment income.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Statements of cash flows
The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                    2000        1999         1998
Cash paid during the year for:
Income taxes                     $14,861     $22,007      $19,035
Interest on borrowings             1,073       2,187        5,437

Recognition of profits on annuity contracts
Profits on fixed and variable deferred annuities are recognized by the Company over the lives of the contracts, using primarily the interest method. Profits on fixed annuities represent the excess of investment income earned from investment of contract considerations over interest credited to contract owners and other expenses. Profits on variable annuities represent the excess of contractholder charges over the costs of benefits provided and other expenses.

The retrospective deposit method is used in accounting for fixed and variable universal life-type insurance. Under this method, profits are recognized over the lives of the policies in proportion to the estimated gross profits expected to be realized.

Policyholder and contractholder charges include surrender charges and fees collected regarding the issue and administration of annuity contracts.

Deferred policy acquisition costs
The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For variable universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 2000, unlocking adjustments resulted in a net increase in amortization of $1.5 million. Net unlocking adjustments in 1999 were not significant. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million.

Liabilities for future policy benefits
Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

Liabilities for fixed annuities in a benefit status are based on established industry mortality tables and interest rates ranging from 5% to 9.5%, depending on year of issue.

Federal income taxes
The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

Included in other liabilities at December 31, 2000 and 1999 are $9,944 and $2,147, receivable from and payable to, respectively, IDS Life for federal income taxes.

Separate account business
The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

Accounting changes
In June 1998, the Financial Accounting Standards Board (FASB) issued, and subsequently amended, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the company adopted on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including some embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative will be recorded in income or directly to equity, depending on the instrument's designated use.

A one-time opportunity to reclassify held-to-maturity investments to available-for-sale is allowed without tainting the remaining securities in the held-to-maturity portfolio. The Company has elected to take this opportunity to reclass its held-to-maturity investments to available-for-sale.

As of January 1, 2001, the cumulative impact of applying the Statement's accounting requirements will not have a significant impact on the Company's financial position or results of operations.

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," superceding SFAS No. 125. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The company does not expect SFAS No. 140 to have a material impact on the company's financial position or results of operations.

In July 2000, the FASB's Emerging Issues Task Force (EITF) issued a consensus on Issue 99-20, "Recognition of Interest Income and Impairment on Purchased Beneficial Interests in Securitized Financial Assets." The consensus must be adopted for fiscal quarters beginning after March 15, 2001, with earlier adoption permitted. Issue 99-20 prescribes new procedures for recording interest income and measuring impairment on retained and purchased beneficial interests. Application of the provisions of the consensus will not have a material impact on the Company's financial position or results of operations.

Reclassifications
Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.

2. INVESTMENTS
Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 2000 are as follows:

                                                  Gross      Gross
                                    Amortized  unrealized  unrealized     Fair
Held to maturity                      cost        gains      losses       value
U.S. Government agency obligations   $  6,949    $    26    $     55  $    6,920
State and municipal obligations         2,101          1          --       2,102
Corporate bonds and obligations       773,630      9,876      17,470     766,036
Mortgage-backed securities            151,411        801         239     151,973
                                      -------        ---         ---     -------
                                     $934,091    $10,704    $ 17,764  $  927,031
                                     ========    =======    ========  ==========
Available for sale
U.S. Government agency obligations $    5,154    $   284    $     --  $    5,438
State and municipal obligations         2,250          5          --       2,255
Corporate bonds and obligations     1,319,781     19,103     123,865   1,215,019
Mortgage-backed securities            836,721     10,780       1,726     845,775
                                      -------     ------       -----     -------
                                   $2,163,906    $30,172    $125,591  $2,068,487
                                   ==========    =======    ========  ==========

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                   Gross       Gross
                                    Amortized   unrealized  unrealized    Fair
Held to maturity                      cost         gains      losses      value
U.S. Government agency obligations $    7,514     $   23    $   431   $    7,106
State and municipal obligations         3,002         44         --        3,046
Corporate bonds and obligations       816,826      5,966     23,311      799,482
Mortgage-backed securities            179,007        296      4,834      174,469
                                      -------        ---      -----      -------
                                   $1,006,349     $6,329    $28,576   $  984,103
                                   ==========     ======    =======   ==========
Available for sale
U.S. Government agency obligations $    2,047     $   --    $     47  $    1,999
State and municipal obligations         2,250         --         190       2,060
Corporate bonds and obligations     1,419,150      7,445      90,703   1,335,892
Mortgage-backed securities            988,352      1,929      25,746     964,536
                                      -------      -----      ------     -------
                                   $2,411,799     $9,374    $116,686  $2,304,487
                                   ==========     ======    ========  ==========

The amortized cost and fair value of investments in fixed maturities at December 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     Amortized                    Fair
Held to maturity                       cost                       value
Due from one to five years            $405,375                  $402,691
Due from five to ten years             321,802                   317,320
Due in more than ten years              55,503                    55,047
Mortgage-backed securities             151,411                   151,973
                                       -------                   -------
                                      $934,091                  $927,031
                                      ========                  ========

                                    Amortized                     Fair
Available for sale                     cost                       value
Due from one to five years          $   61,851                $   67,514
Due from five to ten years             965,579                   878,853
Due in more than ten years             299,755                   276,345
Mortgage-backed securities             836,721                   845,775
                                       -------                   -------
                                    $2,163,906                $2,068,487
                                    ==========                ==========


During the years ended December 31, 2000, 1999 and 1998, fixed maturities classified as held to maturity were sold with amortized cost of $5,128, $8,466 and $31,117, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

In addition, fixed maturities available for sale were sold during 2000 with proceeds of $176,296 and gross realized gains and losses of $3,488 and $1,516 respectively. Fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147, respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively.

At December 31, 2000, bonds carried at $3,259 were on deposit with various states as required by law.

At December 31, 2000, investments in fixed maturities comprised 80 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $463 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

Rating                             2000       1999
Aaa/AAA                       $  998,333   $1,168,144
Aaa/AA                             1,000           --
Aa/AA                             34,535       42,859
Aa/A                              59,569       52,416
A/A                              367,643      422,668
A/BBB                            121,028      189,072
Baa/BBB                          989,301      995,152
Baa/BB                            67,156       64,137
Below investment grade           459,432      483,700
                                 -------      -------
                              $3,097,997   $3,418,148
                              ==========   ==========

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

At December 31, 2000, approximately 92 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

At December 31, 2000, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                              December 31, 2000             December 31, 1999
                          On balance    Commitments      On balance  Commitments
Region                       sheet      to purchase         sheet    to purchase
South Atlantic              $172,349       $--             $194,325      $   --
Middle Atlantic              106,376        --              118,699          --
East North Central           122,354        --              126,243          --
Mountain                     100,208        --              103,751          --
West North Central           110,669        --              125,891         513
New England                   39,877        --               43,345         802
Pacific                       38,559        --               41,396          --
West South Central            30,172        --               31,153          --
East South Central             6,749        --                7,100          --
                               -----     -----                -----       -----
                             727,313        --              791,903       1,315
Less allowance for losses      3,304        --                6,650          --
                               -----     -----                -----       -----
                            $724,009       $--             $785,253      $1,315
                            ========       ===             ========      ======

                              December 31, 2000            December 31, 1999
                          On balance   Commitments       On balance  Commitments
Property type                sheet     to purchase          sheet    to purchase
Department/retail stores    $214,927        $--            $232,449      $1,315
Apartments                   152,906         --             181,346          --
Office buildings             191,767         --             202,132          --
Industrial buildings          80,330         --              83,186          --
Hotels/Motels                 41,977         --              43,839          --
Medical buildings             29,173         --              32,284          --
Nursing/retirement homes       6,471         --               6,608          --
Mixed Use                      9,762         --              10,059          --
                               -----      -----              ------       -----
                             727,313         --             791,903       1,315
Less allowance for losses      3,304         --               6,650          --
                               -----      -----               -----       -----
                            $724,009        $--            $785,253      $1,315
                            ========        ===            ========      ======

Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

At December 31, 2000 and 1999, the Company's recorded investment in impaired loans was $9,014 and $5,200, respectively, with allowances of $500 and $1,250, respectively. During 2000 and 1999, the average recorded investment in impaired loans was $4,684 and $5,399, respectively.

The  Company  recognized  $221,  $136 and $251 of  interest  income  related  to
impaired  loans  for  the  years  ended  December  31,  2000,   1999  and  1998,
respectively.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The following table presents changes in the allowance for investment losses related to all loans:

                                              2000        1999         1998
Balance, January 1                            $6,650     $8,500       $3,718
(Reduction) provision for investment losses   (3,346)    (1,850)       4,782
                                              ------     ------        -----
Balance, December 31                          $3,304     $6,650       $8,500
                                              ======     ======       ======

At December 31, 2000 the Company had no commitments to purchase investments.

Net investment income for the years ended December 31 is summarized as follows:

                                  2000          1999             1998
Interest on fixed maturities    $237,201      $265,199         $285,260
Interest on mortgage loans        59,686        63,721           65,351
Interest on cash equivalents       1,136           534              137
Other                              5,693        (1,755)          (2,493)
                                   -----        ------           ------
                                 303,716       327,699          348,255
Less investment expenses           3,957         4,953            8,036
                                   -----         -----            -----
                                $299,759      $322,746         $340,219
                                ========      ========         ========

Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                  2000         1999           1998
Fixed maturities                $ (2,877)     $ 4,715        $    28
Mortgage loans                     3,346       (1,650)        (4,816)
                                   -----       ------         ------
                                $    469      $ 3,065        $(4,788)
                                ========      =======        =======

Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                        2000          1999          1998
Fixed maturities available for sale    $11,894     $(175,458)     $(8,032)

3. INCOME TAXES
The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

The  income  tax  expense  for the years  ended  December  31,  consists  of the following:
                                2000        1999           1998
Federal income taxes:
Current                        $ 6,170      $15,531       $23,227
Deferred                         7,029          711        (9,591)
                                 -----          ---        ------
                                13,199       16,242        13,636
State income taxes-- current       888          433           759
                                   ---          ---           ---
Income tax expense             $14,087      $16,675       $14,395
                               =======      =======       =======

Increases  (decreases) to the federal income tax provision  applicable to pretax income  based on the  statutory  rate,  for the years  ended  December  31,  are attributable to:
                                                           2000                   1999                   1998
                                                   Provision   Rate       Provision    Rate      Provision   Rate
Federal income taxes based on the statutory rate     $13,458   35.0%      $17,731     35.0%       $13,972   35.0%
Increases (decreases) are attributable to :
     Tax-excluded interest                                (4)    --           (14)      --            (35)  (0.1)
     State tax, net of federal benefit                   578    1.5           281      0.5            493    1.2
Other, net                                                55    0.1        (1,323)    (2.6)           (35)    --
                                                          --    ---        ------     ----            ---    ---
Total income taxes                                   $14,087   36.6%      $16,675     32.9%       $14,395   36.1%
                                                     =======   ====       =======     ====        =======   ====

Significant   components  of  the  Company's  deferred  income  tax  assets  and liabilities as of December 31 are as follows:

Deferred income tax assets:                         2000            1999
Policy reserves                                    $40,242          $46,243
Unrealized losses on investments                    31,441           39,678
Other                                                6,208            1,070
                                                     -----            -----
     Total deferred income tax assets               77,891           86,991
                                                    ------           ------
Deferred income tax liabilities:
Deferred policy acquisition costs                   51,541           49,490
                                                    ------           ------
     Total deferred income tax liabilities          51,541           49,490
                                                    ------           ------
     Net deferred income tax assets                $26,350          $37,501
                                                   =======          =======

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4. STOCKHOLDER'S EQUITY
Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $31,152 and $58,223 as of December 31, 2000 and 1999, respectively. In addition, dividends in excess of $nil would require approval by the Insurance Department of the state of Indiana.

Statutory net (loss) income for the years ended December 31 and statutory capital and surplus as of December 31, are summarized as follows:

                                  2000          1999         1998
Statutory net (loss) income     $(11,928)    $ 15,241      $ 37,902
Statutory capital and surplus    315,930      343,094       330,588

The National Association of Insurance Commissioners (NAIC) revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The state of Indiana has adopted the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the Company uses to prepare their statutory-basis financial statements. Management believes these changes will not adversely impact the Company's statutory-basis capital and surplus as of January 1, 2001.

5. RELATED PARTY TRANSACTIONS
The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $6,489 and $8,258 at December 31, 2000 and 1999, respectively. The interest rate swap is an off balance sheet transaction.

The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $45,191, $38,931 and $28,482 for the years ended December 31, 2000, 1999 and 1998, respectively. Certain of these costs are included in deferred policy acquisition costs.

6. LINES OF CREDIT
The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 2000 or 1999.

7. DERIVATIVE FINANCIAL INSTRUMENTS
The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.

American Enterprise Life Insurance Company
-------------------------------------------------------------------------------

The Company's holdings of derivative financial instruments are as follows:

                             Notional    Carrying        Fair       Total credit
December 31, 2000             amount      amount         value        exposure
Assets:
     Interest rate caps     $  500,000     $2,037      $    414       $    414
     Interest rate floors    2,000,000      6,489        13,185         13,185
Off balance sheet:
     Interest rate swaps     2,000,000         --       (51,369)       (51,369)
                             ---------     ------       -------        -------
                                           $8,526      $(37,770)      $(37,770)
                                           ======      ========       ========

                             Notional    Carrying       Fair       Total credit
December 31, 1999             amount      amount        value        exposure
Assets:
     Interest rate caps     $  900,000   $  3,212       $ 4,437         $ 4,437
     Interest rate floors    2,000,000      8,258         2,251           2,251
Off balance sheet:
     Interest rate swaps     2,000,000         --        18,274          18,274
                             ---------      -----        ------          ------
                                          $11,470       $24,962         $24,962
                                          =======       =======         =======

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2001 to 2006.

Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.


8. FAIR VALUES OF FINANCIAL INSTRUMENTS
The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                               December 31, 2000          December 31, 1999
                                              Carrying      Fair         Carrying        Fair
Financial Assets                               amount       value          amount       value
Investments:
Fixed maturities (Note 2):
     Held to maturity                       $  934,091   $  927,031     $1,006,349   $  984,103
     Available for sale                      2,068,487    2,068,487      2,304,487    2,304,487
Mortgage loans on real estate (Note 2)         724,009      740,992        785,253      770,095
Derivative financial instruments (Note 7)        8,526      (37,770)        11,470       24,962
Separate account assets (Note 1)               589,310      589,310        220,994      220,994
Cash and cash equivalents                       34,852       34,852             --           --

Financial Liabilities
Future policy benefits for fixed annuities  $3,567,085   $3,480,270     $3,905,849   $3,778,945
Separate account liabilities                   589,310      567,989        220,994      209,942
                                               -------      -------        -------      -------

At December 31, 2000 and 1999, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $17,699 and $15,633, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 2000 and 1999.

The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 2000 and 1999.

9. COMMITMENTS AND CONTINGENCIES
In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits related to the sales of insurance and annuity products, anticipated to provide for approximately $215 million of benefits. The Company had been named as a co-defendant in one of these lawsuits. In September 2000, the court gave preliminary approval to the proposed settlement and AEFC has mailed notices to all of the over two million class members. A fairness hearing is scheduled for March 2001, with final approval anticipated in the second quarter, pending any legal appeals. The anticipated costs of settlement remain unchanged from 1999. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results of operations. The agreement also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies, including final court approval.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

Performance Information ............................................  3
Calculating Annuity Payouts ........................................ 21


Rating Agencies .................................................... 22
Principal Underwriter .............................................. 22
Independent Auditors ............................................... 22
Condensed Financial Information (Unaudited) ........................ 23


Financial Statements

--------------------------------------------------------------------------------
82 WELLS FARGO ADVANTAGE VARIABLE ANNUITY -- PROSPECTUS

American Enterprise
Life Insurance Company                                  (American Express logo)
829 AXP Financial Center
Minneapolis, MN 55474
(800)333-3437


                                                                44223 E (7/01)

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         The expenses of the issuance and distribution of the interests in the Guarantee Period Accounts of the Contract to be registered, other than commissions on sales of the Contracts, are to be borne by the registrant.

Item 14. Indemnification

           The By-Laws of the depositor provide that the Corporation shall have the power to indemnify a director, officer, agent or employee of the Corporation pursuant to the provisions of applicable statues or pursuant to contract.

           The Corporation may purchase and maintain insurance on behalf of any director, officer, agent or employee of the Corporation against any liability asserted against or incurred by the director, officer, agent or employee in such capacity or arising out of the director's, officer's, agent's or employee's status as such, whether or not the Corporation would have the power to indemnify the director, officer, agent or employee against such liability under the provisions of applicable law.

           The By-Laws of the depositor provide that it shall indemnify a director, officer, agent or employee of the depositor pursuant to the provisions of applicable statutes or pursuant to contract.

           Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

         None

Item 16. Exhibits and Financial Statement Schedules

(a)      Exhibits

1.       Not applicable.

2.       Not applicable.

3.1 Amendment and Restatement of Articles of Incorporation of American Enterprise Life dated July 29, 1986, filed electronically as Exhibit 6.1 to American Enterprise Life Personal Portfolio Plus 2's Initial Registration Statement No. 33-54471, filed on or about July 5, 1994, is incorporated by reference.

3.2    Amended By-laws of American Enterprise Life, filed electronically as
       Exhibit 6.2 to American Enterprise Life Personal Portfolio Plus 2's Initial Registration Statement No. 33-54471, filed on or about July 5, 1994, is incorporated by reference.

3.3 Consent in writing in lieu of a meeting of the Board of Directors of American Enterprise Life Insurance Company establishing the American Enterprise MVA Account dated Aug. 18, 1999, filed electronically as
       Exhibit 3.3 to Registrant's Initial Registration Statement No. 333-86297, filed on or about Aug. 31, 1999, is incorporated by reference.

4.1 Form of Deferred Annuity Contract for the American Express(R) Signature One Variable Annuity (form 240180), filed electronically as
       Exhibit 4.1 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Dec. 7, 1999, is incorporated by reference.

4.2 Form of Deferred Annuity Contract for the Wells Fargo Advantage(SM) Variable Annuity (form 44209), filed electronically as Exhibit 4.1 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.3 Form of Deferred Annuity Contract for the Wells Fargo Advantage(SM) Builder Variable Annuity (form 44210), filed electronically as Exhibit
       4.2 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.4 Form of Deferred Annuity Contract for the American Express New Solutions(SM) Variable Annuity (form 240343) filed electronically as
       Exhibit 4.1 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-92297 on Form N-4, filed on or about Feb. 11, 2000, is incorporated by reference.

4.5 Form of Deferred Annuity Contract for American Express Signature Variable Annuity (R) (form 43431) filed electronically as Exhibit 4.1 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on form N-4, filed on or about Aug. 4, 1999, is incorporated by reference.

4.6 Form of Enhanced Death Benefit Rider for the Wells Fargo Advantage(SM) Variable Annuity and the Wells Fargo Advantage(SM) Builder Variable Annuity (form 44213), filed electronically as Exhibit 4.3 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.7 Form of Guaranteed Minimum Income Benefit Rider for the American Express Signature Variable Annuity (R) and the American Express(R) Signature One Variable Annuity (6% Accumulation Benefit Base) (form 240186), filed electronically as Exhibit 4.2 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 3 to Registration Statement No. 333-85567 on form N-4, filed on or about Feb. 11, 2000, is incorporated by reference.

4.8 Form of Guaranteed Minimum Income Benefit Rider for the American Express New Solutions(SM) Variable Annuity (form 240350), filed electronically as
       Exhibit 4.4 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-92297 on Form N-4, filed on or about Feb. 11, 2000, is incorporated by reference.

4.9 Form of Guaranteed Minimum Income Benefit Rider for the Wells Fargo Advantage(SM) Variable Annuity and the Wells Fargo Advantage(SM) Builder Variable Annuity (form 44214), filed electronically as Exhibit 4.4 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.10 Form of 5% Accumulation Death Benefit Rider for the American Express Signature Variable Annuity(R) and the American Express Signature One Variable Annuity(SM) (form 240183), filed electronically as Exhibit 4.3 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Dec. 8, 1999, is incorporated by reference.

4.11 Form of Value Option Return of Purchase Payment Death Benefit Rider for the American Express (R) Signature One Variable Annuity (form 240182), filed electronically as Exhibit 4.11 to Registrant's Post-Effective Amendment No. 6 to Registration Statement No. 333-86297 on form S-1, filed on or about May 1, 2000, is incorporated by reference.

4.12 Form of 8% Performance Credit Rider for the American Express Signature Variable Annuity(R) and the American Express(R) Signature One Variable Annuity (form 240187), filed electronically as Exhibit 4.4 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 2 to Registration Statement No. 333-85567 on form N-4, filed on or about Dec. 30, 1999, is incorporated by reference.

4.13 Form of Performance Credit Rider for the American Express New Solutions(SM) Variable Annuity (form 240349), filed electronically as
       Exhibit 4.2 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-92297 on Form N-4, filed on or about Feb. 11, 2000, is incorporated by reference.

4.14 Form of Roth IRA Endorsement for the Wells Fargo Advantage(SM) Variable Annuity, Wells Fargo Advantage(SM) Builder Variable Annuity, American Express Signature Variable Annuity(R), American Express(R) Signature One Variable Annuity and American Express New Solutions (SM) Variable Annuity (form 43094), filed electronically as Exhibit 4.2 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on form N-4, filed on or about Aug. 4, 1999, incorporated by reference.

4.15 Form of SEP-IRA for the Wells Fargo Advantage(SM) Variable Annuity, Wells Fargo Advantage(SM) Builder Variable Annuity, and American Express (R) Signature One Variable Annuity (form 43412), filed electronically as
       Exhibit 4.3 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-72777 on form N-4, filed on or about July 8, 1999, is incorporated by reference.

4.16 Form of SEP-IRA for the American Express Signature Variable Annuity(R) and the American Express New Solutions(SM) Variable Annuity (form 43433) filed electronically as Exhibit 4.3 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on form N-4, filed on or about Aug. 4, 1999, is incorporated by reference.

4.17 Form of Disability Waiver of Withdrawal Charges Rider for the Wells Fargo Advantage(SM) Variable Annuity and the Wells Fargo Advantage(SM) Builder Variable Annuity (form 44215), filed electronically as Exhibit 4.5 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.18 Form of Unemployment Waiver of Withdrawal Charges Rider for the Wells Fargo Advantage(SM) Variable Annuity and the Wells Fargo Advantage(SM) Builder Variable Annuity (form 44216), to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.19 Form of TSA Endorsement for the Wells Fargo Advantage(SM) Variable Annuity, the Wells Fargo Advantage(SM) Builder Variable Annuity and the American Express Signature Variable Annuity(R) (form 43413), filed electronically as Exhibit 4.4 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-72777 on form N-4, filed on or about July 8, 1999, is incorporated by reference.

4.20 Form of Benefit Protector(SM) Death Benefit Rider for the Wells Fargo Advantage(SM) Variable Annuity, the Wells Fargo Advantage(SM) Builder Variable Annuity and the American Express New Solutions (SM) Variable Annuity (form 271155), filed electronically as Exhibit 4.15 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 6 to Registration Statement No. 333-85567 on form N-4, filed on or about March 1, 2001, is incorporated by reference.

4.21   Form of Benefit  Protector(SM)  Plus Death Benefit Rider for the Wells
       Fargo  Advantage(SM)   Variable  Annuity,  the Wells  Fargo Advantage(SM)
       Builder Variable Annuity and the American Express New Solutions (SM) Variable Annuity (form 271156), filed electronically as Exhibit 4.16 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 6 to Registration Statement No. 333-85567 on form N-4, filed on or about March 1, 2001, is incorporated by reference.

4.22   Form of Maximum  Anniversary  Value Death  Benefit Rider for the American
       Express  New  Solutions (SM)  Variable   Annuity (form  240346),   filed
       electronically as Exhibit 4.3 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-92297, filed on or about February 11, 2000, is incorporated by reference.

5. Opinion of Counsel and consent to its use as to the securities being registered for the Wells Fargo Advantage(SM) Variable Annuity, the Wells Fargo Advantage(SM) Builder Variable Annuity, the American Express (R) Signature One Variable Annuity, American Express Signature Variable Annuity(R) and American Express New Solutions (SM) Variable Annuity, filed electronically herewith.

8.     Not applicable.

9.     Not applicable.

10.    Not applicable.

11.    Not applicable.

12.    Not applicable.

15.    Not applicable.

16.    Not applicable.

21.    Not applicable.

22.    Not applicable.

23.    Consent  of  Independent  Auditors, filed electronically herewith.

24. Power of Attorney to sign this Registration Statement, dated April 25, 2001, filed electronically as Exhibit 24 to Registrant's Post-Effective Amendment No. 7 to Registration Statement No. 333-86297 on form S-1, filed on or about April 26, 2001, is incorporated by reference.

25.    Not applicable.

26.    Not applicable.

27.    None.

Item 17. Undertakings

Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (iv)  Registrant   represents  that  it  is  relying  upon  the  no-action
            assurance given to the American Council of Life Insurance (pub. Avail. Nov. 28, 1998). Further, Registrant represents that it has complied with the provisions of paragraphs (1) - (4) of that no-action letter.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Enterprise Life Insurance Company, on behalf of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized in the City of Minneapolis, and State of Minnesota on the 13th day of July, 2001.

                                  American Enterprise MVA Account
                                  (Registrant)

                                  By American Enterprise Life Insurance Company

                                  By /s/ Carol A. Holton*
                                         Carol A. Holton
                                         President and Chief Executive Officer

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of July, 2001.

Signature                                               Title

/s/  Gumer C. Alvero*                     Director, Chairman of the Board and
     Gumer C. Alvero                      Executive Vice President - Annuities

/s/  Carol A. Holton*                     Director, Vice President and Chief
     Carol A. Holton                      Executive Officer

     Paul S. Mannweiler                   Director

/s/  Teresa J. Rasmussen*                 Director, Vice President, General
     Teresa J. Rasmussen                  Counsel and Secretary

/s/  Stuart A. Sedlacek*                  Executive Vice President
     Stuart A. Sedlacek

/s/  Philip C. Wentzel*                   Vice President and Controller
     Philip C. Wentzel

/s/  David L. Yowan*                      Vice President and Treasurer
     David L. Yowan



*Signed pursuant to Power of Attorney, dated April 25, 2001, filed electronically as Exhibit 24 to Registrant's Post-Effective Amendment No. 7 to Registration Statement No. 333-86297 on form S-1, filed on or about April 26, 2001, and incorporated by reference.




By:/s/ Mary Ellyn Minenko
       Mary Ellyn Minenko